MARQUIS FUNDS-REGISTERED TRADEMARK-

               Investment Adviser:
               FIRST NATIONAL BANK OF COMMERCE IN NEW ORLEANS

          -   GOVERNMENT SECURITIES FUND
          -   LOUISIANA TAX-FREE INCOME FUND
          -   STRATEGIC INCOME BOND FUND
          -   BALANCED FUND
          -   VALUE EQUITY FUND
          -   GROWTH EQUITY FUND
          -   SMALL CAP EQUITY FUND
          -   INTERNATIONAL EQUITY FUND

MARQUIS FUNDS-Registered Trademark- (the "Trust") is a mutual fund that offers a convenient and economical means of investing in one or more professionally managed portfolios of securities. This Prospectus offers Class A and Class B shares of the above funds (collectively, the "Funds" and each a "Fund"), each of which is a separate series of the Trust.

Class A shares are sold with a front-end sales load that will be reduced or waived in certain circumstances. Class B shares are sold subject to annual distribution and service fees and a contingent deferred sales charge that is eliminated five years after purchase, at which point the Class B shares automatically convert into Class A shares.

The Small Cap Equity Fund currently seeks to achieve its objective of capital appreciation by investing up to 100% of its assets in the Small Cap Growth Portfolio, a separate series of SEI Institutional Managed Trust ("SIMT"), an open-end management investment company advised by SEI Investments Management Corporation ("SIMC"), with an investment objective identical to, and investment policies and restrictions substantially similar to, those of the Small Cap Equity Fund. The performance of the Small Cap Equity Fund, therefore, will correspond directly to the performance of the Small Cap Growth Portfolio.

The International Equity Fund currently seeks to achieve its objective of long-term capital appreciation by investing up to 100% of its assets in the International Equity Portfolio, a separate series of SEI International Trust ("SIT"), an open-end management investment company advised by SIMC, with an investment objective identical to, and investment policies and restrictions substantially similar to, those of the International Equity Fund. The performance of the International Equity Fund, therefore, will correspond directly to the performance of the International Equity Portfolio.

This Prospectus sets forth concisely the information about the Funds and the Trust that a prospective investor should know before investing in any of the Funds. Investors are advised to read this Prospectus and retain it for future reference. A Statement of Additional Information dated February 1, 1998, as supplemented from time to time, has been filed with the Securities and Exchange Commission (the "SEC") and is available without charge by calling 1-800-471-1144. The Statement of Additional Information is incorporated into this Prospectus by reference.

THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND EXCHANGE COMMISSION NOR HAS THE SECURITIES AND EXCHANGE COMMISSION PASSED UPON THE ACCURACY OR ADEQUACY OF THIS PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

 THE TRUST'S SHARES ARE NOT DEPOSITS OR OBLIGATIONS OF, OR GUARANTEED OR ENDORSED BY ANY BANK, INCLUDING FIRST NATIONAL BANK OF COMMERCE IN NEW ORLEANS OR ANY OF ITS AFFILIATES OR CORRESPONDENTS, INCLUDING FIRST COMMERCE CORPORATION. THE TRUST'S SHARES ARE NOT FEDERALLY INSURED BY THE FEDERAL DEPOSIT INSURANCE CORPORATION, THE FEDERAL RESERVE BOARD OR ANY OTHER GOVERNMENT AGENCY. INVESTMENT IN THE SHARES INVOLVES RISK, INCLUDING POSSIBLE LOSS OF THE PRINCIPAL AMOUNT INVESTED.

FEBRUARY 1, 1998

2

                                    SUMMARY

      MARQUIS FUNDS-REGISTERED TRADEMARK- (THE "TRUST") IS AN OPEN-END MANAGEMENT INVESTMENT COMPANY PROVIDING A CONVENIENT WAY TO INVEST IN PROFESSIONALLY MANAGED PORTFOLIOS OF SECURITIES. THIS SUMMARY PROVIDES BASIC INFORMATION ABOUT THE CLASS A AND THE CLASS B SHARES OF THE TRUST'S GOVERNMENT SECURITIES FUND, LOUISIANA TAX-FREE INCOME FUND, STRATEGIC INCOME BOND FUND (THESE THREE, COLLECTIVELY, THE "FIXED INCOME FUNDS"), BALANCED FUND, VALUE EQUITY FUND, GROWTH EQUITY FUND, SMALL CAP EQUITY FUND AND INTERNATIONAL EQUITY FUND (THESE FIVE, COLLECTIVELY, THE "EQUITY FUNDS"). EACH FUND IS A SEPARATE SERIES OF THE TRUST.

      WHAT ARE THE INVESTMENT OBJECTIVES AND POLICIES OF EACH FUND? The GOVERNMENT SECURITIES FUND seeks to provide current income consistent with relative stability of capital by investing primarily in U.S. Government securities. The LOUISIANA TAX-FREE INCOME FUND seeks to provide a level of current income consistent with relative stability of capital by investing primarily in investment grade securities, the interest on which is exempt from federal income tax and Louisiana personal income taxes and is not a preference item for purposes of the alternative minimum tax. The STRATEGIC INCOME BOND FUND seeks to provide current income by investing primarily in investment grade fixed income securities. The BALANCED FUND seeks to provide capital appreciation and current income through the regular payment of dividends and interest by investing in a combination of equity, fixed income and money market instruments. The VALUE EQUITY FUND seeks to provide long-term capital appreciation by investing primarily in equity securities which have a low current valuation relative to various measures of intrinsic value. The GROWTH EQUITY FUND seeks to provide long-term capital appreciation by investing primarily in companies whose sales and earnings are expected to grow at an above average rate. The SMALL CAP EQUITY FUND seeks to provide long-term capital appreciation by investing up to 100% of its assets in Class A shares of the Small Cap Growth Portfolio of SIMT, which in turn invests primarily in equity securities of smaller growth companies (i.e., companies with equity market capitalizations of less than $1 billion at the time of purchase). The INTERNATIONAL EQUITY FUND seeks to provide long-term capital appreciation by investing up to 100% of its assets in Class A shares of the International Equity Portfolio of SIT, which in turn invests primarily in a diversified portfolio of equity securities of non-U.S. issuers. There can be no assurance that any Fund will achieve its investment objective.

      WHAT ARE THE RISKS INVOLVED WITH AN INVESTMENT IN THE FUNDS? The investment policies of each Fund entail certain risks and considerations of which an investor should be aware. Values of fixed income securities and, correspondingly, share prices of Funds invested in such securities, tend to vary inversely with interest rates and may be affected by other market and economic factors as well. The Louisiana Tax-Free Income Fund, which is a non-diversified fund, will invest primarily in Louisiana municipal securities. The Fixed Income Funds and the Balanced Fund may also invest in securities that have speculative characteristics. The Balanced, Value Equity and Growth Equity Funds may purchase equity securities that are volatile and may fluctuate in value more than other types of investments. The Small Cap Equity Fund and the International Equity Fund (together, the "Feeder Funds") are currently "feeder" funds in separate Corporate Master-Feeder-TM-structures. That is, the Small Cap Equity Fund and International Equity Fund each invest in another open-end management investment company and hold, as their only investment securities, shares of a single "master" fund, in this case, the Small Cap Growth Portfolio and the International Equity Portfolio (together, the "Portfolios"), respectively.

      ARE MY INVESTMENTS INSURED? Any guaranty by the U.S. Government, its agencies or instrumentalities of the securities in which any Fund invests guarantees only the payment of principal and interest on the guaranteed security and does not guarantee the yield or value of the security or the yield or value of shares of that Fund. The Trust's shares are not federally insured by the FDIC or any other government agency.

      For more information about each Fund, see "Investment Objectives and Policies," "General Investment Policies" and "Description of Permitted Investments and Risk Factors."

3

      WHO IS THE ADVISER? The Trust Group of First National Bank of Commerce in New Orleans (the "Adviser") serves as the Adviser to each Fund. With respect to the Small Cap Equity Fund and the International Equity Fund, the Adviser invests in a "master" fund, cash and other non-investment securities and monitors the performance of SIMC as the manager of the Small Cap Growth Portfolio and the International Equity Portfolio. See "Expense Summary" and "The Adviser."

      WHO IS THE ADMINISTRATOR? SEI Fund Resources serves as the administrator of the Trust. See "Expense Summary" and "The Administrator."

      WHO IS THE TRANSFER AGENT? DST Systems, Inc. serves as transfer agent, dividend disbursing agent and shareholder servicing agent for the Trust. See "The Shareholder Servicing Agent and Transfer Agent."

      WHO IS THE DISTRIBUTOR? SEI Investments Distribution Co. (the "Distributor") serves as distributor of the Trust's shares. See "The Distributor."

      HOW DO I PURCHASE SHARES? Purchases and redemptions may be made through the Transfer Agent or financial institutions, including the Adviser, that provide distribution assistance or shareholder services to the Trust on any day when the New York Stock Exchange is open for business (a "Business Day"). A purchase order will be effective as of the Business Day received by the Transfer Agent if the Transfer Agent receives an order and payment with readily available funds prior to the close of regular trading on the New York Stock Exchange (normally, 3:00 p.m., Central Time). To purchase shares by wire, you must first call 1-800-471-1144. Redemption orders are effected at the net asset value per share next determined after receipt of a valid request for redemption, reduced by any applicable contingent deferred sales charge. The Funds also offer both an Automatic Investment Plan and a Systematic Withdrawal Plan. The purchase and redemption price for shares is the net asset value per share determined as of the end of the day the order is effective. The Funds offer two classes of shares to the general public:
  Class A shares and Class B shares.

      CLASS A SHARES are offered at net asset value per share plus a maximum initial sales charge of 3.50%. Certain purchases of Class A shares qualify for waived or reduced initial sales charges. Class A shares of the Funds are generally not subject to sales charges at the time of redemption and are not assessed any annual distribution fees.

      CLASS B SHARES are offered at net asset value per share and are subject to a maximum contingent deferred sales charge of 3.50% of redemption proceeds during the first year, declining each year thereafter and reaching 0% after the fifth year. Class B shares of the Funds pay annual distribution and service fees of .75% of their average daily net assets. Class B shares convert automatically to Class A shares five years after the beginning of the calendar month in which the shareholder's purchase order was accepted. For more information on Class A and Class B shares, see "How to Purchase Shares," "Alternative Sales Charge Options" and "The Distributor."

      HOW ARE DIVIDENDS PAID? Substantially all of the net investment income (exclusive of capital gains) of each Fund is distributed in the form of periodic dividends. Any net realized capital gain is distributed at least annually. Distributions are paid in additional shares unless the shareholder elects to take the payment in cash. See "Dividends."

4

                                EXPENSE SUMMARY

SHAREHOLDER TRANSACTION EXPENSES                                         CLASS A

                                                                                                         ALL FUNDS
-------------------------------------------------------------------------------------------------------------------
Maximum Sales Load Imposed on Purchases (as a percentage of offering price)...........................        3.50%
Maximum Sales Load Imposed on Reinvested Dividends (as a percentage of offering price)................        None
*Maximum Contingent Deferred Sales Charge (as a percentage of original purchase price or redemption
  proceeds, as applicable)............................................................................         None
Wire Redemption Fee...................................................................................          $25
Exchange Fee..........................................................................................         None
-------------------------------------------------------------------------------------------------------------------
-------------------------------------------------------------------------------------------------------------------

* A redemption charge of 1.00% will be assessed against the proceeds of any redemption request relating to Class A shares of the Funds that were purchased without a sales charge in reliance upon the waiver accorded to purchases in the amount of $1 million or more, but only where such redemption request is made within 1 year of the date the shares were purchased. See "Alternative Sales Charge Options -- Class A Shares."

ANNUAL OPERATING EXPENSES                                                CLASS A

(as a percentage of average net assets)

                                     GOVERNMENT         LOUISIANA          STRATEGIC                     VALUE       GROWTH
                                     SECURITIES      TAX-FREE INCOME      INCOME BOND      BALANCED      EQUITY      EQUITY
-----------------------------------------------------------------------------------------------------------------------------
Management Fees (after fee
  waivers) (1)...................          .51%               .35%              .31%            .71%         .74%        .72%
12b-1 Fees.......................         None               None              None            None         None        None
Other Expenses (after expense
  reimbursements) (1)............          .19%               .30%              .59%            .19%         .26%        .28%
-----------------------------------------------------------------------------------------------------------------------------
Total Operating Expenses (after
  fee waivers) (2)...............          .70%               .65%              .90%            .90%        1.00%       1.00%
-----------------------------------------------------------------------------------------------------------------------------
-----------------------------------------------------------------------------------------------------------------------------

(1) The Adviser has voluntarily agreed to waive its fee, and the Administrator has voluntarily agreed to reimburse Other Expenses, to the extent necessary to keep Total Operating Expenses from exceeding .70% for the Government Securities Fund, .65% for the Louisiana Tax-Free Income Fund, .90% for the Strategic Income Bond Fund, .90% for the Balanced Fund, 1.00% for the Value Equity Fund and 1.00% for the Growth Equity Fund. The Adviser and Administrator each reserves the right to terminate its waiver or reimbursement, respectively, at any time in its sole discretion. Absent such waivers, Management Fees would be as follows: Government Securities Fund -- .55%; Louisiana Tax-Free Income Fund -- .35%; Strategic Income Bond Fund -- .74%; Balanced Fund -- .74%, Value Equity Fund -- .74% and Growth Equity Fund -- .74%. Absent expense reimbursements, Other Expenses would be as follows: Government Securities Fund -- .21%; Louisiana Tax-Free Income Fund -- .30%; Strategic Income Bond Fund -- .69%; Balanced Fund -- .22%; Value Equity Fund -- .26%; and Growth Equity Fund -- .30%.

(2) Absent the Adviser's voluntary fee waiver and the Administrator's voluntary fee reimbursement, Total Operating Expenses for Class A shares would be as follows: Government Securities Fund -- .76%; Louisiana Tax-Free Income Fund -- .65%; Strategic Income Bond Fund -- 1.43%; Balanced Fund -- .96%; Value Equity Fund -- 1.00%; and Growth Equity Fund -- 1.04%.

5

ANNUAL OPERATING EXPENSES                                                CLASS A

(As a percentage of average net assets)

                                                                                           SMALL CAP        INTERNATIONAL
                                                                                          EQUITY FUND       EQUITY FUND
------------------------------------------------------------------------------------------------------------------------
Management Fees (after fee waivers) (1)..............................................        1.19%             1.05%
12b-1 Fees...........................................................................         None              None
Other Expenses (after fee reimbursements) (1)(2).....................................         .11%              .50%
------------------------------------------------------------------------------------------------------------------------
Total Operating Expenses (after fee waivers) (1)(3)..................................        1.30%             1.55%
------------------------------------------------------------------------------------------------------------------------
------------------------------------------------------------------------------------------------------------------------

(1) Management Fees include fees at the "master" level of 1.00% and .86% for the Small Cap Growth Portfolio and the International Equity Portfolio, respectively, and fees at the "feeder" level of .19% and .19% for the Small Cap Equity Fund and the International Equity Fund, respectively. The Adviser has voluntarily agreed to waive its fee, and the Administrator has voluntarily agreed to reimburse Other Expenses, to the extent necessary to keep the Total Operating Expenses at the feeder level from exceeding .20% for the Small Cap Equity Fund and .27% for the International Equity Fund. The Adviser and the Administrator each reserves the right to terminate its waiver or reimbursement, respectively, at any time in its sole discretion. Absent such waiver, Management Fees at the feeder level would be .40% for the Small Cap Equity Fund and .40% for the International Equity Fund. Absent such reimbursements, Other Expenses at the feeder level for the Small Cap Equity Fund and International Equity Fund would be 2.46% and 1.81%, respectively. Absent the master fund adviser's voluntary fee waivers, which may be terminated at any time in its sole discretion, Management Fees at the master level would be .96% for the International Equity Portfolio.
(2) Other Expenses include expenses at the "master" level of .10% and .42% for the Small Cap Growth Portfolio and the International Equity Portfolio, respectively, and expenses at the "feeder" level of .01% and .08% for the Small Cap Equity Fund and the International Equity Fund, respectively. The Distributor has waived, on a voluntary basis, all or a portion of its shareholder servicing fee at the master level with respect to the Portfolios, and the Other Expenses shown reflect this waiver. The Distributor reserves the right to terminate its waiver at any time in its sole discretion. Absent such waivers, Other Expenses of the Small Cap Growth Portfolio and International Equity Portfolio at the master level would be .32% and .42%, respectively.
(3) Absent the master fund adviser's voluntary fee waivers, the Adviser's voluntary fee waivers and the Administrator's voluntary reimbursements, Total Operating Expenses would be as follows: Small Cap Equity Fund -- 4.18%; and International Equity Fund -- 3.59%.

The Trustees believe that, because of the resultant economies of scale and associated decreased expenses, the aggregate per share expenses of both the Small Cap Equity Fund and International Equity Fund together with those of the corresponding Portfolio will be approximately equal to the expenses the respective Fund would incur if it invested directly in securities in which the corresponding Portfolio invests.

EXAMPLE

---------------------------------------------------------------------------------------------------
                                                                  1 YR.   3 YRS.   5 YRS.   10 YRS.
---------------------------------------------------------------------------------------------------
You would pay the following expenses on a $1,000 investment in
  Class A shares assuming (1) imposition of the maximum sales load; (2) 5% annual return and (3) redemption at the end of each time period:
    Government Securities Fund..................................   $42     $57      $73      $119
    Louisiana Tax-Free Income Fund..............................   $41     $55      $70      $113
    Strategic Income Bond Fund..................................   $44     $63      N/A       N/A
    Balanced Fund...............................................   $44     $63      $83      $142
    Value Equity Fund...........................................   $45     $66      $88      $153
    Growth Equity Fund..........................................   $45     $66      $88      $153
    Small Cap Equity Fund.......................................   $48     $75      N/A       N/A
    International Equity Fund...................................   $50     $82      N/A       N/A
---------------------------------------------------------------------------------------------------
---------------------------------------------------------------------------------------------------

THE EXAMPLE SHOULD NOT BE CONSIDERED A REPRESENTATION OF PAST OR FUTURE EXPENSES. ACTUAL EXPENSES MAY BE GREATER OR LESS THAN THOSE SHOWN. BECAUSE THE STRATEGIC INCOME BOND, SMALL CAP EQUITY AND INTERNATIONAL EQUITY FUNDS RECENTLY COMMENCED OPERATIONS, EXPENSES HAVE NOT BEEN ESTIMATED BEYOND THE THREE YEAR PERIOD SHOWN.

The purpose of the foregoing table and example is to assist the investor in understanding the various costs and expenses that may be directly or indirectly borne by investors in Class A shares of the Funds. Shareholders purchasing shares through a financial institution may be charged additional account fees by that institution. The information set forth in the foregoing table and example relates only to Class A shares. Additional information may be found under "The Adviser," "The Administrator" and "The Distributor."

The rules of the Securities and Exchange Commission require that the maximum sales charge be reflected in the above table. However, certain investors may qualify for reduced sales charges. See "Alternative Sales Charge Options -- Class A Shares."

6

SHAREHOLDER TRANSACTION EXPENSES                                         CLASS B

                                                                                                        ALL FUNDS
------------------------------------------------------------------------------------------------------------------
Maximum Sales Load Imposed on Purchases (as a percentage of offering price)...........................        None
Maximum Sales Load Imposed on Reinvested Dividends (as a percentage of offering price)................        None
Maximum Contingent Deferred Sales Charge (as a percentage of original purchase price or redemption
  proceeds, as applicable)............................................................................       3.50%
Wire Redemption Fee...................................................................................         $25
Exchange Fee..........................................................................................        None
------------------------------------------------------------------------------------------------------------------
------------------------------------------------------------------------------------------------------------------

ANNUAL OPERATING EXPENSES                                                CLASS B

(as a percentage of average net assets)

                                                                                 STRATEGIC
                                           GOVERNMENT          LOUISIANA        INCOME BOND                    VALUE
                                           SECURITIES       TAX-FREE INCOME        FUND         BALANCED       EQUITY
-----------------------------------------------------------------------------------------------------------------------
Management Fees (after
  fee waivers) (1).....................          .51%               .35%              .31%           .71%          .74%
12b-1 Fees.............................          .75%               .75%              .75%           .75%          .75%
Other Expenses (after expense
  reimbursements) (1)..................          .19%               .30%              .59%           .19%          .26%
-----------------------------------------------------------------------------------------------------------------------
Total Operating Expenses (after fee
  waivers) (2).........................         1.45%              1.40%             1.65%          1.65%         1.75%
-----------------------------------------------------------------------------------------------------------------------
-----------------------------------------------------------------------------------------------------------------------

                                            GROWTH
                                            EQUITY
---------------------------------------
Management Fees (after
  fee waivers) (1).....................         .72%
12b-1 Fees.............................         .75%
Other Expenses (after expense
  reimbursements) (1)..................         .28%
---------------------------------------
Total Operating Expenses (after fee
  waivers) (2).........................        1.75%
---------------------------------------
---------------------------------------

(1) The Adviser has voluntarily agreed to waive its fee, and the Administrator has voluntarily agreed to reimburse Other Expenses, to the extent necessary to keep Total Operating Expenses from exceeding 1.45% for the Government Securities Fund, 1.40% for the Louisiana Tax-Free Income Fund, 1.65% for the Strategic Income Bond Fund, 1.65% for the Balanced Fund, 1.75% for the Value Equity Fund, and 1.75% for the Growth Equity Fund. The Adviser and Administrator each reserves the right to terminate its waiver or reimbursement, respectively, at any time in its sole discretion. Absent such waivers, Management Fees would be as follows: Government Securities Fund -- .55%; Louisiana Tax-Free Income Fund -- .35%; Strategic Income Bond Fund -- .74%; Balanced Fund -- .74%, Value Equity Fund -- .74% and Growth Equity Fund --.74%. Absent expense reimbursements, Other Expenses would be as follows: Government Securities Fund -- .21%; Louisiana Tax-Free Income Fund -- .30%; Strategic Income Bond Fund -- .69%; Balanced Fund -- .22%; Value Equity Fund -- .26%; and Growth Equity Fund -- .30%.

(2) Absent the Adviser's voluntary fee waiver and the Administrator's voluntary fee reimbursement, Total Operating Expenses for Class B shares would be as follows: Government Securities Fund -- 1.51%; Louisiana Tax-Free Income Fund -- 1.40%; Strategic Income Bond Fund -- 2.13%; Balanced Fund -- 1.71%; Value Equity Fund -- 1.75%; and Growth Equity Fund -- 1.79%.

7

ANNUAL OPERATING EXPENSES                                                CLASS B

(as a percentage of average net assets)

                                                                                          SMALL CAP      INTERNATIONAL
                                                                                         EQUITY FUND      EQUITY FUND
-----------------------------------------------------------------------------------------------------------------------
Management Fees (after fee waivers) (1)..............................................         1.19%            1.05%
12b-1 Fees...........................................................................          .75%             .75%
Other Expenses (after fee reimbursements) (1)(2).....................................          .11%             .50%
-----------------------------------------------------------------------------------------------------------------------
Total Operating Expenses (after fee waivers) (1)(3)..................................         2.05%            2.30%
-----------------------------------------------------------------------------------------------------------------------
-----------------------------------------------------------------------------------------------------------------------

(1) Management Fees include fees at the "master" level of 1.00% and .86% for the Small Cap Growth Portfolio and the International Equity Portfolio, respectively, and fees at the "feeder" level of .19% and .19% for the Small Cap Equity Fund and the International Equity Fund, respectively. The Adviser has voluntarily agreed to waive its fee, and the Administrator has voluntarily agreed to reimburse Other Expenses, to the extent necessary to keep the Total Operating Expenses at the feeder level from exceeding .95% for the Small Cap Equity Fund and 1.02% for the International Equity Fund. The Adviser and the Administrator each reserves the right to terminate its waiver or reimbursement, respectively, at any time in its sole discretion. Absent such waiver, Management Fees at the feeder level would be .40% for both the Small Cap Equity Fund and the International Equity Fund. Absent such reimbursements, Other Expenses at the feeder level for the Small Cap Equity Fund and International Equity Fund would be 2.46% and 1.81%, respectively. Absent the master fund adviser's voluntary fee waivers, which may be terminated at any time in its sole discretion, Management Fees at the master level would be .96% for the International Equity Portfolio.

(2) Other Expenses include expenses at the "master" level of .10% and .42% for the Small Cap Growth Portfolio and the International Equity Portfolio, respectively, and expenses at the "feeder" level of .01% and .08% for the Small Cap Equity Fund and the International Equity Fund, respectively. The Distributor has waived, on a voluntary basis, all or a portion of its shareholder servicing fee at the master level with respect to the Portfolios and the Other Expenses shown reflect this waiver. The Distributor reserves the right to terminate its waiver at any time in its sole discretion. Absent such waivers, Other Expenses of the Small Cap Growth Portfolio and International Equity Portfolio at the master level would be .32% and .42%, respectively.

(3) Absent the master fund adviser's voluntary fee waivers, the Adviser's voluntary fee waivers and the Administrator's voluntary reimbursements, Total Operating Expenses would be as follows: Small Cap Equity Fund -- 4.93%; and International Equity Fund -- 4.34%.

8

EXAMPLE

-----------------------------------------------------------------------------------
                                                    1       3        5        10
                                                  YEAR    YEARS    YEARS    YEARS*
-----------------------------------------------------------------------------------
You would pay the following expenses on a $1,000
  investment in Class B shares assuming (1)
  deduction of the maximum contingent deferred
  sales charge applicable and (2) 5% annual
  return:
    Government Securities Fund
      Assuming a complete redemption at end of
        period..................................   $50     $66      $ 84     $125
      Assuming no redemptions...................   $15     $46      $ 79     $125
    Louisiana Tax-Free Income Fund
      Assuming a complete redemption at end of
        period..................................   $49     $64      $ 82     $119
      Assuming no redemptions...................   $14     $44      $ 77     $119
    Strategic Income Bond Fund
      Assuming a complete redemption at end of
        period..................................   $52     $72       N/A      N/A
      Assuming no redemptions...................   $17     $52       N/A      N/A
    Balanced Fund
      Assuming a complete redemption at end of
        period..................................   $52     $72      $ 95     $147
      Assuming no redemptions...................   $17     $52      $ 90     $147
    Value Equity Fund
      Assuming a complete redemption at end of
        period..................................   $53     $75      $100     $159
      Assuming no redemptions...................   $18     $55      $ 95     $159
    Growth Equity Fund
      Assuming a complete redemption at end of
        period..................................   $53     $75      $100     $159
      Assuming no redemptions...................   $18     $55      $ 95     $159
    Small Cap Equity Fund
      Assuming a complete redemption at end of
        period..................................   $56     $84       N/A      N/A
      Assuming no redemptions...................   $21     $64       N/A      N/A
    International Equity Fund
      Assuming a complete redemption at end of
        period..................................   $58     $92       N/A      N/A
      Assuming no redemptions...................   $23     $72       N/A      N/A
-----------------------------------------------------------------------------------
-----------------------------------------------------------------------------------

THE EXAMPLE SHOULD NOT BE CONSIDERED A REPRESENTATION OF PAST OR FUTURE EXPENSES. ACTUAL EXPENSES MAY BE GREATER OR LESS THAN THOSE SHOWN. BECAUSE THE STRATEGIC INCOME BOND, SMALL CAP EQUITY AND INTERNATIONAL EQUITY FUNDS RECENTLY COMMENCED OPERATIONS, EXPENSES HAVE NOT BEEN ESTIMATED BEYOND THE THREE YEAR PERIOD SHOWN.

* Class B shares automatically convert to Class A shares after 5 years.

The purpose of the foregoing table and example is to assist the investor in understanding the various costs and expenses that may be directly or indirectly borne by investors in Class B shares of the Funds. The information set forth in the foregoing table and example relates only to Class B shares.

Additional information may be found under "The Adviser," "The Administrator" and "The Distributor."

Long-term Class B shareholders may eventually pay more than the economic equivalent of the maximum front-end sales charges otherwise permitted by National Association of Securities Dealers, Inc.'s Conduct Rules.

9

FINANCIAL HIGHLIGHTS

The following financial highlights for a share outstanding throughout each period ended September 30 have been audited by Arthur Andersen LLP, independent public accountants, whose report thereon was unqualified. This information should be read in conjunction with the Trust's financial statements and notes thereto which are incorporated by reference into the Statement of Additional Information under the heading "Financial Information." Additional performance information is set forth in the Trust's 1997 Annual Report to Shareholders and is available upon request and without charge by calling 1-800-471-1144.

For a Class A Share Outstanding Throughout each Period ended September 30,

                                                               REALIZED
                                                                 AND                                         NET
                                    NET ASSET                 UNREALIZED   DISTRIBUTIONS                    ASSET
                                      VALUE         NET        GAINS OR       FROM NET     DISTRIBUTIONS    VALUE
                                    BEGINNING   INVESTMENT   (LOSSES) ON     INVESTMENT     FROM CAPITAL   END OF    TOTAL
                                    OF PERIOD     INCOME     INVESTMENTS       INCOME          GAINS       PERIOD   RETURN+
----------------------------------------------------------------------------------------------------------------------------
GOVERNMENT SECURITIES FUND--CLASS A
----------------------------------------------------------------------------------------------------------------------------
1997...............................  $  9.71      $  0.55      $   0.23       $   (0.55)             --    $ 9.94      8.22%
1996...............................     9.87         0.55         (0.16)          (0.55)             --      9.71      4.10
1995...............................     9.41         0.54          0.46           (0.54)             --      9.87     10.84
1994(1)............................    10.00         0.43         (0.59)          (0.43)             --      9.41     (1.66)
----------------------------------------------------------------------------------------------------------------------------
LOUISIANA TAX-FREE INCOME
 FUND--CLASS A
----------------------------------------------------------------------------------------------------------------------------
1997...............................  $  9.79      $  0.43      $   0.32       $   (0.43)             --    $10.11      7.77%
1996...............................     9.79         0.42            --           (0.42)             --      9.79      4.48
1995...............................     9.38         0.42          0.41           (0.42)             --      9.79      9.01
1994(2)............................    10.00         0.36         (0.62)          (0.36)             --      9.38     (2.68)
----------------------------------------------------------------------------------------------------------------------------
STRATEGIC INCOME BOND FUND--CLASS A
----------------------------------------------------------------------------------------------------------------------------
1997(3)............................  $ 10.00      $  0.39      $   0.14       $   (0.39)             --    $10.14      8.26%*
----------------------------------------------------------------------------------------------------------------------------
BALANCED FUND--CLASS A
----------------------------------------------------------------------------------------------------------------------------
1997...............................  $ 11.31      $  0.36      $   2.44       $   (0.36)      $   (0.50)   $13.25     26.10%
1996...............................    10.87         0.38          0.59           (0.38)          (0.15)    11.31      9.11
1995...............................     9.59         0.37          1.28           (0.37)             --     10.87     17.58
1994(1)............................    10.00         0.31         (0.41)          (0.31)             --      9.59     (1.02)
----------------------------------------------------------------------------------------------------------------------------
VALUE EQUITY FUND--CLASS A
----------------------------------------------------------------------------------------------------------------------------
1997...............................  $ 12.93      $  0.19      $   5.32       $   (0.19)      $   (0.81)   $17.44     45.27%
1996...............................    11.81         0.25          1.30           (0.25)          (0.18)    12.93     13.38
1995...............................     9.65         0.24          2.16           (0.24)             --     11.81     25.13
1994(1)............................    10.00         0.18         (0.35)          (0.18)             --      9.65     (1.64)
----------------------------------------------------------------------------------------------------------------------------
GROWTH EQUITY FUND--CLASS A
----------------------------------------------------------------------------------------------------------------------------
1997...............................  $ 12.10      $  0.06      $   3.71       $   (0.06)             --    $15.81     31.25%
1996(4)............................    11.00         0.05          1.10           (0.05)             --     12.10     10.46
----------------------------------------------------------------------------------------------------------------------------
SMALL CAP EQUITY FUND--CLASS A
----------------------------------------------------------------------------------------------------------------------------
1997(3)............................  $ 10.00      $ (0.01)     $   2.22              --              --    $12.21     33.61%*
----------------------------------------------------------------------------------------------------------------------------
INTERNATIONAL EQUITY FUND--CLASS A
----------------------------------------------------------------------------------------------------------------------------
1997(3)............................  $ 10.00      $ (0.01)     $   0.99              --              --    $10.98     14.90%*
----------------------------------------------------------------------------------------------------------------------------

                                                                                       RATIO OF
                                                                          RATIO OF        NET
                                                                          EXPENSES    INVESTMENT
                                                RATIO OF     RATIO OF        TO        INCOME TO
                                      NET       EXPENSES        NET        AVERAGE      AVERAGE
                                     ASSETS        TO       INVESTMENT       NET          NET
                                      END        AVERAGE     INCOME TO     ASSETS       ASSETS     PORTFOLIO    AVERAGE
                                   OF PERIOD       NET        AVERAGE    (EXCLUDING   (EXCLUDING   TURNOVER   COMMISSION
                                     (000)       ASSETS     NET ASSETS    WAIVERS)     WAIVERS)      RATE       RATE**
-------------------------------------------------------------------------------------------------------------------------

GOVERNMENT SECURITIES FUND--CLASS A
-------------------------------------------------------------------------------------------------------------------------

1997...............................$149,022         0.70%        5.54%        0.76%        5.48%      11.88%      N/A
1996............................... 160,317         0.70         5.53         0.79         5.44       22.80       N/A
1995............................... 124,404         0.70         5.63         0.84         5.49       18.33       N/A
1994(1)............................  97,562         0.70         4.43         0.90         4.23       37.80       N/A
-------------------------------------------------------------------------------------------------------------------------

LOUISIANA TAX-FREE INCOME
 FUND--CLASS A
-------------------------------------------------------------------------------------------------------------------------

1997...............................$ 38,471         0.61%        4.35%        0.65%        4.31%       0.77%      N/A
1996...............................  20,937         0.65         4.38         0.75         4.28        8.26       N/A
1995...............................  11,705         0.65         4.51         0.95         4.21        2.31       N/A
1994(2)............................   6,971         0.65         4.10         1.72         3.03       30.31       N/A
-------------------------------------------------------------------------------------------------------------------------

STRATEGIC INCOME BOND FUND--CLASS A
-------------------------------------------------------------------------------------------------------------------------

1997(3)............................$ 15,562         0.90%*       6.22%*       1.43%*       5.69%*      1.34%        N/A
-------------------------------------------------------------------------------------------------------------------------

BALANCED FUND--CLASS A
-------------------------------------------------------------------------------------------------------------------------

1997...............................$134,941         0.90%        3.05%*       0.96%        2.99%      40.97%    $ .0796
1996............................... 114,384         0.89         3.53         1.01         3.41       57.22       .0794
1995...............................  87,076         0.85         3.70         1.04         3.51       55.06       N/A
1994(1)............................  71,379         0.85         3.18         1.14         2.89       64.09       N/A
-------------------------------------------------------------------------------------------------------------------------

VALUE EQUITY FUND--CLASS A
-------------------------------------------------------------------------------------------------------------------------

1997...............................$134,117         1.00%        1.33%        1.00%        1.33%      97.91%    $ .0798
1996...............................  93,508         0.97         2.12         1.02         2.07       95.93       .0795
1995...............................  58,854         0.90         2.40         1.07         2.23       97.88       N/A
1994(1)............................  41,922         0.90         1.95         1.17         1.68      161.42       N/A
-------------------------------------------------------------------------------------------------------------------------

GROWTH EQUITY FUND--CLASS A
-------------------------------------------------------------------------------------------------------------------------

1997...............................$ 31,608         1.00%        0.46%        1.04%        0.42%      65.12%    $ .0799
1996(4)............................  18,400         1.00*        0.73*        1.12*        0.61*      91.09*      .0797
-------------------------------------------------------------------------------------------------------------------------

SMALL CAP EQUITY FUND--CLASS A
-------------------------------------------------------------------------------------------------------------------------

1997(3)............................$  3,616         0.20%*      (0.20)%*      1.79%*      (1.79)%*    29.56%        N/A
-------------------------------------------------------------------------------------------------------------------------

INTERNATIONAL EQUITY FUND--CLASS A
-------------------------------------------------------------------------------------------------------------------------

1997(3)............................$  3,435         0.27%*      (0.27)%*      2.21%*      (2.21)%*     4.69%        N/A
-------------------------------------------------------------------------------------------------------------------------


+   Total Return does not reflect sales load on Class A shares.
*  Annualized.
** Average commission rate paid for security purchases and sales during the period. Presentation of the rate is only required for fiscal years beginning after September 1, 1995.
(1) Commenced operations on October 22, 1993.
(2) Commenced operations on November 22, 1993.
(3) Commenced operations on January 31, 1997.
(4) Commenced operations on March 1, 1996.

10

FINANCIAL HIGHLIGHTS

The following financial highlights for a share outstanding throughout each period ended September 30 have been audited by Arthur Andersen LLP, independent public accountants, whose report thereon was unqualified. This information should be read in conjunction with the Trust's financial statements and notes thereto which are incorporated by reference into the Statement of Additional Information under the heading "Financial Information." Additional performance information is set forth in the Trust's 1997 Annual Report to Shareholders and is available upon request and without charge by calling 1-800-471-1144.

For a Class B Share Outstanding Throughout each Period ended September 30,

                                                                      REALIZED
                                                                         AND
                                              NET ASSET              UNREALIZED   DISTRIBUTIONS
                                                VALUE       NET       GAINS OR      FROM NET     DISTRIBUTIONS  NET ASSET
                                              BEGINNING  INVESTMENT  (LOSSES) ON   INVESTMENT    FROM CAPITAL   VALUE END  TOTAL
                                              OF PERIOD    INCOME    INVESTMENTS     INCOME          GAINS      OF PERIOD  RETURN+
---------------------------------------------------------------------------------------------------------------------------------
GOVERNMENT SECURITIES FUND--CLASS B
---------------------------------------------------------------------------------------------------------------------------------
1997.........................................  $ 9.76      $0.47       $ 0.24        $(0.48)            --       $ 9.99     7.40%
1996.........................................    9.92       0.46        (0.15)        (0.47)            --         9.76     3.23
1995.........................................    9.46       0.46         0.47         (0.47)            --         9.92    10.10
1994(1)......................................   10.04       0.31        (0.58)        (0.31)            --         9.46    (2.84)*
---------------------------------------------------------------------------------------------------------------------------------
LOUISIANA TAX-FREE INCOME FUND--CLASS B
---------------------------------------------------------------------------------------------------------------------------------
1997.........................................  $ 9.79      $0.34       $ 0.33        $(0.35)            --       $10.11     6.99%
1996.........................................    9.79       0.35           --         (0.35)            --         9.79     3.60
1995.........................................    9.39       0.35         0.40         (0.35)            --         9.79     8.21
1994(2)......................................    9.87       0.27        (0.48)        (0.27)            --         9.39    (2.58)*
---------------------------------------------------------------------------------------------------------------------------------
STRATEGIC INCOME BOND FUND--CLASS B
---------------------------------------------------------------------------------------------------------------------------------
1997(3)......................................  $10.00      $0.33       $ 0.16        $(0.35)            --       $10.14     7.57%*
---------------------------------------------------------------------------------------------------------------------------------
BALANCED FUND--CLASS B
---------------------------------------------------------------------------------------------------------------------------------
1997.........................................  $11.37      $0.26       $ 2.47        $(0.28)        $(0.50)      $13.32    25.19%
1996.........................................   10.93       0.30         0.59         (0.30)         (0.15)       11.37     8.30
1995.........................................    9.64       0.30         1.29         (0.30)            --        10.93    16.75
1994(1)......................................   10.03       0.18        (0.39)        (0.18)            --         9.64    (2.24)*
---------------------------------------------------------------------------------------------------------------------------------
VALUE EQUITY FUND--CLASS B
---------------------------------------------------------------------------------------------------------------------------------
1997.........................................  $12.97      $0.09       $ 5.34        $(0.09)        $(0.81)      $17.50    44.31%
1996.........................................   11.86       0.17         1.29         (0.17)         (0.18)       12.97    12.49
1995.........................................    9.70       0.15         2.17         (0.16)            --        11.86    24.17
1994(1)......................................    9.95       0.08        (0.25)        (0.08)            --         9.70    (1.82)*
---------------------------------------------------------------------------------------------------------------------------------
GROWTH EQUITY FUND--CLASS B
---------------------------------------------------------------------------------------------------------------------------------
1997.........................................  $12.07      $0.03       $ 3.64            --             --       $15.74    30.41%
1996(4)......................................   11.14       0.01         0.93         (0.01)            --        12.07     8.48
---------------------------------------------------------------------------------------------------------------------------------
SMALL CAP EQUITY FUND--CLASS B
---------------------------------------------------------------------------------------------------------------------------------
1997(3)                                        $10.00      $(0.02)     $ 2.18            --             --       $12.16    32.85%*
---------------------------------------------------------------------------------------------------------------------------------
INTERNATIONAL EQUITY FUND--CLASS B
---------------------------------------------------------------------------------------------------------------------------------
1997(3)                                        $10.00      $(0.03)     $ 0.97            --             --       $10.94    14.30%*
---------------------------------------------------------------------------------------------------------------------------------

                                                                                           RATIO OF
                                                                   RATIO OF                  NET
                                                        RATIO OF     NET       RATIO OF   INVESTMENT
                                                NET     EXPENSES  INVESTMENT   EXPENSES   INCOME TO
                                              ASSETS       TO       INCOME    TO AVERAGE   AVERAGE
                                              END OF    AVERAGE       TO      NET ASSETS  NET ASSETS  PORTFOLIO  AVERAGE
                                              PERIOD      NET      AVERAGE    (EXCLUDING  (EXCLUDING  TURNOVER  COMMISSION
                                               (000)     ASSETS   NET ASSETS   WAIVERS)    WAIVERS)     RATE      RATE**
--------------------------------------------------------------------------------------------------------------------------

GOVERNMENT SECURITIES FUND--CLASS B
--------------------------------------------------------------------------------------------------------------------------

1997......................................... $1,062      1.45%      4.81%       1.51%       4.75%      11.88%     N/A
1996.........................................    523      1.45       4.81        1.54        4.72       22.80      N/A
1995.........................................    244      1.45       4.86        1.59        4.72       18.33      N/A
1994(1)......................................    147      1.45*      3.88*       1.69*       3.64*      37.80      N/A
--------------------------------------------------------------------------------------------------------------------------

LOUISIANA TAX-FREE INCOME FUND--CLASS B
--------------------------------------------------------------------------------------------------------------------------

1997......................................... $1,137      1.36%      3.61%       1.40%       3.57%       0.77%     N/A
1996.........................................    727      1.40       3.62        1.50        3.52        8.26      N/A
1995.........................................    567      1.40       3.77        1.70        3.47        2.31      N/A
1994(2)......................................    601      1.40*      3.35*       2.47*       2.28*      30.31      N/A
--------------------------------------------------------------------------------------------------------------------------

STRATEGIC INCOME BOND FUND--CLASS B
--------------------------------------------------------------------------------------------------------------------------

1997(3)...................................... $  470      1.65%*     5.49%*      2.13%*      5.01%*      1.34%       N/A
--------------------------------------------------------------------------------------------------------------------------

BALANCED FUND--CLASS B
--------------------------------------------------------------------------------------------------------------------------

1997......................................... $3,939      1.65%*     2.28%       1.71%       2.22%      40.97%    $.0796
1996.........................................  1,996      1.64       2.80        1.76        2.68       57.22      .0794
1995.........................................  1,137      1.60       2.95        1.79        2.76       55.06      N/A
1994(1)......................................    868      1.60*      2.55*       1.94*       2.21*      64.09      N/A
--------------------------------------------------------------------------------------------------------------------------

VALUE EQUITY FUND--CLASS B
--------------------------------------------------------------------------------------------------------------------------

1997......................................... $9,944      1.75%      0.55%       1.75%       0.55%      97.91%    $.0798
1996.........................................  3,990      1.73       1.37        1.77        1.33       95.93      .0795
1995.........................................  1,288      1.65       1.62        1.82        1.45       97.88      N/A
1994(1)......................................    389      1.65*      1.30*       1.93*       1.02*     161.42      N/A
--------------------------------------------------------------------------------------------------------------------------

GROWTH EQUITY FUND--CLASS B
--------------------------------------------------------------------------------------------------------------------------

1997......................................... $1,800      1.75%     (0.30)%      1.79%      (0.34)%     65.12%    $.0799
1996(4)......................................    152      1.75*     (0.02)*      1.87*      (0.14)*     91.09      .0797
--------------------------------------------------------------------------------------------------------------------------

SMALL CAP EQUITY FUND--CLASS B
--------------------------------------------------------------------------------------------------------------------------

1997(3)                                       $  654      0.95%*    (0.95)%*     2.61%*     (2.61)%*    29.56%       N/A
--------------------------------------------------------------------------------------------------------------------------

INTERNATIONAL EQUITY FUND--CLASS B
--------------------------------------------------------------------------------------------------------------------------

1997(3)                                       $  358      1.02%*    (1.02)%*     2.86%*     (2.86)%*     4.69%       N/A
--------------------------------------------------------------------------------------------------------------------------


+ Total return does not reflect contingent deferred sales charge on Class B shares.
*  Annualized.
** Average commission rate paid per share for security purchases and sales during the period. Presentation of the rate is only required for fiscal years beginning after September 1, 1995.
(1) Commenced operations on October 22, 1993.
(2) Commenced operations on November 22, 1993.
(3) Commenced operations on January 31, 1997.
(4) Commenced operations on April 19, 1996.

11

FINANCIAL HIGHLIGHTS

The following are financial highlights of the Small Cap Growth Portfolio of SIMT for a share outstanding throughout the periods indicated. This information should be read in conjunction with SIMT's financial statements as of, and for the fiscal year ended, September 30, 1997 and notes thereto which have been audited by Price Waterhouse LLP, independent accountants, which are incorporated by reference into this Statement of Additional Information. Additional performance information is set forth in SIMT's 1997 Annual Report to Shareholders and is available upon request and without charge by calling 1-800-342-5734.

For a Class A Share Outstanding Throughout the Period ended September 30,

                                                                NET
                                                              REALIZED
                                                                AND
                                    NET ASSET       NET      UNREALIZED    DIVIDENDS
                                      VALUE     INVESTMENT     GAINS        FROM NET     DISTRIBUTIONS    NET ASSET
                                    BEGINNING     INCOME     (LOSSES ON    INVESTMENT       FROM NET     VALUE, END    TOTAL
                                    OF PERIOD     (LOSS)     SECURITIES)     INCOME      REALIZED GAINS   OF PERIOD   RETURN*
-----------------------------------------------------------------------------------------------------------------------------
SMALL CAP GROWTH PORTFOLIO--CLASS A
-----------------------------------------------------------------------------------------------------------------------------
1997...............................   $20.51       $0.02       $2.64         $   --          $(3.85)        $19.32     17.23%
1996...............................    19.88       (0.08)       4.37             --            3.66          20.51     26.56
1995...............................    14.04       (0.14)       5.98             --              --          19.88     41.65
1994...............................    14.67       (0.05)       0.07             --           (0.65)         14.04      0.23
1993...............................    10.65       (0.02)       4.05          (0.01)             --          14.67     37.81
1992(1)............................    10.00        0.02        0.65          (0.02)             --          10.65     15.07
-----------------------------------------------------------------------------------------------------------------------------

                                                                                      RATIO OF
                                                                                         NET
                                                            RATIO OF                 INVESTMENT
                                               RATIO OF        NET       RATIO OF      INCOME
                                      NET      EXPENSES    INVESTMENT   EXPENSES TO   (LOSS) TO
                                    ASSETS        TO         INCOME     AVERAGE NET  AVERAGE NET
                                    END OF      AVERAGE     (LOSS) TO     ASSETS       ASSETS     PORTFOLIO    AVERAGE
                                    PERIOD        NET      AVERAGE NET  (EXCLUDING   (EXCLUDING   TURNOVER   COMMISSION
                                     (000)      ASSETS       ASSETS      WAIVERS)     WAIVERS)      RATE       RATE **
------------------------------------------------------------------------------------------------------------------------
SMALL CAP GROWTH PORTFOLIO--CLASS A
------------------------------------------------------------------------------------------------------------------------
1997...............................$561,414         1.10%     (0.60)%       1.10%       (0.60)%       107%     $0.0723
1996............................... 380,525         1.10      (0.63)        1.11        (0.64)        167       0.0529
1995............................... 310,238         1.10      (0.60)        1.13        (0.63)        113       N/A
1994............................... 300,296         1.01      (0.51)        1.11        (0.61)         97       N/A
1993............................... 193,816         0.97      (0.25)        1.14        (0.42)         85       N/A
1992(1)............................  36,191         0.97       0.49         1.29         0.17          33       N/A
------------------------------------------------------------------------------------------------------------------------

*  Sales load is not reflected in total return.
** Average commission rate paid per share for security purchases and sales during the period. Presentation of the rate is only required for fiscal years beginning after
    September 1, 1995.
(1) The Small Cap Growth Portfolio's Class A shares were offered beginning April 20, 1992. All ratios including total return for that period have been annualized.

The following financial highlights of the International Equity Portfolio of SIT for a share outstanding throughout the periods indicated. This information should be read in conjunction with SIT's 1) unaudited financial statements as of, and for the period ended, August 31, 1997 and notes thereto which are incorporated by reference into the Statement of Additional Information and 2) financial statements as of, and for the fiscal year ended, February 28, 1997 and notes thereto which have been audited by Price Waterhouse LLP, independent accountants, which are incorporated by reference into this Statement of Additional Information. Additional performance information is set forth in SIT's 1997 Semi-Annual Report to Shareholders and is available upon request and without charge by calling 1-800-342-5734.

For a Class A Share Outstanding Throughout each Period ended February 28 or 29,

                                                                    NET
                                                                 REALIZED                                            NET
                                         NET ASSET      NET         AND     DISTRIBUTIONS DISTRIBUTIONS             ASSET
                                           VALUE     INVESTMENT  UNREALIZED   FROM NET      FROM NET                VALUE
                                         BEGINNING     INCOME      GAINS     INVESTMENT     REALIZED    RETURN OF  END OF   TOTAL
                                         OF PERIOD     (LOSS)    (LOSSES)    INCOME(A)        GAIN       CAPITAL   PERIOD   RETURN
----------------------------------------------------------------------------------------------------------------------------------
INTERNATIONAL EQUITY PORTFOLIO--CLASS A
----------------------------------------------------------------------------------------------------------------------------------
1997*...................................   $ 9.67      $0.09      $0.31        $  --         $  --       $  --     1$0.07    4.14%
1997....................................    10.00       0.09       0.47        (0.07)        (0.82)         --      9.67     5.70
1996....................................     9.59       0.14       1.45        (0.19)        (0.99)         --     10.00    17.30
1995....................................    11.00       0.15      (0.97)          --         (0.59)         --      9.59    (7.67)
1994....................................     8.93       0.13       2.05        (0.11)           --          --     11.00    24.44
1993....................................     9.09       0.16       0.04        (0.36)           --          --      8.93     2.17
1992....................................     9.56       0.19      (0.36)       (0.30)           --          --      9.09    (1.63)
1991....................................     9.62       0.18      (0.14)          --         (0.01)      (0.09)     9.56     0.36
1990(1).................................    10.00       0.04      (0.42)          --            --          --      9.62    (3.70)
----------------------------------------------------------------------------------------------------------------------------------

                                                                                          RATIO OF
                                                                                            NET
                                                                                         INVESTMENT
                                                                  RATIO OF                 INCOME
                                                                    NET       RATIO OF   (LOSS) TO
                                                      RATIO OF   INVESTMENT   EXPENSES    AVERAGE
                                        NET ASSETS    EXPENSES     INCOME    TO AVERAGE     NET
                                          END OF     TO AVERAGE  (LOSS) TO   NET ASSETS    ASSETS    PORTFOLIO  AVERAGE
                                          PERIOD        NET       AVERAGE    (EXCLUDING  (EXCLUDING  TURNOVER  COMMISSION
                                           (000)       ASSETS    NET ASSETS   WAIVERS)    WAIVERS)     RATE     RATE **
-------------------------------------------------------------------------------------------------------------------------
INTERNATIONAL EQUITY PORTFOLIO--CLASS A
-------------------------------------------------------------------------------------------------------------------------
1997*...................................$  641,419       1.25%      2.04%       1.34%       1.95%       .35%     $0.0172
1997....................................$  524,062       1.28       1.11        1.42        0.97        117      N/A
1996....................................   347,646       1.25       1.29        1.29        1.25        102      N/A
1995....................................   328,503       1.19       1.30        1.21        1.28         64      N/A
1994....................................   503,498       1.10       1.46        1.24        1.32         19      N/A
1993....................................   178,287       1.10       1.80        1.53        1.37         23      N/A
1992....................................    92,456       1.10       2.07        1.52        1.65         79      N/A
1991....................................    35,829       1.10       3.52        1.64        2.98         14      N/A
1990(1).................................     8,661       1.10       3.13        5.67       (1.44)        --      N/A
-------------------------------------------------------------------------------------------------------------------------

* For the six month period ended August 31, 1997 (unaudited). All ratios, excluding total return, for that period have been annualized. Amounts designated as "-- " are either $0 or have been rounded to $0.
** Average commission rate paid per share for security purchases and sales during the period. Presentation of the rate is only required for fiscal years beginning after September 1, 1995.
(1) The International Equity Portfolio's Class A shares were offered beginning December 20, 1989. All ratios for that period have been annualized.
(A) Distributions from net investment income include distributions of certain foreign currency gains and losses.

12

THE TRUST

MARQUIS FUNDS-REGISTERED TRADEMARK- (the "Trust") is an open-end management investment company that offers units of beneficial interest ("shares") in the Funds through two separate classes, Class A and Class B, which provide for variations in sales charges, distribution costs, voting rights and dividends. Except for these differences between classes, each share of each Fund represents an undivided, proportionate interest in that Fund. Each Fund and each Portfolio is a diversified mutual fund, except for the Louisiana Tax-Free Income Fund, which is non-diversified. Information regarding shares of the Trust's Treasury Securities Money Market Fund, Institutional Money Market Fund and Tax Exempt Money Market Fund (the "Money Market Funds") is contained in separate prospectuses that may be obtained by calling 1-800-471-1144.

INVESTMENT OBJECTIVES AND POLICIES

The GOVERNMENT SECURITIES FUND seeks to provide current income consistent with relative stability of capital.

Under normal conditions, the Fund will invest at least 65% of its total assets in obligations issued or guaranteed as to principal and interest by the U.S. Government or its agencies and instrumentalities ("U.S. Government securities"). The Fund may also invest in the following securities if, at the time of purchase, the security either has the requisite rating from a nationally recognized statistical rating organization (an "NRSRO") or is of comparable quality as determined by First National Bank of Commerce in New Orleans (the "Adviser"): (i) corporate bonds and debentures rated in one of the four highest rating categories by an NRSRO; (ii) privately issued mortgage-backed securities rated in the highest rating category by an NRSRO; (iii) asset-backed securities rated in the highest rating category by an NRSRO; (iv) repurchase agreements involving any of the foregoing securities (including U.S. Government securities); and (v) money market securities (as defined in the "Description of Permitted Investments and Risk Factors"). For a description of ratings, see "Appendix." Normally, the Fund will maintain a dollar-weighted average portfolio maturity of three to ten years; however, under certain circumstances this average weighted maturity may fall below three years. In determining the maturity of mortgage-backed securities, the Adviser will use the estimated average life of such securities. There are no restrictions on the maturity of any single instrument.

The LOUISIANA TAX-FREE INCOME FUND (the "Louisiana Fund") seeks to provide a level of current income consistent with relative stability of capital.

The Fund will invest at least 80% of its net assets in fixed income securities the interest on which, in the opinion of bond counsel for the issuer, is exempt from federal income tax ("Municipal Securities") and is not a preference item for purposes of the alternative minimum tax. Under normal conditions, at least 65% of the Louisiana's Fund's total assets will be invested in Municipal Securities the interest on which is exempt from personal income taxes imposed by the State of Louisiana ("Louisiana Municipal Securities"). The Fund may invest up to 20% of its net assets in (i) Municipal Securities the interest on which is a preference item for purposes of the alternative minimum tax and (ii) taxable investments, including money market securities.

The Louisiana Fund may purchase the following types of Municipal Securities (including Louisiana Municipal Securities) only if such securities, at the time of purchase, either have the requisite rating from an NRSRO or are of comparable quality as determined by the Adviser: (i) bonds and debentures rated in one of the four highest rating categories by an NRSRO; (ii) notes and certificates of participation rated in one of the three highest rating categories; and (iii) commercial paper rated in one of the two highest rating categories.

Normally, the Fund will maintain a dollar-weighted average portfolio maturity of seven to fifteen years; however, under certain circumstances this average weighted maturity may fall below seven years. There are no restrictions on the maturity of any single instrument.

LOUISIANA RISK FACTORS -- The Louisiana Fund is more susceptible to factors adversely affecting issuers of Louisiana Municipal Securities than is a comparable municipal bond fund that does not focus its investments in Louisiana Municipal Securities. Although its economy has improved somewhat in recent years, Louisiana experienced severe financial difficulties in the late 1980s and continues to face the risks associated with a non-diversified economy. In particular, the significance of

13

the oil and gas industry in Louisiana's economy has resulted in financial difficulties during unfavorable markets for oil and gas products and in financial benefits during favorable markets. Further difficulties may result from the uncertain state of the land-based casino industry in New Orleans.

Louisiana is working to expand economic development activities that will take advantage of its replenishable natural resources such as timber, water for aquaculture, fish and seafood related products and related industrial uses of such resources. Louisiana's economy in 1995, compared to 1994, was in a period of economic expansion. Louisiana's economy continued to experience steady growth in 1996. The state is also pursuing further development of its transportation capabilities by expanding port-related activities and improving its highways and airports.

General obligations of Louisiana are currently rated A-, A3 and A, by Standard & Poor's Corporation ("S&P"), Moody's Investor Services, Inc. ("Moody's") and Fitch Investors Service, Inc., respectively. There can be no assurance that the economic conditions on which these ratings are based will continue or that particular bond issues may not be adversely affected by changes in economic, political or other conditions. If either Louisiana or any of its local governmental entities is unable to meet its financial obligations, the income derived by the Fund, the Fund's net asset value, the ability to preserve or realize appreciation of the Fund's capital or the Fund's liquidity could be adversely affected.

NON-DIVERSIFICATION -- Investment in the Louisiana Fund, a non-diversified mutual fund, may entail greater risk than would investment in a diversified mutual fund. The Fund's ability to focus its investments on a fewer number of issuers means that any economic, political or regulatory developments affecting the value of the securities in the Fund's portfolio could have a greater impact on the total value of the portfolio than would be the case if the portfolio were diversified among more issuers.

The Fund intends to comply with the diversification requirements of Subchapter M of the Internal Revenue Code of 1986, as amended.

The STRATEGIC INCOME BOND FUND seeks to provide current income.

Under normal conditions, the Fund will invest at least 65% of its net assets in fixed income securities that are rated investment grade or higher, i.e., rated in one of the four highest rating categories by an NRSRO, at the time of purchase, or, if not rated, determined to be of comparable quality by the Adviser. Emphasis in the Fund will generally be in U.S. Government securities and investment grade corporate obligations of U.S. issuers. Additional fixed income securities in which the Fund may invest consist of: (i) mortgage-backed securities, (ii) obligations issued by the Canadian government, (iii) asset-backed securities, (iv) guaranteed investment contracts ("GICs"), (v) bank investment contracts ("BICs"), (vi) zero coupon obligations, (vii) floating or variable rate instruments, (viii) money market securities; (ix) convertible securities, (x) restricted securities, and (xi) other investment companies. The Fund may enter into repurchase agreements with respect to any of the foregoing and purchase securities subject to swaps, caps, floors and collars.

Normally, the Fund will maintain a dollar-weighted average portfolio maturity of greater than 10 years; however, under certain circumstances, this average weighted maturity may fall below 10 years. There are no restrictions on the maturity of any single instrument.

The BALANCED FUND seeks to provide capital appreciation and current income through regular payments of dividends and interest.

Under normal conditions, the Fund will invest between 30% and 75% of its total assets in common stocks, warrants, rights to purchase common stocks, debt securities convertible into common stocks and preferred stocks of established companies with equity market capitalizations in excess of $300 million (together, "equity securities"). The Fund may also invest in equity securities of foreign issuers traded in the United States, including American Depositary Receipts ("ADRs"). The Fund will purchase only those common stocks that are traded on registered exchanges or actively traded in the over-the-counter market.

Under normal conditions, the Fund will invest between 25% and 70% of its total assets in fixed income securities (other than money market securities) consisting of the following, but only if, at the time of purchase, such securities either have the

14

requisite rating from an NRSRO or are of comparable quality as determined by the
Adviser: (i) U.S. Government securities; (ii) privately issued mortgage-backed securities rated in the highest rating category; (iii) asset-backed securities rated in the highest rating category; or (iv) corporate bonds and notes and bank obligations rated in one of the four highest rating categories. The Fund will maintain at least 25% of its assets in fixed income senior securities. The Fund is not subject to any maturity restrictions on its investments in non-money market securities.

The Fund may also invest in money market securities.

In making allocation decisions, the Adviser will evaluate projections of risk, market and economic conditions, volatility, yields and expected return. Because the Fund in part seeks capital appreciation, the Adviser does not intend to make frequent changes in asset allocation.

The VALUE EQUITY FUND seeks to provide long-term capital appreciation by investing primarily in equity securities which have a low current valuation relative to various measures of intrinsic value.

The Fund will be as fully invested as practicable (at least 65% of its total assets under normal conditions) in common stocks, warrants, rights to purchase common stocks, debt securities convertible to common stocks and preferred stocks (together, "equity securities"). The Fund will invest primarily in equity securities of established companies with equity market capitalizations in excess of $300 million that the Adviser believes to have potential for capital appreciation based on the soundness of the issuer and the company's relative value based on an analysis of various fundamental financial characteristics, including earnings yield, book value, cash flow, anticipated future growth of dividends and earnings estimates. Although capital appreciation is the primary purpose for investing in a security, the Fund will focus on companies that pay current dividends. The Fund may invest in equity securities of foreign issuers traded in the United States, including ADRs. The Fund may also invest in money market securities for liquidity purposes.

The GROWTH EQUITY FUND seeks to provide long-term capital appreciation by investing primarily in companies whose sales and earnings are expected to grow at an above average rate.

The Fund will be as fully invested as practicable (at least 65% of its total assets under normal conditions) in common stocks, warrants, rights to purchase common stocks, debt securities convertible to common stocks and preferred stocks (together, "equity securities"). The Fund will primarily invest in equity securities of established companies with equity market capitalizations in excess of $300 million that the Adviser believes to have potential for long-term capital appreciation and growth. The Adviser initiates purchase and sale decisions based on such growth and profitability measures as return on equity, earnings growth, sales growth and expected return. Capital appreciation is the primary purpose of the Fund. Current dividend income is a secondary consideration. The Fund may invest in equity securities of foreign issuers traded in the United States, including ADRs. The Fund may also invest in money market securities for liquidity purposes.

The SMALL CAP EQUITY FUND seeks to provide long-term capital appreciation. It currently pursues this objective by investing up to 100% of its assets in the Small Cap Growth Portfolio of SIMT, which has an identical objective.

Under normal market conditions, the Small Cap Growth Portfolio will invest at least 65% of its total assets in the equity securities of smaller growth companies (i.e., companies with equity market capitalizations less than $1 billion) which, in the opinion of the Portfolio's sub-advisors (the "Money Managers"), are in an early stage or transitional point in their development and have demonstrated or have the potential for above average capital growth. The Money Managers will select companies that have the potential to gain market share in their industry, achieve and maintain high and consistent profitability or produce increases in earnings. The Money Managers also seek companies with strong company management and superior fundamental strength. Small capitalization companies have the potential to show earnings growth over time that is well above the growth rate of the overall economy. Any remaining assets may be invested in the equity securities of more established companies that the Money Managers believe may offer strong capital appreciation potential due to their relative market position, anticipated earnings growth, changes in

15

management or other similar opportunities. Equity securities include common stock, preferred stock, warrants and rights to subscribe to common stock and, in general, any security that is convertible into or exchangeable for common stock. The Portfolio may also invest in equity securities of foreign issuers traded in the United States, including ADRs.

The Small Cap Growth Portfolio's investment policies also permit the Portfolio to purchase investment company securities, and purchase or write options, futures and options on futures.

In order to meet liquidity needs, or for temporary defensive purposes, the Portfolio may invest all or a portion of its assets in common stocks of larger, more established companies, investment grade fixed income securities, cash or money market securities.

The Small Cap Growth Portfolio's annual turnover rate may exceed 100%. Such a turnover rate may result in higher transaction costs and may result in additional taxes for shareholders. See "Taxes."

For a more detailed description of the Small Cap Growth Portfolio's investment objective and policies, see the Portfolio's Prospectus.

The INTERNATIONAL EQUITY FUND seeks to provide long-term capital appreciation. It currently pursues this objective by investing up to 100% of its assets in the International Equity Portfolio of SIT, which has an identical objective. Under normal circumstances, at least 65% of the International Equity Portfolio's assets will be invested in equity securities of at least three countries other than the United States.

Securities of non-U.S. issuers purchased by the International Equity Portfolio will typically be listed on recognized foreign exchanges but also may be purchased in over-the-counter markets, on U.S. registered exchanges, or in the form of sponsored or unsponsored ADRs traded on registered exchanges or NASDAQ, or sponsored or unsponsored European Depositary Receipts ("EDRs"), Continental Depositary Receipts ("CDRs") or Global Depositary Receipts ("GDRs"). The Portfolio expects its investments to emphasize large, intermediate and small capitalization companies.

The International Equity Portfolio may enter into forward foreign currency contracts as a hedge against possible variations in foreign exchange rates. The Portfolio may enter into forward foreign currency contracts to manage its foreign currency exposure, to hedge a specific security transaction or to hedge a portfolio position. These contracts may be bought or sold to protect the Portfolio, to some degree, against a possible loss resulting from an adverse change in the relationship between foreign currencies and the U.S. dollar. The Portfolio also may invest in foreign currency futures and in options on currencies.

The International Equity Portfolio expects to be fully invested in its primary investments, described above, but may invest up to 35% of its total assets in U.S. or non-U.S. cash reserves: money market instruments; swaps; options on securities and non-U.S. Indices; futures contracts, including stock index futures contracts; and options on futures contracts.

The Portfolio is permitted to acquire floating and variable rate securities, purchase securities on a when-issued or delayed delivery basis, and invest up to 15% of its total assets in illiquid securities. Although permitted to do so, the Portfolio does not currently intend to invest in securities issued by passive foreign investment companies or to engage in securities lending.

For a more detailed description of the International Equity Portfolio's investment objectives and policies, see the Portfolio's Prospectus.

16

GENERAL INVESTMENT POLICIES

For temporary defensive purposes when the Adviser or, with respect to the Small Cap Growth Portfolio, SIMC or the Money Managers determine that market conditions warrant, each Fund and the Small Cap Growth Portfolio may invest up to 100% of its assets in money market securities and cash. For temporary defensive purposes, when SIMC and the Money Managers determine that market conditions warrant, the International Equity Portfolio may invest up to 50% of its assets in money market securities and in other U.S. and non-U.S. long- and short-term debt instruments which are rated BBB or higher by S&P or Baa or higher by Moody's at the time of purchase, or which are determined by the Money Managers to be of comparable quality; invest a portion of such assets in cash; and invest such assets in securities of supranational entities which are rated A or higher by S&P or Moody's at the time of purchase or which are determined by the Money Managers to be of comparable quality. Additionally, with respect to the Small Cap Equity Fund or International Equity Fund, for temporary defensive purposes or to maintain the respective Fund's status as a regulated investment company under the Internal Revenue Code, the Adviser may invest up to 100% of such Fund's assets in cash and other non-investment securities. To the extent a Fund or Portfolio is investing for temporary defensive purposes, the Fund or Portfolio will not be pursuing its investment objective. Each Fund except the Value Equity Fund, Growth Equity Fund, and the International Equity Portfolio, may purchase securities on a when-issued or delayed delivery basis.

In order to generate additional income, each Fund or Portfolio may lend the securities which it owns. The International Equity Portfolio does not currently intend to engage in securities lending. All Funds and Portfolios may invest in repurchase agreements.

Debt rated in the fourth highest ratings category such as BBB by S&P or Baa by Moody's is regarded as having an adequate capacity to pay interest and repay principal. Such securities are considered to have speculative characteristics.

For additional information regarding risks and permitted investments, investment practices and risks, see "Description of Permitted Investments and Risk Factors."

INVESTMENT LIMITATIONS

The following investment limitations are fundamental policies of the Funds. Fundamental policies cannot be changed with respect to the Funds without the consent of the holders of a majority of the Fund's outstanding shares. The Portfolios have adopted fundamental policies that are similar to these policies.

A Fund may not:

1. Purchase securities of any issuer (except securities issued or guaranteed by the United States, its agencies or instrumentalities and repurchase agreements involving such securities) if, as a result, more than 5% of the total assets of the Fund would be invested in the securities of such issuer or more than 10% of the outstanding voting securities of such issuer would be owned by the Fund. This restriction applies to 75% of the Fund's assets. This restriction does not apply to the Louisiana Tax-Free Income Fund.

2. Purchase any securities which would cause more than 25% of the total assets of the Fund to be invested in the securities of one or more issuers conducting their principal business activities in the same industry, provided that this limitation does not apply to (i) investments in the obligations issued or guaranteed by the U.S. Government or its agencies and instrumentalities, and repurchase agreements involving such securities; and (ii) tax-exempt securities issued by governments or political subdivisions of governments. For purposes of this limitation (i) utility companies will be divided according to their services, for example, gas, gas transmission, electric and telephone will each be considered a separate industry; (ii) financial service companies will be classified according to the end users of their services, for example, automobile finance, bank finance and diversified finance will each be considered a separate industry; (iii) supranational entities will be considered to be a separate industry; and (iv) asset-backed securities secured by distinct types of assets, such as truck and auto loan leases, credit card receivables and home equity loans, will each be considered a separate industry.

3. Make loans except that the Fund may (i) purchase or hold debt instruments in accordance with its investment objectives and policies; (ii) enter into repurchase agreements; and (iii) engage in securities lending as described in this Prospectus and in the Statement of Additional Information.

17

For purposes of the industry concentration limitations discussed above, the following definitions apply to the International Equity Portfolio; these definitions form part of the fundamental limitation: (i) utility companies will be divided according to their services, for example, gas, gas transmission, electric and telephone will each be considered a separate industry; (ii) financial service companies will be classified according to end users of their services, for example, automobile finance, bank finance and diversified finance will each be considered a separate industry; (iii) supranational agencies will be deemed to be issuers conducting their principal business activities in the same industry; and (iv) governmental issuers within a particular country will be deemed to be conducting their principal business in the same industry.

The foregoing percentages will apply at the time of the purchase of a security. Additional investment limitations are set forth in the Statement of Additional Information.

HOW TO PURCHASE SHARES

Class A shares and Class B shares of the Funds may be purchased directly from the shareholder servicing and transfer agent, DST Systems, Inc., or an authorized sub-transfer agent (collectively, the "Transfer Agent") by mail, by wire or through an automatic investment plan ("AIP"). Shares may also be purchased through broker-dealers, including Marquis Investments, LLC, that have established a dealer agreement with SEI Investments Distribution Co., the Trust's distributor (the "Distributor"). Shares of the Fund are sold on a continuous basis.

HOW TO PURCHASE BY MAIL

You may purchase Class A or Class B shares of a Fund by completing and signing an Account Application form and mailing it, along with a check (or other negotiable bank instrument or money order) payable to "Marquis Funds (Fund
Name)", to Marquis Funds at P.O. Box 419316, Kansas City, MO 64141-6316. Third party checks, credit cards, credit card checks and cash will not be accepted. When purchases are made by check, redemption proceeds will not be forwarded until the investment being redeemed has been in the account for 15 days. You may purchase additional shares at any time by mailing payment to the Transfer Agent. Orders placed by mail will be executed on receipt of your payment. If your check does not clear, your purchase will be cancelled and you could be liable for any losses or fees incurred.

You may obtain Account Application forms by calling 1-800-471-1144.

HOW TO PURCHASE BY WIRE

You may purchase shares by wiring Federal funds, provided that your Account Application has been previously received. You must wire funds to the Transfer Agent and the wire instructions must include your account number. You must call 1-800-471-1144 before wiring any funds. An order to purchase shares by Federal funds wire will be deemed to have been received by the Fund on the Business Day (defined below) of the wire; provided that the shareholder notifies the Transfer Agent prior to the time the Funds calculate their net asset value, normally 3:00 p.m., Central Time. If the Transfer Agent does not receive notice by the time the Funds calculate their net asset value, normally 3:00 p.m., Central Time, on the Business Day of the wire, the order will be executed on the next Business Day.

HOW TO PURCHASE THROUGH AN AUTOMATIC INVESTMENT PLAN ("AIP")

You may open an account in a Fund and/or arrange for periodic additional investments in the Funds through automatic deductions.

ACCOUNTS OPENED THROUGH MARQUIS INVESTMENTS, LLC

You may open an AIP account with as little as $100 per month. You may obtain an application form by calling 1-800-801-1594 or speaking with your Investment Consultant.

ACCOUNT OPENED THROUGH THE FCC EMPLOYEE PAYROLL INVESTMENT PLAN

Officers, directors or trustees, employees and retirees (their spouses and immediate family members) of First Commerce Corporation and its subsidiaries and affiliates ("employees") may open an account in a Fund through automatic payroll deductions with as little as $20 per pay period. All sales charges are waived. You may obtain an Employee Payroll Investment Plan Application by calling 1-800-471-1144.

18

ALL OTHER ACCOUNTS

You may open an account in a Fund and/or arrange for periodic additional investments in the Funds through automatic deductions by Automated Clearing House ("ACH") from a checking account by completing an AIP Application Form.

The minimum pre-authorized investment amount is $50 per month. You may obtain an AIP application form by calling 1-800-471-1144.

GENERAL INFORMATION

You may purchase Class A shares and Class B shares of the Funds on any day the New York Stock Exchange is open for business ("Business Days"). However, shares of the Funds cannot be purchased by Federal Reserve wire on Federal holidays restricting wire transfers. The minimum initial investment in either class of any Fund is $2,500 ($500 minimum for Individual Retirement Accounts and employees of the Adviser or its affiliates); however, the Distributor may waive the minimum investment at its discretion. Subsequent purchases of shares must be at least $100 except for purchases through the AIP and payroll deductions, which must be at least $50.

A purchase order for shares will be effective as of the Business Day received by the Transfer Agent if the Transfer Agent receives the order and payment before 3:00 p.m., Central Time. The purchase price of Class A shares of a Fund is the net asset value next determined after the purchase order is effective plus the applicable sales load, if any. The purchase price of Class B shares is the net asset value next determined after the purchase order is effective.

The net asset value will be determined as of the close of regular trading on the New York Stock Exchange (normally, 3:00 p.m., Central Time). Purchase or redemption orders received by a Fund after the net asset value has been determined will be priced at the next Business Day's net asset value.

The net asset value per share of any Fund is determined on each Business Day by dividing the total market value of that Fund's investments and other assets, less any liabilities, by the total outstanding shares of the Fund. Purchases will be made in full and fractional shares calculated to three decimal places. Pursuant to guidelines adopted and monitored by the Trustees of the Trust, each Fund may use a pricing service to provide market quotations or fair market valuations. A pricing service may derive such valuations through the use of a matrix system to value fixed income securities which considers factors such as securities prices, yield features, ratings, and developments related to a specific security. Although the methodology and procedures for determining net asset value are identical for both classes of a Fund, the net asset value per share of such classes may differ because of the distribution expenses charged to Class B shares.

The Trust reserves the right to reject a purchase order for shares when the Adviser determines that it is not in the best interest of the Trust and/or its shareholders to accept such order.

Shareholders who own their shares of record and who desire to transfer registration of their shares should call 1-800-471-1144.

HOW TO PURCHASE THROUGH FINANCIAL INSTITUTIONS

Shares may also be purchased through financial institutions, including the Adviser, that provide distribution assistance or shareholder services to the Trust. Shares purchased by persons ("Customers") through financial institutions may be held of record by the financial institution. Financial institutions may impose an earlier cut-off time for receipt of purchase orders directed through them to allow for processing and transmittal of these orders to the Transfer Agent for effectiveness the same day. Customers should contact their financial institution for information as to that institution's procedures for transmitting purchase, exchange or redemption orders to the Trust.

Customers who desire to transfer the registration of shares beneficially owned by them but held of record by a financial institution should contact the institution to accomplish the transfer.

Depending upon the terms of a particular Customer account, a financial institution may charge a Customer account fees. Information concerning these services and any charges will be provided to the Customer by the financial institution. Certain of these financial institutions may be required under state law to register as broker/dealers.

ALTERNATIVE SALES CHARGE OPTIONS

THE TWO ALTERNATIVES: OVERVIEW

You may purchase shares of the Funds at a price equal to their net asset value per share plus a sales

19

charge which, at your election, may be imposed either (i) at the time of the purchase (Class A "initial sales charge alternative"), or (ii) on a contingent deferred basis (the Class B "deferred sales charge alternative"). Each class represents a Fund's interest in the portfolio of investments. The classes have the same rights and are identical in all respects except that (i) Class B shares bear the expenses of the deferred sales arrangement and distribution and service fees resulting from such sales arrangement, (ii) each class has exclusive voting rights with respect to approvals of any Rule 12b-1 distribution plan related to that specific class (although Class B shareholders may vote on any distribution fees imposed on Class A shares so long as Class B shares convert into Class A shares), (iii) only Class B shares carry a conversion feature and (iv) each class has different exchange privileges. See "Exchanges." Sales personnel of broker-dealers distributing the Funds' shares, and other persons entitled to receive compensation for selling such shares, may receive differing compensation for selling Class A or Class B shares.

The alternative purchase arrangement permits you to choose the method of purchasing shares that is more beneficial to you. The amount of your purchase, the length of time you expect to hold the shares, and whether you wish to receive dividends in cash or in additional shares will all be factors in determining which sales charge option is best for you. You should consider whether, over the time you expect to maintain your investment, the accumulated distribution and service fees and contingent deferred sales charges on Class B shares prior to conversion would be less than the initial sales charge on Class A shares, and to what extent such differential would be offset by the expected higher yield of Class A shares. Class A shares will normally be more beneficial to you if you qualify for reduced sales charges as described below.

The Trustees of the Trust have determined that currently no conflict of interest exists between the Class A and Class B shares. On an ongoing basis, the Trustees of the Trust, pursuant to their fiduciary duties under the Investment Company Act of 1940, as amended (the "1940 Act") and state laws, will seek to ensure that no such conflict arises.

CLASS A SHARES

SALES CHARGE

The following table shows the regular sales charge on Class A shares to a "single purchaser" (defined below) together with the sales charge that is reallowed to certain financial intermediaries (the "reallowance").

                         SALES CHARGE   SALES CHARGE
                              AS             AS          REALLOWANCE
                         PERCENTAGE OF   PERCENTAGE     AS PERCENTAGE
                           OFFERING        OF NET        OF OFFERING
                           PRICE PER       AMOUNT         PRICE PER
  AMOUNT OF PURCHASE         SHARE        INVESTED          SHARE
-----------------------  -------------  -------------  ---------------
Less than $100,000.....        3.50%          3.63%           3.50%
$100,000 but less than
 $250,000..............        2.50%          2.56%           2.50%
$250,000 but less than
 $500,000..............        2.00%          2.04%           2.00%
$500,000 but less than
 $1,000,000............        1.50%          1.52%           1.50%
*$1,000,000 and
 above.................         none           none            none

* A redemption charge of 1.00% will be assessed against the proceeds of any redemption request relating to Class A shares of the Funds that were purchased without a sales charge in reliance upon the waiver accorded to purchases in the amount of $1 million or more, but only where such redemption request is made within 1 year of the date the shares were purchased. The charge will be based on the lesser of: (i) the net asset value of your redeemed Class A shares at the time of redemption, or (ii) the net asset value of your redeemed shares at the time of purchase. The redemption charge does not apply to shares acquired through the reinvestment of dividends. This charge is payable to the Distributor.

The sales charge shown in the foregoing table is the maximum sales charge that applies to sales through financial intermediaries. With respect to purchases of Class A shares of $1,000,000 or more, payment equal to as much as 1.00% of the purchase price may be paid to financial intermediaries through which sales are made. The Distributor may, from time to time in its sole discretion, institute one or more promotional incentive programs, which will be paid by the Distributor from the sales charge it receives or from any other source available to it. Under any such program, the Distributor may provide promotional incentives, in the form of cash or other compensation, including merchandise, airline vouchers, trips and vacation packages, to dealers selling shares of the Funds. Such promotional incentives will be predicated upon the amount of shares of the Funds sold by the dealer. The amount of the entire sales charge will be paid to financial institutions. Financial institutions that receive more than 90% of the sales charge may be considered "underwriters" under the Securities Act of 1933. Commission rates may vary among the Funds.

20

REDUCED SALES CHARGE: RIGHTS OF ACCUMULATION

In calculating the sales charge rates applicable to current purchases of Class A shares, a "single purchaser" is entitled to cumulate current purchases with the current market value of previously purchased Class A shares of the Funds sold subject to a comparable sales charge.

The term "single purchaser" refers to (i) an individual, (ii) an individual and spouse purchasing shares of the Funds for their own account or for trust or custodial accounts for their minor children, and (iii) a fiduciary purchasing for any one trust, estate or fiduciary account, including employee benefit plans created under Sections 401 or 457 of the Internal Revenue Code of 1986, as amended (the "Code") including related plans of the same employer.

To exercise your right of accumulation based upon shares you already own, you must ask the Distributor for this reduced sales charge at the time of your additional purchase and provide the account number(s) of the investor, as applicable, the investor and spouse, and their minor children. The Funds may amend or terminate this right of accumulation at any time as to subsequent purchases.

REDUCED SALES CHARGE: LETTER OF INTENT

By submitting a Letter of Intent (the "Letter") to the Distributor, a "single purchaser" may purchase shares of the Funds during a 13-month period at the reduced sales charge rates applying to the aggregate amount of the intended purchases stated in the Letter. The Letter may apply to purchases made up to 90 days before the date of the Letter. To receive credit for such prior purchases and later purchases benefitting from the Letter, you must notify the Transfer Agent at the time the Letter is submitted that there are prior purchases that may apply, and notify the Transfer Agent again at the time of later purchases that such purchases are applicable under the Letter.

If the intended investment is not completed, the purchaser will be asked to pay an amount equal to the difference between the sales charge on the shares purchased at the reduced rate and the sales charge otherwise applicable to the total shares purchased. If such payment is not made within 20 days following the expiration of the 13-month period, the Administrator will surrender an appropriate number of the escrowed shares for redemption in order to realize the difference. Such purchasers may include the value (at offering price at the level designated in their Letter) of all their shares of the Fixed Income Funds and the Equity Funds previously purchased and still held as of the date of their Letter toward the completion of such Letter.

WAIVER OF SALES CHARGE

No sales charge is imposed on shares of the Funds: (i) issued as dividends and capital gain distributions; (ii) acquired through the exercise of exchange privileges for Class A shares as described below or at the time of any exchanges of Class B shares; (iii) sold to officers, directors or trustees, employees and retirees (and their spouses and immediate family members) of the Trust, First Commerce Corporation and its subsidiaries, affiliates, and correspondents, and the Distributor and its subsidiaries and affiliates; (iv) sold to certain accounts for which the Adviser or subsidiaries, affiliates and correspondents of First Commerce Corporation serve in a fiduciary, agency or custodial capacity;
(v) issued in plans of reorganization, such as mergers, asset acquisitions and exchange offers, to which the Trust is a party; (vi) purchased with the proceeds of employee benefit plan distributions for which the Adviser and its affiliates act in a fiduciary capacity; (vii) purchased within thirty days of a redemption of Class A shares of such Funds (only to the amount of such redemption); (viii) sold to purchasers of Class A shares of the Value Equity Fund that are sponsors of other investment companies which are unit investment trusts for deposit by such sponsors into such unit investment trusts, and purchasers of Class A shares of the Value Equity Fund that are holders of such unit investment trusts that invest distributions from such unit investment trusts in Class A shares of the Value Equity Fund; (ix) purchased within thirty days of a redemption of Class B shares of such Funds for which the contingent deferred sales charge was paid (only to the amount of such redemption); or (x) sold to clients who have enrolled in asset allocation programs sponsored or operated by the Adviser or subsidiaries, affiliates and correspondents of First Commerce Corporation. In addition, if you acquire Class A shares of a Fund through an exchange of shares of a Money Market Fund, you will not be charged a sales load on any portion of your investment which was previously subject to the

21

Funds' sales charges. You must notify the Distributor at the time of your purchase if you are eligible for a waiver of the sales load.

CLASS B SHARES

CONTINGENT DEFERRED SALES CHARGE

If you redeem your Class B shares within five years of purchase, you will pay a contingent deferred sales charge at the rates set forth below. You will not be required to pay the contingent deferred sales charge on exchange of your Class B shares of any Fund for Class B shares of any other Fund. See "Exchanges." The charge is assessed on an amount equal to the lesser of the then-current market value or the cost of the shares being redeemed. Accordingly, no sales charge is imposed on increases in net asset value above the initial purchase price. In addition, no charge is assessed on shares derived from reinvestment of dividends or capital gain distributions.

                                           CONTINGENT DEFERRED
                                            SALES CHARGE AS A
                                           PERCENTAGE OF DOLLAR
                                            AMOUNT SUBJECT TO
YEAR SINCE PURCHASE                               CHARGE
----------------------------------------  ----------------------
First...................................             3.50%
Second..................................             2.75%
Third...................................             2.00%
Fourth..................................             1.25%
Fifth...................................             0.50%

In determining whether a particular redemption is subject to a contingent deferred sales charge, it is assumed that the redemption is first of any Class A shares in the shareholder's Fund account, second of Class B shares held for over five years or Class B shares acquired pursuant to reinvestment of dividends or other distributions and third of Class B shares held longest during the five-year period. This method should result in the lowest possible sales charge.

The contingent deferred sales charge is waived on redemption of shares (i) following the death or disability (as defined in the Code) of a shareholder, or
(ii) to the extent that the redemption represents a minimum required distribution from an individual retirement account or other retirement plan to a shareholder who has attained the age of 70 1/2. A shareholder, or his or her representative, must notify the Transfer Agent prior to the time of redemption if such circumstances exist and the shareholder is eligible for this waiver.

CONVERSION FEATURE. At the end of the period ending five years after the beginning of the month in which the shares were issued, Class B shares will automatically convert to Class A shares and will no longer be subject to the distribution and service fees. Such conversion will be on the basis of the relative net asset values of the two classes.

EXCHANGES

Exchanges are generally made at net asset value. You may exchange Class A or Class B shares of any Fund for Class A or Class B shares, respectively, of any other Fund without paying any additional sales charge. You may exchange an investment in Class A shares of any Fund for Retail shares of the Treasury Securities Money Market Fund and Tax Exempt Money Market Fund, and move your investment back into Class A shares of any Fund, without paying any additional sales charge.

For purposes of calculating the Class B shares' five year conversion period or contingent deferred sales charge payable upon redemption, the holding period of Class B shares of the "old" Fund and the holding period for Class B shares of the "new" Fund are aggregated.

You must have received a current prospectus of the Fund into which you wish to move your investment before the exchange will be effected. Exchanges will be made only after instructions in writing or by telephone (an "Exchange Request") are received by the Transfer Agent. If an Exchange Request in good order is received by the Transfer Agent by 3:00 p.m. Central time, on any Business Day, the exchange will occur on that day. The exchange privilege may be exercised only in those states where the class or shares of the "new" Fund may legally be sold.

Customers who beneficially own shares held of record by a financial institution should contact that institution if they wish to exchange shares. The institution will contact the Transfer Agent and effect the exchange on behalf of the Customer.

The Trust reserves the right to change the terms or conditions of the exchange privilege discussed herein upon 60 days' notice.

22

REDEMPTION OF SHARES

You may redeem your shares without charge on any Business Day. There is, however, a $25 charge for wiring redemption proceeds. Shares may be redeemed by mail, by telephone or through a systematic withdrawal plan. Investors who own shares held of record by a financial institution should contact that institution for information on how to redeem shares.

BY MAIL

A written request for redemption must be received by the Transfer Agent in order to constitute a valid redemption request.

If the redemption request exceeds $5,000, or if the request directs the proceeds to be sent or wired to a shareholder or an address different from that on record, the Transfer Agent may require that the signature on the written redemption request be guaranteed. You should be able to obtain a signature guarantee from a bank, broker, dealer, credit union, securities exchange or association, clearing agency or savings association. A notary public cannot guarantee signatures.

BY TELEPHONE

You may redeem your shares by telephone if you have elected that option on the Account Application. Under most circumstances, payments will be transmitted on the next Business Day following receipt of a valid request for redemption. You may have the proceeds mailed to your address or wired to a commercial bank account previously designated on your Account Application. There is no charge for having redemption proceeds mailed to you, but there is a $25 charge for wiring redemption proceeds.

You may request a wire redemption for redemptions in excess of $500 by calling 1-800-471-1144, however a wire charge of $25 will be deducted from the amount of the wire redemption. Shares cannot be redeemed by Federal Reserve wire on Federal holidays restricting wire transfers.

Neither the Transfer Agent nor the Trust will be responsible for any loss, liability, cost or expense for acting upon wire or telephone instructions that it reasonably believes to be genuine. The Trust and the Transfer Agent will each employ reasonable procedures to confirm that instructions communicated by telephone are genuine, including requiring a form of personal identification prior to acting upon instructions received by telephone and recording telephone instructions. When market conditions are extremely busy, it is possible that you may experience difficulties placing redemption orders by telephone, and may wish to place them by mail.

SYSTEMATIC WITHDRAWAL PLAN ("SWP")

The Funds offer a Systematic Withdrawal Plan ("SWP"), which you may use to receive regular distributions from your account. Upon commencement of the SWP, your account must have a current value of $5,000 or more. You may elect to receive automatic payments via check or ACH of $100 or more on a monthly, quarterly, semi-annual or annual basis. You may obtain an SWP Application Form by calling 1-800-471-1144.

To participate in the SWP, you must have your dividends automatically reinvested. You should realize that if your automatic withdrawals exceed income dividends, your invested principal in the account will be depleted. Thus, depending on the frequency and amounts of the withdrawal payments and/or any fluctuations in the net asset value per share, your original investment could be exhausted entirely. You may change or cancel the SWP at any time on written notice to the Transfer Agent.

It is generally not in your best interest to participate in the SWP if you purchase additional shares at the same time and you have to pay a sales load in connection with such purchases. Because automatic withdrawals of Class B shares will be subject to the contingent deferred sales charge, it may not be in the best interest of Class B shareholders to participate in the SWP.

OTHER INFORMATION REGARDING REDEMPTIONS

All redemption orders are effected at the net asset value per share next determined after receipt of a valid request for redemption, reduced by any applicable contingent deferred sales charge for Class B shares. Net asset value per share is determined as of the close of regular trading on the New York Stock Exchange (normally, 3:00 p.m., Central Time), on each Business Day.

23

Payment to shareholders for shares redeemed will be made within 7 days after the Transfer Agent receives the valid redemption request. At various times, however, a Fund may be requested to redeem shares for which it has not yet received good payment. When purchases are made by check, redemption proceeds will not be forwarded until the investment being redeemed has been in the account for fifteen days.

Due to the relatively high costs of handling small investments, each Fund reserves the right to redeem your shares at net asset value, less any applicable contingent deferred sales charge, if, because of redemptions, your account in any Fund has a value of less than the minimum initial purchase amount (normally $2,500; $500 for Individual Retirement Accounts and employees of the Adviser or its affiliates). Accordingly, if you purchase shares of any Fund in only the minimum investment amount, you may be subject to involuntary redemption if you redeem any shares. Before any Fund exercises its right to redeem such shares, you will be given notice that the value of the shares in your account is less than the minimum amount and will be allowed 60 days to make an additional investment in such Fund in an amount which will increase the value of the account to at least the minimum amount.

THE ADVISER

First National Bank of Commerce in New Orleans ("First NBC" or the "Adviser"), 201 St. Charles Avenue, New Orleans, Louisiana 70170, serves as each Fund's investment adviser under an advisory agreement (the "Advisory Agreement") with the Trust. The Adviser, through its Trust Group, makes the investment decisions for the assets of the Funds and continuously reviews, supervises and administers the investment programs of the Funds, subject to the supervision of, and policies established by, the Trustees of the Trust. With respect to the Small Cap Equity Fund and International Equity Fund, the Adviser invests in a "master" fund, cash and other non-investment securities and monitors the performance of SIMC, the manager of both the Small Cap Growth Portfolio and the International Equity Portfolio, and has authority to recommend to the Trustees changes in the underlying master fund. Should the Funds withdraw from the Corporate Master-Feeder-TM- structure, the Adviser may manage the assets of the Small Cap Equity Fund and International Equity Fund directly as it deems appropriate after consultation with the Trustees of the Trust. See "Small Cap Growth and International Equity Portfolios" below.

As of September 30, 1997, the Adviser's Trust Group managed approximately $3.2 billion in discretionary investment management accounts for individuals, corporations and institutions with widely varying investment needs and objectives. The Adviser has provided investment management services since 1933.

The Glass-Steagall Act restricts the securities activities of national banks such as First NBC but the Comptroller of the Currency permits national banks to provide investment advisory and other services to mutual funds. Should the Comptroller's position be challenged successfully in court or reversed by legislation, the Trust might have to make other investment advisory arrangements.

The Trust's shares are not sponsored, endorsed or guaranteed by, and do not constitute obligations or deposits of, the Adviser or First Commerce Corporation and are not insured by the FDIC or issued or guaranteed by the U.S. Government or any of its agencies.

The Adviser is entitled to a fee, which is calculated daily and paid monthly, at an annual rate of .55% of the average daily net assets of the Government Securities Fund, .74% of the average daily net assets of each of the Strategic Income Bond Fund, Balanced Fund, Value Equity Fund and Growth Equity Fund, .35% of the average daily net assets of the Louisiana Fund, .40% of the average daily net assets of each of the Small Cap Equity Fund and International Equity Fund. Each Feeder Fund's shareholders will bear their pro rata portion of the respective Portfolio's advisory fees. The Adviser may voluntarily waive a portion of its fees in order to limit the total operating expenses of the Funds. The Adviser reserves the right, in its sole discretion, to terminate these voluntary fee waivers at any time. Should the Adviser determine that the Small Cap Equity Fund and/or the International Equity Fund should no longer remain in a Corporate Master-Feeder-TM- structure, the Adviser will manage all of the investments for such Fund(s). At that time, the Adviser would be entitled to a fee, calculated daily

24

and paid monthly, at an annual rate of .90% of the average daily net assets of the Small Cap Equity Fund and/or 1.10% of the average daily net assets of the International Equity Fund.

For the fiscal year ended September 30, 1997, the Adviser was paid an advisory fee of .51% of the Government Securities Fund, .35% of the Louisiana Tax-Free Income Fund, .71% of the Balanced Fund, .74% of the Value Equity Fund, .72% of the Growth Equity Fund, .31% of the Strategic Income Bond Fund, .19% of the Small Cap Equity Fund and .19% of the International Equity Fund, based on each Fund's average net assets.

John C. Portwood, CFA, Senior Vice President of the Adviser, shares oversight responsibility of the portfolio managers of all the Funds since the Funds' inception. He has served as portfolio manager of the Growth Equity Fund since its inception in 1996 and as co-manager of the Value Equity Fund since its inception in 1993. Mr. Portwood is the Chief Investment Strategist of the Adviser's Trust Group, with over 29 years of investment management experience and the past nine with the Adviser.

Kevin P. Reed, Senior Vice President of the Adviser and Manager of the Trust Investment Division, shares oversight responsibility of the portfolio managers of all the Funds and has been the portfolio manager for the Government Securities Fund, the Louisiana Tax-Free Income Fund, and co-manager of the Balanced Fund since their inception in 1993. For the past thirteen years, Mr. Reed has been a portfolio manager with the Adviser's Trust Investment Division.

Gerald S. Dugal, Vice President of the Adviser, has been the portfolio manager of the Treasury Securities Money Market Fund, since its inception in 1994, Institutional Money Market Fund, since its inception in 1995, and Strategic Income Bond Fund, since its inception in 1993. Mr. Dugal is currently a senior portfolio manager and Manager of Fixed Income and Trading. Mr. Dugal has over 12 years of experience in portfolio management, investment trading and research, the past seven with the Adviser. He is licensed as a general securities principal and a municipal securities principal.

Gregory W. Hodlewsky, Vice President of the Adviser, serves as co-manager of the Value Equity Fund and the Balanced Fund. Mr. Hodlewsky is a senior portfolio manager and Manager of Equities and Quantitative Research with the Adviser. Mr. Hodlewsky has 11 years of experience in portfolio management, investment trading and research. Mr. Hodlewsky joined the Adviser in 1994 and from 1992 to 1994, was an analyst with NationsBank.

The Adviser also receives custodian fees from the Trust for providing safekeeping services. See "General Information--Custodians" below.

SMALL CAP GROWTH AND INTERNATIONAL EQUITY PORTFOLIOS

SIMC serves as the Manager of the Small Cap Growth Portfolio and International Equity Portfolio. SIMC is a wholly-owned subsidiary of SEI Investments Company ("SEI Investments"), a financial services company located in Oaks, Pennsylvania. The principal business address of SIMC is Oaks, Pennsylvania, 19456. SEI Investments was founded in 1968, and is a leading provider of investment solutions to banks, institutional investors, investment advisers and insurance companies. Affiliates of SIMC have provided consulting advice to institutional investors for more than 20 years, including advice regarding selection and evaluation of money managers. SIMC currently serves as manager or administrator to more than 40 investment companies, including more than 290 funds, with more than $68 billion in assets as of September 30, 1997.

SIMC operates as a "manager of managers" with respect to the Small Cap Growth Portfolio, a separate series of SIMT, and the International Equity Portfolio, a separate series of SIT, and SIMC oversees the investment advisory services provided to each Portfolio and manages the cash portion of each Portfolio's assets. Pursuant to separate sub-advisory agreements with SIMC, and under the supervision of SIMC and the respective Board of Trustees, the Money Managers are responsible for the day-to-day investment management of all or a discrete portion of the respective assets of the Small Cap Growth Portfolio and the International Equity Portfolio. Money Managers are selected based primarily upon the research and recommendations of SIMC, which evaluates quantitatively and qualitatively a Money Manager's skills and investment results in managing assets for specific asset classes, investment styles and strategies.

25

SIMT's Board of Trustees is responsible for overseeing the operation of SIMT, including reviewing and approving SIMT's contracts with SIMC and the Money Managers. Likewise, SIT's Board of Trustees is responsible for overseeing the operation of SIT, including reviewing and approving SIT's contracts with SIMC and the Money Managers. The same individuals currently serve as the Trustees of SIMT and SIT. Subject to review by the appropriate Board, SIMC allocates and, when appropriate, reallocates a Portfolio's assets among Money Managers, monitors and evaluates Money Manager performance, and oversees Money Manager compliance with the Funds' investment objectives, policies and restrictions. SIMC has ultimate responsibility for the investment performance of the Portfolios due to its responsibility to oversee Money Managers and recommend their hiring, termination and replacement. The Securities and Exchange Commission has issued an exemptive order (the "Order") that permits both SIMT and SIT to retain Money Managers unaffiliated with SIMC without submitting the Money Manager's contract with SIMC to a vote of shareholders. The Order also permits the non-disclosure of amounts payable by SIMC under all such contracts.

For its management services, SIMC is entitled to a fee, which is calculated daily and paid monthly, at the rates (shown as a percentage of the average daily net assets) of .65% for the Small Cap Growth Portfolio and .505% for the International Equity Portfolio. SIMC pays each Money Manager for its services from the management fees SIMC receives from the Portfolios.

As of the date of this prospectus, the assets of the Small Cap Growth Portfolio are being managed by the following Money Managers: First of America Investment Corporation; Nicholas-Applegate Capital Management Inc.; Furman Selz Capital Management LLC; and Wall Street Associates.

As of the date of this prospectus, the assets of the International Equity Portfolio are being managed by the following Money Managers: Acadian Asset Management, Inc.; Farrell Wako Global Investment Management, Inc.; Lazard London International Investment Management Limited; Seligman Henderson Co.; and jointly, Yamaichi Capital Management Inc. and Yamaichi Capital Management (Singapore) Limited.

The Distributor serves as the Portfolios' distributor pursuant to distribution agreements with both SIMT and SIT. No compensation is paid to the Distributor for distribution services for the shares of the Portfolios. The principal business address for the Distributor is Oaks, Pennsylvania 19456. DST serves as SIMT's transfer agent and Corestates Bank, N.A., Broad and Chestnut Streets, P.O. Box 7618, Philadelphia, Pennsylvania 19101, acts as wire agent of SIT's assets.

THE ADMINISTRATOR

SEI Fund Resources, a Delaware business trust (the "Administrator"), has its principal business offices at Oaks, Pennsylvania, 19456. The Administrator and the Trust are parties to an Administration Agreement (the "Administration Agreement"). Under the terms of the Administration Agreement, the Administrator provides the Trust with administrative services, other than investment advisory services, including all regulatory reporting, necessary office space, equipment, personnel and facilities.

The Administrator is entitled to a fee, which is calculated daily and paid monthly, at an annual rate of .15% of the average daily net assets of the Funds. The Administrator has voluntarily agreed to waive all or a portion of its fees and/or reimburse other expenses for the Small Cap Equity Fund and the International Equity Fund in order to limit total operating expenses at the feeder level of each Fund. The Administrator reserves the right to terminate its waivers or reimbursements, respectively, at any time in its sole discretion.

THE SHAREHOLDER SERVICING AGENT AND TRANSFER AGENT

DST Systems, Inc., 1004 Baltimore Street, Kansas City, MO 64105, serves as the dividend disbursing agent and shareholder servicing agent for the Trust. DST also acts as transfer agent for the Trust under a transfer agent agreement.

THE DISTRIBUTOR

Class A shares of the Funds are sold with a front-end sales load. Class B shares of the Funds have a Rule 12b-1 distribution plan (the "Class B Plan"). SEI Investments Distribution Co. (the "Distributor"), Oaks, Pennsylvania 19456, a wholly-owned subsidiary of SEI, and the Trust are parties to a distribution agreement (the "Distribution

26

Agreement"). As provided in the Distribution Agreement and the Class B Plan, the Trust pays the Distributor a fee at an annual rate of up to .75% of the average daily net assets of the Class B shares of the Funds. This fee will be calculated and paid each month based on average daily net assets for that month. Out of this fee, the Distributor pays .25% of the average daily net assets of the Class B shares to financial institutions and intermediaries such as banks (including the Adviser and its affiliates), savings and loan associations, insurance companies, and investment counselors, broker-dealers, and the Distributor's affiliates (collectively, "financial intermediaries") as compensation for providing shareholder services. The Distributor may use the balance of the fee received from the Funds to make payments to financial intermediaries as compensation for services or as reimbursement of distribution assistance or shareholder service expenses incurred by the Distributor. The Class B Plan is characterized as a compensation plan since the distribution fee is paid to the Distributor without regard to the distribution assistance or shareholder service expenses incurred by the Distributor or the amount of payments made to financial intermediaries.

If the Distributor's expenses are less than its fees, the Trust will still pay the full fee and the Distributor will realize a profit, but the Trust will not be obligated to pay in excess of the full fee, even if the Distributor's actual expenses are higher.

The Funds may also execute brokerage or other agency transactions through an affiliate of the Adviser or through the Distributor for which the affiliate or the Distributor may receive "usual and customary" compensation. For further information, see the Statement of Additional Information.

SMALL CAP GROWTH AND INTERNATIONAL EQUITY PORTFOLIOS

The Small Cap Growth and International Equity Portfolios have each adopted a shareholder service plan (individually, a "Plan") for its Class A shares, the class in which the Small Cap Equity Fund and International Equity Fund each invests. Under each Plan, firms, including the Distributor, that provide shareholder and administrative services may receive compensation therefore. Under such arrangements, the Distributor may retain as profit any difference between the fee it receives and the amount it pays to any third parties. Under each Plan, a Portfolio may pay the Distributor a shareholder servicing fee at a negotiated annual rate of up to .25% of the average daily net assets of the Portfolio attributable to Class A shares that are subject to the arrangement in return for provision of a broad range of shareholder and administrative services.

PERFORMANCE

From time to time, the Funds may advertise yield and total return. These figures will be based on historical earnings and are not intended to indicate future performance. The yield of a Fund refers to the annualized income generated by an investment in the Fund over a specified 30-day period. The yield is calculated by assuming that the same amount of income generated by the investment during that period is generated in each 30-day period over one year and is shown as a percentage of the investment. The Louisiana Fund may also advertise a "tax-equivalent yield," which is calculated by determining the rate of return that would have to be achieved on a fully taxable investment to produce the after-tax equivalent of this Fund's yield, assuming certain tax brackets for the shareholder.

The total return of a Fund refers to the average compounded rate of return to a hypothetical investment, net of any sales charge imposed on Class A shares or including the contingent deferred sales charge imposed on Class B shares redeemed at the end of the specified period covered by the total return figure, for designated time periods (including but not limited to, the period from which the Fund commenced operations through the specified date), assuming that the entire investment is redeemed at the end of each period and assuming the reinvestment of all dividend and capital gain distributions. The total return of a Fund may also be quoted as a dollar amount or on an aggregate basis, an actual basis, without inclusion of any front-end or contingent sales charges, or with a reduced sales charge in advertisements distributed to investors entitled to a reduced sales charge.

Each Feeder Fund may advertise the performance of its corresponding Portfolio adjusted to reflect applicable sales loads and operating expenses, other than 12b-1 fees. The data for the Small Cap Growth Portfolio and the International Equity Portfolio will be adjusted to reflect Fund operating

27

expenses at the feeder level of .20% and .27%, respectively, and (i) with respect to the Class A Shares, to take into account a 3.50% sales load; and (ii) with respect to Class B Shares, to take into account the applicable contingent deferred sales charge. Investment performance reflects voluntary fee waivers and reimbursements currently in effect. In the absence or reduction of current fee waivers or reimbursements, or if current Rule 12b-1 fees applicable to Class B Shares were reflected, Total Return would be reduced.

A Fund may periodically compare its performance to that of other mutual funds tracked by mutual fund rating services (such as Lipper Analytical), financial and business publications and periodicals, of broad groups of comparable mutual funds, unmanaged indices which may assume investment of dividends but generally do not reflect deductions for administrative and management costs or to other investment alternatives. The Fund may quote Morningstar, Inc., a service that ranks mutual funds on the basis of risk-adjusted performance. The Fund may quote Ibbotson Associates of Chicago, Illinois, which provides historical returns of the capital markets in the U.S. The Fund may use long term performance of these capital markets to demonstrate general long-term risk versus reward scenarios and could include the value of a hypothetical investment in any of the capital markets. The Fund may also quote financial and business publications and periodicals as they relate to fund management, investment philosophy and investment techniques.

The Fund may quote various measures of volatility and benchmark correlation in advertising and may compare these measures to those of other funds. Measures of volatility attempt to compare historical share price fluctuations or total returns to a benchmark while measures of benchmark correlation indicate how valid a comparative benchmark might be. Measures of volatility and correlation are calculated using averages of historical data and cannot be calculated precisely.

The performance of Class A and Class B shares of a Fund will differ because of the different sales charge structures of the classes and because of the distribution fees charged to Class B shares.

The total return of the Government Securities and Value Equity Funds may also be calculated for periods beginning prior to each Fund's commencement of operations, based, in each case, on the historical performance of predecessor collective trust funds managed by the Adviser.

TAXES

The following summary of federal income tax consequences is based on current tax laws and regulations, which may be changed by legislative, judicial or administrative action.

No attempt has been made to present a detailed explanation of the federal, state, or local income tax treatment of a Fund or its shareholders. Accordingly, shareholders are urged to consult with their tax advisers regarding specific questions as to federal, state and local income taxes. State and local tax consequences on an investment in a Fund may differ from the federal income tax consequences described below. Additional information concerning taxes is set forth in the Statement of Additional Information.

TAX STATUS OF THE FUNDS

Each Fund is treated as a separate entity for federal income tax purposes and is not combined with the Trust's other Funds. Each Fund intends to qualify for the special tax treatment afforded regulated investment companies as defined under Subchapter M of the Internal Revenue Code of 1986, as amended (the "Code"), so as to be relieved of federal income tax on that part of its net investment company taxable income, and net capital gain (the excess of net long-term capital gains over net short-term capital losses) distributed to shareholders.

TAX STATUS OF DISTRIBUTIONS

Each Fund will distribute all of its net investment income (including net short-term capital gains) to shareholders. Dividends from a Fund's net investment company taxable income will be taxable to shareholders as ordinary income whether received in cash or in additional shares, to the extent of the Fund's earnings and profits. Dividends paid by the Fixed Income Funds to corporate shareholders will not qualify for the dividends-received deduction, while dividends from the Equity Funds will qualify for the dividends-received deduction to the extent attributable to dividends received by the Equity Funds from domestic corporations (including, with respect to the Feeder

28

Funds, a pro rata portion of such dividends received by the corresponding Portfolio). Net capital gains will be distributed at least annually and will be taxed to shareholders as a 20% rate gain distribution (taxed at a rate of 20%) or a 28% rate gain distribution (taxed at a rate of 28%), depending upon the designation by the Fund (such designation being dependent upon the Fund's holding period in the underlying asset generating the net capital gain), regardless of how long the shareholder has held shares and regardless of whether the distributions are received in cash or in additional shares. If no designation is made regarding a capital gain dividend, it will be classified as a 28% rate gain distribution, and, thus, taxed at a rate of 28%. Distributions from net capital gains do not qualify for the dividends-received deduction. Each Fund will provide annual reports to shareholders of the federal income tax status of all distributions, including the amount of dividends eligible for the dividends-received deduction.

Certain securities purchased by a Fund (such as STRIPS, TRs, TIGRs and CATS, defined in "Description of Permitted Investments and Risk Factors") are sold with original issue discount and thus do not make periodic cash interest payments. Each Fund will be required to include as part of its current income the imputed interest on such obligations even though the Fund has not received any interest payments on such obligations during that period. Because each Fund distributes all of its net investment income to its shareholders, a Fund may have to sell portfolio securities to distribute such imputed income, which may occur at a time when the Adviser would not have chosen to sell such securities and which may result in a taxable gain or loss.

Dividends declared by a Fund in October, November or December of any year and payable to shareholders of record on a date in one of those months will be deemed to have been paid by the Fund and received by the shareholders on December 31 of the year declared, if paid by the Fund at any time during the following January.

Investment income received directly by a Fund on direct U.S. Government obligations is exempt from income tax at the state level and may be exempt, depending on the state, when received by a shareholder as income dividends provided certain state-specific conditions are satisfied. Each Fund will inform shareholders annually of the percentage of income and distributions derived from direct U.S. Government obligations. Shareholders should consult their tax advisers to determine whether any portion of the income dividends received from a Fund is considered tax exempt in their particular state.

Each Fund intends to make sufficient distributions prior to the end of each calendar year to avoid liability for the federal excise tax applicable to regulated investment companies.

A sale, exchange or redemption of a Fund's shares is a taxable event to the shareholder.

The Louisiana Tax-Free Income Fund will distribute all of its net investment income (including net short-term capital gain) to shareholders. If, at the close of each quarter of its taxable year, at least 50% of the value of the Fund's assets consist of obligations the interest on which is excludable from gross income for federal tax purposes, the Fund may pay "exempt-interest dividends" to its shareholders. Those dividends constitute the portion of the aggregate dividends as designated by the Fund equal to the excess of the excludable interest over certain amounts disallowed as deductions. Exempt-interest dividends are excludable from a shareholder's gross income for regular federal income tax purposes, but may have certain collateral federal income tax consequences, including alternative minimum tax. See the Statement of Additional Information.

Current federal law limits the types and volume of bonds qualifying for the federal income tax exemption of interest, which may have an effect on the ability of the Louisiana Tax-Free Income Fund to purchase sufficient amounts of tax-exempt securities to satisfy the Code's requirements for the payment of "exempt-interest dividends."

To the extent the International Equity Fund derives any foreign tax credits with respect to its investments, such foreign tax credits are not permitted to be passed through to the shareholders of the International Equity Fund.

STATE TAXES

The Trust has obtained a ruling from the Louisiana Department of Revenue and Taxation to the effect the distributions to shareholders of the Louisiana Fund who are Louisiana residents, which are derived from interest on tax-exempt obligations of the State of Louisiana or its political subdivisions

29

and certain obligations of the United States or its territories, will not be subject to Louisiana income tax. Distributions derived from long-term or short-term capital gains on such obligations, or from dividends on capital gains on other types of obligations will be subject to Louisiana individual and corporate income taxes. A Louisiana resident will also be required to take into account for Louisiana individual and corporate income tax purposes capital gains or losses realized from a redemption, sale or exchange of shares of the Louisiana Fund. To the extent distributions from the Louisiana Fund are included in the capital of corporate shareholders otherwise subject to the Louisiana corporate franchise tax, such investments or distributions will be subject to Louisiana franchise tax. Shareholders should consult their own tax advisers with respect to the state, local and foreign tax consequences of investing in the Funds.

GENERAL INFORMATION

THE TRUST

The Trust was organized as a Massachusetts business trust under a Declaration of Trust dated June 29, 1993. The Declaration of Trust permits the Trust to offer separate series of shares or "funds" and different classes of each fund. In addition to the Funds, the Trust offers a Treasury Securities Money Market Fund, an Institutional Money Market Fund, and a Tax Exempt Money Market Fund. All consideration received by the Trust for shares of any fund and all assets of such fund belong to that fund and would be subject to liabilities related thereto. The Trust reserves the right to create and issue shares of additional funds.

Each Fund pays its operating expenses, including fees of its service providers, audit and legal expenses, expenses of preparing prospectuses, proxy solicitation material and reports to shareholders, costs of custodial services and registering the shares under federal and state securities laws, pricing and insurance expenses, and pays additional expenses including litigation and other extraordinary expenses, brokerage costs, interest charges, taxes and organization expenses.

TRUSTEES OF THE TRUST

The management and affairs of the Trust are supervised by the Trustees under the laws of the Commonwealth of Massachusetts. The Trustees have approved contracts under which, as described above, certain companies provide essential management, administrative and shareholder services to the Trust. A discussion of SIMT's Trustees and officers appears in SIMT's Statement of Additional Information. A discussion of SIT's Trustees and officers appears in SIT's Statement of Additional Information.

VOTING RIGHTS

Each share held entitles the shareholder of record to one vote. Each fund or class will vote separately on matters relating solely to that fund or class (although Class B shareholders may vote on any distribution fees imposed on Class A shares so long as Class B shares convert into Class A shares). As a Massachusetts business trust, the Trust is not required to hold annual meetings of shareholders but meetings of shareholders will be held from time to time to seek approval for certain changes in the operation of the Trust and for the election of Trustees under certain circumstances. In addition, a Trustee may be removed by the remaining Trustees or by shareholders at a special meeting called upon written request of shareholders owning at least 10% of the outstanding shares of the Trust. In the event that such a meeting is requested, the Trust will provide appropriate assistance and information to the shareholders requesting the meeting.

In the case of the Small Cap Equity Fund or International Equity Fund, whenever a vote is requested on matters pertaining to the Small Cap Growth Portfolio or International Equity Portfolio, respectively, the Trust will either (a) seek instructions from the appropriate Fund's shareholders with regard to the voting of the proxies and vote such proxies only in accordance with such instructions; or (b) vote the shares held by it in the same proportion as the vote of all the other shareholders of the particular Portfolio. In the second alternative, other investors in a Portfolio could control the results of voting at the Portfolio level.

SIMT, SIT AND THE PORTFOLIOS

Both SIMT and SIT are organized as Massachusetts business trusts. The Trustees believe that neither the Small Cap Equity Fund or the International Equity Fund will be adversely affected by reason of investing in the corresponding Portfolio.

30

REPORTING

The Trust issues unaudited financial information semiannually and audited financial statements annually. The Trust furnishes periodic reports to shareholders of record, and, as necessary, proxy statements for shareholder meetings.

SHAREHOLDER INQUIRIES

Shareholder inquiries should be directed to Marquis Funds, P.O. Box 419316, Kansas City, MO 64141-6316, or by calling 1-800-471-1144.

DIVIDENDS

Substantially all net investment income (not including capital gains) is declared and paid monthly for each Fixed Income Fund and declared and paid quarterly for each Equity Fund. Shareholders who own shares at the close of business on the record date will be entitled to receive the dividend. Each Fund intends to pay such dividends on the first business day of the month following the month the dividend was declared. Currently, capital gains of the Funds, if any, will be distributed at least annually.

Shareholders automatically receive all income dividends and capital gain distributions in additional shares at the net asset value next determined following the record date, unless the shareholder has elected to take such payment in cash. Shareholders may change their election by providing written notice to the Administrator at least 15 days prior to the distribution.

Dividends and other distributions of the Funds are paid on a per-share basis. The value of each share will be reduced by the amount of the payment. If shares are purchased shortly before the record date for a dividend or the distribution of capital gains, a shareholder will pay the full price for the shares and receive some portion of the price back as a taxable dividend or other distribution. The amount of dividends payable on Class A shares will be more than the dividends payable on the Class B shares because of the distribution and service fees paid by Class B shares.

COUNSEL AND INDEPENDENT PUBLIC ACCOUNTANTS

Morgan, Lewis & Bockius LLP serves as counsel to the Trust. Arthur Andersen LLP serves as the independent public accountants of the Trust.

CUSTODIANS

First National Bank of Commerce in New Orleans ("First NBC") acts as Custodian of the Trust. First NBC is entitled to a custodian fee, calculated daily and paid monthly, at an annual rate of up to 0.04% of the average daily net assets of each Fund. It is anticipated that the Trust will pay the Custodian 0.04% of the average daily net assets of each Fund during the fiscal year ending September 30, 1998. CoreStates Bank, N.A. has custody of the Small Cap Growth Portfolio's assets and State Street Bank and Trust Company acts as custodian for the assets of the International Equity Portfolio. The Custodians hold cash, securities and other assets of the Trust and the Portfolios as required by the 1940 Act.

RISK FACTORS RELATING TO THE FEEDER FUNDS AND THE PORTFOLIOS

Unlike other mutual funds which directly acquire and manage their own portfolio securities, each Feeder Fund seeks to achieve its investment objective by investing up to 100% of its assets in the corresponding Portfolio, which is a separate registered investment company with identical investment objectives. The investment objective of a Feeder Fund or a Portfolio may not be changed without shareholder approval. In addition to selling beneficial interests to the Feeder Funds, the Portfolios may sell beneficial interests to other mutual funds or institutional investors. Such investors will invest in the Portfolios on the same terms and conditions and will pay a proportionate share of the respective Portfolio's expenses. However, other investors investing in the Portfolios are not required to buy their shares at the same public offering prices as the Feeder Funds. Investors in the Feeder Funds should be aware that because of these differences, other investors in the other funds that invest in the Portfolios may obtain different returns. Such differences in returns are also present in other mutual fund structures.

Certain changes in a Portfolio's investment objective, policies or restrictions may require the corresponding Feeder Fund to redeem its

31

investment. Any such withdrawal could result in a distribution-in-kind of portfolio securities (as opposed to a cash distribution from the Portfolio). The Feeder Fund could incur brokerage fees or other transaction costs in converting such securities to cash. The distribution-in-kind may also result in a less diversified portfolio of investments or adversely affect the liquidity of the Feeder Fund. In addition, the investment of a Feeder Fund may be withdrawn from the corresponding Portfolio at any time if the Adviser determines that it is in the best interest of that Feeder Fund to do so. Upon any such withdrawal, the Adviser and Trustees of the Trust would consider what action might be taken, including the investment of all of the assets of such Feeder Fund in another pooled investment entity having the same investment objective as the Feeder Fund or retaining an investment adviser to manage the Feeder Fund's assets in accordance with its investment policies. The performance of a Feeder Fund might be adversely impacted under such circumstances and such Feeder Fund may not be able to achieve its objective.

DESCRIPTION OF PERMITTED INVESTMENTS AND RISK FACTORS

The following is a description of the permitted investments and investment practices for the various Funds (and the Portfolios), and associated risk factors. Unless otherwise indicated, policies that relate to "a Fund," "all Funds," or "Equity Funds" also relate to the Portfolios. Similarly, descriptions of activities by the "Adviser" also relate to SIMC and the Money Managers. Further discussion is contained in the Statement of Additional Information.

AMERICAN DEPOSITARY RECEIPTS, CONTINENTAL DEPOSITARY RECEIPTS, EUROPEAN DEPOSITARY RECEIPTS AND GLOBAL DEPOSITARY RECEIPTS -- ADRs are securities typically issued by a U.S. financial institution. ADRs evidence ownership interests in a pool of securities issued by a foreign issuer and deposited with the depositary. EDRs, which are sometimes referred to as CDRs are securities, typically issued by a non-U.S. financial institution, that evidence ownership interests in a security or a pool of securities issued by either a U.S. or foreign issuer. GDRs are issued globally and evidence a similar ownership arrangement. Generally, ADRs are designed for trading in the U.S. securities market. EDRs are designed for trading in European Securities Markets and GDRs are designed for trading in non-U.S. Securities Markets. ADRs, EDRs, CDRs and GDRs may be available for investment through "sponsored" or "unsponsored" facilities. A sponsored facility is established jointly by the issuer of the security underlying the receipt and a depositary, whereas an unsponsored facility may be established by a depositary without participation by the issuer of the underlying security. Holders of unsponsored depositary receipts generally bear all the costs of the unsponsored facility. The depositary of an unsponsored facility frequently is under no obligation to distribute shareholder communications received from the issuer of the deposited security or to pass through, to the holders of the receipts, voting rights with respect to the deposited securities. The Equity Funds may invest in sponsored and unsponsored ADRs.

ASSET-BACKED SECURITIES -- Asset-backed securities are securities secured by non-mortgage assets such as company receivables, truck and auto loans, leases, and credit card receivables. Such securities are generally issued as pass-through certificates, which represent undivided fractional ownership interests in the underlying pools of assets. Such securities also may be debt instruments, which are also known as collateralized obligations and are generally issued as the debt of a special purpose entity, such as a trust, organized solely for purpose of owning such assets and issuing such debt.

Asset-backed securities are not issued or guaranteed by the U.S. Government or its agencies or instrumentalities; however, the payment of principal and interest on such obligations may be guaranteed up to certain amounts and for a certain period by a letter of credit issued by a financial institution (such as a bank or insurance company) unaffiliated with the issuers of such securities. The purchase of asset-backed securities raises risk considerations peculiar to the financing of the instruments underlying such securities. For example, there is a risk that another party could acquire an interest in the obligations superior to that of the holders of the asset-backed securities. There also is the possibility that recoveries on repossessed collateral may not, in some cases, be available to support payments on those securities. Asset-backed securities entail prepayment risk, which may vary depending on the type of asset, but is generally less

32

than the prepayment risk associated with mortgage-backed securities. In addition, credit card receivables are unsecured obligations of the card holder.

The market for asset-backed securities is at a relatively early stage of development. Accordingly, there may be a limited secondary market for such securities. The Government Securities Fund, the Balanced Fund and Strategic Income Bond Fund may invest in these and in other asset-backed securities that may be created in the future if the Adviser determines they are suitable.

BANKERS' ACCEPTANCES -- Bankers' acceptances are bills of exchange or time drafts drawn on and accepted by a commercial bank. Bankers' acceptances are used by corporations to finance the shipment and storage of goods and to furnish dollar exchange. Maturities are generally six months or less. All Funds are permitted to invest in bankers' acceptances.

BANK INVESTMENT CONTRACTS ("BICs") -- BICs are contracts issued by U.S. banks and savings and loan institutions. Pursuant to such contracts, a Fund makes cash contributions to a deposit fund of the general account of the bank or savings and loan institution. The bank or savings and loan institution then credits to the Fund on a monthly basis guaranteed interest at either a fixed, variable or floating rate. A BIC provides that this guaranteed interest will not be less than a certain minimum rate. A BIC is a general obligation of the issuing bank or savings and loan institution and not a separate account. The purchase price paid for a BIC becomes part of the general assets of the issuer, and the contract is paid at maturity from the general assets of the issuer.

BICs are generally not assignable or transferable without the permission of the issuing bank or savings and loan institution. For this reason, an active secondary market in BICs currently does not exist. Therefore, BICs are considered to be illiquid investments.

CERTIFICATES OF DEPOSIT -- Certificates of deposit are interest bearing instruments with a specific short-term maturity. They are issued by banks and savings and loan institutions in exchange for the deposit of funds and normally can be traded in the secondary market prior to maturity. Certificates of deposit with penalties for early withdrawal will be considered illiquid. All Funds are permitted to invest in certificates of deposit.

COMMERCIAL PAPER -- Commercial paper is a term used to describe unsecured short-term promissory notes issued by corporations and other entities. Maturities on these issues vary from a few to 270 days. All Funds are permitted to invest in commercial paper.

CONVERTIBLE SECURITIES -- Convertible securities are corporate securities that are exchangeable for a set number of another security at a prestated price. Convertible securities typically have characteristics of both fixed income and equity securities. Because of the conversion feature, the market value of convertible securities tends to move together with the market value of the underlying stock. The value of convertible securities is also affected by prevailing interest rates, the credit quality of the issuer, and any call provisions. The Equity Funds are permitted to invest in convertible securities.

EQUITY SECURITIES -- Equity securities include common stocks, preferred stocks, warrants to acquire common stock, and securities convertible into common stock. Investments in equity securities are subject to market risks that may cause their prices to fluctuate over time. Changes in the value of portfolio securities will not necessarily affect cash income derived from these securities but will affect a Fund's net asset value.

FIXED INCOME SECURITIES -- Fixed income securities include bonds, notes, debentures and other interest-bearing securities that represent indebtedness. The market value of the fixed income investments in which the Funds invest will change in response to interest rate changes and other factors. During periods of falling interest rates, the values of outstanding fixed income securities generally rise. Conversely, during periods of rising interest rates, the values of such securities generally decline. Moreover, while securities with longer maturities tend to produce higher yields, the prices of longer maturity securities are also subject to greater market fluctuations as a result of changes in interest rates. Changes by recognized agencies in the rating of any fixed income security and in the ability of an issuer to make payments of interest and principal also affect the value of these investments. Changes in the value of these securities will not necessarily

33

affect cash income derived from these securities but will affect a Fund's net asset value.

FORWARD FOREIGN CURRENCY CONTRACT -- A forward contract involves an obligation to purchase or sell a specific currency amount at a future date, agreed upon by the parties, at a price set at the time of the contract. A Fund may also enter into a contract to sell, for a fixed amount of U.S. dollars or other appropriate currency, the amount of foreign currency approximating the value of some or all of the Fund's securities denominated in such foreign currency.

At the maturity of a forward contract, a Fund may either sell a portfolio security and make delivery of the foreign currency, or it may retain the security and terminate its contractual obligation to deliver the foreign currency by purchasing an "offsetting" contract with the same currency trader, obligating it to purchase, on the same maturity date, the same amont of the foreign currency. A Fund may realize a gain or loss from currency transactions.

FUTURES AND OPTIONS ON FUTURES -- Each of the Funds may invest in futures and options on futures to a limited extent. Specifically, a Fund may enter into futures contracts and options on futures contracts traded on an exchange regulated by the Commodities Futures Trading Commission ("CFTC") if, to the extent that such futures and options are not for "bona fide hedging purposes" (as defined by the CFTC), the aggregate initial margin and premiums on such positions (excluding the amount by which options are in the money) do not exceed 5% of that Fund's net assets. In addition, a Fund may enter into futures contracts and options on futures only to the extent that obligations under such contracts or transactions, together with options on securities, represent not more than 25% of the Fund's assets. The foregoing 25% limitation does not apply to the International Equity Fund or the International Equity Portfolio.

The Funds may buy and sell futures contracts and related options to manage their exposure to changing interest rates and security prices. Some futures strategies, including selling futures, buying puts and writing calls, reduce a Fund's exposure to price fluctuations. Other strategies, including buying futures, writing puts and buying calls, tend to increase market exposure. Futures and options may be combined with each other in order to adjust the risk and return characteristics of the overall portfolio. The Funds may invest in futures and related options based on any type of security or index traded on U.S. or foreign exchanges or over-the-counter, as long as the underlying security, or securities represented by an index, are permitted investments of the Funds.

Options and futures can be volatile instruments, and involve certain risks. If the Adviser applies a hedge at an inappropriate time or judges interest rates incorrectly, options and futures strategies may lower a Fund's return. A Fund could also experience losses if the prices of its options and futures positions were poorly correlated with its other instruments, or if it could not close out its positions because of an illiquid secondary market.

In order to cover any obligations it may have under options or futures contracts, the Fund will either own the underlying asset, have a contract to acquire such an asset without additional cost or set aside, in a segregated account, high quality liquid assets in an amount at least equal in value to such obligations.

GUARANTEED INVESTMENT CONTRACTS ("GICs") -- GICs are contracts issued by U.S. insurance companies. Pursuant to such contracts, a Fund makes cash contributions to a deposit fund of the insurance company's general account. The insurance company then credits to the Fund on a monthly basis guaranteed interest at either a fixed, variable or floating rate. A GIC provides that this guaranteed interest will not be less than a certain minimum rate. A GIC is a general obligation of the issuing insurance company and not a separate account. The purchase price paid for a GIC becomes part of the general assets of the issuer, and the contract is paid at maturity from the general assets of the issuer.

Generally, GICs are not assignable or transferable without the permission of the issuing insurance company. For this reason, an active secondary market in GICs does not currently exist and GICs are considered to be illiquid investments.

ILLIQUID SECURITIES -- Illiquid securities are securities which cannot be disposed of within seven business days at approximately the price at which they are being carried on a Fund's books. An illiquid

34

security includes a demand instrument with a demand notice period exceeding seven days, if there is no secondary market for such security and repurchase agreements of over 7 days in length. Each Fund will not invest more than 15% of its net assets in such instruments.

INVESTMENT COMPANIES -- Because of restrictions on direct investment by U.S. entities in certain countries, investment in other investment companies may be the most practical or only manner in which an international and global fund can invest in the securities markets of those countries. The International Equity Portfolio does not intend to invest in other investment companies unless, in the judgment of its Money Managers, the potential benefits of such investments exceed the associated costs relative to the benefits and costs associated with direct investments in the underlying securities.

Investments in closed-end investment companies may involve the payment of substantial premiums above the net asset value of such issuer's portfolio securities and are subject to limitations under the 1940 Act. The International Equity Portfolio also may incur tax liability to the extent it invests in the stock of a foreign issuer that constitutes a "passive foreign investment company."

As a shareholder in an investment company, the International Equity Portfolio would bear its ratable share of that investment company's expenses, including its advisory and administration fees. In accordance with applicable state regulatory provisions, the Portfolio's advisers have agreed to waive their management fee with respect to the portion of this Portfolio's assets invested in shares of other open-ended investment companies. The Portfolio continues to pay its own management fees and other expenses with respect to their investments in shares of closed-end investment companies.

MONEY MARKET SECURITIES -- Money market securities are high-quality, dollar-denominated, short-term debt instruments. They consist of: (i) bankers' acceptances, certificates of deposits, notes and time deposits of highly-rated U.S. banks and U.S. branches of foreign banks; (ii) U.S. Treasury obligations and obligations issued or guaranteed by the agencies and instrumentalities of the U.S. Government; (iii) high quality commercial paper issued by U.S. and foreign corporations; (iv) debt obligations with a maturity of one year or less issued by corporations with outstanding high-quality commercial paper; and (v) repurchase agreements involving any of the foregoing obligations entered into with highly-rated banks and broker-dealers.

With respect to the International Equity Portfolio, money market securities are considered to include securities issued or guaranteed by the United States Government, its agencies or instrumentalities; securities issued or guaranteed by non-U.S. governments, which are rated at time of purchase A or higher by S&P or Moody's, or are determined by the advisers to be of comparable quality; repurchase agreements, certificates of deposit and bankers' acceptances issued by banks or savings and loan associations having net assets of at least $500 million as of the end of their most recent fiscal year; high-grade commercial paper, and other long-and short-term debt instruments which are rated at the time of purchase A or higher by S&P or Moody's, and which, with respect to such long-term debt instruments, are within 397 days of their maturity.

MORTGAGE-BACKED SECURITIES -- Mortgage-backed securities are instruments which entitle the holder to a share of all interest and principal payments from mortgages underlying the security. The mortgages backing these securities include conventional thirty-year fixed rate mortgages, graduated payment mortgages and adjustable rate mortgages. During periods of declining interest rates, prepayment of mortgages underlying mortgage-backed securities can be expected to accelerate. Prepayment of mortgages which underlie securities purchased at a premium often results in capital losses, while prepayment of mortgages purchased at a discount often results in capital gains. Because of these unpredictable prepayment characteristics, it is often not possible to predict accurately the average life or realized yield of a particular issue.

GOVERNMENT PASS-THROUGH SECURITIES: These are securities that are issued or guaranteed by a U.S. Government agency representing an interest in a pool of mortgage loans. The primary issuers or guarantors of these mortgage-backed securities are the Government National Mortgage Association ("GNMA"), Fannie Mae and the Federal Home Loan Mortgage Corporation ("FHLMC"). Fannie Mae and FHLMC obligations are not backed by the full faith and credit of the U.S. Government as GNMA

35

certificates are, but Fannie Mae and FHLMC securities are supported by the instrumentalities' right to borrow from the United States Treasury. Each of GNMA, Fannie Mae and FHLMC guarantees timely distributions of interest to certificate holders. Each of GNMA and Fannie Mae also guarantees timely distributions of scheduled principal. FHLMC has in the past guaranteed only the ultimate collection of principal of the underlying mortgage loan; however, FHLMC now issues Mortgage-Backed Securities (FHLMC Gold PCs) which also guarantees timely payment of monthly principal reduction. Government and private guarantees do not extend to the securities' value, which is likely to vary inversely with fluctuations in interest rates.

PRIVATE PASS-THROUGH SECURITIES: These are mortgage-backed securities issued by a non-governmental entity such as a trust, which securities include collateralized mortgage obligations ("CMOs") and real estate mortgage investment conduits ("REMICs"), that are rated in one of the top two rating categories. While they are generally structured with one or more types of credit enhancement, Private Pass-Through Securities typically lack a guarantee by an entity having the credit status of a governmental agency or instrumentality.

CMOS: CMOs are debt obligations or multiclass pass-through certificates issued by agencies or instrumentalities of the U.S. Government or by private originators or investors in mortgage loans. In a CMO, series of bonds or certificates are annually issued in multiple classes. Principal and interest paid on the underlying mortgage assets may be allocated among the several classes of a series of a CMO in a variety of ways. Each class of a CMO, often referred to as a "tranche" is issued with a specific fixed or floating coupon rate and has a stated maturity or final distribution date. Principal payments on the underlying mortgage assets may cause CMOs to be retired substantially earlier than their stated maturities or final distribution dates, resulting in a loss of all or part of any premium paid.

REMICS: A REMIC is a CMO that qualifies for special tax treatment under the Internal Revenue Code and invests in certain mortgages principally secured by interests in real property. Investors may purchase beneficial interests in REMICs, which are known as "regular" interests, or "residual" interests. Guaranteed REMIC pass-through certificates ("REMIC Certificates") issued by Fannie Mae or FHLMC represent beneficial ownership interests in a REMIC trust consisting principally of mortgage loans or Fannie Mae, FHLMC or GNMA-guaranteed mortgage pass-through certificates. For FHLMC REMIC Certificates, FHLMC guarantees the timely payment of interest, and also guarantees the payment of principal as payments are required to be made on the underlying mortgage participation certificates. Fannie Mae REMIC Certificates are issued and guaranteed as to timely distribution of principal and interest by Fannie Mae. GNMA REMIC Certificates are supported by the full faith and credit of the U.S. Treasury.

STRIPPED MORTGAGE-BACKED SECURITIES ("SMBS"): SMBs are usually structured with two classes that receive specified proportions of the monthly interest and principal payments from a pool of mortgage securities. One class may receive all of the interest payments and is thus termed an interest-only class ("IO"), while the other class may receive all of the principal payments and is thus termed the principal-only class ("PO"). The value of IOs tends to increase as rates rise and decrease as rates fall; the opposite is true of POs. SMBs are extremely sensitive to changes in interest rates because of the impact thereon of prepayment of principal on the underlying mortgage securities. The market for SMBs is not as fully developed as other markets; SMBs therefore may be illiquid.

ESTIMATED AVERAGE LIFE: Due to the possibility of prepayments of the underlying mortgage instruments, mortgage-backed securities generally do not have a known maturity. In the absence of a known maturity, market participants generally refer to an estimated average life. An average life estimate is a function of an assumption regarding anticipated prepayment patterns, based upon current interest rates, current conditions in the relevant housing markets and other factors. The assumption is necessarily subjective, and thus different market participants can produce different average life estimates with regard to the same security. There can be no assurance that estimated average life will be a security's actual average life.

MUNICIPAL SECURITIES -- Municipal securities consist of (i) debt obligations issued by or on behalf of public authorities to obtain funds to be used for various public facilities, for refunding outstanding obligations, for general operating expenses, and for

36

lending such funds to other public institutions and facilities, and (ii) certain private activity and industrial development bonds issued by or on behalf of public authorities to obtain funds to provide for the construction, equipment, repair, or improvement of privately operated facilities. General obligation bonds are backed by the taxing power of the issuing municipality. Revenue bonds are backed by the revenues of a project or facility; tolls from a toll bridge for example. Certificates of participation represent an interest in an underlying obligation or commitment such as an obligation issued in connection with a leasing arrangement. The payment of principal and interest on private activity and industrial development bonds generally is dependent solely on the ability of the facility's user to meet its financial obligations and the pledge, if any, of real and personal property so financed as security for such payment.

Municipal securities include general obligation notes, tax anticipation notes, revenue anticipation notes, bond anticipation notes, certificates of indebtedness, demand notes, and construction loan notes. Municipal bonds include general obligation bonds, revenue or special obligation bonds, private activity and industrial development bonds.

The Louisiana Fund currently contemplates that it will not invest more than 25% of its total assets (at market value at the time of purchase) in: (a) securities, the interest of which is paid from revenues of projects with similar characteristics; or (b) industrial development bonds.

OBLIGATIONS OF SUPRANATIONAL ENTITIES -- Supranational entities are entities established through the joint participation of several governments, including the Asian Development Bank, the Inter-American Development Bank, International Bank for Reconstruction and Development (World Bank), African Development Bank, European Economic Community, European Investment Bank and the Nordic Investment Bank. The governmental members, or "stock holders," usually make initial capital contributions to the supranational entity and, in many cases, are committed to make additional capital contributions if the supranational entity is unable to repay its borrowings.

OPTIONS -- Put and call options for various securities and indices are traded on national securities exchanges. Options may be used by a Fund from time to time as the Adviser deems to be appropriate. Options will generally be used for hedging purposes.

A put option gives the purchaser of the option the right to sell, and the writer the obligation to buy, the underlying security at any time during the option period. A call option gives the purchaser of the option the right to buy, and the writer of the option the obligation to sell, the underlying security at any time during the option period. The premium paid to the writer is the consideration for undertaking the obligations under the option contract. The initial purchase (sale) of an option contract is an "opening transaction." In order to close out an option position, a Fund may enter into a "closing transaction" -- the sale (purchase) of an option contract on the same security with the same exercise price and expiration date as the option contract originally opened.

Although a Fund will engage in option transactions as hedging transactions, there are risks associated with such investments including the following: (i) the success of a hedging strategy may depend on the ability of the Adviser to predict movements in the prices of the individual securities, fluctuations in markets and movements in interest rates; (ii) there may be an imperfect or no correlation between the changes in market value of the securities held by a Fund and the prices of options; (iii) there may not be a liquid secondary market for options; and (iv) while a Fund will receive a premium when it writes covered call options, it may not participate fully in a rise in the market value of the underlying security. Each Fund is permitted to engage in option transactions with respect to securities that are permitted investments and related indices. Any Fund that writes call options will write only covered call options.

The aggregate value of option positions may not exceed 10% of a Fund's net assets as of the time such options are entered into by a Fund.

PRIVATIZATIONS -- Privatizations are foreign government programs for selling all or part of the interests in government owned or controlled enterprises. The ability of a U.S. entity to participate in privatizations in certain foreign countries may be limited by local law, or the terms on which a Fund may be permitted to participate may be less advantageous than those applicable for local

37

investors. There can be no assurance that foreign governments will continue to sell their interests in companies currently owned or controlled by them or that privatization programs will be successful.

RECEIPTS -- TRs, TIGRs and CATS -- interests in separately traded interest and principal component parts of U.S. Treasury obligations that are issued by banks or brokerage firms and are created by depositing U.S. Treasury obligations into a special account at a custodian bank. The custodian holds the interest and principal payments for the benefit of the registered owners of the certificates or receipts. The custodian arranges for the issuance of the certificates or receipts evidencing ownership and maintains the register. Receipts include "Treasury Receipts" ("TRs"), "Treasury Investment Growth Receipts" ("TIGRs"), and "Certificates of Accrual on Treasury Securities" ("CATS"). Each Fund other than the Louisiana Fund is permitted to invest in receipts.

STRIPS, TRs, TIGRs and CATS are sold as zero coupon securities which means that they are sold at a substantial discount and redeemed at face value at their maturity date without interim cash payments of interest or principal. The amount of this discount is accrued over the life of the security and constitutes the income earned on the security for both accounting and tax purposes. Because of these features, receipts may be subject to greater price volatility than interest paying U.S. Treasury Obligations. See also "Taxes."

REPURCHASE AGREEMENTS -- Repurchase agreements are agreements by which a Fund obtains a security and simultaneously commits to return the security to the seller at an agreed upon price on an agreed upon date within a number of days from the date of purchase. Repurchase agreements must be fully collateralized at all times. A Fund bears a risk of loss in the event the other party defaults on its obligations and the Fund is delayed or prevented from its right to dispose of the collateral. A Fund will enter into repurchase agreements only with financial institutions deemed to present minimal risk of bankruptcy during the term of the agreement based on established guidelines. Repurchase agreements are considered loans under the 1940 Act.

RESTRICTED SECURITIES -- Restricted securities are securities that may not be sold freely to the public absent registration under the Securities Act of 1933 or an exemption from registration.

SECURITIES LENDING -- All Funds are permitted to engage in securities lending, under which securities are loaned pursuant to agreements requiring that the loan be continuously secured by collateral consisting of cash or securities of the U.S. Government equal to at least 100% of the market value of the securities lent. A Fund will continue to receive interest on the securities lent while simultaneously earning interest on the investment of cash collateral. Collateral is marked to market daily to provide a level of collateral at least equal to the value of the securities lent. There may be risks of delay in recovery of the securities or even loss of rights in the collateral should the borrower of the securities fail financially or become insolvent.

SECURITIES OF FOREIGN ISSUERS -- There are certain risks connected with investing in foreign securities. These include risks of adverse political and economic developments (including possible governmental seizure or nationalization of assets), the possible imposition of exchange controls or other governmental restrictions, less uniformity in accounting and reporting requirements, the possibility that there will be less information on such securities and their issuers available to the public, the difficulty of obtaining or enforcing court judgments abroad, restrictions on foreign investments in other jurisdictions, difficulties in effecting repatriation of capital invested abroad and difficulties in transaction settlements and the effect of delay on shareholder equity. Foreign securities may be subject to foreign taxes, and may be less marketable than comparable U.S. securities. The value of a Fund's investments denominated in foreign currencies will depend on the relative strengths of those currencies and the U.S. dollars, and a Fund may be affected favorably or unfavorably by changes in the exchange rates or exchange control regulations between foreign currencies and the U.S. dollar. Changes in foreign currency exchange rates also may affect the value of dividends and interest earned, gains and losses realized on the sale of securities and net investment income and gains if any, to be distributed to shareholders by a Fund. Furthermore, emerging market countries may have less stable political environments than more developed countries. Also it may be more difficult to obtain a judgement in a court outside the United States.

38

SHORT SALES -- A short sale is "against the box" if at all times during which the short position is open, a Fund owns at least an equal amount of the securities or securities convertible into, or exchangeable without further consideration for, securities of the same issue as the securities that are sold short.

SWAPS, CAPS, FLOORS AND COLLARS -- Interest rate swaps, mortgage swaps, currency swaps and other types of swap agreements such as caps, floors and collars are designed to permit the purchaser to preserve a return or spread on a particular investment or portion of its portfolio, and to protect against any increase in the price of securities, a Fund anticipates purchasing at a later date. In a typical interest rate swap, one party agrees to make regular payments equal to a floating interest rate times a "notional principal amount" in return for payments equal to a fixed rate times the same amount for a specific period of time. Swaps may also depend on other prices or rates such as the value of an index or mortgage prepayment rates.

In a typical cap or floor agreement, one party agrees to make payments only under specified circumstances, usually in return for payment of a fee by the other party.

Swap agreements will tend to shift a Fund's investment exposure from one type of investment to another. Depending on how they are used, swap agreements may increase or decrease the overall volatility of a Fund's investment and its share price and yield.

TIME DEPOSITS -- Time deposits are non-negotiable receipts issued by a bank in exchange for the deposit of funds. Like a certificate of deposit, it earns a specified rate of interest over a definite period of time; however, it cannot be traded in the secondary market. Time deposits with a withdrawal penalty or that mature in more than seven days are considered to be illiquid securities. All Funds are permitted to invest in time deposits.

U.S. GOVERNMENT AGENCY OBLIGATIONS -- Obligations issued or guaranteed by agencies of the United States Government, including, among others, the Federal Farm Credit Bank, the Federal Housing Administration and the Small Business Administration, and obligations issued or guaranteed by instrumentalities of the United States Government, including, among others, FHLMC, the Federal Land Banks and the United States Postal Service. Some of these securities are supported by the full faith and credit of the United States Treasury, others are supported by the right of the issuer to borrow from the Treasury, while still others are supported only by the credit of the instrumentality. Guarantees of principal by agencies or instrumentalities of the United States Government may be a guarantee of payment at the maturity of the obligation so that in the event of a default prior to maturity there might not be a market and thus no means of realizing on the obligation prior to maturity. Guarantees as to the timely payment of principal and interest do not extend to the value or yield of these securities nor to the value of the Fund's shares.

U.S. GOVERNMENT SECURITIES -- Any guaranty by the U.S. Government of the securities in which any Fund invests guarantees only the payment of principal and interest on the guaranteed security and does not guarantee the yield or value of that security or the yield or value of shares of that Fund.

U.S. TREASURY OBLIGATIONS -- U.S. Treasury obligations consist of bills, notes and bonds issued by the U.S. Treasury and separately traded interest and principal component parts of such obligations that are transferable through the Federal book-entry system known as Separately Traded Registered Interest and Principal Securities ("STRIPS"). All Funds are permitted to invest in U.S. Treasury Obligations.

VARIABLE AND FLOATING RATE INSTRUMENTS -- Certain of the obligations purchased by the Funds may carry variable or floating rates of interest, may involve a conditional or unconditional demand feature and may include variable amount master demand notes. Such instruments bear interest at rates which are not fixed, but which vary with changes in specified market rates or indices. The interest rates on these securities may be reset daily, weekly, quarterly or some other reset period, and may have a floor or ceiling on interest rate changes. There is a risk that the current interest rate on such obligations may not accurately reflect existing market interest rates. A demand instrument with a demand notice exceeding seven days may be considered illiquid if there is no secondary market for such securities. All Funds are permitted to invest in variable and floating rate instruments.

39

WARRANTS -- instruments giving holders the right, but not the obligation, to buy shares of a company at a given price during a specified period. The Equity Funds are permitted to invest in warrants.

WHEN-ISSUED AND DELAYED DELIVERY SECURITIES -- When-issued or delayed delivery basis transactions involve the purchase of an instrument with payment and delivery taking place in the future. Delivery of and payment for these securities may occur a month or more after the date of the purchase commitment. To the extent required by the 1940 Act, a Fund will maintain with the custodian a separate account with liquid high grade debt securities or cash in an amount at least equal to these commitments. The interest rate realized on these securities is fixed as of the purchase date and no interest accrues to the Fund before settlement. These securities are subject to market fluctuation due to changes in market interest rates and it is possible that the market value at the time of settlement could be higher or lower than the purchase price if the general level of interest rates has changed. Although a Fund generally purchases securities on a when-issued or forward commitment basis with the intention of actually acquiring securities for its portfolio, a Fund may dispose of a when-issued security or forward commitment prior to settlement if deems it appropriate.

40

TABLE OF CONTENTS
--------------------------------------------------------------------------------

Summary...................................................................     2
Expense Summary...........................................................     4
Financial Highlights......................................................     9
The Trust.................................................................    12
Investment Objectives and Policies........................................    12
General Investment Policies...............................................    16
Investment Limitations....................................................    16
How to Purchase Shares....................................................    17
Alternative Sales Charge Options..........................................    18
Exchanges.................................................................    21
Redemption of Shares......................................................    22
The Adviser...............................................................    23
  Small Cap Growth and International Equity Portfolios....................    24

The Administrator.........................................................    25
The Shareholder Servicing Agent and Transfer Agent........................    25
The Distributor...........................................................    25
  Small Cap Growth and International Equity Portfolios....................    26
Performance...............................................................    26
Taxes.....................................................................    27
General Information.......................................................    29
Risk Factors Relating to the Feeder Funds and the Portfolios..............    30
Description of Permitted Investments and Risk Factors.....................    31

                       THIS PAGE INTENTIONALLY LEFT BLANK

MARQUIS FUNDS-REGISTERED TRADEMARK-

               Investment Adviser:
               FIRST NATIONAL BANK OF COMMERCE IN NEW ORLEANS

                        INSTITUTIONAL MONEY MARKET FUND

MARQUIS FUNDS-REGISTERED TRADEMARK- (the "Trust") is a mutual fund that offers a convenient and economical means of investing in one or more professionally managed portfolios of securities. This Prospectus offers shares of the INSTITUTIONAL MONEY MARKET FUND (the "Fund"), a separate series of the Trust.

This Prospectus sets forth concisely the information about the Fund and the Trust that a prospective investor should know before investing in the Fund. Investors are advised to read this Prospectus and retain it for future reference. A Statement of Additional Information dated February 1, 1998, as supplemented from time to time, has been filed with the Securities and Exchange Commission (the "SEC") and is available without charge by calling 1-800-471-1144. The Statement of Additional Information is incorporated into this Prospectus by reference.

AN INVESTMENT IN THE FUND IS NEITHER INSURED NOR GUARANTEED BY THE U.S. GOVERNMENT AND THERE CAN BE NO ASSURANCE THAT THE FUND WILL BE ABLE TO MAINTAIN A STABLE NET ASSET VALUE OF $1.00 PER SHARE.

THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND EXCHANGE COMMISSION NOR HAS THE SECURITIES AND EXCHANGE COMMISSION PASSED UPON THE ACCURACY OR ADEQUACY OF THIS PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

 THE TRUST'S SHARES ARE NOT DEPOSITS OR OBLIGATIONS OF, OR GUARANTEED OR ENDORSED BY ANY BANK, INCLUDING FIRST NATIONAL BANK OF COMMERCE IN NEW ORLEANS OR ANY OF ITS AFFILIATES OR CORRESPONDENTS, INCLUDING FIRST COMMERCE CORPORATION. THE TRUST'S SHARES ARE NOT FEDERALLY INSURED BY THE FEDERAL DEPOSIT INSURANCE CORPORATION, THE FEDERAL RESERVE BOARD OR ANY OTHER GOVERNMENT AGENCY. INVESTMENT IN THE SHARES INVOLVES RISK, INCLUDING POSSIBLE LOSS OF THE PRINCIPAL AMOUNT INVESTED.

FEBRUARY 1, 1998

MRQ-F-021-02

2

                                    SUMMARY

      MARQUIS FUNDS-REGISTERED TRADEMARK- (THE "TRUST") IS AN OPEN-END MANAGEMENT INVESTMENT COMPANY PROVIDING A CONVENIENT WAY TO INVEST IN PROFESSIONALLY MANAGED PORTFOLIOS OF SECURITIES. THIS SUMMARY PROVIDES BASIC INFORMATION ABOUT THE TRUST'S INSTITUTIONAL MONEY MARKET FUND (THE "FUND"). THE FUND IS A SEPARATE SERIES OF THE TRUST.

      WHAT ARE THE INVESTMENT OBJECTIVE AND POLICIES OF THE FUND? The Fund seeks to preserve principal value and maintain a high degree of liquidity while providing current income by investing exclusively in obligations issued by the U.S. Treasury and in repurchase agreements involving such obligations. There can be no assurance that the Fund will achieve its investment objective.

      WHAT ARE THE RISKS INVOLVED WITH AN INVESTMENT IN THE FUND? While the Fund seeks to maintain a net asset value of $1.00 per share, there can be no assurance that the Fund will be able to do this on a continuous basis. There may be other risks involved in the ownership of money market mutual funds.

      ARE MY INVESTMENTS INSURED? Any guaranty by the U.S. Government, its agencies or instrumentalities of the securities in which the Fund invests guarantees only the payment of principal and interest on the guaranteed security and does not guarantee the yield or value of that security or the yield or value of shares of the Fund. The Trust's shares are not federally insured by the FDIC or any other government agency.

      For more information about the Fund, see "Investment Objective and Policies" and "Description of Permitted Investments and Risk Factors."

      WHO IS THE ADVISER? The Trust Group of First National Bank of Commerce in New Orleans serves as the investment adviser of the Fund. See "Expense Summary" and "The Adviser."

      WHO IS THE ADMINISTRATOR? SEI Fund Resources serves as the administrator of the Trust. See "Expense Summary" and "The Administrator."

      WHO IS THE TRANSFER AGENT? DST Systems, Inc. serves as shareholder servicing agent, transfer agent and dividend disbursing agent for the Trust. See "The Shareholder Servicing Agent and Transfer Agent."

      WHO IS THE DISTRIBUTOR? SEI Investments Distribution Co. serves as distributor of the Trust's shares. See "The Distributor."

      HOW DO I PURCHASE AND REDEEM SHARES? Purchases and redemptions may be made through the Transfer Agent or an authorized sub-transfer agent on any day when the New York Stock Exchange and the Federal Reserve wire system are open for business (a "Business Day"). A purchase order will be effective as of the Business Day received by the Transfer Agent if the Transfer Agent receives an order and payment with readily available funds prior to the time the Fund calculates its net asset value, normally 11:00 a.m., Central Time. To purchase shares by wire, you must first call 1-800-471-1144. Redemption orders placed with the Transfer Agent prior to 11:00 a.m., Central Time on any Business Day will be effective that day. The purchase and redemption price for shares is the net asset value per share determined as of the end of the day the order is effective. See "Purchase of Shares" and "Redemption of Shares."

      HOW ARE DIVIDENDS PAID? Substantially all of the net investment income (exclusive of capital gains) of the Fund is distributed in the form of monthly dividends. Any capital gain is distributed at least annually. Dividends are paid in additional shares unless the shareholder elects to take payment in cash on the first Business Day of each month. See "Dividends."

3

                                EXPENSE SUMMARY

SHAREHOLDER TRANSACTION EXPENSES                 INSTITUTIONAL MONEY MARKET FUND

------------------------------------------------------------------------------------------------------
Maximum Sales Load Imposed on Purchases..................................................         None
Maximum Sales Load Imposed on Reinvested Dividends.......................................         None
Maximum Contingent Deferred Sales Charge.................................................         None
Wire Redemption Fee......................................................................         None
Exchange Fee.............................................................................         None
------------------------------------------------------------------------------------------------------
------------------------------------------------------------------------------------------------------

ANNUAL OPERATING EXPENSES                        INSTITUTIONAL MONEY MARKET FUND
(as a percentage of average net assets)

------------------------------------------------------------------------------------------------------
Management Fees (after fee waivers) (1)..................................................         .04%
12b-1 Fees...............................................................................         None
Other Expenses...........................................................................         .21%
------------------------------------------------------------------------------------------------------
Total Operating Expenses (after fee waivers) (1).........................................         .25%
------------------------------------------------------------------------------------------------------
------------------------------------------------------------------------------------------------------

(1) The Adviser has voluntarily agreed to waive its advisory fee or reimburse expenses to the extent necessary to keep "Total Operating Expenses" for the Fund from exceeding .25%. The Adviser reserves the right to terminate its waiver at any time in its sole discretion. Absent such waiver, Management Fees for the Fund would be .15% and Total Operating Expenses for the Fund would be .36%.

EXAMPLE

--------------------------------------------------------------------------------------------------------------
                                                                               1       3        5        10
                                                                             YEAR    YEARS    YEARS     YEARS
--------------------------------------------------------------------------------------------------------------
An investor would pay the following expenses on a $1,000
  investment in shares of the Fund assuming: (1) 5% annual return
  and (2) redemption at the end of each time period........................   $ 3     $ 8      $14      $ 32
--------------------------------------------------------------------------------------------------------------
--------------------------------------------------------------------------------------------------------------

THE EXAMPLE SHOULD NOT BE CONSIDERED A REPRESENTATION OF PAST OR FUTURE EXPENSES. ACTUAL EXPENSES MAY BE GREATER OR LESS THAN THOSE SHOWN.

The purpose of this table is to assist the investor in understanding the various costs and expenses that may be directly or indirectly borne by investors in the Fund. Shareholders purchasing shares through a financial institution may be charged additional account fees by that institution. Additional information may be found under "The Adviser," "The Administrator" and "The Distributor."

4

FINANCIAL HIGHLIGHTS

The following financial highlights for a share outstanding throughout each period ended September 30 have been audited by Arthur Andersen LLP, independent public accountants, whose report thereon was unqualified. This information should be read in conjunction with the Trust's financial statements and notes thereto which are incorporated by reference into the Statement of Additional Information under the heading "Financial Information." Additional performance information is set forth in the Trust's 1997 Annual Report to Shareholders and is available upon request and without charge by calling 1-800-471-1144.

For a Share Outstanding Throughout each Period ended September 30,

                                           NET                   REALIZED
                                          ASSET                     AND
                                          VALUE                 UNREALIZED   DISTRIBUTIONS    NET ASSET
                                         BEGINNING     NET         GAINS        FROM NET        VALUE
                                            OF     INVESTMENT   (LOSSES) ON    INVESTMENT      END OF      TOTAL
                                          PERIOD     INCOME     INVESTMENTS      INCOME        PERIOD     RETURN*
------------------------------------------------------------------------------------------------------------------
INSTITUTIONAL MONEY MARKET FUND
------------------------------------------------------------------------------------------------------------------
1997....................................  $1.00       $0.05       $   --         $(0.05)        $1.00       5.29%
1996....................................   1.00        0.05           --          (0.05)         1.00       5.33
1995(1).................................   1.00        0.01           --          (0.01)         1.00       5.55*
------------------------------------------------------------------------------------------------------------------

                                                                  RATIO OF     RATIO OF     RATIO OF
                                                     RATIO OF        NET       EXPENSES    NET INCOME
                                        NET ASSETS   EXPENSES    INVESTMENT   TO AVERAGE   TO AVERAGE
                                          END OF        TO        INCOME TO   NET ASSETS   NET ASSETS
                                          PERIOD      AVERAGE    AVERAGE NET  (EXCLUDING   (EXCLUDING
                                          (000)     NET ASSETS     ASSETS      WAIVERS)     WAIVERS)
------------------------------------------------------------------------------------------------------
INSTITUTIONAL MONEY MARKET FUND
------------------------------------------------------------------------------------------------------
1997.................................... $58,516        0.25%        5.19%        0.36%        5.08%
1996....................................  28,004        0.25         5.19         0.34         5.10
1995(1).................................  31,314        0.25*        5.56*        0.60*        5.21*
------------------------------------------------------------------------------------------------------

*  Annualized.

(1) Commenced operations on August 10, 1995.

5

THE TRUST

MARQUIS FUNDS-REGISTERED TRADEMARK- (the "Trust") is an open-end management investment company that offers units of beneficial interest ("shares"). This prospectus relates to the Institutional Money Market Fund (the "Fund"), a diversified mutual fund. Each share of the Fund represents an undivided, proportionate interest in the Fund. Information regarding the Trust's other funds is contained in separate prospectuses that may be obtained by calling 1-800-471-1144.

INVESTMENT OBJECTIVE AND POLICIES

The Fund's investment objective is to preserve principal value and maintain a high degree of liquidity while providing current income. There can be no assurance that the Fund will be able to achieve its investment objective.

The Fund complies with regulations of the Securities and Exchange Commission applicable to money market funds. These regulations impose certain quality, maturity and diversification restraints on investments by the Fund. Under these regulations, the Fund will maintain a dollar-weighted average portfolio maturity of 90 days or less, and will acquire only obligations maturing in 397 days or less. The Fund will attempt to maintain a net asset value of $1.00 per share, although there can be no assurance that it will be able to do so.

The Fund invests exclusively in obligations issued by the U.S. Treasury ("Treasury Obligations") and backed by its full faith and credit, and in repurchase agreements involving such obligations.

For additional information regarding permitted investments, investment practices and risks, see "Description of Permitted Investments and Risk Factors."

INVESTMENT LIMITATIONS

The following investment limitation is a fundamental policy of the Fund. Fundamental policies cannot be changed with respect to the Fund without the consent of the holders of a majority of the Fund's outstanding shares.

The Fund may not:

1. Purchase securities of any issuer (except securities issued or guaranteed by the United States, its agencies or instrumentalities and repurchase agreements involving such securities) if, as a result, more than 5% of the total assets of the Fund would be invested in the securities of such issuer.

2. Purchase any securities which would cause more than 25% of the total assets of the Fund to be invested in the securities of one or more issuers conducting their principal business activities in the same industry, provided that this limitation does not apply to investments in the obligations issued or guaranteed by the U.S. Government or its agencies and instrumentalities, and repurchase agreements involving such securities.

3. Make loans except that the Fund may (i) purchase or hold debt instruments in accordance with its investment objectives and policies; and (ii) enter into repurchase agreements.

Additional investment limitations are set forth in the Statement of Additional Information.

PURCHASE OF SHARES

Investors may purchase shares of the Fund directly from the Trust's shareholder servicing and transfer agent, DST Systems, Inc., or an authorized sub-transfer agent (collectively, the "Transfer Agent"), by wire. Shares of the Fund are sold to investors on a continuous basis.

To open an account, an investor must first return a completed and signed Account Application, along with a check (or other negotiable bank instrument or money order payable to "Marquis Funds (Institutional Money Market Fund)", to Marquis Funds, P.O. Box 419316, Kansas City, MO 64141-6316. Third party checks, credit cards, credit card checks and cash will not be accepted. When purchases are made by check, redemption proceeds will not be forwarded until the investment being redeemed has been in the account for 15 days. You may purchase additional shares at any time by mailing payment to the Transfer Agent. Orders placed by mail will be executed on receipt of your payment. If your check does not clear, your purchase will be canceled and you could be liable for any losses or fees incurred. Account Application forms are available by calling 1-800-471-1144.

6

WIRE

A shareholder whose Account Application has been received by the Transfer Agent may purchase shares of the Fund by wiring Federal funds. The shareholder must wire funds to the Transfer Agent and the wire instructions must include the shareholder's account number. The shareholder must call 1-800-471-1144 before wiring any funds. An order to purchase shares by Federal funds wire will be deemed to have been received by the Fund on the Business Day of the wire, provided that the shareholder notifies the Transfer Agent prior to the time the Fund calculates its net asset value, normally 11:00 a.m., Central Time. If the Transfer Agent does not receive notice by the time the Fund calculates its net asset value, normally 11:00 a.m., Central Time, on the Business Day of the wire, the order will be executed on the next Business Day.

GENERAL INFORMATION REGARDING PURCHASES

Purchases of shares of the Fund may be made on any day the New York Stock Exchange and the Federal Reserve wire system are open for business ("Business Days"). The minimum initial investment in the Fund is $10,000,000; however, the Trust's distributor, SEI Investments Distribution Co. (the "Distributor"), may waive the minimum investment at its discretion.

A purchase order for shares will be effective, and eligible to receive dividends declared that same day, on the Business Day received by the Transfer Agent, if it receives the order and payment before the time the Fund calculates its net asset value, normally 11:00 a.m., Central Time. A purchase order received (with payment) after this time will be effective on the next Business Day. The purchase price of shares of the Fund is the net asset value per share next computed after the order is received and accepted by the Trust. The Fund expects to maintain its net asset value per share constant at $1.00.

Net asset value per share will be determined as of the earlier of 11:00 a.m. (Central Time) or the close of regular trading on the New York Stock Exchange (normally, 3:00 p.m., Central Time). The net asset value per share of the Fund is determined by dividing the total value of its investments and other assets, less any liabilities, by its total outstanding shares. The Fund's net asset value per share is calculated each Business Day and is based on the amortized cost method described in the Statement of Additional Information.

The Trust reserves the right to reject a purchase order for shares when the Adviser determines that it is not in the best interest of the Trust and/or its shareholders to accept such order.

Shareholders who desire to transfer the registration of their shares should call 1-800-471-1144.

Certain financial institutions through which shares may be purchased may be required under state law to register as broker dealers.

EXCHANGES

Shares of the Fund may be exchanged for Class A shares of other funds of the Trust. Investors exchanging shares of the Fund acquired with cash for Class A shares of another fund of the Trust will be subject to the applicable sales charge. Shares of the Fund acquired through an exchange of Class A shares of another fund of the Trust may be exchanged back, with no sales charge, into Class A shares of any other fund of the Trust.

An investor must have received a current prospectus of the Trust's other fund into which the exchange is to be made (the "new" fund) before the exchange will be effected. Exchanges will be made only after instructions in writing or by telephone (an "Exchange Request") are received by the Transfer Agent. If an Exchange Request in good order is received by the Transfer Agent by 3:00 p.m. Central Time, on any Business Day, the exchange will occur on that day. The exchange privilege may be exercised only in those states where the class or shares of the new fund may legally be sold.

The Trust reserves the right to change the terms or conditions of the exchange privilege discussed herein upon 60 days' notice.

REDEMPTION OF SHARES

Shareholders may redeem their shares without charge on any Business Day. Shares may be redeemed by mail or by telephone. Shares of the Funds cannot be redeemed by Federal Reserve wire on Federal holidays restricting wire transfers.

7

BY MAIL

A written request for redemption must be received by the Transfer Agent in order to constitute a valid redemption request.

If the redemption request exceeds $5,000 or if the request directs the proceeds to be sent or wired to a shareholder or an address different from that on record, the Transfer Agent may require that the signature on the written redemption request be guaranteed. Signature guarantees can be obtained from banks, brokers, dealers, credit unions, securities exchanges or associations, clearing agencies or savings associations. A notary public cannot guarantee signatures.

BY TELEPHONE

Shares may be redeemed by telephone if the shareholder has elected that option on the Account Application. Under most circumstances, payments will be transmitted on the next Business Day following receipt of a valid request for redemption. The shareholder may have the proceeds mailed to his or her address of record or wired to a commercial bank account previously designated on the Account Application. Shareholders may request a wire redemption for redemptions in excess of $500 by calling 1-800-471-1144.

Neither the Trust nor the Transfer Agent will be responsible for any loss, liability, cost or expense for acting upon wire instructions or upon telephone instructions that it reasonably believes to be genuine. The Trust and the Transfer Agent will each employ reasonable procedures to confirm that instructions communicated by telephone are genuine, including requiring a form of personal identification prior to acting upon instructions received by telephone and recording telephone instructions.

OTHER INFORMATION REGARDING REDEMPTIONS

All redemption orders are effected at the net asset value per share next determined after receipt of a valid request for redemption. A redemption order received before 11:00 a.m., Central Time, on any Business Day will be effective that day and will receive that day's redemption price. Net asset value per share is determined as of the earlier of 11:00 a.m. (Central Time) or the close of regular trading on the New York Stock Exchange (normally, 3:00 p.m., Central
Time), on each Business Day. Redeemed shares are not entitled to dividends declared on the day the redemption order is effective.

Payment to shareholders for shares redeemed will be made within 7 days after the Transfer Agent receives the valid redemption request.

See "Purchase and Redemption of Shares" in the Statement of Additional Information for examples of when the right of redemption may be suspended.

THE ADVISER

First National Bank of Commerce in New Orleans ("First NBC" or the "Adviser"), 201 St. Charles Avenue, New Orleans, Louisiana 70170, serves as the Fund's investment adviser under an advisory agreement (the "Advisory Agreement") with the Trust. The Adviser, through its Trust Group, makes the investment decisions for the assets of the Fund and continuously reviews, supervises, and administers the investment programs of the Fund, subject to the supervision of, and policies established by, the Trustees of the Trust.

As of September 30, 1997, the Adviser's Trust Group managed approximately $3.2 billion in discretionary investment management accounts for individuals, corporations and institutions with widely varying investment needs and objectives. The Trust Group has managed client accounts since 1933 and has managed money market portfolios for the past eight years.

The Glass-Steagall Act restricts the securities activities of national banks such as First NBC but the Comptroller of the Currency permits national banks to provide investment advisory and other services to mutual funds. Should the Comptroller's position be challenged successfully in court or reversed by legislation, the Trust might have to make other investment advisory arrangements.

The Trust's shares are not sponsored, endorsed or guaranteed by, and do not constitute obligations or deposits of, the Adviser or First Commerce Corporation and are not insured by the Federal Deposit Insurance Corporation or issued or guaranteed by the U.S. Government or any of its agencies.

The Adviser is entitled to a fee, which is calculated daily and paid monthly, at an annual rate of .15% of the Fund's average daily net assets. The Adviser may voluntarily waive a portion of its fee in order to limit the total operating expenses of the Fund. The Adviser reserves the right, in its sole discretion, to terminate such a voluntary fee waiver at any time.

8

For the fiscal year ended September 30, 1997, the Adviser was paid an advisory fee of 0.04% of the Fund's average net assets.

Gerald S. Dugal, Vice President of the Adviser, is the portfolio manager of the Fund as well as the Trust's Treasury Securities Money Market Fund and Strategic Income Bond Fund. Mr. Dugal is currently a senior portfolio manager and Manager of Fixed Income and Trading. Mr. Dugal has over 12 years of experience in portfolio management, investment trading and research, the past seven with the Adviser. He is licensed as a general securities principal and a municipal securities principal.

First NBC has also entered into a custodian agreement with the Trust under which it provides all safekeeping services as required by the Investment Company Act of 1940 (the "1940 Act"). First NBC is entitled to a custodian fee, calculated daily and paid monthly, at an annual rate of up to 0.04% of the average daily net assets of the Fund. It is anticipated that the Trust will pay the Custodian 0.04% of the average daily net assets of the Fund during the fiscal year ending September 30, 1998.

THE ADMINISTRATOR

SEI Fund Resources, a Delaware business trust (the "Administrator"), has its principal business offices at Oaks, Pennsylvania 19456. The Trust and the Administrator are parties to an Administration Agreement (the "Administration Agreement"). Under the terms of the Administration Agreement, the Administrator provides the Trust with administrative services, other than investment advisory services, including all regulatory reporting, necessary office space, equipment, personnel and facilities.

The Administrator is entitled to a fee, which is calculated daily and paid monthly, at an annual rate of .10% of the Fund's average daily net assets.

The Administrator may voluntarily waive a portion of its fees in order to limit the total operating expenses of the Fund.

THE SHAREHOLDER SERVICING AGENT AND TRANSFER AGENT

DST Systems, Inc., 1004 Baltimore Street, Kansas City, MO 64105, serves as the dividend disbursing agent and shareholder servicing agent for the Trust. DST also acts as transfer agent for the Trust under a transfer agent agreement.

THE DISTRIBUTOR

Shares of the Fund are offered without distribution fees.

SEI Investments Distribution Co. (the "Distributor"), Oaks, Pennsylvania 19456, a wholly-owned subsidiary of SEI Investments Company, and the Trust are parties to a distribution agreement ("Distribution Agreement").

The Fund may execute brokerage or other agency transactions through an affiliate of the Adviser or through the Distributor, for which the affiliate or the Distributor may receive "usual and customary" compensation. For further information, see the Statement of Additional Information.

PERFORMANCE

From time to time, the Trust may advertise the Fund's "current yield" and "effective compound yield." These figures will fluctuate, as they are based on historical earnings; they are not intended to indicate future performance and the Trust makes no representation concerning actual future yields. The "current yield" of the Fund refers to the income generated by an investment over a seven-day period which is then "annualized." That is, the amount of income generated by an investment during that week is assumed to be generated each week over a 52-week period and is shown as a percentage of the investment. The "effective yield" is calculated similarly but, when annualized, the income earned by an investment is assumed to be reinvested. The "effective yield" will be slightly higher than the "current yield" because of the compounding effect of this assumed reinvestment.

In addition, the Trust may from time to time compare performance of the Fund to that of other mutual funds tracked by mutual fund rating services, financial and business publications and periodicals, broad groups of comparable mutual funds or unmanaged indices which may assume reinvestment of dividends but generally do not reflect deductions for administrative and management costs or to other investment alternatives.

TAXES

The following summary of federal income tax consequences is based on current tax laws and regulations, which may be changed by legislative, judicial or administrative action.

9

No attempt has been made to present a detailed explanation of the federal, state, or local income tax treatment of the Fund or its shareholders. In addition, state and local tax consequences of an investment in the Fund may differ from the federal income tax consequences described below. Accordingly, shareholders are urged to consult with their tax advisers regarding specific questions as to federal, state and local income taxes. Additional information concerning taxes is set forth in the Statement of Additional Information.

TAX STATUS OF THE FUND

The Fund is treated as a separate entity for federal income tax purposes and is not combined with the Trust's other funds. The Fund intends to qualify for the special tax treatment afforded regulated investment companies as defined under Subchapter M of the Internal Revenue Code of 1986, as amended, so as to be relieved of federal income tax on that part of its net of investment company taxable income, and net of capital gain (the excess of net long-term capital gains over net short-term capital losses) distributed to shareholders.

TAX STATUS OF DISTRIBUTIONS

The Fund will distribute all of its net investment income (including net short-term capital gains) to shareholders. Dividends from net investment company taxable income are taxable to shareholders as ordinary income (whether received in cash or in additional shares) to the extent of the Fund's earnings and profits. Net capital gains will be distributed at least annually and will be taxed to shareholders as a 20% rate gain distribution (taxed at a rate of 20%) or a 28% rate gain distribution (taxed at a rate of 28%), depending upon the designation by the Fund (such designation being dependent upon the Fund's holding period in the underlying asset generating the net capital gain), regardless of how long the shareholders have held their shares and regardless of whether the distributions are received in cash or in additional shares. If no designation is made regarding a capital gain dividend, it will be classified as a 28% rate gain distribution, and, thus, taxed at a rate of 28%. Dividends and distributions of capital gains paid by the Fund do not qualify for the dividends received deduction for corporate shareholders. The Fund will provide annual reports to shareholders of the federal income tax status of all distributions.

Dividends declared by the Fund in October, November or December of any year and payable to shareholders of record on a date in one of those months will be deemed to have been paid by the Fund and received by the shareholders on December 31 of the year declared, if paid by the Fund at any time during the following January.

With respect to investments in U.S. Treasury STRIPS, which are sold with original issue discount and do not make periodic cash interest payments. The Fund will be required to include as part of its current income the imputed interest on such obligations even though the Fund has not received any interest payments on such obligations during that period. Because the Fund distributes all of its net investment income to its shareholders, the Fund may have to sell portfolio securities to distribute such imputed income, which may occur at a time when the Adviser would not have chosen to sell such securities and which may result in a taxable gain or loss.

Investment income received directly by the Fund on Treasury Obligations is exempt from income tax at the state level and may be exempt, depending on the state, when received by a shareholder as income dividends from the Fund provided certain state specific conditions are satisfied. Interest received on repurchase agreements collateralized by Treasury Obligations normally is not exempt from state taxation. The Fund will inform shareholders annually of the percentage of income and distributions derived from Treasury Obligations. Shareholders should consult their tax advisers to determine whether any portion of the income dividends received from the Fund is considered tax exempt in their particular states.

The Fund intends to make sufficient distributions prior to the end of each calendar year to avoid liability for federal excise tax applicable to regulated investment companies.

A sale, exchange or redemption of a Fund's shares generally is a taxable transaction to the shareholder.

GENERAL INFORMATION

THE TRUST

The Trust was organized as a Massachusetts business trust under a Declaration of Trust dated June 29, 1993. The Declaration of Trust permits the Trust to offer separate series of shares or "funds" and different classes of each fund. In addition to the Fund, the Trust offers the following funds: Treasury Securities Money Market Fund, Tax Exempt Money Market Fund, Government Securities Fund, Louisiana Tax-Free Income Fund, Strategic Income

10

Bond Fund, Balanced Fund, Value Equity Fund, Growth Equity Fund, Small Cap Equity Fund and International Equity Fund. All consideration received by the Trust for shares of any fund and all assets of such fund belong to that fund and would be subject to liabilities related thereto. The Trust reserves the right to create and issue shares of additional funds.

The Fund pays its operating expenses, including fees of its service providers, audit and legal expenses, expenses of preparing prospectuses, proxy solicitation material and reports to shareholders, costs of custodial services and registering the shares under federal and state securities laws, pricing and insurance expenses, and pays additional expenses including litigation and other extraordinary expenses, brokerage costs, interest charges, taxes and organization expenses.

TRUSTEES OF THE TRUST

The management and affairs of the Trust are supervised by the Trustees under the laws of the Commonwealth of Massachusetts. The Trustees have approved contracts under which, as described above, certain companies provide essential management, administrative and shareholder services to the Trust.

VOTING RIGHTS

Each share held entitles the shareholder of record to one vote. Each fund or class will vote separately on matters relating solely to that fund or class. As a Massachusetts business trust, the Trust is not required to hold annual meetings of shareholders but meetings of shareholders will be held from time to time to seek approval for certain changes in the operation of the Trust and for the election of Trustees under certain circumstances. In addition, a Trustee may be removed by the remaining Trustees or by shareholders at a special meeting called upon written request of shareholders owning at least 10% of the outstanding shares of the Trust. In the event that such a meeting is requested, the Trust will provide appropriate assistance and information to the shareholders requesting the meeting.

REPORTING

The Trust issues unaudited financial information semiannually and audited financial statements annually. The Trust furnishes periodic reports to shareholders of record, and, as necessary, proxy statements for shareholder meetings.

SHAREHOLDER INQUIRIES

Shareholder inquiries should be directed to Marquis Funds, P.O. Box 419316, Kansas City, MO 64141-6316 or by calling 1-800-471-1144.

DIVIDENDS

The net investment income (not including capital gains) of the Fund is determined and declared on each Business Day as a dividend for shareholders of record as of the close of business on that day. Shareholders who own shares at the close of business on the record date will be entitled to receive the dividend. Currently, capital gains of the Fund, if any, will be distributed at least annually. Dividends are paid by the Fund in Federal funds or in additional shares at the discretion of the shareholder on the first business day of each month.

COUNSEL AND INDEPENDENT PUBLIC ACCOUNTANTS

Morgan, Lewis & Bockius LLP serves as counsel to the Trust. Arthur Andersen LLP serves as the independent public accountants of the Trust.

DESCRIPTION OF PERMITTED INVESTMENTS AND RISK FACTORS

The following is a description of the permitted investments and investment practices for the Fund and associated risk factors. Further discussion is contained in the Statement of Additional Information.

U.S. TREASURY OBLIGATIONS -- U.S. Treasury obligations consist of bills, notes and bonds issued by the U.S. Treasury, and separately traded interest and principal component parts of such obligations that are transferable through the Federal book-entry system known as Separately Traded Registered Interest and Principal Securities ("STRIPS"). The Fund does not expect to trade STRIPS actively.

Any guaranty by the U.S. Treasury of the securities in which the Fund invests guarantees only the payment of principal and interest on the guaranteed security and does not guarantee the yield or value of that security or the yield or value of shares of the Fund.

REPURCHASE AGREEMENTS -- Repurchase agreements are agreements by which the Fund obtains a security and simultaneously commits to return the security to the seller at an agreed upon price (including principal and interest) on an agreed upon date within a number of days from the date of purchase. Repurchase agreements must be fully collateralized at all times. The Fund bears a risk of loss in the event the other party defaults on its obligations and the Fund is delayed or prevented from its right to dispose of the collateral. The Fund will enter into repurchase agreements only with financial institutions deemed to present minimal risk of bankruptcy during the term of the agreement based on established guidelines. Repurchase agreements are considered loans under the 1940 Act.

11

TABLE OF CONTENTS
--------------------------------------------------------------------------------

Summary...................................................................     2
Expense Summary...........................................................     3
Financial Highlights......................................................     4
The Trust.................................................................     5
Investment Objective and Policies.........................................     5
Investment Limitations....................................................     5
Purchase of Shares........................................................     5
Exchanges.................................................................     6
Redemption of Shares......................................................     6
The Adviser...............................................................     7

The Administrator.........................................................     8
The Shareholder Servicing Agent and Transfer Agent........................     8
The Distributor...........................................................     8
Performance...............................................................     8
Taxes.....................................................................     8
General Information.......................................................     9
Description of Permitted Investments and Risk Factors.....................    10

MARQUIS FUNDS-REGISTERED TRADEMARK-

               Investment Adviser:
               FIRST NATIONAL BANK OF COMMERCE IN NEW ORLEANS

              TREASURY SECURITIES MONEY MARKET FUND

MARQUIS FUNDS-REGISTERED TRADEMARK- (the "Trust") is a mutual fund that offers a convenient and economical means of investing in one or more professionally managed portfolios of securities. This Prospectus offers the TRUST CLASS shares of the TREASURY SECURITIES MONEY MARKET FUND (the "Fund"), a separate series of the Trust.

This Prospectus sets forth concisely the information about the Fund and the Trust that a prospective investor should know before investing in the Fund. Investors are advised to read this Prospectus and retain it for future reference. A Statement of Additional Information dated February 1, 1998, as supplemented from time to time, has been filed with the Securities and Exchange Commission (the "SEC") and is available without charge by calling 1-800-471-1144. The Statement of Additional Information is incorporated into this Prospectus by reference.

AN INVESTMENT IN THE FUND IS NEITHER INSURED NOR GUARANTEED BY THE U.S. GOVERNMENT AND THERE CAN BE NO ASSURANCE THAT THE FUND WILL BE ABLE TO MAINTAIN A STABLE NET ASSET VALUE OF $1.00 PER SHARE.

THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND EXCHANGE COMMISSION NOR HAS THE SECURITIES AND EXCHANGE COMMISSION PASSED UPON THE ACCURACY OR ADEQUACY OF THIS PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

 THE TRUST'S SHARES ARE NOT DEPOSITS OR OBLIGATIONS OF, OR GUARANTEED OR ENDORSED BY ANY BANK, INCLUDING FIRST NATIONAL BANK OF COMMERCE IN NEW ORLEANS OR ANY OF ITS AFFILIATES OR CORRESPONDENTS, INCLUDING FIRST COMMERCE CORPORATION. THE TRUST'S SHARES ARE NOT FEDERALLY INSURED BY THE FEDERAL DEPOSIT INSURANCE CORPORATION, THE FEDERAL RESERVE BOARD OR ANY OTHER GOVERNMENT AGENCY. INVESTMENT IN THE SHARES INVOLVES RISK, INCLUDING POSSIBLE LOSS OF THE PRINCIPAL AMOUNT INVESTED.

FEBRUARY 1, 1998

2

                                    SUMMARY

      MARQUIS FUNDS-REGISTERED TRADEMARK- (THE "TRUST") IS AN OPEN-END MANAGEMENT INVESTMENT COMPANY PROVIDING A CONVENIENT WAY TO INVEST IN PROFESSIONALLY MANAGED PORTFOLIOS OF SECURITIES. THIS SUMMARY PROVIDES BASIC INFORMATION ABOUT THE TRUST CLASS SHARES OF THE TRUST'S TREASURY SECURITIES MONEY MARKET FUND (THE "FUND"). THE FUND IS A SEPARATE SERIES OF THE TRUST.

      WHAT ARE THE INVESTMENT OBJECTIVE AND POLICIES OF THE FUND? The Fund seeks to preserve principal value and maintain a high degree of liquidity while providing current income by investing exclusively in obligations issued by the U.S. Treasury and in repurchase agreements involving such obligations. There can be no assurance that the Fund will achieve its investment objective.

      WHAT ARE THE RISKS INVOLVED WITH AN INVESTMENT IN THE FUND? While the Fund seeks to maintain a net asset value of $1.00 per share, there can be no assurance that the Fund will be able to do this on a continuous basis. There may be other risks involved in the ownership of money market mutual funds.

      ARE MY INVESTMENTS INSURED? Any guaranty by the U.S. Government, its agencies or instrumentalities of the securities in which the Fund invests guarantees only the payment of principal and interest on the guaranteed security and does not guarantee the yield or value of that security or the yield or value of shares of the Fund. The Trust's shares are not federally insured by the FDIC or any other government agency.

      For more information about the Fund, see "Investment Objective and Policies" and "Description of Permitted Investments and Risk Factors."

      WHO IS THE ADVISER? The Trust Group of First National Bank of Commerce in New Orleans serves as the investment adviser of the Fund. See "Expense Summary" and "The Adviser."

      WHO IS THE ADMINISTRATOR? SEI Fund Resources serves as the administrator of the Trust. See "Expense Summary" and "The Administrator."

      WHO IS THE TRANSFER AGENT? DST Systems, Inc. serves as shareholder servicing agent, transfer agent and dividend disbursing agent for the Trust. See "The Shareholder Servicing Agent and Transfer Agent."

      WHO IS THE DISTRIBUTOR? SEI Investments Distribution Co. serves as distributor of the Trust's shares. See "The Distributor."

      HOW DO I PURCHASE AND REDEEM SHARES? Purchases and redemptions may be made through the Transfer Agent or an authorized sub-transfer agent on any day when the New York Stock Exchange and Federal Reserve wire system are open for business (a "Business Day"). A purchase order will be effective as of the Business Day received by the Transfer Agent if the Transfer Agent receives an order and payment with readily available funds prior to the time the Fund calculates its net asset value, normally 11:00 a.m., Central Time. To purchase shares by wire, you must first call 1-800-471-1144. Redemption orders placed with the Transfer Agent prior to 11:00 a.m., Central Time on any Business Day will be effective that day. The purchase and redemption price for shares is the net asset value per share determined as of the end of the day the order is effective. See "Purchase of Shares" and "Redemption of Shares."

      HOW ARE DIVIDENDS PAID? Substantially all of the net investment income (exclusive of capital gains) of the Fund is distributed in the form of monthly dividends. Any capital gain is distributed at least annually. Dividends are paid in additional shares unless the shareholder elects to take payment in cash on the first Business Day of each month. See "Dividends."

3

                                EXPENSE SUMMARY

SHAREHOLDER TRANSACTION EXPENSES                                     TRUST CLASS

                                                                 TREASURY
                                                                SECURITIES
                                                               MONEY MARKET
                                                                   FUND
----------------------------------------------------------------------------
Maximum Sales Load Imposed on Purchases.....................        None
Maximum Sales Load Imposed on Reinvested Dividends..........        None
Maximum Contingent Deferred Sales Charge....................        None
Wire Redemption Fee.........................................        None
Exchange Fee................................................        None
----------------------------------------------------------------------------
----------------------------------------------------------------------------

ANNUAL OPERATING EXPENSES
(as a percentage of average net assets)

                                                                 TREASURY
                                                                SECURITIES
                                                               MONEY MARKET
                                                                   FUND
----------------------------------------------------------------------------
Management Fees.............................................         .30%
12b-1 Fees..................................................        None
Other Expenses..............................................         .20%
----------------------------------------------------------------------------
Total Operating Expenses....................................         .50%
----------------------------------------------------------------------------
----------------------------------------------------------------------------

EXAMPLE

-------------------------------------------------------------------------------------------------
                                                                         3        5
                                                              1 YEAR   YEARS    YEARS    10 YEARS
-------------------------------------------------------------------------------------------------
An investor would pay the following expenses on a $1,000
  investment in Trust Class shares of the Fund assuming: (1)
  5% annual return and (2) redemption at the end of each
  time period...............................................   $  5     $ 16     $ 28       $ 63
-------------------------------------------------------------------------------------------------
-------------------------------------------------------------------------------------------------

THE EXAMPLE SHOULD NOT BE CONSIDERED A REPRESENTATION OF PAST OR FUTURE EXPENSES. ACTUAL EXPENSES MAY BE GREATER OR LESS THAN THOSE SHOWN.

The purpose of this table is to assist the investor in understanding the various costs and expenses that may be directly or indirectly borne by investors in Trust Class shares of the Fund. Shareholders purchasing shares through a financial institution may be charged additional account fees by that institution. Additional information may be found under "The Adviser," "The Administrator" and "The Distributor."

4

FINANCIAL HIGHLIGHTS

The following financial highlights for a share outstanding throughout each period ended September 30 have been audited by Arthur Andersen LLP, independent public accountants, whose report thereon was unqualified. This information should be read in conjunction with the Trust's financial statements and notes thereto which are incorporated by reference into the Statement of Additional Information under the heading "Financial Information." Additional performance information is set forth in the Trust's 1997 Annual Report to Shareholders and is available upon request and without charge by calling 1-800-471-1144.

For a Trust Class Share Outstanding Throughout each Period ended September 30,

                                                           REALIZED
                                                             AND
                                                          UNREALIZED                      NET
                                NET ASSET                  GAINS OR    DISTRIBUTIONS     ASSET
                                  VALUE         NET        (LOSSES)      FROM NET        VALUE
                                BEGINNING    INVESTMENT       ON        INVESTMENT      END OF       TOTAL
                                OF PERIOD      INCOME     INVESTMENTS     INCOME        PERIOD      RETURN
------------------------------------------------------------------------------------------------------------
TREASURY SECURITIES MONEY MARKET FUND--TRUST CLASS
------------------------------------------------------------------------------------------------------------
1997..........................     $1.00        $0.05        $  --        $(0.05)        $1.00        5.04%
1996..........................      1.00         0.05           --         (0.05)         1.00        5.06
1995..........................      1.00         0.05           --         (0.05)         1.00        5.33
1994(1).......................      1.00         0.03           --         (0.03)         1.00        3.22
------------------------------------------------------------------------------------------------------------
------------------------------------------------------------------------------------------------------------

                                                                                   RATIO OF
                                                         RATIO OF     EXPENSES    INVESTMENT
                                  NET       RATIO OF       NET           TO       INCOME TO
                                 ASSETS     EXPENSES    INVESTMENT    AVERAGE      AVERAGE
                                 END OF        TO       INCOME TO    NET ASSETS   NET ASSETS
                                 PERIOD     AVERAGE      AVERAGE     (EXCLUDING   (EXCLUDING
                                 (000)     NET ASSETS   NET ASSETS    WAIVERS)     WAIVERS)
------------------------------  ------------------------------------------------------------
TREASURY SECURITIES MONEY MARK
------------------------------  ------------------------------------------------------------
1997..........................  $556,957       0.50%        4.92%        0.50%        4.92%
1996..........................   637,819       0.50         4.92         0.53         4.89
1995..........................   521,270       0.50         5.23         0.57         5.16
1994(1).......................   403,778       0.50         3.15         0.60         3.05
------------------------------  ------------------------------------------------------------
------------------------------  ------------------------------------------------------------

(1) Commenced operations on October 19, 1993.

5

THE TRUST

MARQUIS FUNDS-REGISTERED TRADEMARK- (the "Trust") is an open-end management investment company that offers units of beneficial interest ("shares") in its Treasury Securities Money Market Fund (the "Fund"), a diversified mutual fund, through three separate classes: Trust Class, Retail Class and Cash Sweep Class, which provide for variations in distribution costs, voting rights and dividends. Except for these differences between classes, each share of the Fund represents an undivided, proportionate interest in the Fund. This Prospectus relates to the Trust Class shares of the Fund. Information regarding the Retail Class and Cash Sweep Class shares of the Fund and the Trust's other funds is contained in separate prospectuses that may be obtained by calling 1-800-471-1144.

INVESTMENT OBJECTIVE AND POLICIES

The Fund's investment objective is to preserve principal value and maintain a high degree of liquidity while providing current income. There can be no assurance that the Fund will be able to achieve its investment objective.

The Fund complies with regulations of the Securities and Exchange Commission applicable to money market funds. These regulations impose certain quality, maturity and diversification restraints on investments by the Fund. Under these regulations, the Fund will maintain a dollar-weighted average portfolio maturity of 90 days or less, and will acquire only obligations maturing in 397 days or less. The Fund will attempt to maintain a net asset value of $1.00 per share, although there can be no assurance that it will be able to do so.

The Fund invests exclusively in obligations issued by the U.S. Treasury ("Treasury Obligations") and backed by its full faith and credit, and in repurchase agreements involving such obligations.

For additional information regarding permitted investments, investment practices and risks, see "Description of Permitted Investments and Risk Factors."

INVESTMENT LIMITATIONS

The following investment limitations are fundamental policies of the Fund. Fundamental policies cannot be changed with respect to the Fund without the consent of the holders of a majority of the Fund's outstanding shares.

The Fund may not:

1. Purchase securities of any issuer (except securities issued or guaranteed by the United States, its agencies or instrumentalities and repurchase agreements involving such securities) if, as a result, more than 5% of the total assets of the Fund would be invested in the securities of such issuer.

2. Purchase any securities which would cause more than 25% of the total assets of the Fund to be invested in the securities of one or more issuers conducting their principal business activities in the same industry, provided that this limitation does not apply to investments in the obligations issued or guaranteed by the U.S. Government or its agencies and instrumentalities, and repurchase agreements involving such securities.

3. Make loans except that the Fund may (i) purchase or hold debt instruments in accordance with its investment objectives and policies; and (ii) enter into repurchase agreements.

Additional investment limitations are set forth in the Statement of Additional Information.

PURCHASE OF SHARES

Investors may purchase Trust Class shares of the Fund directly from the Trust's shareholder servicing and transfer agent, DST Systems, Inc., or an authorized sub-transfer agent (collectively, the "Transfer Agent"), by wire. Trust Class shares of the Fund are sold on a continuous basis.

To open an account, an investor must first return a completed and signed Account Application, along with a check (or other negotiable bank instrument or money order payable to "Marquis Funds (Treasury Securities Money Market Fund)," to Marquis Funds, P.O. Box 419316, Kansas City, MO 64141-6316. Third party checks, credit cards, credit card checks and cash will not be accepted. When purchases are made by check, redemption proceeds will not be forwarded until the investment being redeemed has been in the account for 15 days. You may purchase additional shares at any time by mailing payment to the Transfer Agent. Orders placed by mail will be executed on receipt of your payment. If your check

6

does not clear, your purchase will be canceled and you could be liable for any losses or fees incurred. Account Application forms are available by calling 1-800-471-1144.

WIRE

A shareholder whose Account Application has been received by the Transfer Agent may purchase Trust Class shares of the Fund by wiring Federal funds. The shareholder must wire funds to the Transfer Agent and the wire instructions must include the shareholder's account number. The shareholder must call 1-800-471-1144 before wiring any funds. An order to purchase shares by Federal funds wire will be deemed to have been received by the Fund on the Business Day of the wire, provided that the shareholder notifies the Transfer Agent prior to the time the Fund calculates its net asset value, normally 11:00 a.m., Central Time. If the Transfer Agent does not receive notice by the time the Fund calculates its net asset value, normally 11:00 a.m., Central Time, on the Business Day (defined below) of the wire, the order will be executed on the next Business Day.

GENERAL INFORMATION REGARDING PURCHASES

Purchases of Trust Class shares of the Fund may be made on any day the New York Stock Exchange and Federal Reserve wire system are open for business ("Business Days").

The minimum initial investment in Trust Class shares of the Fund is $1,000,000; however, the Trust's distributor, SEI Investments Distribution Co. (the "Distributor"), may waive the minimum investment at its discretion.

A purchase order for shares will be effective, and eligible to receive dividends declared that same day, on the Business Day received by the Transfer Agent, if it receives the order and payment before the time the Fund calculates its net asset value, normally 11:00 a.m., Central Time. A purchase order received (with payment) after this time will be effective on the next Business Day. The purchase price of Trust Class shares of the Fund is the net asset value per share next computed after the order is received and accepted by the Trust. The Fund expects to maintain its net asset value per share constant at $1.00.

The net asset value will be determined as of the earlier of 11:00 a.m. (Central
Time) or the close of regular trading on the New York Stock Exchange (normally, 3:00 p.m., Central Time). The net asset value per share of the Fund is determined by dividing the total value of its investments and other assets, less any liabilities, by its total outstanding shares. The Fund's net asset value per share is calculated each Business Day and is based on the amortized cost method described in the Statement of Additional Information.

The Trust reserves the right to reject a purchase order for shares when the Distributor determines that it is not in the best interest of the Trust and/or its shareholders to accept such order.

Shareholders of record who desire to transfer the registration of their shares should call 1-800-471-1144.

Certain financial institutions through which shares may be purchased may be required under state law to register as broker dealers.

EXCHANGES

Shares of the Fund may be exchanged for Class A shares of other funds of the Trust. Investors exchanging shares of the Fund acquired with cash for Class A shares of another fund of the Trust will be subject to the applicable sales charge. Shares of the Fund acquired through an exchange of Class A shares of another fund of the Trust may be exchanged back, with no sales charge, into Class A shares of any other fund of the Trust.

An investor must have received a current prospectus of the Trust's other fund into which the exchange is to be made (the "new" fund) before the exchange will be effected. Exchanges will be made only after instructions in writing or by telephone (an "Exchange Request ") are received by the Transfer Agent. If an Exchange Request in good order is received by the Transfer Agent by 3:00 p.m. Central Time, on any Business Day, the exchange will occur on that day. The exchange privilege may be exercised only in those states where the class or shares of the new fund may legally be sold.

The Trust reserves the right to change the terms or conditions of the exchange privilege discussed herein upon 60 days' notice.

7

REDEMPTION OF SHARES

Shareholders may redeem their shares without charge on any Business Day. Shares may be redeemed by mail or by telephone. Shares of the Funds cannot be redeemed by Federal Reserve wire on Federal holidays restricting wire transfers.

BY MAIL

A written request for redemption must be received by the Transfer Agent in order to constitute a valid redemption request.

If the redemption request exceeds $5,000 or if the request directs the proceeds to be sent or wired to a shareholder or an address different from that on record, the Transfer Agent may require that the signature on the written redemption request be guaranteed. Signature guarantees can be obtained from banks, brokers, dealers, credit unions, securities exchanges or associations, clearing agencies or savings associations. A notary public cannot guarantee signatures.

BY TELEPHONE

Shares may be redeemed by telephone if the shareholder has elected that option on the Account Application. Under most circumstances, payments will be transmitted on the next Business Day following receipt of a valid request for redemption. The shareholder may have the proceeds mailed to his or her address of record or wired to a commercial bank account previously designated on the Account Application. Shareholders may request a wire redemption for redemptions in excess of $500 by calling 1-800-471-1144.

Neither the Trust nor the Transfer Agent will be responsible for any loss, liability, cost or expense for acting upon wire instructions or upon telephone instructions that it reasonably believes to be genuine. The Trust and the Transfer Agent will each employ reasonable procedures to confirm that instructions communicated by telephone are genuine, including requiring a form of personal identification prior to acting upon instructions received by telephone and recording telephone instructions.

OTHER INFORMATION REGARDING REDEMPTIONS

All redemption orders are effected at the net asset value per share next determined after receipt of a valid request for redemption. A redemption order received before 11:00 a.m., Central Time, on any Business Day will be effective that day and will receive that day's redemption price. Net asset value per share is determined as of the earlier of 11:00 a.m. (Central Time) or the close of regular trading on the New York Stock Exchange (normally, 3:00 p.m., Central
Time), on each Business Day. Redeemed shares are not entitled to dividends declared on the day the redemption order is effective.

Payment to shareholders for shares redeemed will be made within 7 days after the Transfer Agent receives the valid redemption request.

See "Purchase and Redemption of Shares" in the Statement of Additional Information for examples of when the right of redemption may be suspended.

THE ADVISER

First National Bank of Commerce in New Orleans ("First NBC" or the "Adviser"), 201 St. Charles Avenue, New Orleans, Louisiana 70170, serves as the Fund's investment adviser under an advisory agreement (the "Advisory Agreement") with the Trust. The Adviser, through its Trust Group, makes the investment decisions for the assets of the Fund and continuously reviews, supervises and administers the investment programs of the Fund, subject to the supervision of, and policies established by, the Trustees of the Trust.

As of September 30, 1997, the Adviser's Trust Group managed approximately $3.2 billion in discretionary investment management accounts for individuals, corporations and institutions with widely varying investment needs and objectives. The Trust Group has managed client accounts since 1933 and has managed money market portfolios for the past nine years.

The Glass-Steagall Act restricts the securities activities of national banks such as First NBC but the Comptroller of the Currency permits national banks to provide investment advisory and other services to mutual funds. Should the Comptroller's position be challenged successfully in court or

8

reversed by legislation, the Trust might have to make other investment advisory arrangements.

The Trust's shares are not sponsored, endorsed or guaranteed by, and do not constitute obligations or deposits of, the Adviser or First Commerce Corporation and are not insured by the Federal Deposit Insurance Corporation or issued or guaranteed by the U.S. Government or any of its agencies.

The Adviser is entitled to a fee, which is calculated daily and paid monthly, at an annual rate of .30% of the Fund's average daily net assets. The Adviser may voluntarily waive a portion of its fee in order to limit the total operating expenses of Trust Class shares of the Fund. The Adviser reserves the right, in its sole discretion, to terminate such a voluntary fee waiver at any time. For the fiscal year ended September 30, 1997, the Adviser was paid an advisory fee of .30% of the Fund's average net assets.

Gerald S. Dugal, Vice President of the Adviser, is the portfolio manager of the Fund as well as the Trust's Institutional Money Market Fund and Strategic Income Bond Fund. Mr. Dugal is currently a senior portfolio manager and Manager of Fixed Income and Trading. Mr. Dugal has over 12 years of experience in portfolio management, investment trading and research, the past seven with the Adviser. He is licensed as a general securities principal and a municipal securities principal.

First NBC has also entered into a custodian agreement with the Trust under which it provides all safekeeping services as required by the Investment Company Act of 1940 (the "1940 Act"). First NBC is entitled to a custodian fee, calculated daily and paid monthly, at an annual rate of up to 0.04% of the average daily net assets of the Fund. It is anticipated that the Trust will pay the Custodian 0.04% of the average daily net assets of the Fund during the fiscal year ending September 30, 1998.

THE ADMINISTRATOR

SEI Fund Resources, a Delaware business trust (the "Administrator") has its principal business offices at Oaks, Pennsylvania 19456. The Trust and the Administrator are parties to an Administration Agreement (the "Administration Agreement"). Under the terms of the Administration Agreement, the Administrator provides the Trust with administrative services, other than investment advisory services, including all regulatory reporting, necessary office space, equipment, personnel and facilities.

The Administrator is entitled to a fee, which is calculated daily and paid monthly, at an annual rate of .15% of the Fund's average daily net assets.

The Administrator may voluntarily waive a portion of its fees in order to limit the total operating expenses of the Fund.

THE SHAREHOLDER SERVICING AGENT AND TRANSFER AGENT

DST Systems, Inc., 1004 Baltimore Street, Kansas City, MO 64105, serves as the dividend disbursing agent and shareholder servicing agent for the Trust. DST also acts as transfer agent for the Trust under a Transfer Agent Agreement.

THE DISTRIBUTOR

The Trust Class shares of the Funds are offered without distribution fees.

SEI Investments Distribution Co. (the "Distributor"), Oaks, Pennsylvania 19456, a wholly-owned subsidiary of SEI Investments Company, and the Trust are parties to a distribution agreement ("Distribution Agreement").

The Fund may execute brokerage or other agency transactions through an affiliate of the Adviser or through the Distributor, for which the affiliate or the Distributor may receive "usual and customary" compensation. For further information, see the Statement of Additional Information.

PERFORMANCE

From time to time, the Trust may advertise the Fund's "current yield" and "effective compound yield." These figures will fluctuate, as they are based on historical earnings; they are not intended to indicate future performance and the Trust makes no representation concerning actual future yields. The "current yield" of the Fund refers to the income generated by an investment over a seven-day period which is then "annualized." That is, the amount of income generated by an investment during that week is assumed to be generated each week over a 52-week period and is shown as a percentage of the investment. The "effective yield"

9

is calculated similarly but, when annualized, the income earned by an investment is assumed to be reinvested. The "effective yield" will be slightly higher than the "current yield" because of the compounding effect of this assumed reinvestment.

In addition, the Trust may from time to time compare performance of the Fund to that of other mutual funds tracked by mutual fund rating services, financial and business publications and periodicals, broad groups of comparable mutual funds or unmanaged indices which may assume investment of dividends but generally do not reflect deductions for administrative and management costs or to other investment alternatives.

The performance of Trust Class shares will be higher than that of Cash Sweep Class and Retail Class shares because of the distribution fees charged to Cash Sweep Class and Retail Class shares.

TAXES

The following summary of federal income tax consequences is based on current tax laws and regulations, which may be changed by legislative, judicial or administrative action.

No attempt has been made to present a detailed explanation of the federal, state, or local income tax treatment of the Fund or its shareholders. In addition, state and local tax consequences of an investment in the Fund may differ from the federal income tax consequences described below. Accordingly, shareholders are urged to consult with their tax advisers regarding specific questions as to federal, state and local income taxes. Additional information concerning taxes is set forth in the Statement of Additional Information.

TAX STATUS OF THE FUND

The Fund is treated as a separate entity for federal income tax purposes and is not combined with the Trust's other funds. The Fund intends to qualify for the special tax treatment afforded regulated investment companies as defined under Subchapter M of the Internal Revenue Code of 1986, as amended, so as to be relieved of federal income tax on that part of its net investment company taxable income, and net capital gain (the excess of net long-term capital gains over net short-term capital losses) distributed to shareholders.

TAX STATUS OF DISTRIBUTIONS

The Fund will distribute all of its net investment income (including net short-term capital gains) to shareholders. Dividends from net investment company taxable income are taxable to shareholders as ordinary income (whether received in cash or in additional shares) to the extent of the Fund's earnings and profits. Net capital gains will be distributed at least annually and will be taxed to shareholders as a 20% rate gain distribution (taxed at a rate of 20%) or a 28% rate gain distribution (taxed at a rate of 28%), depending upon the designation by the Fund (such designation being dependent upon the Fund's holding period in the underlying asset generating the net capital gain), regardless of how long the shareholders have held their shares and regardless of whether the distributions are received in cash or additional shares. If no designation is made regarding a capital gain dividend, it will be classified as a 28% rate gain distribution, and, thus, taxed at a rate of 28%. Dividends and distributions of capital gains paid by the Fund do not qualify for the dividends received deduction for corporate shareholders. The Fund will provide annual reports to shareholders of the federal income tax status of all distributions.

Dividends declared by the Fund in October, November or December of any year and payable to shareholders of record on a date in one of those months will be deemed to have been paid by the Fund and received by the shareholders on December 31 of the year declared, if paid by the Fund at any time during the following January.

With respect to investments in U.S. Treasury STRIPS, which are sold with original issue discount and do not make periodic cash interest payments, the Fund will be required to include as part of its current income the imputed interest on such obligations even though the Fund has not received any interest payments on such obligations during that period. Because the Fund distributes all of its net investment income to its shareholders, the Fund may have to sell portfolio securities to distribute such imputed income, which may occur at a time when the Adviser would not have chosen to sell such securities and which may result in a taxable gain or loss.

10

Investment income received directly by the Fund on Treasury Obligations is exempt from income tax at the state level and may be exempt, depending on the state, when received by a shareholder as income dividends from the Fund provided certain state-specific conditions are satisfied. Interest received on repurchase agreements collateralized by Treasury Obligations normally is not exempt from state taxation. The Fund will inform shareholders annually of the percentage of income and distributions derived from Treasury Obligations. Shareholders should consult their tax advisers to determine whether any portion of the income dividends received from the Fund is considered tax exempt in their particular states.

The Fund intends to make sufficient distributions prior to the end of each calendar year to avoid liability for federal excise tax applicable to regulated investment companies.

A sale, exchange or redemption of a Fund's shares generally is a taxable transaction to the shareholder.

GENERAL INFORMATION

THE TRUST

The Trust was organized as a Massachusetts business trust under a Declaration of Trust dated June 29, 1993. The Declaration of Trust permits the Trust to offer separate series of shares or "funds" and different classes of each fund. In addition to the Fund, the Trust offers the following funds: Institutional Money Market Fund, Tax Exempt Money Market Fund, Government Securities Fund, Louisiana Tax-Free Income Fund, Strategic Income Bond Fund, Balanced Fund, Value Equity Fund, Growth Equity Fund, Small Cap Equity Fund and International Equity Fund. All consideration received by the Trust for shares of any fund and all assets of such fund belong to that fund and would be subject to liabilities related thereto. The Trust reserves the right to create and issue shares of additional funds.

The Fund pays its operating expenses, including fees of its service providers, audit and legal expenses, expenses of preparing prospectuses, proxy solicitation material and reports to shareholders, costs of custodial services and registering the shares under federal and state securities laws, pricing and insurance expenses, and pays additional expenses including litigation and other extraordinary expenses, brokerage costs, interest charges, taxes and organization expenses.

TRUSTEES OF THE TRUST

The management and affairs of the Trust are supervised by the Trustees under the laws of the Commonwealth of Massachusetts. The Trustees have approved contracts under which, as described above, certain companies provide essential management, administrative and shareholder services to the Trust.

VOTING RIGHTS

Each share held entitles the shareholder of record to one vote. Each fund or class will vote separately on matters relating solely to that fund or class. As a Massachusetts business trust, the Trust is not required to hold annual meetings of shareholders but meetings of shareholders will be held from time to time to seek approval for certain changes in the operation of the Trust and for the election of Trustees under certain circumstances. In addition, a Trustee may be removed by the remaining Trustees or by shareholders at a special meeting called upon written request of shareholders owning at least 10% of the outstanding shares of the Trust. In the event that such a meeting is requested, the Trust will provide appropriate assistance and information to the shareholders requesting the meeting.

REPORTING

The Trust issues unaudited financial information semiannually and audited financial statements annually. The Trust furnishes periodic reports to shareholders of record, and, as necessary, proxy statements for shareholder meetings.

SHAREHOLDER INQUIRIES

Shareholder inquiries should be directed to Marquis Funds, P.O. Box 419316, Kansas City, MO 64141-6316 or by calling 1-800-471-1144.

DIVIDENDS

The net investment income (not including capital gains) of the Fund is determined and declared on each Business Day as a dividend for shareholders of record as of the close of business on that day. Shareholders who own shares at the close of

11

business on the record date will be entitled to receive the dividend. Currently, capital gains of the Fund, if any, will be distributed at least annually. Dividends are paid by the Fund in Federal funds or in additional shares at the discretion of the shareholder on the first business day of each month.

The amount of dividends payable on Trust Class shares will be more than the dividends payable on Retail Class and Cash Sweep shares because of the distribution fees paid by Retail Class and Cash Sweep shares.

COUNSEL AND INDEPENDENT PUBLIC ACCOUNTANTS

Morgan, Lewis & Bockius LLP serves as counsel to the Trust. Arthur Andersen LLP serves as the independent public accountants of the Trust.

DESCRIPTION OF PERMITTED INVESTMENTS AND RISK FACTORS

The following is a description of the permitted investments and investment practices for the Fund and associated risk factors. Further discussion is contained in the Statement of Additional Information.

U.S. TREASURY OBLIGATIONS -- U.S. Treasury obligations consist of bills, notes and bonds issued by the U.S. Treasury, and separately traded interest and principal component parts of such obligations that are transferable through the Federal book-entry system known as Separately Traded Registered Interest and Principal Securities ("STRIPS"). The Fund does not expect to trade STRIPS actively.

Any guaranty by the U.S. Treasury of the securities in which the Fund invests guarantees only the payment of principal and interest on the guaranteed security and does not guarantee the yield or value of that security or the yield or value of shares of the Fund.

REPURCHASE AGREEMENTS -- Repurchase agreements are agreements by which the Fund obtains a security and simultaneously commits to return the security to the seller at an agreed upon price (including principal and interest) on an agreed upon date within a number of days from the date of purchase. Repurchase agreements must be fully collateralized at all times. The Fund bears a risk of loss in the event the other party defaults on its obligations and the Fund is delayed or prevented from its right to dispose of the collateral. The Fund will enter into repurchase agreements only with financial institutions deemed to present minimal risk of bankruptcy during the term of the agreement based on established guidelines. Repurchase agreements are considered loans under the 1940 Act.

12

TABLE OF CONTENTS
--------------------------------------------------------------------------------

Summary...................................................................     2
Expense Summary...........................................................     3
Financial Highlights......................................................     4
The Trust.................................................................     5
Investment Objective and Policies.........................................     5
Investment Limitations....................................................     5
Purchase of Shares........................................................     5
Exchanges.................................................................     6
Redemption of Shares......................................................     7
The Adviser...............................................................     7

The Administrator.........................................................     8
The Shareholder Servicing Agent and Transfer Agent........................     8
The Distributor...........................................................     8
Performance...............................................................     8
Taxes.....................................................................     9
General Information.......................................................    10
Description of Permitted Investments and Risk Factors.....................    11

MARQUIS FUNDS-REGISTERED TRADEMARK-

               Investment Adviser:
               FIRST NATIONAL BANK OF COMMERCE IN NEW ORLEANS

          -   TREASURY SECURITIES MONEY MARKET FUND
          -   TAX EXEMPT MONEY MARKET FUND

MARQUIS FUNDS-Registered Trademark- (the "Trust") is a mutual fund that offers a convenient and economical means of investing in one or more professionally managed portfolios of securities. This Prospectus offers the CASH SWEEP CLASS shares of the TREASURY SECURITIES MONEY MARKET FUND and TAX EXEMPT MONEY MARKET FUND (the "Funds"), each a separate series of the Trust.

This Prospectus sets forth concisely the information about the Funds and the Trust that a prospective investor should know before investing in the Funds. Investors are advised to read this Prospectus and retain it for future reference. A Statement of Additional Information dated February 1, 1998, as supplemented from time to time, has been filed with the Securities and Exchange Commission (the "SEC") and is available without charge by calling 1-800-471-1144. The Statement of Additional Information is incorporated into this Prospectus by reference.

AN INVESTMENT IN THE FUNDS IS NEITHER INSURED NOR GUARANTEED BY THE U.S. GOVERNMENT AND THERE CAN BE NO ASSURANCE THAT THE FUNDS WILL BE ABLE TO MAINTAIN A STABLE NET ASSET VALUE OF $1.00 PER SHARE.

THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND EXCHANGE COMMISSION NOR HAS THE SECURITIES AND EXCHANGE COMMISSION PASSED UPON THE ACCURACY OR ADEQUACY OF THIS PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

 THE TRUST'S SHARES ARE NOT DEPOSITS OR OBLIGATIONS OF, OR GUARANTEED OR ENDORSED BY ANY BANK, INCLUDING FIRST NATIONAL BANK OF COMMERCE IN NEW ORLEANS OR ANY OF ITS AFFILIATES OR CORRESPONDENTS, INCLUDING FIRST COMMERCE CORPORATION. THE TRUST'S SHARES ARE NOT FEDERALLY INSURED BY THE FEDERAL DEPOSIT INSURANCE CORPORATION, THE FEDERAL RESERVE BOARD OR ANY OTHER GOVERNMENT AGENCY. INVESTMENT IN THE SHARES INVOLVES RISK, INCLUDING POSSIBLE LOSS OF THE PRINCIPAL AMOUNT INVESTED.

FEBRUARY 1, 1998
MRQ-F-019-02

2

                                    SUMMARY

      Marquis Funds-Registered Trademark- (the "Trust") is an open-end management investment company providing a convenient way to invest in professionally managed portfolios of securities. This Summary provides basic information about the Cash Sweep Class shares of the Trust's Treasury Securities Money Market Fund (the "Treasury Fund") and Tax Exempt Money Market Fund (the "Tax Exempt Fund") (together, the "Funds"). Each Fund is a separate series of the Trust.

      WHAT ARE THE INVESTMENT OBJECTIVES AND POLICIES OF THE FUNDS? The TREASURY FUND seeks to preserve principal value and maintain a high degree of liquidity while providing current income by investing exclusively in obligations issued by the U.S. Treasury and in repurchase agreements involving such obligations. The TAX EXEMPT FUND seeks to preserve principal value and maintain a high degree of liquidity while providing current income exempt from Federal income taxes by investing, under normal market conditions, at least 80% of its net assets in eligible securities issued by or on behalf of the states, territories, and possessions of the United States and the District of Columbia and their political subdivisions, agencies, and instrumentalities, the interest on which is exempt from Federal income tax. There can be no assurance that either Fund will achieve its investment objective.

      WHAT ARE THE RISKS INVOLVED WITH AN INVESTMENT IN THE FUNDS? While each Fund seeks to maintain a net asset value of $1.00 per share, there can be no assurance that either Fund will be able to do this on a continuous basis. There may be other risks involved in the ownership of money market mutual funds.

      ARE MY INVESTMENTS INSURED? Any guaranty by the U.S. Government, its agencies or instrumentalities of the securities in which either Fund invests guarantees only the payment of principal and interest on the guaranteed security and does not guarantee the yield or value of that security or the yield or value of shares of that Fund. The Trust's shares are not federally insured by the FDIC or any other government agency.

      For more information about each Fund, see "Investment Objective and Policies," "General Investment Policies" and "Description of Permitted Investments and Risk Factors."

      WHO IS THE ADVISER? The Trust Group of First National Bank of Commerce in New Orleans serves as the investment adviser of each Fund. Additionally, Weiss, Peck & Greer, L.L.C. serves as investment sub-adviser (the "sub-adviser") to the Tax Exempt Fund. See "Expense Summary," "The Adviser" and "The Sub-Adviser."

      WHO IS THE ADMINISTRATOR? SEI Fund Resources serves as the administrator of the Trust. See "Expense Summary" and "The Administrator."

      WHO IS THE TRANSFER AGENT? DST Systems, Inc. serves as shareholder servicing agent, transfer agent and dividend disbursing agent for the Trust. See "The Shareholder Servicing Agent and Transfer Agent."

      WHO IS THE DISTRIBUTOR? SEI Investments Distribution Co. serves as distributor of the Trust's shares. See "The Distributor."

      HOW DO I PURCHASE AND REDEEM SHARES? Purchases and redemptions may be made through the Transfer Agent or financial institutions, including the Adviser, that provide distribution assistance or shareholder services to the Trust on any day when the New York Stock Exchange and Federal Reserve wire system are open for business (a "Business Day"). A purchase order will be effective as of the Business Day received by the Transfer Agent if the Transfer Agent receives an order and payment with readily available funds prior to the time the Funds calculate their net asset value, normally 11:00 a.m., Central Time. To purchase shares by wire, you must first call 1-800-471-1144. Redemption orders placed with the Transfer Agent prior to 11:00 a.m., Central Time on any Business Day will be effective that day. The Funds also offer both an Automatic Investment Plan and a Systematic Withdrawal Plan. The purchase and redemption price for shares is the net asset value per share determined as of the end of the day the order is effective. Cash Sweep Class shares of the Treasury Fund and Tax Exempt Fund, absent any fee waivers, are subject to annual distribution fees of .75% of their respective average daily net assets. See "Purchase of Shares" and "Redemption of Shares."

      HOW ARE DIVIDENDS PAID? Substantially all of the net investment income (exclusive of capital gains) of each Fund is distributed in the form of monthly dividends. Any capital gain is distributed at least annually. Dividends are paid in additional shares unless the shareholder elects to take payment in cash on the first Business Day of each month. See "Dividends."

3

                                EXPENSE SUMMARY

SHAREHOLDER TRANSACTION EXPENSES                                CASH SWEEP CLASS

                                                                  TREASURY          TAX EXEMPT
                                                                MONEY MARKET       MONEY MARKET
                                                                    FUND               FUND
--------------------------------------------------------------------------------------------------
Maximum Sales Load Imposed on Purchases.....................           None               None
Maximum Sales Load Imposed on Reinvested Dividends..........           None               None
Maximum Contingent Deferred Sales Charge....................           None               None
Wire Redemption Fee.........................................      $      25          $      25
Exchange Fee................................................           None               None
--------------------------------------------------------------------------------------------------
--------------------------------------------------------------------------------------------------

ANNUAL OPERATING EXPENSES
(as a percentage of average net assets)

                                                                  TREASURY          TAX EXEMPT
                                                                MONEY MARKET       MONEY MARKET
                                                                    FUND               FUND
--------------------------------------------------------------------------------------------------
Management Fees (after fee waivers) (1).....................           .30%               .44%
12b-1 Fees (after fee waivers) (1)..........................           .50%               .60%
Other Expenses (after fee waivers) (1)......................           .20%               .21%
--------------------------------------------------------------------------------------------------
Total Operating Expenses (after fee waivers) (2)............          1.00%              1.25%
--------------------------------------------------------------------------------------------------
--------------------------------------------------------------------------------------------------

(1) The Adviser and the Administrator have voluntarily agreed to waive their fees and the Distributor has voluntarily agreed to waive 12b-1 fees to the extent necessary to keep "Total Operating Expenses" for the Cash Sweep Class shares of the Treasury Fund and Tax Exempt Fund from exceeding 1.00% and 1.25%, respectively. The Adviser, Administrator and the Distributor reserve the right to terminate their waivers at any time in their sole discretion. Absent such waivers, the Management Fees for the Tax Exempt Fund would be .45%, Other Expenses for the Tax Exempt Fund would be .25% and the 12b-1 fee for the Cash Sweep Class shares of the Funds would be .75%.

(2) Absent the Adviser's, the Administrator's and the Distributor's voluntary fee waivers, Total Operating Expenses for Cash Sweep Class shares of the Treasury Fund and Tax Exempt Fund would be 1.25% and 1.45%, respectively.

4

EXAMPLE

-----------------------------------------------------------------------------------------------
                                                                                           10
                                                              1 YR.    3 YRS.   5 YRS.    YRS.
-----------------------------------------------------------------------------------------------
You would pay the following expenses on a $1,000 investment
  in Cash Sweep Class shares assuming (1) 5% annual return
  and (2) redemption at the end of each time period:
    Treasury Securities Money Market Fund...................   $ 10     $ 32     $ 55     $122
    Tax Exempt Money Market Fund............................   $ 13     $ 40     $ 69     $151
-----------------------------------------------------------------------------------------------
-----------------------------------------------------------------------------------------------

THE EXAMPLE SHOULD NOT BE CONSIDERED A REPRESENTATION OF PAST OR FUTURE EXPENSES. ACTUAL EXPENSES MAY BE GREATER OR LESS THAN THOSE SHOWN.

The purpose of this table is to assist the investor in understanding the various costs and expenses that may be directly or indirectly borne by investors in Cash Sweep Class shares of the Funds. The information set forth in the foregoing table and example relates only to Cash Sweep Class shares. Shareholders purchasing shares through a financial institution may be charged additional account fees by that institution. Additional information may be found under "The Adviser," "The Administrator" and "The Distributor."

FINANCIAL HIGHLIGHTS

The following financial highlights for a share outstanding throughout each period ended September 30 have been audited by Arthur Andersen LLP, independent public accountants, whose report thereon was unqualified. This information should be read in conjunction with the Trust's financial statements and notes thereto which are incorporated by reference into the Statement of Additional Information under the heading "Financial Information." Additional performance information is set forth in the Trust's 1997 Annual Report to Shareholders and is available upon request and without charge by calling 1-800-471-1144. Because the Cash Sweep Class Shares of the Tax Exempt Money Market Fund had not been introduced as of September 30, 1997, no financial highlights are presented for the Fund's Cash Sweep Class Shares.

For a Cash Sweep Class Share Outstanding Throughout the Period ended September 30, 1997

                                                          REALIZED
                                                             AND                           NET
                                NET ASSET                UNREALIZED    DISTRIBUTIONS      ASSET
                                  VALUE        NET        GAINS OR        FROM NET        VALUE
                                BEGINNING   INVESTMENT   (LOSSES) ON     INVESTMENT      END OF       TOTAL
                                OF PERIOD     INCOME     INVESTMENTS       INCOME        PERIOD      RETURN
-------------------------------------------------------------------------------------------------------------
                                TREASURY SECURITIES MONEY MARKET FUND--CASH SWEEP CLASS
-------------------------------------------------------------------------------------------------------------
1997 (1)......................    $1.00       $0.03         --             $(0.03)        $1.00        4.46%*
-------------------------------------------------------------------------------------------------------------
-------------------------------------------------------------------------------------------------------------

                                                                                    RATIO OF
                                                                                       NET
                                                        RATIO OF      RATIO OF     INVESTMENT
                                NET                        NET       EXPENSES TO    INCOME TO
                               ASSETS     RATIO OF     INVESTMENT      AVERAGE       AVERAGE
                               END OF    EXPENSES TO    INCOME TO    NET ASSETS    NET ASSETS
                               PERIOD      AVERAGE       AVERAGE     (EXCLUDING    (EXCLUDING
                               (000)     NET ASSETS    NET ASSETS     WAIVERS)      WAIVERS)
----------------------------------------------------------------------------------------------

                              TREASURY SECURITIES MONEY MARKET FUND--CASH SWEEP CLASS
----------------------------------------------------------------------------------------------
1997 (1)......................$202,212       1.00%*        4.57%*        1.25%*        4.32%*
----------------------------------------------------------------------------------------------
----------------------------------------------------------------------------------------------

* Annualized.
(1) Commenced operations on February 26, 1997.

5

THE TRUST

MARQUIS FUNDS-REGISTERED TRADEMARK- (the "Trust") is an open-end management investment company that offers units of beneficial interest ("shares") in the Funds. Each of the Funds offered by this Prospectus is a diversified fund. There are three separate classes of shares: Trust Class (Treasury Fund only), Retail Class and Cash Sweep Class which provide for variations in distribution costs, voting rights and dividends. Except for these differences between classes, each share of each Fund represents an undivided, proportionate interest in that Fund. This Prospectus relates to the Cash Sweep Class shares of the Funds. Information regarding the Trust Class shares of the Treasury Fund, Retail Class shares of both Funds and the Trust's other funds is contained in separate prospectuses that may be obtained by calling 1-800-471-1144.

INVESTMENT OBJECTIVE AND POLICIES FOR THE TREASURY FUND

The TREASURY FUND seeks to preserve principal value and maintain a high degree of liquidity while providing current income. There can be no assurance that the Fund will be able to achieve its investment objective.

The Fund invests exclusively in obligations issued by the U.S. Treasury ("Treasury Obligations") and backed by its full faith and credit, and in repurchase agreements involving such obligations.

INVESTMENT OBJECTIVE AND POLICIES FOR THE TAX EXEMPT FUND

The TAX EXEMPT FUND seeks to preserve principal value and maintain a high degree of liquidity while providing current income exempt from Federal income taxes. There can be no assurance that the Fund will be able to achieve its investment objective.

Under normal market conditions, the Fund will invest at least 80% of its net assets in eligible securities issued by or on behalf of the states, territories and possessions of the United States and the District of Columbia and their political subdivisions, agencies and instrumentalities, the interest on which is exempt from Federal income tax (collectively, "Municipal Securities"). The Fund will invest at least 80% of its assets in Municipal Securities the interest on which is not treated as a preference item for purposes of the federal alternative minimum tax. This investment policy is a fundamental policy of the Fund. The Fund will purchase municipal bonds, municipal notes, municipal lease obligations, tax-exempt money market mutual funds, and tax-exempt commercial paper rated in the two highest short-term rating categories by a nationally recognized statistical rating organization (an "NRSRO") in accordance with Securities and Exchange Commission ("SEC") regulations at the time of investment or, if not rated, determined by the Adviser to be of comparable quality. Since the Fund often purchases securities supported by credit enhancements from banks and other financial institutions, changes in the credit quality of these institutions could cause losses to the Fund and affect its share price.

The Adviser will not invest more than 25% of Fund assets in Municipal Securities
(a) whose issuers are located in the same state or (b) the interest on which is derived from revenues of similar type projects. This restriction does not apply to Municipal Securities in any of the following categories: public housing authorities; general obligations of states and localities; state and local housing finance authorities; or municipal utilities systems.

The Tax Exempt Fund may purchase municipal obligations with demand features, including variable and floating rate obligations. In addition, the Fund may invest in commitments to purchase securities on a "when issued" basis and purchase securities subject to a standby commitment.

The Tax Exempt Fund may purchase securities on a when-issued or delayed basis only when settlement takes place within 15 days of the purchase of such securities.

The Tax Exempt Fund may invest up to 20% of the Fund's net assets in the aggregate in taxable money market instruments, taxable money market mutual funds, and securities subject to the alternative minimum tax. Taxable money market instruments in which the Fund may invest consist of (i) bankers' acceptances, certificates of deposits, notes and time deposits of highly-rated U.S. banks and U.S. branches of foreign banks, (ii) U.S. Treasury obligations and obligations issued or guaranteed by the agencies and instrumentalities of the U.S. Government, including STRIPs; (iii) high quality commercial paper issued by U.S. and foreign corporations; (iv) debt obligations with a maturity of one year or less issued by corporations with

6

outstanding high-quality commercial paper; (v) receipts and (vi) repurchase agreements involving any of the foregoing obligations entered into with highly-rated banks and broker-dealers.

The Tax Exempt Fund may engage in securities lending and may also borrow money in amounts up to 33 1/3% of its net assets.

GENERAL INVESTMENT POLICIES

Each Fund complies with regulations of the SEC applicable to money market funds. These regulations impose certain quality, maturity and diversification restraints on investments by a Fund. Under these regulations, each Fund will maintain a dollar-weighted average portfolio maturity of 90 days or less, and will acquire only obligations with remaining maturities of 397 days or less. Each Fund will attempt to maintain a net asset value of $1.00 per share, although there can be no assurance that it will be able to do so.

For additional information regarding permitted investments, investment practices and risks, see "Description of Permitted Investments and Risk Factors."

INVESTMENT LIMITATIONS

The following investment limitations are fundamental policies of the Funds. Fundamental policies cannot be changed with respect to a Fund without the consent of the holders of a majority of that Fund's outstanding shares.

A Fund may not:

1. Purchase securities of any issuer (except securities issued or guaranteed by the United States, its agencies or instrumentalities and repurchase agreements involving such securities) if, as a result, more than 5% of the total assets of the Fund would be invested in the securities of such issuer. This restriction applies to 75% of the Tax Exempt Fund's assets.

2. Purchase any securities which would cause more than 25% of the total assets of the Fund to be invested in the securities of one or more issuers conducting their principal business activities in the same industry, provided that this limitation does not apply to (i) investments in the obligations issued or guaranteed by the U.S. Government or its agencies and instrumentalities, and repurchase agreements involving such securities; and, with respect to the Tax Exempt Fund, (ii) tax-exempt securities issued by governments or political subdivisions of governments.

3. Make loans except that the Fund may (i) purchase or hold debt instruments in accordance with its investment objectives and policies; (ii) enter into repurchase agreements; and, with respect to the Tax Exempt Fund, (iii) engage in securities lending as described in this Prospectus and in the Statement of Additional Information.

Additional investment limitations are set forth in the Statement of Additional Information.

PURCHASE OF SHARES

Investors may purchase Cash Sweep Class shares of a Fund directly from the Trust's shareholder servicing and transfer agent, DST Systems, Inc., or an authorized sub-transfer agent (collectively, the "Transfer Agent"), by mail, by wire, or through an automatic investment plan. Shares may also be purchased through broker-dealers, including Marquis Investments, LLC, that have established a dealer agreement with SEI Investments Distribution Co., the Trust's distributor (the "Distributor"). Cash Sweep Class shares of the Funds are sold on a continuous basis.

BY MAIL

You may purchase Cash Sweep Class shares of a Fund by completing and signing an Account Application form and mailing it, along with a check (or other negotiable bank instrument or money order) payable to "Marquis Funds (Fund Name)," to Marquis Funds at P.O. Box 419316, Kansas City, MO 64141-6316. You may purchase additional shares at any time by mailing payment to the Transfer Agent. Orders placed by mail will be executed on receipt of your payment. If your check does not clear, your purchase will be cancelled and you could be liable for any losses or fees incurred.

Third party checks, credit cards, credit card checks and cash will not be accepted. When purchases are made by check, redemption proceeds will not be forwarded until the investment being redeemed has been in the account for 15 days.

You may obtain Account Application forms by calling 1-800-471-1144.

7

BY WIRE

You may purchase Cash Sweep Class shares of a Fund by wiring Federal funds, provided that your Account Application has been previously received. You must wire funds to the Transfer Agent and the wire instructions must include your account number. You must call 1-800-471-1144 before wiring any funds. An order to purchase shares by Federal funds wire will be deemed to have been received by the Fund on the Business Day (defined below) of the wire, provided that the shareholder notifies the Transfer Agent prior to the time the Funds calculate their net asset value, normally 11:00 a.m., Central Time. If the Transfer Agent does not receive notice by the time the Funds calculate their net asset value, normally 11:00 a.m., Central Time, on the Business Day of the wire, the order will be executed on the next Business Day.

AUTOMATIC INVESTMENT PLAN ("AIP")

You may arrange for periodic additional investments in a Fund through automatic deductions by Automated Clearing House ("ACH") from a checking account by completing an AIP Application Form. The minimum pre-authorized investment amount is $50 per month. An AIP Application Form may be obtained by calling 1-800-471-1144. The AIP is available only for additional investments for an existing account.

GENERAL INFORMATION REGARDING PURCHASES

You may purchase Cash Sweep Class shares of a Fund on any day the New York Stock Exchange and the Federal Reserve wire system are open for business ("Business Days").

The minimum initial investment in Cash Sweep Class shares of a Fund is $2,500 ($500 minimum for individual retirement accounts and employees of the Adviser or its affiliates); however, the Distributor may waive the minimum investment at its discretion. Subsequent purchases of shares must be at least $100, except for purchases through the AIP and payroll deductions, which must be at least $50.

A purchase order for shares will be effective, and eligible to receive dividends declared that same day, on the Business Day the order is received by the Transfer Agent if it receives the order and payment before the time the Funds calculate their net asset value, normally 11:00 a.m., Central Time. A purchase order received (with payment) after this time will be effective on the next Business Day. The purchase price of Cash Sweep Class shares of a Fund is the net asset value per share next computed after the order is received and accepted by the Trust. Each Fund expects to maintain its net asset value per share constant at $1.00. The net asset value will be determined as of the earlier of 11:00 a.m. (Central Time) or the close of regular trading on the New York Stock Exchange (normally, 3:00 p.m., Central Time). The net asset value per share of a Fund is determined by dividing the total value of its investments and other assets, less any liabilities, by its total outstanding shares. Each Fund's net asset value per share is calculated as of each Business Day and is based on the amortized cost method described in the Statement of Additional Information.

The Trust reserves the right to reject a purchase order for shares when the Distributor determines that it is not in the best interest of the Trust and/or its shareholders to accept such order.

Shareholders of record who desire to transfer registration of their shares should call 1-800-471-1144.

PURCHASES THROUGH FINANCIAL INSTITUTIONS

Shares may also be purchased through financial institutions, including the Adviser, that provide distribution assistance or shareholder services to the Trust. Shares purchased by persons ("Customers") through financial institutions may be held of record by the financial institution. Financial institutions may impose an earlier cut-off time for receipt of purchase orders directed through them to allow for processing and transmittal of these orders to the Transfer Agent for effectiveness the same day. Customers should contact their financial institution for information as to that institution's procedures for transmitting purchase, exchange or redemption orders to the Trust.

Customers who desire to transfer the registration of shares beneficially owned by them but held of record by a financial institution should contact the institution to accomplish the transfer. Certain financial institutions may be required under state law to register as broker/dealers.

Depending upon the terms of a particular Customer account, a financial institution may charge Customer account fees. Information concerning these services

8

and any charges will be provided to the Customer by the financial institution.

EXCHANGES

You may exchange your shares for Class A or Class B shares of other funds of the Trust. You will be subject to the applicable sales charge on exchange unless you qualify for a sales load waiver.

You must have received a current prospectus of the Trust's other fund into which you wish to move your investment (the "new" fund) before the exchange will be effected. Exchanges will be made only after instructions in writing or by telephone (an "Exchange Request") are received by the Transfer Agent. If an Exchange Request in good order is received by DST by 3:00 p.m. Central Time, on any Business Day, the exchange will occur on that day. The exchange privilege may be exercised only in those states where the class or shares of the new fund may legally be sold.

Customers who beneficially own shares held of record by a financial institution should contact that institution if they wish to exchange shares. The institution will contact the Transfer Agent and effect the exchange on behalf of the Customer.

The Trust reserves the right to change the terms or conditions of the exchange privilege discussed herein upon 60 days' notice.

REDEMPTION OF SHARES

You may redeem your shares without charge on any Business Day. There is, however, a $25 charge for wiring redemption proceeds. Shares may be redeemed by mail, by telephone or through a systematic withdrawal plan. Investors who own shares held of record by a financial institution should contact that financial institution for information on how to redeem shares. Shares cannot be redeemed by Federal Reserve wire on Federal holidays restricting wire transfers.

BY MAIL

A written request for redemption must be received by the Transfer Agent in order to constitute a valid redemption request.

If the redemption request exceeds $5,000 or if the request directs the proceeds to be sent or wired to a shareholder or an address different from that on record, the Transfer Agent may require that the signature on the written redemption request be guaranteed. You should be able to obtain a signature guarantee from a bank, broker, dealer, credit union, securities exchange or association, clearing agency or savings association. A notary public cannot guarantee signatures.

BY TELEPHONE

You may redeem your shares by telephone if you have elected that option on your Account Application. Under most circumstances, payments will be transmitted on the next Business Day following receipt of a valid request for redemption. You may have the proceeds mailed to your address of record or wired to a commercial bank account previously designated on your Account Application. There is no charge for having redemption proceeds mailed to you or to a designated bank account, but there is a charge for wiring redemption proceeds.

You may request a wire redemption for redemptions in excess of $500 by calling 1-800-471-1144, however a wire charge of $25 will be deducted from the amount of the wire redemption.

Neither the Trust nor the Transfer Agent will be responsible for any loss, liability, cost or expense for acting upon wire instructions or upon telephone instructions that it reasonably believes to be genuine. The Trust and the Transfer Agent will each employ reasonable procedures to confirm that instructions communicated by telephone are genuine, including requiring a form of personal identification prior to acting upon instructions received by telephone and recording telephone instructions. When market conditions are extremely busy, it is possible that you may experience difficulties placing redemption orders by telephone, and may wish to place them by mail.

SYSTEMATIC WITHDRAWAL PLAN ("SWP")

The Trust offers a Systematic Withdrawal Plan which you may use to receive regular distributions from your account. Upon commencement of the SWP, your account must have a current value of $5,000 or more. You may elect to receive automatic payments via check or ACH of $100 or more on a monthly, quarterly, semi-annual or annual basis. You may obtain a SWP Application Form by calling 1-800-471-1144.

To participate in the SWP, you must have your dividends automatically reinvested. You should realize that if your automatic withdrawals exceed income dividends, your invested principal in the account will be depleted. Thus, depending on the

9

frequency and amounts of the withdrawal payments and/or any fluctuations in the net asset value per share, your original investment could be exhausted entirely. You may change or cancel the SWP at any time on written notice to the Transfer Agent.

OTHER INFORMATION REGARDING REDEMPTIONS

All redemption orders are effected at the net asset value per share next determined after receipt of a valid request for redemption. A redemption order received before 11:00 a.m., Central Time, on any Business Day will be effective that day and will receive that day's redemption price. Net asset value per share is determined as of the earlier of 11:00 a.m. (Central Time) or the close of regular trading on the New York Stock Exchange (normally 3:00 p.m., Central
Time), on each Business Day. Redeemed shares are not entitled to dividends declared on the day the redemption order is effective.

Payment to shareholders for shares redeemed will be made within 7 days after the Transfer Agent receives the valid redemption request. At various times, however, a Fund may be requested to redeem shares for which it has not yet received good payment. When purchases are made by check, redemption proceeds will not be forwarded until the investment being redeemed has been in the account for fifteen days.

Due to the relatively high costs of handling small investments, each Fund reserves the right to redeem your shares at their net asset value if, because of redemptions, your account in that Fund has a value of less than the minimum initial purchase amount (normally $2,500; $500 for individual retirement accounts and for employees of the Adviser or its affiliates). Accordingly, if you purchase shares of a Fund in only the minimum investment amount, you may be subject to involuntary redemption if you redeem any shares. Before a Fund exercises its right to redeem your shares, you will be given notice that the value of the shares in your account is less than the minimum amount and will be allowed 60 days to make an additional investment in the Fund in an amount which will increase the value of the account to at least the minimum amount.

THE ADVISER

First National Bank of Commerce in New Orleans ("First NBC" or the "Adviser"), 201 St. Charles Avenue, New Orleans, Louisiana 70170, acts as each Fund's investment adviser under an advisory agreement (the "Advisory Agreement") with the Trust. The Adviser, through its Trust Group, makes the investment decisions for the assets of the Funds and continuously reviews, supervises and administers the investment programs of the Treasury Fund, subject to the supervision of, and policies established by, the Trustees of the Trust. With respect to the Tax Exempt Fund, the Adviser has delegated these responsibilities, subject to its supervision, to the sub-adviser.

As of September 30, 1997, the Adviser's Trust Group managed approximately $3.2 billion in discretionary investment management accounts for individuals, corporations and institutions with widely varying investment needs and objectives. The Trust Group has managed client accounts since 1933 and has managed money market portfolios for the past nine years.

The Glass-Steagall Act restricts the securities activities of national banks such as First NBC but the Comptroller of the Currency permits national banks to provide investment advisory and other services to mutual funds. Should the Comptroller's position be challenged successfully in court or reversed by legislation, the Trust might have to make other investment advisory arrangements.

The Trust's shares are not sponsored, endorsed or guaranteed by, and do not constitute obligations or deposits of, the Adviser or First Commerce Corporation and are not insured by the Federal Deposit Insurance Corporation or issued or guaranteed by the U.S. Government or any of its agencies.

The Adviser is entitled to a fee, which is calculated daily and paid monthly, at an annual rate of .30% of the Treasury Fund's average daily net assets and 0.45% of the Tax Exempt Fund's average daily net assets. The Adviser may voluntarily waive a portion of its fee in order to limit the total operating expenses of the Funds. The Adviser reserves the right, in its sole discretion, to terminate these voluntary fee waivers at any time. For the fiscal year ended September 30, 1997, the Adviser was paid an advisory fee of .30% of the Treasury Fund's average

10

net assets and .44% of the Tax Exempt Fund's average net assets.

Gerald S. Dugal, Vice President of the Adviser, is the portfolio manager of the Treasury Securities Money Market Fund as well as the Trust's Institutional Money Market Fund and Strategic Income Bond Fund. Mr. Dugal is currently a senior portfolio manager and Manager of Fixed Income and Trading. Mr. Dugal has over 12 years of experience in portfolio management, investment trading and research, the past seven with the Adviser. He is licensed as a general securities principal and a municipal securities principal.

First NBC has also entered into a custodian agreement with the Trust under which it provides all safekeeping services as required by the Investment Company Act of 1940 (the "1940 Act"). First NBC is entitled to a custodian fee, calculated daily and paid monthly, at an annual rate of up to 0.04% of the average daily net assets of each Fund. It is anticipated that the Trust will pay the Custodian 0.04% of the average daily net assets of each Fund during the fiscal year ending September 30, 1998.

THE SUB-ADVISER

Weiss, Peck & Greer, L.L.C. ("WPG") serves as the Tax Exempt Fund's investment sub-adviser under a sub-advisory agreement (the "Sub-Advisory Agreement") with the Adviser. Under the Sub-Advisory Agreement, WPG invests the assets of the Fund on a daily basis, and continuously administers the investment program of the Fund.

WPG is a limited liability company founded as a limited partnership in 1970, and engages in investment management, venture capital management and management buyouts. Since its founding, WPG has been active in managing portfolios of tax exempt securities. As of September 30, 1997, WPG managed over $14.6 billion in assets, $2 billion of which is invested in tax exempt money market funds. The principal business address of WPG is One New York Plaza, New York, N.Y. 10004.

WPG is entitled to a fee which is paid by the Adviser and which is calculated daily and paid monthly, at an annual rate of: .075% of the Tax Exempt Fund's average daily net assets up to $150 million; .05% of the next $350 million of the Fund's average daily net assets, .04% of the next $500 million in average daily net assets; and .03% of the Fund's average daily net assets over $1 billion.

For the fiscal period ended September 30, 1997, WPG was paid a sub-advisory fee of .075% (annualized) of the Tax Exempt Fund's average daily net assets.

THE ADMINISTRATOR

SEI Fund Resources, a Delaware business trust (the "Administrator"), has its principal business offices at Oaks, Pennsylvania 19456. The Trust and the Administrator are parties to an Administration Agreement (the "Administration Agreement"). Under the terms of the Administration Agreement, the Administrator provides the Trust with administrative services, other than investment advisory services, including all regulatory reporting, necessary office space, equipment, personnel and facilities.

The Administrator is entitled to a fee, which is calculated daily and paid monthly, at an annual rate of .15% of each Fund's average daily net assets.

The Administrator may voluntarily waive a portion of its fees in order to limit the total operating expenses of the Funds.

THE SHAREHOLDER SERVICING AGENT AND TRANSFER AGENT

DST Systems, Inc., 1004 Baltimore Street, Kansas City, MO 64105, serves as the dividend disbursing agent and shareholder servicing agent for the Trust. DST also acts as transfer agent for the Trust under a transfer agent agreement.

THE DISTRIBUTOR

The Cash Sweep Class shares of the Funds have a Rule 12b-1 distribution plan (the "Cash Sweep Class Plan"), and the Trust and SEI Investments Distribution Co. (the "Distributor"), Oaks, Pennsylvania 19456, a wholly-owned subsidiary of SEI Investments Company, have entered into a distribution agreement (the "Distribution Agreement").

As provided in the Distribution Agreement and the Cash Sweep Class Plan, the Trust pays the Distributor a fee at the annual rate of .75% of the average daily net assets of the Cash Sweep Class shares of each of the Treasury Fund and Tax

11

Exempt Fund. This fee will be calculated and paid each month based on average daily net assets for that month. The Distributor from time to time may waive a portion of this distribution fee in order to limit the distribution fee for Cash Sweep Class shares of the Funds. The Distributor reserves the right in its sole discretion to terminate this voluntary waiver at any time.

The Distributor may use such fees to make payments to financial institutions and intermediaries such as banks (including the Adviser and its affiliates), savings and loan associations, insurance companies, and investment counselors, broker-dealers, and the Distributor's affiliates (collectively, "financial intermediaries") as compensation for shareholder services or as compensation to the Distributor for its services. The Cash Sweep Class Plan is characterized as a compensation plan since this fee will be paid to the Distributor without regard to the shareholder service expenses incurred by the Distributor or the amount of payments made to financial intermediaries. If the Distributor's expenses are less than its fees, the Trust will still pay the full fee and the Distributor will realize a profit, but the Trust will not be obligated to pay in excess of the full fee, even if the Distributor's actual expenses are higher. The Distributor has agreed, however, to pay the entire amount of the fee to financial intermediaries for shareholder services.

The Funds may also execute brokerage or other agency transactions through an affiliate of the Adviser or through the Distributor, for which the affiliate or the Distributor may receive "usual and customary" compensation. For further information, see the Statement of Additional Information.

PERFORMANCE

From time to time, the Trust may advertise each Fund's "current yield" and "effective compound yield." These figures will fluctuate, as they are based on historical earnings; they are not intended to indicate future performance and the Trust makes no representation concerning actual future yields. The "current yield" of a Fund refers to the income generated by an investment over a seven-day period which is then "annualized." That is, the amount of income generated by an investment during that week is assumed to be generated each week over a 52-week period and is shown as a percentage of the investment. The "effective yield" is calculated similarly but, when annualized, the income earned by an investment is assumed to be reinvested. The "effective yield" will be slightly higher than the "current yield" because of the compounding effect of this assumed reinvestment.

The Tax Exempt Fund may also advertise a "tax-equivalent yield," which is calculated by determining the rate of return that would have to be achieved on a fully taxable investment to produce the after-tax equivalent of this Fund's yield, assuming certain tax brackets for the shareholder.

In addition, the Trust may from time to time compare performance of a Fund to that of other mutual funds tracked by mutual fund rating services, financial and business publications and periodicals, broad groups of comparable mutual funds or unmanaged indices which may assume investment of dividends but generally do not reflect deductions for administrative and management costs or to other investment alternatives.

The performance of the various classes of shares of a Fund will differ because of the distribution fees charged to the Cash Sweep Class and Retail Class shares.

TAXES

The following summary of federal income tax consequences is based on current tax laws and regulations, which may be changed by legislative, judicial or administrative action.

No attempt has been made to present a detailed explanation of the federal, state, or local income tax treatment of the Funds or its shareholders. In addition, state and local tax consequences of an investment in a Fund may differ from the federal income tax consequences described below. Accordingly, shareholders are urged to consult with their tax advisers regarding specific questions as to federal, state and local income taxes. Additional information concerning taxes is set forth in the Statement of Additional Information.

TAX STATUS OF THE FUNDS

Each Fund is treated as a separate entity for federal income tax purposes and is not combined with the Trust's other funds. Each Fund intends to qualify for the special tax treatment afforded regulated investment companies as defined under

12

Subchapter M of the Internal Revenue Code of 1986, as amended, so as to be relieved of federal income tax on that part of its net investment company taxable income, and net capital gain (the excess of net long-term capital gains over net short-term capital losses) distributed to shareholders.

TAX STATUS OF DISTRIBUTIONS

Each Fund will distribute all of its net investment income (including net short-term capital gains) to shareholders. Dividends from net investment company taxable income are taxable to shareholders as ordinary income (whether received in cash or in additional shares) to the extent of a Fund's earnings and profits. Net capital gains will be distributed at least annually and will be taxed to shareholders as a 20% rate gain distribution (taxed at a rate of 20%) or a 28% rate gain distribution (taxed at a rate of 28%), depending upon the designation by the Fund (such designation being dependent upon the Fund's holding period in the underlying asset generating the net capital gain), regardless of how long the shareholders have held their shares and regardless of whether the distributions are received in cash or in additional shares. If no designation is made regarding a capital gain dividend, it will be classified as a 28% rate gain distribution, and, thus, taxed at a rate of 28%. Dividends and distribution of capital gains paid by a Fund do not qualify for the dividends received deduction for corporate shareholders. Each Fund will make annual reports to shareholders of the federal income tax status of all distributions.

If, at the close of each quarter of its taxable year, at least 50% of the value of the Tax Exempt Fund's assets consist of obligations the interest on which is excludable from gross income for federal tax purposes, that Fund may pay "exempt-interest dividends" to its shareholders. Those dividends constitute the portion of the aggregate dividends as designated by the Fund equal to the excess of the excludable interest over certain amounts disallowed as deductions. Exempt-interest dividends are excludable from a shareholder's gross income for regular federal income tax purposes, but may have certain collateral federal income tax consequences, including alternative minimum tax. See the Statement of Additional Information.

Current federal law limits the types and volume of bonds qualifying for the federal income tax exemption of interest, which may have an effect on the ability of the Tax Exempt Fund to purchase sufficient amounts of tax-exempt securities to satisfy the Code's requirements for the payment of "exempt-interest dividends."

Dividends declared by a Fund in October, November or December of any year and payable to shareholders of record on a date in one of those months will be deemed to have been paid by the Fund and received by the shareholders on December 31 of the year declared paid by the Fund at any time during the following January.

With respect to investments in U.S. Treasury STRIPS, which are sold with original issue discount and do not make periodic cash interest payments, a Fund will be required to include as part of its current income the imputed interest on such obligations even though the Fund has not received any interest payments on such obligations during that period. Because each Fund distributes all of its net investment income to its shareholders, a Fund may have to sell portfolio securities to distribute such imputed income, which may occur at a time when the Adviser would not have chosen to sell such securities and which may result in a taxable gain or loss.

Investment income received directly by a Fund on direct U.S. Government obligations is exempt from income tax at the state level when received directly and may be exempt, depending on the state, when received by a shareholder as income dividends provided certain state specific conditions are satisfied. Interest received on repurchase agreements collateralized by direct U.S. Government obligations normally is not exempt from state taxation. Each Fund will inform shareholders annually of the percentage of income and distributions derived from direct U.S. Government obligations. Shareholders should consult their tax advisers to determine whether any portion of the income dividends received from a Fund is considered tax exempt in their particular states.

Each Fund intends to make sufficient distributions prior to the end of each calendar year to avoid liability for federal excise tax applicable to regulated investment companies.

A sale, exchange or redemption of a Fund's shares generally is a taxable transaction to the shareholder.

13

GENERAL INFORMATION

THE TRUST

The Trust was organized as a Massachusetts business trust under a Declaration of Trust dated June 29, 1993. The Declaration of Trust permits the Trust to offer separate series of shares or "funds" and different classes of each fund. In addition to the Funds, the Trust offers the following funds: Institutional Money Market Fund, Government Securities Fund, Louisiana Tax-Free Income Fund, Strategic Income Bond Fund, Balanced Fund, Value Equity Fund, Growth Equity Fund, Small Cap Equity Fund and International Equity Fund. All consideration received by the Trust for shares of any fund and all assets of such fund belong to that fund and would be subject to liabilities related thereto. The Trust reserves the right to create and issue shares of additional funds.

Each Fund pays its operating expenses, including fees of its service providers, audit and legal expenses, expenses of preparing prospectuses, proxy solicitation material and reports to shareholders, costs of custodial services and registering the shares under federal and state securities laws, pricing and insurance expenses, and pays additional expenses including litigation and other extraordinary expenses, brokerage costs, interest charges, taxes and organization expenses.

TRUSTEES OF THE TRUST

The management and affairs of the Trust are supervised by the Trustees under the laws of the Commonwealth of Massachusetts. The Trustees have approved contracts under which, as described above, certain companies provide essential management, administrative and shareholder services to the Trust.

VOTING RIGHTS

Each share held entitles the shareholder of record to one vote. Each fund or class will vote separately on matters relating solely to that fund or class. As a Massachusetts business trust, the Trust is not required to hold annual meetings of shareholders but meetings of shareholders will be held from time to time to seek approval for certain changes in the operation of the Trust and for the election of Trustees under certain circumstances. In addition, a Trustee may be removed by the remaining Trustees or by shareholders at a special meeting called upon written request of shareholders owning at least 10% of the outstanding shares of the Trust. In the event that such a meeting is requested, the Trust will provide appropriate assistance and information to the shareholders requesting the meeting.

REPORTING

The Trust issues unaudited financial information semiannually and audited financial statements annually. The Trust furnishes periodic reports to shareholders of record, and, as necessary, proxy statements for shareholder meetings.

SHAREHOLDER INQUIRIES

Shareholder inquiries should be directed to Marquis Funds, P.O. Box 419316, Kansas City, MO 64141-6316 or by calling 1-800-471-1144.

DIVIDENDS

The net investment income (not including capital gains) of a Fund is determined and declared on each Business Day as a dividend for shareholders of record as of the close of business on that day. Shareholders who own shares at the close of business on the record date will be entitled to receive the dividend. Currently, capital gains of each Fund, if any, will be distributed at least annually. Dividends are paid by the Funds in Federal funds or in additional shares at the discretion of the shareholder on the first business day of each month.

COUNSEL AND INDEPENDENT PUBLIC ACCOUNTANTS

Morgan, Lewis & Bockius LLP serves as counsel to the Trust. Arthur Andersen LLP serves as the independent public accountants of the Trust.

DESCRIPTION OF PERMITTED INVESTMENTS AND RISK FACTORS

The following is a description of the permitted investments and investment practices for the Funds and associated risk factors. The only permitted investments for the Treasury Fund include Repurchase Agreements and U.S. Treasury obligations. Further discussion is contained in the Statement of Additional Information.

14

BANKERS' ACCEPTANCES -- Bankers' acceptances are bills of exchange or time drafts drawn on and accepted by a commercial bank. Bankers' acceptances are used by corporations to finance the shipment and storage of goods and to furnish dollar exchange. Maturities are generally six months or less.

CERTIFICATES OF DEPOSIT -- Certificates of deposit are interest bearing instruments with a specific short-term maturity. They are issued by banks and savings and loan institutions in exchange for the deposit of funds and normally can be traded in the secondary market prior to maturity. Certificates of deposit with penalties for early withdrawal will be considered illiquid.

COMMERCIAL PAPER -- Commercial paper is a term used to describe unsecured short-term promissory notes issued by corporations and other entities. Maturities on these issues vary from a few to 270 days.

FIXED INCOME SECURITIES -- Fixed income securities include bonds, notes, debentures and other interest-bearing securities that represent indebtedness. The market value of the fixed income investments in which the Funds invest will change in response to interest rate changes and other factors. During periods of falling interest rates, the values of outstanding fixed income securities generally rise. Conversely, during periods of rising interest rates, the values of such securities generally decline. Moreover, while securities with longer maturities tend to produce higher yields, the prices of longer maturity securities are also subject to greater market fluctuations as a result of changes in interest rates. Changes by recognized agencies in the rating of any fixed income security and in the ability of an issuer to make payments of interest and principal also affect the value of these investments. Changes in the value of these securities will not necessarily affect cash income derived from these securities but will affect a Fund's net asset value.

MUNICIPAL LEASES -- Municipal leases are obligations issued by state and local governments or authorities to finance the acquisition of equipment and facilities and may be considered to be illiquid. They may take the form of a lease, an installment purchase contract, a conditional sales contract, or a participation certificate in any of the above.

Municipal lease obligations typically are not backed by the municipality's credit, and their interest may become taxable if the lease is assigned. If funds are not appropriated for the following year's lease payments, a lease may terminate, with a possibility of default on the lease obligation and significant loss to the Fund. Under guidelines established by the Board of Trustees, the credit quality of municipal leases will be determined on an ongoing basis, including an assessment of the likelihood that a lease will be canceled.

MUNICIPAL SECURITIES -- Municipal securities consist of (i) debt obligations issued by or on behalf of public authorities to obtain funds to be used for various public facilities, for refunding outstanding obligations, for general operating expenses, and for lending such funds to other public institutions and facilities, and (ii) certain private activity and industrial development bonds issued by or on behalf of public authorities to obtain funds to provide for the construction, equipment, repair, or improvement of privately operated facilities. General obligation bonds are backed by the taxing power of the issuing municipality. Revenue bonds are backed by the revenues of a project or facility; tolls from a toll bridge for example. Certificates of participation represent an interest in an underlying obligation or commitment such as an obligation issued in connection with a leasing arrangement. The payment of principal and interest on private activity and industrial development bonds generally is dependent solely on the ability of the facility's user to meet its financial obligations and the pledge, if any, of real and personal property so financed as security for such payment.

Municipal securities include general obligation notes, tax anticipation notes, revenue anticipation notes, bond anticipation notes, certificates of indebtedness, demand notes and construction loan notes. Municipal bonds include general obligation bonds, revenue or special obligation bonds, private activity and industrial development bonds.

PARTICIPATION INTERESTS -- Participation interests are interests in Municipal Securities from financial institutions such as commercial and investment banks, savings and loan associations and insurance companies. These interests may take the form of participations, beneficial interests in a trust, partnership interests or any other form of indirect ownership that allows a Fund to treat the

15

income from the investment as exempt from federal income tax. The Tax Exempt Fund invests in these participation interests in order to obtain credit enhancement or demand features that would not be available through direct ownership of the underlying Municipal Securities.

RECEIPTS -- TRs, TIGRs and CATS -- interests in separately traded interest and principal component parts of U.S. Treasury obligations that are issued by banks or brokerage firms and are created by depositing U.S. Treasury obligations into a special account at a custodian bank. The custodian holds the interest and principal payments for the benefit of the registered owners of the certificates or receipts. The custodian arranges for the issuance of the certificates or receipts evidencing ownership and maintains the register. Receipts are sold as zero coupon securities which means that they are sold at a substantial discount and redeemed at face value at their maturity date without interim cash payments of interest or principal. The amount of this discount is accrued over the life of the security and constitutes the income earned on the security for both accounting and tax purposes. Because of these features, receipts may be subject to greater price volatility than interest paying U.S. Treasury Obligations. Receipts include Treasury Receipts ("TRs"), Treasury Investment Growth Receipts ("TIGRs"), and Certificates of Accrual on Treasury Securities ("CATS").

REPURCHASE AGREEMENTS -- Repurchase agreements are agreements by which a Fund obtains a security and simultaneously commits to return the security to the seller at an agreed upon price (including principal and interest) on an agreed upon date within a number of days from the date of purchase. Repurchase agreements must be fully collateralized at all times. A Fund bears a risk of loss in the event the other party defaults on its obligations and the Fund is delayed or prevented from its right to dispose of the collateral. A Fund will enter into repurchase agreements only with financial institutions deemed to present minimal risk of bankruptcy during the term of the agreement based on established guidelines. Repurchase agreements are considered loans under the 1940 Act, as amended.

SECURITIES LENDING -- In order to generate additional income, the Tax Exempt Fund may lend securities which it owns pursuant to agreements requiring that the loan be continuously secured by collateral consisting of cash or securities of the U.S. Government or its agencies equal to at least 100% of the market value of the securities lent. The Fund continues to receive interest on the securities lent while simultaneously earning a portion of the return generated from the collateral (or a portion of the return on the investment of cash collateral). Collateral is marked to market daily. There may be risks of delay in recovery of the securities or even loss of rights in the collateral should the borrower of the securities fail financially or become insolvent.

STANDBY COMMITMENTS -- Some securities dealers are willing to sell Municipal Securities to a Fund accompanied by their commitments to repurchase the Municipal Securities prior to maturity, at the Fund's option, for the amortized cost of the Municipal Securities at the time of repurchase. These arrangements are not used to protect against changes in the market value of Municipal Securities. They permit a Fund, however, to remain fully invested and still provide liquidity to satisfy redemptions. The cost of Municipal Securities accompanied by these "standby" commitments could be greater than the cost of Municipal Securities without such commitments. Standby commitments are not marketable or otherwise assignable and have value only to a Fund. The default or bankruptcy of a securities dealer giving such a commitment would not affect the quality of the Municipal Securities purchased. However, without a standby commitment, these securities could be more difficult to sell. The Tax Exempt Fund enters into standby commitments only with those dealers whose credit the investment adviser believes to be of high quality.

TIME DEPOSITS -- Time deposits are non-negotiable receipts issued by a bank in exchange for the deposit of funds. Like a certificate of deposit, it earns a specified rate of interest over a definite period of time; however, it cannot be traded in the secondary market. Time deposits with a withdrawal penalty or that mature in more than seven days are considered to be illiquid securities.

U.S. GOVERNMENT AGENCY OBLIGATIONS -- Obligations issued or guaranteed by agencies of the United States Government, including, among others, the Federal Farm Credit Bank, the Federal Housing Administration and the Small Business Administration, and obligations issued or

16

guaranteed by instrumentalities of the United States Government, including, among others, the Federal Home Loan Mortgage Corporation, the Federal Land Banks and the United States Postal Service. Some of these securities are supported by the full faith and credit of the United States Treasury, others are supported by the right of the issuer to borrow from the Treasury, while still others are supported only by the credit of the instrumentality. Guarantees of principal by agencies or instrumentalities of the United States Government may be a guarantee of payment at the maturity of the obligation so that in the event of a default prior to maturity there might not be a market and thus no means of realizing on the obligation prior to maturity. Guarantees as to the timely payment of principal and interest do not extend to the value or yield of these securities nor to the value of the Tax Exempt Fund's shares.

U.S. GOVERNMENT SECURITIES -- Any guaranty by the U.S. Government of the securities in which a Fund invests guarantees only the payment of principal and interest on the guaranteed security and does not guarantee the yield or value of that security or the yield or value of shares of the Fund.

U.S. TREASURY OBLIGATIONS -- U.S. Treasury obligations consist of bills, notes and bonds issued by the U.S. Treasury, and separately traded interest and principal component parts of such obligations that are transferable through the Federal book-entry system known as Separately Traded Registered Interest and Principal Securities ("STRIPS"). The Funds do not expect to trade STRIPS actively.

VARIABLE AND FLOATING RATE INSTRUMENTS -- Certain of the obligations purchased by the Tax Exempt Fund may carry variable or floating rates of interest, may involve a conditional or unconditional demand feature and may include variable amount master demand notes. Such instruments bear interest at rates which are not fixed, but which vary with changes in specified market rates or indices. The interest rates on these securities may be reset daily, weekly, quarterly or some other reset period, and may have a floor or ceiling on interest rate changes. There is a risk that the current interest rate on such obligations may not accurately reflect existing market interest rates. A demand instrument with a demand notice exceeding seven days may be considered illiquid if there is no secondary market for such securities.

WHEN-ISSUED AND DELAYED DELIVERY SECURITIES -- When-issued or delayed delivery basis transactions involve the purchase of an instrument with payment and delivery taking place in the future. Delivery of and payment for these securities may occur a month or more after the date of the purchase commitment. However, the Tax Exempt Fund may purchase securities on a when-issued or delayed basis only when settlement takes place within 15 days of the purchase of such securities. To the extent required by the 1940 Act, the Tax Exempt Fund will maintain with the custodian a separate account with liquid high grade debt securities or cash in an amount at least equal to these commitments. The interest rate realized on these securities is fixed as of the purchase date and no interest accrues to the Fund before settlement. These securities are subject to market fluctuation due to changes in market interest rates and it is possible that the market value at the time of settlement could be higher or lower than the purchase price if the general level of interest rates has changed. Although the Tax Exempt Fund generally purchases securities on a when-issued or forward commitment basis with the intention of actually acquiring securities for its portfolio, the Fund may dispose of a when-issued security or forward commitment prior to settlement if it deems appropriate.

17

TABLE OF CONTENTS
--------------------------------------------------------------------------------

Summary...................................................................     2
Expense Summary...........................................................     3
Financial Highlights......................................................     4
The Trust.................................................................     5
Investment Objective and Policies for the Treasury Fund...................     5
Investment Objective and Policies for the Tax Exempt Fund.................     5
General Investment Policies...............................................     6
Investment Limitations....................................................     6
Purchase of Shares........................................................     6
Exchanges.................................................................     8

Redemption of Shares......................................................     8
The Adviser...............................................................     9
The Sub-Adviser...........................................................    10
The Administrator.........................................................    10
The Shareholder Servicing Agent and Transfer Agent........................    10
The Distributor...........................................................    10
Performance...............................................................    11
Taxes.....................................................................    11
General Information.......................................................    13
Description of Permitted Investments and Risk Factors.....................    13

MARQUIS FUNDS-REGISTERED TRADEMARK-

               Investment Adviser:
               FIRST NATIONAL BANK OF COMMERCE IN NEW ORLEANS

          -   TREASURY SECURITIES MONEY MARKET FUND
          -   TAX EXEMPT MONEY MARKET FUND

MARQUIS FUNDS-REGISTERED TRADEMARK- (the "Trust") is a mutual fund that offers a convenient and economical means of investing in one or more professionally managed portfolios of securities. This Prospectus offers the RETAIL CLASS shares of the TREASURY SECURITIES MONEY MARKET FUND and TAX EXEMPT MONEY MARKET FUND (the "Funds"), each a separate series of the Trust.

This Prospectus sets forth concisely the information about the Funds and the Trust that a prospective investor should know before investing in the Funds. Investors are advised to read this Prospectus and retain it for future reference. A Statement of Additional Information dated February 1, 1998, as supplemented from time to time, has been filed with the Securities and Exchange Commission (the "SEC") and is available without charge by calling 1-800-471-1144. The Statement of Additional Information is incorporated into this Prospectus by reference.

AN INVESTMENT IN THE FUNDS IS NEITHER INSURED NOR GUARANTEED BY THE U.S. GOVERNMENT AND THERE CAN BE NO ASSURANCE THAT THE FUNDS WILL BE ABLE TO MAINTAIN A STABLE NET ASSET VALUE OF $1.00 PER SHARE.

THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND EXCHANGE COMMISSION NOR HAS THE SECURITIES AND EXCHANGE COMMISSION PASSED UPON THE ACCURACY OR ADEQUACY OF THIS PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

 THE TRUST'S SHARES ARE NOT DEPOSITS OR OBLIGATIONS OF, OR GUARANTEED OR ENDORSED BY ANY BANK, INCLUDING FIRST NATIONAL BANK OF COMMERCE IN NEW ORLEANS OR ANY OF ITS AFFILIATES OR CORRESPONDENTS, INCLUDING FIRST COMMERCE CORPORATION. THE TRUST'S SHARES ARE NOT FEDERALLY INSURED BY THE FEDERAL DEPOSIT INSURANCE CORPORATION, THE FEDERAL RESERVE BOARD OR ANY OTHER GOVERNMENT AGENCY. INVESTMENT IN THE SHARES INVOLVES RISK, INCLUDING POSSIBLE LOSS OF THE PRINCIPAL AMOUNT INVESTED.

FEBRUARY 1, 1998

2

                                    SUMMARY

      MARQUIS FUNDS-REGISTERED TRADEMARK- (THE "TRUST") IS AN OPEN-END MANAGEMENT INVESTMENT COMPANY PROVIDING A CONVENIENT WAY TO INVEST IN PROFESSIONALLY MANAGED PORTFOLIOS OF SECURITIES. THIS SUMMARY PROVIDES BASIC INFORMATION ABOUT THE RETAIL CLASS SHARES OF THE TRUST'S TREASURY SECURITIES MONEY MARKET FUND (THE "TREASURY FUND") AND TAX EXEMPT MONEY MARKET FUND (THE "TAX EXEMPT FUND") (TOGETHER, THE "FUNDS"). EACH FUND IS A SEPARATE SERIES OF THE TRUST.

      WHAT ARE THE INVESTMENT OBJECTIVES AND POLICIES OF THE FUNDS? The TREASURY FUND seeks to preserve principal value and maintain a high degree of liquidity while providing current income by investing exclusively in obligations issued by the U.S. Treasury and in repurchase agreements involving such obligations. The TAX EXEMPT FUND seeks to preserve principal value and maintain a high degree of liquidity while providing current income exempt from Federal income taxes by investing, under normal market conditions, at least 80% of its net assets in eligible securities issued by or on behalf of the states, territories, and possessions of the United States and the District of Columbia and their political subdivisions, agencies, and instrumentalities, the interest on which is exempt from Federal income tax. There can be no assurance that either Fund will achieve its investment objective.

      WHAT ARE THE RISKS INVOLVED WITH AN INVESTMENT IN THE FUNDS? While each Fund seeks to maintain a net asset value of $1.00 per share, there can be no assurance that either Fund will be able to do this on a continuous basis. There may be other risks involved in the ownership of money market mutual funds.

      ARE MY INVESTMENTS INSURED? Any guaranty by the U.S. Government, its agencies or instrumentalities of the securities in which either Fund invests guarantees only the payment of principal and interest on the guaranteed security and does not guarantee the yield or value of that security or the yield or value of shares of that Fund. The Trust's shares are not federally insured by the FDIC or any other government agency.

      For more information about each Fund, see "Investment Objective and Policies," "General Investment Policies" and "Description of Permitted Investments and Risk Factors."

      WHO IS THE ADVISER? The Trust Group of First National Bank of Commerce in New Orleans serves as the investment adviser (the "Adviser") of each Fund. Additionally, Weiss, Peck & Greer, L.L.C. serves as investment sub-adviser to the Tax Exempt Fund. See "Expense Summary," "The Adviser" and "The Sub-Adviser."

      WHO IS THE ADMINISTRATOR? SEI Fund Resources serves as the administrator of the Trust. See "Expense Summary" and "The Administrator."

      WHO IS THE TRANSFER AGENT? DST Systems, Inc. serves as shareholder servicing agent, transfer agent and dividend disbursing agent for the Trust. See "The Shareholder Servicing Agent and Transfer Agent."

      WHO IS THE DISTRIBUTOR? SEI Investments Distribution Co. serves as distributor of the Trust's shares. See "The Distributor."

      HOW DO I PURCHASE AND REDEEM SHARES? Purchases and redemptions may be made through the Transfer Agent or financial institutions, including the Adviser, that provide distribution assistance or shareholder services to the Trust on any day when the New York Stock Exchange and Federal Reserve wire system are open for business (a "Business Day"). A purchase order will be effective as of the Business Day received by the Transfer Agent if the Transfer Agent receives an order and payment with readily available funds prior to the time the Funds calculate their net asset value, normally 11:00 a.m., Central Time. To purchase shares by wire, you must first call 1-800-471-1144. Redemption orders placed with the Transfer Agent prior to 11:00 a.m., Central Time on any Business Day will be effective that day. The Funds also offer both an Automatic Investment Plan and a Systematic Withdrawal Plan. The purchase and redemption price for shares is the net asset value per share determined as of the end of the day the order is effective. Retail Class shares of the Funds are, absent fee waivers, subject to annual distribution fees of 0.25% of their respective average daily net assets. See "Purchase of Shares" and "Redemption of Shares."

      HOW ARE DIVIDENDS PAID? Substantially all of the net investment income (exclusive of capital gains) of each Fund is distributed in the form of monthly dividends. Any capital gain is distributed at least annually. Dividends are paid in additional shares unless the shareholder elects to take payment in cash on the first Business Day of each month. See "Dividends."

3

                                EXPENSE SUMMARY

SHAREHOLDER TRANSACTION EXPENSES                                    RETAIL CLASS

                                                                            TREASURY
                                                                           SECURITIES     TAX EXEMPT
                                                                          MONEY MARKET   MONEY MARKET
                                                                              FUND           FUND
------------------------------------------------------------------------------------------------------
Maximum Sales Load Imposed on Purchases.................................      None           None
Maximum Sales Load Imposed on Reinvested Dividends......................      None           None
Maximum Contingent Deferred Sales Charge................................      None           None
Wire Redemption Fee.....................................................       $25            $25
Exchange Fee............................................................      None           None
------------------------------------------------------------------------------------------------------
------------------------------------------------------------------------------------------------------

ANNUAL OPERATING EXPENSES
(as a percentage of average net assets)

                                                                              TREASURY
                                                                          SECURITIES MONEY   TAX EXEMPT MONEY
                                                                             MARKET FUND        MARKET FUND
--------------------------------------------------------------------------------------------------------------
Management Fees (after fee waivers) (1).................................           .30%               .44%
12b-1 Fees (after fee waivers) (1)......................................           .20%               .00%
Other Expenses (after fee waivers) (1)..................................           .20%               .21%
--------------------------------------------------------------------------------------------------------------
Total Operating Expenses (after fee waivers) (2)........................           .70%               .65%
--------------------------------------------------------------------------------------------------------------
--------------------------------------------------------------------------------------------------------------

(1) The Adviser and Administrator have voluntarily agreed to waive their fees and the Distributor has voluntarily agreed to waive 12b-1 fees to the extent necessary to keep "Total Operating Expenses" for the Retail Class shares of the Treasury Fund and Tax Exempt Fund from exceeding 0.70% and 0.65%, respectively. The Adviser, Administrator and the Distributor reserve the right to terminate their waivers at any time in their sole discretion. Absent such waivers, Management Fees for the Tax Exempt Fund would be 0.45%, Other Expenses for the Tax Exempt Fund would be 0.25% and the 12b-1 fee for the Retail Class shares of the Funds would be 0.25%.

(2) Absent the Adviser's, Administrator's and the Distributor's voluntary fee waivers, Total Operating Expenses for Retail Class shares of the Treasury Fund and Tax Exempt Fund would be 0.75% and 0.95%, respectively.

EXAMPLE

-----------------------------------------------------------------------------------------
                                                    1 YEAR   3 YEARS   5 YEARS   10 YEARS
-----------------------------------------------------------------------------------------
You would pay the following expenses on a $1,000
  investment in Retail Class shares assuming (1)
  5% annual return and (2) redemption at the end
  of each time period:
    Treasury Money Market Fund....................    $7       $22       $39       $87
    Tax Exempt Money Market Fund..................    $7       $21       $36       $81
-----------------------------------------------------------------------------------------
-----------------------------------------------------------------------------------------

THE EXAMPLE SHOULD NOT BE CONSIDERED A REPRESENTATION OF PAST OR FUTURE EXPENSES. ACTUAL EXPENSES MAY BE GREATER OR LESS THAN THOSE SHOWN.

The purpose of this table is to assist the investor in understanding the various costs and expenses that may be directly or indirectly borne by investors in Retail Class shares of the Fund. Shareholders purchasing shares through a financial institution may be charged additional account fees by that institution. Additional information may be found under "The Adviser," "The Administrator" and "The Distributor."

4

FINANCIAL HIGHLIGHTS

The following financial highlights for a share outstanding throughout each period ended September 30 have been audited by Arthur Andersen LLP, independent public accountants, whose report thereon was unqualified. This information should be read in conjunction with the Trust's financial statements and notes thereto which are incorporated by reference into the Statement of Additional Information under the heading "Financial Information." Additional performance information is set forth in the Trust's 1997 Annual Report to Shareholders and is available upon request and without charge by calling 1-800-471-1144.

For a Retail Class Share Outstanding Throughout each Period ended September 30,

                                                                                  REALIZED
                                                                                    AND                          NET
                                                        NET ASSET                UNREALIZED   DISTRIBUTIONS     ASSET
                                                          VALUE        NET        GAINS OR       FROM NET       VALUE
                                                        BEGINNING   INVESTMENT  (LOSSES) ON     INVESTMENT     END OF      TOTAL
                                                        OF PERIOD     INCOME    INVESTMENTS       INCOME       PERIOD      RETURN
-----------------------------------------------------------------------------------------------------------------------------------
TREASURY SECURITIES MONEY MARKET FUND -- RETAIL CLASS
-----------------------------------------------------------------------------------------------------------------------------------
1997...................................................    $ 1.00      $ 0.05            --       $(0.05)        $1.00        4.83%
1996...................................................      1.00        0.05            --        (0.05)         1.00        4.86
1995...................................................      1.00        0.05            --        (0.05)         1.00        5.16
1994(1)................................................      1.00        0.03            --        (0.03)         1.00        3.15*
-----------------------------------------------------------------------------------------------------------------------------------
TAX EXEMPT MONEY MARKET FUND -- RETAIL CLASS
-----------------------------------------------------------------------------------------------------------------------------------
1997...................................................    $ 1.00      $ 0.03            --       $(0.03)        $1.00        3.12%
1996(2)................................................      1.00        0.01            --        (0.01)         1.00        2.83*
-----------------------------------------------------------------------------------------------------------------------------------
-----------------------------------------------------------------------------------------------------------------------------------

                                                                                                       RATIO OF
                                                                                            RATIO OF      NET
                                                                                 RATIO OF   EXPENSES   INVESTMENT
                                                                                    NET        TO      INCOME TO
                                                          NET                    INVESTMENT  AVERAGE    AVERAGE
                                                        ASSETS      RATIO OF     INCOME TO     NET        NET
                                                        END OF     EXPENSES TO    AVERAGE    ASSETS     ASSETS
                                                        PERIOD       AVERAGE        NET     (EXCLUDING (EXCLUDING
                                                         (000)     NET ASSETS     ASSETS    WAIVERS)   WAIVERS)
----------------------------------------------------------------------------------------------------------------
TREASURY SECURITIES MONEY MARKET FUND -- RETAIL CLASS
----------------------------------------------------------------------------------------------------------------
1997...................................................$ 604,919          0.70%      4.73%      0.75%      4.68%
1996...................................................  411,068          0.70       4.72       0.78       4.64
1995...................................................  282,747          0.68       5.12       0.82       4.98
1994(1)................................................   86,848          0.59*      3.27*      0.83*      3.03*
----------------------------------------------------------------------------------------------------------------
TAX EXEMPT MONEY MARKET FUND -- RETAIL CLASS
----------------------------------------------------------------------------------------------------------------
1997...................................................$  76,744          0.65%      3.07%      0.95%      2.77%
1996(2)................................................   66,214          0.65*      2.92*      1.12*      2.45*
----------------------------------------------------------------------------------------------------------------
----------------------------------------------------------------------------------------------------------------

* Annualized.
(1) Commenced operations on October 19, 1993.
(2) Commenced operations on June 7, 1996.

5

THE TRUST

MARQUIS FUNDS-REGISTERED TRADEMARK- (the "Trust") is an open-end management investment company that offers units of beneficial interest ("shares") in the Funds. Each of the Funds offered by this Prospectus is a diversified fund. There are three separate classes of shares: Trust Class (Treasury Fund only), Retail Class and Cash Sweep Class which provide for variations in distribution costs, voting rights and dividends. Except for these differences between classes, each share of each Fund represents an undivided, proportionate interest in that Fund. This Prospectus relates to the Retail Class shares of the Funds. Information regarding the Trust Class shares of the Treasury Fund, Cash Sweep Class shares of both Funds and the Trust's other funds is contained in separate prospectuses that may be obtained by calling 1-800-471-1144.

INVESTMENT OBJECTIVE AND POLICIES FOR THE TREASURY FUND

The TREASURY FUND seeks to preserve principal value and maintain a high degree of liquidity while providing current income. There can be no assurance that the Fund will be able to achieve its investment objective.

The Treasury Fund invests exclusively in obligations issued by the U.S. Treasury ("Treasury Obligations") and backed by its full faith and credit, and in repurchase agreements involving such obligations.

INVESTMENT OBJECTIVE AND POLICIES FOR THE TAX EXEMPT FUND

The TAX EXEMPT FUND seeks to preserve principal value and maintain a high degree of liquidity while providing current income exempt from Federal income taxes. There can be no assurance that the Fund will be able to achieve its investment objective.

Under normal market conditions, the Tax Exempt Fund will invest at least 80% of its net assets in eligible securities issued by or on behalf of the states, territories and possessions of the United States and the District of Columbia and their political subdivisions, agencies and instrumentalities, the interest on which is exempt from Federal income tax (collectively, "Municipal Securities"). The Fund will invest at least 80% of its assets in Municipal Securities the interest on which is not treated as a preference item for purposes of the federal alternative minimum tax. This investment policy is a fundamental policy of the Fund. The Fund will purchase municipal bonds, municipal notes, municipal lease obligations, tax-exempt money market mutual funds, and tax-exempt commercial paper rated in the two highest short-term rating categories by a nationally recognized statistical rating organization (an "NRSRO") in accordance with Securities and Exchange Commission ("SEC") regulations at the time of investment or, if not rated, determined by the Adviser to be of comparable quality. Since the Fund often purchases securities supported by credit enhancements from banks and other financial institutions, changes in the credit quality of these institutions could cause losses to the Fund and affect its share price.

The Adviser will not invest more than 25% of the Tax Exempt Fund's assets in Municipal Securities (a) whose issuers are located in the same state or (b) the interest on which is derived from revenues of similar type projects. This restriction does not apply to Municipal Securities in any of the following categories: public housing authorities; general obligations of states and localities; state and local housing finance authorities; or municipal utilities systems.

The Tax Exempt Fund may purchase municipal obligations with demand features, including variable and floating rate obligations. In addition, the Fund may invest in commitments to purchase securities on a "when issued" basis and purchase securities subject to a standby commitment.

The Tax Exempt Fund may purchase securities on a when-issued or delayed basis only when settlement takes place within 15 days of the purchase of such securities.

The Tax Exempt Fund may invest up to 20% of the Fund's net assets in the aggregate in taxable money market instruments, taxable money market mutual funds, and securities subject to the alternative minimum tax. Taxable money market instruments in which the Fund may invest consist of (i) bankers' acceptances, certificates of deposits, notes and time deposits of highly-rated U.S. banks and U.S. branches of foreign banks, (ii) U.S. Treasury obligations and obligations issued or guaranteed by the agencies and instrumentalities of the U.S. Government, including STRIPs; (iii) high quality

6

commercial paper issued by U.S. and foreign corporations; (iv) debt obligations with a maturity of one year or less issued by corporations with outstanding high-quality commercial paper; (v) receipts and (vi) repurchase agreements involving any of the foregoing obligations entered into with highly-rated banks and broker-dealers.

The Tax Exempt Fund may engage in securities lending and may also borrow money in amounts up to 33 1/3% of its net assets.

GENERAL INVESTMENT POLICIES

Each Fund complies with regulations of the SEC applicable to money market funds. These regulations impose certain quality, maturity and diversification restraints on investments by a Fund. Under these regulations, each Fund will maintain a dollar-weighted average portfolio maturity of 90 days or less, and will acquire only obligations with remaining maturities of 397 days or less. Each Fund will attempt to maintain a net asset value of $1.00 per share, although there can be no assurance that it will be able to do so.

For additional information regarding permitted investments, investment practices and risks, see "Description of Permitted Investments and Risk Factors."

INVESTMENT LIMITATIONS

The following investment limitations are fundamental policies of the Funds. Fundamental policies cannot be changed with respect to a Fund without the consent of the holders of a majority of that Fund's outstanding shares.

A Fund may not:

1. Purchase securities of any issuer (except securities issued or guaranteed by the United States, its agencies or instrumentalities and repurchase agreements involving such securities) if, as a result, more than 5% of the total assets of the Fund would be invested in the securities of such issuer. This restriction applies to 75% of the Tax Exempt Fund's assets.

2. Purchase any securities which would cause more than 25% of the total assets of the Fund to be invested in the securities of one or more issuers conducting their principal business activities in the same industry, provided that this limitation does not apply to (i) investments in the obligations issued or guaranteed by the U.S. Government or its agencies and instrumentalities, and repurchase agreements involving such securities; and, with respect to the Tax Exempt Fund, (ii) tax-exempt securities issued by governments or political subdivisions of governments.

3. Make loans except that the Fund may (i) purchase or hold debt instruments in accordance with its investment objectives and policies; (ii) enter into repurchase agreements; and with respect to the Tax Exempt Fund (iii) engage in securities lending as described in this Prospectus and in the Statement of Additional Information.

Additional investment limitations are set forth in the Statement of Additional Information.

PURCHASE OF SHARES

Investors may purchase Retail Class shares of a Fund directly from the Trust's shareholder servicing and transfer agent, DST Systems, Inc., or an authorized sub-transfer agent (collectively, the "Transfer Agent") by mail, by wire, or through an automatic investment plan. Shares may also be purchased through broker-dealers, including Marquis Investments, LLC that have established a dealer agreement with SEI Investments Distribution Co., the Trust's distributor (the "Distributor"). Retail Class shares of the Funds are sold on a continuous basis.

BY MAIL

You may purchase Retail Class shares of a Fund by completing and signing an Account Application form and mailing it, along with a check (or other negotiable bank instrument or money order) payable to "Marquis Funds (Fund Name)," to Marquis Funds at P.O. Box 419316, Kansas City, MO 64141-6316. You may purchase additional shares at any time by mailing payment to Marquis Funds. Orders placed by mail will be executed on receipt of your payment. If your check does not clear, your purchase will be cancelled and you could be liable for any losses or fees incurred.

Third party checks, credit cards, credit card checks and cash will not be accepted. When purchases are made by check, redemption proceeds will not be

7

forwarded until the investment being redeemed has been in the account for 15 days.

You may obtain Account Application forms by calling 1-800-471-1144.

BY WIRE

You may purchase Retail Class shares of a Fund by wiring Federal funds, provided that your Account Application has been previously received. You must wire funds to the Transfer Agent and the wire instructions must include your account number. You must call 1-800-471-1144 before wiring any funds. An order to purchase shares by Federal funds wire will be deemed to have been received by the Fund on the Business Day (defined below) of the wire, provided that the shareholder notifies the Transfer Agent prior to the time the Funds calculate their net asset value, normally 11:00 a.m., Central Time. If the Transfer Agent does not receive notice by the time the Funds calculate their net asset value, normally 11:00 a.m., Central Time, on the Business Day of the wire, the order will be executed on the next Business Day.

AUTOMATIC INVESTMENT PLAN ("AIP")

You may arrange for periodic additional investments in a Fund through automatic deductions by Automated Clearing House ("ACH") from a checking account by completing an AIP Application Form. The minimum pre-authorized investment amount is $50 per month. An AIP Application Form may be obtained by calling 1-800-471-1144. The AIP is available only for additional investments for an existing account.

GENERAL INFORMATION REGARDING PURCHASES

You may purchase Retail Class shares of a Fund on any day the New York Stock Exchange and the Federal Reserve wire system are open for business ("Business Days").

The minimum initial investment in Retail Class shares of a Fund is $2,500 ($500 minimum for individual retirement accounts and employees of the Adviser or its affiliates); however, the Distributor may waive the minimum investment at its discretion. Subsequent purchases of shares must be at least $100, except for purchases through the AIP and payroll deductions, which must be at least $50.

A purchase order for shares will be effective, and eligible to receive dividends declared that same day, on the Business Day the order is received by the Transfer Agent if it receives the order and payment before the time the Funds calculate their net asset value, normally 11:00 a.m., Central Time. A purchase order received (with payment) after this time will be effective on the next Business Day. The purchase price of Retail Class shares of a Fund is the net asset value per share next computed after the order is received and accepted by the Trust. Each Fund expects to maintain its net asset value per share constant at $1.00. The net asset value per share of a Fund is determined by dividing the total value of its investments and other assets, less any liabilities, by its total outstanding shares. Each Fund's net asset value per share is calculated as of the earlier of 11:00 a.m. (Central Time) or the close of regular trading on the New York Stock Exchange (normally, 3:00 p.m., Central Time), each Business Day and is based on the amortized cost method described in the Statement of Additional Information.

The Trust reserves the right to reject a purchase order for shares when the Distributor determines that it is not in the best interest of the Trust and/or its shareholders to accept such order.

Shareholders of record who desire to transfer registration of their shares should call 1-800-471-1144.

PURCHASES THROUGH FINANCIAL INSTITUTIONS

Shares may also be purchased through financial institutions, including the Adviser, that provide distribution assistance or shareholder services to the Trust. Shares purchased by persons ("Customers") through financial institutions may be held in street name by the financial institution. Financial institutions may impose an earlier cut-off time for receipt of purchase orders directed through them to allow for processing and transmittal of these orders to the Transfer Agent for effectiveness the same day. Customers should contact their financial institution for information as to that institution's procedures for transmitting purchase, exchange or redemption orders to the Trust.

Customers who desire to transfer the registration of shares beneficially owned by them but held of record by a financial institution should contact the institution to accomplish the transfer. Certain

8

financial institutions may be required under state law to register as broker/dealers.

Depending upon the terms of a particular Customer account, a financial institution may charge Customer account fees. Information concerning these services and any charges will be provided to the Customer by the financial institution.

EXCHANGES

You may exchange your shares for Class A or Class B shares of other funds of the Trust. You will be subject to the applicable sales charge on exchange unless you qualify for a sales load waiver.

You must have received a current prospectus of the Trust's other fund into which you wish to move your investment (the "new" fund) before the exchange will be effected. Exchanges will be made only after instructions in writing or by telephone (an "Exchange Request") are received by the Transfer Agent. If an Exchange Request in good order is received by the Transfer Agent by 3:00 p.m. Central Time, on any Business Day, the exchange will occur on that day. The exchange privilege may be exercised only in those states where the class or shares of the new fund may legally be sold.

Customers who beneficially own shares held of record by a financial institution should contact that institution if they wish to exchange shares. The institution will contact the Transfer Agent and effect the exchange on behalf of the Customer.

The Trust reserves the right to change the terms or conditions of the exchange privilege discussed herein upon 60 days' notice.

REDEMPTION OF SHARES

You may redeem your shares without charge on any Business Day. There is, however, a $25 charge for wiring redemption proceeds. Shares may be redeemed by mail, by telephone or through a systematic withdrawal plan. Investors who own shares held of record by a financial institution should contact that financial institution for information on how to redeem shares. Shares cannot be redeemed by Federal Reserve wire on Federal holidays restricting wire transfers.

BY MAIL

A written request for redemption must be received by the Transfer Agent in order to constitute a valid redemption request.

If the redemption request exceeds $5,000 or if the request directs the proceeds to be sent or wired to a shareholder or an address different from that on record, the Transfer Agent may require that the signature on the written redemption request be guaranteed. You should be able to obtain a signature guarantee from a bank, broker, dealer, credit union, securities exchange or association, clearing agency or savings association. A notary public cannot guarantee signatures.

BY TELEPHONE

You may redeem your shares by telephone if you have elected that option on your Account Application. Under most circumstances, payments will be transmitted on the next Business Day following receipt of a valid request for redemption. You may have the proceeds mailed to your address of record or wired to a commercial bank account previously designated on your Account Application. There is no charge for having redemption proceeds mailed to you or to a designated bank account, but there is a charge for wiring redemption proceeds.

You may request a wire redemption for redemptions in excess of $500 by calling 1-800-471-1144, however a wire charge of $25 will be deducted from the amount of the wire redemption.

Neither the Trust nor the Transfer Agent will be responsible for any loss, liability, cost or expense for acting upon wire instructions or upon telephone instructions that it reasonably believes to be genuine. The Trust and the Transfer Agent will each employ reasonable procedures to confirm that instructions communicated by telephone are genuine, including requiring a form of personal identification prior to acting upon instructions received by telephone and recording telephone instructions. When market conditions are extremely busy, it is possible that you may experience difficulties placing redemption orders by telephone, and may wish to place them by mail.

9

SYSTEMATIC WITHDRAWAL PLAN ("SWP")

The Trust offers a Systematic Withdrawal Plan which you may use to receive regular distributions from your account. Upon commencement of the SWP, your account must have a current value of $5,000 or more. You may elect to receive automatic payments via check or ACH of $100 or more on a monthly, quarterly, semi-annual or annual basis. You may obtain a SWP Application Form by calling 1-800-471-1144.

To participate in the SWP, you must have your dividends automatically reinvested. You should realize that if your automatic withdrawals exceed income dividends, your invested principal in the account will be depleted. Thus, depending on the frequency and amounts of the withdrawal payments and/or any fluctuations in the net asset value per share, your original investment could be exhausted entirely. You may change or cancel the SWP at any time on written notice to the Transfer Agent.

OTHER INFORMATION REGARDING REDEMPTIONS

All redemption orders are effected at the net asset value per share next determined after receipt of a valid request for redemption. A redemption order received before 11:00 a.m., Central Time, on any Business Day will be effective that day and will receive that day's redemption price. Net asset value per share will be determined as of the earlier of 11:00 a.m. (Central Time) or the close of regular trading on the New York Stock Exchange (normally, 3:00 p.m., Central
Time). Redeemed shares are not entitled to dividends declared on the day the redemption order is effective.

Payment to shareholders for shares redeemed will be made within 7 days after the Transfer Agent receives the valid redemption request. At various times, however, a Fund may be requested to redeem shares for which it has not yet received good payment. When purchases are made by check, redemption proceeds will not be forwarded until the investment being redeemed has been in the account for fifteen days.

Due to the relatively high costs of handling small investments, each Fund reserves the right to redeem your shares at their net asset value if, because of redemptions, your account in that Fund has a value of less than the minimum initial purchase amount (normally $2,500; $500 for individual retirement accounts and for employees of the Adviser or its affiliates). Accordingly, if you purchase shares of a Fund in only the minimum investment amount, you may be subject to involuntary redemption if you redeem any shares. Before a Fund exercises its right to redeem your shares, you will be given notice that the value of the shares in your account is less than the minimum amount and will be allowed 60 days to make an additional investment in the Fund in an amount which will increase the value of the account to at least the minimum amount.

THE ADVISER

First National Bank of Commerce in New Orleans ("First NBC" or the "Adviser"), 201 St. Charles Avenue, New Orleans, Louisiana 70170, acts as each Fund's investment adviser under an advisory agreement (the "Advisory Agreement") with the Trust. The Adviser, through its Trust Group, makes the investment decisions for the assets of the Treasury Fund and continuously reviews, supervises and administers the investment programs of the Funds, subject to the supervision of, and policies established by, the Trustees of the Trust. With respect to the Tax Exempt Fund, the Adviser has delegated these responsibilities, subject to its supervision, to the investment sub-adviser.

As of September 30, 1997, the Adviser's Trust Group managed approximately $3.2 billion in discretionary investment management accounts for individuals, corporations and institutions with widely varying investment needs and objectives. The Trust Group has managed client accounts since 1933 and has managed money market portfolios for the past nine years.

The Glass-Steagall Act restricts the securities activities of national banks such as First NBC but the Comptroller of the Currency permits national banks to provide investment advisory and other services to mutual funds. Should the Comptroller's position be challenged successfully in court or reversed by legislation, the Trust might have to make other investment advisory arrangements.

The Trust's shares are not sponsored, endorsed or guaranteed by, and do not constitute obligations or deposits of, the Adviser or First Commerce Corporation and are not insured by the Federal Deposit Insurance Corporation or issued or

10

guaranteed by the U.S. Government or any of its agencies.

The Adviser is entitled to a fee, which is calculated daily and paid monthly, at an annual rate of .30% of the Treasury Fund's average daily net assets and 0.45% of the Tax Exempt Fund's average daily net assets. The Adviser may voluntarily waive a portion of its fee in order to limit the total operating expenses of the Funds. The Adviser reserves the right, in its sole discretion, to terminate any such voluntary fee waivers at any time. For the fiscal year ended September 30, 1997, the Adviser was paid an advisory fee of .30% of the Treasury Fund's average net assets and .44% of the Tax Exempt Fund's average net assets.

Gerald S. Dugal, Vice President of the Adviser, is the portfolio manager of the Treasury Securities Money Market Fund as well as the Trust's Institutional Money Market Fund and Strategic Income Bond Fund. Mr. Dugal is currently a senior portfolio manager and Manager of Fixed Income and Trading. Mr. Dugal has over 12 years of experience in portfolio management, investment trading and research, the past seven with the Adviser. He is licensed as a general securities principal and a municipal securities principal.

First NBC has also entered into a custodian agreement with the Trust under which it provides all safekeeping services as required by the Investment Company Act of 1940 (the "1940 Act"). First NBC is entitled to a custodian fee, calculated daily and paid monthly, at an annual rate of up to 0.04% of the average daily net assets of each Fund. It is anticipated that the Trust will pay the Custodian 0.04% of the average daily net assets of each Fund during the fiscal year ending September 30, 1998.

THE SUB-ADVISER

Weiss, Peck & Greer, L.L.C. ("WPG") serves as the Tax Exempt Fund's investment sub-adviser under a sub-advisory agreement (the "Sub-Advisory Agreement") with the Adviser. Under the Sub-Advisory Agreement, and subject at all times to the supervision of the Adviser and the Trustees of the Trust, WPG invests the assets of the Fund on a daily basis, and continuously administers the investment program of the Fund.

WPG is a limited liability company founded as a limited partnership in 1970, and engages in investment management, venture capital management and management buyouts. Since its founding, WPG has been active in managing portfolios of tax exempt securities. As of September 30, 1997, WPG managed over $14.6 billion in assets, $2 billion of which is invested in tax exempt money market funds. The principal business address of WPG is One New York Plaza, New York, N.Y. 10004.

WPG is entitled to a fee which is paid by the Adviser and which is calculated daily and paid monthly, at an annual rate of: .075% of the Tax Exempt Fund's average daily net assets up to $150 million, .05% of the next $350 million of the Fund's average daily net assets, .04% of the next $500 million in average daily net assets; and .03% of the Fund's average daily net assets over $1 billion.

For the fiscal period ended September 30, 1997, WPG was paid a sub-advisory fee of .075% (annualized) of the Tax Exempt Fund's average daily net assets.

THE ADMINISTRATOR

SEI Fund Resources, a Delaware business trust (the "Administrator"), has its principal business offices at Oaks, Pennsylvania 19456. The Trust and the Administrator are parties to an Administration Agreement (the "Administration Agreement"). Under the terms of the Administration Agreement, the Administrator provides the Trust with administrative services, other than investment advisory services, including all regulatory reporting, necessary office space, equipment, personnel and facilities.

The Administrator is entitled to a fee, which is calculated daily and paid monthly, at an annual rate of .15% of each Fund's average daily net assets.

The Administrator may voluntarily waive a portion of its fees in order to limit the total operating expenses of the Funds.

THE SHAREHOLDER SERVICING AGENT AND TRANSFER AGENT

DST Systems, Inc., 1004 Baltimore Street, Kansas City, MO 64105, serves as the dividend disbursing agent and shareholder servicing agent for the Trust. DST also acts as transfer agent for the Trust under a transfer agent agreement.

11

THE DISTRIBUTOR

The Retail Class shares of the Funds have a Rule 12b-1 distribution plan (the "Retail Class Plan"), and the Trust and SEI Investments Distribution Co. (the "Distributor"), Oaks, Pennsylvania 19456, a wholly-owned subsidiary of SEI Investments Company, have entered into a distribution agreement (the "Distribution Agreement").

As provided in the Distribution Agreement and the Retail Class Plan, the Trust pays the Distributor a fee at the annual rate of .25% of the average daily net assets of the Retail Class shares of the Funds. This fee will be calculated and paid each month based on average daily net assets for that month. The Distributor from time to time may waive a portion of this distribution fee in order to limit the distribution fee for Retail Class shares of the Funds. The Distributor reserves the right in its sole discretion to terminate this voluntary waiver at any time.

The Distributor may use such fees to make payments to financial institutions and intermediaries such as banks (including the Adviser and its affiliates), savings and loan associations, insurance companies, and investment counselors, broker-dealers, and the Distributor's affiliates (collectively, "financial intermediaries") as compensation for shareholder services or as compensation to the Distributor for its services. The Retail Class Plan is characterized as a compensation plan since this fee will be paid to the Distributor without regard to the shareholder service expenses incurred by the Distributor or the amount of payments made to financial intermediaries. If the Distributor's expenses are less than its fees, the Trust will still pay the full fee and the Distributor will realize a profit, but the Trust will not be obligated to pay in excess of the full fee, even if the Distributor's actual expenses are higher. The Distributor has agreed, however, to pay the entire amount of the fee to financial intermediaries for shareholder services.

The Funds may also execute brokerage or other agency transactions through an affiliate of the Adviser or through the Distributor, for which the affiliate or the Distributor may receive "usual and customary" compensation. For further information, see the Statement of Additional Information.

PERFORMANCE

From time to time, the Trust may advertise each Fund's "current yield" and "effective compound yield." These figures will fluctuate, as they are based on historical earnings; they are not intended to indicate future performance and the Trust makes no representation concerning actual future yields. The "current yield" of a Fund refers to the income generated by an investment over a seven-day period which is then "annualized." That is, the amount of income generated by an investment during that week is assumed to be generated each week over a 52-week period and is shown as a percentage of the investment. The "effective yield" is calculated similarly but, when annualized, the income earned by an investment is assumed to be reinvested. The "effective yield" will be slightly higher than the "current yield" because of the compounding effect of this assumed reinvestment.

The Tax Exempt Fund may also advertise a "tax-equivalent yield," which is calculated by determining the rate of return that would have to be achieved on a fully taxable investment to produce the after-tax equivalent of this Fund's yield, assuming certain tax brackets for the shareholder.

In addition, the Trust may from time to time compare performance of a Fund to that of other mutual funds tracked by mutual fund rating services, financial and business publications and periodicals, broad groups of comparable mutual funds or unmanaged indices which may assume investment of dividends but generally do not reflect deductions for administrative and management costs or to other investment alternatives.

The performance of the various classes of shares of a Fund will differ because of the distribution fees charged to the Cash Sweep Class and Retail Class shares.

TAXES

The following summary of federal income tax consequences is based on current tax laws and regulations, which may be changed by legislative, judicial or administrative action.

No attempt has been made to present a detailed explanation of the federal, state, or local income tax treatment of the Funds or its shareholders. In addition, state and local tax consequences of an

12

investment in a Fund may differ from the federal income tax consequences described below. Accordingly, shareholders are urged to consult with their tax advisers regarding specific questions as to federal, state and local income taxes. Additional information concerning taxes is set forth in the Statement of Additional Information.

TAX STATUS OF THE FUNDS

Each Fund is treated as a separate entity for federal income tax purposes and is not combined with the Trust's other funds. Each Fund intends to qualify for the special tax treatment afforded regulated investment companies as defined under Subchapter M of the Internal Revenue Code of 1986, as amended, so as to be relieved of federal income tax on that part of its net investment company taxable income, and net capital gain (the excess of net long-term capital gains over net short-term capital losses) distributed to shareholders.

TAX STATUS OF DISTRIBUTIONS

Each Fund will distribute all of its net investment income (including net short-term capital gains) to shareholders. Dividends from net investment company taxable income are taxable to shareholders as ordinary income (whether received in cash or in additional shares) to the extent of a Fund's earnings and profits. Net capital gains will be distributed at least annually and will be taxed to shareholders as a 20% rate gain distribution (taxed at a rate of 20%) or a 28% rate gain distribution (taxed at a rate of 28%), depending upon the designation by the Fund (such designation being dependent upon the Fund's holding period in the underlying asset generating the net capital gain), regardless of how long the shareholders have held their shares and regardless of whether the distributions are received in cash or in additional shares. If no designation is made regarding a capital gain dividend, it will be classified as a 28% rate gain distribution, and, thus, taxed at a rate of 28%. Dividends and distribution of capital gains paid by a Fund do not qualify for the dividends received deduction for corporate shareholders. Each Fund will make annual reports to shareholders of the federal income tax status of all distributions.

If, at the close of each quarter of its taxable year, at least 50% of the value of the Tax Exempt Fund's assets consist of obligations, the interest on which is excludable from gross income for federal tax purposes, that Fund may pay "exempt-interest dividends" to its shareholders. Those dividends constitute the portion of the aggregate dividends as designated by the Fund equal to the excess of the excludable interest over certain amounts disallowed as deductions. Exempt-interest dividends are excludable from a shareholder's gross income for regular federal income tax purposes, but may have certain collateral federal income tax consequences, including alternative minimum tax. See the Statement of Additional Information.

Current federal law limits the types and volume of bonds qualifying for the federal income tax exemption of interest, which may have an effect on the ability of the Tax Exempt Fund to purchase sufficient amounts of tax-exempt securities to satisfy the Code's requirements for the payment of "exempt-interest dividends."

Dividends declared by a Fund in October, November or December of any year and payable to shareholders of record on a date in one of those months will be deemed to have been paid by the Fund and received by the shareholders on December 31 of the year declared paid by the Fund at any time during the following January.

With respect to investments in U.S. Treasury STRIPS, which are sold with original issue discount and do not make periodic cash interest payments, a Fund will be required to include as part of its current income the imputed interest on such obligations even though the Fund has not received any interest payments on such obligations during that period. Because each Fund distributes all of its net investment income to its shareholders, a Fund may have to sell portfolio securities to distribute such imputed income, which may occur at a time when the Adviser would not have chosen to sell such securities and which may result in a taxable gain or loss.

Investment income received directly by a Fund on direct U.S. Government obligations is exempt from income tax at the state level when received directly and may be exempt, depending on the state, when received by a shareholder as income dividends provided certain state specific conditions are satisfied. Interest received on repurchase agreements collateralized by direct U.S. Government obligations normally is not exempt from state

13

taxation. Each Fund will inform shareholders annually of the percentage of income and distributions derived from direct U.S. Government obligations. Shareholders should consult their tax advisers to determine whether any portion of the income dividends received from a Fund is considered tax exempt in their particular states.

Each Fund intends to make sufficient distributions prior to the end of each calendar year to avoid liability for federal excise tax applicable to regulated investment companies.

A sale, exchange or redemption of a Fund's shares generally is a taxable transaction to the shareholder.

GENERAL INFORMATION

THE TRUST

The Trust was organized as a Massachusetts business trust under a Declaration of Trust dated June 29, 1993. The Declaration of Trust permits the Trust to offer separate series of shares or "funds" and different classes of each fund. In addition to the Funds, the Trust offers the following funds: Institutional Money Market Fund, Government Securities Fund, Louisiana Tax-Free Income Fund, Strategic Income Bond Fund, Balanced Fund, Value Equity Fund, Growth Equity Fund, Small Cap Equity Fund and International Equity Fund. All consideration received by the Trust for shares of any fund and all assets of such fund belong to that fund and would be subject to liabilities related thereto. The Trust reserves the right to create and issue shares of additional funds.

Each Fund pays its operating expenses, including fees of its service providers, audit and legal expenses, expenses of preparing prospectuses, proxy solicitation material and reports to shareholders, costs of custodial services and registering the shares under federal and state securities laws, pricing and insurance expenses, and pays additional expenses including litigation and other extraordinary expenses, brokerage costs, interest charges, taxes and organization expenses.

TRUSTEES OF THE TRUST

The management and affairs of the Trust are supervised by the Trustees under the laws of the Commonwealth of Massachusetts. The Trustees have approved contracts under which, as described above, certain companies provide essential management, administrative and shareholder services to the Trust.

VOTING RIGHTS

Each share held entitles the shareholder of record to one vote. Each fund or class will vote separately on matters relating solely to that fund or class. As a Massachusetts business trust, the Trust is not required to hold annual meetings of shareholders but meetings of shareholders will be held from time to time to seek approval for certain changes in the operation of the Trust and for the election of Trustees under certain circumstances. In addition, a Trustee may be removed by the remaining Trustees or by shareholders at a special meeting called upon written request of shareholders owning at least 10% of the outstanding shares of the Trust. In the event that such a meeting is requested, the Trust will provide appropriate assistance and information to the shareholders requesting the meeting.

REPORTING

The Trust issues unaudited financial information semiannually and audited financial statements annually. The Trust furnishes periodic reports to shareholders of record, and, as necessary, proxy statements for shareholder meetings.

SHAREHOLDER INQUIRIES

Shareholder inquiries should be directed to Marquis Funds, P.O. Box 419316, Kansas City, MO 64141-6316 or by calling 1-800-471-1144.

DIVIDENDS

The net investment income (not including capital gains) of a Fund is determined and declared on each Business Day as a dividend for shareholders of record as of the close of business on that day. Shareholders who own shares at the close of business on the record date will be entitled to receive the dividend. Currently, capital gains of each Fund, if any, will be distributed at least annually. Dividends are paid by the Funds in Federal funds or in additional shares at the discretion of the shareholder on the first business day of each month.

14

COUNSEL AND INDEPENDENT PUBLIC ACCOUNTANTS

Morgan, Lewis & Bockius LLP serves as counsel to the Trust. Arthur Andersen LLP serves as the independent public accountants of the Trust.

DESCRIPTION OF PERMITTED INVESTMENTS AND RISK FACTORS

The following is a description of the permitted investments and investment practices for the Funds and associated risk factors. The only permitted investments for the Treasury Fund include Repurchase Agreements and U.S. Treasury obligations. Further discussion is contained in the Statement of Additional Information.

BANKERS' ACCEPTANCES -- Bankers' acceptances are bills of exchange or time drafts drawn on and accepted by a commercial bank. Bankers' acceptances are used by corporations to finance the shipment and storage of goods and to furnish dollar exchange. Maturities are generally six months or less.

CERTIFICATES OF DEPOSIT -- Certificates of deposit are interest bearing instruments with a specific short-term maturity. They are issued by banks and savings and loan institutions in exchange for the deposit of funds and normally can be traded in the secondary market prior to maturity. Certificates of deposit with penalties for early withdrawal will be considered illiquid.

COMMERCIAL PAPER -- Commercial paper is a term used to describe unsecured short-term promissory notes issued by corporations and other entities. Maturities on these issues vary from a few to 270 days.

FIXED INCOME SECURITIES -- Fixed income securities include bonds, notes, debentures and other interest-bearing securities that represent indebtedness. The market value of the fixed income investments in which the Funds invest will change in response to interest rate changes and other factors. During periods of falling interest rates, the values of outstanding fixed income securities generally rise. Conversely, during periods of rising interest rates, the values of such securities generally decline. Moreover, while securities with longer maturities tend to produce higher yields, the prices of longer maturity securities are also subject to greater market fluctuations as a result of changes in interest rates. Changes by recognized agencies in the rating of any fixed income security and in the ability of an issuer to make payments of interest and principal also affect the value of these investments. Changes in the value of these securities will not necessarily affect cash income derived from these securities but will affect a Fund's net asset value.

MUNICIPAL LEASES -- Municipal leases are obligations issued by state and local governments or authorities to finance the acquisition of equipment and facilities and may be considered to be illiquid. They may take the form of a lease, an installment purchase contract, a conditional sales contract, or a participation certificate in any of the above.

Municipal lease obligations typically are not backed by the municipality's credit, and their interest may become taxable if the lease is assigned. If funds are not appropriated for the following year's lease payments, a lease may terminate, with a possibility of default on the lease obligation and significant loss to the Fund. Under guidelines established by the Board of Trustees, the credit quality of municipal leases will be determined on an ongoing basis, including an assessment of the likelihood that a lease will be canceled.

MUNICIPAL SECURITIES -- Municipal securities consist of (i) debt obligations issued by or on behalf of public authorities to obtain funds to be used for various public facilities, for refunding outstanding obligations, for general operating expenses, and for lending such funds to other public institutions and facilities, and (ii) certain private activity and industrial development bonds issued by or on behalf of public authorities to obtain funds to provide for the construction, equipment, repair, or improvement of privately operated facilities. General obligation bonds are backed by the taxing power of the issuing municipality. Revenue bonds are backed by the revenues of a project or facility; tolls from a toll bridge for example. Certificates of participation represent an interest in an underlying obligation or commitment such as an obligation issued in connection with a leasing arrangement. The payment of principal and interest on private activity and industrial development bonds generally is dependent solely on the ability of the facility's user to meet its financial obligations and the pledge, if any, of real and personal property so financed as security for such payment.

15

Municipal securities include general obligation notes, tax anticipation notes, revenue anticipation notes, bond anticipation notes, certificates of indebtedness, demand notes and construction loan notes. Municipal bonds include general obligation bonds, revenue or special obligation bonds, private activity and industrial development bonds.

PARTICIPATION INTERESTS -- Participation interests are interests in Municipal Securities from financial institutions such as commercial and investment banks, savings and loan associations and insurance companies. These interests may take the form of participations, beneficial interests in a trust, partnership interests or any other form of indirect ownership that allows a Fund to treat the income from the investment as exempt from federal income tax. The Tax Exempt Fund invests in these participation interests in order to obtain credit enhancement or demand features that would not be available through direct ownership of the underlying Municipal Securities.

RECEIPTS -- TRs, TIGRs and CATS -- interests in separately traded interest and principal component parts of U.S. Treasury obligations that are issued by banks or brokerage firms and are created by depositing U.S. Treasury obligations into a special account at a custodian bank. The custodian holds the interest and principal payments for the benefit of the registered owners of the certificates or receipts. The custodian arranges for the issuance of the certificates or receipts evidencing ownership and maintains the register. Receipts are sold as zero coupon securities which means that they are sold at a substantial discount and redeemed at face value at their maturity date without interim cash payments of interest or principal. The amount of this discount is accrued over the life of the security and constitutes the income earned on the security for both accounting and tax purposes. Because of these features, receipts may be subject to greater price volatility than interest paying U.S. Treasury Obligations. Receipts include Treasury Receipts ("TRs"), Treasury Investment Growth Receipts ("TIGRs"), and Certificates of Accrual on Treasury Securities ("CATS").

REPURCHASE AGREEMENTS -- Repurchase agreements are agreements by which a Fund obtains a security and simultaneously commits to return the security to the seller at an agreed upon price (including principal and interest) on an agreed upon date within a number of days from the date of purchase. Repurchase agreements must be fully collateralized at all times. A Fund bears a risk of loss in the event the other party defaults on its obligations and the Fund is delayed or prevented from its right to dispose of the collateral. A Fund will enter into repurchase agreements only with financial institutions deemed to present minimal risk of bankruptcy during the term of the agreement based on established guidelines. Repurchase agreements are considered loans under the 1940 Act, as amended.

SECURITIES LENDING -- In order to generate additional income, the Tax Exempt Fund may lend securities which it owns pursuant to agreements requiring that the loan be continuously secured by collateral consisting of cash or securities of the U.S. Government or its agencies equal to at least 100% of the market value of the securities lent. The Fund continues to receive interest on the securities lent while simultaneously earning a portion of the return generated from the collateral (or a portion of the return on the investment of cash collateral). Collateral is marked to market daily. There may be risks of delay in recovery of the securities or even loss of rights in the collateral should the borrower of the securities fail financially or become insolvent.

STANDBY COMMITMENTS -- Some securities dealers are willing to sell Municipal Securities to a Fund accompanied by their commitments to repurchase the Municipal Securities prior to maturity, at the Fund's option, for the amortized cost of the Municipal Securities at the time of repurchase. These arrangements are not used to protect against changes in the market value of Municipal Securities. They permit a Fund, however, to remain fully invested and still provide liquidity to satisfy redemptions. The cost of Municipal Securities accompanied by these "standby" commitments could be greater than the cost of Municipal Securities without such commitments. Standby commitments are not marketable or otherwise assignable and have value only to a Fund. The default or bankruptcy of a securities dealer giving such a commitment would not affect the quality of the Municipal Securities purchased. However, without a standby commitment, these securities could be more difficult to sell. The Tax Exempt Fund enters into standby commitments only with those dealers whose credit the investment adviser believes to be of high quality.

16

TIME DEPOSITS -- Time deposits are non-negotiable receipts issued by a bank in exchange for the deposit of funds. Like a certificate of deposit, it earns a specified rate of interest over a definite period of time; however, it cannot be traded in the secondary market. Time deposits with a withdrawal penalty or that mature in more than seven days are considered to be illiquid securities.

U.S. GOVERNMENT AGENCY OBLIGATIONS -- Obligations issued or guaranteed by agencies of the United States Government, including, among others, the Federal Farm Credit Bank, the Federal Housing Administration and the Small Business Administration, and obligations issued or guaranteed by instrumentalities of the United States Government, including, among others, the Federal Home Loan Mortgage Corporation, the Federal Land Banks and the United States Postal Service. Some of these securities are supported by the full faith and credit of the United States Treasury, others are supported by the right of the issuer to borrow from the Treasury, while still others are supported only by the credit of the instrumentality. Guarantees of principal by agencies or instrumentalities of the United States Government may be a guarantee of payment at the maturity of the obligation so that in the event of a default prior to maturity there might not be a market and thus no means of realizing on the obligation prior to maturity. Guarantees as to the timely payment of principal and interest do not extend to the value or yield of these securities nor to the value of the Tax Exempt Fund's shares.

U.S. GOVERNMENT SECURITIES -- Any guaranty by the U.S. Government of the securities in which a Fund invests guarantees only the payment of principal and interest on the guaranteed security and does not guarantee the yield or value of that security or the yield or value of shares of the Fund.

U.S. TREASURY OBLIGATIONS -- U.S. Treasury obligations consist of bills, notes and bonds issued by the U.S. Treasury, and separately traded interest and principal component parts of such obligations that are transferable through the Federal book-entry system known as Separately Traded Registered Interest and Principal Securities ("STRIPS"). The Funds do not expect to trade STRIPS actively.

VARIABLE AND FLOATING RATE INSTRUMENTS -- Certain of the obligations purchased by the Tax Exempt Fund may carry variable or floating rates of interest, may involve a conditional or unconditional demand feature and may include variable amount master demand notes. Such instruments bear interest at rates which are not fixed, but which vary with changes in specified market rates or indices. The interest rates on these securities may be reset daily, weekly, quarterly or some other reset period, and may have a floor or ceiling on interest rate changes. There is a risk that the current interest rate on such obligations may not accurately reflect existing market interest rates. A demand instrument with a demand notice exceeding seven days may be considered illiquid if there is no secondary market for such securities.

WHEN-ISSUED AND DELAYED DELIVERY SECURITIES -- When-issued or delayed delivery basis transactions involve the purchase of an instrument with payment and delivery taking place in the future. Delivery of and payment for these securities may occur a month or more after the date of the purchase commitment. However, the Tax Exempt Fund may purchase securities on a when-issued or delayed basis only when settlement takes place within 15 days of the purchase of such securities. To the extent required by the 1940 Act, the Tax Exempt Fund will maintain with the custodian a separate account with liquid high grade debt securities or cash in an amount at least equal to these commitments. The interest rate realized on these securities is fixed as of the purchase date and no interest accrues to the Fund before settlement. These securities are subject to market fluctuation due to changes in market interest rates and it is possible that the market value at the time of settlement could be higher or lower than the purchase price if the general level of interest rates has changed. Although the Tax Exempt Fund generally purchases securities on a when-issued or forward commitment basis with the intention of actually acquiring securities for its portfolio, the Fund may dispose of a when-issued security or forward commitment prior to settlement if it deems appropriate.

17

TABLE OF CONTENTS
--------------------------------------------------------------------------------

Summary...................................................................     2
Expense Summary...........................................................     3
Financial Highlights......................................................     4
The Trust.................................................................     5
Investment Objective and Policies for the Treasury Fund...................     5
Investment Objective and Policies for the Tax Exempt Fund.................     5
General Investment Policies...............................................     6
Investment Limitations....................................................     6
Purchase of Shares........................................................     6
Exchanges.................................................................     8
Redemption of Shares......................................................     8
The Adviser...............................................................     9
The Sub-Adviser...........................................................    10
The Administrator.........................................................    10
The Shareholder Servicing Agent and Transfer Agent........................    10
The Distributor...........................................................    11
Performance...............................................................    11
Taxes.....................................................................    11
General Information.......................................................    13
Description of Permitted Investments and Risk Factors.....................    14

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
                    THE ONE GROUP(R) FAMILY OF MUTUAL FUNDS

                                  EQUITY FUNDS

                              COMBINED PROSPECTUS

                                NOVEMBER 1, 1997


                     THE ONE GROUP(R) ASSET ALLOCATION FUND

                   THE ONE GROUP(R) LARGE COMPANY GROWTH FUND

                    THE ONE GROUP(R) LARGE COMPANY VALUE FUND

                   THE ONE GROUP(R) GROWTH OPPORTUNITIES FUND

                THE ONE GROUP(R) INTERNATIONAL EQUITY INDEX FUND

                     THE ONE GROUP(R) DISCIPLINED VALUE FUND

                       THE ONE GROUP(R) EQUITY INDEX FUND

                       THE ONE GROUP(R) INCOME EQUITY FUND

                       THE ONE GROUP(R) VALUE GROWTH FUND

                   THE ONE GROUP(R) SMALL CAPITALIZATION FUND


    This prospectus describes ten mutual funds with a variety of investment objectives, including total return, capital appreciation, current income, and long-term capital growth. The information in this prospectus is important. Please read it carefully before you invest, and save it for future reference.


  PLEASE REMEMBER THAT SHARES OF THE FUNDS: O ARE NOT DEPOSITS OR OBLIGATIONS OF, OR GUARANTEED BY BANC ONE CORPORATION OR ITS AFFILIATES; O ARE NOT INSURED
OR GUARANTEED BY THE FEDERAL DEPOSIT INSURANCE CORPORATION OR BY ANY FEDERAL OR
  STATE GOVERNMENTAL AGENCY; O INVOLVE INVESTMENT RISK, INCLUDING THE POSSIBLE
                     LOSS OF THE PRINCIPAL AMOUNT INVESTED.

    THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES
     AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION NOR HAS THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION PASSED
               UPON THE ACCURACY OR ADEQUACY OF THIS PROSPECTUS.
           ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

                              TABLE OF CONTENTS

                   A BRIEF PREVIEW OF THE FUNDS............................    1

                   ABOUT THE FUNDS.........................................    2
                      The One Group(R) Asset Allocation Fund...............    2
                      The One Group(R) Large Company Growth Fund...........    5
                      The One Group(R) Large Company Value Fund............    8
                      The One Group(R) Growth Opportunities Fund...........   11
                      The One Group(R) International Equity Index Fund.....   14
                      The One Group(R) Disciplined Value Fund..............   17
                      The One Group(R) Equity Index Fund...................   20
                      The One Group(R) Income Equity Fund..................   23
                      The One Group(R) Value Growth Fund...................   26
                      The One Group(R) Small Capitalization Fund...........   29

                   MORE ABOUT THE FUNDS....................................   32

                   HOW TO DO BUSINESS WITH THE ONE GROUP...................   33

                      Purchasing Fund Shares...............................   33
                      Sales Charges........................................   34
                      Sales Charge Reductions and Waivers..................   36
                      Exchanging Fund Shares...............................   37
                      Redeeming Fund Shares................................   38

                   SHAREHOLDER INFORMATION.................................   40
                      Voting Rights........................................   40
                      Dividend Policies....................................   40
                      Tax Treatment of the Funds...........................   40
                      Tax Treatment of Shareholders........................   40
                      Shareholder Inquiries................................   41

                   ORGANIZATION AND MANAGEMENT OF THE FUNDS................   42
                      The Funds............................................   42
                      The Board of Trustees................................   42
                      The Advisor..........................................   42
                      The Sub-Advisor......................................   42
                      The Distributor......................................   43
                      The Administrator and Sub-Administrator..............   43
                      The Transfer Agent, Custodian and Sub-Custodian......   43

                   DETAILS ABOUT THE FUNDS' INVESTMENT PRACTICES AND
                     POLICIES..............................................   44
                      Investment Practices.................................   44
                      Investment Risks.....................................   47
                      Investment Policies..................................   48

                   APPENDIX: DESCRIPTION OF RATINGS........................   49

                          A BRIEF PREVIEW OF THE FUNDS

             WHAT ARE THE GOALS OF THE ONE GROUP EQUITY FUNDS?
             The Funds are designed for a variety of investment objectives, including total return, capital appreciation, current income, and long-term capital growth. Each Fund pursues a different objective and involves different risks. Please read about each Fund before investing.

             WHAT ARE THE FUNDS' INVESTMENT STRATEGIES?

             The Funds normally will invest in a variety of equity securities, including common stock. The Funds also may invest in debt securities and preferred stocks which are convertible into common stock. Most of the Funds may invest in securities of foreign issuers.

             WHAT ARE THE MAIN RISKS OF INVESTING IN THE FUNDS?
             Equity securities such as those in which the Funds may invest are more volatile and carry more risk than some other forms of investment. Accordingly, as with all equity investments, you may lose money by investing in the Funds. The Funds may invest in derivative securities. These securities may expose the Funds to special risks. In addition, investments in foreign securities may expose the Funds to risks that are different from investments in U.S. securities. For more information about risks, please read "More About the Funds" and "Investment Risks."

             WHAT CLASSES OF SHARES ARE AVAILABLE?
             The Funds currently offer four classes of Shares: Class A, Class B, Class C and Fiduciary Class. Class A, Class B and Class C shares are offered to the general public. Fiduciary Class shares are offered to institutional investors, including affiliates of BANC ONE CORPORATION and any bank, depository institution, insurance company, pension plan or other organization authorized to act in fiduciary, advisory, agency, custodial or similar capacities. The section called "How To Do Business With The One Group" will provide more information. Fiduciary Class shares are not available to Individual Retirement Accounts ("IRA").

             HOW DO I PURCHASE AND REDEEM SHARES?

             You may buy and redeem shares of the Funds on any day that the Funds are open for business. Class C shares are not available for purchase in all of the Funds. Purchase and redemption procedures are explained in greater detail in "How To Do Business With The One Group." For additional information, call The One Group Services Company at 1-800-480-4111.


             HOW ARE DIVIDENDS PAID?

             Generally, dividends are declared on the last business day of each month and are distributed periodically on the first business day of each month. The One Group International Equity Index Fund, however, distributes dividends annually. Any capital gains are distributed at least annually. Distributions are paid in additional shares of the same class unless you elect to take the payment in cash. For a more detailed discussion of dividends, see "Dividend Policies."


             WHO MANAGES THE FUNDS?
             Banc One Investment Advisors Corporation ("Banc One Investment Advisors"), an indirect subsidiary of BANC ONE CORPORATION, serves as the advisor of the Funds. Banc One Investment Advisors is paid a fee for its services. Independence International Associates, Inc. (the "Sub-Advisor") serves as Sub-Advisor to the International Equity Index Fund. The Sub-Advisor's fees are paid by Banc One Investment Advisors. A more detailed discussion regarding Banc One Investment Advisors, its services and compensation can be found in the Prospectus under the headings "The Advisor" and "Expense Summary." Additional information regarding the Sub-Advisor is located in the Prospectus under the heading "The Sub-Advisor."

2

THE ONE GROUP(R)

ASSET ALLOCATION FUND

[ICON] INVESTMENT OBJECTIVE
The Fund seeks to provide total return while preserving capital.

[ICON] INVESTMENT STRATEGY
The Fund invests in a combination of stocks, fixed income securities and money market instruments. Banc One Investment Advisors will regularly review the Fund's asset allocations and vary them over time to favor investments which they believe will provide the most favorable total return. In making asset allocation decisions, Banc One Investment Advisors will evaluate projections of risk, market and economic conditions, volatility, yields and expected return. Because the Fund seeks total return over the long term, Banc One Investment Advisors will not attempt to time the market. Rather, asset allocation shifts will be made gradually over time.

[ICON] PORTFOLIO SECURITIES
The Fund normally will invest between 40% and 75% of its total assets in all types of equity securities, including the stock of both large and small capitalization companies, as well as growth and value securities. Up to 20% of the equities held by the Fund may be foreign securities, including American Depository Receipts. Between 25% and 60% of the Fund's total assets will be invested in fixed income securities, including bonds, notes, and other debt securities. The balance of the Fund's total assets will be invested in money market instruments. For a list of all the securities in which the Fund may invest, please read "Investment Practices."

[ICON] RISK CONSIDERATIONS
The Fund invests in equity securities, which may increase or decrease in value. As a result, the value of your investment in the Fund may increase or decrease in value. The Fund also will invest in fixed income securities. The value of these securities will change in response to interest rate changes and other factors. This is especially true to the extent the Fund invests in debt securities in the lowest investment grade category. Such securities have speculative characteristics. Before you invest, please read "More About the Funds" and "Investment Practices."

[ICON] FUND MANAGEMENT
Scott Grimshaw is the Manager of the fixed income portion of the Fund, having served in that position since November, 1996. He has been employed as a research analyst for Banc One Investment Advisors or its affiliates since 1988.

   Since May 1, 1997, Dan Kapusta has served as Manager of the equity portion of the Fund. Mr. Kapusta has been an equity analyst with Banc One Investment Advisors since 1992. Before joining Banc One Investment Advisors, Mr. Kapusta worked for Robert W. Baird, Inc. in Milwaukee, Wisconsin as an equity analyst.

SHAREHOLDER EXPENSES

   SHAREHOLDER TRANSACTION EXPENSES (1)      CLASS A   CLASS B   CLASS C   FIDUCIARY CLASS
Maximum Sales Charge Imposed on Purchases
  (as a percentage of offering price)         4.50%      none      none          none
Maximum Contingent Deferred Sales Charge
  (as a percentage of original purchase
  price or redemption proceeds, as
  applicable)                                  none(2)  5.00%     1.00%          none
Redemption Fees                                none      none      none          none
Exchange Fees                                  none      none      none          none

ANNUAL OPERATING EXPENSES (3) (as a
  percentage of average daily net assets)
Investment Advisory Fees (after fee
  waiver) (4)                                  .55%      .55%      .55%          .55%
12b-1 Fees (after fee waiver) (5)              .25%     1.00%     1.00%          none
Other Expenses                                 .40%      .40%      .40%          .40%
Total Fund Operating Expenses (after fee
  waivers) (6)                                1.20%     1.95%     1.95%          .95%

(1) If you buy or sell shares through a Shareholder Servicing Agent, you may be charged separate transaction fees by the Shareholder Servicing Agent. In addition, a $7.00 charge is deducted from the redemption amounts paid by wire.
(2) Except for purchases of $1 million or more. Please see "Sales Charges."
(3) Expense information has been restated to reflect current fees.
(4) Without the fee waiver, Investment Advisory Fees would be .65% for all classes of shares.
(5) Due to 12b-1 fees, long-term Class A, Class B and Class C shareholders may pay more than the equivalent of the maximum front-end sales charges permitted by the rules of the National Association of Securities Dealers. Without the voluntary waiver, 12b-1 fees would be .35% for Class A shares.
(6) Total Operating Expenses have been revised to reflect fee waivers. Without the voluntary reduction of Investment Advisory and 12b-1 fees, Total Operating Expenses would be 1.40% for Class A shares, 2.05% for Class B shares, 2.05% for Class C shares and 1.05% for Fiduciary Class shares.

 EXAMPLE
An investor would pay the following expenses on a $1,000 investment in the Fund, assuming: (1) payment of the maximum sales charge; (2) 5% annual return; and (3) redemption at the end of each time period.

                                               1 YEAR     3 YEARS     5 YEARS     10 YEARS
Class A                                         $ 57       $  81       $ 108        $184
Class A (without fee waivers)                   $ 59       $  87       $ 118        $205
Class B                                         $ 70       $  91       $ 125        $208
Class B (without fee waiver)                    $ 71       $  94       $ 130        $221
Class C                                         $ 30       $  61       $ 105        $227
Class C (without fee waiver)                    $ 31       $  64       $ 110        $238
Fiduciary Class                                 $ 10       $  30       $  53        $117
Fiduciary Class (without fee waiver)            $ 11       $  33       $  58        $128

Assuming no redemption the end of each time period, the dollar amounts in the above example would be as follows:

                                               1 YEAR     3 YEARS     5 YEARS     10 YEARS
Class A                                         $ 57       $  81       $ 108        $184
Class A (without fee waivers)                   $ 59       $  87       $ 118        $205
Class B                                         $ 20       $  61       $ 105        $208
Class B (without fee waiver)                    $ 21       $  64       $ 110        $221
Class C                                         $ 20       $  61       $ 105        $227
Class C (without fee waiver)                    $ 21       $  64       $ 110        $238
Fiduciary Class                                 $ 10       $  30       $  53        $117
Fiduciary Class (without fee waiver)            $ 11       $  33       $  58        $128

Class B shares automatically convert to Class A shares after eight (8) years. Therefore, the "10 years" examples above reflect this conversion.

These examples are designed to assist you in understanding the various costs and expenses that may be directly or indirectly paid by investors in the Fund. THESE EXAMPLES SHOULD NOT BE CONSIDERED A REPRESENTATION OF PAST OR FUTURE EXPENSES AND ACTUAL EXPENSES MAY BE GREATER OR LESS THAN THOSE SHOWN.

THE ONE GROUP(R) ASSET ALLOCATION FUND    FINANCIAL HIGHLIGHTS


The Financial Highlights are intended to help you understand the Fund's financial performance for the past 10 years, or since inception if less than 10 years. The total returns in the table represent the rate a shareholder would have earned on an investment in the Fund (assuming reinvestment of all dividends and distributions). This information has been derived from financial statements audited by Coopers & Lybrand L.L.P., whose report, along with the Fund's financial statements, is included in the Statement of Additional Information, which is available upon request.


                                                                                    YEAR ENDED JUNE 30,
                                                       ---------------------------------------------------------------------------
                     FIDUCIARY                         1997             1996             1995             1994            1993(a)
----------------------------------------------------------------------------------------------------------------------------------
NET ASSET VALUE, BEGINNING OF PERIOD                 $  11.71         $  10.73         $   9.64         $  10.06       $  10.00
----------------------------------------------------------------------------------------------------------------------------------
Investment Activities
  Net investment income                                  0.43             0.41             0.38             0.29           0.07
  Net realized and unrealized gains (losses) from
    investments                                          1.81             1.16             1.12            (0.38)          0.06
----------------------------------------------------------------------------------------------------------------------------------
Total from Investment Activities                         2.24             1.57             1.50            (0.09)          0.13
----------------------------------------------------------------------------------------------------------------------------------
Distributions
  From net investment income                            (0.43)           (0.41)           (0.37)           (0.29)         (0.07)
  From net realized gains                               (0.54)           (0.18)           (0.04)           (0.04)           --
----------------------------------------------------------------------------------------------------------------------------------
Total Distributions                                     (0.97)           (0.59)           (0.41)           (0.33)         (0.07)
----------------------------------------------------------------------------------------------------------------------------------
NET ASSET VALUE, END OF PERIOD                       $  12.98         $  11.71         $  10.73         $   9.64       $  10.06
----------------------------------------------------------------------------------------------------------------------------------
Total Return                                            20.16%           14.87%           16.06%           (1.01)%         5.45%(b)
RATIOS/SUPPLEMENTARY DATA:
  Net Assets at end of period (000)                  $ 94,971         $ 50,323         $ 37,658         $ 42,751       $ 30,441
  Ratio of expenses to average net assets                0.80%            0.94%            1.06%            1.06%          0.90%(b)
  Ratio of net investment income to average net
    assets                                               3.55%            3.58%            3.72%            2.91%          3.03%(b)
  Ratio of expenses to average net assets*               1.00%            1.19%            1.31%            1.33%          1.34%(b)
  Ratio of net investment income to average net
    assets*                                              3.35%            3.33%            3.47%            2.64%          2.59%(b)
  Portfolio turnover(c)                                 80.96%           73.38%          115.36%           56.55%          4.05%
  Average commission rate paid(d)                    $ 0.0497         $ 0.0616

* During the period, certain fees were voluntarily reduced. If such voluntary fee reductions had not occurred, the ratios would have been as indicated. (a) Fiduciary Shares commenced offering on April 5,
  1993. (b) Annualized. (c) Portfolio turnover is calculated on the basis of the Fund as a whole without distinguishing among the classes of shares issued. (d) The average commission represents the total dollar amount of commissions paid on portfolio security transactions divided by the total number of portfolio shares purchased and sold for which commissions were charged. For the year ended June 30, 1996, the average commission was calculated for only the last seven months of the year.

                                                                                  YEAR ENDED JUNE 30,
                                                       ---------------------------------------------------------------------------
                      CLASS A                          1997             1996             1995             1994            1993(a)
----------------------------------------------------------------------------------------------------------------------------------
NET ASSET VALUE, BEGINNING OF PERIOD                 $  11.72         $  10.74         $   9.65         $  10.06       $  10.00
----------------------------------------------------------------------------------------------------------------------------------
Investment Activities
  Net investment income                                  0.39             0.37             0.35             0.27           0.05
  Net realized and unrealized gains (losses) from
    investments                                          1.83             1.16             1.13            (0.38)          0.07
----------------------------------------------------------------------------------------------------------------------------------
Total from Investment Activities                         2.22             1.53             1.48            (0.11)          0.12
----------------------------------------------------------------------------------------------------------------------------------
Distributions From net investment income                (0.40)           (0.37)           (0.34)           (0.26)         (0.06)
  In excess of net investment income                      --               --             (0.01)             --             --
  From net realized gains                               (0.54)           (0.18)           (0.04)           (0.04)           --
----------------------------------------------------------------------------------------------------------------------------------
Total Distributions                                     (0.94)           (0.55)           (0.39)           (0.30)         (0.06)
----------------------------------------------------------------------------------------------------------------------------------
NET ASSET VALUE, END OF PERIOD                       $  13.00         $  11.72         $  10.74         $   9.65         $10.06
----------------------------------------------------------------------------------------------------------------------------------
Total Return (Excludes Sales Charge)                    19.85%           14.48%           15.76%           (1.19)%         5.23%(b)
RATIOS/SUPPLEMENTARY DATA:
  Net Assets at end of period (000)                  $ 31,379         $ 17,849         $  4,745         $  1,691         $  571
  Ratio of expenses to average net assets                1.05%            1.19%            1.31%            1.33%          1.15%(b)
  Ratio of net investment income to average net
    assets                                               3.30%            3.33%            3.57%            2.68%          2.84%(b)
  Ratio of expenses to average net assets*               1.34%            1.54%            1.66%            1.67%          1.62%(b)
  Ratio of net investment income to average net
    assets*                                              3.01%            2.98%            3.22%            2.34%          2.37%(b)
  Portfolio turnover(c)                                 80.96%           73.38%          115.36%           56.55%          4.05%
  Average commission rate paid(d)                    $ 0.0497         $ 0.0616

* During the period, certain fees were voluntarily reduced. If such voluntary fee reductions had not occurred, the ratios would have been as indicated. (a) The Fund commenced operations on April 2,
  1993. (b) Annualized. (c) Portfolio turnover is calculated on the basis of the Fund as a whole without distinguishing among the classes of shares issued. (d) The average commission represents the total dollar amount of commissions paid on portfolio security transactions divided by the total number of portfolio shares purchased and sold for which commissions were charged. For the year ended June 30, 1996, the average commission was calculated for only the last seven months of the year.

4

THE ONE GROUP(R) ASSET ALLOCATION FUND    FINANCIAL HIGHLIGHTS

                                                                                          YEAR ENDED JUNE 30,
                                                                      ------------------------------------------------------------
                              CLASS B                                   1997             1996             1995            1994(a)
----------------------------------------------------------------------------------------------------------------------------------
NET ASSET VALUE, BEGINNING OF PERIOD                                  $  11.76         $  10.76         $   9.67       $  10.37
----------------------------------------------------------------------------------------------------------------------------------
Investment Activities
  Net investment income                                                   0.30             0.28             0.27           0.08
  Net realized and unrealized gains (losses) from investments             1.83             1.18             1.14          (0.70)
----------------------------------------------------------------------------------------------------------------------------------
Total from Investment Activities                                          2.13             1.46             1.41          (0.62)
----------------------------------------------------------------------------------------------------------------------------------
Distributions From net investment income                                 (0.31)           (0.28)           (0.27)         (0.08)
  In excess of net investment income                                       --               --             (0.01)           --
  From net realized gains                                                (0.54)           (0.18)           (0.04)           --
----------------------------------------------------------------------------------------------------------------------------------
Total Distributions                                                      (0.85)           (0.46)           (0.32)         (0.08)
----------------------------------------------------------------------------------------------------------------------------------
NET ASSET VALUE, END OF PERIOD                                        $  13.04         $  11.76         $  10.76       $   9.67
----------------------------------------------------------------------------------------------------------------------------------
Total Return (Excludes Sales Charge)                                     18.90%           13.79%           14.90%         (5.98)%(b)
RATIOS/SUPPLEMENTARY DATA:
  Net Assets at end of period (000)                                   $ 43,900         $ 18,575         $  3,019       $  1,862
  Ratio of expenses to average net assets                                 1.81%            1.94%            2.07%          2.40%(c)
  Ratio of net investment income to average net assets                    2.54%            2.58%            2.77%          1.99%(c)
  Ratio of expenses to average net assets*                                2.01%            2.19%            2.31%          2.40%(c)
  Ratio of net investment income to average net assets*                   2.34%            2.33%            2.52%          1.99%(c)
  Portfolio turnover(d)                                                  80.96%           73.38%          115.36%         56.55%
  Average commission rate paid(e)                                     $ 0.0497         $ 0.0616

* During the period, certain fees were voluntarily reduced. If such voluntary fee reductions had not occurred, the ratios would have been as indicated. (a) Class B commenced offering shares on January 14, 1994. (b) Not annualized. (c) Annualized. (d) Portfolio turnover is calculated on the basis of the Fund as a whole without distinguishing among the classes of shares issued. (e) The average commission represents the total dollar amount of commissions paid on portfolio security transactions divided by the total number of portfolio shares purchased and sold for which commissions were charged. For the year ended June 30, 1996, the average commission was calculated for only the last seven months of the year.

THE ONE GROUP(R)

LARGE COMPANY GROWTH FUND

[ICON] INVESTMENT OBJECTIVE
The Fund seeks long-term capital appreciation and growth of income by investing primarily in equity securities.

[ICON] INVESTMENT STRATEGY
The Fund invests primarily in equity securities of large, well-established companies. The weighted average capitalization of companies in which the Fund invests normally will exceed the market median capitalization of the Standard & Poor's 500 Composite Stock Price Index ("S&P 500).*

[ICON] PORTFOLIO SECURITIES

The Fund normally invests at least 65% of its total assets in the equity securities of companies described above, including common stock, warrants and rights to buy common stocks. The remainder of the Fund's total assets will be invested in nonconvertible fixed income securities, options and futures, repurchase agreements, and securities issued by the U.S. government and its agencies and instrumentalities. For daily cash management purposes, the Fund may invest in repurchase agreements and cash equivalents. For a list of all the securities in which the Fund may invest, please read "Investment Practices."


[ICON] RISK CONSIDERATIONS
The Fund invests in equity securities, which may increase or decrease in value. As a result, the value of your investment in the Fund may increase or decrease in value. The Fund also will invest in fixed income securities. The value of these securities will change in response to interest rate changes and other factors. This is especially true to the extent the Fund invests in debt securities with speculative characteristics. Before you invest, please read "More About the Funds" and "Investment Practices."

[ICON] FUND MANAGEMENT
The Fund is managed by a team of portfolio managers, research analysts, and other investment management professionals. Each team member makes recommendations about the securities in the Fund. The research analysts provide in-depth industry analysis and recommendations, while the portfolio managers determine strategy, industry weightings, Fund holdings, and cash positions.

*"Standard & Poor's 500" is a registered service mark of Standard & Poor's
 Corporation, which does not sponsor and is in no way affiliated with the Fund.

 SHAREHOLDER EXPENSES

   SHAREHOLDER TRANSACTION EXPENSES (1)      CLASS A   CLASS B   CLASS C   FIDUCIARY CLASS
Maximum Sales Charge Imposed on Purchases
  (as a percentage of offering price)         4.50%      none      none          none
Maximum Contingent Deferred Sales Charge
  (as a percentage of original purchase
  price or redemption proceeds, as
  applicable)                                  none(2)  5.00%     1.00%          none
Redemption Fees                                none      none      none          none
Exchange Fees                                  none      none      none          none

ANNUAL OPERATING EXPENSES (3) (as a
  percentage of average daily net assets)
Investment Advisory Fees                       .74%      .74%      .74%          .74%
12b-1 Fees (after fee waiver) (4)              .25%     1.00%     1.00%          none
Other Expenses                                 .26%      .26%      .26%          .26%
Total Fund Operating Expenses (after fee
  waiver) (5)                                 1.25%     2.00%     2.00%         1.00%

(1) If you buy or sell shares through a Shareholder Servicing Agent, you may be charged separate transaction fees by the Shareholder Servicing Agent. In addition, a $7.00 charge is deducted from redemption amounts paid by wire.
(2) Except for purchases of $1 million or more. Please see "Sales Charges."
(3) Expense information has been restated to reflect current fees.
(4) Due to 12b-1 fees, long-term Class A, Class B and Class C shareholders may pay more than the equivalent of the maximum front-end sales charges permitted by the rules of the National Association of Securities Dealers. Without the voluntary waiver, 12b-1 fees would be .35% for Class A shares.
(5) Without the voluntary reduction of 12b-1 fees, Total Operating Expenses would be 1.35% for Class A shares.

 EXAMPLE
An investor would pay the following expenses on a $1,000 investment in the Fund, assuming: (1) payment of the maximum sales charge; (2) 5% annual return; and (3) redemption at the end of each time period.

                                               1 YEAR     3 YEARS     5 YEARS     10 YEARS
Class A                                         $ 57       $  83       $ 111        $189
Class A (without fee waiver)                    $ 58       $  86       $ 116        $200
Class B                                         $ 70       $  93       $ 128        $213
Class C                                         $ 30       $  63       $ 108        $233
Fiduciary Class                                 $ 10       $  32       $  55        $122

Assuming no redemption at the end of the periods, the dollar amounts in the above example would be as follows:

                                               1 YEAR     3 YEARS     5 YEARS     10 YEARS
Class A......................................   $ 57       $  83       $ 111        $189
Class A (without fee waiver).................   $ 58       $  86       $ 116        $200
Class B......................................   $ 20       $  63       $ 108        $213
Class C......................................   $ 20       $  63       $ 108        $233
Fiduciary Class..............................   $ 10       $  32       $  55        $122

Class B shares automatically convert to Class A shares after eight (8) years. Therefore, the "10 years" examples above reflect this conversion.

These examples are designed to assist you in understanding the various costs and expenses that may be directly or indirectly paid by investors in the Fund. THESE EXAMPLES SHOULD NOT BE CONSIDERED A REPRESENTATION OF PAST OR FUTURE EXPENSES AND ACTUAL EXPENSES MAY BE GREATER OR LESS THAN THOSE SHOWN.

6

THE ONE GROUP(R) LARGE COMPANY GROWTH FUND    FINANCIAL HIGHLIGHTS


The Financial Highlights are intended to help you understand the Fund's financial performance for the past 10 years, or since inception if less than 10 years. The total returns in the table represent the rate a shareholder would have earned on an investment in the Fund (assuming reinvestment of all dividends and distributions). This information has been derived from financial statements audited by Coopers & Lybrand L.L.P., whose report, along with the Fund's financial statements, is included in the Statement of Additional Information, which is available upon request.


                                                                     YEAR ENDED JUNE 30,
                                --------------------------------------------------------------------------------------------------
        FIDUCIARY               1997              1996              1995              1994              1993            1992(c)
----------------------------------------------------------------------------------------------------------------------------------
NET ASSET VALUE, BEGINNING
  OF PERIOD                 $     15.44       $     13.47       $     11.32       $     10.92       $      9.85   $     10.00
----------------------------------------------------------------------------------------------------------------------------------
Investment Activities
  Net investment income            0.12              0.18              0.20              0.20              0.23          0.08
  Net realized and
    unrealized gains
    (losses) from
    investments                    4.79              2.14              3.04              0.67              1.12         (0.16)
----------------------------------------------------------------------------------------------------------------------------------
Total from Investment
  Activities                       4.91              2.32              3.24              0.87              1.35         (0.08)
----------------------------------------------------------------------------------------------------------------------------------
Distributions
  From net investment
    income                        (0.11)            (0.18)            (0.20)            (0.20)            (0.23)        (0.07)
  From net realized gains         (0.80)            (0.17)            (0.89)            (0.27)            (0.05)          --
----------------------------------------------------------------------------------------------------------------------------------
Total Distributions               (0.91)            (0.35)            (1.09)            (0.47)            (0.28)        (0.07)
----------------------------------------------------------------------------------------------------------------------------------
NET ASSET VALUE, END OF
  PERIOD                    $     19.44       $     15.44       $     13.47       $     11.32       $     10.92   $      9.85
----------------------------------------------------------------------------------------------------------------------------------
Total Return                      33.11%            17.36%            21.85%             8.04%            13.92%        (0.80)%(d)
RATIOS/SUPPLEMENTARY DATA:
  Net Assets at end of
    period (000)            $ 1,142,864       $   745,986       $   531,595       $   150,035       $    41,317   $     25,019
  Ratio of expenses to
    average net assets             0.99%             0.96%             1.00%             0.78%             0.39%         0.30%(d)
  Ratio of net investment
    income to average net
    assets                         0.69%             1.20%             1.72%             1.87%             2.24%         2.37%(d)
  Ratio of expenses to
    average net assets*            0.99%             0.99%             1.00%             1.13%             1.43%         1.49%(d)
  Ratio of net investment
    income to average net
    assets*                        0.69%             1.17%             1.72%             1.52%             1.21%         1.12%(d)
  Portfolio turnover(a)           57.17%            35.51%            14.22%             9.04%            10.61%         3.09%
  Average commission rate
    paid(b)                 $    0.0681      $     0.0647

* During the period, certain fees were voluntarily reduced. If such voluntary fee reductions had not occurred, the ratios would have been as indicated. (a) Portfolio turnover is calculated on the basis of the Fund as a whole without distinguishing among the classes of shares issued. (b) The average commission represents the total dollar amount of commissions paid on portfolio security transactions divided by the total number of portfolio shares purchased and sold for which commissions were charged. For the year ended June 30, 1996, the average commission was calculated for only the last seven months of the year. (c) The Fund commenced operations on February 28, 1992. (d) Annualized.

                                                                                       YEAR ENDED JUNE 30,
                                                                    --------------------------------------------------------------
         CLASS A                                                    1997              1996              1995            1994(a)
NET ASSET VALUE, BEGINNING
  OF PERIOD                                                     $     15.83       $     13.83       $     11.62     $     11.78
----------------------------------------------------------------------------------------------------------------------------------
Investment Activities
  Net investment income                                                0.08              0.14              0.17            0.04
  Net realized and unrealized gains (losses) from
    investments                                                        4.88              2.17              3.10           (0.16)
----------------------------------------------------------------------------------------------------------------------------------
Total from Investment
  Activities                                                           4.96              2.31              3.27           (0.12)
----------------------------------------------------------------------------------------------------------------------------------
Distributions
  From net investment
    income                                                            (0.07)            (0.14)            (0.16)          (0.04)
  In excess of net
    investment income                                                   --                --              (0.01)            --
  From net realized gains                                             (0.80)            (0.17)            (0.89)            --
----------------------------------------------------------------------------------------------------------------------------------
Total Distributions                                                   (0.87)            (0.31)            (1.06)          (0.04)
----------------------------------------------------------------------------------------------------------------------------------
NET ASSET VALUE, END OF
  PERIOD                                                        $     19.92       $     15.83       $     13.83     $     11.62
----------------------------------------------------------------------------------------------------------------------------------
Total Return (Excludes
  Sales Charge)                                                       32.57%            16.85%            21.52%          (1.02)%(b)
RATIOS/SUPPLEMENTARY DATA:
  Net Assets at end of
    period (000)                                                $   125,910       $    75,114       $    27,428     $       368
  Ratio of expenses to
    average net assets                                                 1.24%             1.21%             1.26%           1.25%(c)
  Ratio of net investment
    income to average net
    assets                                                             0.44%             0.95%             1.49%           1.78%(c)
  Ratio of expenses to
    average net assets*                                                1.32%             1.34%             1.36%           1.35%(c)
  Ratio of net investment
    income to average net
    assets*                                                            0.36%             0.82%             1.39%           1.68%(c)
  Portfolio turnover(d)                                               57.17%            35.51%            14.22%           9.04%
  Average commission rate
    paid(e)                                                     $    0.0681      $     0.0647

* During the period, certain fees were voluntarily reduced. If such voluntary fee reductions had not occurred, the ratios would have been as indicated. (a) Class A Shares commenced offering on January 1, 1994. (b) Not annualized. (c) Annualized. (d) Portfolio turnover is calculated on the basis of the Fund as a whole without distinguishing among the classes of shares issued. (e) The average commission represents the total dollar amount of commissions paid on portfolio security transactions divided by the total number of portfolio shares purchased and sold for which commissions were charged. For the year ended June 30, 1996, the average commission was calculated for only the last seven months of the year.

THE ONE GROUP(R) LARGE COMPANY GROWTH FUND    FINANCIAL HIGHLIGHTS

                                                                                       YEAR ENDED JUNE 30,
                                                                     ------------------------------------------------------------
         CLASS B                                                    1997              1996              1995            1994(a)
----------------------------------------------------------------------------------------------------------------------------------
NET ASSET VALUE, BEGINNING OF PERIOD                            $     15.63       $     13.63       $     11.47    $     11.57
----------------------------------------------------------------------------------------------------------------------------------
Investment Activities
  Net investment income (loss)                                        (0.04)             0.05              0.09           0.03
  Net realized and unrealized gains (losses) from
    investments                                                        4.82              2.17              3.06          (0.10)
----------------------------------------------------------------------------------------------------------------------------------
Total from Investment Activities                                       4.78              2.22              3.15          (0.07)
----------------------------------------------------------------------------------------------------------------------------------
Distributions From net investment income                                --              (0.05)            (0.09)         (0.03)
  In excess of net investment income                                    --                --              (0.01)            --
  From net realized gains                                             (0.80)            (0.17)            (0.89)            --
----------------------------------------------------------------------------------------------------------------------------------
Total Distributions                                                   (0.80)            (0.22)            (0.99)         (0.03)
----------------------------------------------------------------------------------------------------------------------------------
NET ASSET VALUE, END OF PERIOD                                  $     19.61       $     15.63       $     13.63    $     11.47
----------------------------------------------------------------------------------------------------------------------------------
Total Return (Excludes Sales Charge)                                  31.74%            16.41%            20.65%         (0.66)%(b)
RATIOS/SUPPLEMENTARY DATA:
  Net Assets at end of period (000)                             $   132,268       $    56,261       $     6,918    $       334
  Ratio of expenses to average net assets                              2.00%             1.96%             2.01%          1.99%(c)
  Ratio of net investment income (loss) to average net
    assets                                                            (0.33)%            0.20%             0.74%          0.96%(c)
  Ratio of expenses to average net assets*                             2.00%             1.99%             2.01%          1.99%(c)
  Ratio of net investment income (loss) to average net
    assets*                                                           (0.33)%            0.17%             0.74%          0.96%(c)
  Portfolio turnover(d)                                               57.17%            35.51%            14.22%          9.04%
  Average commission rate paid(e)                               $    0.0681       $    0.0647

* During the period, certain fees were voluntarily reduced. If such voluntary fee reductions had not occurred, the ratios would have been as indicated. (a) Class B Shares commenced offering on January 14,
  1994. (b) Not annualized. (c) Annualized. (d) Portfolio turnover is calculated on the basis of the Fund as a whole without distinguishing among the classes of shares issued. (e) The average commission represents the total dollar amount of commissions paid on portfolio security transactions divided by the total number of portfolio shares purchased and sold for which commissions were charged. For the year ended June 30, 1996, the average commission was calculated for only the last seven months of the year.

8


THE ONE GROUP(R)

LARGE COMPANY VALUE FUND

[ICON] INVESTMENT OBJECTIVE
The Fund seeks capital appreciation with the incidental goal of achieving current income by investing primarily in equity securities.

[ICON] INVESTMENT STRATEGY
The Fund invests in equity securities of large capitalization companies that are believed to be selling below their long-term investment values. The weighted average capitalization of companies in which the Fund invests normally will exceed the market median capitalization of the Standard & Poor's 500 Composite Stock Price Index ("S&P 500).* The Fund also may invest in the stock of companies which have "breakup values" well in excess of current market values or which have uniquely undervalued corporate assets.

[ICON] PORTFOLIO SECURITIES

The Fund normally invests at least 65% of its total assets in the equity securities of companies described above, including common stocks and debt securities and preferred stock that is convertible to common stock. A portion of the Fund's assets will be held in cash equivalents. For a list of all the securities in which the Fund may invest, please read "Investment Practices."


[ICON] RISK CONSIDERATIONS
The Fund invests in equity securities, which may increase or decrease in value. As a result, the value of your investment in the Fund may increase or decrease in value. Before you invest, please read "More About the Funds" and "Investment Practices."

[ICON] FUND MANAGEMENT
The Fund is managed by a team of portfolio managers, research analysts, and other investment management professionals. Each team member makes recommendations about the securities in the Fund. The research analysts provide in-depth industry analysis and recommendations, while the portfolio managers determine strategy, industry weightings, Fund holdings, and cash positions.

*"Standard & Poor's 500" is a registered service mark of Standard & Poor's
 Corporation, which does not sponsor and is in no way affiliated with the Fund.

 SHAREHOLDER EXPENSES

   SHAREHOLDER TRANSACTION EXPENSES (1)      CLASS A   CLASS B   CLASS C   FIDUCIARY CLASS
Maximum Sales Charge Imposed on Purchases
  (as a percentage of offering price)         4.50%      none      none          none
Maximum Contingent Deferred Sales Charge
  (as a percentage of original purchase
  price or redemption proceeds, as
  applicable)                                  none(2)  5.00%     1.00%          none
Redemption Fees                                none      none      none          none
Exchange Fees                                  none      none      none          none

ANNUAL OPERATING EXPENSES (3) (as a
  percentage of average daily net assets)
Investment Advisory Fees                       .74%      .74%      .74%          .74%
12b-1 Fees (after fee waiver)(4)               .25%     1.00%     1.00%          none
Other Expenses                                 .25%      .25%      .25%          .25%
Total Fund Operating Expenses (after fee
  waiver) (5)                                 1.24%     1.99%     1.99%          .99%

(1) If you buy or sell shares through a Shareholder Servicing Agent, you may be charged separate transaction fees by the Shareholder Servicing Agent. In addition, a $7.00 charge is deducted from redemption amounts paid by wire.
(2) Except for purchases of $1 million or more. Please see "Sales Charges."
(3) Expense information has been restated to reflect current fees.
(4) Due to 12b-1 fees, long-term Class A, Class B and Class C shareholders may pay more than the equivalent of the maximum front-end sales charges permitted by the rules of the National Association of Securities Dealers. Without the voluntary waiver, 12b-1 fees would be .35% for Class A shares.
(5) Without the voluntary 12b-1 fees, Total Operating Expenses would be 1.34% for Class A shares.

 EXAMPLE
An investor would pay the following expenses on a $1,000 investment in the Fund, assuming: (1) payment of the maximum sales charge; (2) 5% annual return; and (3) redemption at the end of each time period.

                                               1 YEAR     3 YEARS     5 YEARS     10 YEARS
Class A                                         $ 57       $  83       $ 110        $188
Class A (without fee waiver)                    $ 58       $  86       $ 115        $199
Class B                                         $ 70       $  92       $ 127        $212
Class C                                         $ 30       $  62       $ 107        $232
Fiduciary Class                                 $ 10       $  32       $  55        $121

Assuming no redemption at the end of the period, the dollar amounts in the above example would be as follows:

                                               1 YEAR     3 YEARS     5 YEARS     10 YEARS
Class A                                         $ 57       $  83       $ 110        $188
Class A (without fee waiver)                    $ 58       $  86       $ 115        $199
Class B                                         $ 20       $  62       $ 107        $212
Class C                                         $ 20       $  62       $ 107        $232
Fiduciary Class                                 $ 10       $  32       $  55        $121

Class B shares automatically convert to Class A shares after eight (8) years. Therefore, the "10 years" examples above reflect this conversion.

These examples are designed to assist you in understanding the various costs and expenses that may be directly or indirectly paid by investors in the Fund. THESE EXAMPLES SHOULD NOT BE CONSIDERED A REPRESENTATION OF PAST OR FUTURE EXPENSES AND ACTUAL EXPENSES MAY BE GREATER OR LESS THAN THOSE SHOWN.

THE ONE GROUP(R) LARGE COMPANY VALUE FUND    FINANCIAL HIGHLIGHTS


The Financial Highlights are intended to help you understand the Fund's financial performance for the past 10 years, or since inception if less than 10 years. The total returns in the table represent the rate a shareholder would have earned on an investment in the Fund (assuming reinvestment of all dividends and distributions). This information has been derived from financial statements audited by Coopers & Lybrand L.L.P., whose report, along with the Fund's financial statements, is included in the Statement of Additional Information, which is available upon request.


                                                                      YEAR ENDED JUNE 30,
                                 -------------------------------------------------------------------------------------------------
         FIDUCIARY               1997           1996           1995           1994           1993           1992         1991(c)
----------------------------------------------------------------------------------------------------------------------------------
NET ASSET VALUE, BEGINNING
  OF PERIOD                   $   12.83      $   12.87      $   11.34      $   11.64      $   11.34      $   10.07    $   10.00
----------------------------------------------------------------------------------------------------------------------------------
Investment Activities
  Net investment income            0.27           0.31           0.31           0.20           0.18           0.21         0.08
  Net realized and
    unrealized gains
    (losses) from
    investments                    3.01           1.20           2.18          (0.01)          0.58           1.34         0.07
----------------------------------------------------------------------------------------------------------------------------------
Total from Investment
  Activities                       3.28           1.51           2.49           0.19           0.76           1.55         0.15
----------------------------------------------------------------------------------------------------------------------------------
Distributions
  From net investment income      (0.26)         (0.31)         (0.32)         (0.19)         (0.18)         (0.21)       (0.08)
  From net realized gains         (1.06)         (1.24)         (0.64)         (0.30)         (0.28)         (0.07)         --
----------------------------------------------------------------------------------------------------------------------------------
Total Distributions               (1.32)         (1.55)         (0.96)         (0.49)         (0.46)         (0.28)       (0.08)
----------------------------------------------------------------------------------------------------------------------------------
NET ASSET VALUE, END OF
  PERIOD                      $   14.79      $   12.83      $   12.87      $   11.34      $   11.64      $   11.34    $   10.07
----------------------------------------------------------------------------------------------------------------------------------
Total Return                      27.10%         12.71%         23.42%         (1.59)%         6.73%         15.53%        4.47%(b)
RATIOS/SUPPLEMENTARY DATA:
  Net Assets at end of
    period (000)              $ 686,156      $ 584,527      $ 365,376      $ 169,127      $ 132,833      $  62,075    $  36,237
  Ratio of expenses to
    average net assets             0.97%          0.97%          1.00%          0.95%          0.86%          0.82%        0.52%(b)
  Ratio of net investment
    income to average net
    assets                         1.99%          2.43%          2.74%          1.72%          1.62%          1.91%        2.48%(b)
  Ratio of expenses to
    average net assets*            0.97%          0.98%          1.01%          1.02%          1.12%          1.34%        1.26%(b)
  Ratio of net investment
    income to average net
    assets*                        1.99%          2.42%          2.73%          1.65%          1.36%          1.39%        1.74%(b)
  Portfolio turnover(a)           77.05%        186.84%        203.13%        111.72%         51.75%         55.90%       19.87%
  Average commission rate
    paid(d)                   $  0.0575      $  0.0415

* During the period, certain fees were voluntarily reduced. If such voluntary fee reductions had not occurred, the ratios would have been as indicated. (a) Portfolio turnover is calculated on the basis of the Fund as a whole without distinguishing among the classes of shares issued. (b) Annualized. (c) The Fund commenced operations on March 1,
  1991. (d) The average commission represents the total dollar amount of commissions paid on portfolio security transactions divided by the total number of portfolio shares purchased and sold for which commissions were charged. For the year ended June 30, 1996, the average commission was calculated for only the last seven months of the year.

                                                                              YEAR ENDED JUNE 30,
                                             -------------------------------------------------------------------------------------
                  CLASS A                       1997           1996           1995           1994           1993         1992(c)
----------------------------------------------------------------------------------------------------------------------------------
NET ASSET VALUE, BEGINNING OF PERIOD         $   12.87      $   12.89      $   11.34      $   11.64      $   11.33   $   11.42
----------------------------------------------------------------------------------------------------------------------------------
Investment Activities
  Net investment income                           0.23           0.27           0.28           0.17           0.16        0.07
  Net realized and unrealized gains
    (losses) from investments                     3.04           1.22           2.20          (0.01)          0.59       (0.08)
----------------------------------------------------------------------------------------------------------------------------------
Total from Investment Activities                  3.27           1.49           2.48           0.16           0.75       (0.01)
----------------------------------------------------------------------------------------------------------------------------------
Distributions
  From net investment income                     (0.23)         (0.27)         (0.27)         (0.16)         (0.16)      (0.08)
  In excess of net investment income               --             --           (0.02)           --             --           --
  From net realized gains                        (1.06)         (1.24)         (0.64)         (0.30)         (0.28)         --
----------------------------------------------------------------------------------------------------------------------------------
Total Distributions                              (1.29)         (1.51)         (0.93)         (0.46)         (0.44)      (0.08)
----------------------------------------------------------------------------------------------------------------------------------
NET ASSET VALUE, END OF PERIOD               $   14.85      $   12.87      $   12.89      $   11.34      $   11.64   $   11.33
----------------------------------------------------------------------------------------------------------------------------------
Total Return (Excludes Sales Charge)             26.90%         12.40%         22.64%          1.35%          6.64%      (0.33%)(d)
RATIOS/SUPPLEMENTARY DATA:
  Net Assets at end of period (000)          $  14,832      $   9,380      $   3,481      $     698      $     451   $      12
  Ratio of expenses to average net assets         1.22%          1.22%          1.25%          1.20%          1.10%       1.02%(d)
  Ratio of net investment income to average
    net assets                                    1.72%          2.18%          2.52%          1.57%          1.41%       2.12%(d)
  Ratio of expenses to average net assets*        1.31%          1.33%          1.37%          1.37%          1.50%       1.22%(d)
  Ratio of net investment income to average
    net assets*                                   1.63%          2.07%          2.41%          1.40%          1.01%       1.92%(d)
  Portfolio turnover(a)                          77.05%        186.84%        203.13%        111.72%         51.75%      55.90%
  Average commission rate paid(b)            $  0.0575     $   0.0415

* During the period, certain fees were voluntarily reduced. If such voluntary fee reductions had not occurred, the ratios would have been as indicated. (a) Portfolio turnover is calculated on the basis of the Fund as a whole without distinguishing among the classes of shares issued. (b) The average commission represents the total dollar amount of commissions paid on portfolio security transactions divided by the total number of portfolio shares purchased and sold for which commissions were charged. For the year ended June 30, 1996, the average commission was calculated for only the last seven months of the year. (c) Class A Shares commenced offering on February 28, 1992. (d) Annualized.

10

THE ONE GROUP(R) LARGE COMPANY VALUE FUND    FINANCIAL HIGHLIGHTS

                                                                                          YEAR ENDED JUNE 30,
                                                                          --------------------------------------------------------
                              CLASS B                                   1997             1996             1995            1994(a)
----------------------------------------------------------------------------------------------------------------------------------
NET ASSET VALUE, BEGINNING OF PERIOD                                  $  12.98         $  12.96         $  11.41      $  11.87
----------------------------------------------------------------------------------------------------------------------------------
Investment Activities
  Net investment income                                                   0.14             0.18             0.17          0.05
  Net realized and unrealized gains (losses) from investments             3.04             1.26             2.19         (0.46)
----------------------------------------------------------------------------------------------------------------------------------
Total from Investment Activities                                          3.18             1.44             2.36         (0.41)
----------------------------------------------------------------------------------------------------------------------------------
Distributions
  From net investment income                                             (0.15)           (0.18)           (0.17)        (0.05)
  From net realized gains                                                (1.06)           (1.24)           (0.64)         --
----------------------------------------------------------------------------------------------------------------------------------
Total Distributions                                                      (1.21)           (1.42)           (0.81)        (0.05)
----------------------------------------------------------------------------------------------------------------------------------
NET ASSET VALUE, END OF PERIOD                                        $  14.95         $  12.98         $  12.96      $  11.41
----------------------------------------------------------------------------------------------------------------------------------
Total Return (Excludes Sales Charge)                                     25.86%           11.95%           22.28%         3.48%(b)
RATIOS/SUPPLEMENTARY DATA:
  Net Assets at end of period (000)                                   $  9,288         $  4,135         $    861      $    182
  Ratio of expenses to average net assets                                 1.97%            1.97%            2.00%         2.00%(c)
  Ratio of net investment income to average net assets                    0.96%            1.43%            1.74%         1.06%(c)
  Ratio of expenses to average net assets*                                1.97%            1.98%            2.01%         2.00%(c)
  Ratio of net investment income to average net assets*                   0.96%            1.42%            1.72%         1.06%(c)
  Portfolio turnover(d)                                                  77.05%          186.84%          203.13%       111.72%
  Average commission rate paid(e)                                     $ 0.0575         $ 0.0415

* During the period, certain fees were voluntarily reduced. If such voluntary fee reductions had not occurred, the ratios would have been as indicated. (a) Class B Shares commenced offering on January 14,
  1994. (b) Not annualized. (c) Annualized. (d) Portfolio turnover is calculated on the basis of the Fund as a whole without distinguishing among the classes of shares issued. (e) The average commission represents the total dollar amount of commissions paid on portfolio security transactions divided by the total number of portfolio shares purchased and sold for which commissions were charged. For the year ended June 30, 1996, the average commission was calculated for only the last seven months of the year.

THE ONE GROUP(R)

GROWTH OPPORTUNITIES FUND

[ICON] INVESTMENT OBJECTIVE
The Fund seeks growth of capital and secondarily, current income by investing primarily in equity securities.

[ICON] INVESTMENT STRATEGY
The Fund invests in securities that have the potential to produce above-average earnings growth per share over a one-to-three year period. Typically, the Fund acquires shares of established companies with a history of above-average growth, as well as those companies expected to enter periods of above average growth. Not all the securities purchased by the Fund will pay dividends. The Fund also invests in smaller companies in emerging growth industries.

[ICON] PORTFOLIO SECURITIES
The Fund normally invests at least 80% of its total assets in equity securities, including common stocks and debt securities and preferred stocks that are convertible to common stock. A portion of the Fund's assets will be held in cash equivalents. For a list of all the securities in which the Fund may invest, please read "Investment Practices."

[ICON] RISK CONSIDERATIONS
The Fund invests in equity securities which may increase or decrease in value. Therefore, the value of your investment in the Fund may increase or decrease in value. Also, the stocks of smaller companies may be subject to greater risks than those of larger companies. Before you invest, please read "More About the Funds" and "Investment Practices."

[ICON] FUND MANAGEMENT
The Fund is managed by a team of portfolio managers, research analysts, and other investment management professionals. Each team member makes recommendations about the securities in the Fund. The research analysts provide in-depth industry analysis and recommendations, while the portfolio managers determine strategy, industry weightings, Fund holdings, and cash positions.

 SHAREHOLDER EXPENSES

   SHAREHOLDER TRANSACTION EXPENSES (1)      CLASS A   CLASS B   CLASS C   FIDUCIARY CLASS
Maximum Sales Charge Imposed on Purchases
  (as a percentage of offering price)         4.50%      none      none          none
Maximum Contingent Deferred Sales Charge
  (as a percentage of original purchase
  price or redemption proceeds, as
  applicable)                                  none(2)  5.00%     1.00%          none
Redemption Fees                                none      none      none          none
Exchange Fees                                  none      none      none          none

ANNUAL OPERATING EXPENSES (3) (as a
  percentage of average daily net assets)
Investment Advisory Fees                       .74%      .74%      .74%          .74%
12b-1 Fees (after fee waiver) (4)              .25%     1.00%     1.00%          none
Other Expenses                                 .26%      .26%      .26%          .26%
Total Fund Operating Expenses (after fee
  waiver) (5)                                 1.25%     2.00%     2.00%         1.00%

(1) If you buy or sell shares through a Shareholder Servicing Agent, you may be charged separate transaction fees by the Shareholder Servicing Agent. In addition, a $7.00 charge is deducted from the redemption amounts paid by wire.
(2) Except for purchases of $1 million or more. Please see "Sales Charges."
(3) Expense information has been restated to reflect current fees.
(4) Due to 12b-1 fees, long-term Class A, Class B and Class C shareholders may pay more than the equivalent of the maximum front-end sales charges permitted by the rules of the National Association of Securities Dealers. Without the voluntary waiver, 12b-1 fees would be .35% for Class A shares.
(5) Without the voluntary reduction of 12b-1 fees, Total Operating Expenses would be 1.35% for Class A shares.

 EXAMPLE
An investor would pay the following expenses on a $1,000 investment in the Fund, assuming: (1) payment of the maximum sales charge; (2) 5% annual return; and (3) redemption at the end of each time period.

                                               1 YEAR     3 YEARS     5 YEARS     10 YEARS
Class A                                         $ 57       $  83       $ 111        $189
Class A (without fee waiver)                    $ 58       $  86       $ 116        $200
Class B                                         $ 70       $  93       $ 128        $213
Class C                                         $ 30       $  63       $ 108        $233
Fiduciary Class                                 $ 10       $  32       $  55        $122

Assuming no redemption at the end of the period, the dollar amounts in the above example would be as follows:

                                               1 YEAR     3 YEARS     5 YEARS     10 YEARS
Class A                                         $ 57       $  83       $ 111        $189
Class A (without fee waiver)                    $ 58       $  86       $ 116        $200
Class B                                         $ 20       $  63       $ 108        $213
Class C                                         $ 20       $  63       $ 108        $233
Fiduciary Class                                 $ 10       $  32       $  55        $122

Class B shares automatically convert to Class A shares after eight (8) years. Therefore, the "10 years" examples above reflect this conversion.

These examples are designed to assist you in understanding the various costs and expenses that may be directly or indirectly paid by investors in the Fund. THESE EXAMPLES SHOULD NOT BE CONSIDERED A REPRESENTATION OF PAST OR FUTURE EXPENSES AND ACTUAL EXPENSES MAY BE GREATER OR LESS THAN THOSE SHOWN.

12

THE ONE GROUP(R) GROWTH OPPORTUNITIES FUND    FINANCIAL HIGHLIGHTS


The Financial Highlights are intended to help you understand the Fund's financial performance for the past 10 years, or since inception if less than 10 years. The total returns in the table represent the rate a shareholder would have earned on an investment in the Fund (assuming reinvestment of all dividends and distributions). This information has been derived from financial statements audited by Coopers & Lybrand L.L.P., whose report, along with the Fund's financial statements, is included in the Statement of Additional Information, which is available upon request.


                                                                              YEAR ENDED JUNE 30,
                                            ----------------------------------------------------------------------------------------
                FIDUCIARY                      1997         1996         1995         1994         1993         1992         1991
------------------------------------------------------------------------------------------------------------------------------------
NET ASSET VALUE, BEGINNING OF PERIOD        $   18.81    $   18.40    $   15.96    $   16.96    $   14.54    $   12.92    $   12.14
------------------------------------------------------------------------------------------------------------------------------------
Investment Activities
  Net investment income                          0.25         0.20         0.06         0.07         0.06         0.09         0.21
  Net realized and unrealized gains
    (losses) from investments                    3.59         3.83         2.98        (0.05)        2.99         1.87         0.92
------------------------------------------------------------------------------------------------------------------------------------
Total from Investment Activities                 3.84         4.03         3.04         0.02         3.05         1.96         1.13
------------------------------------------------------------------------------------------------------------------------------------
Distributions
  From net investment income                    (0.25)       (0.20)       (0.06)       (0.07)       (0.06)       (0.08)       (0.21)
  In excess of net investment                   (0.02)         --           --           --           --           --           --
  From net realized gains                       (2.92)       (3.42)       (0.54)       (0.95)       (0.57)       (0.26)       (0.14)
------------------------------------------------------------------------------------------------------------------------------------
Total Distributions                             (3.19)       (3.62)       (0.60)       (1.02)       (0.63)       (0.34)       (0.35)
------------------------------------------------------------------------------------------------------------------------------------
NET ASSET VALUE, END OF PERIOD              $   19.46    $   18.81    $   18.40    $   15.96    $   16.96    $   14.54    $   12.92
------------------------------------------------------------------------------------------------------------------------------------
Total Return                                    22.75%       24.63%       19.75%       (0.16)%      21.36%       15.15%        9.85%
RATIOS/SUPPLEMENTARY DATA:
  Net Assets at end of period (000)         $ 623,911    $ 532,525    $ 413,518     $389,567    $ 232,898    $ 131,533    $  53,831
  Ratio of expenses to average net assets        0.99%        1.00%        0.98%        0.98%        0.89%        0.75%        0.45%
  Ratio of net investment income to
    average net assets                           1.32%        1.15%        0.38%        0.42%        0.41%        1.23%        1.75%
  Ratio of expenses to average net assets*       0.99%        1.01%        0.98%        1.03%        1.11%        0.51%        1.19%
  Ratio of net investment income to
    average net assets*                          1.32%        1.14%        0.38%        0.37%        0.19%        0.03%        1.01%
  Portfolio turnover(a)                        301.35%      435.30%      132.63%       70.67%       64.64%       42.77%       68.83%
  Average commission rate paid(b)           $  0.0386    $  0.0451

                                            ------------------------
                FIDUCIARY                      1990         1989(c)
NET ASSET VALUE, BEGINNING OF PERIOD        $   10.71    $   10.00
---------------------------------------------------------------------
Investment Activities
  Net investment income                          0.19         0.11
  Net realized and unrealized gains
    (losses) from investments                    1.97         0.71
---------------------------------------------------------------------
Total from Investment Activities                 2.16         0.82
---------------------------------------------------------------------
Distributions
  From net investment income                    (0.19)       (0.11)
  In excess of net investment                     --           --
  From net realized gains                       (0.54)         --
---------------------------------------------------------------------
Total Distributions                             (0.73)       (0.11)
---------------------------------------------------------------------
NET ASSET VALUE, END OF PERIOD              $   12.14    $   10.71
---------------------------------------------------------------------
Total Return                                    20.83%       24.86%(d)
RATIOS/SUPPLEMENTARY DATA:
  Net Assets at end of period (000)         $  31,804    $  22,753
  Ratio of expenses to average net assets        0.41%        0.38%(d)
  Ratio of net investment income to
    average net assets                           1.65%        3.20%(d)
  Ratio of expenses to average net assets*       1.15%        1.12%(d)
  Ratio of net investment income to
    average net assets*                          0.91%        2.46%(d)
  Portfolio turnover(a)                         92.55%       68.51%
  Average commission rate paid(b)

* During the period, certain fees were voluntarily reduced. If such voluntary fee reductions had not occurred, the ratios would have been as indicated. (a) Portfolio turnover is calculated on the basis of the Fund as a whole without distinguishing among the classes of shares issued. (b) The average commission represents the total dollar amount of commissions paid on portfolio security transactions divided by the total number of portfolio shares purchased and sold for which commissions were charged. For the year ended June 30, 1996, the average commission was calculated for only the last seven months of the year. (c) The Fund commenced operations on March 2, 1989; at that time, the Fund did not offer multiple classes of shares. Subsequently all shares of the Fund were redesignated as Fiduciary Class shares. (d) Annualized.

                                                                                       YEAR ENDED JUNE 30,
                                                     -------------------------------------------------------------------------------
                       CLASS A                          1997         1996         1995         1994         1993       1992(d)
------------------------------------------------------------------------------------------------------------------------------------
NET ASSET VALUE, BEGINNING OF PERIOD                 $   18.76    $   18.36    $   15.93    $   16.96    $   14.54    $   16.53
------------------------------------------------------------------------------------------------------------------------------------
Investment Activities
  Net investment income                                   0.21         0.17         0.02         0.04         0.03         0.01
  Net realized and unrealized gains (losses) from
    investments                                           3.58         3.80         2.98        (0.08)        3.00        (1.99)
------------------------------------------------------------------------------------------------------------------------------------
Total from Investment Activities                          3.79         3.97         3.00        (0.04)        3.03        (1.98)
------------------------------------------------------------------------------------------------------------------------------------
Distributions
  From net investment income                             (0.24)       (0.15)       (0.01)       (0.03)       (0.04)       (0.01)
  In excess of net investment income                     (0.02)         --         (0.02)       (0.01)         --           --
  From net realized gains                                (2.92)       (3.42)       (0.54)       (0.95)       (0.57)         --
------------------------------------------------------------------------------------------------------------------------------------
Total Distributions                                      (3.18)       (3.57)       (0.57)       (0.99)       (0.61)       (0.01)
------------------------------------------------------------------------------------------------------------------------------------
NET ASSET VALUE, END OF PERIOD                       $   19.37    $   18.76    $   18.36    $   15.93    $   16.96     $  14.54
------------------------------------------------------------------------------------------------------------------------------------
Total Return (Excludes Sales Charge)                     22.52%       24.32%       19.50%       (0.52)%      21.70%(a)   (34.00)%(a)
RATIOS/SUPPLEMENTARY DATA:
  Net Assets at end of period (000)                  $  43,370    $  28,052    $  11,178    $   8,097    $   5,757     $     84
  Ratio of expenses to average net assets                 1.25%        1.25%        1.23%        1.22%        1.11%(a)     1.31%(a)
  Ratio of net investment income to average net
    assets                                                0.92%        0.90%        0.12%        0.27%        0.25%(a)     0.12%(a)
  Ratio of expenses to average net assets*                1.34%        1.36%        1.33%        1.38%        1.48%(a)     1.50%(a)
  Ratio of net investment income (loss) to average
    net assets*                                           0.83%        0.79%        0.02%        0.11%       (0.12)%(a)   (0.07)%(a)
  Portfolio turnover(b)                                 301.35%      435.30%      132.63%       70.67%       64.64%       42.77%
  Average commission rate paid(c)                    $  0.0386    $  0.0451

* During the period, certain fees were voluntarily reduced. If such voluntary fee reductions had not occurred, the ratios would have been as indicated. (a) Annualized. (b) Portfolio turnover is calculated on the basis of the Fund as a whole without distinguishing among the classes of shares issued. (c) The average commission represents the total dollar amount of commissions paid on portfolio security transactions divided by the total number of portfolio shares purchased and sold for which commissions were charged. For the year ended June 30, 1996, the average commission was calculated for only the last seven months of the year. (d) Class A Shares commenced offering on February 18, 1992.

THE ONE GROUP(R) GROWTH OPPORTUNITIES FUND    FINANCIAL HIGHLIGHTS

                                                                                          YEAR ENDED JUNE 30,
                                                                        ----------------------------------------------------------
                              CLASS B                                   1997             1996             1995          1994(a)
----------------------------------------------------------------------------------------------------------------------------------
NET ASSET VALUE, BEGINNING OF PERIOD                                  $  18.43         $  18.14         $  15.85      $  17.44
----------------------------------------------------------------------------------------------------------------------------------
Investment Activities
  Net investment income (loss)                                            0.11             0.09            (0.07)        (0.02)
  Net realized and unrealized gains (losses) from investments             3.44             3.69             2.90         (1.56)
----------------------------------------------------------------------------------------------------------------------------------
Total from Investment Activities                                          3.55             3.78             2.83         (1.58)
----------------------------------------------------------------------------------------------------------------------------------
Distributions
  From net investment income                                             (0.22)           (0.07)             --          (0.01)
  In excess of net investment income                                     (0.02)             --               --            --
  From net realized gains                                                (2.92)           (3.42)           (0.54)          --
----------------------------------------------------------------------------------------------------------------------------------
Total Distributions                                                      (3.16)           (3.49)           (0.54)        (0.01)
----------------------------------------------------------------------------------------------------------------------------------
NET ASSET VALUE, END OF PERIOD                                        $  18.82         $  18.43         $  18.14     $   15.85
----------------------------------------------------------------------------------------------------------------------------------
Total Return (Excludes Sales Charge)                                     21.73%           23.53%           18.47%        (9.07)%(b)
RATIOS/SUPPLEMENTARY DATA:
  Net Assets at end of period (000)                                   $ 37,409         $ 12,910         $  2,787        $1,131
  Ratio of expenses to average net assets                                 2.00%            2.00%            1.98%         2.12%(c)
  Ratio of net investment income (loss) to average net assets             0.01%            0.15%           (0.63)%       (0.55)%(c)
  Ratio of expenses to average net assets*                                2.00%            2.01%            1.98%         2.12%(c)
  Ratio of net investment income (loss) to average net assets*            0.01%            0.14%           (0.63)%       (0.55)%(c)
  Portfolio turnover(d)                                                 301.35%          435.30%          132.63%        70.67%
  Average commission rate paid(e)                                     $ 0.0386         $ 0.0451

* During the period, certain fees were voluntarily reduced. If such voluntary fee reductions had not occurred, the ratios would have been as indicated. (a) Class B Shares commenced offering on January 14,
  1994. (b) Not annualized. (c) Annualized. (d) Portfolio turnover is calculated on the basis of the Fund as a whole without distinguishing among the classes of shares issued. (e) The average commission represents the total dollar amount of commissions paid on portfolio security transactions divided by the total number of portfolio shares purchased and sold for which commissions were charged. For the year ended June 30, 1996, the average commission was calculated for only the last seven months of the year.

14


THE ONE GROUP(R)

INTERNATIONAL EQUITY INDEX FUND
-------------------------------
[ICON] INVESTMENT OBJECTIVE
The Fund seeks to provide investment results that correspond to the aggregate price and dividend performance of the securities in the MSCI EAFE GDP Index.*

[ICON] INVESTMENT STRATEGY

The Fund attempts to track the capital performance and dividend income of the Index by investing in a representative portion of the stocks which match as closely as possible the characteristics of the stocks which comprise the Index. The Fund also will invest in stock index futures. The Fund will attempt to achieve a correlation between the performance of its portfolio and that of the MSCI EAFE GDP Index of at least 0.90, without taking into account expenses. Perfect correlation would be 1.00.


[ICON] PORTFOLIO SECURITIES
The Fund normally invests at least 65% of its total assets in foreign equity securities, consisting of common stocks (including American Depository Receipts) and preferred stocks, securities convertible to common stock (provided they are traded on an exchange or over-the-counter), warrants and receipts. No more than 10% of the Fund's assets will be held in cash or cash equivalents. The Fund may invest up to 10% of its net assets in securities of emerging international markets such as Mexico, Chile and Brazil, either directly through local exchanges, through publicly traded closed-end country funds, or through "passive foreign investment companies." A substantial portion of the Fund's assets will be denominated in foreign currencies. For a list of all the securities in which the Fund may invest, please read "Investment Practices."

[ICON] RISK CONSIDERATIONS
The Fund invests in equity securities which may increase or decrease in value. Therefore, the value of your investment in the Fund may increase or decrease in value. Because the Fund's investments are tied to an index, fluctuations in the index will affect the value of your investment in the Fund. Also, investments in foreign securities involve risks different from investments in U.S. securities. Before you invest, please read "More About the Funds" and "Investment Risks."

[ICON] FUND MANAGEMENT
Independence International Associates, Inc. ("Independence International") serves as sub-advisor to the Fund. Independence International is an indirect subsidiary of John Hancock Mutual Life Insurance Company.

*Gross Domestic Produced Weighted Morgan Stanley Capital International Europe,
 Australia and Far East Index. MSCI EAFE GDP Index is a registered service mark of Morgan Stanley Capital International, which does not sponsor and is in no way affiliated with the Fund.

 SHAREHOLDER EXPENSES

   SHAREHOLDER TRANSACTION EXPENSES (1)      CLASS A   CLASS B   CLASS C   FIDUCIARY CLASS
Maximum Sales Charge Imposed on Purchases
  (as a percentage of offering price)         4.50%      none      none          none
Maximum Contingent Deferred Sales Charge
  (as a percentage of original purchase
  price or redemption proceeds, as
  applicable)                                  none(2)  5.00%     1.00%          none
Redemption Fees                                none      none      none          none
Exchange Fees                                  none      none      none          none

ANNUAL OPERATING EXPENSES (3) (as a
  percentage of average daily net assets)
Investment Advisory Fees                       .55%      .55%      .55%          .55%
12b-1 Fees (after fee waiver) (4)              .25%     1.00%     1.00%          none
Other Expenses                                 .41%      .41%      .41%          .41%
Total Fund Operating Expenses (after fee
  waiver) (5)                                 1.21%     1.96%     1.96%          .96%

(1) If you buy or sell shares through a Shareholder Servicing Agent, you may be charged separate transaction fees by the Shareholder Servicing Agent. In addition, a $7.00 charge is deducted from the redemption amounts paid by wire.
(2) Except for purchases of $1 million or more. Please see "Sales Charges."
(3) Expense information has been restated to reflect current fees.
(4) Due to 12b-1 fees, long-term Class A, Class B and Class C shareholders may pay more than the equivalent of the maximum front-end sales charges permitted by the rules of the National Association of Securities Dealers. Without the voluntary waiver, 12b-1 fees would be .35% for Class A shares.
(5) Without the voluntary reduction of 12b-1 fees, Total Operating Expenses would be 1.31% for Class A shares.













 EXAMPLE
An investor would pay the following expenses on a $1,000 investment in the Fund, assuming: (1) payment of the maximum sales charge; (2) 5% annual return; and (3) redemption at the end of each time period.

                                               1 YEAR     3 YEARS     5 YEARS     10 YEARS
Class A                                         $ 57       $  82       $ 109        $185
Class A (without fee waiver)                    $ 58       $  85       $ 114        $196
Class B                                         $ 70       $  92       $ 126        $209
Class C                                         $ 30       $  62       $ 106        $229
Fiduciary Class                                 $ 10       $  31       $  53        $118

Assuming no redemption at the end of the period, the dollar amounts in the above example would be as follows:

                                               1 YEAR     3 YEARS     5 YEARS     10 YEARS
Class A                                         $ 57       $  82       $ 109        $185
Class A (without fee waiver)                    $ 58       $  85       $ 114        $196
Class B                                         $ 20       $  62       $ 106        $209
Class C                                         $ 20       $  62       $ 106        $229
Fiduciary Class                                 $ 10       $  31       $  53        $118

Class B shares automatically convert to Class A shares after eight (8) years. Therefore, the "10 years" examples above reflect this conversion.

These examples are designed to assist you in understanding the various costs and expenses that may be directly or indirectly paid by investors in the Fund. THESE EXAMPLES SHOULD NOT BE CONSIDERED A REPRESENTATION OF PAST OR FUTURE EXPENSES AND ACTUAL EXPENSES MAY BE GREATER OR LESS THAN THOSE SHOWN.

THE ONE GROUP(R) INTERNATIONAL EQUITY INDEX FUND    FINANCIAL HIGHLIGHTS


The Financial Highlights are intended to help you understand the Fund's financial performance for the past 10 years, or since inception if less than 10 years. The total returns in the table represent the rate a shareholder would have earned on an investment in the Fund (assuming reinvestment of all dividends and distributions). This information has been derived from financial statements audited by Coopers & Lybrand L.L.P., whose report, along with the Fund's financial statements, is included in the Statement of Additional Information, which is available upon request.


                                                                                      YEAR ENDED JUNE 30,
                                                   -------------------------------------------------------------------------------
                  FIDUCIARY                        1997              1996              1995              1994            1993(a)
----------------------------------------------------------------------------------------------------------------------------------
NET ASSET VALUE, BEGINNING OF PERIOD            $   15.17         $   13.93         $   13.46         $   11.80        $   10.00
----------------------------------------------------------------------------------------------------------------------------------
Investment Activities
  Net investment income                              0.15              0.11              0.13              0.11             0.06
  Net realized and unrealized gains from
    investments                                      2.02              1.43              0.46              1.68             1.75
----------------------------------------------------------------------------------------------------------------------------------
Total from Investment Activities                     2.17              1.54              0.59              1.79             1.81
----------------------------------------------------------------------------------------------------------------------------------
Distributions
  From net investment income                        (0.17)            (0.16)            (0.08)            (0.11)           (0.01)
  In excess of net investment income                (0.13)            (0.02)              --                --               --
  From net realized gains                           (0.15)            (0.12)            (0.04)            (0.01)             --
  In excess of net realized gains                     --                --                --              (0.01)             --
----------------------------------------------------------------------------------------------------------------------------------
Total Distributions                                 (0.45)            (0.30)            (0.12)            (0.13)           (0.01)
----------------------------------------------------------------------------------------------------------------------------------
NET ASSET VALUE, END OF PERIOD                  $   16.89         $   15.17         $   13.93         $   13.46        $   11.80
----------------------------------------------------------------------------------------------------------------------------------
Total Return                                        14.64%            11.22%             4.20%            15.44%           26.96%(b)
RATIOS/SUPPLEMENTARY DATA:
  Net Assets at end of period (000)             $ 449,949         $ 347,790         $ 218,299         $ 145,640        $  35,384
  Ratio of expenses to average net assets            0.86%             0.97%             1.04%             1.02%            1.22%(b)
  Ratio of net investment income to average
    net assets                                       1.00%             1.04%             1.25%             1.27%            1.37%(b)
  Ratio of expenses to average net assets*           0.86%             1.00%             1.04%             1.02%            2.34%(b)
  Ratio of net investment income to average
    net assets*                                      1.00%             1.01%             1.25%             1.27%            0.25%(b)
  Portfolio turnover(c)                              9.61%             6.28%             4.67%             7.74%            3.10%
  Average commission rate paid(d)               $  0.0034         $  0.0022

* During the period, certain fees were voluntarily reduced. If such voluntary fee reductions had not occurred, the ratios would have been as indicated.  (a) Fiduciary Shares commenced offering on April 5,
  1993.  (b) Annualized.   (c) Portfolio turnover is calculated on the basis of
  the Fund as a whole without distinguishing among the classes of shares issued. (d) The average commission represents the total dollar amount of commissions paid on portfolio security transactions divided by the total number of portfolio shares purchased and sold for which commissions were charged. For the year ended June 30, 1996, the average commission was calculated for only the last seven months of the year.

                                                                                    YEAR ENDED JUNE 30,
                                                   ------------------------------------------------------------------------------
                   CLASS A                         1997              1996              1995              1994            1993(a)
----------------------------------------------------------------------------------------------------------------------------------
NET ASSET VALUE, BEGINNING OF PERIOD            $   15.16         $   13.92         $   13.49         $   11.80      $   11.74
----------------------------------------------------------------------------------------------------------------------------------
Investment Activities
  Net investment income                              0.11              0.14              0.12              0.09           0.02
  Net realized and unrealized gains from
    investments                                      2.03              1.40              0.43              1.67           0.04
----------------------------------------------------------------------------------------------------------------------------------
Total from Investment Activities                     2.14              1.54              0.55              1.76           0.06
----------------------------------------------------------------------------------------------------------------------------------
Distributions
  From net investment income                        (0.13)            (0.16)            (0.08)            (0.05)          --
  In excess of net investment income                (0.10)            (0.02)              --                --            --
  From net realized gains                           (0.15)            (0.12)            (0.04)            (0.02)          --
----------------------------------------------------------------------------------------------------------------------------------
Total Distributions                                 (0.38)            (0.30)            (0.12)            (0.07)          --
----------------------------------------------------------------------------------------------------------------------------------
NET ASSET VALUE, END OF PERIOD                  $   16.92         $   15.16         $   13.92         $   13.49         $11.80
----------------------------------------------------------------------------------------------------------------------------------
Total Return (Excludes Sales Charge)                14.31%            11.20%             3.87%            15.18%          2.87%(b)
RATIOS/SUPPLEMENTARY DATA:
  Net Assets at end of period (000)             $  12,562         $  10,789         $   5,028         $   2,395         $  153
  Ratio of expenses to average net assets            1.11%             1.22%             1.28%             1.26%          1.47%(b)
  Ratio of net investment income to average
    net assets                                       0.73%             0.79%             1.09%             1.15%          2.10%(b)
  Ratio of expenses to average net assets*           1.19%             1.35%             1.38%             1.36%          2.35%(b)
  Ratio of net investment income to average
    net assets*                                      0.65%             0.66%             0.99%             1.05%          1.22%(b)
  Portfolio turnover(c)                              9.61%             6.28%             4.67%             7.74%          3.10%
  Average commission rate paid(d)               $  0.0034         $  0.0022

* During the period, certain fees were voluntarily reduced. If such voluntary fee reductions had not occurred, the ratios would have been as indicated. (a) The Fund commenced operations on April 2, 1993. (b) Annualized. (c) Portfolio turnover is calculated on the basis of the Fund as a whole without distinguishing among the classes of shares issued. (d) The average commission represents the total dollar amount of commissions paid on portfolio security transactions divided by the total number of portfolio shares purchased and sold for which commissions were charged. For the year ended June 30, 1996, the average commission was calculated for only the last seven months of the year.

16

THE ONE GROUP(R) INTERNATIONAL EQUITY INDEX FUND    FINANCIAL HIGHLIGHTS

                                                                                          YEAR ENDED JUNE 30,
                                                                        ----------------------------------------------------------
                              CLASS B                                   1997             1996             1995          1994(a)
----------------------------------------------------------------------------------------------------------------------------------
NET ASSET VALUE, BEGINNING OF PERIOD                                  $  14.79         $  13.73         $  13.40      $  13.00
----------------------------------------------------------------------------------------------------------------------------------
Investment Activities
  Net investment income                                                   0.09             0.03             0.03          0.06
  Net realized and unrealized gains from investments                      1.86             1.32             0.41          0.34
----------------------------------------------------------------------------------------------------------------------------------
Total from Investment Activities                                          1.95             1.35             0.44          0.40
----------------------------------------------------------------------------------------------------------------------------------
Distributions
  From net investment income                                             (0.08)           (0.15)           (0.07)           --
  In excess of net investment income                                     (0.07)           (0.02)             --             --
  From net realized gains                                                (0.15)           (0.12)           (0.04)           --
----------------------------------------------------------------------------------------------------------------------------------
Total Distributions                                                      (0.30)           (0.29)           (0.11)           --
----------------------------------------------------------------------------------------------------------------------------------
NET ASSET VALUE, END OF PERIOD                                        $  16.44         $  14.79         $  13.73      $  13.40
----------------------------------------------------------------------------------------------------------------------------------
Total Return (Excludes Sales Charge)                                     13.37%            9.97%            3.17%         3.23%(b)
RATIOS/SUPPLEMENTARY DATA:
  Net Assets at end of period (000)                                   $ 10,033         $  5,856         $  3,687      $  1,872
  Ratio of expenses to average net assets                                 1.86%            1.97%            2.04%         2.00%(c)
  Ratio of net investment income to average net assets                    0.08%            0.04%            0.25%         1.37%(c)
  Ratio of expenses to average net assets*                                1.86%            2.00%            2.04%         2.00%(c)
  Ratio of net investment income to average net assets*                   0.08%            0.01%            0.25%         1.37%(c)
  Portfolio turnover(d)                                                   9.61%            6.28%            4.67%         7.74%
  Average commission rate paid(e)                                     $ 0.0034         $ 0.0022

* During the period, certain fees were voluntarily reduced. If such voluntary fee reductions had not occurred, the ratios would have been as indicated. (a) Class B Shares commenced offering on January 14,
  1994. (b) Not annualized. (c) Annualized. (d) Portfolio turnover is calculated on the basis of the Fund as a whole without distinguishing among the classes of shares issued. (e) The average commission represents the total dollar amount of commissions paid on portfolio security transactions divided by the total number of portfolio shares purchased and sold for which commissions were charged. For the year ended June 30, 1996, the average commission was calculated for only the last seven months of the year.

                                                                             17
THE ONE GROUP(R)

DISCIPLINED VALUE FUND
----------------------
[ICON] INVESTMENT OBJECTIVE
The Fund seeks capital appreciation with the secondary goal of achieving current income by investing primarily in equity securities.

[ICON] INVESTMENT STRATEGY
The Fund primarily invests in the equity securities of companies with below-market average price-to-earnings and price-to-book value ratios. The Fund considers the issuer's soundness and earnings prospects. If Banc One Investment Advisors determines that a company's fundamentals are declining or that the company's ability to pay dividends has been impaired, it likely will eliminate the Fund's holding of the company's stock.

[ICON] PORTFOLIO SECURITIES
The Fund normally invests at least 80% of its total assets in equity securities, including common stocks, debt securities, and preferred stocks that are convertible into common stocks. A portion of the Fund's assets will be held in cash equivalents. For a list of all the securities in which the Fund may invest, please read "Investment Practices."

[ICON] RISK CONSIDERATIONS
The Fund invests in equity securities which may increase or decrease in value. Therefore, the value of your investment in the Fund may increase or decrease in value. Before you invest, please read "More About the Funds" and "Investment Practices."

[ICON] FUND MANAGEMENT
The Fund is managed by a team of portfolio managers, research analysts, and other investment management professionals. Each team member makes recommendations about the securities in the Fund. The research analysts provide in-depth industry analysis and recommendations, while the portfolio managers determine strategy, industry weightings, Fund holdings, and cash positions.

 SHAREHOLDER EXPENSES

   SHAREHOLDER TRANSACTION EXPENSES (1)      CLASS A   CLASS B   CLASS C   FIDUCIARY CLASS
Maximum Sales Charge Imposed on Purchases
  (as a percentage of offering price)         4.50%      none      none          none
Maximum Contingent Deferred Sales Charge
  (as a percentage of original purchase
  price or redemption proceeds, as
  applicable)                                  none(2)  5.00%     1.00%          none
Redemption Fees                                none      none      none          none
Exchange Fees                                  none      none      none          none

ANNUAL OPERATING EXPENSES (3) (as a
  percentage of average daily net assets)
Investment Advisory Fees                       .74%      .74%      .74%          .74%
12b-1 Fees (after fee waiver) (4)              .25%     1.00%     1.00%          none
Other Expenses                                 .26%      .26%      .26%          .26%
Total Fund Operating Expenses (after fee
  waiver) (5)                                 1.25%     2.00%     2.00%         1.00%

(1) If you buy or sell shares through a Shareholder Servicing Agent, you may be charged separate transaction fees by the Shareholder Servicing Agent. In addition, a $7.00 charge is deducted from the redemption amounts paid by wire.
(2) Except for purchases of $1 million or more. Please see "Sales Charges."
(3) Expense information has been restated to reflect current fees.
(4) Due to 12b-1 fees, long-term Class A, Class B and Class C shareholders may pay more than the equivalent of the maximum front-end sales charges permitted by the rules of the National Association of Securities Dealers. Without the voluntary waiver, 12b-1 fees would be .35% for Class A shares.
(5) Without the voluntary reduction of 12b-1 fees, Total Operating Expenses would be 1.35% for Class A shares.

 EXAMPLE
An investor would pay the following expenses on a $1,000 investment in the Fund, assuming: (1) payment of the maximum sales charge; (2) 5% annual return; and (3) redemption at the end of each time period.

                                               1 YEAR     3 YEARS     5 YEARS     10 YEARS
Class A                                         $ 57       $  83       $ 111        $189
Class A (without fee waiver)                    $ 58       $  86       $ 116        $200
Class B                                         $ 70       $  93       $ 128        $213
Class C                                         $ 30       $  63       $ 108        $233
Fiduciary Class                                 $ 10       $  32       $  55        $122









Assuming no redemption at the end of each time period, the dollar amounts in the above example would be as follows:

                                               1 YEAR     3 YEARS     5 YEARS     10 YEARS
Class A                                         $ 57       $  83       $ 111        $189
Class A (without fee waiver)                    $ 58       $  86       $ 116        $200
Class B                                         $ 20       $  63       $ 108        $213
Class C                                         $ 20       $  63       $ 108        $233
Fiduciary Class                                 $ 10       $  32       $  55        $122

Class B shares automatically convert to Class A shares after eight (8) years. Therefore, the "10 years" examples above reflect this conversion.

These examples are designed to assist you in understanding the various costs and expenses that may be directly or indirectly paid by investors in the Fund. THESE EXAMPLES SHOULD NOT BE CONSIDERED A REPRESENTATION OF PAST OR FUTURE EXPENSES AND ACTUAL EXPENSES MAY BE GREATER OR LESS THAN THOSE SHOWN.

18

THE ONE GROUP(R) DISCIPLINED VALUE FUND    FINANCIAL HIGHLIGHTS


The Financial Highlights are intended to help you understand the Fund's financial performance for the past 10 years, or since inception if less than 10 years. The total returns in the table represent the rate a shareholder would have earned on an investment in the Fund (assuming reinvestment of all dividends and distributions). This information has been derived from financial statements audited by Coopers & Lybrand L.L.P., whose report, along with the Fund's financial statements, is included in the Statement of Additional Information, which is available upon request.


                                                                              YEAR ENDED JUNE 30,
                                            ----------------------------------------------------------------------------------------
                FIDUCIARY                      1997         1996         1995         1994         1993         1992         1991
------------------------------------------------------------------------------------------------------------------------------------
NET ASSET VALUE, BEGINNING OF PERIOD        $   14.69    $   13.20    $   11.90    $   12.76    $   11.49    $   10.20    $   10.42
------------------------------------------------------------------------------------------------------------------------------------
Investment Activities
  Net investment income                          0.22         0.29         0.28         0.26         0.28         0.34         0.39
  Net realized and unrealized gains from
    investments                                  2.57         2.27         1.57         0.29         1.27         1.29        (0.23)
------------------------------------------------------------------------------------------------------------------------------------
Total from Investment Activities                 2.79         2.56         1.85         0.55         1.55         1.63         0.16
------------------------------------------------------------------------------------------------------------------------------------
Distributions
  From net investment income                    (0.22)       (0.29)       (0.27)       (0.26)       (0.28)       (0.34)       (0.38)
  From net realized gains                       (1.61)       (0.78)       (0.28)       (1.15)         --           --           --
------------------------------------------------------------------------------------------------------------------------------------
Total Distributions                             (1.83)       (1.07)       (0.55)       (1.41)       (0.28)       (0.34)       (0.38)
------------------------------------------------------------------------------------------------------------------------------------
NET ASSET VALUE, END OF PERIOD              $   15.65    $   14.69    $   13.20    $   11.90    $   12.76    $   11.49    $   10.20
------------------------------------------------------------------------------------------------------------------------------------
Total Return                                    20.56%       20.10%       16.03%        4.04%       13.58%       16.24%        1.75%
RATIOS/SUPPLEMENTARY DATA:
  Net Assets at end of period (000)         $ 562,302    $ 522,474    $ 448,530    $ 418,238    $ 211,785    $ 115,234    $  74,481
  Ratio of expenses to average net assets        0.98%        0.99%        1.00%        0.93%        0.89%        0.69%        0.41%
  Ratio of net investment income to
    average net assets                           1.52%        2.04%        2.21%        2.14%        2.30%        3.17%        3.92%
  Ratio of expenses to average net assets*       0.98%        1.00%        1.10%        0.98%        1.08%        1.23%        1.15%
  Ratio of net investment income to
    average net assets*                          1.52%        2.03%        2.11%        2.09%        2.11%        2.63%        3.18%
  Portfolio turnover(a)                         92.66%       90.55%      176.66%       56.33%      108.79%       25.32%       49.62%
  Average commission rate paid(b)           $  0.0601    $  0.0576

                                            ------------------------
                FIDUCIARY                       1990       1989(c)
--------------------------------------------------------------------
NET ASSET VALUE, BEGINNING OF PERIOD        $   10.85    $   10.00
--------------------------------------------------------------------
Investment Activities
  Net investment income                          0.48         0.14
  Net realized and unrealized gains from
    investments                                 (0.09)        0.85
--------------------------------------------------------------------
Total from Investment Activities                 0.39         0.99
--------------------------------------------------------------------
Distributions
  From net investment income                    (0.48)       (0.14)
  From net realized gains                       (0.34)         --
---------------------------------------------------------------------
Total Distributions                             (0.82)       (0.14)
---------------------------------------------------------------------
NET ASSET VALUE, END OF PERIOD              $   10.42    $   10.85
---------------------------------------------------------------------
Total Return                                     3.49%       29.90%(d)
RATIOS/SUPPLEMENTARY DATA:
  Net Assets at end of period (000)         $  59,992    $  45,872
  Ratio of expenses to average net assets        0.35%        0.33%(d)
  Ratio of net investment income to
    average net assets                           4.36%        3.95%(d)
  Ratio of expenses to average net assets*       1.09%        1.07%(d)
  Ratio of net investment income to
    average net assets*                          3.62%        3.21%(d)
  Portfolio turnover(a)                         51.14%       14.66%
  Average commission rate paid(b)

* During the period, certain fees were voluntarily reduced. If such voluntary fee reductions had not occurred, the ratios would have been as indicated. (a) Portfolio turnover is calculated on the basis of the Fund as a whole without distinguishing among the classes of shares issued. (b) The average commission represents the total dollar amount of commissions paid on portfolio security transactions divided by the total number of portfolio shares purchased and sold for which commissions were charged. For the year ended June 30, 1996, the average commission was calculated for only the last seven months of the year. (c) Fiduciary Class Shares commenced offering on March 2, 1989. (d) Annualized.

                                                                                          YEAR ENDED JUNE 30,
                                                       ----------------------------------------------------------------------------
                       CLASS A                            1997         1996         1995         1994         1993       1992(c)
----------------------------------------------------------------------------------------------------------------------------------
NET ASSET VALUE, BEGINNING OF PERIOD                   $   14.72    $   13.22    $   11.91    $   12.75    $   11.49  $  11.45
----------------------------------------------------------------------------------------------------------------------------------
Investment Activities
  Net investment income                                     0.19         0.25         0.24         0.24         0.25      0.12
  Net realized and unrealized gains from investments        2.57         2.28         1.59         0.30         1.26      0.06
----------------------------------------------------------------------------------------------------------------------------------
Total from Investment Activities                            2.76         2.53         1.83         0.54         1.51      0.18
----------------------------------------------------------------------------------------------------------------------------------
Distributions
  From net investment income                               (0.19)       (0.25)       (0.24)       (0.23)       (0.25)    (0.14)
  From net realized gains                                  (1.61)       (0.78)       (0.26)       (1.10)         --        --
  In excess of net realized gains                            --           --         (0.02)       (0.05)         --        --
----------------------------------------------------------------------------------------------------------------------------------
Total Distributions                                        (1.80)       (1.03)       (0.52)       (1.38)       (0.25)    (0.14)
----------------------------------------------------------------------------------------------------------------------------------
NET ASSET VALUE, END OF PERIOD                         $   15.68    $   14.72    $   13.22    $   11.91    $   12.75    $11.49
----------------------------------------------------------------------------------------------------------------------------------
Total Return (Excludes Sales Charge)                       20.21%       19.80%       15.43%        3.95%       13.27%     1.56%(d)
RATIOS/SUPPLEMENTARY DATA:
  Net Assets at end of period (000)                    $  23,909    $  20,838    $  13,560    $  10,448    $   3,435    $   35
  Ratio of expenses to average net assets                   1.23%        1.24%        1.26%        1.18%        1.12%     1.29%(d)
  Ratio of net investment income to average net
    assets                                                  1.26%        1.79%        1.99%        2.00%        2.06%     2.43%(d)
  Ratio of expenses to average net assets*                  1.31%        1.35%        1.36%        1.33%        1.46%     1.49%(d)
  Ratio of net investment income to average net
    assets*                                                 1.18%        1.68%        1.89%        1.85%        1.72%     2.23%(d)
  Portfolio turnover(a)                                    92.66%       90.55%      176.66%       56.33%      108.79%    25.32%
  Average commission rate paid(b)                      $  0.0601    $  0.0576

* During the period, certain fees were voluntarily reduced. If such voluntary fee reductions had not occurred, the ratios would have been as indicated.
    (a) Portfolio turnover is calculated on the basis of the Fund as a whole without distinguishing among the classes of shares issued. (b) The average commission represents the total dollar amount of commissions paid on portfolio security transactions divided by the total number of portfolio shares purchased and sold for which commissions were charged. For the year ended June 30, 1996, the average commission was calculated for only the last seven months of the year. (c) Class A Shares commenced offering on February 18, 1992. (d) Annualized.

THE ONE GROUP(R) DISCIPLINED VALUE FUND    FINANCIAL HIGHLIGHTS

                                                                                          YEAR ENDED JUNE 30,
                                                                       -----------------------------------------------------------
                              CLASS B                                   1997             1996             1995         1994(a)
----------------------------------------------------------------------------------------------------------------------------------
NET ASSET VALUE, BEGINNING OF PERIOD                                  $  14.69         $  13.19         $  11.90      $  12.60
----------------------------------------------------------------------------------------------------------------------------------
Investment Activities
  Net investment income                                                   0.08             0.15             0.15          0.07
  Net realized and unrealized gains (losses) from investments             2.55             2.27             1.58         (0.70)
----------------------------------------------------------------------------------------------------------------------------------
Total from Investment Activities                                          2.63             2.42             1.73         (0.63)
----------------------------------------------------------------------------------------------------------------------------------
Distributions
  From net investment income                                             (0.07)           (0.14)           (0.15)        (0.06)
  In excess of net investment income                                       --               --             (0.01)        (0.01)
  From net realized gains                                                (1.61)           (0.78)           (0.28)          --
----------------------------------------------------------------------------------------------------------------------------------
Total Distributions                                                      (1.68)           (0.92)           (0.44)        (0.07)
----------------------------------------------------------------------------------------------------------------------------------
NET ASSET VALUE, END OF PERIOD                                        $  15.64         $  14.69         $  13.19      $  11.90
----------------------------------------------------------------------------------------------------------------------------------
Total Return (Excludes Sales Charge)                                     19.19%           18.93%           14.92%        (5.00)%(b)
RATIOS/SUPPLEMENTARY DATA:
  Net Assets at end of period (000)                                   $ 20,499         $ 16,305         $ 11,222      $  5,356
  Ratio of expenses to average net assets                                 1.98%            1.99%            2.00%         1.96%(c)
  Ratio of net investment income to average net assets                    0.51%            1.04%            1.26%         1.80%(c)
  Ratio of expenses to average net assets*                                1.98%            2.00%            2.01%         1.96%(c)
  Ratio of net investment income to average net assets*                   0.51%            1.03%            1.25%         1.80%(c)
  Portfolio turnover(d)                                                  92.66%           90.55%          176.66%        56.33%
  Average commission rate paid(e)                                     $ 0.0601         $ 0.0576

* During the period, certain fees were voluntarily reduced. If such voluntary fee reductions had not occurred, the ratios would have been as indicated. (a) Class B Shares commenced offering on January 14,
  1994. (b) Not annualized. (c) Annualized. (d) Portfolio turnover is calculated on the basis of the Fund as a whole without distinguishing among the classes of shares issued. (e) The average commission represents the total dollar amount of commissions paid on portfolio security transactions divided by the total number of portfolio shares purchased and sold for which commissions were charged. For the year ended June 30, 1996, the average commission was calculated for only the last seven months of the year.

20


THE ONE GROUP(R)

EQUITY INDEX FUND
-----------------
[ICON] INVESTMENT OBJECTIVE
The Fund seeks investment results that correspond to the aggregate price and dividend performance of securities in the S&P 500 Index.*

[ICON] INVESTMENT STRATEGY

The Fund invests primarily in stocks included in the S&P 500 Index and, secondarily in stock index futures. Banc One Investment Advisors will seek to achieve a correlation between the performance of the Fund and that of the S&P 500 Index. To implement this strategy, Banc One Investment Advisors generally selects stocks in the order of their weightings in the S&P 500 Index beginning with the heaviest weighted stocks. The Fund will attempt to achieve a correlation between the performance of its portfolio and that of the S&P 500 Index of at least 0.95, without taking into account expenses. Perfect correlation would be 1.00.


[ICON] PORTFOLIO SECURITIES

The percentage of a stock that the Fund holds will be approximately the same percentage that the stock represents in the S&P 500 Index. In addition, the Fund may hold up to 10% of its net assets in cash or cash equivalents. For a list of all the securities in which the Fund may invest, please read "Investment Practices."


[ICON] RISK CONSIDERATIONS
The Fund invests in equity securities, which may increase or decrease in value. Therefore, the value of your investment in the Fund may increase or decrease in value. Because the Fund's investments are tied to an index, fluctuations in the index will affect the value of your investment in the Fund. Before you invest, please read "More About the Funds" and "Investment Risks."

[ICON] FUND MANAGEMENT
Michael D. Weiner has been the Manager of the Fund since November 1994. Mr. Weiner also serves as the Managing Director of Equity Research for Banc One Investment Advisors. Before joining Banc One Investment Advisors, Mr. Weiner served as the Director of Research and Head of U.S. Equities for the Dupont Pension Fund Investment Company of Wilmington, Delaware from 1986 to 1994.

*"Standard & Poor's 500" is a registered service mark of Standard & Poor's
 Corporation, which does not sponsor and is in no way affiliated with the Fund.

 SHAREHOLDER EXPENSES

   SHAREHOLDER TRANSACTION EXPENSES (1)      CLASS A   CLASS B   CLASS C   FIDUCIARY CLASS
Maximum Sales Charge Imposed on Purchases
  (as a percentage of offering price)         4.50%      none      none          none
Maximum Contingent Deferred Sales Charge
  (as a percentage of original purchase
  price or redemption proceeds, as
  applicable)                                  none(2)  5.00%     1.00%          none
Redemption Fees                                none      none      none          none
Exchange Fees                                  none      none      none          none
ANNUAL OPERATING EXPENSES (3) (as a
  percentage of average daily net assets)
Investment Advisory Fees (after fee
  waiver) (4)                                  .10%      .10%      .10%          .10%
12b-1 Fees (after fee waiver) (5)              .25%     1.00%     1.00%          none
Other Expenses (6)                             .25%      .25%      .25%          .25%
Total Fund Operating Expenses (after fee
  waivers) (7)                                 .60%     1.35%     1.35%          .35%

(1) If you buy or sell shares through an account with a Shareholder Servicing Agent, you may be charged separate transaction fees by the Shareholder Servicing Agent. In addition, a $7.00 charge is deducted from the redemption amounts paid by wire.
(2) Except for purchases of $1 million or more. Please see "Sales Charges."
(3) Expense information has been restated to reflect current fees.
(4) Without the fee waiver, Investment Advisory Fees would be .30% for all classes of shares.
(5) Due to 12b-1 fees, long-term Class A, Class B and Class C shareholders may pay more than the equivalent of the maximum front-end sales charges permitted by the rules of the National Association of Securities Dealers. Without the voluntary waiver, 12b-1 fees would be .35% for Class A shares.
(6) Without the fee waiver, other expenses would be .35% for all classes.
(7) Without the voluntary reduction of Investment Advisory, 12b-1 fees and other expenses, Total Operating Expenses would be 1.00% for Class A shares, 1.65% for Class B shares, 1.65% for Class C shares and .65% for Fiduciary Class shares.





 EXAMPLE
An investor would pay the following expenses on a $1,000 investment in the Fund, assuming: (1) payment of the maximum sales charge; (2) 5% annual return; and (3) redemption at the end of each time period.

                                               1 YEAR     3 YEARS     5 YEARS     10 YEARS
Class A                                         $ 51       $  63       $  77        $117
Class A (without fee waivers)                   $ 55       $  75       $  98        $162
Class B                                         $ 64       $  73       $  94        $142
Class B (without fee waivers)                   $ 67       $  82       $ 110        $175
Class C                                         $ 24       $  43       $  74        $162
Class C (without fee waivers)                   $ 27       $  52       $  90        $195
Fiduciary Class                                 $  4       $  11       $  20        $ 44
Fiduciary Class (without fee waiver)            $  7       $  21       $  36        $ 81

Assuming no redemption at the end of each time period, the dollar amounts in the above example would be as follows:

                                               1 YEAR     3 YEARS     5 YEARS     10 YEARS
Class A                                         $ 51       $  63       $  77        $117
Class A (without fee waivers)                   $ 55       $  75       $  98        $162
Class B                                         $ 14       $  43       $  74        $142
Class B (without fee waivers)                   $ 17       $  52       $  90        $175
Class C                                         $ 14       $  43       $  74        $162
Class C (without fee waivers)                   $ 17       $  52       $  90        $195
Fiduciary Class                                 $  4       $  11       $  20        $ 44
Fiduciary Class (without fee waivers)           $  7       $  21       $  36        $ 81

Class B shares automatically convert to Class A shares after eight (8) years. Therefore, the "10 years" examples above reflect this conversion.

These examples are designed to assist you in understanding the various costs and expenses that may be directly or indirectly paid by investors in the Fund. THESE EXAMPLES SHOULD NOT BE CONSIDERED A REPRESENTATION OF PAST OR FUTURE EXPENSES AND ACTUAL EXPENSES MAY BE GREATER OR LESS THAN THOSE SHOWN.

THE ONE GROUP(R) EQUITY INDEX FUND    FINANCIAL HIGHLIGHTS


The Financial Highlights are intended to help you understand the Fund's financial performance for the past 10 years, or since inception if less than 10 years. The total returns in the table represent the rate a shareholder would have earned on an investment in the Fund (assuming reinvestment of all dividends and distributions). This information has been derived from financial statements audited by Coopers & Lybrand L.L.P., whose report, along with the Fund's financial statements, is included in the Statement of Additional Information, which is available upon request.


                                                                         YEAR ENDED JUNE 30,
                                      -------------------------------------------------------------------------------------------
            FIDUCIARY                 1997             1996             1995             1994             1993           1992(c)
NET ASSET VALUE, BEGINNING OF PERIOD
                                   $   16.66        $   14.03        $   11.59        $   11.92        $   10.92       $ 10.00
----------------------------------------------------------------------------------------------------------------------------------
Investment Activities
  Net investment income                 0.35             0.33             0.32             0.29             0.30          0.26
  Net realized and unrealized
    gains (losses) from
    investments                         5.27             3.16             2.59            (0.20)            1.13          0.95
----------------------------------------------------------------------------------------------------------------------------------
Total from Investment Activities        5.62             3.49             2.91             0.09             1.43          1.21
----------------------------------------------------------------------------------------------------------------------------------
Distributions
  From net investment income           (0.33)           (0.33)           (0.29)           (0.29)           (0.30)        (0.26)
  In excess of net investment
    income                             --               (0.01)           (0.02)           (0.04)           --            --
  From net realized gains              (0.15)           (0.52)           (0.16)           (0.09)           (0.13)        (0.03)
----------------------------------------------------------------------------------------------------------------------------------
Total Distributions                    (0.48)           (0.86)           (0.47)           (0.42)           (0.43)        (0.29)
----------------------------------------------------------------------------------------------------------------------------------
NET ASSET VALUE, END OF PERIOD     $   21.80        $   16.66        $   14.03        $   11.59        $   11.92       $ 10.92
----------------------------------------------------------------------------------------------------------------------------------
Total Return                           34.30%           25.47%           25.79%            0.63%           13.04%        12.14%(d)
RATIOS/SUPPLEMENTARY DATA:
  Net Assets at end of period
    (000)                          $ 480,819        $ 321,058        $ 234,895       $  165,370        $  96,446       $62,150
  Ratio of expenses to average
    net assets                          0.30%            0.30%            0.33%            0.46%            0.50%         0.73%(d)
  Ratio of net investment income
    to average net assets               1.87%            2.18%            2.57%            2.44%            2.46%         2.43%(d)
  Ratio of expenses to average
    net assets *                        0.61%            0.59%            0.66%            0.59%            0.87%         1.16%(d)
  Ratio of net investment income
    to average net assets *             1.56%            1.89%            2.24%            2.31%            2.09%         2.00%(d)
  Portfolio turnover(a)                 5.81%            9.08%            2.71%           11.81%            2.71%        21.90%
  Average commission rate paid(b)  $   0.0449       $   0.0490

* During the period, certain fees were voluntarily reduced. If such voluntary fee reductions had not occurred, the ratios would have been as indicated. (a) Portfolio turnover is calculated on the basis of the Fund as a whole without distinguishing among the classes of shares issued. (b) The average commission represents the total dollar amount of commissions paid on portfolio security transactions divided by the total number of portfolio shares purchased and sold for which commissions were charged. For the year ended June 30, 1996, the average commission was calculated for only the last seven months of the year. (c) The Fund commenced operations on July 2, 1991. (d) Annualized.

                                                                         YEAR ENDED JUNE 30,
                                      -------------------------------------------------------------------------------------------
             CLASS A                  1997             1996             1995             1994             1993           1992(c)
NET ASSET VALUE, BEGINNING OF PERIOD
                                   $   16.67        $   14.02        $   11.59        $   11.91        $   10.92        $10.94
----------------------------------------------------------------------------------------------------------------------------------
Investment Activities
  Net investment income                 0.29             0.27             0.29             0.28             0.30          0.08
  Net realized and unrealized
    gains (losses) from
    investments                         5.28             3.18             2.58            (0.20)            1.10            --
----------------------------------------------------------------------------------------------------------------------------------
Total from Investment Activities        5.57             3.45             2.87             0.08             1.40          0.08
----------------------------------------------------------------------------------------------------------------------------------
Distributions
  From net investment income           (0.28)           (0.27)           (0.28)           (0.27)           (0.28)        (0.10)
  In excess of net investment
    income                             --               (0.01)           --               (0.04)           --               --
  From net realized gains              (0.15)           (0.52)           (0.16)           (0.09)           (0.13)           --
----------------------------------------------------------------------------------------------------------------------------------
Total Distributions                    (0.43)           (0.80)           (0.44)           (0.40)           (0.41)        (0.10)
----------------------------------------------------------------------------------------------------------------------------------
NET ASSET VALUE, END OF PERIOD     $   21.81        $   16.67        $   14.02        $   11.59        $   11.91        $10.92
----------------------------------------------------------------------------------------------------------------------------------
Total Return (Excludes Sales
  Charge)                              33.94%           25.16%           25.43%            0.56%           12.75%         1.32%(d)
RATIOS/SUPPLEMENTARY DATA:
  Net Assets at end of period
    (000)                          $  98,338          $32,186         $  3,003           $1,416             $512        $    5
  Ratio of expenses to average
    net assets                          0.55%            0.55%            0.56%            0.62%            0.52%         1.09%(d)
  Ratio of net investment income
    to average net assets               1.59%            1.93%            2.38%            2.37%            2.51%         1.97%(d)
  Ratio of expenses to average
    net assets *                        0.95%            0.94%            1.01%            0.94%            0.99%         1.27%(d)
  Ratio of net investment income
    to average net assets *             1.19%            1.54%            1.94%            2.05%            2.04%         1.79%(d)
  Portfolio turnover(a)                 5.81%            9.08%            2.71%           11.81%            2.71%        21.90%
  Average commission rate paid(b)  $   0.0449       $  0.0490

* During the period, certain fees were voluntarily reduced. If such voluntary fee reductions had not occurred, the ratios would have been as indicated. (a) Portfolio turnover is calculated on the basis of the Fund as a whole without distinguishing among the classes of shares issued. (b) The average commission represents the total dollar amount of commissions paid on portfolio security transactions divided by the total number of portfolio shares purchased and sold for which commissions were charged. For the year ended June 30, 1996, the average commission was calculated for only the last seven months of the year. (c) Class A Shares commenced offering on February 18, 1992. (d) Annualized.

22


THE ONE GROUP(R) EQUITY INDEX FUND    FINANCIAL HIGHLIGHTS

                                                                                          YEAR ENDED JUNE 30,
                                                                    --------------------------------------------------------------
             CLASS B                                                1997             1996             1995           1994(a)
NET ASSET VALUE, BEGINNING OF PERIOD
                                                                 $   16.68        $   14.05        $   11.61        $   12.39
----------------------------------------------------------------------------------------------------------------------------------
Investment Activities
  Net investment income                                               0.16             0.16             0.18             0.09
  Net realized and unrealized
    gains (losses) from
    investments                                                       5.27             3.16             2.61            (0.78)
----------------------------------------------------------------------------------------------------------------------------------
Total from Investment Activities                                      5.43             3.32             2.79            (0.69)
----------------------------------------------------------------------------------------------------------------------------------
Distributions
  From net investment income                                         (0.16)           (0.16)           (0.19)           (0.09)
  In excess of net investment
    income                                                           --               (0.01)           --               --
  From net realized gains                                            (0.15)           (0.52)           (0.16)           --
----------------------------------------------------------------------------------------------------------------------------------
Total Distributions                                                  (0.31)           (0.69)           (0.35)           (0.09)
----------------------------------------------------------------------------------------------------------------------------------
NET ASSET VALUE, END OF PERIOD                                   $   21.80        $   16.68        $   14.05        $   11.61
----------------------------------------------------------------------------------------------------------------------------------
Total Return (Excludes Sales
  Charge)                                                            32.93%           24.05%           24.58%           (5.57)%(b)
RATIOS/SUPPLEMENTARY DATA:
  Net Assets at end of period
    (000)                                                        $ 168,699        $  38,538        $   1,408        $  248
  Ratio of expenses to average
    net assets                                                        1.30%            1.30%            1.34%         1.10%(c)
  Ratio of net investment income
    to average net assets                                             0.83%            1.18%            1.60%         2.08%(c)
  Ratio of expenses to average
    net assets*                                                       1.61%            1.59%            1.67%         1.15%(c)
  Ratio of net investment income
    to average net assets*                                            0.52%            0.89%            1.27%         2.03%(c)
  Portfolio turnover(d)                                               5.81%            9.08%            2.71%        11.81%
  Average commission rate paid(e)                                $   0.0449       $   0.0490

* During the period, certain fees were voluntarily reduced. If such voluntary fee reductions had not occurred, the ratios would have been as indicated. (a) Class B Shares commenced offering on January 14,
  1994. (b) Not annualized. (c) Annualized. (d) Portfolio turnover is calculated on the basis of the Fund as a whole without distinguishing among the classes of shares issued. (e) The average commission represents the total dollar amount of commissions paid on portfolio security transactions divided by the total number of portfolio shares purchased and sold for which commissions were charged. For the year ended June 30, 1996, the average commission was calculated for only the last seven months of the year.

                                                                             23
THE ONE GROUP(R)

INCOME EQUITY FUND
[ICON] INVESTMENT OBJECTIVE
The Fund seeks current income through regular payment of dividends with the secondary goal of achieving capital appreciation by investing primarily in equity securities.

[ICON] INVESTMENT STRATEGY
The Fund attempts to keep its yield above the S&P 500 Index* by investing in common stocks of corporations which regularly pay dividends, as well as stocks with favorable long-term fundamental characteristics. Continued payment of dividends cannot be assured. Because achieving yield is the primary consideration in selecting securities, stocks of companies that are out of favor in the financial community may also be purchased.

[ICON] PORTFOLIO SECURITIES

The Fund normally invests at least 65% of its total assets in the equity securities of companies described above, including common stocks, debt securities, and preferred stocks that are convertible into common stocks. A portion of the Fund's assets will be held in cash equivalents. For a list of all the securities in which the Fund may invest, please read "Investment Practices."


[ICON] RISK CONSIDERATIONS
The Fund invests in equity securities, which may increase or decrease in value. Therefore, the value of your investment in the Fund may increase or decrease in value. Before you invest, please read "More About the Funds" and "Investment Practices."

[ICON] FUND MANAGEMENT
R. Lynn Yturri has served as manager of the Fund since July, 1993. Mr. Yturri has 25 years of investment management experience. Prior to 1993, Mr. Yturri served as Manager of Trust Investments at Valley National Bank of Arizona before the bank was acquired by BANC ONE CORPORATION.

*"Standard & Poor's 500" is a registered service mark of Standard & Poor's
 Corporation, which does not sponsor and is in no way affiliated with the Fund.

 SHAREHOLDER EXPENSES

   SHAREHOLDER TRANSACTION EXPENSES (1)      CLASS A   CLASS B   CLASS C   FIDUCIARY CLASS
Maximum Sales Charge Imposed on Purchases
  (as a percentage of offering price)         4.50%      none      none          none
Maximum Contingent Deferred Sales Charge
  (as a percentage of original purchase
  price or redemption proceeds, as
  applicable)                                  none(2)  5.00%     1.00%          none
Redemption Fees                                none      none      none          none
Exchange Fees                                  none      none      none          none

ANNUAL OPERATING EXPENSES (3)
  (as a percentage of average
   daily net assets)
Investment Advisory Fees                       .74%      .74%      .74%          .74%
12b-1 Fees (after fee waiver) (4)              .25%     1.00%     1.00%          none
Other Expenses                                 .27%      .27%      .27%          .27%
Total Fund Operating Expenses
  (after fee waiver) (5)                      1.26%     2.01%     2.01%         1.01%

(1) If you buy or sell shares through a Shareholder Servicing Agent, you may be charged separate transaction fees by the Shareholder Servicing Agent. In addition, a $7.00 charge is deducted from redemption amounts paid by wire.
(2) Except for purchases of $1 million or more. Please see "Sales Charges."
(3) Expense information has been restated to reflect current fees.
(4) Due to 12b-1 fees, long-term Class A, Class B and Class C shareholders may pay more than the equivalent of the maximum front-end sales charges permitted by the rules of the National Association of Securities Dealers. Without the voluntary waiver, 12b-1 fees would be .35% for Class A shares.
(5) Without the voluntary reduction of 12b-1 fees, Total Operating Expenses would be 1.36% for Class A shares.

 EXAMPLE
An investor would pay the following expenses on a $1,000 investment in the Fund, assuming: (1) payment of the maximum sales charge; (2) 5% annual return; and (3) redemption at the end of each time period.

                                               1 YEAR     3 YEARS     5 YEARS     10 YEARS
Class A                                         $ 57       $  83       $ 111        $190
Class A (without fee waiver)                    $ 58       $  86       $ 116        $201
Class B                                         $ 70       $  93       $ 128        $214
Class C                                         $ 30       $  63       $ 108        $234
Fiduciary Class                                 $ 10       $  32       $  56        $124




Assuming no redemption at the end of each time period, the dollar amounts in the above example would be as follows:

                                               1 YEAR     3 YEARS     5 YEARS     10 YEARS
Class A                                         $ 57       $  83       $ 111        $190
Class A (without fee waiver)                    $ 58       $  86       $ 116        $201
Class B                                         $ 20       $  63       $ 108        $214
Class C                                         $ 20       $  63       $ 108        $234
Fiduciary Class                                 $ 10       $  32       $  56        $124

Class B shares automatically convert to Class A shares after eight (8) years. Therefore, the "10 years" examples above reflect this conversion.

These examples are designed to assist you in understanding the various costs and expenses that may be directly or indirectly paid by investors in the Fund. THESE EXAMPLES SHOULD NOT BE CONSIDERED A REPRESENTATION OF PAST OR FUTURE EXPENSES AND ACTUAL EXPENSES MAY BE GREATER OR LESS THAN THOSE SHOWN.

24

THE ONE GROUP(R) INCOME EQUITY FUND    FINANCIAL HIGHLIGHTS


The Financial Highlights are intended to help you understand the Fund's financial performance for the past 10 years, or since inception if less than 10 years. The total returns in the table represent the rate a shareholder would have earned on an investment in the Fund (assuming reinvestment of all dividends and distributions). This information has been derived from financial statements audited by Coopers & Lybrand L.L.P., whose report, along with the Fund's financial statements, is included in the Statement of Additional Information, which is available upon request.


                                                                    YEAR ENDED JUNE 30,
                                  ----------------------------------------------------------------------------------------
           FIDUCIARY                 1997         1996         1995         1994         1993         1992         1991
NET ASSET VALUE, BEGINNING OF
  PERIOD                          $   17.65    $   15.13    $   13.22    $   13.21    $   12.24    $   11.35    $   11.06
--------------------------------------------------------------------------------------------------------------------------
Investment Activities
  Net investment income                0.36         0.40         0.40         0.39         0.43         0.49         0.54
  Net realized and unrealized
    gains from investments             4.89         3.22         2.28         0.01         0.97         0.90         0.26
--------------------------------------------------------------------------------------------------------------------------
Total from Investment Activities       5.25         3.62         2.68         0.40         1.40         1.39         0.80
--------------------------------------------------------------------------------------------------------------------------
Distributions
  From net investment income          (0.36)       (0.40)       (0.40)       (0.39)       (0.43)       (0.50)       (0.51)
  From net realized gains             (0.61)       (0.70)       (0.37)       --           --           --           --
--------------------------------------------------------------------------------------------------------------------------
Total Distributions                   (0.97)       (1.10)       (0.77)       (0.39)       (0.43)       (0.50)       (0.51)
--------------------------------------------------------------------------------------------------------------------------
NET ASSET VALUE, END OF PERIOD    $   21.93    $   17.65    $   15.13    $   13.22    $   13.21    $   12.24    $   11.35
--------------------------------------------------------------------------------------------------------------------------
Total Return                          30.90%       24.53%       21.04%        3.27%       11.56%       12.36%        7.48%
RATIOS/SUPPLEMENTARY DATA:
  Net Assets at end of period
    (000)                         $ 649,007    $ 321,827    $ 170,919    $ 198,787    $ 153,144    $ 125,050    $  73,552
  Ratio of expenses to average
    net assets                         1.00%        0.98%        1.01%        0.98%        0.90%        0.70%        0.42%
  Ratio of net investment income
    to average net assets              1.91%        2.44%        2.85%        3.18%        3.37%        4.12%        4.80%
  Ratio of expenses to average
    net assets*                        1.00%        1.01%        1.01%        1.05%        1.07%        1.23%        1.16%
  Ratio of net investment income
    to average net assets*             1.91%        2.41%        2.85%        3.11%        3.20%        3.59%        4.06%
  Portfolio turnover(a)               28.18%       14.92%        4.03%       22.69%        7.53%        5.99%        9.36%
  Average commission rate
    paid(b)                       $  0.0681    $  0.0673

                                  -------------------------------------
           FIDUCIARY                   1990        1989      1988(d)
NET ASSET VALUE, BEGINNING OF
  PERIOD                          $   10.32    $    9.10    $   10.00
----------------------------------------------------------------------------------------------------------------------
Investment Activities
  Net investment income                0.53         0.45         0.23
  Net realized and unrealized
    gains from investments             0.77         1.22        (0.40)
--------------------------------------------------------------------------------------------------------------------------
Total from Investment Activities       1.30         1.67        (0.67)
--------------------------------------------------------------------------------------------------------------------------
Distributions
  From net investment income          (0.56)       (0.45)       (0.23)
  From net realized gains               --           --           --
--------------------------------------------------------------------------------------------------------------------------
Total Distributions                   (0.56)       (0.45)       (0.23)
--------------------------------------------------------------------------------------------------------------------------
NET ASSET VALUE, END OF PERIOD    $   11.06    $   10.32    $    9.10
--------------------------------------------------------------------------------------------------------------------------
Total Return                          12.79%       18.59%       (6.73)%
RATIOS/SUPPLEMENTARY DATA:
  Net Assets at end of period
    (000)                         $  37,056    $  24,591    $   1,028
  Ratio of expenses to average
    net assets                         0.49%        0.66%        2.29%(c)
  Ratio of net investment income
    to average net assets              4.94%        5.35%        2.43%(c)
  Ratio of expenses to average
    net assets*                        1.23%        1.42%        3.23%(c)
  Ratio of net investment income
    to average net assets*             4.20%        4.59%        1.99%(c)
  Portfolio turnover(a)                9.81%        7.14%       18.65%
  Average commission rate
    paid(b)

* During the period, certain fees were voluntarily reduced. If such voluntary fee reductions had not occurred, the ratios would have been as indicated. (a) Portfolio turnover is calculated on the basis of the Fund as a whole without distinguishing among the classes of shares issued. (b) The average commission represents the total dollar amount of commissions paid on portfolio security transactions divided by the total number of portfolio shares purchased and sold for which commissions were charged. For the year ended June 30, 1996, the average commission was calculated for only the last seven months of the year. (c) Annualized. (d) Share class commenced operations July 2, 1987.

                                                                                   YEAR ENDED JUNE 30,
                                                          ------------------------------------------------------------------------
                       CLASS A                            1997         1996         1995         1994         1993       1992(c)
NET ASSET VALUE, BEGINNING OF PERIOD                   $   17.64    $   15.11    $   13.20    $   13.20    $   12.23   $ 12.34
----------------------------------------------------------------------------------------------------------------------------------
Investment Activities
  Net investment income                                     0.31         0.38         0.03         0.36         0.40      0.20
  Net realized and unrealized gains from investments        4.87         3.20         2.29          --          0.98     (0.10)
----------------------------------------------------------------------------------------------------------------------------------
Total from Investment Activities                            5.18         3.58         2.32         0.36         1.38      0.10
----------------------------------------------------------------------------------------------------------------------------------
Distributions
  From net investment income                               (0.31)       (0.35)       (0.03)       (0.34)       (0.41)    (0.21)
  In excess of net investment income                         --           --         (0.01)       (0.02)         --        --
  From net realized gains                                  (0.61)       (0.70)       (0.37)         --           --        --
----------------------------------------------------------------------------------------------------------------------------------
Total Distributions                                        (0.92)       (1.05)       (0.41)       (0.36)       (0.41)    (0.21)
----------------------------------------------------------------------------------------------------------------------------------
NET ASSET VALUE, END OF PERIOD                         $   21.90    $   17.64    $   15.11    $   13.20    $   13.20    $12.23
----------------------------------------------------------------------------------------------------------------------------------
Total Return (Excludes Sales Charge)                       30.39%       24.23%       20.79%        2.95%       11.38%     2.16%(d)
RATIOS/SUPPLEMENTARY DATA:
  Net Assets at end of period (000)                    $  78,976    $  44,284    $  13,793    $  12,054    $   9,513    $  118
  Ratio of expenses to average net assets                   1.25%        1.23%        1.26%        1.23%        1.11%     1.29%(d)
  Ratio of net investment income to average net
    assets                                                  1.65%        2.19%        2.61%        3.01%        3.32%     3.97%(d)
  Ratio of expenses to average net assets*                  1.34%        1.36%        1.36%        1.40%        1.43%     1.49%(d)
  Ratio of net investment income to average net
    assets*                                                 1.56%        2.06%        2.51%        2.84%        3.00%     3.77%(d)
  Portfolio turnover(a)                                    28.18%       14.92%        4.03%       22.69%        7.53%     5.99%
  Average commission rate paid(b)                      $  0.0681    $  0.0673

* During the period, certain fees were voluntarily reduced. If such voluntary fee reductions had not occurred, the ratios would have been as indicated. (a) Portfolio turnover is calculated on the basis of the Fund as a whole without distinguishing among the classes of shares issued. (b) The average commission represents the total dollar amount of commissions paid on portfolio security transactions divided by the total number of portfolio shares purchased and sold for which commissions were charged. For the year ended June 30, 1996, the average commission was calculated for only the last seven months of the year. (c) Class A Shares commenced offering on February 18, 1992. (d) Annualized.

THE ONE GROUP(R) INCOME EQUITY FUND    FINANCIAL HIGHLIGHTS

                                                                                          YEAR ENDED JUNE 30,
                                                                          ----------------------------------------------------
                              CLASS B                                   1997             1996             1995            1994(a)
NET ASSET VALUE, BEGINNING OF PERIOD                                  $  17.68         $  15.14         $  13.23         $  13.83
----------------------------------------------------------------------------------------------------------------------------------
Investment Activities
  Net investment income                                                   0.17             0.24             0.26             0.11
  Net realized and unrealized gains (losses) from investments             4.89             3.23             2.29            (0.60)
----------------------------------------------------------------------------------------------------------------------------------
Total from Investment Activities                                          5.06             3.47             2.55            (0.49)
----------------------------------------------------------------------------------------------------------------------------------
Distributions
  From net investment income                                             (0.18)           (0.23)           (0.25)           (0.11)
  In excess of net investment income                                     --               --               (0.02)           --
  From net realized gains                                                (0.61)           (0.70)           (0.37)           --
----------------------------------------------------------------------------------------------------------------------------------
Total Distributions                                                      (0.79)           (0.93)           (0.64)           (0.11)
----------------------------------------------------------------------------------------------------------------------------------
NET ASSET VALUE, END OF PERIOD                                        $  21.95         $  17.68         $  15.14         $  13.23
----------------------------------------------------------------------------------------------------------------------------------
Total Return (Excludes Sales Charge)                                     29.48%           23.41%           19.91%        (3.37)%(b)
RATIOS/SUPPLEMENTARY DATA:
  Net Assets at end of period (000)                                   $79,518          $29,169          $3,468           $1,714
  Ratio of expenses to average net assets                                 2.00%            1.98%            2.01%         1.95%(c)
  Ratio of net investment income to average net assets                    0.89%            1.44%            1.88%         2.70%(c)
  Ratio of expenses to average net assets*                                2.00%            2.01%            2.02%         1.95%(c)
  Ratio of net investment income to average net assets*                   0.89%            1.41%            1.87%         2.70%(c)
  Portfolio turnover(d)                                                  28.18%           14.92%            4.03%           22.69%
  Average commission rate paid (e)                                    $  0.0681        $  0.0673

* During the period, certain fees were voluntarily reduced. If such voluntary fee reductions had not occurred, the ratios would have been as indicated. (a) Class B Shares commenced offering on January 14,
  1994. (b) Not Annualized. (c) Annualized. (d) Portfolio turnover is calculated on the basis of the Fund as a whole without distinguishing among the classes of shares issued. (e) The average commission represents the total dollar amount of commissions paid on portfolio security transactions divided by the total number of portfolio shares purchased and sold for which commissions were charged. For the year ended June 30, 1996, the average commission was calculated for only the last seven months of the year.

26


THE ONE GROUP(R)

VALUE GROWTH FUND
[ICON] INVESTMENT OBJECTIVE
The Fund seeks long term capital growth and growth of income with a secondary objective of providing a moderate level of current income.

[ICON] INVESTMENT STRATEGY
The Fund invests primarily in common stocks, debt securities, preferred stocks, convertible securities, warrants, and other equity securities of overlooked or undervalued companies that have the potential for earnings growth over time. Although the Fund expects to invest in securities that pay a moderate level of income, it may also invest in non-income producing securities if the potential for capital growth or future income appears promising. Because the Fund seeks return over the long term, Banc One Investment Advisors will not attempt to time the market.

[ICON] PORTFOLIO SECURITIES
The Fund normally invests at least 65% of its total assets in the securities described in "Investment Strategy." Up to 35% of its total assets may be invested in U.S. Government Securities, other investment grade fixed income securities, cash, and cash equivalents. For a list of all the securities in which the Fund may invest, please read "Investment Practices."

[ICON] RISK CONSIDERATIONS
The Fund invests in equity securities which may increase or decrease in value. As a result, your investment in the Fund may increase or decrease in value. The Fund also will invest in fixed income securities. The value of these securities will change in response to interest rate changes and other factors. This is especially true to the extent that the Fund invests in debt securities with speculative characteristics. Before you invest, please read "More About the Funds" and "Investment Risks."

[ICON] FUND MANAGEMENT

Michael D. Weiner has been the Manager of the Fund since February, 1996. Since 1994, Mr. Weiner also has served as manager of the Equity Index Fund. Mr. Weiner also serves as the Managing Director of Equity Research for Banc One Investment Advisors. Before joining Banc One Investment Advisors, Mr. Weiner served as the Director of Research and Head of U.S. Equities for the Dupont Pension Fund Investment Company of Wilmington, Delaware from 1986 to 1994.


 SHAREHOLDER EXPENSES

   SHAREHOLDER TRANSACTION EXPENSES (1)      CLASS A   CLASS B   CLASS C   FIDUCIARY CLASS
Maximum Sales Charge Imposed on Purchases
  (as a percentage of offering price)         4.50%      none      none          none
Maximum Contingent Deferred Sales Charge
  (as a percentage of original purchase
  price or redemption proceeds, as
  applicable)                                  none(2)  5.00%     1.00%          none
Redemption Fees                                none      none      none          none
Exchange Fees                                  none      none      none          none

ANNUAL OPERATING EXPENSES (3)
  (as a percentage of average daily
   net assets)
Investment Advisory Fees                       .74%      .74%      .74%          .74%
12b-1 Fees (after fee waiver) (4)              .25%     1.00%     1.00%          none
Other Expenses                                 .31%      .31%      .31%          .31%
Total Fund Operating Expenses
  (after fee waiver) (5)                      1.30%     2.05%     2.05%         1.05%

(1) If you buy or sell shares through a Shareholder Servicing Agent, you may be charged separate transaction fees by the Shareholder Servicing Agent. In addition, a $7.00 charge is deducted from redemption amounts paid by wire.
(2) Except for purchases of $1 million or more. Please see "Sales Charges."
(3) Expense information has been restated to reflect current fees.
(4) Due to 12b-1 fees, long-term Class A, Class B and Class C shareholders may pay more than the equivalent of the maximum front-end sales charges permitted by the rules of the National Association of Securities Dealers. Without the voluntary waiver, 12b-1 fees would be .35% for Class A shares.
(5) Without the voluntary reduction of 12b-1 fees, Total Operating Expenses would be 1.40% for Class A shares.

 EXAMPLE
An investor would pay the following expenses on a $1,000 investment in the Fund, assuming: (1) payment of the maximum sales charge; (2) 5% annual return; and (3) redemption at the end of each time period.

                                               1 YEAR     3 YEARS     5 YEARS     10 YEARS
Class A                                         $ 58       $  84       $ 113        $195
Class A (without fee waiver)                    $ 59       $  87       $ 118        $205
Class B                                         $ 71       $  94       $ 130        $219
Class C                                         $ 31       $  64       $ 110        $238
Fiduciary Class                                 $ 11       $  33       $  58        $128

Assuming no redemption at the end of each time period, the dollar amounts in the above example would be as follows:

                                               1 YEAR     3 YEARS     5 YEARS     10 YEARS
Class A                                         $ 58       $  84       $ 113        $195
Class A (without fee waiver)                    $ 59       $  87       $ 118        $205
Class B                                         $ 21       $  64       $ 110        $219
Class C                                         $ 21       $  64       $ 110        $238
Fiduciary Class                                 $ 11       $  33       $  58        $128

Class B shares automatically convert to Class A shares after eight (8) years. Therefore, the "10 years" examples above reflect this conversion.

These examples are designed to assist you in understanding the various costs and expenses that may be directly or indirectly paid by investors in the Fund. THESE EXAMPLES SHOULD NOT BE CONSIDERED A REPRESENTATION OF PAST OR FUTURE EXPENSES AND ACTUAL EXPENSES MAY BE GREATER OR LESS THAN THOSE SHOWN.

THE ONE GROUP(R) VALUE GROWTH FUND    FINANCIAL HIGHLIGHTS


The Financial Highlights are intended to help you understand the Fund's financial performance for the past 10 years, or since inception if less than 10 years. The total returns in the table represent the rate a shareholder would have earned on an investment in the Fund (assuming reinvestment of all dividends and distributions). This information has been derived from financial statements audited by Coopers & Lybrand L.L.P., whose report, along with the Fund's financial statements, is included in the Statement of Additional Information, which is available upon request.


                                                                                                    YEAR            MARCH 26,
                                                                                                    ENDED            1996 TO
                                                                                                  JUNE 30,          JUNE 30,
                                           FIDUCIARY                                                1997             1996(a)
NET ASSET VALUE, BEGINNING OF PERIOD                                                              $   10.39         $   10.00
------------------------------------------------------------------------------------------------------------------------------------
Investment Activities
  Net investment income                                                                                0.11              0.03
  Net realized and unrealized gains from investments                                                   2.85              0.39
------------------------------------------------------------------------------------------------------------------------------------
Total from Investment Activities                                                                       2.96              0.42
------------------------------------------------------------------------------------------------------------------------------------
Distributions
  From net investment income                                                                          (0.11)            (0.03)
  From net realized gains                                                                             (1.73)            --
------------------------------------------------------------------------------------------------------------------------------------
Total Distributions                                                                                   (1.84)            (0.03)
------------------------------------------------------------------------------------------------------------------------------------
NET ASSET VALUE, END OF PERIOD                                                                    $   11.51         $   10.39
------------------------------------------------------------------------------------------------------------------------------------
Total Return                                                                                          31.97%            10.49%(b)(c)
RATIOS/SUPPLEMENTARY DATA:
  Net Assets at end of period (000)                                                               $430,837          $ 191,212
  Ratio of expenses to average net assets                                                              0.98%             0.95%(d)
  Ratio of net investment income to average net assets                                                 1.06%             1.13%(d)
  Ratio of expenses to average net assets*                                                             1.00%             1.04%(d)
  Ratio of net investment income to average net assets*                                                1.04%             1.04%(d)
  Portfolio turnover(e)                                                                              113.17%            65.21%
  Average commission rate paid(f)                                                                 $  0.0532         $  0.0373

* During the period, certain fees were voluntarily reduced. If such voluntary fee reductions had not occurred, the ratios would have been as indicated. (a) Period from date reorganized as a fund of The One
  Group. (b) Represents total return for Class A Shares from December 1, 1995 through March 25, 1996 plus total return for Fiduciary Shares for the period from March 26, 1996 through June 30, 1996. (c) Not annualized. (d) Annualized. (e) Portfolio turnover is calculated on the basis of the Fund as a whole without distinguishing among the classes of shares issued. (f) The average commission represents the total dollar amount of commissions paid on portfolio security transactions divided by the total number of portfolio shares purchased and sold for which commissions were charged. For the year ended June 30, 1996, the average commission was calculated for only the last seven months of the year.

                                           SEVEN MONTHS                              YEAR ENDED JUNE 30,
                             YEAR ENDED     ENDED JUNE
                              JUNE 30,         30,               ------------------------------------------------------------
          CLASS A               1997         1996(a)           1995           1994           1993           1992           1991
NET ASSET VALUE, BEGINNING
  OF PERIOD                  $   10.39      $    11.15      $    9.00      $   10.02      $    9.42      $    7.80      $    6.39
----------------------------------------------------------------------------------------------------------------------------------
Investment Activities Net
  investment income               0.09            0.94           0.12           0.13           0.11           0.11           0.12
  Net realized and
    unrealized gains
    (losses) from
    investments                   2.83            0.08           2.44          (0.56)          0.83           1.75           1.44
----------------------------------------------------------------------------------------------------------------------------------
Total from Investment
  Activities                      2.92            1.02           2.56          (0.43)          0.94           1.86           1.56
----------------------------------------------------------------------------------------------------------------------------------
Distributions
  From net investment income     (0.08)          (0.94)         (0.12)         (0.14)         (0.12)         (0.10)         (0.14)
  In excess of net
    investment income            --              (0.01)         --             --             --             --             --
  From net realized gains        (1.73)          (0.83)         (0.29)         (0.45)         (0.22)         (0.14)         (0.01)
----------------------------------------------------------------------------------------------------------------------------------
Total Distributions              (1.81)          (1.78)         (0.41)         (0.59)         (0.34)         (0.24)         (0.15)
----------------------------------------------------------------------------------------------------------------------------------
NET ASSET VALUE, END OF
  PERIOD                     $   11.50      $    10.39      $   11.15      $    9.00      $   10.02      $    9.42      $    7.80
----------------------------------------------------------------------------------------------------------------------------------
Total Return (Excludes Sales
  Charge)                        31.53%       10.40%(b)         29.57%        (4.32)%         10.13%         24.27%         24.97%
RATIOS/SUPPLEMENTARY DATA:
  Net Assets at end of
    period (000)             $47,306        $35,984         $217,978       $173,198       $171,141       $133,614       $93,400
  Ratio of expenses to
    average net assets            1.23%        0.97%(c)          0.95%          0.96%          0.96%          0.97%          0.95%
  Ratio of net investment
    income to average net
    assets                        0.83%        0.65%(c)          1.25%          1.34%          1.21%          1.25%          1.73%
  Ratio of expenses to
    average net assets*           1.34%        1.05%(c)          0.95%          0.96%          0.96%          0.97%          1.02%
  Ratio of net investment
    income to average net
    assets*                       0.72%        0.77%(c)          1.25%          1.34%          1.21%          1.25%          1.66%
  Portfolio turnover(d)         113.17%          65.21%         77.00%         53.00%         66.00%         43.00%         54.00%
  Average commission rate
    paid(e)                  $   0.0532     $    0.0373

* During the period, certain fees were voluntarily reduced. If such voluntary fee reductions had not occurred, the ratios would have been as indicated. (a) Upon reorganizing as a fund of The One Group, the Paragon Value Growth Fund became the Value Growth Fund. Financial highlights for the periods prior to March 26, 1996 represent the Paragon Value Growth Fund. The per share data for the periods prior to March 26, 1996 have been restated to reflect the impact of restatement of net asset value from $15.26 to $10.00 effective March 26, 1996. (b) Not annualized. (c) Annualized. (d) Portfolio turnover is calculated on the basis of the Fund as a whole without distinguishing among the classes of shares issued. (e) The average commission represents the total dollar amount of commissions paid on portfolio security transactions divided by the total number of portfolio shares purchased and sold for which commissions were charged. For the year ended June 30, 1996, the average commission was calculated for only the last seven months of the year.

28

THE ONE GROUP(R) VALUE GROWTH FUND    FINANCIAL HIGHLIGHTS

                                                                                SEVEN
                                                                YEAR            MONTHS              Year             September 9,
                                                               ENDED            ENDED              ended               1994 to
                                                              JUNE 30,         JUNE 30,         November 30,         November 30,
                          CLASS B                               1997           1996(a)              1995               1994(b)
NET ASSET VALUE, BEGINNING OF PERIOD                          $  10.39         $  11.16           $   9.01             $   9.85
---------------------------------------------------------------------------------------------------------------------------------
Investment Activities
  Net investment income                                           0.01             0.91               0.05                 0.02
  Net realized and unrealized gains (losses) from
    investments                                                   2.82             0.07               2.46                (0.84)
---------------------------------------------------------------------------------------------------------------------------------
Total from Investment Activities                                  2.83             0.98               2.51                (0.82)
---------------------------------------------------------------------------------------------------------------------------------
Distributions
  From net investment income                                    (0.02)           (0.91)              (0.07)               (0.02)
  In excess of net investment income                             --              (0.01)              --                   --
  From net realized gains                                       (1.73)           (0.83)              (0.29)               --
---------------------------------------------------------------------------------------------------------------------------------
Total Distributions                                             (1.75)           (1.75)              (0.36)               (0.02)
---------------------------------------------------------------------------------------------------------------------------------
NET ASSET VALUE, END OF PERIOD                                $  11.47         $  10.39           $  11.16             $   9.01
---------------------------------------------------------------------------------------------------------------------------------
Total Return (Excludes Sales Charge)                            30.52%         9.86%(c)              28.74%            (8.31)%(c)
RATIOS/SUPPLEMENTARY DATA:
  Net Assets at end of period (000)                           $10,517          $4,673            $2,923                 $412
  Ratio of expenses to average net assets                        1.98%         1.56%(d)               1.70%              1.71%(d)
  Ratio of net investment income to average net assets           0.07%         0.13%(d)               0.38%              0.76%(d)
  Ratio of expenses to average net assets*                       2.00%         1.94%(d)               1.70%              1.71%(d)
  Ratio of net investment income to average net assets*          0.05%         0.05%(d)               0.38%              0.76%(d)
  Portfolio turnover(e)                                        113.17%           65.21%              77.00%               53.00%
  Average commission rate paid(f)                             $ 0.0532         $ 0.0373

* During the period, certain fees were voluntarily reduced. If such voluntary fee reductions had not occurred, the ratios would have been as indicated. (a) Upon reorganizing as a fund of The One Group, the Paragon Value Growth Fund became the Value Growth Fund. Financial highlights for the periods prior to March 26, 1996 represent the Paragon Value Growth Fund. The per share data for the periods prior to March 26, 1996 have been restated to reflect the impact of restatement of net asset value from $15.21 to $10.00 effective March 26, 1996. (b) Class B Shares commenced offering September 9, 1994. (c) Not annualized. (d) Annualized. (e) Portfolio turnover is calculated on the basis of the Fund as a whole without distinguishing among the classes of shares issued. (f) The average commission represents the total dollar amount of commissions paid on portfolio security transactions divided by the total number of portfolio shares purchased and sold for which commissions were charged. For the year ended June 30, 1996, the average commission was calculated for only the last seven months of the year.

THE ONE GROUP(R)

SMALL CAPITALIZATION FUND
[ICON] INVESTMENT OBJECTIVE

The Fund seeks long-term capital growth primarily by investing in a portfolio of equity securities of small capitalization and emerging growth companies.

[ICON] INVESTMENT STRATEGY

The Fund invests primarily in common stocks, debt securities, preferred stocks, convertible securities, warrants, and other equity securities of small capitalization companies. Generally, Banc One Investment Advisors selects a portfolio of companies with a market capitalization equivalent to the median market capitalization of the S&P Small-Cap 600 Index*, although the Fund may occasionally hold securities of companies with larger capitalizations if doing so contributes to the Fund's investment objective. This Fund was formerly called The One Group Gulf South Growth Fund.

[ICON] PORTFOLIO SECURITIES

The Fund invests at least 65% of its total assets in the securities described in "Investment Strategy." Up to 35% of its total assets may be invested in U.S. Government Securities, other investment grade fixed income securities, cash, and cash equivalents. For a list of all the securities in which the Fund may invest, please read "Investment Practices."

[ICON] RISK CONSIDERATIONS

The Fund invests in equity securities which may increase or decrease in value. As a result, your investment in the Fund may increase or decrease in value. Also, smaller companies may be subject to greater business risks than larger companies. Before you invest, please read "More About the Funds" and "Investment Risks."

[ICON] FUND MANAGEMENT


In 1996, Richard R. Jandrain, III, Senior Managing Director of Equity Securities for Banc One Investment Advisors, became co-manager of the Fund. Mr. Jandrain has been a manager of the Growth Opportunities Fund since 1994. Mr. Jandrain has over 19 years of investment experience and has served in various investment management positions with Banc One Investment Advisors and its affiliates for the past eight years.
   Donald E. Allred has served as co-manager of the Fund since its inception in 1996. Mr. Allred served as manager of the Fund's predecessor, Paragon Gulf South Growth Fund, from its inception in 1991 to 1996. Mr. Allred has over 30 years of investment management experience.

*"Standard & Poor's Small-Cap 600" is a registered service mark of Standard &
 Poor's Corporation, which does not sponsor and is in no way affiliated with the Fund.


 SHAREHOLDER EXPENSES

                       SHAREHOLDER TRANSACTION EXPENSES (1)                         CLASS A   CLASS B   CLASS C   FIDUCIARY CLASS
Maximum Sales Charge Imposed on Purchases
  (as a percentage of offering price)                                                4.50%      none      none          none
Maximum Contingent Deferred Sales Charge
  (as a percentage of original purchase price or redemption
  proceeds, as applicable)                                                            none(2)  5.00%     1.00%          none
Redemption Fees                                                                       none      none      none          none
Exchange Fees                                                                         none      none      none          none
ANNUAL OPERATING EXPENSES (3) (as a percentage of average daily net assets)
Investment Advisory Fees                                                              .74%      .74%      .74%          .74%
12b-1 Fees (after fee waiver) (4)                                                     .25%     1.00%     1.00%          none
Other Expenses                                                                        .32%      .32%      .32%          .32%
Total Fund Operating Expenses (after fee waiver) (5)                                 1.31%     2.06%     2.06%         1.06%

(1) If you buy or sell shares through a Shareholder Servicing Agent, you may be charged separate transaction fees by the Shareholder Servicing Agent. In addition, a $7.00 charge is deducted from redemption amounts paid by wire.
(2) Except for purchases of $1 million or more. Please see "Sales Charges."
(3) Expense information has been restated to reflect current fees.
(4) Due to 12b-1 fees, long-term Class A, Class B and Class C shareholders may pay more than the equivalent of the maximum front-end sales charges permitted by the rules of the National Association of Securities Dealers. Without the voluntary waiver, 12b-1 fees would be .35% for Class A shares.
(5) Without the voluntary reduction of 12b-1 fees, Total Operating Expenses would be 1.41% for Class A shares.
 EXAMPLE
An investor would pay the following expenses on a $1,000 investment in the Fund, assuming: (1) payment of the maximum sales charge; (2) 5% annual return; and (3) redemption at the end of each time period.

                                                                                      1 YEAR     3 YEARS     5 YEARS     10 YEARS
Class A                                                                                $ 58       $  85       $ 114        $196
Class A (without fee waiver)                                                           $ 59       $  88       $ 119        $206
Class B                                                                                $ 71       $  95       $ 131        $220
Class C                                                                                $ 31       $  65       $ 111        $239
Fiduciary Class                                                                        $ 11       $  34       $  58        $129

Assuming no redemption at the end of each time period, the dollar amounts in the above example would be as follows:

                                                                                      1 YEAR     3 YEARS     5 YEARS     10 YEARS
Class A                                                                                $ 58       $  85       $ 114        $196
Class A (without fee waiver)                                                           $ 59       $  88       $ 119        $206
Class B                                                                                $ 21       $  65       $ 111        $220
Class C                                                                                $ 21       $  65       $ 111        $239
Fiduciary Class                                                                        $ 11       $  34       $  58        $129

Class B shares automatically convert to Class A shares after eight (8) years. Therefore, the "10 years" examples above reflect this conversion.

These examples are designed to assist you in understanding the various costs and expenses that may be directly or indirectly paid by investors in the Fund. THESE EXAMPLES SHOULD NOT BE CONSIDERED A REPRESENTATION OF PAST OR FUTURE EXPENSES AND ACTUAL EXPENSES MAY BE GREATER OR LESS THAN THOSE SHOWN.

30

THE ONE GROUP(R) SMALL CAPITALIZATION FUND    FINANCIAL HIGHLIGHTS


The Financial Highlights are intended to help you understand the Fund's financial performance for the past 10 years, or since inception if less than 10 years. The total returns in the table represent the rate a shareholder would have earned on an investment in the Fund (assuming reinvestment of all dividends and distributions). This information has been derived from financial statements audited by Coopers & Lybrand L.L.P., whose report, along with the Fund's financial statements, is included in the Statement of Additional Information, which is available upon request.


                                                                                                YEAR                MARCH 26,
                                                                                               ENDED                 1996 TO
                                                                                              JUNE 30,              JUNE 30,
                                       FIDUCIARY                                                1997                 1996(A)
NET ASSET VALUE, BEGINNING OF PERIOD                                                         $    10.75             $   10.00
---------------------------------------------------------------------------------------------------------------------------------
Investment Activities
  Net investment income (loss)                                                                   (0.02)                 --
  Net realized and unrealized gains from investments                                               1.31                  0.78
---------------------------------------------------------------------------------------------------------------------------------
Total from Investment Activities                                                                   1.29                  0.78
---------------------------------------------------------------------------------------------------------------------------------
Distributions
  From net realized gains                                                                        (1.10)                 (0.03)
---------------------------------------------------------------------------------------------------------------------------------
Total Distributions                                                                              (1.10)                 (0.03)
---------------------------------------------------------------------------------------------------------------------------------
NET ASSET VALUE, END OF PERIOD                                                               $    10.94             $   10.75
---------------------------------------------------------------------------------------------------------------------------------
Total Return                                                                                     13.44%              13.39%(b)(c)
RATIOS/SUPPLEMENTARY DATA:
  Net Assets at end of period (000)                                                          $78,318               $83,371
  Ratio of expenses to average net assets                                                         1.02%                  0.96%(d)
  Ratio of net investment income (loss) to average net assets                                   (0.16)%                 (0.16)(d)
  Ratio of expenses to average net assets*                                                        1.12%                  1.05%(d)
  Ratio of net investment income (loss) to average net assets*                                  (0.26)%                (0.25)%(d)
  Portfolio turnover(e)                                                                          92.01%                 59.57%
  Average commission rate paid(f)                                                            $   0.0676             $    0.0685

* During the period, certain fees were voluntarily reduced. If such voluntary fee reductions had not occurred, the ratios would have been as indicated. (a) Period from date reorganized as a fund of The One
  Group. (b) Represents total return for Class A Shares from December 1, 1995 through March 25, 1996 plus total return for Fiduciary Shares for the period from March 26, 1996 through June 30, 1996. (c) Not annualized. (d) Annualized. (e) Portfolio turnover is calculated on the basis of the Fund as a whole without distinguishing among the classes of shares issued. (f) The average commission represents the total dollar amount of commissions paid on portfolio security transactions divided by the total number of portfolio shares purchased and sold for which commissions were charged. For the year ended June 30, 1996, the average commission was calculated for only the last seven months of the year.

                          YEAR         SEVEN MONTHS                                                                  FIVE MONTHS
                          ENDED         ENDED JUNE                      YEAR ENDED NOVEMBER 30,                         ENDED
                        JUNE 30,           30,           ------------------------------------------------------      NOVEMBER 30,
       CLASS A            1997           1996(a)           1995           1994           1993           1992           1991(f)
NET ASSET VALUE,
  BEGINNING OF PERIOD   $   10.73       $    11.50       $    9.36      $   10.11      $    9.48      $    7.38       $     6.37
---------------------------------------------------------------------------------------------------------------------------------
Investment Activities
  Net investment
    income (loss)          (0.04)            (0.07)         (0.04)         (0.04)         (0.02)           0.01             0.01
  Net realized and
    unrealized gains
    (losses) from
    investments              1.35             1.40            2.35         (0.63)           0.88           2.10             1.01
---------------------------------------------------------------------------------------------------------------------------------
Total from Investment
  Activities                 1.31             1.33            2.31         (0.67)           0.86           2.11             1.02
---------------------------------------------------------------------------------------------------------------------------------
Distributions
  From net investment
    income                  --               --              --             --            (0.01)         (0.01)            (0.01)
  From net realized
    gains                  (1.10)            (2.10)         (0.17)         (0.08)         (0.22)          --               --
---------------------------------------------------------------------------------------------------------------------------------
Total Distributions        (1.10)            (2.10)         (0.17)         (0.08)         (0.23)         (0.01)            (0.01)
---------------------------------------------------------------------------------------------------------------------------------
NET ASSET VALUE, END
  OF PERIOD             $   10.94       $    10.73       $   11.50      $    9.36      $   10.11      $    9.48       $     7.38
---------------------------------------------------------------------------------------------------------------------------------
Total Return (Excludes
  Sales Charge)            13.52%         12.85%(b)         25.07%        (6.66)%          9.10%         28.59%         16.12%(b)
RATIOS/SUPPLEMENTARY
  DATA:
  Net Assets at end of
    period (000)        $17,299         $18,356          $95,467        $77,540        $74,982        $55,719         $34,546
  Ratio of expenses to
    average net assets      1.27%          1.05%(c)          1.03%          1.00%          1.01%          1.00%          1.05%(c)
  Ratio of net
    investment income
    (loss) to average
    net assets            (0.41)%        (0.33)%(c)        (0.36)%        (0.38)%        (0.21)%          0.15%          0.31%(c)
  Ratio of expenses to
    average net
    assets*                 1.45%          1.37%(c)          1.03%          1.00%          1.01%          1.00%          1.05%(c)
  Ratio of net
    investment income
    (loss) to average
    net assets*           (0.59)%        (0.35)%(c)        (0.36)%        (0.30)%        (0.21)%          0.15%          0.31%(c)
  Portfolio
    turnover(d)            92.01%            59.57%         65.00%         51.00%         59.00%         42.00%            12.00%
  Average commission
    rate paid(e)        $  0.0676       $    0.0685

* During the period, certain fees were voluntarily reduced. If such voluntary fee reductions had not occurred, the ratios would have been as indicated. (a) Upon reorganizing as a fund of The One Group, the Paragon Gulf South Growth Fund became the Gulf South Growth Fund. Financial highlights for the periods prior to March 26, 1996 represent the Paragon Gulf South Growth Fund. The per share data for the periods prior to March 26, 1996 have been restated to reflect the impact of restatement of net asset value from $15.70 to $10.00 effective March 26, 1996. (b) Not annualized. (c) Annualized. (d) Portfolio turnover is calculated on the basis of the Fund as a whole without distinguishing among the classes of shares issued. (e) The average commission represents the total dollar amount of commissions paid on portfolio security transactions divided by the total number of portfolio shares purchased and sold for which commissions were charged. For the year ended June 30, 1996, the average commission was calculated for only the last seven months of the year. (f) Period from commencement of operations.

THE ONE GROUP(R) SMALL CAPITALIZATION FUND    FINANCIAL HIGHLIGHTS

                                                                               SEVEN
                                                               YEAR            MONTHS              Year             September 12,
                                                              ENDED            ENDED              ended                1994 to
                                                             JUNE 30,         JUNE 30,         November 30,         November 30,
                          CLASS B                              1997           1996(a)              1995                1994(b)
NET ASSET VALUE, BEGINNING OF PERIOD                         $  10.72         $  11.56           $   9.47             $   10.40
---------------------------------------------------------------------------------------------------------------------------------
Investment Activities
  Net investment loss                                          (0.10)           (0.06)              (0.07)                (0.01)
  Net realized and unrealized gains (losses) from
    investments                                                  1.32             1.35               2.33                 (0.92)
---------------------------------------------------------------------------------------------------------------------------------
Total from Investment Activities                                 1.22             1.29               2.26                 (0.93)
---------------------------------------------------------------------------------------------------------------------------------
Distributions
  From net realized gains                                      (1.10)           (2.13)              (0.17)                --
---------------------------------------------------------------------------------------------------------------------------------
Total Distributions                                            (1.10)           (2.13)              (0.17)                --
---------------------------------------------------------------------------------------------------------------------------------
NET ASSET VALUE, END OF PERIOD                               $  10.84         $  10.72           $  11.56             $    9.47
---------------------------------------------------------------------------------------------------------------------------------
Total Return (Excludes Sales Charge)                           12.74%         12.47%(c)             24.21%             (9.08)%(c)
RATIOS/SUPPLEMENTARY DATA:
  Net Assets at end of period (000)                          $3,835           $2,545            $1,814                  $231
  Ratio of expenses to average net assets                       2.02%         1.87%(d)               1.78%               1.75%(d)
  Ratio of net investment income (loss) to average net
    assets                                                    (1.16)%         (1.10)%(d)            (1.16)%            (0.90)%(d)
  Ratio of expenses to average net assets*                      2.12%         1.92%(d)               1.78%               1.75%(d)
  Ratio of net investment income (loss) to average net
    assets*                                                   (1.26)%         (1.15)%(d)            (1.16)%            (0.90)%(d)
  Portfolio turnover(e)                                        92.01%           59.57%              65.00%                51.00%
  Average commission rate paid(f)                            $ 0.0676         $ 0.0685

* During the period, certain fees were voluntarily reduced. If such voluntary fee reductions had not occurred, the ratios would have been as indicated. (a) Upon reorganizing as a fund of The One Group, the Paragon Gulf South Growth Fund became the Gulf South Growth Fund. Financial highlights for the periods prior to March 26, 1996 represent the Paragon Gulf South Growth Fund. The per share data for the periods prior to March 26, 1996 have been restated to reflect the impact of restatement of net asset value from $15.48 to $10.00 effective March 26, 1996. (b) Class B Shares commenced offering September 12, 1994. (c) Not annualized. (d) Annualized. (e) Portfolio turnover is calculated on the basis of the Fund as a whole without distinguishing among the classes of shares issued. (f) The average commission represents the total dollar amount of commissions paid on portfolio security transactions divided by the total number of portfolio shares purchased and sold for which commissions were charged. For the year ended June 30, 1996, the average commission was calculated for only the last seven months of the year.

                              MORE ABOUT THE FUNDS

32

PORTFOLIO QUALITY
----------------------------------------------------

The Funds only purchase securities that meet certain rating criteria.

- >If the Funds invest in municipal bonds, the bonds must be rated as investment grade.

- >Other municipal securities, such as tax-exempt commercial paper, notes and variable rate demand obligations, must be rated in one of the two highest investment grade categories at the time of investment.

- >Corporate bonds generally will be rated in one of the three highest investment grade categories.

- >Banc One Investment Advisors reserves the right to invest in corporate bonds which present attractive opportunities and are rated in the lowest investment grade category. These corporate bonds may be riskier than higher rated bonds.

If the securities are unrated, Banc One Investment Advisors must determine that they are of comparable quality to rated securities. Banc One Investment Advisors will look at a security's rating at the time of investment. For more information about ratings, please see "Description of Ratings" in the Appendix.

ILLIQUID INVESTMENTS
----------------------------------------------------

Each Fund may invest up to 15% of its net assets in illiquid investments. A security is illiquid if it cannot be sold at approximately the value assessed by the Fund within seven (7) days. Banc One Investment Advisors will follow guidelines adopted by The One Group Board of Trustees in determining whether an investment is illiquid.

SPECIAL RISK
CONSIDERATIONS
----------------------------------------------------

DERIVATIVES: Some of the Funds invest in securities that are considered to be derivatives. These securities may be more volatile than other investments. These include:

- >options, futures contracts, and options on futures contracts

- >warrants

- >mortgage-backed securities, including collateralized mortgage obligations and Real Estate Mortgage Investment Conduits (CMOs and REMICs) and stripped mortgage-backed securities (IOs and POs)

- >asset-backed securities


- >swap, cap and floor transactions


- >new financial products

- >currency forwards

- >structured instruments

Derivatives may be riskier than traditional investments.

SMALL CAPITALIZATION COMPANIES: Investments in smaller, younger companies may be riskier than investments in larger, more established companies. These companies may be more vulnerable to changes in economic conditions, specific industry conditions, market fluctuations, and other factors effecting the profitability of other companies. Because economic events may have a greater impact on smaller companies, there may be a greater and more frequent fluctuation in their stock price. This may cause frequent and unexpected increases or decreases in the value of your investment.


FIXED INCOME SECURITIES: Investments in fixed income securities (for example, bonds) will increase or decrease in value based on changes in interest rates. If rates increase, the value of a Fund's investments generally declines. On the other hand, if rates fall, the value of the investments generally increases. The value of your investment in a Fund will increase and decrease as the value of a Fund's investments increase and decrease. While securities with longer duration and maturities tend to produce higher yields, they also are subject to greater fluctuations in value when interest rates change. Usually changes in the value of fixed income securities will not affect cash income generated, but may affect the value of your investment.


INDEX FUNDS: An index fund's investment objective is to track the performance of a specified index. Therefore, securities may be purchased, retained and sold by an index fund at times when an actively managed fund would not do so. As a result, you can expect greater risk of loss (and a correspondingly greater prospect of gain) from changes in the value of securities that are heavily weighted in the index than would be the case if the funds were not fully invested in such securities. Because of this, an index fund's share price can be volatile and you should be able to handle sudden, and sometimes substantial, fluctuations in the value of your investment.

INTERNATIONAL FUNDS: Investments in foreign securities involve risks different from investments in U.S. securities. For more details, see "Investment Practices" and "Investment Risks." Because of these risk factors, the share price of the International Equity Index Fund is expected to be volatile, and you should be able to sustain sudden, and sometimes substantial, fluctuations in the value of your investment.

                     HOW TO DO BUSINESS WITH THE ONE GROUP

PURCHASING
FUND SHARES
----------------------------------------------------

WHERE CAN I BUY SHARES?

You may purchase Fund shares from the following sources:

- The One Group Services Company, and

- Shareholder Servicing Agents. These include investment advisors, brokers, financial planners, banks, insurance companies, retirement or 401(k) plan sponsors, or other intermediaries. Shares purchased this way will be held for you by the Shareholder Servicing Agent.

WHEN CAN I BUY SHARES?

- Purchases may be made on any business day. This includes any day that the Funds are open for business, other than weekends and the following holidays:
  New Years Day, Martin Luther King, Jr. Day, Presidents' Day, Good Friday, Memorial Day, Independence Day, Labor Day, Thanksgiving, and Christmas.

- Purchase requests received by The One Group Services Company before 4 p.m. Eastern Standard Time ("EST") will be effective that day.

- Purchase orders may be cancelled by the Fund's Custodian, State Street Bank and Trust Company, if it does not receive "federal funds" by 4:00 p.m. EST (i) on the business day after the order is placed if you are buying Fiduciary Class shares, and (ii) on the third business day if you are purchasing Class A, Class B or Class C shares.

- If your shares are held by a Shareholder Servicing Agent, it is the responsibility of the Shareholder Servicing Agent to send your purchase or redemption order to the Fund. Your Shareholder Servicing Agent may have an earlier cut-off time for purchase and redemption requests.

- The One Group Services Company can reject a purchase order if it does not think that it is in the best interests of a Fund and/or its shareholders to accept the order.

- Shares are electronically recorded. Therefore, certificates will not be issued.

WHAT KIND OF SHARES CAN I BUY?

The One Group offers the following classes of shares:

- Class A, Class B and Class C shares are available to the general public.

- Fiduciary Class shares are available to institutional investors and any organization authorized to act in a fiduciary, advisory, custodial or agency capacity. We will refer to these entities as "Intermediaries."

- If you intend to hold your shares for six or more years, Class B shares may be appropriate for you. If you intend to hold your shares for less than six years, you may want to consider Class A or Class C shares.


  The One Group Fund Direct IRA. The One Group offers a retirement plan and, in 1998, will offer an education plan. These plans allow participants to defer taxes while their retirement and education savings grow. The education IRA requires a minimum investment of $500. Call The One Group Services Company at 1-800-480-4111 for an Adoption Agreement.


HOW MUCH DO SHARES COST?

- Shares are sold at net asset value ("NAV") plus a sales charge, if any.

- Each class of shares in each Fund has a different NAV. This is primarily because each class has different distribution expenses.

- NAV per share is calculated by dividing the total market value of a Fund's investments and other assets allocable to a class (minus class expenses) by the number of outstanding shares in that class.

- A Fund's NAV changes every day. NAV is calculated each business day at 4:00 p.m. EST.

HOW DO I OPEN AN ACCOUNT?

1. Read the prospectus carefully, and select the Fund or Funds most appropriate for you.

2. Decide how much you want to invest.

   - The minimum initial investment is $1,000 ($100 for employees of BANC ONE CORPORATION and its affiliates).

   - Subsequent investments must be at least $100 ($25 for employees of BANC ONE CORPORATION and its affiliates).

   - You may purchase no more than $250,000 of Class B shares at one time.

   - The One Group Services Company may waive these minimums.

3.Complete the Account Application Form. Be sure to sign up for all of the Account privileges that you plan to take advantage of. Doing so now means that you will not have to complete additional paperwork later.

34

4.Send the completed application and a personal check (unless you choose to pay by wire or bank transfer) payable to "The One Group" to:

  State Street Bank and Trust Company
  c/o The One Group
  P.O. Box 8500
  Boston, MA 02266-8500

   Contributions to Fund Direct IRAs should be made payable to "State Street Bank and Trust Company for the Benefit of (your name)."

5. All checks should be in U.S. dollars. Third party checks will not be accepted. Redemptions from a Fund will not be permitted for ten (10) calendar days if purchases are made by check or under the Systematic Investment Plan (see below).

6. If you purchase shares through a Shareholder Servicing Agent, you may be required to complete additional forms or follow additional procedures. You should contact your Shareholder Servicing Agent regarding purchases, exchanges and redemptions.

7. If you have any questions, contact your Shareholder Servicing Agent or call The One Group Services Company at 1-800-480-4111.

CAN I PURCHASE SHARES OVER THE TELEPHONE?

Yes. Simply select this option on your Account Application Form and then:

- Contact your Shareholder Servicing Agent or The One Group Services Company at 1-800-480-4111 to relay your purchase instructions.

- Send a personal check made payable to "The One Group" to State Street Bank and Trust Company (see address above), authorize a bank transfer or initiate a wire transfer.

- The One Group uses reasonable procedures to confirm that instructions given by telephone are genuine. These procedures include recording telephone instructions and asking for personal identification. If these procedures are followed, The One Group will not be responsible for any loss, liability, cost or expense of acting upon unauthorized or fraudulent instructions; you bear the risk of loss.


- You may revoke your right to make purchases over the telephone by sending a letter to:


  State Street Bank and Trust Company
  c/o The One Group
  P.O. Box 8500
  Boston, MA 02266-8500

CAN I AUTOMATICALLY INVEST ON A
SYSTEMATIC BASIS?

Yes. After your Account is established, you may purchase additional Class A, Class B and Class C shares by making automatic monthly investments from your bank account. The minimum initial investment is still $1,000, but minimum automatic additions are only $25. The One Group Services Company may waive these minimums. To establish a Systematic Investment Plan:

- Select the "Systematic Investment Plan" option on the Account Application
  Form.

- Provide the necessary information about the bank account from which your investments will be made.

- Shares purchased under a Systematic Investment Plan may not be redeemed for ten (10) calendar days.

- The One Group currently does not charge for this service, but may impose a charge in the future. However, your bank may impose a charge for debiting your bank account.


- You may revoke your right to make systematic investments by sending a letter to:


  State Street Bank and Trust Company
  c/o The One Group
  P.O. Box 8500
  Boston, MA 02266-8500

CONVERSION FEATURE

Your Class B shares automatically convert to Class A shares after eight years (measured from the end of the month in which they were purchased).

- After conversion, your shares will be subject to the lower distribution and shareholder servicing fees charged on Class A shares.

- You will not be assessed any sales charges or fees for conversion of shares, nor will you be subject to any tax.

- Because the share price of the Class A shares may be higher than that of the Class B shares at the time of conversion, you may receive fewer Class A shares; however, the dollar value will be the same.

- If you have exchanged Class B shares of one Fund for Class B shares of another, the time you held the shares in each Fund will be added together.

SALES CHARGES
----------------------------------------------------


The One Group Services Company compensates Shareholder Servicing Agents who sell shares of The One Group. Compensation comes from sales charges, 12b-1 fees and payments by The One Group Services Company from its own resources. The One Group Services Company, at its own expense, also will provide promotional incentives in the form of travel expenses, lodging and bonuses to licensed individuals who sell shares of the Funds, as well as vacation trips (including lodging at luxury resorts), tickets to entertainment events, and merchandise.

 CLASS A SHARES

This table shows the amount of sales charge you pay and the commissions paid to Shareholder Servicing Agents.

                       SALES CHARGE AS A %
                         OF THE OFFERING       SALES CHARGE AS A %     COMMISSION AS A %
AMOUNT OF PURCHASE            PRICE            OF YOUR INVESTMENT      OF OFFERING PRICE
Less than $100,000            4.50%                   4.71%                  4.05%
$100,000-$249,999             3.50%                   3.63%                  3.05%
$250,000-$499,999             2.50%                   2.56%                  2.05%
$500,000-$999,999             2.00%                   2.04%                  1.60%
$1,000,000*                   0.00%                   0.00%                  0.00%

* If you purchase $1 million or more of Class A shares and are not assessed a sales charge at the time of purchase, you will be charged the equivalent of 1% of the purchase price if you redeem any or all of the Class A shares within one year of purchase.

 CLASS B SHARES

Class B shares are offered at NAV, without any up-front sales charges. However, if you redeem these shares within six years of the purchase date, you will be assessed a Contingent Deferred Sales Charge ("CDSC") according to the following schedule:

                          CDSC AS A % OF DOLLAR
YEARS SINCE PURCHASE     AMOUNT SUBJECT TO CHARGE
         0-1                       5.00%
         1-2                       4.00%
         2-3                       3.00%
         3-4                       3.00%
         4-5                       2.00%
         5-6                       1.00%
     more than 6                   0.00%

The One Group Services Company pays a commission of 4.00% of the original purchase price to Shareholder Servicing Agents who sell Class B shares.

 CLASS C SHARES

Class C shares are offered at NAV, without any up-front sales charge. However, if you redeem your shares within one year of the purchase date, you will be assessed a CDSC as follows:

                          CDSC AS A % OF DOLLAR
YEARS SINCE PURCHASE     AMOUNT SUBJECT TO CHARGE
         0-1                       1.00%
  After first year                  none

Shareholder Servicing Agents selling Class C shares receive a commission of 1.00% of the original purchase price from The One Group Services Company.

How the CDSC is Calculated

- The Fund assumes that all purchases made in a given month were made on the first day of the month.

- The CDSC is based on the current market value or the original cost of the shares, whichever is less.

- A sales charge is not imposed on increases in NAV above the initial purchase price, nor is a sales charge assessed on shares acquired through reinvestment of dividends or capital gains distributions.

- To keep your CDSC as low as possible, the Fund first will redeem any shares in your account that carry no CDSC, starting with Class A Shares. After that, the Fund will redeem the shares you have held for the longest time and thus have the lowest CDSC.

36

12B-1 FEES

12b-1 fees are paid by The One Group to The One Group Services Company as compensation for its services and expenses. The One Group Services Company in turn pays all or part of the 12b-1 fee to Shareholder Servicing Agents that sell shares of The One Group.

- The 12b-1 fees vary by share class as follows:

   1. Class A shares pay a 12b-1 fee of .35% of the average daily net assets of the Fund, which is currently being waived to .25%.

   2. Class B and Class C shares pay a 12b-1 fee of 1.00% of the average daily net assets of the Fund. This will cause expenses for Class B and Class C shares to be higher and dividends to be lower than for Class A shares.

   3. There are no 12b-1 fees for Fiduciary Class shares.

- 12b-1 fees, together with the CDSC, help The One Group Services Company sell Class B and Class C shares without an "up-front" sales charge by defraying the costs of advancing brokerage commissions and other expenses paid to Shareholder Servicing Agents.

- The One Group Services Company may use up to .25% of the fees for shareholder servicing and up to .75% for distribution. During the last fiscal year, The One Group Services Company received 12b-1 fees totaling .25% and 1.00% of the average daily net assets of Class A and Class B shares, respectively.

- The One Group Services Company may pay 12b-1 fees to its affiliates and to Banc One Investment Advisors and its affiliates (or any sub-advisor) for brokerage and other agency transactions.

SALES CHARGE
REDUCTIONS
AND WAIVERS
----------------------------------------------------

REDUCING YOUR CLASS A SALES CHARGES

There are several ways you can reduce the sales charges you pay on Class A shares:

1. Right of Accumulation: You may add the market value of any Class A, Class B or Class C shares of a Fund (except a money market fund) that you (and your spouse and minor children) already own to the amount of your next Class A purchase for purposes of calculating the sales charge. An Intermediary also may take advantage of this option.

2. Letter of Intent: With an initial investment of $2,000, you may purchase Class A shares of one or more funds over the next 13 months and pay the same sales charge that you would have paid if all shares were purchased at once. A percentage of your investment will be held in escrow until the full amount covered by the Letter of Intent has been invested.

To take advantage of the accumulation privilege or letter of intent, complete the appropriate section of your fund application, or contact your investment representative. To determine if you are eligible for the accumulation privilege, contact The One Group Services Company at 1-800-480-4111. These programs may be terminated or amended at any time.

WAIVER OF THE CLASS A SALES CHARGE

No sales charge is imposed on Class A shares of the Funds if the shares were:

1. Bought with the reinvestment of dividends and capital gains distributions.

2. Acquired in exchange for other Fund shares if a comparable sales charge has been paid for the exchanged shares.

3. Bought by officers, directors or trustees, retirees and employees (and their spouses and immediate family members) of:

   - The One Group.

   - BANC ONE CORPORATION and its subsidiaries and affiliates.

   - The One Group Services Company and its subsidiaries and affiliates.

   - State Street Bank and Trust Company and its subsidiaries and affiliates.

   - Broker/dealers who have entered into dealer agreements with The One Group and their subsidiaries and affiliates.

   - An investment sub-advisor of a fund of The One Group and such sub-advisor's subsidiaries and affiliates.

4. Bought by:

   - Affiliates of BANC ONE CORPORATION and certain accounts (other than IRA Accounts) for which an Intermediary acts in a fiduciary, advisory, agency, custodial or similar capacity.

   - Accounts as to which a bank or broker-dealer charges an asset allocation fee, provided the bank or broker-dealer has an agreement with The One Group Services Company.

   - Retirement and deferred compensation plans and trusts used to fund those plans, including, but not limited to, those defined in sections 401(a), 403(b) or 457 of the Internal Revenue Code and "rabbi trusts."

   - Shareholder Servicing Agents who have a dealer arrangement with The One Group Services Company, who place trades for their own accounts or for the accounts of their clients and who charge a management, consulting or other fee for their services, as well as clients of such Shareholder Servicing Agents who place trades for their own accounts if the accounts are linked to the master account of such Shareholder Servicing Agent.


5. Bought with proceeds from the sale of Fiduciary Class shares of a Fund of The One Group or acquired in an exchange of Fiduciary Class shares of a Fund for Class A shares of the same Fund, but only if the purchase is made within 60 days of the sale or distribution.

6. Bought with proceeds from the sale of shares of a mutual fund (other than a fund of The One Group) for which a sales charge was paid, but only if the purchase is made within 60 days of the sale or distribution.

7. Bought in an IRA with the proceeds of a distribution from an employee benefit plan, but only if the purchase is made within 60 days of the sale or distribution and, at the time of the distribution, the employee benefit plan had plan assets invested in a Fund of The One Group.

8. Bought with assets of The One Group.

9. Bought in connection with plans of reorganizations of a Fund, such as mergers, asset acquisitions and exchange offers to which a Fund is a party.

The waivers described in (5), (6) and (7) above will not continue indefinitely and may be discontinued at any time without notice.

WAIVER OF THE CLASS B SALES CHARGE

No sales charge is imposed on redemptions of Class B shares of the Funds:

1. Provided that you withdraw no more than 10% of the account value annually.

2. If you buy the shares in connection with certain retirement plans, such as 401(k) and similar qualified plans.

3. If you are a participant or beneficiary of certain retirement plans and you die or become disabled (as defined in the Tax Code), but only if the redemption is made within one year of such death or disability.

4. That represent a minimum required distribution from an IRA Account or other qualifying retirement plan, but only if you are at least age 70 1/2.

5. Bought in connection with plans of reorganizations of a Fund, such as mergers, asset acquisitions and exchange offers to which a Fund is a party.

6. Acquired in exchange for Class B shares of other Funds of The One Group.

WAIVER OF THE CLASS C SALES CHARGE

No sales charge is imposed on redemptions of Class C shares of the Funds:

1. Provided that you withdraw no more than 10% of the account value annually.

2. If you buy the shares in connection with certain retirement plans, such as 401(k) and similar qualified plans.

3. If you are a participant or beneficiary of certain retirement plans and you die or become disabled (as defined in the Tax Code), but only if the redemption is made within one year of such death or disability.

4. That represent a minimum required distribution from an IRA Account or other qualifying retirement plan, but only if you are at least age 70 1/2.

5. Bought in connection with plans of reorganizations of a Fund, such as mergers, asset acquisitions and exchange offers to which a Fund is a party.

6. Acquired in exchange for Class C shares of other Funds of The One Group.

To take advantage of any of these sales charge waivers, you must qualify for such waiver in advance. To see if you qualify, contact The One Group Services Company at 1-800-480-4111 or your Shareholder Servicing Agent.

EXCHANGING
FUND SHARES
----------------------------------------------------

WHAT ARE MY EXCHANGE PRIVILEGES?

You may make the following exchanges:

- Fiduciary Class shares of a Fund may be exchanged for Class A shares of that Fund or for Class A or Fiduciary Class shares of another Fund of The One Group.

- Class A shares of a Fund may be exchanged for Fiduciary Class shares of that Fund or for Class A or Fiduciary Class shares of another Fund of The One Group, but only if you are eligible to purchase those shares.

- Class B shares of a Fund may be exchanged for Class B shares of another Fund of The One Group.

- Class C shares of a Fund may be exchanged for Class C shares of another Fund of The One Group.

38

The One Group does not charge a fee for this privilege. In addition, The One Group may change the terms and conditions of your exchange privileges upon 60 days written notice.

WHEN ARE EXCHANGES PROCESSED?

Exchanges are processed the same business day they are received, provided:

- State Street Bank and Trust Company receives the request by 4:00 p.m., EST.

- You have provided The One Group with all of the information necessary to process the exchange.

- You have received a current prospectus of the Fund or Funds in which you wish to invest.

- You have contacted your Shareholder Servicing Agent, if necessary.

DO I PAY A SALES CHARGE ON AN EXCHANGE?

Generally, you will not pay a sales charge on an exchange. However:

- You will pay a sales charge if you own Fiduciary Class shares of a Fund and you want to exchange those shares for Class A shares, unless you qualify for a sales charge waiver (see above).

- You will pay a sales charge if you bought Class A shares of a Fund:

   1. That does not charge a sales charge and you want to exchange them for shares of a Fund that does, in which case you would pay the sales charge applicable to the Fund into which you are exchanging.

   2.That charged a lower sales charge than the Fund into which you are exchanging, in which case you would pay the difference between that Fund's sales charge and all other sales charges you have already paid.

- If you exchange Class B or Class C shares of a Fund, you will not pay a sales charge at the time of the exchange, however:

   1. Your new Class B or Class C shares will be subject to the higher CDSC of either the Fund from which you exchanged, the Fund into which you exchanged, or any Fund from which you previously exchanged.

   2. The current holding period for your exchanged Class B or Class C shares is carried over to your new shares.

ARE EXCHANGES TAXABLE?

Generally:

- An exchange between classes of shares of the same Fund is not taxable.

- An exchange between Funds is considered a sale and generally results in a capital gain or loss for Federal income tax purposes.

- You should talk to your tax advisor before making an exchange.

ARE THERE LIMITS ON EXCHANGES?

Yes. The exchange privilege is not intended as a way for you to speculate on short term movements in the market. Therefore:

- To prevent disruptions in the management of the Funds, The One Group limits excessive exchange activity.

- Exchange activity is excessive if it EXCEEDS TWO SUBSTANTIVE EXCHANGE REDEMPTIONS (WITHIN 30 DAYS OF EACH OTHER) WITHIN A TWELVE MONTH PERIOD.


- In addition, The One Group reserves the right to reject any exchange request (even those that are not excessive) if the Fund reasonably believes that the exchange will result in excessive transaction costs or otherwise adversely affect other shareholders.


REDEEMING
FUND SHARES
----------------------------------------------------

WHEN CAN I REDEEM SHARES?

You may redeem all or some of your shares on any day that the Funds are open for business.

- Redemption requests received by The One Group Services Company before 4:00 p.m. EST will be effective that day.

HOW DO I REDEEM SHARES?

- Unless you have selected the telephone option on your Account Application Form, you must send a written redemption request to your Shareholder Servicing Agent, if applicable, or to State Street Bank and Trust Company at the following address:

  The One Group
  c/o State Street Bank and Trust Company
  P.O. Box 8500
  Boston, MA 02266-8500

- All requests for redemptions from IRA accounts must be in writing.

- You may request redemption forms by calling The One Group Services Company at 1-800-480-4111.

- State Street Bank and Trust Company may require that the signature on your redemption request be guaranteed by a commercial bank, a member of a domestic stock exchange, or a member of the Securities Transfer Association

  Medallion Program or the Stock Exchange Medallion Program, unless:

   1. the redemption is for $50,000 worth of shares or less;

   2. the redemption is payable to the shareholder of record; and

   3.the redemption check is mailed to the shareholder at the record address.

- On the Account Application Form you may elect to have the redemption proceeds mailed or wired to:


   1. a designated commercial bank; or


   2.State Street Bank and Trust Company or your Shareholder Servicing Agent.


- State Street Bank and Trust Company may charge you a wire redemption fee. The current charge is $7.00.


- Your redemption proceeds will be paid within seven days after receipt of the redemption request.

WHAT WILL MY SHARES BE WORTH?

- If you own Class A and Fiduciary Class shares and the Fund receives your redemption request by 4:00 p.m. EST, you will receive that day's NAV.

- If you own Class B or Class C shares and the Fund receives your redemption request by 4:00 p.m. EST, you will receive that day's NAV, minus the amount of any applicable CDSC.

CAN I REDEEM BY TELEPHONE?

Yes, if you selected this option on your Account Application Form.

- Call your Shareholder Servicing Agent or State Street Bank and Trust Company at 1-800-480-4111 to relay your redemption request.

- Your redemption proceeds will be mailed or wired to the commercial bank account you designated on your Account Application Form.

- State Street Bank and Trust Company may charge you a wire redemption fee. The current charge is $7.00.

- The One Group uses reasonable procedures to confirm that instructions given by telephone are genuine. These procedures include recording telephone instructions and asking for personal identification. If these procedures are followed, The One Group will not be responsible for any loss, liability, cost or expense of acting upon unauthorized or fraudulent instructions; you bear the risk of loss.

- REDEMPTIONS FROM YOUR IRA ACCOUNT MAY NOT BE MADE BY TELEPHONE.

CAN I REDEEM ON A SYSTEMATIC BASIS?

If you have an account value of at least $10,000, you may elect to receive monthly, quarterly or annual payments of not less than $100 each.

- Select the "Systematic Withdrawal Plan" option on the Account Application
  Form.

- Specify the amount you wish to receive and the frequency of the payments.

- You may designate a person other than yourself as the payee.

- There is no charge for this service.

- If you select this option, please keep in mind that:

   1. It may not be in your best interest to buy additional Class A shares while participating in a Systematic Withdrawal Plan. This is because Class A shares have an up-front sales charge.

   2. If you own Class B or Class C shares, you or your designated payee may receive systematic payments provided the payments are limited to no more than 10% of your account value annually, measured from the date the redemption request is received.

   3. If you are age 70 1/2, you may elect to receive payments to the extent that the payment represents a minimum required distribution from an IRA or other qualifying retirement plan.

   4. If the amount of the systematic payment exceeds the income earned by your account since the previous payment under the Systematic Withdrawal Plan, payments will be made by redeeming some of your shares. This will reduce the amount of your investment.

ADDITIONAL INFORMATION REGARDING REDEMPTIONS

- All redemptions will be for cash.

- If you redeem shares for which you paid by check, and The One Group has not yet received payment on the check, The One Group will delay forwarding your redemption proceeds for 10 or more days until payment has been collected from your bank.

- Because of the high cost of handling small investments, The One Group will automatically redeem shares in accounts which, because of shareholder redemptions, have values of less than $1,000. No sales charges will be assessed and you will be given 60 days to make additional investments in the Fund to increase the value of your account to at least $1,000.

- The One Group may suspend your ability to redeem, or will redeem your shares involuntarily, when it seems appropriate to do so in light of its responsibilities under the Federal securities laws. The Statement of Additional Information offers more details about this process.

                            SHAREHOLDER INFORMATION

40

VOTING RIGHTS
----------------------------------------------------

The Funds do not hold annual shareholder meetings, but may hold special meetings. The special meetings are held, for example, to elect or remove Trustees, change a Fund's fundamental investment objective, or approve an investment advisory contract.

As a Fund shareholder, you have one vote for each share that you own. Each Fund, and each class of shares within each Fund, vote separately on matters relating solely to that Fund or class, or which affect that Fund or class differently. However, all shareholders will have equal voting rights on matters that affect all shareholders equally.

BANC ONE CORPORATION (100 East Broad Street, Columbus, Ohio, 43271), through its affiliates, may be deemed for purposes of the Investment Company Act of 1940, to control the Funds. This is because as of August 5, 1997, BANC ONE CORPORATION or its affiliates possessed the power to vote substantially all of the Fiduciary Class shares of the Funds.

DIVIDEND POLICIES
----------------------------------------------------

DIVIDENDS

The Funds generally declare dividends on the last business day of each month. Dividends are distributed on the first business day of the next month. Capital gains, if any, for all Funds are distributed at least annually.

The Funds pay dividends and distributions on a per-share basis. This means that the value of your shares will be reduced by the amount of the payment. If you purchase shares shortly before the record date for a dividend or the distribution of capital gains, you will pay the full price for the shares and receive some portion of the price back as a taxable dividend or distribution.

Dividends payable on Fiduciary Class shares will be more than those payable on other classes of shares. This is because Class A, Class B and Class C shares have higher distribution expenses.

DIVIDEND REINVESTMENT

You automatically will receive all income dividends and capital gain distributions in additional shares of the same Fund and class, unless you have elected to take such payment in cash. The price of the shares is the NAV determined immediately following the dividend record date. Reinvested dividends and distributions receive the same tax treatment as dividends and distributions paid in cash.

If you want to change the way in which you receive dividends and distributions, you must write to State Street Bank & Trust Company at P.O. Box 8500, Boston, MA 02266-8500, at least 15 days prior to the distribution. The change is effective upon receipt by State Street.

SPECIAL DIVIDEND RULES FOR CLASS B SHARES

Class B shares received as dividends and capital gains distributions will be accounted for separately. Each time any Class B shares (other than those in the sub-account) convert to Class A shares, a percentage of the Class B shares in the sub-account will also convert to Class A shares. (See "Conversion Feature.")

TAX TREATMENT
OF THE FUNDS
----------------------------------------------------

TAX STATUS OF THE FUND

Each Fund intends to qualify as a "regulated investment company" for Federal income tax purposes. If the Funds qualify, as they have in the past, they will pay no federal income tax on the earnings they distribute to shareholders.

TAX TREATMENT
OF SHAREHOLDERS
----------------------------------------------------

TAXATION OF SHAREHOLDER TRANSACTIONS

A sale, exchange, or redemption of Fund shares generally will produce either a taxable gain or a loss. You are responsible for any tax liabilities generated by your transactions.

TAXATION OF DISTRIBUTIONS

Each Fund will distribute substantially all of its net investment income (including net short-term capital gains) on at least an annual basis. Dividends you receive from a Fund, whether reinvested or received in cash, will be taxable to you. Dividends from a Fund's net investment income will be taxable as ordinary income and dividends from a Fund's long-term capital gains will be taxable to you as such, regardless of how long you have held the shares.

Dividends paid in January, but declared in October, November or December of the previous year, will be considered to have been paid the previous December.

TAXATION OF RETIREMENT PLANS

Distributions by the Funds to qualified retirement plans will not be taxable. However, if shares are held by a plan that ceases to qualify for tax-exempt treatment or by an individual who has received shares as a distribution from a retirement plan, the distributions will be taxable to the plan or individual as described in "Taxation of Distributions." If you are considering purchasing shares with qualified retirement plan assets, you should consult your tax advisor for a more complete explanation of the Federal, state, local and (if applicable) foreign tax consequences of making such an investment.

TAX INFORMATION

The Form 1099 that is mailed to you every January details your dividends and their federal tax category. Even though the Funds provide you with this information, you are responsible for verifying your tax liability with your tax professional. For additional tax information see the Statement of Additional Information. Please note that this tax discussion is general in nature; no attempt has been made to present a complete explanation of the Federal, state, local or foreign tax treatment of the Funds or their shareholders.

SHAREHOLDER INQUIRIES
----------------------------------------------------

If you have any questions or need additional information, please write The One Group Services Company at 3435 Stelzer Road, Columbus, OH 43219 or call 1-800-480-4111.

   REPORTING

   In March and September you will receive a financial report from The One Group. In addition, The One Group will periodically send you proxy statements and other reports.

                    ORGANIZATION AND MANAGEMENT OF THE FUNDS

42

THE FUNDS
Each Fund is a series of The One Group, an open-end management investment company. The One Group currently consists of 40 separate Funds. Ten of the Funds are described in this prospectus; the other Funds are described in separate prospectuses. Each Fund described in this prospectus is diversified. Each Fund is supervised by the Board of Trustees.

THE BOARD OF TRUSTEES

The Trustees oversee the management and administration of the Funds. The Trustees are responsible for making major decisions about each Fund's investment objectives and policies, but delegate the day-to-day administration of the Funds to the officers of The One Group.

THE ADVISOR

Banc One Investment Advisors makes the day-to-day investment decisions for the Funds and continuously reviews, supervises and administers the Funds' investment programs. Banc One Investment Advisors has served as investment advisor to The One Group since 1993. Prior to that time, The One Group was advised by affiliates of Banc One Investment Advisors. In addition to The One Group, Banc One Investment Advisors serves as investment advisor to other mutual funds and individual, corporate, charitable and retirement accounts. As of June 30, 1997, Banc One Investment Advisors, an indirect, wholly-owned subsidiary of BANC ONE CORPORATION, managed over $47 billion in assets.

For the fiscal year ended June 30, 1997, the Funds paid advisory fees at the following rates:

                       FUND NAME                          ANNUAL RATE AS PERCENTAGE
                                                         OF AVERAGE DAILY NET ASSETS
           The One Group(R) Asset Allocation Fund                    .55%
           The One Group(R) Large Company Growth
           Fund                                                      .74%
           The One Group(R) Large Company Value Fund                 .74%
           The One Group(R) Growth Opportunities
           Fund                                                      .74%
           The One Group(R) International Equity
           Index Fund                                                .55%
           The One Group(R) Disciplined Value Fund                   .74%
           The One Group(R) Equity Index Fund                        .10%
           The One Group(R) Income Equity Fund                       .74%
           The One Group(R) Value Growth Fund                        .74%
           The One Group(R) Small Capitalization
           Fund                                                      .74%

THE SUB-ADVISOR

Independence International Associates, Inc. ("Independence International"), 75 State Street, Boston, Massachusetts, 02109, is the sub-advisor to the International Equity Index Fund. Independence International specializes in the management of international equity portfolios. Independence International is an indirect subsidiary of John Hancock Mutual Life Insurance Company. As of June 30, 1997, Independence International had approximately $26.8 billion in assets under management.

For the fiscal year ended June 30, 1997, Banc One Investment Advisors paid Independence International sub-investment advisory fees at the following rates:

                      FUND ASSETS                         ANNUAL RATE AS PERCENTAGE
                                                         OF AVERAGE DAILY NET ASSETS
           Up to $10 million                                         .275%
           Over $10,000,000 up to $25,000,000                        .225%
           Over $25,000,000 up to $50,000,000                        .195%
           Over $50,000,000 up to $100,000,000                       .125%
           Over $100,000,000                                         .060%

THE DISTRIBUTOR

The One Group Services Company, 3435 Stelzer Road, Columbus, Ohio 43219, a wholly-owned subsidiary of The BISYS Group, Inc., markets the Funds and distributes shares through selling brokers, financial institutions, investment advisors, and other financial representatives.

THE ADMINISTRATOR AND SUB-ADMINISTRATOR

The One Group Services Company also serves as the Funds' administrator. The One Group Services Company is responsible for responding to shareholder inquiries and requests for information, as well as providing regulatory compliance and reporting. For these services, The One Group Services Company receives a fee based on the total assets of The One Group. For the first $1.5 billion in One Group assets, The One Group Services Company receives an annual fee of .20% of each Fund's average daily net assets. The annual rate declines to .18% on assets up to $2 billion, and to .16% when assets exceed $2 billion. The fee is calculated daily and paid monthly. Some Funds are not included in the calculations. Banc One Investment Advisors, the Sub-Administrator, provides office space, equipment, and facilities, as well as legal and regulatory support.

THE TRANSFER AGENT, CUSTODIAN AND SUB-CUSTODIAN

State Street Bank and Trust Company, P.O. Box 8500, Boston, MA 02266-8500, or your Shareholder Servicing Agent, if appropriate, handles shareholder recordkeeping and statementing, distributes dividends, and processes buy and sell requests. As the Funds' custodian, State Street holds the Funds' assets, settles all portfolio trades and assists in calculating the Funds' net asset values. Bank One Trust Company, N.A. serves as sub-custodian in connection with the Funds' securities lending activities under an agreement with State Street Bank and Trust Company. Bank One Trust Company, N.A. is paid a fee by the Funds for this service.

           DETAILS ABOUT THE FUNDS' INVESTMENT PRACTICES AND POLICIES

44

INVESTMENT PRACTICES

The Funds invest in a variety of securities and employ a number of investment techniques. Each security and technique involves certain risks. What follows is a list of the securities and techniques utilized by the Funds, as well as the risks inherent in their use. Equity securities are subject mainly to market risk. Fixed income securities are primarily influenced by market, credit and prepayment risks, although certain securities may be subject to additional risks. For a more complete discussion, see the Statement of Additional Information. Following the table is a more complete discussion of risk.

                            FUND NAME                            FUND CODE
              The One Group(R) Asset Allocation Fund                  1
              The One Group(R) Large Company Growth Fund              2
              The One Group(R) Large Company Value Fund               3
              The One Group(R) Growth Opportunities Fund              4
              The One Group(R) Disciplined Value Fund                 5
              The One Group(R) Income Equity Fund                     6
              The One Group(R) Value Growth Fund                      7
              The One Group(R) Small Capitalization Fund              8
              The One Group(R) International Equity Index
              Fund                                                    9
              The One Group(R) Equity Index Fund                     10

INSTRUMENT                                                            FUND CODE            RISK TYPE
U.S. TREASURY OBLIGATIONS: Bills, notes, bonds, STRIPS, and              1-10               Market
CUBES.

TREASURY RECEIPTS: TRS, TIGRS, and CATS.                                 1-10               Market

U.S. GOVERNMENT AGENCY SECURITIES: Securities issued by agencies         1-10               Market
and instrumentalities of the U.S. Government. These include                                 Credit
Ginnie Mae, Fannie Mae, and Freddie Mac.

CERTIFICATES OF DEPOSIT: Negotiable instruments with a stated            1-10               Market
maturity.                                                                                   Credit
                                                                                           Liquidity

TIME DEPOSITS: Non-negotiable receipts issued by a bank in               1-10              Liquidity
exchange for the deposit of funds.                                                          Credit
                                                                                            Market

COMMON STOCK: Shares of ownership of a company.                          1-10               Market
REPURCHASE AGREEMENTS: The purchase of a security and the                1-10               Credit
simultaneous commitment to return the security to the seller at                             Market
an agreed upon price on an agreed upon date. This is treated as                            Liquidity
a loan.

REVERSE REPURCHASE AGREEMENT: The sale of a security and the             1-10               Market
simultaneous commitment to buy the security back at an agreed                              Leverage
upon price on an agreed upon date. This is treated as a
borrowing by a Fund.

SECURITIES LENDING: The lending of up to 33% of the securities           1-10               Credit
owned by a Fund. In return the Fund will receive cash and/or                                Market
other securities as collateral.                                                            Leverage

WHEN-ISSUED SECURITIES AND FORWARD COMMITMENTS: Purchase or              1-10               Market
contract to purchase securities at a fixed price for delivery at                           Leverage
a future date.                                                                             Liquidity

INVESTMENT COMPANY SECURITIES: Shares of other mutual funds,             1-10               Market
including money market funds of The One Group and shares of
other investment companies for which Banc One Investment
Advisors serves as investment advisor or administrator. Banc One
Investment Advisors will waive certain fees when investing in funds for which it serves as investment advisor.

CONVERTIBLE SECURITIES: Bonds or preferred stock that convert to         1-10               Market
common stock.                                                                               Credit

                                                                             45

INSTRUMENT                                                            FUND CODE            RISK TYPE

CALL AND PUT OPTIONS: A call option gives the buyer the right to         1-10             Management
buy, and obligates the seller of the option to sell, a security                            Liquidity
at a specified price. A put option gives the buyer the right to                             Credit
sell, and obligates the seller of the option to buy, a security                             Market
at a specified price. The Funds will sell only covered call and                            Leverage
secured put options.

FUTURES AND RELATED OPTIONS: A contract providing for the future         1-10             Management
sale and purchase of a specified amount of a specified security,                            Market
class of securities, or an index at a specified time in the                                 Credit
future and at a specified price.                                                           Liquidity
                                                                                           Leverage

REAL ESTATE INVESTMENT TRUSTS ("REITS"): Pooled investment               1-10              Liquidity
vehicles which invest primarily in income producing real estate                           Management
or real estate related loans or interest.                                                   Market
                                                                                          Regulatory
                                                                                              Tax
                                                                                          Pre-payment

BANKERS' ACCEPTANCES: Bills of exchange or time drafts drawn on        1-8, 10              Credit
and accepted by a commercial bank. Maturities are generally six                            Liquidity
months or less.                                                                             Market

COMMERCIAL PAPER: Secured and unsecured short-term promissory          1-8, 10              Credit
notes issued by corporations and other entities. Maturities                                Liquidity
generally vary from a few days to nine months.                                              Market

FOREIGN SECURITIES: Stocks issued by foreign companies, as well          1-9                Market
as commercial paper of foreign issuers and obligations of                                  Political
foreign banks, overseas branches of U.S. banks and supranational                           Liquidity
entities. Includes American Depository Receipts.                                      Foreign Investment

RESTRICTED SECURITIES: Securities not registered under the             1-8, 10             Liquidity
Securities Act of 1933, such as privately placed commercial                                 Market
paper and Rule 144A securities.


VARIABLE AND FLOATING RATE INSTRUMENTS: Obligations with                 1-8                Credit
interest rates which are reset daily, weekly, quarterly or some                            Liquidity
other period and which may be payable to the Fund on demand.                                Market


WARRANTS: Securities, typically issued with preferred stock or         1-3, 7-9             Market
bonds, that give the holder the right to buy a proportionate                                Credit
amount of common stock at a specified price.

PREFERRED STOCK: A class of stock that generally pays a dividend         1-10               Market
at a specified rate and has preference over common stock in the payment of dividends and in liquidation.

MORTGAGE-BACKED SECURITIES: Debt obligations secured by real              1               Pre-payment
estate loans and pools of loans. These include collateralized                               Market
mortgage obligations ("CMOs"), Real Estate Mortgage Investment                              Credit
Conduits ("REMICs") and Stripped Mortgage-Backed Securities                               Regulatory
("SMBS").

CORPORATE DEBT SECURITIES: Corporate bonds and non-convertible            1                 Market
debt securities.                                                                            Credit

DEMAND FEATURES: Securities that are subject to puts and standby          1                 Market
commitments to purchase the securities at a fixed price (usually                           Liquidity
with accrued interest) within a fixed period of time following                            Management
demand by a Fund.

ASSET-BACKED SECURITIES: Securities secured by company                    1               Pre-payment
receivables, home equity loans, truck and auto loans, leases,                               Market
credit card receivables and other securities backed by other                                Credit
types of receivables or other assets.

MORTGAGE DOLLAR ROLLS: A transaction in which a Fund sells                1               Pre-payment
securities for delivery in a current month and simultaneously                               Market
contracts with the same party to repurchase similar but not                               Regulatory
identical securities on a specified future date.

ADJUSTABLE RATE MORTGAGE LOANS ("ARMS"): Loans in a mortgage              1               Pre-payment
pool which provide for a fixed initial mortgage interest rate                               Market
for a specified period of time, after which the rate may be                                 Credit
subject to periodic adjustments.                                                          Regulatory

SWAPS, CAPS AND FLOORS: A Fund may enter into these transactions         1-10             Management
to manage its exposure to changing interest rates and other                                 Credit
factors. Swaps involve an exchange of obligations by two                                   Liquidity
parties. Caps and floors entitle a purchaser to a principal                                 Market
amount from the seller of the cap or floor to the extent that a specified index exceeds or falls below a predetermined interest rate or amount.

46


INSTRUMENT                                                            FUND CODE            RISK TYPE

NEW FINANCIAL PRODUCTS: New options and futures contracts and            1-10             Management
other financial products, continue to be developed and the Funds                            Credit
may invest in such options, contracts and products.                                         Market
                                                                                           Liquidity

STRUCTURED INSTRUMENTS: Debt securities issued by agencies and            1                 Market
instrumentalities of the U.S. government, banks, municipalities,                           Liquidity
corporations and other businesses whose interest and/or                                   Management
principal payments are indexed to foreign currency exchange                                 Credit
rates, interest rates, or one or more other references indices.                       Foreign Investment

MUNICIPAL SECURITIES: Securities issued by a state or political           1                 Market
subdivision to obtain funds for various public purposes.                                    Credit
Municipal securities include private activity bonds and                                    Political
industrial development bonds, as well as General Obligation                                   Tax
Notes, Tax Anticipation Notes, Bond Anticipation Notes, Revenue
Anticipation Notes, Project Notes, other short-term tax-exempt obligations, municipal leases, and obligations of municipal
housing authorities and single family revenue bonds.

OBLIGATIONS OF SUPRANATIONAL AGENCIES: Obligations of                     9                 Credit
supranational agencies who are chartered to promote economic                          Foreign Investment
development and are supported by various governments and
governmental agencies.

CURRENCY FUTURES AND RELATED OPTIONS: The Fund may engage in              9               Management
transactions in financial futures and related options, which are                           Liquidity
generally described above. The Fund will enter into these                                   Credit
transactions in foreign currencies and for hedging purposes                                 Market
only.                                                                                      Political
                                                                                           Leverage
                                                                                      Foreign Investment

FORWARD FOREIGN EXCHANGE TRANSACTIONS: Contractual agreement to           9               Management
purchase or sell one specified currency for another currency at                            Liquidity
a specified future date and price. The Fund will enter into                                 Credit
forward foreign exchange transactions for hedging purposes only.                            Market
                                                                                           Political
                                                                                           Leverage
                                                                                      Foreign Investment

INVESTMENT RISKS
----------------------------------------------------

Below is a more complete discussion of the types of risks inherent in the securities and investment techniques listed above. Because of these risks, the value of the securities held by the Funds may fluctuate, as will the value of your investment in the Funds. Certain investments are more susceptible to these risk than others.

- CREDIT RISK. The risk that the issuer of a security, or the counterparty to a contract, will default or otherwise become unable to honor a financial obligation. Credit risk is generally higher for non-investment grade securities. The price of a security can be adversely affected prior to actual default as its credit status deteriorates and the probability of default rises.


- LEVERAGE RISK. The risk associated with securities or practices that multiply small index or market movements into large changes in value. Leverage is often associated with investments in derivatives, but also may be embedded directly in the characteristics of other securities.


   - HEDGED. When a derivative (a security whose value is based on another security or index) is used as a hedge against an opposite position that the fund also holds, any loss generated by the derivative should be substantially offset by gains on the hedged investment, and vice versa. While hedging can reduce or eliminate losses, it can also reduce or eliminate gains. Hedges are sometimes subject to imperfect matching between the derivative and underlying security, and there can be no assurance that a Fund's hedging transactions will be effective.

   - SPECULATIVE. To the extent that a derivative is not used as a hedge, the fund is directly exposed to the risks of that derivative. Gains or losses from speculative positions in a derivative may be substantially greater than the derivative's original cost.

- LIQUIDITY RISK. The risk that certain securities may be difficult or impossible to sell at the time and the price that would normally prevail in the market. The seller may have to lower the price, sell other securities instead or forego an investment opportunity, any of which could have a negative effect on fund management or performance. This includes the risk of missing out on an investment opportunity because the assets necessary to take advantage of it are tied up in less advantageous investments.

- MANAGEMENT RISK. The risk that a strategy used by a fund's management may fail to produce the intended result. This includes the risk that changes in the value of a hedging instrument will not match those of the asset being hedged. Incomplete matching can result in unanticipated risks.

- MARKET RISK. The risk that the market value of a security may move up and down, sometimes rapidly and unpredictably. These fluctuations may cause a security to be worth less than the price originally paid for it, or less than it was worth at an earlier time. Market risk may affect a single issuer, industry, sector of the economy or the market as a whole. There is also the risk that the current interest rate may not accurately reflect existing market rates. For fixed income securities, market risk is largely, but not exclusively, influenced by changes in interest rates. A rise in interest rates typically causes a fall in values, while a fall in rates typically causes a rise in values. Finally, key information about a security or market may be inaccurate or unavailable. This is particularly relevant to investments in foreign securities.

- POLITICAL RISK. The risk of losses attributable to unfavorable governmental or political actions, seizure of foreign deposits, changes in tax or trade statutes, and governmental collapse and war.

- FOREIGN INVESTMENT RISK. The risk associated with higher transaction costs, delayed settlements, currency controls and adverse economic developments. This also includes the risk that fluctuations in the exchange rates between the U.S. dollar and foreign currencies may negatively affect an investment. Adverse changes in exchange rates may erode or reverse any gains produced by foreign currency denominated investments and may widen any losses. Exchange rate volatility also my affect the ability of an issuer to repay U.S. dollar denominated debt, thereby increasing credit risk.

- PRE-PAYMENT RISK. The risk that the principal repayment of a security will occur at an unexpected time, especially that the repayment of a mortgage or asset-backed security occurs either significantly sooner or later than expected. Changes in pre-payment rates can result in greater price and yield volatility. Pre-payments generally accelerate when interest rates decline.

48

  When mortgage and other obligations are pre-paid, a Fund may have to reinvest in securities with a lower yield. Further, with early prepayment, a Fund may fail to recover any premium paid, resulting in an unexpected capital loss.

- TAX RISK. The risk that the issuer of the securities will fail to comply with certain requirements of the Internal Revenue Code, which would cause adverse tax consequences.

- REGULATORY RISK. The risk associated with Federal and state laws which may restrict the remedies that a mortgage lender has when a borrower defaults on mortgage loans. These laws include restrictions on foreclosures, redemption rights after foreclosure, Federal and state bankruptcy and debtor relief laws, restrictions on "due on sale" clauses, and state usury laws.

INVESTMENT POLICIES
----------------------------------------------------

Each Fund's investment objective and the investment policies summarized below are fundamental. This means that they cannot be changed without the consent of a majority of the outstanding shares of the Funds. The full text of the fundamental policies can be found in the Statement of Additional Information.

Each Fund may not:

1. Purchase an issuer's securities if as a result more than 5% of its total assets would be invested in the securities of that issuer or the Fund would own more than 10% of the outstanding voting securities of that issuer. This does not include securities issued or guaranteed by the United States, its agencies or instrumentalities, and repurchase agreements involving these securities. This restriction applies with respect to 75% of a Fund's total assets.

2. Concentrate its investments in the securities of one or more issuers conducting their principal business in a particular industry or group of industries. This does not include obligations issued or guaranteed by the U.S. government or its agencies and instrumentalities and repurchase agreements involving such securities.

3. Make loans, except that a Fund may (i) purchase or hold debt instruments in accordance with its investment objective and policies; (ii) enter into repurchase agreements; and (iii) engage in securities lending.

The One Group Equity Index Fund may not:

1. Invest more than 10% of its total assets in securities issued or guaranteed by the United States, its agencies or instrumentalities.

Additional investment policies can be found in the Statement of Additional Information.

TEMPORARY DEFENSIVE POSITION

Sometimes Banc One Investment Advisors decides that the Funds should temporarily be invested in cash and cash equivalents. Cash equivalents include:

- Securities issued by the U.S. Government, its agencies and instrumentalities

- Repurchase Agreements

- Certificates of Deposit

- Bankers' Acceptances

- Commercial Paper (rated in one of the two highest rating categories)

- Variable Rate Master Demand Notes

- Bank Money Market Deposit Accounts

All of the Funds (other than the International Equity Index Fund and the Equity Index Fund) may temporarily invest up to 100% of their total assets in cash and cash equivalents. The Equity Index Fund may temporarily invest only 10% of its total assets in cash and cash equivalents, while the International Equity Index Fund may invest up to 20% of its total assets in debt securities issued or guaranteed by foreign governments or any of their political subdivisions, agencies or instrumentalities, or by supranational issuers rated in one of the three highest rating categories.

While the Funds are engaged in a temporary defensive position, they will not be pursuing their investment objectives. Therefore, the Funds will pursue a temporary defensive position only when market conditions warrant.

PORTFOLIO TURNOVER

Portfolio turnover may vary greatly from year to year, as well as within a particular year.

Higher portfolio turnover rates will likely result in higher transaction costs to the Funds and may result in additional tax consequences to you. The portfolio turnover rate for each Fund for the fiscal year ended June 30, 1997 is shown on the Financial Highlights.

                                    APPENDIX

DESCRIPTION OF RATINGS

The following is a summary of published ratings by major credit rating agencies. Credit ratings evaluate only the safety of principal and interest payments, not the market value risk of lower quality securities. Credit rating agencies may fail to change credit ratings to reflect subsequent events on a timely basis. Although Banc One Investment Advisors considers security ratings when making investment decisions, it also performs its own investment analysis and does not rely solely on the ratings assigned by credit agencies.

Unrated securities will be treated as non-investment grade securities unless Banc One Investment Advisors determines that such securities are the equivalent of investment grade securities. Securities that have received different ratings from more than one agency are considered investment grade if at least one agency has rated the security investment grade.

DESCRIPTION OF COMMERCIAL PAPER RATINGS

DUFF & PHELPS CREDIT RATING CO. ("DUFF")

    D-1+ Highest certainty of timely payment. Short-term liquidity, including internal operating factors and/or access to alternative sources of funds, is outstanding and safety is just below risk-free U.S. Treasury obligations.

     D-1 Very high certainty of timely payment. Liquidity factors are excellent and supported by good fundamental protection factors. Risk factors are minor.

    D-1- High certainty of timely payment. Liquidity factors are strong and supported by good fundamental protection factors. Risk factors are very small.

STANDARD & POOR'S CORPORATION ("S&P")

     A-1 Highest category of commercial paper. Capacity to meet financial commitment is strong. Obligations designated with a plus sign (+) indicate that capacity to meet financial commitment is extremely strong.

     A-2 Issues somewhat more susceptible to adverse effects of changes in circumstances and economic conditions than obligations in higher rating categories. However, the capacity to meet financial commitments is satisfactory.

FITCH'S INVESTORS SERVICE, L.P. ("FITCH")

    F-1+ Exceptionally strong credit quality. Strongest degree of assurance for timely payment.

     F-1 Very strong credit quality. Assurance of timely payment is only slightly less in degree than issues rated F-1+.

     F-2 Good credit quality. Satisfactory degree of assurance for timely payment, but the margin of safety is not as good as for issues assigned F-1+ and F-1 ratings.

IBCA LIMITED ("IBCA")

      A1 Highest capacity for timely repayment. Those issues rated A1+ possess a particularly strong credit feature.

      A2 Satisfactory capacity for timely repayment although such capacity may be susceptible to adverse changes in business, economic or financial conditions.

MOODY'S INVESTORS SERVICE ("MOODY'S")

 PRIME-1 Superior ability for repayment.

 PRIME-2 Strong ability for repayment.

DESCRIPTION OF BANK RATINGS

MOODY'S

These ratings represent Moody's opinion of a bank's intrinsic safety and soundness.

       A These banks possess exceptional intrinsic financial strength. Typically they will be major financial institutions with highly valuable and defensible business franchises, strong financial fundamentals, and a very attractive and stable operating environment.

       B These banks possess strong intrinsic financial strength. Typically, they will be important institutions with valuable and defensible business franchises, good financial fundamentals, and an attractive and stable operating environment.

       C These banks possess good intrinsic financial strength. Typically, they will be institutions with valuable and defensible business franchises. These banks will demonstrate either acceptable financial fundamentals within a stable operating environment, or better than average financial fundamentals within an unstable operating environment.

50

S&P

S&P's credit rating is a current opinion of an obligor's overall financial capacity (its creditworthiness) to pay its financial obligation.

    Aaa The highest rating assigned by S&P. The obligor's capacity to meet its financial commitment on the obligation is extremely strong.

     Aa The obligor's capacity to meet its financial commitments on the obligation is very strong.

       A The obligation is somewhat more susceptible to the adverse effects of changes in circumstances and economic conditions than obligations in higher rated categories. However, the obligor's capacity to meet its financial commitment on the obligation is still strong.

DESCRIPTION OF INSURANCE RATINGS

MOODY'S

These ratings represent Moody's opinions of the ability of insurance companies to pay punctually senior policyholder claims and obligations.

    Aaa Insurance companies rated in this category offer exceptional financial security. While the financial strength of these companies is likely to change, such changes as can be visualized are most unlikely to impair their fundamentally strong position.

      Aa These insurance companies offer excellent financial security. Together with the Aaa group, they constitute what are generally known as high grade companies. They are rated lower than Aaa companies because long-term risks appear somewhat larger.

       A Insurance companies rated in this category offer good financial security. However, elements may be present which suggest a susceptibility to impairment sometime in the future.

S&P

S&P's credit rating is a current opinion of the creditworthiness of an obligor with respect to a specific financial obligation, a specific class of financial obligations, or a specific financial program.

    AAA This is the highest rating assigned by S&P. The obligor's capacity to meet its financial commitment on the obligation is extremely strong.

     AA The obligor's capacity to meet its financial commitments on the obligation is very strong.

       A An obligation rated A is somewhat more susceptible to the adverse effects of changes in circumstances and economic conditions than obligations in higher rated categories. However, the obligor's capacity to meet its financial commitment on the obligation is still strong.

DESCRIPTION OF CORPORATE/
MUNICIPAL BOND RATINGS

S&P

Investment Grade

    AAA The highest rating. The rating indicates an extremely strong capacity to meet its financial commitment.

     AA Differs from AAA issues only in a small degree. The obligor's capacity to meet its financial commitment is very strong.

       A These bonds are somewhat more susceptible to the adverse effects of changes in circumstances and economic conditions than debt in higher rated categories. However, capacity to meet its financial commitment on the obligation is still strong.

    BBB Exhibits adequate protection parameters. However, adverse economic conditions or changing circumstances are more likely to lead to a weakened capacity to meet its financial commitment on the obligation.

Speculative Grade

     BB Less vulnerable to non-payment than other speculative issues. However, these bonds face major ongoing uncertainties or exposure to adverse business, financial or economic conditions which could lead to inadequate capacity to meet financial commitment on the obligation.

       B More vulnerable to non-payment than obligations rated BB, but currently has the capacity to meet its financial commitment on the obligation. Adverse business, financial or economic conditions will likely impair capacity or willingness to meet its financial commitment on the obligation.

    CCC Currently vulnerable to non-payment, and is dependent upon favorable business, financial, and economic conditions to meet its financial commitment on the obligation. In the event of adverse busi-ness, financial, or economic conditions, they are not likely to have the capacity to meet its financial commitment on the obligation.

      CC Currently highly vulnerable to non-payment.

       C This rating may be used to cover a situation where a bankruptcy petition has been filed, or similar action has been taken, but payments on this obligation are being continued.

       D Bonds in payment default.

Ratings from AA to CCC may be modified by a plus (+) or minus (-) to show relative standing within the major rating categories.

MOODY'S

Investment Grade

    Aaa Best quality. They carry the smallest degree of investment risk and are generally referred to as "gilt edged." Interest payments are protected by a large, or an exceptionally stable, margin and principal is secure.

      Aa High quality by all standards. Margins of protection may not be as large as in Aaa securities, fluctuation of protective elements may be greater, or there may be other elements present that make the long-term risks appear somewhat larger than in Aaa securities.

       A These bonds possess many favorable investment attributes and are to be considered as upper-medium grade obligations. Factors giving security to principal and interest are considered adequate, but elements may be present which suggest a susceptibility to impairment sometime in the future.

    Baa These bonds are considered medium-grade obligations (i.e., they are neither highly protected nor poorly secured). Interest payments and principal security appear adequate for the present but certain protective elements may be lacking or may be characteristically unreliable over any great length of time. Such bonds lack outstanding investment characteristics and in fact have speculative characteristics as well.

Non-Investment Grade

      Ba These bonds have speculative elements; their future cannot be considered as well assured. The protection of interest and principal payments may be very moderate and thereby not well safeguarded during good and bad times over the future.

       B These bonds lack the characteristics of a desirable investment (i.e., potentially low assurance of timely interest and principal payments or maintenance of other contract terms over any long period of time may be small).

     Caa Bonds in this category have poor standing and may be in default. These bonds carry an element of danger with respect to principal and interest payments.

      Ca Speculative to a high degree and could be in default or have other marked shortcomings. Ca is the lowest rating.

DESCRIPTION OF MUNICIPAL NOTE RATINGS


MOODY'S

MIG1 &   Short-term municipal securities rated MIG1 or VMIG1 are of the best
 VMIGX1 quality. They have strong protection from established cash flows, superior liquidity support or demonstrated broad-based access to the market for refinancing.

MIG2 &   These Short-term municipal securities are of high quality. Margins of
 VMIG2   protection are ample although not so large as in the preceding group.


MIG3 &   Favorable quality. All security elements are accounted for, but the
 VMIG3 undeniable strength of the preceding grades is lacking. Liquidity and cash flow protection may be narrow and marketing access for refinancing is likely to be less well established.







S&P

An S&P note rating reflects the liquidity concerns and market access risks unique to notes. Notes due in three years or less will likely receive a note rating. Notes maturing beyond three years will most likely receive a long-term debt rating.

    SP-1 Strong capacity to pay principal and interest. Those issues determined to possess overwhelming safety characteristics will be given a plus (+) designation.

    SP-2 Satisfactory capacity to pay principal and interest.

    SP-3 Speculative capacity to pay principal and interest.

DESCRIPTION OF PREFERRED STOCK RATINGS

MOODY'S

     aaa Top-quality preferred stock. This rating indicates good asset protection and the

52

         least risk of dividend impairment within the universe of preferred stocks.

      aa High-grade preferred stock. This rating indicates that there is a reasonable assurance the earnings and asset protection will remain relatively well maintained in the foreseeable future.

       a Upper-medium grade preferred stock. While risks are judged to be somewhat greater than in the "aaa" and "aa" classification, earnings and asset protection are, nevertheless, expected to be maintained at adequate levels.

     baa Medium-grade preferred stock, neither highly protected nor poorly secured. Earnings and asset protection appear adequate at present but may be questionable over any great length of time.

S&P

S&P's preferred stock rating is an assessment of the capacity and willingness of an issuer to pay preferred stock dividends and any applicable sinking fund obligations.

    AAA Highest rating. This rating indicates an extremely strong capacity to pay the preferred stock obligations.

     AA High-quality, fixed-income security. The capacity to pay preferred stock obligations is very strong, although not as overwhelming as for issues rated "AAA."

       A Backed by a sound capacity to pay the preferred stock obligations, although it is somewhat more susceptible to the adverse effects of changes in circumstances and economic conditions.

    BBB Backed by an adequate capacity to pay the preferred stock obligations.
        Whereas the issuer normally exhibits adequate protection parameters, adverse economic conditions or changing circumstances are more likely to lead to a weakened capacity to make payments for a preferred stock in this category than for issues in the "A" category.

SHORT-TERM DEBT RATINGS

Thompson Bank Watch, Inc. ("TBW") assigns ratings to specific debt instruments with original maturities of one year or less. The TBW Short-Term ratings specifically assess the likelihood of an untimely payment of principal and interest.

  TBW-1 Very high degree of likelihood that principal and interest will be paid on a timely basis.

  TBW-2 While degree of safety regarding timely repayment of principal and interest is strong, the relative degree is not as high as for issues rated TBW-1.

  TBW-3 Lowest investment grade category. While more susceptible to adverse developments than obligations with higher ratings, capacity to service principal and interest in a timely fashion is considered adequate.

  TBW-4 Non-investment grade and, therefore, speculative.

Investment Advisor and Sub-Administrator
Banc One Investment Advisors Corporation
1111 Polaris Parkway
P.O. Box 710211
Columbus, OH 43271-0211

Sub-Advisor
Independence International Associates, Inc.
75 State Street
Boston, MA 02109

Distributor
The One Group Services Company
3435 Stelzer Road
Columbus, OH 43219

Administrator
The One Group Services Company
3435 Stelzer Road
Columbus, OH 43219

Transfer Agent and Custodian
State Street Bank and Trust Company
P.O. Box 8500
Boston, MA 02266-8500

Legal Counsel
Ropes & Gray
One Franklin Square
1301 K Street, N.W.
Suite 800 East
Washington, D.C. 20005

Independent Accountants
Coopers & Lybrand L.L.P.
100 East Broad Street
Columbus, OH 43215



THE STATEMENT OF ADDITIONAL INFORMATION CONTAINS MORE DETAILED INFORMATION ABOUT THE FUNDS. THE CURRENT STATEMENT OF ADDITIONAL INFORMATION HAS BEEN FILED WITH THE SECURITIES AND EXCHANGE COMMISSION AND IS AVAILABLE WITHOUT CHARGE BY CALLING 1-800-480-4111 OR BY WRITING TO THE ONE GROUP SERVICES COMPANY AT 3435 STELZER ROAD, COLUMBUS, OHIO 43219. THE STATEMENT OF ADDITIONAL INFORMATION IS INCORPORATED INTO THIS PROSPECTUS BY REFERENCE. THE SEC MAINTAINS A WEB SITE (WWW.SEC.COM) THAT CONTAINS THE STATEMENT OF ADDITIONAL INFORMATION, MATERIALS INCORPORATED BY REFERENCE AND OTHER INFORMATION REGARDING THE ONE GROUP(R).


TOG-F-120

                    THE ONE GROUP(R) FAMILY OF MUTUAL FUNDS

                               MUNICIPAL BOND FUNDS

                               COMBINED PROSPECTUS

                                NOVEMBER 1, 1997


                THE ONE GROUP(R) INTERMEDIATE TAX-FREE BOND FUND

                     THE ONE GROUP(R) MUNICIPAL INCOME FUND

                  THE ONE GROUP(R) ARIZONA MUNICIPAL BOND FUND

               THE ONE GROUP(R) WEST VIRGINIA MUNICIPAL BOND FUND

                 THE ONE GROUP(R) LOUISIANA MUNICIPAL BOND FUND

                    THE ONE GROUP(R) OHIO MUNICIPAL BOND FUND

                 THE ONE GROUP(R) KENTUCKY MUNICIPAL BOND FUND


   This prospectus describes seven mutual funds that attempt to produce income exempt from Federal and/or state income tax. The information in this prospectus is important. Please read it carefully before you invest, and save it for future reference.

         PLEASE REMEMBER THAT SHARES OF THE FUNDS: oO ARE NOT DEPOSITS OR OBLIGATIONS OF, OR GUARANTEED BY BANC ONE CORPORATION OR ITS AFFILIATES; oO ARE
    NOT INSURED OR GUARANTEED BY THE FEDERAL DEPOSIT INSURANCE CORPORATION OR
                 BY ANY FEDERAL OR STATE GOVERNMENTAL AGENCY; oO
                 INVOLVE INVESTMENT RISK, INCLUDING THE POSSIBLE
                     LOSS OF THE PRINCIPAL AMOUNT INVESTED.

          THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE
           SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES
        COMMISSION NOR HAS THE SECURITIES AND EXCHANGE COMMISSION OR ANY
 STATE SECURITIES COMMISSION PASSED UPON THE ACCURACY OR ADEQUACY OF THIS
                                   PROSPECTUS.
            ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

                              TABLE OF CONTENTS

                   A BRIEF PREVIEW OF THE FUNDS.............................   1
                   ABOUT THE FUNDS..........................................   2
                      The One Group(R) Intermediate Tax-Free Bond Fund......   2
                      The One Group(R) Municipal Income Fund................   5
                      The One Group(R) Arizona Municipal Bond Fund..........   8
                      The One Group(R) West Virginia Municipal Bond Fund....  11
                      The One Group(R) Louisiana Municipal Bond Fund........  14
                      The One Group(R) Ohio Municipal Bond Fund.............  17
                      The One Group(R) Kentucky Municipal Bond Fund.........  20
                   MORE ABOUT THE FUNDS.....................................  23
                   HOW TO DO BUSINESS WITH THE ONE GROUP....................  24
                      Purchasing Fund Shares................................  24
                      Sales Charges.........................................  25
                      Sales Charge Reductions and Waivers...................  27
                      Exchanging Fund Shares................................  28
                      Redeeming Fund Shares.................................  29
                   SHAREHOLDER INFORMATION..................................  31
                      Voting Rights.........................................  31
                      Dividend Policies.....................................  31
                      Tax Treatment of the Funds............................  32
                      Tax Treatment of Shareholders.........................  32
                      Shareholder Inquiries.................................  33
                   ORGANIZATION AND MANAGEMENT OF THE FUNDS.................  34
                      The Funds.............................................  34
                      The Board of Trustees.................................  34
                      The Advisor...........................................  34
                      The Distributor.......................................  34
                      The Administrator and Sub-Administrator...............  34
                      The Transfer Agent, Custodian and Sub-Custodian.......  34
                   DETAILS ABOUT THE FUNDS' INVESTMENT PRACTICES AND
                     POLICIES...............................................  35
                      Investment Practices..................................  35
                      Investment Risks......................................  37
                      Investment Policies...................................  38
                   APPENDIX: DESCRIPTION OF RATINGS.........................  40

                          A BRIEF PREVIEW OF THE FUNDS

             WHAT ARE THE GOALS OF THE MUNICIPAL BOND FUNDS?

             The Funds are designed to produce income exempt from Federal and/ or state income tax. Each Fund pursues a different investment objective and involves different risks. These Funds may not be appropriate for Individual Retirement Accounts, Qualified Plans, and other Retirement Plans that receive favorable tax treatment. Please read about each Fund before investing.

             WHAT ARE THE FUNDS' INVESTMENT STRATEGIES?
             The Intermediate Tax-Free Bond Fund and the Municipal Income Fund invest in debt securities issued by or on behalf of states, territories, and possessions of the United States and their agencies that produce interest that is exempt from Federal income tax. The Arizona Municipal Bond Fund, the West Virginia Municipal Bond Fund, the Louisiana Municipal Bond Fund, the Kentucky Municipal Bond Fund and the Ohio Municipal Bond Fund invest in debt securities of their respective states that produce interest that is exempt from Federal Income Tax and the personal income tax of each Fund's respective state.

             WHAT ARE THE MAIN RISKS OF INVESTING IN THE FUNDS?
             The Funds invest in fixed-income investments that are subject to market fluctuations as a result of changes in interest rates. As a result, the value of investments in the Funds may decrease during periods of rising interest rates and increase during periods of declining interest rates. In addition, some of the Funds invest in mortgage-related securities which may have greater price and yield volatility than traditional fixed-income securities. All of the Funds, except the Intermediate Tax Free Bond Fund and the Municipal Income Fund, are non-diversified funds which expose investors to special risks, including risks associated with state specific investments. For more information about risks, please read "More About the Funds" and "Investment Risks."

             WHAT CLASSES OF SHARES ARE AVAILABLE?
             The Funds currently offer four classes of Shares: Class A, Class B, Class C and Fiduciary Class. Class A, Class B and Class C shares are offered to the general public. Fiduciary Class shares are offered to institutional investors, including affiliates of BANC ONE CORPORATION and any bank, depository institution, insurance company, pension plan or other organization authorized to act in fiduciary, advisory, agency, custodial or similar capacities. The section called "How To Do Business With The One Group" will provide more information.

             HOW DO I PURCHASE AND REDEEM SHARES?

             You may buy and redeem shares of the Funds on any day that the Funds are open for business. Class C shares are not available for purchase in all of the funds. Purchase and redemption procedures are explained in greater detail in "How To Do Business With The One Group." For additional information, call The One Group Services Company at 1-800-480-4111.


             HOW ARE DIVIDENDS PAID?
             Generally, dividends are declared on each business day and are distributed periodically on the first business day of each month. Any capital gains are distributed at least annually. Distributions are paid in additional shares of the same class unless you elect to take the payment in cash. For a more detailed discussion of dividends, see "Dividend Policies."

             WHO MANAGES THE FUNDS?
             Banc One Investment Advisors Corporation ("Banc One Investment Advisors"), an indirect subsidiary of BANC ONE CORPORATION, serves as the advisor of the Funds. Banc One Investment Advisors is paid a fee for its services. A more detailed discussion regarding Banc One Investment Advisors, its services and compensation can be found in the Prospectus under the headings "The Advisor" and "Expense Summary."

2

THE ONE GROUP(R)
INTERMEDIATE TAX-FREE BOND FUND
[ICON] INVESTMENT OBJECTIVE
The Fund is a diversified fund that seeks current income exempt from Federal income taxes consistent with prudent investment management and the preservation of capital.

[ICON] INVESTMENT STRATEGY

The Fund invests in bonds and notes of states, territories and possessions of the United States, including the District of Columbia, and their respective authorities, political subdivisions, agencies and instrumentalities, the interest on which is exempt from Federal income tax ("Municipal Securities"). The Fund's average weighted maturity normally will range between three and ten years.


[ICON] PORTFOLIO SECURITIES

The Fund invests at least 80% of its net assets in Municipal Securities. As a matter of fundamental policy, the Fund invests at least 65% of its total assets in bonds. The Fund also may invest in mortgage-backed securities, restricted securities, and mortgage dollar rolls. The securities in which the Fund invests may have fixed rates of return or floating or variable rates. For a list of all securities in which the Fund may invest, please read "Investment Practices."


[ICON] RISK CONSIDERATIONS
The Fund may invest in Municipal Securities that are rated in the lowest investment grade. Even though such securities are generally considered investment grade they are considered to have speculative characteristics. Issuers of such securities are more vulnerable to changes in economic conditions than issuers of higher grade securities. The Municipal Securities are also fixed income investments. The value of these securities will change in response to interest rate changes and other factors. In addition, the Fund invests in mortgage-related securities which have significantly greater price and yield volatility than traditional fixed-income securities. Before you invest, please read "More About the Funds" and "Investment Risks."

[ICON] TAX CONSIDERATIONS
Up to 20% of the Fund's assets may be invested in Municipal Securities, the interest on which is subject to the Federal alternative minimum tax. Shareholders who are subject to the Federal alternative minimum tax may have all or a portion of their income from the Fund subject to Federal income tax. In addition, corporate shareholders will be required to take the interest on Municipal Securities into account in determining their alternative minimum taxable income.

[ICON] FUND MANAGEMENT

Patrick M. Morrissey has served as the manager of the Fund since February, 1994. Since 1993, Mr. Morrissey also has managed the Municipal Income Fund. Mr. Morrissey has been employed by Banc One Investment Advisors and its affiliates since October, 1992. From September, 1986 to October, 1992, Mr. Morrissey served as Portfolio Manager at Norwest Investments and Trust.


 SHAREHOLDER EXPENSES

   SHAREHOLDER TRANSACTION EXPENSES (1)      CLASS A   CLASS B   CLASS C   FIDUCIARY CLASS
Maximum Sales Charge Imposed on Purchases
  (as a percentage of offering price)         4.50%      none      none          none
Maximum Contingent Deferred Sales Charge
  (as a percentage of original purchase
  price or redemption proceeds, as
  applicable)                                 none(2)   5.00%     1.00%          none
Redemption Fees                                none      none      none          none
Exchange Fees                                  none      none      none          none

ANNUAL OPERATING EXPENSES (3) (as a
  percentage of average daily net assets)
Investment Advisory Fees (after fee
  waiver) (4)                                  .40%      .40%      .40%          .40%
12b-1 Fees (after fee waiver) (5)              .25%      .90%      .90%          none
Other Expenses                                 .26%      .26%      .26%          .26%
Total Fund Operating Expenses (after fee
  waivers) (6)                                 .91%     1.56%     1.56%          .66%

(1) If you buy or sell shares through a Shareholder Servicing Agent, you may be charged separate transaction fees by the Shareholder Servicing Agent. In addition, a $7.00 charge is deducted from redemption amounts paid by wire.
(2) Except for purchases of $1 million or more. Please see "Sales Charges."
(3) Expense information has been restated to reflect current fees.
(4) Without the fee waiver, Investment Advisory Fees would be .60% for all classes of shares.
(5) Due to 12b-1 fees, long-term Class A, Class B and Class C shareholders may pay more than the equivalent of the maximum front-end sales charges permitted by the rules of the National Association of Securities Dealers. Without the voluntary waiver of fees, 12b-1 fees would be .35% for Class A shares and 1.00% for Class B and Class C shares.
(6) Without the voluntary reduction of Investment Advisory and 12b-1 fees, Total Operating Expenses would be 1.21% for Class A shares, 1.86% for Class B shares, 1.86% for Class C shares and .86% for Fiduciary Class shares.

 EXAMPLE
An investor would pay the following expenses on a $1,000 investment in the Fund, assuming: (1) payment of the maximum sales charge; (2) 5% annual return; and (3) redemption at the end of each time period.

                                               1 YEAR     3 YEARS     5 YEARS     10 YEARS
Class A                                         $ 54       $  73       $  93        $152
Class A (without fee waivers)                   $ 57       $  82       $ 109        $185
Class B                                         $ 66       $  79       $ 105        $168
Class B (without fee waivers)                   $ 69       $  88       $ 121        $201
Class C                                         $ 26       $  49       $  85        $186
Class C (without fee waivers)                   $ 29       $  58       $ 101        $218
Fiduciary Class                                 $  7       $  21       $  37        $ 82
Fiduciary Class (without fee waiver)            $  9       $  27       $  48        $106

Assuming no redemption at the end of each time period, the dollar amounts in the above example would be as follows:

                                               1 YEAR     3 YEARS     5 YEARS     10 YEARS
Class A                                         $ 54       $  73       $  93        $152
Class A (without fee waivers)                   $ 57       $  82       $ 109        $185
Class B                                         $ 16       $  49       $  85        $168
Class B (without fee waivers)                   $ 19       $  58       $ 101        $201
Class C                                         $ 16       $  49       $  85        $186
Class C (without fee waivers)                   $ 19       $  58       $ 101        $218
Fiduciary Class                                 $  7       $  21       $  37        $ 82
Fiduciary Class (without fee waiver)            $  9       $  27       $  48        $106

Class B shares automatically convert to Class A shares after eight (8) years. Therefore, the "10 years" examples above reflect this conversion.

These examples are designed to assist you in understanding the various costs and expenses that may be directly or indirectly paid by investors in the Fund. THESE EXAMPLES SHOULD NOT BE CONSIDERED A REPRESENTATION OF PAST OR FUTURE EXPENSES AND ACTUAL EXPENSES MAY BE GREATER OR LESS THAN THOSE SHOWN.

THE ONE GROUP(R) INTERMEDIATE TAX-FREE BOND FUND    FINANCIAL HIGHLIGHTS


The Financial Highlights are intended to help you understand the Fund's financial performance for the past 10 years or since inception, if less than 10 years. The total returns in the table represent the rate a shareholder would have earned on an investment in the Fund (assuming reinvestment of all dividends and distributions). This information has been derived from financial statements audited by Coopers & Lybrand L.L.P., whose report, along with the Fund's financial statements, is included in the Statement of Additional Information, which is available upon request.


                                                                      YEARS ENDED JUNE 30,
                                 ------------------------------------------------------------------------------------------------
         FIDUCIARY               1997           1996           1995           1994           1993           1992         1991(c)
NET ASSET VALUE, BEGINNING
  OF PERIOD                   $   10.67      $   10.64      $   10.49      $   11.15      $   10.69      $   10.28      $   10.00
----------------------------------------------------------------------------------------------------------------------------------
Investment Activities:
  Net investment income            0.54           0.52           0.54           0.52           0.53           0.55           0.49
  Net realized and
    unrealized gains
    (losses) from
    investments                    0.27           0.04           0.15          (0.52)          0.49           0.42           0.27
----------------------------------------------------------------------------------------------------------------------------------
Total from Investment
  Activities                       0.81           0.56           0.69           0.00           1.02           0.97           0.76
----------------------------------------------------------------------------------------------------------------------------------
Distributions:
  Net investment income           (0.54)         (0.51)         (0.54)         (0.53)         (0.52)         (0.55)         (0.48)
  In excess of net
    investment income             --             --             --             (0.01)         --             --             --
  Net realized gains              (0.02)         (0.02)         --             (0.01)         (0.04)         (0.01)         --
  In excess of net realized
    gains                         --             --             --             (0.11)         --             --             --
----------------------------------------------------------------------------------------------------------------------------------
Total Distributions               (0.56)         (0.53)         (0.54)         (0.66)         (0.56)         (0.56)         (0.48)
----------------------------------------------------------------------------------------------------------------------------------
NET ASSET VALUE, END OF
  PERIOD                      $   10.92      $   10.67      $   10.64      $   10.49      $   11.15      $   10.69      $   10.28
----------------------------------------------------------------------------------------------------------------------------------
Total Return                       7.76%          5.39%          6.75%        (0.11)%          9.79%          9.54%       9.49%(b)
RATIOS/SUPPLEMENTARY DATA:
  Net Assets at end of
    period (000)              $451,089       $217,201       $211,229       $182,611       $166,489       $142,672       $82,192
  Ratio of expenses to
    average net assets             0.58%          0.54%          0.53%          0.48%          0.54%          0.55%       0.30%(b)
  Ratio of net investment
    income to average net
    assets                         5.05%          4.87%          5.17%          4.78%          4.93%          5.28%       6.04%(b)
  Ratio of expenses to
    average net assets*            0.81%          0.87%          0.88%          0.84%          0.94%          1.07%       0.90%(b)
  Ratio of net investment
    income to average net
    assets*                        4.82%          4.54%          4.82%          4.42%          4.53%          4.77%       5.44%(b)
  Portfolio turnover(a)           86.89%        111.58%        199.76%        105.98%         31.99%         11.50%      35.15%

* During the period certain fees were voluntarily reduced. If such voluntary fee reductions had not occurred, the ratios would have been as indicated. (a) Portfolio turnover is calculated on the basis of the Fund as a whole without distinguishing among the classes of shares issued. (b) Annualized. (c) The Fiduciary Class commenced operations on September 4, 1990.

                                                                             YEARS ENDED JUNE 30,
                                             ------------------------------------------------------------------------------------
                  CLASS A                       1997           1996           1995           1994           1993         1992(c)
NET ASSET VALUE, BEGINNING OF PERIOD         $   10.67      $   10.63      $   10.48      $   11.14      $   10.69      $   10.57
----------------------------------------------------------------------------------------------------------------------------------
Investment Activities:
  Net investment income                           0.51           0.50           0.51           0.50           0.55           0.15
  Net realized and unrealized gains
    (losses) from investments                     0.26           0.05           0.15          (0.52)          0.44           0.18
----------------------------------------------------------------------------------------------------------------------------------
Total from Investment Activities                  0.77           0.55           0.66          (0.02)          0.99           0.33
----------------------------------------------------------------------------------------------------------------------------------
Distributions:
  Net investment income                          (0.51)         (0.49)         (0.49)         (0.52)         (0.50)         (0.21)
  In excess of net investment income             --             --             (0.02)         (0.01)         --             --
  Net realized gains                             (0.02)         (0.02)         --             --             (0.04)         --
  In excess of net realized gains                --             --             --             (0.11)         --             --
----------------------------------------------------------------------------------------------------------------------------------
Total Distributions                              (0.53)         (0.51)         (0.51)         (0.64)         (0.54)         (0.21)
----------------------------------------------------------------------------------------------------------------------------------
NET ASSET VALUE, END OF PERIOD               $   10.91      $   10.67      $   10.63      $   10.48      $   11.14      $   10.69
----------------------------------------------------------------------------------------------------------------------------------
Total Return (Excludes Sales Charge)              7.39%          5.28%          6.49%        (0.33)%          9.47%       8.68%(b)
RATIOS/SUPPLEMENTARY DATA:
  Net Assets at end of period (000)          $   8,457      $   6,622      $   5,614      $   5,556      $   5,480      $    5
  Ratio of expenses to average net assets         0.83%          0.79%          0.78%          0.73%          0.71%       1.02%(b)
  Ratio of net investment income to average
    net assets                                    4.75%          4.62%          4.91%          4.57%          4.77%       4.91%(b)
  Ratio of expenses to average net assets*        1.15%          1.22%          1.23%          1.19%          1.27%       1.32%(b)
  Ratio of net investment income to average
    net assets*                                   4.43%          4.19%          4.46%          4.11%          4.21%       4.61%(b)
  Portfolio turnover(a)                          86.89%        111.58%        199.76%        105.98%         31.99       11.50%

* During the period certain fees were voluntarily reduced. If such voluntary fee reductions had not occurred, the ratios would have been as indicated. (a) Portfolio turnover is calculated on the basis of the Fund as a whole without distinguishing among the classes of shares issued. (b) Annualized. (c) Class A Shares commenced offering on February 18, 1992.

4

THE ONE GROUP(R) INTERMEDIATE TAX-FREE BOND FUND    FINANCIAL HIGHLIGHTS

                                                                                          YEAR ENDED JUNE 30,
                                                                          ---------------------------------------------------
                              CLASS B                                   1997             1996             1995            1994(a)
NET ASSET VALUE, BEGINNING OF PERIOD                                  $  10.68         $  10.65         $  10.50         $  11.18
----------------------------------------------------------------------------------------------------------------------------------
Investment Activities:
  Net investment income                                                   0.45             0.43             0.46             0.17
  Net realized and unrealized gains (losses) from investments             0.27             0.04             0.14            (0.67)
----------------------------------------------------------------------------------------------------------------------------------
Total from Investment Activities                                          0.72             0.47             0.60            (0.50)
----------------------------------------------------------------------------------------------------------------------------------
Distributions:
  Net investment income                                                  (0.45)           (0.42)           (0.45)           (0.17)
  Net realized gains                                                     (0.02)           (0.02)           --               --
  In excess of net realized gains                                        --               --               --               (0.01)
----------------------------------------------------------------------------------------------------------------------------------
Total Distributions                                                      (0.47)           (0.44)           (0.45)           (0.18)
----------------------------------------------------------------------------------------------------------------------------------
NET ASSET VALUE, END OF PERIOD                                        $  10.93         $  10.68         $  10.65         $  10.50
----------------------------------------------------------------------------------------------------------------------------------
Total Return (Excludes Sales Charge)                                      6.82%            4.48%            5.89%        (4.48)%(b)
RATIOS/SUPPLEMENTARY DATA:
  Net Assets at end of period (000)                                   $  3,307         $  2,439         $  1,116         $ 549
  Ratio of expenses to average net assets                                 1.47%            1.44%            1.43%         1.40%(c)
  Ratio of net investment income to average net assets                    4.09%            3.97%            4.29%         4.08%(c)
  Ratio of expenses to average net assets*                                1.78%            1.87%            1.88%         1.85%(c)
  Ratio of net investment income to average net assets*                   3.78%            3.54%            3.84%         3.63%(c)
  Portfolio turnover(d)                                                  86.89%          111.58%          199.76%       105.98%

* During the period certain fees were voluntarily reduced. If such voluntary fee reductions had not occurred, the ratios would have been as indicated. (a) Class B Shares commenced offering on January 14,
  1994. (b) Not annualized. (c) Annualized. (d) Portfolio turnover is calculated on the basis of the Fund as a whole without distinguishing among the classes of shares issued.

                                                                            5
THE ONE GROUP(R)
MUNICIPAL INCOME FUND
[ICON] INVESTMENT OBJECTIVE
The Fund is a diversified fund that seeks current income exempt from Federal income taxes.

[ICON] INVESTMENT STRATEGY
The Fund invests in debt securities of states, territories and possessions of the United States, including the District of Columbia, and their respective authorities, political subdivisions, agencies and instrumentalities, the interest on which is exempt from Federal income tax ("Municipal Securities"). The Fund's average weighted maturity normally will range from five to fifteen years, although the Fund may shorten its average weighted maturity to as little as two years if appropriate for temporary defensive purposes.

[ICON] PORTFOLIO SECURITIES

The Fund invests at least 80% of its net assets in Municipal Securities. As a matter of fundamental policy, the Fund invests at least 65% of its total assets in bonds. As a matter of fundamental policy, the Fund will not invest more than 25% of its net assets (i) in securities within a single industry; or (ii) in securities of governmental units or issuers in the same state, territory, or possession. However, the Fund will, from time to time, invest more than 25% of its net assets in municipal housing authority obligations and single-family mortgage revenue bonds. The Fund also may invest in mortgage-backed securities, restricted securities, and mortgage dollar rolls. The securities in which the Fund invests may have fixed rates of return or floating or variable rates. For a list of all securities in which the Fund may invest, please read "Investment Practices."


[ICON] RISK CONSIDERATIONS
The Fund may invest in Municipal Securities that are rated in the lowest investment grade. Even though such securities are generally considered investment grade securities, they are considered to have speculative characteristics. Issuers of such securities are more vulnerable to changes in economic conditions than issuers of higher grade securities. The Municipal Securities are also fixed-income investments. The value of these securities will change in response to interest rates and other factors. In addition, the Fund invests in mortgage-related securities which may have greater price and yield volatility than traditional fixed-income securities. Before you invest, please read "More About the Funds" and "Investment Risks."

[ICON] TAX CONSIDERATIONS
Up to 100% of the Fund's assets may be invested in Municipal Securities the interest on which is subject to Federal alternative minimum tax. Shareholders who are subject to the Federal alternative minimum tax may have all or a portion of their income from the Fund subject to Federal income tax. In addition, corporate shareholders will be required to take the interest on Municipal Securities into account in determining their alternative minimum taxable income.

[ICON] FUND MANAGEMENT

Patrick M. Morrissey has served as the manager of the Fund since its inception in February, 1993. Mr. Morrissey has been employed by Banc One Investment Advisors and its affiliates as a fixed income portfolio manager since October, 1992. From September, 1986 to October, 1992, Mr. Morrissey served as Portfolio Manager at Norwest Investments and Trust.


 SHAREHOLDER EXPENSES

   SHAREHOLDER TRANSACTION EXPENSES (1)      CLASS A   CLASS B   CLASS C   FIDUCIARY CLASS
Maximum Sales Charge Imposed on Purchases
  (as a percentage of offering price)         4.50%      none      none          none
Maximum Contingent Deferred Sales Charge
  (as a percentage of original purchase
  price or redemption proceeds, as
  applicable)                                  none(2)  5.00%     1.00%          none
Redemption Fees                                none      none      none          none
Exchange Fees                                  none      none      none          none

ANNUAL OPERATING EXPENSES (3) (as a
  percentage of average daily net assets)
Investment Advisory Fees (after fee
  waiver) (4)                                  .35%      .35%      .35%          .35%
12b-1 Fees (after fee waiver) (5)              .25%      .90%      .90%          none
Other Expenses                                 .27%      .27%      .27%          .27%
Total Fund Operating Expenses (after fee
  waivers) (6)                                 .87%     1.52%     1.52%          .62%

(1) If you buy or sell shares through a Shareholder Servicing Agent, you may be charged separate transaction fees by the Shareholder Servicing Agent. In addition, a $7.00 charge is deducted from redemption amounts paid by wire.
(2) Except for purchases of $1 million or more. Please see "Sales Charges."
(3) Expense information has been restated to reflect current fees.
(4) Without the fee waiver, Investment Advisory Fees would be .45% for all classes of shares.
(5) Due to 12b-1 fees, long-term Class A, Class B and Class C shareholders may pay more than the equivalent of the maximum front-end sales charges permitted by the rules of the National Association of Securities Dealers. Without the voluntary waiver of fees, 12b-1 fees would be .35% for Class A shares and 1.00% for Class B and Class C shares.
(6) Without the voluntary reduction of Investment Advisory and 12b-1 fees, Total Operating Expenses would be 1.07% for Class A shares, 1.72% for Class B shares, 1.72% for Class C shares and .72% for Fiduciary Class shares.

 EXAMPLE
An investor would pay the following expenses on a $1,000 investment in the Fund, assuming: (1) payment of the maximum sales charge; (2) 5% annual return; and (3) redemption at the end of each time period.

                                               1 YEAR     3 YEARS     5 YEARS     10 YEARS
Class A                                         $ 53       $  72       $  91        $147
Class A (without fee waivers)                   $ 55       $  78       $ 101        $171
Class B                                         $ 65       $  78       $ 103        $164
Class B (without fee waivers)                   $ 67       $  84       $ 113        $186
Class C                                         $ 25       $  48       $  83        $181
Class C (without fee waivers)                   $ 16       $  51       $  88        $192
Fiduciary Class                                 $  6       $  20       $  35        $ 77
Fiduciary Class (without fee waiver)            $  7       $  23       $  40        $ 89

Assuming no redemption at the end of each time period, the dollar amounts in the above example would be as follows:

                                               1 YEAR     3 YEARS     5 YEARS     10 YEARS
Class A                                         $ 53       $  72       $  91        $147
Class A (without fee waivers)                   $ 55       $  78       $ 101        $171
Class B                                         $ 15       $  48       $  83        $164
Class B (without fee waivers)                   $ 15       $  48       $  83        $181
Class C                                         $ 27       $  54       $  93        $203
Class C (without fee waivers)                   $ 17       $  54       $  93        $203
Fiduciary Class                                 $  6       $  20       $  35        $ 77
Fiduciary Class (without fee waiver)            $  7       $  23       $  40        $ 89

Class B shares automatically convert to Class A shares after eight (8) years. Therefore, the "10 years" examples above reflect this conversion.

These examples are designed to assist you in understanding the various costs and expenses that may be directly or indirectly paid by investors in the Fund. THESE EXAMPLES SHOULD NOT BE CONSIDERED A REPRESENTATION OF PAST OR FUTURE EXPENSES AND ACTUAL EXPENSES MAY BE GREATER OR LESS THAN THOSE SHOWN.

6

THE ONE GROUP(R) MUNICIPAL INCOME FUND    FINANCIAL HIGHLIGHTS


The Financial Highlights are intended to help you understand the Fund's financial performance for the past 10 years, or since inception, if less than 10 years. The total returns in the table represent the rate a shareholder would have earned on an investment in the Fund (assuming reinvestment of all dividends and distributions). This information has been derived from financial statements audited by Coopers & Lybrand L.L.P., whose report, along with the Fund's financial statements, is included in the Statement of Additional Information, which is available upon request.


                                                                               YEARS ENDED JUNE 30,
                                                      ---------------------------------------------------------------------
                  FIDUCIARY                        1997              1996              1995              1994            1993(a)
NET ASSET VALUE, BEGINNING OF PERIOD            $    9.66         $    9.69         $    9.66         $   10.11         $   10.00
----------------------------------------------------------------------------------------------------------------------------------
Investment Activities:
  Net investment income                              0.53              0.56              0.57              0.56              0.19
  Net realized and unrealized gains (losses)
    from investments                                 0.18             (0.03)             0.03             (0.42)             0.11
----------------------------------------------------------------------------------------------------------------------------------
Total from Investment Activities                     0.71              0.53              0.60              0.14              0.30
----------------------------------------------------------------------------------------------------------------------------------
Distributions:
  Net investment income                             (0.53)            (0.56)            (0.57)            (0.56)            (0.19)
  In excess of net realized gains                   --                --                --                (0.03)            --
----------------------------------------------------------------------------------------------------------------------------------
Total Distributions                                 (0.53)            (0.56)            (0.57)            (0.59)            (0.19)
----------------------------------------------------------------------------------------------------------------------------------
NET ASSET VALUE, END OF PERIOD                  $    9.84         $    9.66         $    9.69         $    9.66         $   10.11
----------------------------------------------------------------------------------------------------------------------------------
Total Return                                         7.49%             5.54%             6.46%             1.36%          5.18%(b)
RATIOS/SUPPLEMENTARY DATA:
  Net Assets at end of period (000)             $408,577          $241,115          $185,916          $152,763          $40,777
  Ratio of expenses to average net assets            0.57%             0.56%             0.56%             0.54%          0.54%(b)
  Ratio of net investment income to average
    net assets                                       5.38%             5.70%             6.02%             5.61%          5.66%(b)
  Ratio of expenses to average net assets*           0.68%             0.76%             0.74%             0.71%          1.01%(b)
  Ratio of net investment income to average
    net assets*                                      5.27%             5.50%             5.84%             5.44%          5.19%(b)
  Portfolio turnover(c)                             62.83%            83.17%            66.02%           101.48%         66.12%

* During the period certain fees were voluntarily reduced. If such voluntary fee reductions had not occurred, the ratios would have been as indicated. (a) The Fund commenced operations on February 9, 1993. (b) Annualized. (c) Portfolio turnover is calculated on the basis of the Fund as a whole without distinguishing among the classes of shares issued.

                                                                               YEARS ENDED JUNE 30,
                                                      ---------------------------------------------------------------------
                   CLASS A                         1997              1996              1995              1994            1993(a)
NET ASSET VALUE, BEGINNING OF PERIOD            $    9.69         $    9.72         $    9.67         $   10.12         $   10.06
----------------------------------------------------------------------------------------------------------------------------------
Investment Activities:
  Net investment income                              0.51              0.55              0.55              0.55              0.19
  Net realized and unrealized gains (losses)
    from investments                                 0.18             (0.04)             0.05             (0.43)             0.05
----------------------------------------------------------------------------------------------------------------------------------
Total from Investment Activities                     0.69              0.51              0.60              0.12              0.24
----------------------------------------------------------------------------------------------------------------------------------
Distributions:
  Net investment income                             (0.51)            (0.54)            (0.55)            (0.54)            (0.18)
  In excess of net realized gains                   --                --                --                (0.03)            --
----------------------------------------------------------------------------------------------------------------------------------
Total Distributions                                 (0.51)            (0.54)            (0.55)            (0.57)            (0.18)
----------------------------------------------------------------------------------------------------------------------------------
NET ASSET VALUE, END OF PERIOD                  $    9.87         $    9.69         $    9.72         $    9.67         $   10.12
----------------------------------------------------------------------------------------------------------------------------------
Total Return (Excludes Sales Charge)                 7.24%             5.35%             6.21%             1.34%             6.86%
RATIOS/SUPPLEMENTARY DATA:
  Net Assets at end of period (000)               $41,829           $25,787           $11,462           $10,725         $4,106
  Ratio of expenses to average net assets            0.82%             0.81%             0.81%             0.79%          0.80%(b)
  Ratio of net investment income to average
    net assets                                       5.13%             5.45%             5.76%             5.44%          5.71%(b)
  Ratio of expenses to average net assets*           1.03%             1.11%             1.09%             1.06%          1.36%(b)
  Ratio of net investment income to average
    net assets*                                      4.92%             5.15%             5.48%             5.17%          5.15%(b)
  Portfolio turnover(c)                             62.83%            83.17%            66.02%           101.48%         66.12%

* During the period certain fees were voluntarily reduced. If such voluntary fee reductions had not occurred, the ratios would have been as indicated. (a) Class A Shares commenced offering on February 23, 1993.
    (b) Annualized. (c) Portfolio turnover is calculated on the basis of the Fund as a whole without distinguishing among the classes of shares issued.

                                                                            7
THE ONE GROUP(R) MUNICIPAL INCOME FUND    FINANCIAL HIGHLIGHTS

                                                                                          YEARS ENDED JUNE 30,
                                                                          ---------------------------------------------------
                              CLASS B                                   1997             1996             1995            1994(a)
NET ASSET VALUE, BEGINNING OF PERIOD                                  $   9.66         $   9.69         $   9.62         $  10.10
----------------------------------------------------------------------------------------------------------------------------------
Investment Activities:
  Net investment income                                                   0.44             0.47             0.49             0.24
  Net realized and unrealized gains (losses) from investments             0.18            (0.03)            0.07            (0.48)
----------------------------------------------------------------------------------------------------------------------------------
Total from Investment Activities                                          0.62             0.44             0.56            (0.24)
----------------------------------------------------------------------------------------------------------------------------------
Distributions:
  Net investment income                                                  (0.44)           (0.47)           (0.49)           (0.24)
----------------------------------------------------------------------------------------------------------------------------------
Total Distributions                                                      (0.44)           (0.47)           (0.49)           (0.24)
----------------------------------------------------------------------------------------------------------------------------------
NET ASSET VALUE, END OF PERIOD                                        $   9.84         $   9.66         $   9.69         $   9.62
----------------------------------------------------------------------------------------------------------------------------------
Total Return (Excludes Sales Charge)                                      6.55%            4.65%            5.58%        (1.98)%(b)
RATIOS/SUPPLEMENTARY DATA:
  Net Assets at end of period (000)                                   $ 36,258         $ 23,204         $  8,326         $4,855
  Ratio of expenses to average net assets                                 1.47%            1.46%            1.46%         1.41%(c)
  Ratio of net investment income to average net assets                    4.48%            4.80%            5.14%         4.95%(c)
  Ratio of expenses to average net assets*                                1.67%            1.76%            1.74%         1.62%(c)
  Ratio of net investment income to average net assets*                   4.28%            4.50%            4.86%         4.74%(c)
  Portfolio turnover(d)                                                  62.83%           83.17%           66.02%       101.48%

* During the period certain fees were voluntarily reduced. If such voluntary fee reductions had not occurred, the ratios would have been as indicated. (a) Class B Shares commenced offering on January 14, 1994.
    (b) Not annualized. (c) Annualized. (d) Portfolio turnover is calculated on the basis of the Fund as a whole without distinguishing among the classes of shares issued.

8

THE ONE GROUP(R)
ARIZONA MUNICIPAL BOND FUND
[ICON] INVESTMENT OBJECTIVE
The Fund is a non-diversified fund that seeks current income exempt from Federal income tax and Arizona personal income tax, consistent with the preservation of principal.

[ICON] INVESTMENT STRATEGY
The Fund invests in debt securities issued by or on behalf of Arizona and its respective authorities, political subdivisions, agencies and instrumentalities, the interest on which, in the opinion of issuer's counsel, is exempt from Federal income tax and Arizona personal income tax ("Arizona Municipal Securities"). The Fund's average weighted maturity normally will be between five and twenty years, although the Fund may invest in securities of any maturity.

[ICON] PORTFOLIO SECURITIES
The Fund invests at least 80% of its total assets in Arizona Municipal Securities. This is a fundamental policy. The Fund also may invest up to 20% of its total assets in bonds and notes of states (other than Arizona) as well as of territories and possessions of the United States, including the District of Columbia, and their respective authorities, agencies, instrumentalities, and political subdivisions, the interest on which is exempt from Federal income tax ("Municipal Securities"). The securities in which the Fund invests may have fixed rates of return or floating or variable rates. For a list of all securities in which the Fund may invest, please read "Investment Practices."

[ICON] RISK CONSIDERATIONS
The Fund invests in Arizona Municipal Securities, which may be impacted by economic and political developments in Arizona. The Arizona Municipal Securities also include fixed-income investments. The value of these securities will change in response to interest rate changes and other factors. Before you invest, please read "More About the Funds" and "Investment Risks."

[ICON] TAX CONSIDERATIONS
Up to 100% of the Fund's assets may be invested in Arizona Municipal Securities and Municipal Securities the interest on which is subject to Federal alternative minimum tax. Shareholders who are subject to the Federal alternative minimum tax may have all or a portion of their income from the Fund subject to Federal income tax. In addition, corporate shareholders will be required to take the interest on Municipal Securities and Arizona Municipal Securities into account in determining their alternative minimum taxable income.

[ICON] FUND MANAGEMENT
Todd Curtis, CFA, has served as the manager of the Fund since its inception in 1997. From 1984 to 1996, Mr. Curtis managed a bank common trust fund with substantially the same investment objectives as the Fund. Mr. Curtis has been involved in the management of both Arizona and national municipal securities since 1984 and has been employed by Banc One Investment Advisors and its affiliates in the investment management business since 1981.

 SHAREHOLDER EXPENSES

   SHAREHOLDER TRANSACTION EXPENSES (1)      CLASS A   CLASS B   CLASS C   FIDUCIARY CLASS
Maximum Sales Charge Imposed on Purchases
  (as a percentage of offering price)         4.50%      none      none          none
Maximum Contingent Deferred Sales Charge
  (as a percentage of original purchase
  price or redemption proceeds, as
  applicable)                                  none(2)  5.00%     1.00%          none
Redemption Fees                                none      none      none          none
Exchange Fees                                  none      none      none          none

ANNUAL OPERATING EXPENSES (3) (as a
  percentage of average daily net assets)
Investment Advisory Fees (after fee
  waiver) (4)                                  .40%      .40%      .40%          .40%
12b-1 Fees (after fee waiver) (5)              .25%      .90%      .90%          none
Other Expenses                                 .32%      .32%      .32%          .32%
Total Fund Operating Expenses (after fee
  waivers) (6)                                 .97%     1.62%     1.62%          .72%

(1) If you buy or sell shares through a Shareholder Servicing Agent, you may be charged separate transaction fees by the Shareholder Servicing Agent. In addition, a $7.00 charge is deducted from redemption amounts paid by wire.
(2) Except for purchases of $1 million or more. Please see "Sales Charges."
(3) Expense information has been restated to reflect current fees.
(4) Without the fee waiver, Investment Advisory Fees would be .45% for all classes of shares.
(5) Due to 12b-1 fees, long-term Class A, Class B and Class C shareholders may pay more than the equivalent of the maximum front-end sales charges permitted by the rules of the National Association of Securities Dealers. Without the voluntary waiver of fees, 12b-1 fees would be .35% for Class A shares and 1.00% for Class B and Class C shares.
(6) Without the voluntary reduction of Investment Advisory and 12b-1 fees, Total Operating Expenses would be 1.12% for Class A shares, 1.77% for Class B shares, 1.77% for Class C shares and .77% for Fiduciary Class shares.



 EXAMPLE
An investor would pay the following expenses on a $1,000 investment in the Fund, assuming: (1) payment of the maximum sales charge; (2) 5% annual return; and (3) redemption at the end of each time period.

                                               1 YEAR     3 YEARS     5 YEARS     10 YEARS
Class A                                         $ 54       $  75       $  96        $159
Class A (without fee waivers)                   $ 56       $  79       $ 104        $175
Class B                                         $ 66       $  81       $ 108        $175
Class B (without fee waivers)                   $ 68       $  86       $ 116        $191
Class C                                         $ 26       $  51       $  88        $192
Class C (without fee waivers)                   $ 28       $  56       $  96        $208
Fiduciary Class                                 $  7       $  23       $  40        $ 89
Fiduciary Class (without fee waiver)            $  8       $  25       $  43        $ 95

Assuming no redemption at the end of each time period, the dollar amounts in the above example would be as follows:

                                               1 YEAR     3 YEARS     5 YEARS     10 YEARS
Class A                                         $ 54       $  75       $  96        $159
Class A (without fee waivers)                   $ 56       $  79       $ 104        $175
Class B                                         $ 16       $  51       $  88        $175
Class B (without fee waivers)                   $ 18       $  56       $  96        $191
Class C                                         $ 16       $  51       $  88        $192
Class C (without fee waivers)                   $ 18       $  56       $  96        $208
Fiduciary Class                                 $  7       $  23       $  40        $ 89
Fiduciary Class (without fee waiver)            $  8       $  25       $  43        $ 95

Class B shares automatically convert to Class A shares after eight (8) years. Therefore, the "10 years" examples above reflect this conversion.

These examples are designed to assist you in understanding the various costs and expenses that may be directly or indirectly paid by investors in the Fund. THESE EXAMPLES SHOULD NOT BE CONSIDERED A REPRESENTATION OF PAST OR FUTURE EXPENSES AND ACTUAL EXPENSES MAY BE GREATER OR LESS THAN THOSE SHOWN.

THE ONE GROUP(R) ARIZONA MUNICIPAL BOND FUND    FINANCIAL HIGHLIGHTS


The Financial Highlights are intended to help you understand the Fund's financial performance for the past 10 years, or since inception, if less than 10 years. The total returns in the table represent the rate a shareholder would have earned on an investment in the Fund (assuming reinvestment of all dividends and distributions). This information has been derived from financial statements audited by Coopers & Lybrand L.L.P., whose report, along with the Fund's financial statements, is included in the Statement of Additional Information, which is available upon request.


                                                                                                                 JANUARY 20, 1997
                                                                                                                     THROUGH
                                                                                                                     JUNE 30,
                                                 FIDUCIARY                                                           1997(a)
NET ASSET VALUE, BEGINNING OF PERIOD                                                                                $    10.00
---------------------------------------------------------------------------------------------------------------------------------
Investment Activities:
  Net investment income                                                                                                   0.23
  Net realized and unrealized gains from investments                                                                      0.06
---------------------------------------------------------------------------------------------------------------------------------
Total from Investment Activities                                                                                          0.29
---------------------------------------------------------------------------------------------------------------------------------
Distributions:
  Net investment income                                                                                                  (0.23)
---------------------------------------------------------------------------------------------------------------------------------
Total Distributions                                                                                                      (0.23)
---------------------------------------------------------------------------------------------------------------------------------
NET ASSET VALUE, END OF PERIOD                                                                                      $    10.06
---------------------------------------------------------------------------------------------------------------------------------
Total Return                                                                                                             2.90%(b)
RATIOS/SUPPLEMENTARY DATA:
  Net Assets at end of period (000)                                                                                  $255,755
  Ratio of expenses to average net assets                                                                                0.59%(c)
  Ratio of net investment income to average net assets                                                                   5.09%(c)
  Ratio of expenses to average net assets*                                                                               0.66%(c)
  Ratio of net investment income to average net assets*                                                                  5.02%(c)
  Portfolio turnover(d)                                                                                                   5.66%

* During the period certain fees were voluntarily reduced. If such voluntary fee reductions had not occurred, the ratios would have been as indicated. (a) Period from commencement of operations. (b) Not annualized. (c) Annualized. (d) Portfolio turnover is calculated on the basis of the Fund as a whole without distinguishing among the classes of shares issued.

                                                                                                                 JANUARY 20, 1997
                                                                                                                     THROUGH
                                                                                                                     JUNE 30,
                                                  CLASS A                                                            1997(a)
NET ASSET VALUE, BEGINNING OF PERIOD                                                                                $    10.00
---------------------------------------------------------------------------------------------------------------------------------
Investment Activities:
  Net investment income                                                                                                   0.15
  Net realized and unrealized gains (losses) from investments                                                            (0.01)
---------------------------------------------------------------------------------------------------------------------------------
Total from Investment Activities                                                                                          0.14
---------------------------------------------------------------------------------------------------------------------------------
Distributions:
  Net investment income                                                                                                  (0.15)
---------------------------------------------------------------------------------------------------------------------------------
Total Distributions                                                                                                      (0.15)
---------------------------------------------------------------------------------------------------------------------------------
NET ASSET VALUE, END OF PERIOD                                                                                      $     9.99
---------------------------------------------------------------------------------------------------------------------------------
Total Return (Excludes Sales Charge)                                                                                     1.40%(b)
RATIOS/SUPPLEMENTARY DATA:
  Net Assets at end of period (000)                                                                                    $1,500
  Ratio of expenses to average net assets                                                                                0.85%(c)
  Ratio of net investment income to average net assets                                                                   4.90%(c)
  Ratio of expenses to average net assets*                                                                               0.96%(c)
  Ratio of net investment income to average net assets*                                                                  4.79%(c)
  Portfolio turnover(d)                                                                                                   5.66%

* During the period certain fees were voluntarily reduced. If such voluntary fee reductions had not occurred, the ratios would have been as indicated. (a) Period from commencement of operations. (b) Not annualized. (c) Annualized. (d) Portfolio turnover is calculated on the basis of the Fund as a whole without distinguishing among the classes of shares issued.

10

THE ONE GROUP(R) ARIZONA MUNICIPAL BOND FUND    FINANCIAL HIGHLIGHTS

                                                                                                                 JANUARY 20, 1997
                                                                                                                     THROUGH
                                                                                                                     JUNE 30,
                                                  CLASS B                                                            1997(a)
NET ASSET VALUE, BEGINNING OF PERIOD                                                                                $    10.00
---------------------------------------------------------------------------------------------------------------------------------
Investment Activities:
  Net realized and unrealized gains from investments                                                                      0.09
---------------------------------------------------------------------------------------------------------------------------------
Total from Investment Activities                                                                                          0.09
---------------------------------------------------------------------------------------------------------------------------------
NET ASSET VALUE, END OF PERIOD                                                                                      $    10.09
---------------------------------------------------------------------------------------------------------------------------------
Total Return (Excludes Sales Charge)                                                                                     0.90%(b)
RATIOS/SUPPLEMENTARY DATA:
  Net Assets at end of period (000)                                                                                     $--   (c)
  Ratio of expenses to average net assets                                                                                --   (d)
  Ratio of net investment income to average net assets                                                                   --   (d)
  Ratio of expenses to average net assets*                                                                               --   (d)
  Ratio of net investment income to average net assets*                                                                  --   (d)
  Portfolio turnover(e)                                                                                                   5.66%

* During the period certain fees were voluntarily reduced. If such voluntary fee reductions had not occurred, the ratios would have been as indicated. (a) Period from commencement of operations. (b) Not annualized. (c) Amount is less than $1,000. (d) Since net assets are less than $1,000, ratios have not been presented. (e) Portfolio turnover is calculated on the basis of the Fund as a whole without distinguishing among the classes of shares issued.

                                                                           11
THE ONE GROUP(R)
WEST VIRGINIA MUNICIPAL BOND FUND
[ICON] INVESTMENT OBJECTIVE
The Fund is a non-diversified fund that seeks current income exempt from Federal income tax and West Virginia personal income tax, consistent with the preservation of principal.

[ICON] INVESTMENT STRATEGY
The Fund invests in debt securities issued by or on behalf of West Virginia and its respective authorities, political subdivisions, agencies and instrumentalities, the interest on which, in the opinion of issuer's counsel, is exempt from Federal income tax and West Virginia personal income tax ("West Virginia Municipal Securities"). Generally, the Fund's average weighted maturity will be between five and twenty years, although the Fund may invest in securities of any maturity.

[ICON] PORTFOLIO SECURITIES
The Fund invests at least 80% of its total assets in West Virginia Municipal Securities. This is a fundamental policy. The Fund also may invest up to 20% of its total assets in bonds and notes of states (other than West Virginia) as well as of territories and possessions of the United States, including the District of Columbia, and their respective authorities, agencies, instrumentalities, and political subdivisions, the interest on which is exempt from Federal income tax ("Municipal Securities"). The securities in which the Fund invests may have fixed rates of return or floating or variable rates. For a list of all securities in which the Fund may invest, please read "Investment Practices."

[ICON] RISK CONSIDERATIONS
The Fund invests in West Virginia Municipal Securities, which may be impacted by economic and political developments in West Virginia. The West Virginia Municipal Securities also include fixed-income investments. The value of these securities will change in response to interest rate changes and other factors. Before you invest, please read "More About the Funds" and "Investment Risks."

[ICON] TAX CONSIDERATIONS
Up to 100% of the Fund's assets may be invested in West Virginia Municipal Securities and Municipal Securities the interest on which is subject to Federal alternative minimum tax. Shareholders who are subject to the Federal alternative minimum tax may have all or a portion of their income from the Fund subject to Federal income tax. In addition, corporate shareholders will be required to take the interest on Municipal Securities and West Virginia Municipal Securities into account in determining their alternative minimum taxable income.

[ICON] FUND MANAGEMENT

David M. Sivinski, CFA, has served as the manager of the Fund since 1997. Prior to that time, Mr. Sivinski managed a bank common trust fund with substantially the same investment objectives as the Fund. Since 1994, Mr. Sivinski also has managed the Ohio and Kentucky Municipal Bond Funds. Mr. Sivinski has managed the Louisiana Municipal Bond Fund since 1996. Mr. Sivinski has been with Banc One Investment Advisors or its affiliates since 1975, working primarily in fixed income portfolio management and mortgage/asset backed research.



As of November, 1997, Thomas S. Albright has served as co-manager of the Fund. From 1981 until its acquisition by BANC ONE CORPORATION in 1994, Mr. Albright served as an investment officer and portfolio manager for individual client portfolios and other investment accounts with Liberty National Bank and Trust Company of Kentucky or its affiliates. Since 1994, Mr. Albright has been employed by Banc One Investment Advisors where he has been responsible for the management of individual client portfolios.


 SHAREHOLDER EXPENSES

   SHAREHOLDER TRANSACTION EXPENSES (1)      CLASS A   CLASS B   CLASS C   FIDUCIARY CLASS
Maximum Sales Charge Imposed on Purchases
  (as a percentage of offering price)         4.50%      none      none          none
Maximum Contingent Deferred Sales Charge
  (as a percentage of original purchase
  price or redemption proceeds, as
  applicable)                                  none(2)  5.00%     1.00%          none
Redemption Fees                                none      none      none          none
Exchange Fees                                  none      none      none          none

ANNUAL OPERATING EXPENSES (3) (as a
  percentage of average daily net assets)
Investment Advisory Fees (after fee
  waiver) (4)                                  .40%      .40%      .40%          .40%
12b-1 Fees (after fee waiver) (5)              .25%      .90%      .90%          none
Other Expenses                                 .32%      .32%      .32%          .32%
Total Fund Operating Expenses (after fee
  waivers) (6)                                 .97%     1.62%     1.62%          .72%

(1) If you buy or sell shares through a Shareholder Servicing Agent, you may be charged separate transaction fees by the Shareholder Servicing Agent. In addition, a $7.00 charge is deducted from redemption amounts paid by wire.
(2) Except for purchases of $1 million or more. Please see "Sales Charges."
(3) Expense information has been restated to reflect current fees.
(4) Without the fee waiver, Investment Advisory Fees would be .45% for all classes of shares.
(5) Due to 12b-1 fees, long-term Class A, Class B and Class C shareholders may pay more than the equivalent of the maximum front-end sales charges permitted by the rules of the National Association of Securities Dealers. Without the voluntary waiver of fees, 12b-1 fees would be .35% for Class A shares and 1.00% for Class B and Class C shares.
(6) Without the voluntary reduction of Investment Advisory and 12b-1 fees, Total Operating Expenses would be 1.12% for Class A shares, 1.77% for Class B shares, 1.77% for Class C shares and .77% for Fiduciary Class shares.

 EXAMPLE
An investor would pay the following expenses on a $1,000 investment in the Fund, assuming: (1) payment of the maximum sales charge; (2) 5% annual return; and (3) redemption at the end of each time period.

                                               1 YEAR     3 YEARS     5 YEARS     10 YEARS
Class A                                         $ 54       $  75       $  96        $159
Class A (without fee waivers)                   $ 56       $  79       $ 104        $175
Class B                                         $ 66       $  81       $ 108        $175
Class B (without fee waivers)                   $ 68       $  86       $ 116        $191
Class C                                         $ 26       $  51       $  88        $192
Class C ((without fee waivers)                  $ 28       $  56       $  96        $208
Fiduciary Class                                 $  7       $  23       $  40        $ 89
Fiduciary Class (without fee waiver)            $  8       $  25       $  43        $ 95

Assuming no redemption at the end of each time period, the dollar amounts in the above example would be as follows:

                                               1 YEAR     3 YEARS     5 YEARS     10 YEARS
Class A                                         $ 54       $  75       $  96        $159
Class A (without fee waivers)                   $ 56       $  79       $ 104        $175
Class B                                         $ 16       $  51       $  88        $175
Class B (without fee waivers)                   $ 18       $  56       $  96        $191
Class C                                         $ 16       $  51       $  88        $192
Class C (without fee waivers)                   $ 18       $  56       $  96        $208
Fiduciary Class                                 $  7       $  23       $  40        $ 89
Fiduciary Class (without fee waiver)            $  8       $  25       $  43        $ 95

Class B shares automatically convert to Class A shares after eight (8) years. Therefore, the "10 years" examples above reflect this conversion.

These examples are designed to assist you in understanding the various costs and expenses that may be directly or indirectly paid by investors in the Fund. THESE EXAMPLES SHOULD NOT BE CONSIDERED A REPRESENTATION OF PAST OR FUTURE EXPENSES AND ACTUAL EXPENSES MAY BE GREATER OR LESS THAN THOSE SHOWN.

12

THE ONE GROUP(R) WEST VIRGINIA MUNICIPAL BOND FUND    FINANCIAL HIGHLIGHTS


The Financial Highlights are intended to help you understand the Fund's financial performance for the past 10 years, or since inception, if less than 10 years. The total returns in the table represent the rate a shareholder would have earned on an investment in the Fund (assuming reinvestment of all dividends and distributions). This information has been derived from financial statements audited by Coopers & Lybrand L.L.P., whose report, along with the Fund's financial statements, is included in the Statement of Additional Information, which is available upon request.


                                                                                                                 JANUARY 20, 1997
                                                                                                                     THROUGH
                                                                                                                     JUNE 30,
                                                 FIDUCIARY                                                           1997(a)
NET ASSET VALUE, BEGINNING OF PERIOD                                                                                 $  10.00
---------------------------------------------------------------------------------------------------------------------------------
Investment Activities:
  Net investment income                                                                                                  0.22
  Net realized and unrealized gains from investments                                                                     0.06
---------------------------------------------------------------------------------------------------------------------------------
Total from Investment Activities                                                                                         0.28
---------------------------------------------------------------------------------------------------------------------------------
Distributions:
  Net investment income                                                                                                 (0.22)
---------------------------------------------------------------------------------------------------------------------------------
Total Distributions                                                                                                     (0.22)
---------------------------------------------------------------------------------------------------------------------------------
NET ASSET VALUE, END OF PERIOD                                                                                       $  10.06
---------------------------------------------------------------------------------------------------------------------------------
Total Return                                                                                                             2.84%(b)
RATIOS/SUPPLEMENTARY DATA:
  Net Assets at end of period (000)                                                                                   $96,270
  Ratio of expenses to average net assets                                                                                0.59%(c)
  Ratio of net investment income to average net assets                                                                   5.04%(c)
  Ratio of expenses to average net assets*                                                                               0.67%(c)
  Ratio of net investment income to average net assets*                                                                  4.96%(c)
  Portfolio turnover(d)                                                                                                  6.21%

* During the period certain fees were voluntarily reduced. If such voluntary fee reductions had not occurred, the ratios would have been as indicated. (a) Period from commencement of operations. (b) Not annualized. (c) Annualized. (d) Portfolio turnover is calculated on the basis of the Fund as a whole without distinguishing among the classes of shares issued.

                                                                                                                 JANUARY 20, 1997
                                                                                                                     THROUGH
                                                                                                                     JUNE 30,
                                                  CLASS A                                                            1997(a)
NET ASSET VALUE, BEGINNING OF PERIOD                                                                                 $  10.00
---------------------------------------------------------------------------------------------------------------------------------
Investment Activities:
  Net investment income                                                                                                  0.16
  Net realized and unrealized gains from investments                                                                     0.15
---------------------------------------------------------------------------------------------------------------------------------
Total from Investment Activities                                                                                         0.31
---------------------------------------------------------------------------------------------------------------------------------
Distributions:
  Net investment income                                                                                                 (0.16)
---------------------------------------------------------------------------------------------------------------------------------
Total Distributions                                                                                                     (0.16)
---------------------------------------------------------------------------------------------------------------------------------
NET ASSET VALUE, END OF PERIOD                                                                                       $  10.15
---------------------------------------------------------------------------------------------------------------------------------
Total Return (Excludes Sales Charge)                                                                                     3.08%(b)
RATIOS/SUPPLEMENTARY DATA:
  Net Assets at end of period (000)                                                                                     $ 808
  Ratio of expenses to average net assets                                                                                0.84%(c)
  Ratio of net investment income to average net assets                                                                   4.94%(c)
  Ratio of expenses to average net assets*                                                                               0.97%(c)
  Ratio of net investment income to average net assets*                                                                  4.81%(c)
  Portfolio turnover(d)                                                                                                  6.21%

* During the period certain fees were voluntarily reduced. If such voluntary fee reductions had not occurred, the ratios would have been as indicated. (a) Period from commencement of operations. (b) Not annualized. (c) Annualized. (d) Portfolio turnover is calculated on the basis of the Fund as a whole without distinguishing among the classes of shares issued.

THE ONE GROUP(R) WEST VIRGINIA MUNICIPAL BOND FUND    FINANCIAL HIGHLIGHTS

                                                                                                                 JANUARY 20, 1997
                                                                                                                     THROUGH
                                                                                                                     JUNE 30,
                                                  CLASS B                                                            1997(a)
NET ASSET VALUE, BEGINNING OF PERIOD                                                                                 $  10.00
---------------------------------------------------------------------------------------------------------------------------------
Investment Activities:
  Net investment income                                                                                                  0.14
  Net realized and unrealized gains from investments                                                                     0.12
---------------------------------------------------------------------------------------------------------------------------------
Total from Investment Activities                                                                                         0.26
---------------------------------------------------------------------------------------------------------------------------------
Distributions:
  Net investment income                                                                                                 (0.14)
---------------------------------------------------------------------------------------------------------------------------------
Total Distributions                                                                                                     (0.14)
---------------------------------------------------------------------------------------------------------------------------------
NET ASSET VALUE, END OF PERIOD                                                                                       $  10.12
---------------------------------------------------------------------------------------------------------------------------------
Total Return (Excludes Sales Charge)                                                                                     2.64%(b)
RATIOS/SUPPLEMENTARY DATA:
  Net Assets at end of period (000)                                                                                   $   614
  Ratio of expenses to average net assets                                                                                1.49%(c)
  Ratio of net investment income to average net assets                                                                   4.08%(c)
  Ratio of expenses to average net assets*                                                                               1.62%(c)
  Ratio of net investment income to average net assets*                                                                  3.95%(c)
  Portfolio turnover(d)                                                                                                  6.21%

* During the period certain fees were voluntarily reduced. If such voluntary fee reductions had not occurred, the ratios would have been as indicated. (a) Period from commencement of operations. (b) Not annualized. (c) Annualized. (d) Portfolio turnover is calculated on the basis of the Fund as a whole without distinguishing among the classes of shares issued.

14

THE ONE GROUP(R)
LOUISIANA MUNICIPAL BOND FUND
[ICON] INVESTMENT OBJECTIVE
The Fund is a non-diversified fund that seeks current income both consistent with the preservation of principal and exempt from Federal income tax and Louisiana income tax.

[ICON] INVESTMENT STRATEGY
The Fund invests in investment grade municipal securities issued by or on behalf of Louisiana and its authorities, political subdivisions, agencies and instrumentalities, the interest on which, in the opinion of issuer's counsel, is exempt from both Federal income tax and Louisiana state income tax ("Louisiana Municipal Securities"). The Fund's average weighted maturity normally will be between five and twenty years, although the Fund may invest in securities of any maturity.

[ICON] PORTFOLIO SECURITIES
The Fund invests at least 80% of its net assets in Louisiana Municipal Securities. This is a fundamental policy. The Fund also may hold up to 20% of its total assets in cash or invest in municipal securities of other states ("Municipal Securities"), short-term taxable investments including repurchase agreements, and U.S. Government Securities or other cash equivalents. The securities in which the Fund invests may have fixed rates of return or floating or variable rates. For a list of all securities in which the Fund may invest, please read "Investment Practices."

[ICON] RISK CONSIDERATIONS
The Fund invests in Louisiana Municipal Securities, which may be impacted by economic and political developments in Louisiana. The Louisiana Municipal Securities also include fixed-income investments. The value of these securities will change in response to interest rate changes and other factors. Before you invest, please read "More About the Funds" and "Investment Risks."

[ICON] TAX CONSIDERATIONS
Up to 100% of the Fund's assets may be invested in Louisiana Municipal Securities and Municipal Securities the interest on which is subject to Federal alternative minimum tax. Shareholders who are subject to the Federal alternative minimum tax may have all or a portion of their income from the Fund subject to Federal income tax. In addition, corporate shareholders will be required to take the interest on Municipal Securities and Louisiana Municipal Securities into account in determining their alternative minimum taxable income.

[ICON] FUND MANAGEMENT

David M. Sivinski, CFA, has served as the manager of the Fund since February, 1996. Since 1994, Mr. Sivinski has also managed the Ohio and Kentucky Municipal Bond Funds. Mr. Sivinski began managing the West Virginia Municipal Bond Fund in 1997. Mr. Sivinski has been with Banc One Investment Advisors or its affiliates since 1975, working primarily in fixed income portfolio management and mortgage/asset backed research.


 SHAREHOLDER EXPENSES

   SHAREHOLDER TRANSACTION EXPENSES (1)      CLASS A   CLASS B   CLASS C   FIDUCIARY CLASS
Maximum Sales Charge Imposed on Purchases
  (as a percentage of offering price)         4.50%      none      none          none
Maximum Contingent Deferred Sales Charge
  (as a percentage of original purchase
  price or redemption proceeds, as
  applicable)                                  none(2)  5.00%     1.00%          none
Redemption Fees                                none      none      none          none
Exchange Fees                                  none      none      none          none

ANNUAL OPERATING EXPENSES (3) (as a
  percentage of average daily net assets)
Investment Advisory Fees (after fee
  waiver) (4)                                  .40%      .40%      .40%          .40%
12b-1 Fees (after fee waiver) (5)              .25%      .90%      .90%          none
Other Expenses                                 .32%      .32%      .32%          .32%
Total Fund Operating Expenses (after fee
  waivers) (6)                                 .97%     1.62%     1.62%          .72%

(1) If you buy or sell shares through a Shareholder Servicing Agent, you may be charged separate transaction fees by the Shareholder Servicing Agent. In addition, a $7.00 charge is deducted from redemption amounts paid by wire.
(2) Except for purchases of $1 million or more. Please see "Sales Charges."
(3) Expense information has been restated to reflect current fees.
(4) Without the fee waiver, Investment Advisory Fees would be .60% for all classes of shares.
(5) Due to 12b-1 fees, long-term Class A, Class B and Class C shareholders may pay more than the equivalent of the maximum front-end sales charges permitted by the rules of the National Association of Securities Dealers. Without the voluntary waiver of fees, 12b-1 fees would be .35% for Class A shares and 1.00% for Class B and Class C shares.
(6) Without the voluntary reduction of Investment Advisory and 12b-1 fees, Total Operating Expenses would be 1.27% for Class A shares, 1.92% for Class B shares, 1.92% for Class C shares and .92% for Fiduciary Class shares.

 EXAMPLE
An investor would pay the following expenses on a $1,000 investment in the Fund, assuming: (1) payment of the maximum sales charge; (2) 5% annual return; and (3) redemption at the end of each time period.

                                               1 YEAR     3 YEARS     5 YEARS     10 YEARS
Class A                                         $ 54       $  75       $  96        $159
Class A (without fee waivers)                   $ 57       $  83       $ 112        $191
Class B                                         $ 66       $  81       $ 108        $175
Class B (without fee waivers)                   $ 69       $  90       $ 124        $207
Class C                                         $ 26       $  51       $  88        $192
Class C (without fee waivers)                   $ 29       $  60       $ 104        $224
Fiduciary Class                                 $  7       $  23       $  40        $ 89
Fiduciary Class (without fee waiver)            $  9       $  29       $  51        $113

Assuming no redemption at the end of each time period, the dollar amounts in the above example would be as follows:

                                               1 YEAR     3 YEARS     5 YEARS     10 YEARS
Class A                                         $ 54       $  75       $  96        $159
Class A (without fee waivers)                   $ 57       $  83       $ 112        $191
Class B                                         $ 16       $  51       $  88        $175
Class B (without fee waivers)                   $ 19       $  60       $ 104        $207
Class C                                         $ 16       $  51       $  88        $192
Class C (without fee waivers)                   $ 19       $  60       $ 104        $224
Fiduciary Class                                 $  7       $  23       $  40        $ 89
Fiduciary Class (without fee waiver)            $  9       $  29       $  51        $113

Class B shares automatically convert to Class A shares after eight (8) years. Therefore, the "10 years" examples above reflect this conversion.

These examples are designed to assist you in understanding the various costs and expenses that may be directly or indirectly paid by investors in the Fund. THESE EXAMPLES SHOULD NOT BE CONSIDERED A REPRESENTATION OF PAST OR FUTURE EXPENSES AND ACTUAL EXPENSES MAY BE GREATER OR LESS THAN THOSE SHOWN.

THE ONE GROUP(R) LOUISIANA MUNICIPAL BOND FUND    FINANCIAL HIGHLIGHTS


The Financial Highlights are intended to help you understand the Fund's financial performance for the past 10 years or since inception, if less than 10 years. The total returns in the table represent the rate a shareholder would have earned on an investment in the Fund (assuming reinvestment of all dividends and distributions). This information has been derived from financial statements audited by Coopers & Lybrand L.L.P., whose report, along with the Fund's financial statements, is included in the Statement of Additional Information, which is available upon request.

                                                                                                 YEAR              MARCH 26, 1996
                                                                                                 ENDED                THROUGH
                                                                                               JUNE 30,               JUNE 30,
                                       FIDUCIARY                                                 1997                 1996(a)
NET ASSET VALUE, BEGINNING OF PERIOD                                                           $    9.93             $    10.00
---------------------------------------------------------------------------------------------------------------------------------
Investment Activities:
  Net investment income                                                                             0.49                   0.13
  Net realized and unrealized gains (losses) from investments                                       0.17                  (0.07)
---------------------------------------------------------------------------------------------------------------------------------
Total from Investment Activities                                                                    0.66                   0.06
---------------------------------------------------------------------------------------------------------------------------------
Distributions:
  Net investment income                                                                            (0.49)                 (0.13)
---------------------------------------------------------------------------------------------------------------------------------
Total Distributions                                                                                (0.49)                 (0.13)
---------------------------------------------------------------------------------------------------------------------------------
NET ASSET VALUE, END OF PERIOD                                                                 $   10.10             $     9.93
---------------------------------------------------------------------------------------------------------------------------------
Total Return                                                                                        6.81%                0.90%(b)(c)
RATIOS/SUPPLEMENTARY DATA:
  Net Assets at end of period (000)                                                             $113,338             $136,041
  Ratio of expenses to average net assets                                                           0.62%                0.71%(d)
  Ratio of net investment income to average net assets                                              4.91%                4.76%(d)
  Ratio of expenses to average net assets*                                                          0.84%                0.86%(d)
  Ratio of net investment income to average net assets*                                             4.69%                4.61%(d)
  Portfolio turnover(e)                                                                            17.39%                 16.72%

* During the period certain fees were voluntarily reduced. If such voluntary fee reductions had not occurred, the ratios would have been as indicated. (a) Period from date reorganized as a fund of The One
  Group. (b) Not annualized. (c) Represents total return for Class A Shares from December 1, 1995 through March 25, 1996 plus total return for Fiduciary Shares for the period March 26, 1996 through June 30,
  1996. (d) Annualized. (e) Portfolio turnover is calculated on the basis of the Fund as a whole without distinguishing among the classes of shares issued.

                                                SEVEN
                                  YEARS         MONTHS                             YEAR ENDED NOVEMBER 30,
                                ENDED JUNE    ENDED JUNE
                                   30,           30,             ------------------------------------------------------------
            CLASS A                1997        1996(a)         1995           1994           1993           1992           1991
NET ASSET VALUE, BEGINNING OF
  PERIOD                        $    9.93     $   10.09     $    9.38      $   10.27      $    9.92      $    9.73      $    9.51
----------------------------------------------------------------------------------------------------------------------------------
Investment Activities:
  Net investment income              0.47          0.24          0.50           0.49           0.52           0.55           0.56
  Net realized and unrealized
    gains (losses) from
    investments                      0.17         (0.16)         0.71          (0.79)          0.42           0.26           0.22
----------------------------------------------------------------------------------------------------------------------------------
Total from Investment
  Activities                         0.64          0.08          1.21          (0.30)          0.94           0.82           0.78
----------------------------------------------------------------------------------------------------------------------------------
Distributions:
  Net investment income             (0.47)        (0.24)        (0.50)         (0.49)         (0.52)         (0.55)         (0.56)
  Net realized gains                --            --            --             (0.10)         (0.07)         (0.07)         --
----------------------------------------------------------------------------------------------------------------------------------
Total Distributions                 (0.47)        (0.24)        (0.50)         (0.59)         (0.59)         (0.62)         (0.56)
----------------------------------------------------------------------------------------------------------------------------------
NET ASSET VALUE, END OF PERIOD  $   10.10     $    9.93     $   10.09      $    9.38      $   10.27      $    9.92      $    9.73
----------------------------------------------------------------------------------------------------------------------------------
Total Return (Excludes Sales
  Charge)                            6.55%      0.84%(b)        13.11%        (2.97)%          9.65%          8.64%          8.45%
RATIOS/SUPPLEMENTARY DATA:
  Net Assets at end of period
    (000)                         $48,498       $53,479      $206,119       $196,820       $196,534       $135,692        $88,503
  Ratio of expenses to average
    net assets                       0.87%      0.69%(c)         0.62%          0.65%          0.62%          0.58%          0.61%
  Ratio of net investment
    income to average net
    assets                           4.66%      4.71%(c)         5.07%          4.97%          5.07%          5.70%          5.86%
  Ratio of expenses to average
    net assets*                      1.19%      0.86%(c)         0.77%          0.80%          0.78%          0.83%          0.86%
  Ratio of net investment
    income to average net
    assets*                          4.34%      4.54%(c)         4.92%          4.82%          4.91%          5.45%          5.61%
  Portfolio turnover(d)             17.39%        16.72%        28.00%         24.00%         25.00%         32.00%         35.00%

* During the period certain fees were voluntarily reduced. If such voluntary fee reductions had not occurred, the ratios would have been as indicated. (a) Upon reorganizing as a fund of The One Group, the Paragon Louisiana Tax-Free Fund became the Louisiana Municipal Bond Fund. Financial highlights for the periods prior to March 26, 1996 represents the Paragon Louisiana Tax-Free Fund. The per share data for the periods prior to March 26, 1996 have been restated to reflect the impact of restatement of net asset value from $10.67 to $10.00 effective March 26, 1996. (b) Not annualized. (c) Annualized. (d) Portfolio turnover is calculated on the basis of the Fund as a whole without distinguishing among the classes of shares issued.

16

THE ONE GROUP(R) LOUISIANA MUNICIPAL BOND FUND    FINANCIAL HIGHLIGHTS

                                                                               SEVEN
                                                               YEAR            MONTHS              Year             September 16,
                                                              ENDED            ENDED              ended             1994 through
                                                             JUNE 30,         JUNE 30,         November 30,         November 30,
                          CLASS B                              1997           1996(a)              1995                1994(b)
NET ASSET VALUE, BEGINNING OF PERIOD                         $   9.93         $  10.09           $   9.36              $  9.73
---------------------------------------------------------------------------------------------------------------------------------
Investment Activities:
  Net investment income                                          0.40             0.21               0.42                 0.08
  Net realized and unrealized gains (losses) from
    investments                                                  0.17           (0.16)               0.73                (0.37)
---------------------------------------------------------------------------------------------------------------------------------
Total from Investment Activities                                 0.57             0.05               1.15                (0.29)
---------------------------------------------------------------------------------------------------------------------------------
Distributions:
  Net investment income                                        (0.40)           (0.21)              (0.42)               (0.08)
---------------------------------------------------------------------------------------------------------------------------------
Total Distributions                                            (0.40)           (0.21)              (0.42)               (0.08)
---------------------------------------------------------------------------------------------------------------------------------
NET ASSET VALUE, END OF PERIOD                               $  10.10         $   9.93           $  10.09              $  9.36
---------------------------------------------------------------------------------------------------------------------------------
Total Return (Excludes Sales Charge)                            5.87%         0.48%(c)              12.52%               2.94%(c)
RATIOS/SUPPLEMENTARY DATA:
  Net Assets at end of period (000)                           $3,835        $3,223                 $2,115                $204
  Ratio of expenses to average net assets                       1.51%         1.50%(d)               1.37%               1.41%(d)
  Ratio of net investment income to average net assets          4.02%         3.98%(d)               4.27%               4.45%(d)
  Ratio of expenses to average net assets*                      1.85%         1.70%(d)               1.52%               1.56%(d)
  Ratio of net investment income to average net assets*         3.68%         3.78%(d)               4.12%               4.30%(d)
  Portfolio turnover(e)                                        17.39%           16.72%              28.00%               24.00%

* During the period certain fees were voluntarily reduced. If such voluntary fee reductions had not occurred, the ratios would have been as indicated. (a) Upon reorganizing as a fund of The One Group, the Paragon Louisiana Tax-Free Fund became the Louisiana Municipal Bond Fund. Financial highlights for the periods prior to March 26, 1996 represents the Paragon Louisiana Tax-Free Fund. The per share data for the periods prior to March 26, 1996 have been restated to reflect the impact of restatement of net asset value from $10.70 to $10.00 effective March 26, 1996. (b) Class B Shares commenced offering on September 16, 1994. (c) Not annualized. (d) Annualized. (e) Portfolio turnover is calculated on the basis of the Fund as a whole without distinguishing among the classes of shares issued.

                                                                            17
THE ONE GROUP(R)
OHIO MUNICIPAL BOND FUND
[ICON] INVESTMENT OBJECTIVE
The Fund is a non-diversified fund that seeks current income exempt from Federal income tax and Ohio personal income tax, consistent with the preservation of principal.

[ICON] INVESTMENT STRATEGY
The Fund invests in debt securities issued by or on behalf of Ohio and its respective authorities, political subdivisions, agencies and instrumentalities, the interest on which, in the opinion of issuer's counsel, is exempt from Federal income tax and Ohio personal income tax ("Ohio Municipal Securities"). Generally, the Fund's average weighted maturity will be between five and twenty years, although the Fund may invest in securities of any maturity.

[ICON] PORTFOLIO SECURITIES
The Fund invests at least 80% of its total assets in Ohio Municipal Securities. This is a fundamental policy. The Fund also may invest up to 20% of its total assets in bonds and notes of states (other than Ohio) as well as of territories and possessions of the United States, including the District of Columbia, and their respective authorities, agencies, instrumentalities, and political subdivisions, the interest on which, in the opinion of issuer's counsel, is exempt from Federal income tax ("Municipal Securities"). The securities in which the Fund invests may have fixed rates of return or floating or variable rates. For a list of all securities in which the Fund may invest, please read "Investment Practices."

[ICON] RISK CONSIDERATIONS
The Fund invests in Ohio Municipal Securities, which may be impacted by economic and political developments in Ohio. The Ohio Municipal Securities also include fixed-income investments. The value of these securities will change in response to interest rate changes and other factors. Before you invest, please read "More About the Funds" and "Investment Risks."

[ICON] TAX CONSIDERATIONS
Up to 100% of the Fund's assets may be invested in Ohio Municipal Securities and Municipal Securities the interest on which is subject to Federal alternative minimum tax. Shareholders who are subject to the Federal alternative minimum tax may have all or a portion of their income from the Fund subject to Federal income tax. In addition, corporate shareholders will be required to take the interest on Municipal Securities and Ohio Municipal Securities into account in determining their alternative minimum taxable income.

[ICON] FUND MANAGEMENT

David M. Sivinski, CFA, has served as the manager of the Fund since May, 1994. Since 1994, Mr. Sivinski also has managed the Kentucky Municipal Bond Fund. Mr. Sivinski began managing the Louisiana Municipal Bond Fund in 1996 and the West Virginia Municipal Bond Fund in 1997. Mr. Sivinski has been with Banc One Investment Advisors or its affiliates since 1975, working primarily in fixed income portfolio management and mortgage/asset-backed research.


 SHAREHOLDER EXPENSES

   SHAREHOLDER TRANSACTION EXPENSES (1)      CLASS A   CLASS B   CLASS C   FIDUCIARY CLASS
Maximum Sales Charge Imposed on Purchases
  (as a percentage of offering price)         4.50%      none      none          none
Maximum Contingent Deferred Sales Charge
  (as a percentage of original purchase
  price or redemption proceeds, as
  applicable)                                  none(2)  5.00%     1.00%          none
Redemption Fees                                none      none      none          none
Exchange Fees                                  none      none      none          none

ANNUAL OPERATING EXPENSES (3) (as a
  percentage of average daily net assets)
Investment Advisory Fees (after fee
  waiver) (4)                                  .30%      .30%      .30%          .30%
12b-1 Fees (after fee waiver) (5)              .25%      .90%      .90%          none
Other Expenses                                 .32%      .32%      .32%          .32%
Total Fund Operating Expenses (after fee
  waivers) (6)                                 .87%     1.52%     1.52%          .62%

(1) If you buy or sell shares through a Shareholder Servicing Agent, you may be charged separate transaction fees by the Shareholder Servicing Agent. In addition, a $7.00 charge is deducted from redemption amounts paid by wire.
(2) Except for purchases of $1 million or more. Please see "Sales Charges."
(3) Expense information has been restated to reflect current fees.
(4) Without the fee waiver, Investment Advisory Fees would be .60% for all classes of shares.
(5) Due to 12b-1 fees, long-term Class A, Class B and Class C shareholders may pay more than the equivalent of the maximum front-end sales charges permitted by the rules of the National Association of Securities Dealers. Without the voluntary waiver of fees, 12b-1 fees would be .35% for Class A shares and 1.00% for Class B and Class C shares.
(6) Without the voluntary reduction of Investment Advisory and 12b-1 fees, Total Operating Expenses would be 1.27% for Class A shares, 1.92% for Class B shares, 1.92% for Class C shares and .92% for Fiduciary Class shares.

 EXAMPLE
An investor would pay the following expenses on a $1,000 investment in the Fund, assuming: (1) payment of the maximum sales charge; (2) 5% annual return; and (3) redemption at the end of each time period.

                                               1 YEAR     3 YEARS     5 YEARS     10 YEARS
Class A                                         $ 53       $  72       $  91        $147
Class A (without fee waivers)                   $ 57       $  83       $ 112        $191
Class B                                         $ 65       $  78       $ 103        $164
Class B (without fee waivers)                   $ 69       $  90       $ 124        $207
Class C                                         $ 25       $  48       $  83        $181
Class C (without fee waivers)                   $ 29       $  60       $ 104        $224
Fiduciary Class                                 $  6       $  20       $  35        $ 77
Fiduciary Class (without fee waiver)            $  9       $  29       $  51        $113

Assuming no redemption at the end of each time period, the dollar amounts in the above example would be as follows:

                                               1 YEAR     3 YEARS     5 YEARS     10 YEARS
Class A                                         $ 53       $  72       $  91        $147
Class A (without fee waivers)                   $ 57       $  83       $ 112        $191
Class B                                         $ 15       $  48       $  83        $164
Class B (without fee waivers)                   $ 19       $  60       $ 104        $207
Class C                                         $ 15       $  48       $  83        $181
Class C (without fee waivers)                   $ 19       $  60       $ 104        $224
Fiduciary Class                                 $  6       $  20       $  35        $ 77
Fiduciary Class (without fee waiver)            $  9       $  29       $  51        $113

Class B shares automatically convert to Class A shares after eight (8) years. Therefore, the "10 years" examples above reflect this conversion.

These examples are designed to assist you in understanding the various costs and expenses that may be directly or indirectly paid by investors in the Fund. THESE EXAMPLES SHOULD NOT BE CONSIDERED A REPRESENTATION OF PAST OR FUTURE EXPENSES AND ACTUAL EXPENSES MAY BE GREATER OR LESS THAN THOSE SHOWN.

18

THE ONE GROUP(R) OHIO MUNICIPAL BOND FUND    FINANCIAL HIGHLIGHTS


The Financial Highlights are intended to help you understand the Fund's financial performance for the past 10 years, or since inception if less than 10 years. The total returns in the table represent the rate a shareholder would have earned on an investment in the Fund (assuming reinvestment of all dividends and distributions). This information has been derived from financial statements audited by Coopers & Lybrand L.L.P., whose report, along with the Fund's financial statements, is included in the Statement of Additional Information, which is available upon request.


                                                                           YEARS ENDED JUNE 30,
                                               ---------------------------------------------------------------------------
              FIDUCIARY                    1997            1996            1995            1994            1993          1992(c)
NET ASSET VALUE, BEGINNING OF PERIOD    $   10.69       $   10.65       $   10.58       $   11.11       $   10.48       $   10.00
----------------------------------------------------------------------------------------------------------------------------------
Investment Activities:
  Net investment income                      0.56            0.56            0.55            0.51            0.54            0.56
  Net realized and unrealized gains
    (losses) from investments                0.19            0.04            0.07           (0.50)           0.62            0.47
----------------------------------------------------------------------------------------------------------------------------------
Total from Investment Activities             0.75            0.60            0.62            0.01            1.16            1.03
----------------------------------------------------------------------------------------------------------------------------------
Distributions:
  Net investment income                     (0.56)          (0.56)          (0.55)          (0.52)          (0.53)          (0.55)
  In excess of net realized gains           --              --              --              (0.02)          --              --
----------------------------------------------------------------------------------------------------------------------------------
Total Distributions                         (0.56)          (0.56)          (0.55)          (0.54)          (0.53)          (0.55)
----------------------------------------------------------------------------------------------------------------------------------
NET ASSET VALUE, END OF PERIOD          $   10.88       $   10.69       $   10.65       $   10.58       $   11.11       $   10.48
----------------------------------------------------------------------------------------------------------------------------------
Total Return                                 7.22%           5.69%           6.07%           0.07%          11.43%          10.64%
RATIOS/SUPPLEMENTARY DATA:
  Net Assets at end of period (000)      $133,172         $80,611         $79,993         $93,261         $74,792         $45,199
  Ratio of expenses to average net
    assets                                   0.54%           0.57%           0.58%           0.53%           0.55%        0.63%(b)
  Ratio of net investment income to
    average net assets                       5.24%           5.17%           5.29%           4.76%           5.14%        5.61%(b)
  Ratio of expenses to average net
    assets*                                  0.84%           0.95%           0.91%           0.86%           0.94%        1.21%(b)
  Ratio of net investment income to
    average net assets*                      4.94%           4.79%           4.96%           4.43%           4.75%        5.03%(b)
  Portfolio turnover(a)                      7.45%          24.61%          77.69%          16.77%          26.67%        9.78%

* During the period certain fees were voluntarily reduced. If such voluntary fee reductions had not occurred, the ratios would have been as indicated. (a) Portfolio turnover is calculated on the basis of the Fund as a whole without distinguishing among the classes of shares issued. (b) Annualized. (c) Fund commenced operation on July 2, 1991.

                                                                           YEARS ENDED JUNE 30,
                                               ---------------------------------------------------------------------------
               CLASS A                     1997            1996            1995            1994            1993          1992(c)
NET ASSET VALUE, BEGINNING OF PERIOD    $   10.72       $   10.68       $   10.61       $   11.13       $   10.48       $   10.29
----------------------------------------------------------------------------------------------------------------------------------
Investment Activities:
  Net investment income                      0.54            0.55            0.53            0.50            0.52            0.20
  Net realized and unrealized gains
    (losses) from investments                0.19            0.03            0.07           (0.48)           0.64            0.21
----------------------------------------------------------------------------------------------------------------------------------
Total from Investment Activities             0.73            0.58            0.60            0.02            1.16            0.41
----------------------------------------------------------------------------------------------------------------------------------
Distributions:
  Net investment income                     (0.54)          (0.54)          (0.51)          (0.50)          (0.51)          (0.22)
  In excess of net investment income        --              --              (0.02)          (0.02)          --              --
  In excess of net realized gains           --              --              --              (0.02)          --              --
----------------------------------------------------------------------------------------------------------------------------------
Total Distributions                         (0.54)          (0.54)          (0.53)          (0.54)          (0.51)          (0.22)
----------------------------------------------------------------------------------------------------------------------------------
NET ASSET VALUE, END OF PERIOD          $   10.91       $   10.72       $   10.68       $   10.61       $   11.13       $   10.48
----------------------------------------------------------------------------------------------------------------------------------
Total Return (Excludes Sales Charge)         6.95%           5.44%           5.79%         (0.05)%          11.40%       10.85%(b)
RATIOS/SUPPLEMENTARY DATA:
  Net Assets at end of period (000)       $16,114         $16,507         $12,006         $14,883         $13,092          $41
  Ratio of expenses to average net
    assets                                   0.79%           0.82%           0.82%           0.78%           0.77%        1.01%(b)
  Ratio of net investment income to
    average net assets                       4.96%           4.92%           5.01%           4.63%           4.85%        5.16%(b)
  Ratio of expenses to average net
    assets*                                  1.19%           1.30%           1.25%           1.21%           1.25%        1.40%(b)
  Ratio of net investment income to
    average net assets*                      4.56%           4.44%           4.58%           4.20%           4.37%        4.77%(b)
  Portfolio turnover(a)                      7.45%          24.61%          77.69%          16.77%          26.67%        9.78%

* During the period certain fees were voluntarily reduced. If such voluntary fee reductions had not occurred, the ratios would have been as indicated. (a) Portfolio turnover is calculated on the basis of the Fund as a whole without distinguishing among the classes of shares issued. (b) Annualized. (c) Class A Shares commenced offering on February 18, 1992.

THE ONE GROUP(R) OHIO MUNICIPAL BOND FUND    FINANCIAL HIGHLIGHTS

                                                                                           YEARS ENDED JUNE 30,
                                                                            -------------------------------------------------
                             CLASS B                                       1997            1996            1995          1994(a)
NET ASSET VALUE, BEGINNING OF PERIOD                                    $   10.79       $   10.75       $   10.68       $   11.31
----------------------------------------------------------------------------------------------------------------------------------
Investment Activities:
  Net investment income                                                      0.47            0.48            0.43            0.17
  Net realized and unrealized gains (losses) from investments                0.19            0.03            0.07           (0.62)
----------------------------------------------------------------------------------------------------------------------------------
Total from Investment Activities                                             0.66            0.51            0.50           (0.45)
----------------------------------------------------------------------------------------------------------------------------------
Distributions:
  Net investment income                                                     (0.47)          (0.47)          (0.43)          (0.17)
  In excess of net investment income                                        --              --              --              (0.01)
----------------------------------------------------------------------------------------------------------------------------------
Total Distributions                                                         (0.47)          (0.47)          (0.43)          (0.18)
----------------------------------------------------------------------------------------------------------------------------------
NET ASSET VALUE, END OF PERIOD                                          $   10.98       $   10.79       $   10.75       $   10.68
----------------------------------------------------------------------------------------------------------------------------------
Total Return (Excludes Sales Charge)                                         6.26%           4.79%           5.17%      (4.02)%(b)
RATIOS/SUPPLEMENTARY DATA:
  Net Assets at end of period (000)                                       $14,316          $8,854          $3,209          $2,043
  Ratio of expenses to average net assets                                    1.44%           1.47%           1.48%        1.28%(c)
  Ratio of net investment income to average net assets                       4.33%           4.27%           4.40%        4.23%(c)
  Ratio of expenses to average net assets*                                   1.84%           1.95%           1.91%        1.68%(c)
  Ratio of net investment income to average net assets*                      3.93%           3.79%           3.97%        3.83%(c)
  Portfolio turnover(d)                                                      7.45%          24.61%          77.69%          16.77%

* During the period certain fees were voluntarily reduced. If such voluntary fee reductions had not occurred, the ratios would have been as indicated. (a) Class B Shares commenced offering on January 14,
  1994. (b) Not annualized. (c) Annualized. (d) Portfolio turnover is calculated on the basis of the Fund as a whole without distinguishing among the classes of shares issued.

20

THE ONE GROUP(R)
KENTUCKY MUNICIPAL BOND FUND
[ICON] INVESTMENT OBJECTIVE
The Fund is a non-diversified fund that seeks current income exempt from Federal income tax and Kentucky personal income tax, consistent with the preservation of principal.

[ICON] INVESTMENT STRATEGY
The Fund invests in debt securities issued by or on behalf of Kentucky and its respective authorities, political subdivisions, agencies and instrumentalities, the interest on which, in the opinion of issuer's counsel, is exempt from Kentucky personal income tax ("Kentucky Municipal Securities"), as well as debt securities that, in the opinion of issuer's counsel, produce interest that is exempt from Federal income tax ("Municipal Securities"). Generally, the Fund's average weighted maturity will be between five and twenty years, although the Fund may invest in securities of any maturity.

[ICON] PORTFOLIO SECURITIES
The Fund invests at least 80% of its total assets in Municipal Securities. Alternatively, the Fund invests its assets so that at least 80% of its annual interest income is exempt from Federal income tax. The Fund invests at least 65% of its total assets in Kentucky Municipal Securities. Each of these investment policies are fundamental. The Fund may also invest up to 35% of its total assets in bonds and notes of states (other than Kentucky) as well as of territories and possessions of the United States, including the District of Columbia, and their respective authorities, agencies, instrumentalities, and political subdivisions, the interest on which is exempt from Federal income tax. The securities in which the Fund invests may have fixed rates of return or floating or variable rates. For a list of all securities in which the Fund may invest, please read "Investment Practices."

[ICON] RISK CONSIDERATIONS
The Fund invests in Kentucky Municipal Securities, which may be impacted by economic and political developments in Kentucky. The Fund's investments also include fixed-income investments. The value of these securities will change in response to interest rate changes and other factors. Before you invest, please read "More About the Funds" and "Investment Risks."

[ICON] TAX CONSIDERATIONS
Up to 100% of the Fund's assets may be invested in Kentucky Municipal Securities and Municipal Securities the interest on which is subject to Federal alternative minimum tax. Shareholders who are subject to the Federal alternative minimum tax may have all or a portion of their income from the Fund subject to Federal income tax. In addition, corporate shareholders will be required to take the interest on Municipal Securities and Kentucky Municipal Securities into account in determining their alternative minimum taxable income.

[ICON] FUND MANAGEMENT

David M. Sivinski, CFA, has served as the manager of the Fund since December, 1994. Mr. Sivinski also has managed the Ohio Municipal Bond Fund since 1994. Mr. Sivinski has managed the West Virginia Municipal Bond Fund since 1997 and the Louisiana Municipal Bond Fund since 1996. Mr. Sivinski has been with Banc One Investment Advisors or its affiliates since 1975, working primarily in fixed income portfolio management and mortgage/asset-backed research.



As of November, 1997 Thomas S. Albright has served as co-manager of the Fund. From 1981 until its acquisition by BANC ONE CORPORATION in 1994, Mr. Albright served as an investment officer and portfolio manager for individual client portfolios and other investment accounts with Liberty National Bank and Trust Company of Kentucky or its affiliates. Since 1994, Mr. Albright has been employed by Banc One Investment Advisors where he has been responsible for the management of individual client portfolios.


 SHAREHOLDER EXPENSES

   SHAREHOLDER TRANSACTION EXPENSES (1)      CLASS A   CLASS B   CLASS C   FIDUCIARY CLASS
Maximum Sales Charge Imposed on Purchases
  (as a percentage of offering price)         4.50%      none      none          none
Maximum Contingent Deferred Sales Charge
  (as a percentage of original purchase
  price or redemption proceeds, as
  applicable)                                  none(2)  5.00%     1.00%          none
Redemption Fees                                none      none      none          none
Exchange Fees                                  none      none      none          none

ANNUAL OPERATING EXPENSES (3) (as a
  percentage of average daily net assets)
Investment Advisory Fees (after fee
  waiver) (4)                                  .40%      .40%      .40%          .40%
12b-1 Fees (after fee waiver) (5)              .25%      .90%      .90%          none
Other Expenses                                 .32%      .32%      .32%          .32%
Total Fund Operating Expenses (after fee
  waivers) (6)                                 .97%     1.62%     1.62%          .72%

(1) If you buy or sell shares through a Shareholder Servicing Agent, you may be charged separate transaction fees by the Shareholder Servicing Agent. In addition, a $7.00 charge is deducted from redemption amounts paid by wire.
(2) Except for purchases of $1 million or more. Please see "Sales Charges."
(3) Expense Information has been restated to reflect current fees.
(4) Without the fee waiver, Investment Advisory Fees would be .45% for all classes of shares.
(5) Due to 12b-1 fees, long-term Class A, Class B and Class C shareholders may pay more than the equivalent of the maximum front-end sales charges permitted by the rules of the National Association of Securities Dealers. Without the voluntary waiver of fees, 12b-1 fees would be .35% for Class A shares and 1.00% for Class B and Class C shares.
(6) Without the voluntary reduction of Investment Advisory and 12b-1 fees, Total Operating Expenses would be 1.12% for Class A shares, 1.77% for Class B shares, 1.77% for Class C shares and .77% for Fiduciary Class shares.

 EXAMPLE
An investor would pay the following expenses on a $1,000 investment in the Fund, assuming: (1) payment of the maximum sales charge; (2) 5% annual return; and (3) redemption at the end of each time period.

                                               1 YEAR     3 YEARS     5 YEARS     10 YEARS
Class A                                         $ 54       $  75       $  96        $159
Class A (without fee waivers)                   $ 56       $  79       $ 104        $175
Class B                                         $ 66       $  81       $ 108        $175
Class B (without fee waivers)                   $ 68       $  86       $ 116        $191
Class C                                         $ 26       $  51       $  88        $192
Class C (without fee waivers)                   $ 28       $  56       $  96        $207
Fiduciary Class                                 $  7       $  23       $  40        $ 89
Fiduciary Class (without fee waiver)            $  8       $  25       $  43        $ 95

Assuming no redemption at the end of each time period, the dollar amounts in the above example would be as follows:

                                               1 YEAR     3 YEARS     5 YEARS     10 YEARS
Class A                                         $ 54       $  75       $  96        $159
Class A (without fee waivers)                   $ 56       $  79       $ 104        $175
Class B                                         $ 16       $  51       $  88        $175
Class B (without fee waivers)                   $ 18       $  56       $  96        $191
Class C                                         $ 16       $  51       $  88        $192
Class C (without fee waivers)                   $ 18       $  56       $  96        $208
Fiduciary Class                                 $  7       $  23       $  40        $ 89
Fiduciary Class (without fee waiver)            $  8       $  25       $  43        $ 95

Class B shares automatically convert to Class A shares after eight (8) years. Therefore, the "10 years" examples above reflect this conversion.

These examples are designed to assist you in understanding the various costs and expenses that may be directly or indirectly paid by investors in the Fund. THESE EXAMPLES SHOULD NOT BE CONSIDERED A REPRESENTATION OF PAST OR FUTURE EXPENSES AND ACTUAL EXPENSES MAY BE GREATER OR LESS THAN THOSE SHOWN.

THE ONE GROUP(R) KENTUCKY MUNICIPAL BOND FUND    FINANCIAL HIGHLIGHTS


The Financial Highlights are intended to help you understand the Fund's financial performance for the past 10 years or since inception, if less than 10 years. Certain information reflects financial results for a single Fund share. The total returns in the table represent the rate a shareholder would have earned on an investment in the Fund (assuming reinvestment of all dividends and distributions). This information has been derived from financial statements audited by Coopers & Lybrand L.L.P., whose report, along with the Fund's financial statements, is included in the Statement of Additional Information, which is available upon request.


                                                    YEAR            YEAR          JANUARY 20,       FEBRUARY 1,        MARCH 12,
                                                    ENDED           ENDED           1995 TO          1994, TO          1993, TO
                                                  JUNE 30,        JUNE 30,         JUNE 30,         JANUARY 19,       JANUARY 31,
                   FIDUCIARY                        1997            1996            1995(a)           1995(b)         1994(b)(c)
NET ASSET VALUE, BEGINNING OF PERIOD              $   10.04       $    9.92        $    9.49         $   10.45         $   10.00
---------------------------------------------------------------------------------------------------------------------------------
Investment Activities:
  Net investment income                                0.50            0.50             0.20              0.41              0.36
  Net realized and unrealized gains (losses)
    from investments                                   0.16            0.12             0.43             (0.95)             0.43
---------------------------------------------------------------------------------------------------------------------------------
Total from Investment Activities                       0.66            0.62             0.63             (0.54)             0.79
---------------------------------------------------------------------------------------------------------------------------------
Distributions:
  Net investment income                              (0.50)          (0.50)            (0.20)            (0.42)            (0.34)
---------------------------------------------------------------------------------------------------------------------------------
Total Distributions                                  (0.50)          (0.50)            (0.20)            (0.42)            (0.34)
---------------------------------------------------------------------------------------------------------------------------------
NET ASSET VALUE, END OF PERIOD                    $   10.20       $   10.04        $    9.92         $    9.49         $   10.45
---------------------------------------------------------------------------------------------------------------------------------
Total Return                                          6.74%           6.35%          6.56%(d)        (5.17)%(d)          8.05%(d)
RATIOS/SUPPLEMENTARY DATA:
  Net Assets at end of period (000)               $116,830        $30,300         $32,520           $41,953           $64,663
  Ratio of expenses to average net assets             0.59%           0.68%          0.65%(e)          1.03%(e)          0.70%(e)
  Ratio of net investment income to average net
    assets                                            5.12%           4.60%          4.70%(e)          4.27%(e)          4.19%(e)
  Ratio of expenses to average net assets*            0.72%           1.02%          0.97%(e)          1.05%(e)          0.91%(e)
  Ratio of net investment income to average net
    assets*                                           4.99%           4.26%          4.38%(e)          4.25%(e)          3.98%(e)
  Portfolio turnover(f)                              13.30%          16.78%            19.75%            10.00%             5.00%

* During the period certain fees were voluntarily reduced. If such voluntary fee reductions had not occurred, the ratios would have been as indicated. (a) Period from date reorganized as a fund of The One
  Group. (b) Prior to reorganizing as a fund of The One Group, the Fund offered only one class of shares. (c) Period from commencement of operations. (d) Not annualized. (e) Annualized. (f) Portfolio turnover is calculated on the basis of the Fund as a whole without distinguishing among the classes of shares issued.

                                                                                     YEAR              YEAR           JANUARY 20,
                                                                                     ENDED             ENDED            1995 TO
                                                                                   JUNE 30,          JUNE 30,          JUNE 30,
                                  CLASS A                                            1997              1996             1995(a)
NET ASSET VALUE, BEGINNING OF PERIOD                                               $   10.05         $    9.93         $    9.49
---------------------------------------------------------------------------------------------------------------------------------
Investment Activities:
  Net investment income                                                                 0.48              0.44              0.19
  Net realized and unrealized gains from investments                                    0.16              0.12              0.44
---------------------------------------------------------------------------------------------------------------------------------
Total from Investment Activities                                                        0.64              0.56              0.63
---------------------------------------------------------------------------------------------------------------------------------
Distributions:
  Net investment income                                                                (0.48)            (0.44)            (0.19)
---------------------------------------------------------------------------------------------------------------------------------
Total Distributions                                                                    (0.48)            (0.44)            (0.19)
---------------------------------------------------------------------------------------------------------------------------------
NET ASSET VALUE, END OF PERIOD                                                     $   10.21         $   10.05         $    9.93
---------------------------------------------------------------------------------------------------------------------------------
Total Return (Excludes Sales Charge)                                                    6.46%             5.70%          5.66%(b)
RATIOS/SUPPLEMENTARY DATA:
  Net Assets at end of period (000)                                                $   5,554         $   8,178            $8,818
  Ratio of expenses to average net assets                                               0.84%             0.93%          0.90%(c)
  Ratio of net investment income to average net assets                                  4.66%             4.35%          4.44%(c)
  Ratio of expenses to average net assets*                                              1.04%             1.37%          1.33%(c)
  Ratio of net investment income to average net assets*                                 4.46%             3.91%          4.01%(c)
  Portfolio turnover(d)                                                                13.30%            16.78%            19.75%

* During the period certain fees were voluntarily reduced. If such voluntary fee reductions had not occurred, the ratios would have been as indicated. (a) Period from date reorganized as a fund of The One
  Group. (b) Not annualized. (c) Annualized. (d) Portfolio turnover is calculated on the basis of the Fund as a whole without distinguishing among the classes of shares issued.

22

THE ONE GROUP(R) KENTUCKY MUNICIPAL BOND FUND    FINANCIAL HIGHLIGHTS

                                                                                     YEAR              YEAR            MARCH 16,
                                                                                     ENDED             ENDED            1995 TO
                                                                                   JUNE 30,          JUNE 30,          JUNE 30,
                                  CLASS B                                            1997              1996             1995(a)
NET ASSET VALUE, BEGINNING OF PERIOD                                               $    9.99         $    9.87         $    9.75
---------------------------------------------------------------------------------------------------------------------------------
Investment Activities:
  Net investment income                                                                 0.41              0.38              0.14
  Net realized and unrealized gains from investments                                    0.16              0.13              0.12
---------------------------------------------------------------------------------------------------------------------------------
Total from Investment Activities                                                        0.57              0.51              0.26
---------------------------------------------------------------------------------------------------------------------------------
Distributions:
  Net investment income                                                                (0.41)            (0.39)            (0.14)
---------------------------------------------------------------------------------------------------------------------------------
Total Distributions                                                                    (0.41)            (0.39)            (0.14)
---------------------------------------------------------------------------------------------------------------------------------
NET ASSET VALUE, END OF PERIOD                                                     $   10.15         $    9.99         $    9.87
---------------------------------------------------------------------------------------------------------------------------------
Total Return (Excludes Sales Charge)                                                    5.81%             5.16%          2.63%(b)
RATIOS/SUPPLEMENTARY DATA:
  Net Assets at end of period (000)                                                   $2,399            $1,457            $79
  Ratio of expenses to average net assets                                               1.47%             1.58%          1.58%(c)
  Ratio of net investment income to average net assets                                  4.05%             3.70%          3.89%(c)
  Ratio of expenses to average net assets*                                              1.70%             2.02%          2.21%(c)
  Ratio of net investment income to average net assets*                                 3.82%             3.26%          3.25%(c)
  Portfolio turnover(d)                                                                13.30%            16.78%         19.75%

* During the period certain fees were voluntarily reduced. If such voluntary fee reductions had not occurred, the ratios would have been as indicated. (a) Class B Shares commenced offering on March 16, 1995. (b) Not annualized. (c) Annualized. (d) Portfolio turnover is calculated on the basis of the Fund as a whole without distinguishing among the classes of shares issued.

                              MORE ABOUT THE FUNDS

WHEN THE PROSPECTUS REFERS TO "BONDS", WHAT TYPES OF INVESTMENTS ARE INCLUDED?

"Bonds" include debt instruments issued by the U.S. Treasury, U.S. Government agencies, mortgage related securities, municipalities and zero coupon obligations as well as debt instruments issued by states and their respective authorities, political subdivisions, agencies and instrumentalities.

PORTFOLIO QUALITY
----------------------------------------------------

The Funds only purchase securities that meet certain rating criteria:

- Municipal Securities that are bonds must be rated as investment grade.

- Arizona Municipal Securities, West Virginia Municipal Securities, Louisiana Municipal Securities, Ohio Municipal Securities, and Kentucky Municipal Securities that are bonds must be rated as investment grade.

- Other securities such as tax-exempt commercial paper, notes, and variable demand obligations must be rated in one of the two highest investment grade categories.

- The Louisiana Municipal Bond Fund may also invest in short-term tax-exempt municipal securities rated at least MIG3 (VMIG3) by Moody's or SP-2 by S&P. These securities may have speculative characteristics.

If the securities are unrated, Banc One Investment Advisors must determine that they are of comparable quality to rated securities. Banc One Investment Advisors will look at a security's rating at the time of investment. For more information about ratings, please see "Description of Ratings" in the Appendix.

ILLIQUID INVESTMENTS
----------------------------------------------------

Each Fund may invest up to 15% of its net assets in illiquid investments. A security is illiquid if it cannot be sold at approximately the value assessed by the Fund within seven (7) days. Banc One Investment Advisors will follow guidelines adopted by The One Group Board of Trustees in determining whether an investment is illiquid.

SPECIAL RISK
CONSIDERATIONS
----------------------------------------------------


FIXED INCOME SECURITIES: Investments in fixed income securities (for example, bonds) will increase or decrease in value based on changes in interest rates. If rates increase, the value of a Fund's investments generally declines. On the other hand, if rates fall, the value of the investments generally increases. The value of your investment in a Fund will increase and decrease as the value of a Fund's investments increase and decrease. While securities with longer duration and maturities tend to produce higher yields, they also are subject to greater fluctuations in value when interest rates change. Usually, changes in the value of fixed income securities will not affect cash income generated, but may affect the value of your investment.


DERIVATIVES: Some of the Funds invest in securities that are considered to be derivatives. These securities may be more volatile than other investments. These include:

- options

- futures contracts

- options on futures contracts

- mortgage-backed securities, including collateralized mortgage obligations and Real Estate Mortgage Investment Conduits (CMOs and REMICs) and stripped mortgage-backed securities (IOs and POs)

- structured instruments

- swaps, caps and floors

- new financial products

- inverse floating rate instruments

Derivatives may be riskier than traditional investments.

NON-DIVERSIFIED FUNDS: All of the Funds (except the Intermediate Tax-Free Bond Fund and the Municipal Income Fund) are "non-diversified" funds. This means that the Funds may invest a more significant portion of their assets in the securities of a single issuer than can a "diversified" fund. In addition, the Funds' investments are concentrated geographically. These concentrations increase the risk of loss to the Funds if an issuer fails to make interest or principal payments or if the market value of a security declines.


MUNICIPAL SECURITIES: Because the Arizona Municipal Bond Fund, the West Virginia Municipal Bond Fund, the Louisiana Municipal Bond Fund, the Ohio Municipal Bond Fund, and the Kentucky Municipal Bond Fund are not diversified and because they concentrate in securities of Arizona, West Virginia, Louisiana, Ohio and Kentucky issuers, respectively, certain factors may have a disproportionate negative effect on the Funds' investments. These factors may include certain economic conditions, constitutional amendments, legislative measures, executive orders, administrative regulations and voter initiatives. For instance, the Ohio economy relies to a significant degree on manufacturing. As a result, economic activity in Ohio tends to be cyclical, which may affect the market value of Ohio Municipal Securities or the ability of issuers to make timely payments of interest and principal. Similarly, coal mining and related industries are an important part of the West Virginia economy. Increased government regulation

                     HOW TO DO BUSINESS WITH THE ONE GROUP

24

and a reduced demand for coal has adversely affected that industry. The Louisiana economy, like that of West Virginia, is heavily dependent on a single industry, in this case energy (oil and gas). Louisiana continues to recover from the oil price declines of the mid-1980's, although its debt burden is well above that of other states, while wealth and income indicators are below the national average. Both West Virginia and Louisiana post unemployment rates above the national average.

Arizona's population growth continues to outpace the national average. However, this growth is expensive and Arizona's economic outlook depends on its ability to match long-term revenues with expenditures. In addition, Arizona's continued growth depends to some extent on its ability to manage its water resources.

Unlike the municipal securities of most states, nearly all Kentucky Municipal Securities are not general obligations of the issuer; rather, payment depends on revenues generated by the property financed by the security.

For a more complete description of the risks of investing in state specific securities, please see the Statement of Additional Information.

PURCHASING
FUND SHARES
----------------------------------------------------

WHERE CAN I BUY SHARES?

You may purchase Fund shares from the following sources:

- The One Group Services Company, and

- Shareholder Servicing Agents. These include investment advisors, brokers, financial planners, banks, insurance companies, retirement or 401(k) plan sponsors, or other intermediaries. Shares purchased this way will be held for you by the Shareholder Servicing Agent.

WHEN CAN I BUY SHARES?

- Purchases may be made on any business day. This includes any day that the Funds are open for business, other than weekends and the following holidays:
  New Years Day, Martin Luther King, Jr. Day, Presidents' Day, Good Friday, Memorial Day, Independence Day, Labor Day, Thanksgiving, and Christmas.

- Purchase requests received by The One Group Services Company before 4 p.m. EST, will be effective that day.

- Purchase orders may be cancelled by the Fund's Custodian, State Street Bank and Trust Company, if it does not receive "federal funds" by 4:00 p.m. EST (i) on the business day after the order is placed if you are buying Fiduciary Class shares, and (ii) on the third business day if you are purchasing Class A, Class B or Class C shares.

- If your shares are held by a Shareholder Servicing Agent, it is the responsibility of the Shareholder Servicing Agent to send your purchase or redemption order to the Fund. Your Shareholder Servicing Agent may have an earlier cut-off time for purchase and redemption requests.

- The One Group Services Company can reject a purchase order if it does not think that it is in the best interests of a Fund and/or its shareholders to accept the order.

- Shares are electronically recorded. Therefore, certificates will not be issued.

WHAT KIND OF SHARES CAN I BUY?

The One Group offers the following classes of shares:

- Class A, Class B and Class C shares are available to the general public.

- Fiduciary Class shares are available to institutional investors and any organization authorized to act in a fiduciary, advisory, custodial or agency capacity. We will refer to these entities as "Intermediaries."

- If you intend to hold your shares six or more years, Class B shares may be appropriate for you. If you intend to hold your shares for less than six years, you may want to consider Class A or Class C shares.

HOW MUCH DO SHARES COST?

- Shares are sold at net asset value ("NAV") plus a sales charge, if any.

- Each class of shares in each Fund has a different NAV. This is primarily because each class has different distribution expenses.

- NAV per share is calculated by dividing the total market value of a Fund's investments and other assets allocable to a class (minus class expenses) by the number of outstanding shares in that class.

- A Fund's NAV changes every day. NAV is calculated each business day at 4:00 p.m. EST.

HOW DO I OPEN AN ACCOUNT?

1. Read the prospectus carefully, and select the Fund or Funds most appropriate for you.

2. Decide how much you want to invest.

   - The minimum initial investment is $1,000 ($100 for employees of BANC ONE CORPORATION and its affiliates).

   - Subsequent investments must be at least $100 ($25 for employees of BANC ONE CORPORATION and its affiliates).

   - You may purchase no more than $250,000 of Class B shares at one time.

   - The One Group Services Company may waive these minimums.

3. Complete the Account Application Form. Be sure to sign up for all of the Account privileges that you plan to take advantage of. Doing so now means that you will not have to complete additional paperwork later.

4. Send the completed application and a personal check (unless you choose to pay by wire or bank transfer) payable to "The One Group" to:

   State Street Bank and Trust Company
   c/o The One Group
   P.O. Box 8500
   Boston, MA 02266-8500

5. All checks should be in U.S. dollars. Third party checks will not be accepted. Redemptions from a Fund will not be permitted for ten (10) calendar days if purchases are made by check or under the Systematic Investment Plan (see below).

6. If you purchase shares through a Shareholder Servicing Agent, you may be required to complete additional forms or follow additional procedures. You should contact your Shareholder Servicing Agent regarding purchases, exchanges and redemptions.

7. If you have any questions, contact your Shareholder Servicing Agent or call The One Group Services Company at 1-800-480-4111.

CAN I PURCHASE SHARES OVER THE TELEPHONE?

Yes. Simply select this option on your Account Application Form and then:

- Contact your Shareholder Servicing Agent or The One Group Services Company at 1-800-480-4111 to relay your purchase instructions.

- Send a personal check made payable to "The One Group" to State Street Bank and Trust Company (see address above), authorize a bank transfer or initiate a wire transfer.

- The One Group uses reasonable procedures to confirm that instructions given by telephone are genuine. These procedures include recording telephone instructions and asking for personal identification. If these procedures are followed, The One Group will not be responsible for any loss, liability, cost or expense of acting upon unauthorized or fraudulent instructions; you bear the risk of loss.


- You may revoke your right to make purchases over the telephone by sending a letter to:


  State Street Bank and Trust Company
  c/o The One Group
  P.O. Box 8500
  Boston, MA 02266-8500

CAN I AUTOMATICALLY INVEST ON A
SYSTEMATIC BASIS?

Yes. After your Account is established, you may purchase additional Class A, Class B and Class C shares by making automatic monthly investments from your bank account. The minimum initial investment is still $1,000, but minimum automatic additions are only $25. The One Group Services Company may waive these minimums. To establish a Systematic Investment Plan:

- Select the "Systematic Investment Plan" option on the Account Application
  Form.

- Provide the necessary information about the bank account from which your investments will be made.

- Shares purchased under a Systematic Investment Plan may not be redeemed for ten (10) calendar days.

- The One Group currently does not charge for this service, but may impose a charge in the future. However, your bank may impose a charge for debiting your bank account.


- You may revoke your right to make systematic investments by sending a letter to:


  State Street Bank and Trust Company
  c/o The One Group
  P.O. Box 8500
  Boston, MA 02266-8500

CONVERSION FEATURE

Your Class B shares automatically convert to Class A shares after eight years (measured from the end of the month in which they were purchased).

- After conversion, your shares will be subject to the lower distribution and shareholder servicing fees charged on Class A shares

- You will not be assessed any sales charges or fees for conversion of shares, nor will you be subject to any tax.

- Because the share price of the Class A shares may be higher than that of the Class B shares at the time of conversion, you may receive fewer Class A shares; however, the dollar value will be the same.

- If you have exchanged Class B shares of one Fund for Class B shares of another, the time you held the shares in each Fund will be added together.

SALES CHARGES
----------------------------------------------------


The One Group Services Company compensates Shareholder Servicing Agents who sell shares of The One Group. Compensation comes from: sales charges, 12b-1 fees and payments by The One Group Services Company from its own resources. The One Group Services Company, at its own expense, also will provide promotional incentives in the form of travel expenses, lodging and bonuses to licensed individuals who sell shares of the Funds, as well as vacation trips (including lodging at luxury resorts), tickets to entertainment events, and merchandise.

26

 CLASS A SHARES

This table shows the amount of sales charge you pay and the commissions paid to

Shareholder Servicing Agents.
                       SALES CHARGE AS A %
                         OF THE OFFERING       SALES CHARGE AS A %     COMMISSION AS A %
AMOUNT OF PURCHASE            PRICE            OF YOUR INVESTMENT      OF OFFERING PRICE
Less than $100,000            4.50%                   4.71%                  4.05%
$100,000-$249,999             3.50%                   3.63%                  3.05%
$250,000-$499,999             2.50%                   2.56%                  2.05%
$500,000-$999,999             2.00%                   2.04%                  1.60%
$1,000,000*                   0.00%                   0.00%                  0.00%

* If you purchase $1 million or more of Class A shares and are not assessed a sales charge at the time of purchase, you will be charged the equivalent of 1% of the purchase price if you redeem any or all of the Class A shares within one year of purchase.

 CLASS B SHARES

Class B shares are offered at NAV, without any up-front sales charges. However, if you redeem these shares within six years of the purchase date, you will be assessed a Contingent Deferred Sales Charge ("CDSC") according to the following schedule:
                          CDSC AS A % OF DOLLAR
YEARS SINCE PURCHASE     AMOUNT SUBJECT TO CHARGE
         0-1                  5.00%
         1-2                  4.00%
         2-3                  3.00%
         3-4                  3.00%
         4-5                  2.00%
         5-6                  1.00%
     more than 6              0.00%

The One Group Services Company pays a commission of 4.00% of the original purchase price to Shareholder Servicing Agents who sell Class B shares.

 CLASS C SHARES

Class C shares are offered at NAV, without any up-front sales charge. However, if you redeem your shares within one year of the purchase date, you will be assessed a CDSC as follows:
                          CDSC AS A % OF DOLLAR
YEARS SINCE PURCHASE     AMOUNT SUBJECT TO CHARGE
         0-1                  1.00%
  After first year            None

Shareholder Servicing Agents selling Class C shares receive a commission of 1.00% of the original purchase price from The One Group Services Company.

How the CDSC is Calculated

- The Fund assumes that all purchases made in a given month were made on the first day of the month.

- The CDSC is based on the current market value or the original cost of the shares, whichever is less.

- A sales charge is not imposed on increases in NAV above the initial purchase price, nor is a sales charge assessed on shares acquired through reinvestment of dividends or capital gains distributions.

- To keep your CDSC as low as possible, the Fund first will redeem any shares in your account that carry no CDSC, starting with Class A shares. After that, the Fund will redeem the shares you have held for the longest time and thus have the lowest CDSC.

12B-1 FEES

12b-1 fees are paid by The One Group to The One Group Services Company as compensation for its services and expenses. The One Group Services Company in turn pays all or part of the 12b-1 fee to Shareholder Servicing Agents that sell shares of The One Group.

- The 12b-1 fees vary by share class as follows:

   1. Class A shares pay a 12b-1 fee of .35% of the average daily net assets of the Fund, which is currently being waived to .25%.

   2. Class B and Class C shares pay a 12b-1 fee of 1.00% of the average daily net assets of the Fund, which is currently being waived to .90%. This will cause expenses for Class B and Class C shares to be higher and dividends to be lower than for Class A shares.

   3. There are no 12b-1 fees for Fiduciary Class shares.

- 12b-1 fees, together with the CDSC, help The One Group Services Company sell Class B and Class C shares without an "up-front" sales charge by defraying the costs of advancing brokerage commissions and other expenses paid to Shareholder Servicing Agents.

- The One Group Services Company may use up to .25% of the fees for shareholder servicing and up to .75% for distribution. During the last fiscal year, The One Group Services Company received 12b-1 fees totaling .25% and 1.00% of the average daily net assets of Class A and Class B shares, respectively.

- The One Group Services Company may pay 12b-1 fees to its affiliates and to Banc One Investment Advisors and its affiliates (or any sub-advisor) for brokerage and other agency transactions.

SALES CHARGE
REDUCTIONS
AND WAIVERS
----------------------------------------------------

REDUCING YOUR CLASS A SALES CHARGES

There are several ways you can reduce the sales charges you pay on Class A shares:

1. Right of Accumulation: You may add the market value of any Class A, Class B or Class C shares of a Fund (except a money market fund) that you (and your spouse and minor children) already own of any One Group Fund (except a money market fund) to the amount of your next Class A purchase for purposes of calculating the sales charge. An Intermediary also may take advantage of this option.

2. Letter of Intent: With an initial investment of $2,000, you may purchase Class A shares of one or more Funds over the next 13 months and pay the same sales charge that you would have paid if all shares were purchased at once. A percentage of your investment will be held in escrow until the full amount covered by the Letter of Intent has been invested.

To take advantage of the accumulation privilege or letter of intent, complete the appropriate section of your fund application, or contact your Shareholder Servicing Agent. To determine if you are eligible for the accumulation privilege, contact The One Group Services Company at 1-800-480-4111. These programs may be terminated or amended at any time.

WAIVER OF THE CLASS A SALES CHARGE

No sales charge is imposed on Class A shares of the Funds if the shares were:

1. Bought with the reinvestment of dividends and capital gains distributions.

2. Acquired in exchange for other Fund shares if a comparable sales charge has been paid for the exchanged shares.

3. Bought by officers, directors or trustees, retirees and employees (and their spouses and immediate family members) of:

   - The One Group.

   - BANC ONE CORPORATION and its subsidiaries and affiliates.

   - The One Group Services Company and its subsidiaries and affiliates.

   - State Street Bank and Trust Company and its subsidiaries and affiliates.

   - Broker/dealers who have entered into dealer agreements with The One Group and their subsidiaries and affiliates.

   - An investment sub-advisor of a fund of The One Group and such sub-advisor's subsidiaries and affiliates.

4. Bought by:

   - Affiliates of BANC ONE CORPORATION and certain accounts (other than IRA Accounts) for which an Intermediary acts in a fiduciary, advisory, agency, custodial or similar capacity.

   - Accounts as to which a bank or broker-dealer charges an asset allocation fee, provided the bank or broker-dealer has an agreement with The One Group Services Company.

   - Retirement and deferred compensation plans and trusts used to fund those plans, including, but not limited to, those defined in Sections 401(a), 403(b) or 457 of the Internal Revenue Code and "rabbi trusts."

28

   - Shareholder Servicing Agents who have a dealer arrangement with The One Group Services Company, who place trades for their own accounts or for the accounts of their clients and who charge a management, consulting or other fee for their services, as well as clients of such Shareholder Servicing Agents who place trades their own accounts if the accounts are linked to the master account of such Shareholder Servicing Agent.

5. Bought with proceeds from the sale of Fiduciary Class shares of a Fund of The One Group or acquired in an exchange of Fiduciary Class shares of a Fund for Class A shares of the same Fund, but only if the purchase is made within 60 days of the sale or distribution.

6. Bought with proceeds from the sale of shares of a mutual fund (other than a fund of The One Group) for which a sales charge was paid, but only if the purchase is made within 60 days of the sale or distribution.

7. Bought in an IRA with the proceeds of a distribution from an employee benefit plan, but only if the purchase is made within 60 days of the sale or distribution and, at the time of the distribution, the employee benefit plan had plan assets invested in a Fund of The One Group.

8. Bought with assets of The One Group.

9. Bought in connection with plans of reorganizations of a Fund, such as mergers, asset acquisitions and exchange offers to which a Fund is a party.

The waivers described in (5), (6) and (7) above will not continue indefinitely and may be discontinued at any time without notice.

WAIVER OF THE CLASS B SALES CHARGE

No sales charge is imposed on redemptions of Class B shares of the Funds:

1. Provided that you withdraw no more than 10% of the account value annually.

2. If you buy the shares in connection with certain retirement plans, such as 401(k) and similar qualified plans.

3. If you are a participant or beneficiary of certain retirement plans and you die or become disabled (as defined in the Tax Code), but only if the redemption is made within one year of such death or disability.

4. That represent a minimum required distribution from an IRA Account or other qualifying retirement plan, but only if you are at least age 70 1/2.

5. Bought in connection with plans of reorganizations of a Fund, such as mergers, asset acquisitions and exchange offers to which a Fund is a party.

6. Acquired in exchange for Class B shares of other Funds of The One Group.

WAIVER OF THE CLASS C SALES CHARGE

No sales charge is imposed on redemptions of Class C shares of the Funds:

1. Provided that you withdraw no more than 10% of the account value annually.

2. If you buy the shares in connection with certain retirement plans, such as 401(k) and similar qualified plans.

3. If you are a participant or beneficiary of certain retirement plans and you die or become disabled (as defined in the Tax Code), but only if the redemption is made within one year of such death or disability.

4. That represent a minimum required distribution from an IRA Account or other qualifying retirement plan, but only if you are at least age 70 1/2.

5. Bought in connection with plans of reorganizations of a Fund, such as mergers, asset acquisitions and exchange offers to which a Fund is a party.

6. Acquired in exchange for Class C shares of other Funds of The One Group.

To take advantage of any of these sales charge waivers, you must qualify for such waiver in advance. To see if you qualify, contact The One Group Services Company at 1-800-480-4111 or your Shareholder Servicing Agent.

EXCHANGING
FUND SHARES
----------------------------------------------------

WHAT ARE MY EXCHANGE PRIVILEGES?

You may make the following exchanges:

- Fiduciary Class shares of a Fund may be exchanged for Class A shares of that Fund or for Class A or Fiduciary Class shares of another Fund of The One Group.

- Class A shares of a Fund may be exchanged for Fiduciary Class shares of that Fund or for Class A or Fiduciary Class shares of another Fund of The One Group, but only if you are eligible to purchase those shares.

- Class B shares of a Fund may be exchanged for Class B shares of another Fund of The One Group.

- Class C shares of a Fund may be exchanged for Class C shares of another Fund of The One Group.

The One Group does not charge a fee for this privilege. In addition, The One Group may change the terms and conditions of your exchange privileges upon 60 days written notice.

WHEN ARE EXCHANGES PROCESSED?

Exchanges are processed the same business day they are received, provided:

- State Street Bank and Trust Company receives the request by 4:00 p.m. EST.

- You have provided The One Group with all of the information necessary to process the exchange.

- You have received a current prospectus of the Fund or Funds in which you wish to invest.

- You have contacted your Shareholder Servicing Agent, if necessary.

DO I PAY A SALES CHARGE ON AN EXCHANGE?

Generally, you will not pay a sales charge on an exchange. However:

- You will pay a sales charge if you own Fiduciary Class shares of a Fund and you want to exchange those shares for Class A shares, unless you qualify for a sales charge waiver (see above).

- You will pay a sales charge if you bought Class A shares of a Fund:

   1. That does not charge a sales charge and you want to exchange them for shares of a Fund that does, in which case you would pay the sales charge applicable to the Fund into which you are exchanging.

   2. That charged a lower sales charge than the Fund into which you are exchanging, in which case you would pay the difference between that Fund's sales charge and all other sales charges you have already paid.

- If you exchange Class B or Class C shares of a Fund, you will not pay a sales charge at the time of the exchange, however:

   1. Your new Class B or Class C shares will be subject to the higher CDSC of either the Fund from which you exchanged, the Fund into which you exchanged, or any Fund from which you previously exchanged.

   2. The current holding period for your exchanged Class B or Class C shares is carried over to your new shares.

ARE EXCHANGES TAXABLE?

Generally:

- An exchange between classes of shares of the same Fund is not taxable.

- An exchange between Funds is considered a sale and generally results in a capital gain or loss for Federal income tax purposes.

- You should talk to your tax advisor before making an exchange.

ARE THERE LIMITS ON EXCHANGES?

Yes. The exchange privilege is not intended as a way for you to speculate on short-term movements in the market. Therefore:

- To prevent disruptions in the management of the Funds, The One Group limits excessive exchange activity.

- Exchange activity is excessive if it EXCEEDS TWO SUBSTANTIVE EXCHANGE REDEMPTIONS (WITHIN 30 DAYS OF EACH OTHER) WITHIN A TWELVE MONTH PERIOD.


- In addition, The One Group reserves the right to reject any exchange request (even those that are not excessive) if the Fund reasonably believes that the exchange will result in excessive transaction costs or otherwise adversely affect other shareholders.


REDEEMING
FUND SHARES
----------------------------------------------------

WHEN CAN I REDEEM SHARES?

- You may redeem all or some of your shares on any day that the Funds are open for business.

- Redemption requests received by The One Group Services Company before 4 p.m. EST will be effective that day.

HOW DO I REDEEM SHARES?

- Unless you have selected the telephone option on your Account Application Form, you must send a written redemption request to your Shareholder Servicing Agent, if applicable, or State Street Bank and Trust Company at the following address:
  The One Group
  c/o State Street Bank and Trust Company
  P.O. Box 8500
  Boston, MA 02266-8500

- All requests for redemptions from IRA accounts must be in writing.

- You may request redemption forms by calling The One Group Services Company at 1-800-480-4111.

- State Street Bank and Trust Company may require that the signature on your redemption request be guaranteed by a commercial bank, a member of a domestic stock exchange, or a member of the Securities Transfer Association Medallion Program or the Stock Exchange Medallion Program, unless:

   1. the redemption is for $50,000 worth of shares or less;

   2. the redemption is payable to the shareholder of record; and

   3. the redemption check is mailed to the shareholder at the record address.

30

- On the Account Application Form you may elect to have the redemption proceeds mailed or wired to:


   1. a designated commercial bank; or


   2. State Street Bank and Trust Company or your Shareholder Servicing Agent.


- State Street Bank and Trust Company may charge you a wire redemption fee. The current charge is $7.00.


- Your redemption proceeds will be paid within seven days after receipt of the redemption request.

WHAT WILL MY SHARES BE WORTH?

- If you own Class A and Fiduciary Class shares and the Fund receives your redemption request by 4:00 p.m. EST, you will receive that day's NAV.

- If you own Class B or Class C shares and the Fund receives your redemption request by 4:00 p.m. EST, you will receive that day's NAV, minus the amount of any applicable CDSC.

CAN I REDEEM BY TELEPHONE?

Yes, if you selected this option on your Account Application Form.

- Call your Shareholder Servicing Agent or State Street Bank and Trust Company at 1-800-480-4111 to relay your redemption request.

- Your redemption proceeds will be mailed or wired to the commercial bank account you designated on your Account Application Form.

- State Street Bank and Trust Company may charge you a wire redemption fee. The current charge is $7.00.

- The One Group uses reasonable procedures to confirm that instructions given by telephone are genuine. These procedures include recording telephone instructions and asking for personal identification. If these procedures are followed, The One Group will not be responsible for any loss, liability, cost or expense of acting upon unauthorized or fraudulent instructions; you bear the risk of loss.

CAN I REDEEM ON A SYSTEMATIC BASIS?

If you have an account value of at least $10,000 you may elect to receive monthly, quarterly or annual payments of not less than $100 each.

- Select the "Systematic Withdrawal Plan" option on the Account Application
  Form.

- Specify the amount you wish to receive and the frequency of the payments.

- You may designate a person other than yourself as the payee.

- There is no charge for this service.

- If you select this option, please keep in mind that:

   1. It may not be in your best interest to buy additional Class A shares while participating in a Systematic Withdrawal Plan. This is because Class A shares have an up-front sales charge.

   2. If you own Class B or Class C shares, you or your designated payee may receive systematic payments provided the payments are limited to no more than 10% of your account value annually, measured from the date the redemption request is received.

   3. If the amount of the systematic payment exceeds the income earned by your account since the previous payment under the Systematic Withdrawal Plan, payments will be made by redeeming some of your shares. This will reduce the amount of your investment.

ADDITIONAL INFORMATION REGARDING REDEMPTIONS

- All redemptions will be for cash.

- If you redeem shares for which you paid by check, and The One Group has not yet received payment on the check, The One Group will delay forwarding your redemption proceeds for 10 or more days until payment has been collected from your bank.

- Because of the high cost of handling small investments, The One Group will automatically redeem shares in accounts which, because of shareholder redemptions, have values of less than $1,000. No sales charges will be assessed and you will be given 60 days to make additional investments in the Fund to increase the value of your account to at least $1,000.

- The One Group may suspend your ability to redeem, or will redeem your shares involuntarily, when it seems appropriate to do so in light of its responsibilities under the Federal securities laws. The Statement of Additional Information offers more details about this process.

                            SHAREHOLDER INFORMATION

VOTING RIGHTS
----------------------------------------------------

The Funds do not hold annual shareholder meetings, but may hold special meetings. The special meetings are held, for example, to elect or remove Trustees, change a Fund's fundamental investment objective, or approve an investment advisory contract.

As a Fund shareholder, you have one vote for each share that you own. Each Fund, and each class of shares within each Fund, vote separately on matters relating solely to that Fund or class, or which affect that Fund or class differently. However, all shareholders will have equal voting rights on matters that affect all shareholders equally.
BANC ONE CORPORATION (100 East Broad Street, Columbus, Ohio, 43271), through its affiliates, may be deemed for purposes of the Investment Company Act of 1940 to control the Funds. This is because as of August 5, 1997, BANC ONE CORPORATION or its affiliates possessed the power to vote substantially all of the Fiduciary Class shares of the Funds.

On that same date, the following shareholders owned 25% or more of Class A, Class B and Class C shares of the Funds. As a consequence, they are considered to be controlling persons of these classes of the Funds.

                                                                                 PERCENTAGE OF      TYPE OF
            NAME AND ADDRESS                           FUND/CLASS                  OWNERSHIP       OWNERSHIP
  Dean Witter Reynolds                     Arizona Municipal Bond Fund               32.61%          Record
  FBO Theodore Cesarano                    Class A
  4617 E. Bernell Drive
  Phoenix, AZ 85028-5520
  The One Group Services Company           Arizona Municipal Bond Fund               50.00%          Record
  Fund Administration                      Class B
  3435 Stelzer Road
  Columbus, Ohio 43219-6004
  Dean Witter Funds Processing Account     Arizona Municipal Bond Fund               50.00%          Record
  5 World Trade Center 6th Floor           Class C
  New York, NY 10048-0205
  Dean Witter for the Benefit of           West Virginia Municipal Bond Fund         61.58%          Record
    Stephen A. Lewis                       Class A
  3720 Noves Ave.
  5 World Trade Center 6th Floor
  New York, NY 10048-0205

DIVIDEND POLICIES
----------------------------------------------------

DIVIDENDS

The Funds generally declare dividends daily. Dividends are distributed on the first business day of each month. Capital gains, if any, for all Funds are distributed at least annually.

The Funds pay dividends and distributions on a per-share basis. This means that the value of your shares will be reduced by the amount of the payment. If you purchase shares shortly before the record date for a dividend or the distribution of capital gains, you will pay the full price for the shares and receive some portion of the price back as a taxable dividend or distribution.

Dividends payable on Fiduciary Class shares will be more than those payable on other classes of shares. This is because Class A, Class B and Class C shares have higher distribution expenses.

DIVIDEND REINVESTMENT

You automatically will receive all income dividends and capital gain distributions in additional shares of the same Fund and class, unless you have elected to take such payment in cash. The price of the shares is the NAV determined immediately following the dividend record date. Reinvested dividends and distributions receive the same tax treatment as dividends and distributions paid in cash.

If you want to change the way in which you receive dividends and distributions, you must write to State Street Bank & Trust Company at P.O. Box 8500, Boston, MA 02266-8500, at least 15 days prior to the distribution. The change is effective upon receipt by State Street.

SPECIAL DIVIDEND RULES FOR CLASS B SHARES

Class B shares received as dividends and capital gains distributions will be accounted for separately. Each time any Class B shares (other than those in the sub-account) convert to Class A shares, a percentage of the Class B shares in the sub-account will also convert to Class A shares. (See "Conversion Feature.")

32

TAX TREATMENT
OF THE FUNDS
----------------------------------------------------

TAX STATUS OF THE FUND

Each Fund intends to qualify as a "regulated investment company" for Federal income tax purposes. If the Funds qualify, as they have in the past, they will pay no federal income tax on the earnings they distribute to shareholders.

TAX TREATMENT
OF SHAREHOLDERS
----------------------------------------------------

TAXATION OF SHAREHOLDER TRANSACTIONS

A sale, exchange, or redemption of Fund shares generally will produce either a taxable gain or a loss. You are responsible for any tax liabilities generated by your transactions.

FEDERAL TAXATION OF DISTRIBUTIONS

EXEMPT-INTEREST DIVIDENDS. If, at the close of each quarter of its taxable year, at least 50% of the value of a Fund's assets consists of obligations the interest on which is excludable from gross income, the Fund may pay "exempt-interest dividends" to you. Generally, exempt-interest dividends are excludable from gross income. However:

1. If you receive Social Security or Railroad Retirement benefits, you may be taxed on a portion of such benefits if you receive exempt-interest dividends from the Funds.

2. Receipt of exempt-interest dividends may result in liability for Federal alternative minimum tax and for state and local taxes, both for individual and corporate shareholders.

INTEREST ON PRIVATE ACTIVITY BONDS: The Municipal Income Fund, the Arizona Municipal Bond Fund, the West Virginia Municipal Bond Fund, the Kentucky Municipal Bond Fund, the Louisiana Municipal Bond Fund and the Ohio Municipal Bond Fund may invest as much as 100% of their assets in municipal securities issued to finance private activities the interest on which is a tax preference item for purposes of the Federal alternative minimum tax ("Private Activity Bonds"). The Intermediate Tax-Free Bond Fund may invest as much as 20% of its assets in such Private Activity Bonds. As a result, Fund shareholders who are subject to the Federal alternative minimum tax may have all or a portion of their income from those Funds subject to Federal income tax. Additionally, corporate shareholders will be required to take the interest on municipal securities (including municipal securities of each Fund's respective state) into account in determining their alternative minimum taxable income. Persons who are substantial users of facilities financed by private activity bonds or who are "related persons" of such substantial users should consult their tax advisors before investing in the Funds.

INVESTMENT INCOME AND CAPITAL GAINS DIVIDENDS. Each Fund will distribute substantially all of its net investment income (including net short-term capital gains) on at least an annual basis. Dividends you receive from a Fund, other than "exempt-interest dividends," will be taxable to you, whether reinvested or received in cash. Dividends from a Fund's net investment income, if any, will be taxable as ordinary income and capital gains dividends will be taxable to you as such, regardless of how long you have held the shares.

Dividends paid in January, but declared in October, November or December of the previous year, will be considered to have been paid the previous December.

STATE AND LOCAL TAXATION OF DISTRIBUTIONS: Dividends that are derived from the Funds' investments in U.S. government obligations may not be entitled to the exemptions from state and local taxes that would be available if you purchased U.S. government obligations directly.

The funds will notify you annually of the percentage of income and distributions derived from U.S. government obligations. Unless otherwise discussed below, investment income and capital gains dividends may be subject to state and local taxes.

LOUISIANA TAXES: Distributions from the Louisiana Municipal Bond Fund, which are derived from interest on tax-exempt obligations of the State of Louisiana or its political subdivisions and certain obligations of the United States or its territories, are exempt from Louisiana income tax.

ARIZONA TAXES: Exempt-interest dividends from the Arizona Municipal Bond Fund, which are derived from interest on tax-exempt obligations of the State of Arizona and its political subdivisions are exempt from Arizona income tax. Other distributions from the Fund, including those related to long-term and short-term capital gains, will be subject to Arizona income tax. Arizona law does not permit a deduction for interest paid or accrued on indebtedness incurred or continued to purchase or carry obligations, the interest on which is exempt from Arizona income tax.

WEST VIRGINIA TAXES: Distributions from the West Virginia Bond Fund, which are derived from interest or dividends on obligations or a securities of a West Virginia state or local governmental body, generally are exempt from West Virginia income tax. In addition, you will not pay that tax on the portion of your income from the Fund which represents interest or dividends received from the

Fund on obligations or securities of the United States and some of its authorities, commissions or instrumentalities.

KENTUCKY TAXES: Dividends received from the Kentucky Municipal Bond Fund which are derived from interest on Kentucky Municipal Securities are exempt from the Kentucky individual income tax. Dividends paid from interest earned on securities that are merely guaranteed by the Federal government, repurchase agreements collateralized by U.S. government obligations, or from interest earned on obligations of other states are not exempt from Kentucky individual income tax. Any distributions of net short-term and net long-term capital gain earned by the Fund are includable in each Shareholder's Kentucky adjusted gross income as dividend income and long-term capital gain, respectively, and are both taxed at ordinary income tax rates.

OHIO TAXES: Dividends received from the Ohio Municipal Bond Fund which are derived from interest on Ohio Municipal Securities are exempt from the Ohio personal income tax. In addition, gain from the sale or transfer of certain Ohio Municipal Securities is also exempt from Ohio income tax. Certain Ohio municipalities may have retained the right to tax dividends from the Fund. Corporate investors must include the Fund shares in the corporation's tax base for purposes of the Ohio franchise tax net worth computation, but not for the net income computation.

TAX INFORMATION

The Form 1099 that is mailed to you every January details your dividends and their federal tax category. Even though the Funds provide you with this information, you are responsible for verifying your tax liability with your tax professional. For additional tax information see the Statement of Additional Information. Please note that this tax discussion is general in nature; no attempt has been made to present a complete explanation of the Federal, state, local or foreign tax treatment of the Funds or their shareholders.

SHAREHOLDER INQUIRIES
----------------------------------------------------

If you have any questions or need additional information, please write The One Group Services Company at 3435 Stelzer Road, Columbus, OH 43219 or call 1-800-480-4111.

   REPORTING

   In March and September you will receive a financial report from The One Group. In addition, The One Group will periodically send you proxy statements and other reports.

                    ORGANIZATION AND MANAGEMENT OF THE FUNDS
                                   FUND NAME

34

THE FUNDS
Each Fund is a series of The One Group, an open-end management investment company. The One Group currently consists of 40 separate Funds. Seven of the Funds are described in this prospectus; the other Funds are described in separate prospectuses. Two of the Funds described in this prospectus are diversified, and five of the Funds described in this prospectus are non-diversified. Each Fund is supervised by the Board of Trustees.

THE BOARD OF TRUSTEES

The Trustees oversee the management and administration of the Funds. The Trustees are responsible for making major decisions about each Fund's investment objectives and policies, but delegate the day-to-day administration of the Funds to the officers of The One Group.

THE ADVISOR

Banc One Investment Advisors makes the day-to-day investment decisions for the Funds and continuously reviews, supervises and administers the Funds' investment programs. Banc One Investment Advisors has served as investment advisor to The One Group since 1993. Prior to that time, The One Group was advised by affiliates of Banc One Investment Advisors. In addition to The One Group, Banc One Investment Advisors serves as investment advisor to other mutual funds and individual, corporate, charitable and retirement accounts. As of June 30, 1997, Banc One Investment Advisors, an indirect, wholly-owned subsidiary of BANC ONE CORPORATION, managed over $47 billion in assets.

For the fiscal year ended June 30, 1997, the Funds paid investment advisory fees at the following rates:
                                                           Annual Rate As Percentage
                                                          of Average Daily Net Assets
         The One Group(R) Intermediate Tax-Free Bond
         Fund                                                         .39%
         The One Group(R) Municipal Income Fund                       .35%
         The One Group(R) Arizona Municipal Bond Fund                 .34%
         The One Group(R) West Virginia Municipal Bond
         Fund                                                         .29%
         The One Group(R) Louisiana Municipal Bond Fund               .37%
         The One Group(R) Ohio Municipal Bond Fund                    .30%
         The One Group(R) Kentucky Municipal Fund                     .36%

THE DISTRIBUTOR

The One Group Services Company, 3435 Stelzer Road, Columbus, Ohio 43219, a wholly-owned subsidiary of The BISYS Group, Inc., markets the Funds and distributes shares through selling brokers, financial institutions, investment advisors, and other financial representatives.

THE ADMINISTRATOR AND SUB-ADMINISTRATOR

The One Group Services Company also serves as the Funds' administrator. The One Group Services Company is responsible for responding to shareholder inquiries and requests for information, as well as providing regulatory reporting and compliance. For these services, The One Group Services Company receives a fee based on the total assets of The One Group. For the first $1.5 billion in One Group assets, The One Group Services Company receives an annual fee of .20% of each Fund's average daily net assets. The annual rate declines to .18% on assets up to $2 billion, and to .16% when assets exceed $2 billion. The fee is calculated daily and paid monthly. Some Funds are not included in the calculations. Banc One Investment Advisors, the Sub-Administrator, provides office space, equipment, and facilities, as well as legal and regulatory support.

THE TRANSFER AGENT, CUSTODIAN AND SUB-CUSTODIAN

State Street Bank and Trust Company, P.O. Box 8500, Boston, MA 02266-8500 or your Shareholder Servicing Agent, if appropriate, handles shareholder recordkeeping and statements, distributes dividends, and processes buy and sell requests. As the Funds' custodian, State Street holds the Funds' assets, settles all portfolio trades and assists in calculating the Funds' net asset values. Bank One Trust Company, N.A. serves as sub-custodian in connection with the Funds' securities lending activities under an agreement with State Street Bank and Trust company and Bank One Trust Company, N.A. Bank One Trust Company, N.A. is paid a fee by the Funds for this service.

           DETAILS ABOUT THE FUNDS' INVESTMENT PRACTICES AND POLICIES

INVESTMENT PRACTICES

The Funds invest in a variety of securities and employ a number of investment techniques. Each security and technique involves certain risks. What follows is a list of the securities and techniques utilized by the Funds, as well as the risks inherent in their use. Fixed income securities are primarily influenced by market, credit and prepayment risks, although certain securities may be subject to additional risks. For a more complete discussion, see the Statement of Additional Information. Following the table is a more complete discussion of risk.

                               FUND NAME                         FUND CODE
              The One Group(R) Intermediate Tax-Free Bond
              Fund                                                    1
              The One Group(R) Municipal Income Fund                  2
              The One Group(R) Arizona Municipal Bond Fund            3
              The One Group(R) West Virginia Municipal Bond
              Fund                                                    4
              The One Group(R) Louisiana Municipal Bond Fund          5
              The One Group(R) Ohio Municipal Bond Fund               6
              The One Group(R) Kentucky Municipal Fund                7

INSTRUMENT                                                            FUND CODE            RISK TYPE
U.S. TREASURY OBLIGATIONS: Bills, notes, bonds, STRIPS, and              1-7                Market
CUBES.
TREASURY RECEIPTS: TRS, TIGRS, and CATS.                                 1-7                Market

U.S. GOVERNMENT AGENCY SECURITIES: Securities issued by agencies         1-7                Market
and instrumentalities of the U.S. Government. These include                                 Credit
Ginnie Mae, Fannie Mae and Freddie Mac.

CERTIFICATES OF DEPOSIT: Negotiable instruments with a stated            1-7                Market
maturity.                                                                                   Credit
                                                                                           Liquidity

TIME DEPOSITS: Non-negotiable receipts issued by a bank in               1-7               Liquidity
exchange for the deposit of funds.                                                          Credit
                                                                                            Market

REPURCHASE AGREEMENTS: The purchase of a security and the                1-7                Credit
simultaneous commitment to return the security to the seller at                             Market
an agreed upon price on an agreed upon date. This is treated as                            Liquidity
a loan.

REVERSE REPURCHASE AGREEMENT: The sale of a security and the             1-7                Market
simultaneous commitment to buy the security back at an agreed                              Leverage
upon price on an agreed upon date. This is treated as a
borrowing by a Fund.

SECURITIES LENDING: The lending of up to 33% of the securities           1-7                Credit
owned by a Fund. In return the Fund will receive cash and/or                                Market
other securities as collateral.                                                            Leverage

WHEN-ISSUED SECURITIES AND FORWARD COMMITMENTS: Purchase or              1-7                Market
contract to purchase securities at a fixed price for delivery at                           Leverage
a future date.                                                                             Liquidity

INVESTMENT COMPANY SECURITIES: Shares of other mutual funds,             1-7                Market
including money market funds of The One Group and shares of
other investment companies for which Banc One Investment
Advisors serves as investment advisor or administrator. Banc One
Investment Advisors will waive certain fees when investing in funds for which it serves as investment advisor.

CALL AND PUT OPTIONS: A call option gives the buyer the right to         1-7              Management
buy, and obligates the seller of the option to sell, a security                            Liquidity
at a specified price. A put option gives the buyer the right to                             Credit
sell, and obligates the seller of the option to buy, a security                             Market
at a specified price. The Funds will sell only covered call and                            Leverage
secured put options.

FUTURES AND RELATED OPTIONS: A contract providing for the future         1-7              Management
sale and purchase of a specified amount of a specified security,                            Market
class of securities, or an index at a specified time in the                                 Credit
future and at a specified price.                                                           Liquidity
                                                                                           Leverage

36

INSTRUMENT                                                            FUND CODE            RISK TYPE
BANKERS' ACCEPTANCES: Bills of exchange or time drafts drawn on          1-7                Credit
and accepted by a commercial bank. Maturities are generally six                            Liquidity
months or less.                                                                             Market

COMMERCIAL PAPER: Secured and unsecured short-term promissory            1-7                Credit
notes issued by corporations and other entities. Maturities                                Liquidity
generally vary from a few days to nine months.                                              Market

RESTRICTED SECURITIES: Securities not registered under the               1-7               Liquidity
Securities Act of 1933, such as privately placed commercial                                 Market
paper and Rule 144A securities.


VARIABLE AND FLOATING RATE INSTRUMENTS: Obligations with                 1-7                Market
interest rates which are reset daily, weekly, quarterly or some                             Credit
other period and which may be payable to the Fund on demand.                               Liquidity


MORTGAGE-BACKED SECURITIES: Debt obligations secured by real             1-7              Pre-payment
estate loans and pools of loans. These include collateralized                               Market
mortgage obligations ("CMOs"), and Real Estate Mortgage                                     Credit
Investment Conduits ("REMICs").                                                           Regulatory

DEMAND FEATURES: Securities that are subject to puts and standby         1-7                Market
commitments to purchase the securities at a fixed price (usually                           Liquidity
with accrued interest) within a fixed period of time following                            Management
demand by a Fund.

MORTGAGE DOLLAR ROLLS: A transaction in which a Fund sells               1-7              Pre-payment
securities for delivery in a current month and simultaneously                               Market
contracts with the same party to repurchase similar but not                               Regulatory
identical securities on a specified future date.

SWAPS, CAPS AND FLOORS: A Fund may enter into these transactions         1-7              Management
to manage its exposure to changing interest rates and other                                 Credit
factors. Swaps involve an exchange of obligations by two                                   Liquidity
parties. Caps and floors entitle a purchaser to a principal                                 Market
amount from the seller of the cap or floor to the extent that a specified index exceeds or falls below a predetermined interest.

NEW FINANCIAL PRODUCTS: New options and futures contracts and            1-7              Management
other financial products continue to be developed and the Fund                              Credit
may invest in such options, contracts and products.                                         Market
                                                                                           Liquidity

STRUCTURED INSTRUMENTS: Debt securities issued by agencies and           1-7                Market
instrumentalities of the U.S. government, banks, municipalities,                           Liquidity
corporations and other businesses whose interest and/or                                   Management
principal payments are indexed to foreign currency exchange                                 Credit
rates, interest rates, or one or more other references indices.                       Foreign Investment

MUNICIPAL SECURITIES: Securities issued by a state or political          1-7                Credit
subdivision to obtain funds for various public purposes.                                   Political
Municipal securities include private activity bonds and                                       Tax
industrial development bonds, as well as General Obligation                                 Market
Notes, Anticipation Notes, Bond Tax Anticipation Notes, Revenue
Anticipation Notes, Project Notes, other short-term tax-exempt obligations, municipal leases, participations in pools of
municipal securities, and obligations of municipal housing
authorities and single family revenue bonds.

STRIPPED MORTGAGE-BACKED SECURITIES: Derivative multi-class              1-7              Pre-payment
mortgage securities which are usually structured with two                                   Market
classes of shares that receive different proportions of the                                 Credit
interest and principal from a pool of mortgage assets. These                              Regulatory
include IO's and PO's.

ASSET-BACKED SECURITIES: Securities secured by company                   1-7              Pre-payment
receivables, home equity loans, truck and auto loans, leases,                               Market
credit card receivables and other securities backed by other                                Credit
types of receivables or other assets.

ZERO-COUPON DEBT SECURITIES: Bonds and other debt that pay no            1-7                Credit
interest, but are issued at a discount from their value at                                  Market
maturity. When held to maturity, their entire return equals the differences between their issue price and their maturity value.

INVERSE FLOATING RATE INSTRUMENTS: Leveraged floating rate debt          1-7                Credit
instruments with interest rates that reset in the opposite                                  Market
direction from the market rate of interest to which the inverse                            Leverage
floater is indexed.

LOAN PARTICIPATIONS AND ASSIGNMENTS: Participations in, or               1-7                Market
assignments of municipal securities, including municipal leases.                            Credit
                                                                                           Political
                                                                                           Liquidity
                                                                                              Tax

INVESTMENT RISKS
----------------------------------------------------

Below is a more complete discussion of the types of risks inherent in the securities and investment techniques listed above. Because of these risks, the value of the securities held by the Funds may fluctuate, as will the value of your investment in the Funds. Certain investments are more susceptible to these risks than others.

- CREDIT RISK. The risk that the issuer of a security, or the counterparty to a contract, will default or otherwise be unable to honor a financial obligation. Credit risk is generally higher for non-investment grade securities. The price of a security can be adversely affected prior to actual default as its credit status deteriorates and the probability of default rises.


- LEVERAGE RISK. The risk associated with securities or practices that multiply small index or market movements into large changes in value. Leverage is often associated with investments in derivatives, but also may be embedded directly in the characteristics of other securities.


   - HEDGED. When a derivative (a security whose value is based on another security or index) is used as a hedge against an opposite position that the fund also holds, any loss generated by the derivative should be substantially offset by gains on the hedged investment, and vice versa. While hedging can reduce or eliminate losses, it can also reduce or eliminate gains. Hedges are sometimes subject to imperfect matching between the derivative and underlying security, and there can be no assurance that a Fund's hedging transactions will be effective.

   - SPECULATIVE. To the extent that a derivative is not used as a hedge, the fund is directly exposed to the risks of that derivative. Gains or losses from speculative positions in a derivative may be substantially greater than the derivative's original cost.

- LIQUIDITY RISK. The risk that certain securities may be difficult or impossible to sell at the time and the price that normally prevails in the market. The seller may have to lower the price, sell other securities instead or forego an investment opportunity, any of which could have a negative effect on fund management or performance. This includes the risk of missing out on an investment opportunity because the assets necessary to take advantage of it are tied up in less advantageous investments.

- MANAGEMENT RISK. The risk that a strategy used by a fund's management may fail to produce the intended result. This includes the risk that changes in the value of a hedging instrument will not match those of the asset being hedged. Incomplete matching can result in unanticipated risks.

- MARKET RISK. The risk that the market value of a security may move up and down, sometimes rapidly and unpredictably. These fluctuations may cause a security to be worth less than the price originally paid for it, or less than it was worth at an earlier time. Market risk may affect a single issuer, industry, sector of the economy or the market as a whole. There is also the risk that the current interest rate may not accurately reflect existing market rates. For fixed income securities, market risk is largely, but not exclusively, influenced by changes in interest rates. A rise in interest rates typically causes a fall in values, while a fall in rates typically causes a rise in values. Finally, key information about a security or market may be inaccurate or unavailable. This is particularly relevant to investments in foreign securities.

- POLITICAL RISK. The risk of losses attributable to unfavorable governmental or political actions, seizure of foreign deposits, changes in tax or trade statutes, and governmental collapse and war.

- FOREIGN INVESTMENT RISK. Risk associated with higher transaction costs, delayed settlements, currency controls and adverse economic developments. This also includes the risk that fluctuations in the exchange rates between the U.S. dollar and foreign currencies may negatively affect an investment. Adverse changes in exchange rates may erode or reverse any gains produced by foreign currency denominated investments and may widen any losses. Exchange rate volatility also may affect the ability of an issuer to repay U.S. dollar denominated debt, thereby increasing credit risk.

- PRE-PAYMENT RISK. The risk that the principal repayment of a security will occur at an unexpected time, especially that the repayment of a mortgage or asset-backed security occurs either significantly sooner or later than expected. Changes in pre-payment rates can result in greater price and yield volatility. Pre-payments generally accelerate when interest rates decline.

38

  When mortgage and other obligations are pre-paid, a Fund may have to reinvest in securities with a lower yield. Further, with early prepayment, a Fund may fail to recover any premium paid, resulting in an unexpected capital loss.

- TAX RISK. The risk that the issuer of the securities will fail to comply with certain requirements of the Internal Revenue Code, which would cause adverse tax consequences.

- REGULATORY RISK. The risk associated with Federal and state laws which may restrict the remedies that a mortgage lender has when a borrower defaults on mortgage loans. These laws include restrictions on foreclosures, redemption rights after foreclosure, Federal and state bankruptcy and debtor relief laws, restrictions on "due on sale" clauses, and state usury laws.

INVESTMENT POLICIES
----------------------------------------------------

Each Fund's investment objective and the following investment policies summarized below are fundamental. This means that they cannot be changed without the consent of a majority of the outstanding shares of the Funds. In addition to the fundamental policies mentioned earlier, the following fundamental policies apply to each Fund as specified. The full text of the fundamental policies can be found in the Statement of Additional Information.

INVESTMENT POLICIES FOR SPECIFIC FUNDS

The Intermediate Tax-Free Bond Fund and the Municipal Income Fund may not:

1. Purchase the securities of an issuer if as a result more than 5% of its total assets would be invested in the securities of that issuer, or the Fund would own more than 10% of the outstanding voting securities of that issuer. This does not include securities issued or guaranteed by the United States, its agencies or instrumentalities, and repurchase agreements involving these securities. This restriction applies to 75% of a Fund's total assets.

2. Concentrate in a particular industry or group of industries. This does not include Municipal Securities or governmental guarantees of Municipal Securities, and with respect to the Municipal Income Fund, housing authority obligations. Private activity bonds that are backed only by the assets and revenues of a non-governmental issuer are not Municipal Securities for purposes of this restriction.

The Arizona Municipal Bond Fund, the West Virginia Municipal Bond Fund, the Louisiana Municipal Bond Fund, the Ohio Municipal Bond Fund and the Kentucky Municipal Bond Fund may not:

1. Purchase the securities of an issuer if as a result more than 25% of its total assets would be invested in the securities of that issuer. This restriction applies with respect to 50% of a Fund's total assets. With respect to the remaining 50% of its total assets, a Fund may not purchase the securities of an issuer if as a result more than 5% of its total assets would be invested in the securities of that issuer. This restriction does not apply to securities issued or guaranteed by the United States, its agencies, or instrumentalities, securities of regulated investment companies, and repurchase agreement involving such securities.

2. Concentrate their investment in the securities of one or more issuers conducting their principal business in a particular industry or group of industries. This does not include:

   - Obligations issued or guaranteed by the U.S. government or its agencies and instrumentalities and repurchase agreements involving such securities;

   - Municipal Securities; and

   - Ohio Municipal Securities, Kentucky Municipal Securities, Arizona Municipal Securities, West Virginia Municipal Securities, and Louisiana Municipal Securities or governmental guarantees of such securities. With respect to the Arizona Municipal Bond Fund and the West Virginia Municipal Bond Fund, private activity bonds that are backed only by the assets and revenues of a non-governmental issuer are not Arizona Municipal Securities or West Virginia Municipal Securities for purposes of this restriction.

INVESTMENT POLICIES FOR ALL FUNDS

None of the Funds may make loans, except that a Fund may (i) purchase or hold debt instruments in accordance with its investment objective and policies; (ii) enter into repurchase agreements; and (iii) engage in securities lending.

Additional investment policies are set forth in the Statement of Additional Information.

TEMPORARY DEFENSIVE POSITION

For temporary defensive purposes, each Fund may invest up to 100% of its assets in money market instruments and may hold a portion of its assets in cash for liquidity purposes.

The Arizona Municipal Bond Fund, the West Virginia Municipal Bond Fund, the Louisiana Municipal Bond Fund and the Ohio Municipal Bond Fund also may invest up to 20% of their total assets in securities other than Arizona, West Virginia, Louisiana and Ohio Municipal Securities, respectively. The Kentucky Municipal Bond Fund may invest up to 35% of its total assets in securities other than Kentucky Municipal Securities.

While the Funds are engaged in a temporary defensive position, they will not be pursuing their investment objectives. Therefore, the Funds will pursue a temporary defensive position only when market conditions warrant.

PORTFOLIO TURNOVER

Portfolio turnover may vary greatly from year to year, as well as within a particular year.

Higher portfolio turnover rates will likely result in higher transaction costs to the Funds and may result in additional tax consequences to you. The portfolio turnover rate for each Fund for the fiscal year ended June 30, 1997 is shown on the Financial Highlights.

                                    APPENDIX

40

DESCRIPTION OF RATINGS

The following is a summary of published ratings by major credit rating agencies. Credit ratings evaluate only the safety of principal and interest payments, not the market value risk of lower quality securities. Credit rating agencies may fail to change credit ratings to reflect subsequent events on a timely basis. Although Banc One Investment Advisors considers security ratings when making investment decisions, it also performs its own investment analysis and does not rely solely on the ratings assigned by credit agencies.

Unrated securities will be treated as non-investment grade securities unless Banc One Investment Advisors determines that such securities are the equivalent of investment grade securities. Securities that have received different ratings from more than one agency are considered investment grade if at least one agency has rated the security investment grade.

DESCRIPTION OF COMMERCIAL PAPER RATINGS

DUFF & PHELPS CREDIT RATING CO. ("DUFF")

    D-1+ Highest certainty of timely payment. Short-term liquidity, including internal operating factors and/or access to alternative sources of funds, is outstanding and safety is just below risk-free U.S. Treasury obligations.

     D-1 Very high certainty of timely payment. Liquidity factors are excellent and supported by good fundamental protection factors. Risk factors are minor.

    D-1- High certainty of timely payment. Liquidity factors are strong and supported by good fundamental protection factors. Risk factors are very small.

STANDARD & POOR'S CORPORATION ("S&P")

     A-1 Highest category of commercial paper. Capacity to meet financial commitment is strong. Obligations designated with a plus sign (+) indicate that capacity to meet financial commitment is extremely strong.

     A-2 Issues somewhat more susceptible to adverse effects of changes in circumstances and economic conditions than obligations in higher rating categories. However, the capacity to meet financial commitments is satisfactory.

FITCH'S INVESTORS SERVICE, L.P. ("FITCH")

    F-1+ Exceptionally strong credit quality. Strongest degree of assurance for timely payment.

     F-1 Very strong credit quality. Assurance of timely payment is only slightly less in degree than issues rated F-1+.

     F-2 Good credit quality. Satisfactory degree of assurance for timely payment, but the margin of safety is not as good as for issues assigned F-1+ and F-1 ratings.

IBCA LIMITED ("IBCA")

      A1 Highest capacity for timely repayment. Those issues rated A1+ possess a particularly strong credit feature.

      A2 Satisfactory capacity for timely repayment although such capacity may be susceptible to adverse changes in business, economic or financial conditions.

MOODY'S INVESTORS SERVICE ("MOODY'S")

 PRIME-1 Superior ability for repayment.

 PRIME-2 Strong ability for repayment.

DESCRIPTION OF BANK RATINGS

MOODY'S

These ratings represent Moody's opinion of a bank's intrinsic safety and soundness.

       A These banks possess exceptional intrinsic financial strength. Typically they will be major financial institutions with highly valuable and defensible business franchises, strong financial fundamentals, and a very attractive and stable operating environment.

       B These banks possess strong intrinsic financial strength. Typically, they will be important institutions with valuable and defensible business franchises, good financial fundamentals, and an attractive and stable operating environment.

       C These banks possess good intrinsic financial strength. Typically, they will be institutions with valuable and defensible business franchises. These banks will demonstrate either acceptable financial fundamentals within a stable operating environment, or better than average financial fundamentals within an unstable operating environment.

S&P
 S&P's credit rating is a current opinion of an obligor's overall financial capacity (its creditworthiness) to pay its financial obligation.

    AAA The highest rating assigned by S&P. The obligor's capacity to meet its financial commitment on the obligation is extremely strong.

     AA The obligor's capacity to meet its financial commitments on the obligation is very strong.

       A The obligation is somewhat more susceptible to the adverse effects of changes in circumstances and economic conditions than obligations in higher rated categories. However, the obligor's capacity to meet its financial commitment on the obligation is still strong.

DESCRIPTION OF INSURANCE RATINGS

MOODY'S

These ratings represent Moody's opinions of the ability of insurance companies to pay punctually senior policyholder claims and obligations.

    AAA Insurance companies rated in this category offer exceptional financial security. While the financial strength of these companies is likely to change, such changes as can be visualized are most unlikely to impair their fundamentally strong position.

      AA These insurance companies offer excellent financial security. Together with the Aaa group, they constitute what are generally known as high grade companies. They are rated lower than Aaa companies because long-term risks appear somewhat larger.

       A Insurance companies rated in this category offer good financial security. However, elements may be present which suggest a susceptibility to impairment sometime in the future.

S&P

S&P's credit rating is a current opinion of the creditworthiness of an obligor with respect to a specific financial obligation, a specific class of financial obligations, or a specific financial program.

    AAA This is the highest rating assigned by S&P. The obligor's capacity to meet its financial commitment on the obligation is extremely strong.

     AA The obligor's capacity to meet its financial commitments on the obligation is very strong.

       A An obligation rated A is somewhat more susceptible to the adverse effects of changes in circumstances and economic conditions than obligations in higher rated categories. However, the obligor's capacity to meet its financial commitment on the obligation is still strong.

DESCRIPTION OF MUNICIPAL BOND RATINGS
(including mortgage and asset-backed securities)

S&P

Investment Grade

    AAA The highest rating. The rating indicates an extremely strong capacity to meet its financial commitment.

     AA Differs from AAA issues only in a small degree. The obligor's capacity to meet its financial commitment is very strong.

       A These bonds are somewhat more susceptible to the adverse effects of changes in circumstances and economic conditions than debt in higher rated categories. However, capacity to meet its financial commitment on the obligations is still strong.

    BBB Exhibits adequate protection parameters. However, adverse economic conditions or changing circumstances are more likely to lead to a weakened capacity to meet its financial commitment on the obligations.

Speculative Grade

     BB Less vulnerable to non-payment than other speculative issues. However, these bonds face major ongoing uncertainties or exposure to adverse business, financial or economic conditions which could lead to inadequate capacity to meet financial commitment on the obligation.

       B More vulnerable to non-payment than obligations rated BB, but currently has the capacity to meet its financial commitment on the obligation. Adverse business, financial or economic conditions will likely impair capacity or willingness to meet its financial commitment on the obligation.

    CCC Currently vulnerable to non-payment, and is dependent upon favorable business, financial, and economic conditions to meet its financial commitment on the

42

        obligation. In the event of adverse business, financial, or economic conditions, they are not likely to have the capacity to meet its financial commitment on the obligation.

      CC Currently highly vulnerable to non-payment.

       C This rating may be used to cover a situation where a bankruptcy petition has been filed, or similar action has been taken, but payments on this obligation are being continued.

       D Bonds in payment default.

Ratings from AA to CCC may be modified by a plus (+) or minus (-) to show relative standing within the major rating categories.

MOODY'S

Investment Grade

    AAA Best quality. They carry the smallest degree of investment risk and are generally referred to as "gilt edged." Interest payments are protected by a large, or an exceptionally stable, margin and principal is secure.

      AA High quality by all standards. Margins of protection may not be as large as in Aaa securities, fluctuation of protective elements may be greater, or there may be other elements present that make the long-term risks appear somewhat larger than in Aaa securities.

       A These bonds possess many favorable investment attributes and are to be considered as upper-medium grade obligations. Factors giving security to principal and interest are considered adequate, but elements may be present which suggest a susceptibility to impairment sometime in the future.

    BAA These bonds are considered medium-grade obligations (i.e., they are neither highly protected nor poorly secured). Interest payments and principal security appear adequate for the present but certain protective elements may be lacking or may be characteristically unreliable over any great length of time. Such bonds lack outstanding investment characteristics and in fact have speculative characteristics as well.

Non-Investment Grade

      BA These bonds have speculative elements; their future cannot be considered as well assured. The protection of interest and principal payments may be very moderate and thereby not well safeguarded during good and bad times over the future.

       B These bonds lack the characteristics of a desirable investment (i.e., potentially low assurance of timely interest and principal payments or maintenance of other contract terms over any long period of time may be small).

     CAA Bonds in this category have poor standing and may be in default. These bonds carry an element of danger with respect to principal and interest payments.

      CA Speculative to a high degree and could be in default or have other marked shortcomings. Ca is the lowest rating.

DESCRIPTION OF MUNICIPAL NOTE RATINGS

MOODY'S
          MIG1 & VMIG1
          Short-term municipal securities rated MIG1 or VMIG1 are of the best quality. They have strong protection from established cash flows, superior liquidity support or demonstrated broad-based access to the market for refinancing.

          MIG2 & VMIG2
          These Short-term municipal securities rated MIG2 or VMIG2 are of high quality. Margins of protection are ample although not so large as in the preceding group.

          MIG3 & VMIG3
          Favorable quality. All security elements are accounted for, but the undeniable strength of the preceding grades is lacking. Liquidity and cash flow protection may be narrow and marketing access for refinancing is likely to be less well established.

S&P

An S&P note rating reflects the liquidity concerns and market access risks unique to notes. Notes due in three years or less will likely receive a note rating. Notes maturing beyond three years will most likely receive a long-term debt rating.

    SP-1 Strong capacity to pay principal and interest. Those issues determined to possess overwhelming safety characteristics will be given a plus (+) designation.

    SP-2 Satisfactory capacity to pay principal and interest.

    SP-3 Speculative capacity to pay principal and interest.

DESCRIPTION OF PREFERRED STOCK RATINGS

MOODY'S

     AAA Top-quality preferred stock. This rating indicates good asset protection and the least risk of dividend impairment within the universe of preferred stocks.

      AA High-grade preferred stock. This rating indicates that there is a reasonable assurance the earnings and asset protection will remain relatively well maintained in the foreseeable future.

       A Upper-medium grade preferred stock. While risks are judged to be somewhat greater than in the "aaa" and "aa" classification, earnings and asset protection are, nevertheless, expected to be maintained at adequate levels.

     BAA Medium-grade preferred stock, neither highly protected nor poorly secured. Earnings and asset protection appear adequate at present but may be questionable over any great length of time.

S&P

S&P's preferred stock rating is an assessment of the capacity and willingness of an issuer to pay preferred stock dividends and any applicable sinking fund obligations.

    AAA Highest rating. This rating indicates an extremely strong capacity to pay the preferred stock obligations.

     AA High-quality, fixed-income security. The capacity to pay preferred stock obligations is very strong, although not as overwhelming as for issues rated "AAA."

       A Backed by a sound capacity to pay the preferred stock obligations, although it is somewhat more susceptible to the adverse effects of changes in circumstances and economic conditions.

    BBB Backed by an adequate capacity to pay the preferred stock obligations.
        Whereas the issuer normally exhibits adequate protection parameters, adverse economic conditions or changing circumstances are more likely to lead to a weakened capacity to make payments for a preferred stock in this category than for issues in the "A" category.

SHORT-TERM DEBT RATINGS

Thompson Bank Watch, Inc. ("TBW") assigns ratings to specific debt instruments with original maturities of one year or less. The TBW Short-Term ratings specifically assess the likelihood of an untimely payment of principal and interest.

  TBW-1 Very high degree of likelihood that principal and interest will be paid on a timely basis.

  TBW-2 While degree of safety regarding timely repayment of principal and interest is strong, the relative degree is not as high as for issues rated TBW-1.

  TBW-3 Lowest investment grade category. While more susceptible to adverse developments than obligations with higher ratings, capacity to service principal and interest in a timely fashion is considered adequate.

  TBW-4 Non-investment grade and, therefore, speculative.

Investment Advisor and Sub-Administrator
Banc One Investment Advisors Corporation
1111 Polaris Parkway
P.O. Box 710211
Columbus, OH 43271-0211

Distributor
The One Group Services Company
3435 Stelzer Road
Columbus, OH 43219

Administrator
The One Group Services Company
3435 Stelzer Road
Columbus, OH 43219

Transfer Agent and Custodian
State Street Bank and Trust Company
P.O. Box 8500
Boston, MA 02266-8500

Legal Counsel
Ropes & Gray
One Franklin Square
1301 K Street, N.W.
Suite 800 East
Washington, D.C. 20005

Independent Accountants
Coopers & Lybrand L.L.P.
100 East Broad Street
Columbus, OH 43215







THE STATEMENT OF ADDITIONAL INFORMATION CONTAINS MORE DETAILED INFORMATION ABOUT THE FUNDS. THE CURRENT STATEMENT OF ADDITIONAL INFORMATION HAS BEEN FILED WITH THE SECURITIES AND EXCHANGE COMMISSION AND IS AVAILABLE WITHOUT CHARGE BY CALLING 1-800-480-4111 OR BY WRITING TO THE ONE GROUP SERVICES COMPANY AT 3435 STELZER ROAD, COLUMBUS, OHIO 43219. THE STATEMENT OF ADDITIONAL INFORMATION IS INCORPORATED INTO THIS PROSPECTUS BY REFERENCE. THE SEC MAINTAINS A WEB SITE (WWW.SEC.COM) THAT CONTAINS THE STATEMENT OF ADDITIONAL INFORMATION, MATERIALS INCORPORATED BY REFERENCE AND OTHER INFORMATION REGARDING THE ONE GROUP(R).


TOG-F-121

                    THE ONE GROUP(R) FAMILY OF MUTUAL FUNDS

                                   BOND FUNDS

                              COMBINED PROSPECTUS

                                NOVEMBER 1, 1997


                     THE ONE GROUP(R) INTERMEDIATE BOND FUND

                        THE ONE GROUP(R) INCOME BOND FUND

                      THE ONE GROUP(R) GOVERNMENT BOND FUND

                  THE ONE GROUP(R) ULTRA SHORT-TERM INCOME FUND

                  THE ONE GROUP(R) LIMITED VOLATILITY BOND FUND

                     THE ONE GROUP(R) TREASURY & AGENCY FUND


          This prospectus describes six mutual funds with a variety of investment objectives, including income, capital preservation, tax-exempt income, and low volatility. The information in this prospectus is important.
             Please read it carefully before you invest, and save it
                             for future reference.

         PLEASE REMEMBER THAT SHARES OF THE FUNDS: O ARE NOT DEPOSITS OR OBLIGATIONS OF, OR GUARANTEED BY BANC ONE CORPORATION OR ITS AFFILIATES; O ARE
    NOT INSURED OR GUARANTEED BY THE FEDERAL DEPOSIT INSURANCE CORPORATION OR
                 BY ANY FEDERAL OR STATE GOVERNMENTAL AGENCY; O
                 INVOLVE INVESTMENT RISK, INCLUDING THE POSSIBLE
                     LOSS OF THE PRINCIPAL AMOUNT INVESTED.

          THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE
           SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES
          COMMISSION NOR HAS THE SECURITIES AND EXCHANGE COMMISSION OR
  ANY STATE SECURITIES COMMISSION PASSED UPON THE ACCURACY OR ADEQUACY OF THIS
      PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

                              TABLE OF CONTENTS

                   A BRIEF PREVIEW OF THE FUNDS............................    1
                   ABOUT THE FUNDS.........................................    2
                      The One Group(R) Intermediate Bond Fund..............    2
                      The One Group(R) Income Bond Fund....................    5
                      The One Group(R) Government Bond Fund................    8
                      The One Group(R) Ultra Short-Term Income Fund........   11
                      The One Group(R) Limited Volatility Bond Fund........   14
                      The One Group(R) Treasury & Agency Fund..............   17
                   MORE ABOUT THE FUNDS....................................   20
                   HOW TO DO BUSINESS WITH THE ONE GROUP...................   22
                      Purchasing Fund Shares...............................   22
                      Sales Charges........................................   23
                      Sales Charge Reductions and Waivers..................   26
                      Exchanging Fund Shares...............................   28
                      Redeeming Fund Shares................................   28
                   SHAREHOLDER INFORMATION.................................   31
                      Voting Rights........................................   31
                      Dividend Policies....................................   31
                      Tax Treatment of the Funds...........................   32
                      Tax Treatment of Shareholders........................   32
                      Shareholder Inquiries................................   32
                   ORGANIZATION AND MANAGEMENT OF THE FUNDS................   33
                      The Funds............................................   33
                      The Board of Trustees................................   33
                      The Advisor..........................................   33
                      The Distributor......................................   33
                      The Administrator and Sub-Administrator..............   33
                      The Transfer Agent, Custodian and Sub-Custodian......   33
                   DETAILS ABOUT THE FUNDS' INVESTMENT PRACTICES AND
                     POLICIES..............................................   34
                      Investment Practices.................................   34
                      Investment Risks.....................................   37
                      Investment Policies..................................   38
                   APPENDIX: DESCRIPTION OF RATINGS........................   39

                          A BRIEF PREVIEW OF THE FUNDS

             WHAT ARE THE GOALS OF THE ONE GROUP BOND FUNDS?
             The Funds are designed for a variety of investment objectives, including current income consistent with the preservation of capital, current income with a primary focus on income that is exempt from state income taxes, and current income consistent with low volatility of principal. Each Fund pursues a different objective and involves different risks. Please read about each Fund before investing.

             WHAT ARE THE FUNDS' INVESTMENT STRATEGIES?
             The Intermediate Bond Fund, the Limited Volatility Bond Fund, the Ultra Short-Term Income Fund and the Income Bond Fund invest in high and medium grade debt securities of all types with average maturities ranging from one to fifteen years. The Income Bond Fund also may invest in lower grade debt securities, although it will limit its investments in such securities to no more than 30% of its total assets. The Government Bond Fund and the Treasury & Agency Fund invest in obligations issued or guaranteed by the U.S. government, its agencies and instrumentalities. Several of the Funds may invest in preferred stock.

             WHAT ARE THE MAIN RISKS OF INVESTING IN THE FUNDS?
             The Funds invest in fixed-income investments that are subject to market fluctuations as a result of changes in interest rates. As a result, the value of investments in the Funds may decrease during periods of rising interest rates and increase during periods of declining interest rates. In addition, some of the Funds invest in mortgage-related securities which have significantly greater price and yield volatility than traditional fixed-income securities. Also, the Income Bond Fund may invest up to 30% of its total assets in securities in ANY rating category, some of which are regarded as predominately speculative. For more information about risks, please read "More About the Funds" and "Investment Risks."

             WHAT CLASSES OF SHARES ARE AVAILABLE?
             The Funds currently offer four classes of Shares: Class A, Class B, Class C and Fiduciary Class. Class A, Class B and Class C shares are offered to the general public. Fiduciary Class shares are offered to institutional investors, including affiliates of BANC ONE CORPORATION and any bank, depository institution, insurance company, pension plan or other organization authorized to act in fiduciary, advisory, agency, custodial or similar capacities. Fiduciary Class shares are not available to Individual Retirement Accounts ("IRA"). The section called "How To Do Business With The One Group" will provide more information.

             HOW DO I PURCHASE AND REDEEM SHARES?

             You may buy and redeem shares of the Funds on any day that the Funds are open for business. Class C shares are not available for purchase in all of the funds. Purchase and redemption procedures are explained in greater detail in "How To Do Business With The One Group." For additional information, call The One Group Services Company at 1-800-480-4111.


             HOW ARE DIVIDENDS PAID?
             Generally, dividends are declared on each business day and are distributed on the first business day of each month. Any capital gains are distributed at least annually. Distributions are paid in additional shares of the same class unless you elect to take the payment in cash. For a more detailed discussion of dividends, see "Dividend Policies."

             WHO MANAGES THE FUNDS?
             Banc One Investment Advisors Corporation ("Banc One Investment Advisors"), an indirect subsidiary of BANC ONE CORPORATION, serves as the advisor of the Funds. Banc One Investment Advisors is paid a fee for its services. A more detailed discussion regarding Banc One Investment Advisors, its services and compensation can be found in the Prospectus under the headings "The Advisor" and "Expense Summary."

2

THE ONE GROUP(R)

INTERMEDIATE BOND FUND
[ICON] INVESTMENT OBJECTIVE
The Fund seeks current income consistent with the preservation of capital by investing in high and medium-grade fixed-income securities with intermediate maturities.

[ICON] INVESTMENT STRATEGY
Generally, the Fund invests in debt securities of all types including bonds, notes, U.S. Government obligations, and taxable and tax-exempt municipal securities rated as investment grade at the time of investment, (or, if unrated, determined by Banc One Investment Advisors, to be of comparable quality). The fund's average weighted maturity will ordinarily range between three and ten years, taking into account expected prepayment of principal on certain investments, although the Fund may shorten the weighted average maturity to as little as one year for temporary defensive purposes.

[ICON] PORTFOLIO SECURITIES

The Fund normally invests at least 80% of its total assets in debt securities. Debt securities include bonds, notes and other obligations. As a matter of fundamental policy, at least 65% of the Fund's total assets will consist of bonds and at least 50% of total assets will consist of obligations issued by the U.S. Government or its agencies and instrumentalities, some of which may be subject to repurchase agreements. However, the Fund intends to hold at least 65% of its total assets in such government obligations. Up to 20% of the Fund's total assets may be invested in preferred stock. For a list of all the securities in which the Fund may invest, please read "Investment Practices."


[ICON] RISK CONSIDERATIONS
The Fund may invest in debt securities that are rated in the lowest investment grade category. Such investments are considered to have speculative characteristics. In addition, the Fund invests in fixed-income securities. The value of these securities will change in response to interest rate changes and other factors. This is especially true to the extent the Fund invests in debt securities in the lowest investment grade category. The Fund also invests in mortgage-related securities which may have greater price and yield volatility than traditional fixed income securities. Before you invest, please read "More About the Funds" and "Investment Risks."

[ICON] FUND MANAGEMENT

James A. Sexton, CFA, has served as the manager of the Fund since its inception in January 1994. Since 1994, Mr. Sexton also has served as Managing Director of Fixed Income Mutual Funds. Mr. Sexton has been employed by Banc One Investment Advisors or its affiliates as an analyst and portfolio manager since 1980.


 SHAREHOLDER EXPENSES

   SHAREHOLDER TRANSACTION EXPENSES (1)      CLASS A   CLASS B   CLASS C   FIDUCIARY CLASS
Maximum Sales Charge Imposed on Purchases
  (as a percentage of offering price)         4.50%      none      none          none
Maximum Contingent Deferred Sales Charge
  (as a percentage of original purchase
  price or redemption proceeds, as
  applicable)                                  none(2)  5.00%     1.00%          none
Redemption Fees                                none      none      none          none
Exchange Fees                                  none      none      none          none

ANNUAL OPERATING EXPENSES (3) (as a
  percentage of average daily net assets)
Investment Advisory Fees (after fee
  waiver) (4)                                  .40%      .40%      .40%          .40%
12b-1 Fees (after fee waiver) (5)              .25%      .90%      .90%          none
Other Expenses                                 .22%      .22%      .22%          .22%
Total Fund Operating Expenses (after fee
  waivers) (6)                                 .87%     1.52%     1.52%          .62%

(1) If you buy or sell shares through a Shareholder Servicing Agent, you may be charged separate transaction fees by the Shareholder Servicing Agent. In addition, a $7.00 charge is deducted from redemption amounts paid by wire.
(2) Except for purchases of $1 million or more. Please see "Sales Charges."
(3) Expense information has been restated to reflect current fees.
(4) Without the fee waiver, Investment Advisory Fees would be .60% for all classes of shares.
(5) Due to 12b-1 fees, long-term Class A, Class B and Class C shareholders may pay more than the equivalent of the maximum front-end sales charges permitted by the rules of the National Association of Securities Dealers. Without the voluntary waiver of fees, 12b-1 fees would be .35% for Class A shares and 1.00% for Class B and Class C shares.
(6) Without the voluntary reduction of Investment Advisory and 12b-1 fees, Total Operating Expenses would be 1.17% for Class A shares, 1.82% for Class B shares, 1.82% for Class C shares and .82% for Fiduciary Class shares.






 EXAMPLE
An investor would pay the following expenses on a $1,000 investment in the Fund, assuming: (1) payment of the maximum sales charge; (2) 5% annual return; and (3) redemption at the end of each time period.

                                               1 YEAR     3 YEARS     5 YEARS     10 YEARS
Class A                                         $ 53       $  72       $  91        $147
Class A (without fee waivers)                   $ 56       $  80       $ 106        $181
Class B                                         $ 65       $  78       $ 103        $164
Class B (without fee waivers)                   $ 68       $  87       $ 119        $197
Class C                                         $ 25       $  48       $  83        $181
Class C (without fee waivers)                   $ 28       $  57       $  99        $214
Fiduciary Class                                 $  6       $  20       $  35        $ 77
Fiduciary Class (without fee waiver)            $  8       $  26       $  46        $101

Assuming no redemption at the end of each time period, the dollar amounts in the above example would be as follows:

                                               1 YEAR     3 YEARS     5 YEARS     10 YEARS
Class A                                         $ 53       $  72       $  91        $147
Class A (without fee waivers)                   $ 56       $  80       $ 106        $181
Class B                                         $ 15       $  48       $  83        $164
Class B (without fee waivers)                   $ 18       $  57       $  99        $197
Class C                                         $ 15       $  48       $  83        $181
Class C (without fee waivers)                   $ 18       $  57       $  99        $214
Fiduciary Class                                 $  6       $  20       $  35        $ 77
Fiduciary Class (without fee waiver)            $  8       $  26       $  46        $101

Class B shares automatically convert to Class A shares after eight (8) years. Therefore, the "10 years" examples above reflect this conversion.

These examples are designed to assist you in understanding the various costs and expenses that may be directly or indirectly paid by investors in the Fund. THESE EXAMPLES SHOULD NOT BE CONSIDERED A REPRESENTATION OF PAST OR FUTURE EXPENSES AND ACTUAL EXPENSES MAY BE GREATER OR LESS THAN THOSE SHOWN.

                                                                            3
THE ONE GROUP(R) INTERMEDIATE BOND FUND    FINANCIAL HIGHLIGHTS


The Financial Highlights are intended to help you understand the Fund's financial performance for the past 10 years or since inception, if less than 10 years. The total returns in the table represent the rate a shareholder would have earned on an investment in the Fund (assuming reinvestment of all dividends and distributions). This information has been derived from financial statements audited by Coopers & Lybrand L.L.P., whose report, along with the Fund's financial statements, is included in the Statement of Additional Information, which is available upon request.


                                                                              YEARS ENDED JUNE 30,
                                                     ----------------------------------------------------------------------
                 FIDUCIARY                      1997           1996           1995           1994          1993(e)    1992(c)(e)
-----------------------------------------------------------------------------------------------------------------------------------
NET ASSET VALUE, BEGINNING OF PERIOD          $   9.84       $  10.01       $   9.72       $  10.51       $  10.09    $  10.00
----------------------------------------------------------------------------------------------------------------------------------
Investment Activities
  Net investment income                           0.65           0.66           0.66           0.60           0.63        0.22
  Net realized and unrealized gains (losses)
    from investments and futures                  0.08          (0.17)          0.29          (0.67)          0.42        0.08
----------------------------------------------------------------------------------------------------------------------------------
Total from Investment Activities                  0.73           0.49           0.95          (0.07)          1.05        0.30
----------------------------------------------------------------------------------------------------------------------------------
Distributions
  Net investment income                          (0.65)         (0.66)         (0.66)         (0.60)         (0.63)      (0.21)
  In excess of net investment income             --             --             --             (0.02)         --          --
  Net realized gains                             --             --             --             (0.10)         --          --
----------------------------------------------------------------------------------------------------------------------------------
Total Distributions                              (0.65)         (0.66)         (0.66)         (0.72)         (0.63)      (0.21)
----------------------------------------------------------------------------------------------------------------------------------
NET ASSET VALUE, END OF PERIOD                $   9.92       $   9.84       $  10.01       $   9.72       $  10.51    $  10.09
----------------------------------------------------------------------------------------------------------------------------------
Total Return                                      7.68%          4.95%         10.15%         (0.74)%        10.67%       3.00%(d)
RATIOS/SUPPLEMENTARY DATA:
  Net Assets at end of period (000)           $522,423       $230,812       $191,216        $98,483        $44,252     $23,457
  Ratio of expenses to average net assets         0.54%          0.54%          0.56%          0.32%          0.39%       0.36%(b)
  Ratio of net investment income to average
    net assets                                    6.63%          6.56%          6.88%          6.04%          6.14%       6.99%(b)
  Ratio of expenses to average net assets*        0.81%          0.87%          0.99%          0.87%          1.17%       1.33%(b)
  Ratio of net investment income to average
    net assets*                                   6.36%          6.23%          6.45%          5.49%          5.36%       6.02%(b)
  Portfolio Turnover (a)                         55.91%        101.06%         99.71%         85.62%         21.51%      11.74%

* During the period certain fees were voluntarily reduced. If such voluntary fee reductions had not occurred, the ratios would have been as indicated. (a) Portfolio turnover is calculated on the basis of the Fund as a whole without distinguishing among the classes of shares issued. (b) Annualized. (c) The Fund commenced operations February 28,
  1992.  (d) Not annualized.  (e) Audited by other auditors.

                                                                                                  YEARS ENDED JUNE 30,
                                                                                         --------------------------------------
                                       CLASS A                                           1997             1996            1995(A)
---------------------------------------------------------------------------------------------------------------------------------
NET ASSET VALUE, BEGINNING OF PERIOD                                                   $   9.87         $  10.04         $   9.45
----------------------------------------------------------------------------------------------------------------------------------
Investment Activities
  Net investment income                                                                    0.63             0.64             0.37
  Net realized and unrealized gains (losses) from investments and futures                  0.08            (0.17)            0.59
----------------------------------------------------------------------------------------------------------------------------------
Total from Investment Activities                                                           0.71             0.47             0.96
----------------------------------------------------------------------------------------------------------------------------------
Distributions
  Net investment income                                                                   (0.63)           (0.64)           (0.37)
----------------------------------------------------------------------------------------------------------------------------------
Total Distributions                                                                       (0.63)           (0.64)           (0.37)
----------------------------------------------------------------------------------------------------------------------------------
NET ASSET VALUE, END OF PERIOD                                                         $   9.95         $   9.87         $  10.04
----------------------------------------------------------------------------------------------------------------------------------
Total Return (Excludes Sales Charge)                                                       7.40%            4.77%        10.29%(b)
RATIOS/SUPPLEMENTARY DATA:
  Net Assets at end of period (000)                                                     $18,763          $13,706        $4,941
  Ratio of expenses to average net assets                                                  0.78%            0.79%         0.83%(c)
  Ratio of net investment income to average net assets                                     6.35%            6.31%         6.64%(c)
  Ratio of expenses to average net assets*                                                 1.16%            1.22%         1.66%(c)
  Ratio of net investment income to average net assets*                                    5.97%            5.88%         5.81%(c)
  Portfolio Turnover (d)                                                                  55.91%          101.06%           99.71%

* During the period certain fees were voluntarily reduced. If such voluntary fee reductions had not occurred, the ratios would have been as indicated. (a) Class A Shares commenced operations November 30,
  1994. (b) Not annualized. (c) Annualized. (d) Portfolio turnover is calculated on the basis of the Fund as a whole without distinguishing among the classes of shares issued.

4

THE ONE GROUP(R) INTERMEDIATE BOND FUND    FINANCIAL HIGHLIGHTS

                                                                                                   YEAR ENDED JUNE 30,
                                                                                         --------------------------------------
                                       CLASS B                                           1997             1996            1995(a)
---------------------------------------------------------------------------------------------------------------------------------
NET ASSET VALUE, BEGINNING OF PERIOD                                                   $   9.83         $  10.01        $   9.45
----------------------------------------------------------------------------------------------------------------------------------
Investment Activities
  Net investment income                                                                    0.56             0.58            0.23
  Net realized and unrealized gains (losses) from investments and futures                  0.09            (0.18)           0.56
----------------------------------------------------------------------------------------------------------------------------------
Total from Investment Activities                                                           0.65             0.40            0.79
----------------------------------------------------------------------------------------------------------------------------------
Distributions
  Net investment income                                                                   (0.56)           (0.58)          (0.23)
----------------------------------------------------------------------------------------------------------------------------------
Total Distributions                                                                       (0.56)           (0.58)          (0.23)
----------------------------------------------------------------------------------------------------------------------------------
NET ASSET VALUE, END OF PERIOD                                                         $   9.92         $   9.83        $  10.01
----------------------------------------------------------------------------------------------------------------------------------
Total Return (Excludes Sales Charge)                                                       6.83%            4.10%           8.22%(b)
RATIOS/SUPPLEMENTARY DATA:
  Net Assets at end of period (000)                                                     $10,152           $6,077          $  266
  Ratio of expenses to average net assets                                                  1.44%            1.44%           1.51%(c)
  Ratio of net investment income to average net assets                                     5.71%            5.66%           6.15%(c)
  Ratio of expenses to average net assets*                                                 1.81%            1.87%           2.34%(c)
  Ratio of net investment income to average net assets*                                    5.34%            5.23%           5.31%(c)
  Portfolio Turnover (d)                                                                  55.91%          101.06%          99.71%

* During the period certain fees were voluntarily reduced. If such voluntary fee reductions had not occurred, the ratios would have been as indicated. (a) The Fund commenced operations on November 30, 1994. (b) Not annualized. (c) Annualized. (d) Portfolio turnover is calculated on the basis of the Fund as a whole without distinguishing among the classes of shares issued.

THE ONE GROUP(R)
INCOME BOND FUND
[ICON] INVESTMENT OBJECTIVE
The Fund seeks a high level of current income by investing primarily in a diversified portfolio of high, medium and low grade debt securities.

[ICON] INVESTMENT STRATEGY
The Fund invests in all types of debt securities rated as investment grade or below investment grade, as well as convertible securities, preferred stock, and loan participations. The Fund's average weighted maturity will normally range between five and twenty years, although the Fund may shorten its weighted average to as little as two years if deemed appropriate for temporary defensive purposes.

[ICON] PORTFOLIO SECURITIES
The Fund invests at least 70% of its total assets in debt securities of all types rated as investment grade at the time of investment or, if unrated, determined to be of comparable quality by Banc One Investment Advisors. In addition, up to 30% of the Fund's total assets may be invested in convertible securities, preferred stock, loan participations and debt securities rated below investment grade or, if unrated, determined by Banc One Investment Advisors to be of comparable quality. Securities rated below investment grade are called "high yield bonds," "non-investment grade bonds" and "junk bonds." These securities are rated in the fifth or lower rating categories (for example, BB or lower by Standard & Poor's Corporation and Ba or lower by Moody's Investors Service, Inc.), and are considered to be speculative. Even though it may invest in debt securities in all rating categories, the Fund will not invest more than 20% of its total assets in securities rated below the fifth rating category. As a matter of fundamental policy, at least 65% of the Fund's total assets will consist of bonds. The Fund also may purchase taxable or tax-exempt municipal securities. For a list of all the securities in which the Fund may invest, please read "Investment Practices."

[ICON] RISK CONSIDERATIONS
The Fund invests in debt securities rated below investment grade that are considered speculative. While these securities generally provide a higher yield than higher rated debt securities, they are subject to a greater degree of risk. Issuers of these securities may include smaller, less creditworthy companies or highly indebted firms. The credit quality of securities in the high yield bond market can change suddenly and unexpectedly. Before you invest, please read "More About the Funds" and "Investment Risks."

[ICON] FUND MANAGEMENT
Roger A. Craig has been the manager of the Fund since 1993. Mr. Craig has served as a fixed income manager for Banc One Investment Advisors and its affiliates since 1986.

 SHAREHOLDER EXPENSES

   SHAREHOLDER TRANSACTION EXPENSES (1)      CLASS A   CLASS B   CLASS C   FIDUCIARY CLASS
Maximum Sales Charge Imposed on Purchases
  (as a percentage of offering price)         4.50%      none      none          none
Maximum Contingent Deferred Sales Charge
  (as a percentage of original purchase
  price or redemption proceeds, as
  applicable)                                  none(2)  5.00%     1.00%          none
Redemption Fees                                none      none      none          none
Exchange Fees                                  none      none      none          none

ANNUAL OPERATING EXPENSES (3) (as a
  percentage of average daily net assets)
Investment Advisory Fees (after fee
  waiver) (4)                                  .40%      .40%      .40%          .40%
12b-1 Fees (after fee waiver) (5)              .25%      .90%      .90%          none
Other Expenses                                 .22%      .22%      .22%          .22%
Total Fund Operating Expenses (after fee
  waiver) (6)                                  .87%     1.52%     1.52%          .62%

(1) If you buy or sell shares through a Shareholder Servicing Agent, you may be charged separate transaction fees by the Shareholder Servicing Agent. In addition, a $7.00 charge is deducted from redemption amounts paid by wire.
(2) Except for purchases of $1 million or more. Please see "Sales Charges."
(3) Expense information has been restated to reflect current fees.
(4) Without the fee waiver, Investment Advisory Fees would be .60% for all classes of shares.
(5) Due to 12b-1 fees, long-term Class A, Class B and Class C shareholders may pay more than the equivalent of the maximum front-end sales charges permitted by the rules of the National Association of Securities Dealers. Without the voluntary waiver of fees, 12b-1 fees would be .35% for Class A shares and 1.00% for Class B and Class C shares.
(6) Without the voluntary reduction of Investment Advisory and 12b-1 fees, Total Operating Expenses would be 1.17% for Class A shares, 1.82% for Class B shares, 1.82% for Class C shares and .82% for Fiduciary Class shares.






 EXAMPLE
An investor would pay the following expenses on a $1,000 investment in the Fund, assuming: (1) payment of the maximum sales charge; (2) 5% annual return; and (3) redemption at the end of each time period.

                                               1 YEAR     3 YEARS     5 YEARS     10 YEARS
Class A                                         $ 53       $  72       $  91        $147
Class A (without fee waivers)                   $ 56       $  80       $ 106        $181
Class B                                         $ 65       $  78       $ 103        $164
Class B (without fee waivers)                   $ 68       $  87       $ 119        $197
Class C                                         $ 25       $  48       $  83        $181
Class C (without fee waivers)                   $ 28       $  57       $  99        $214
Fiduciary Class                                 $  6       $  20       $  35        $ 77
Fiduciary Class (without fee waiver)            $  8       $  26       $  46        $101

Assuming no redemption at the end of each time period, the dollar amounts in the above example would be as follows:

                                               1 YEAR     3 YEARS     5 YEARS     10 YEARS
Class A                                         $ 53       $  72       $  91        $147
Class A (without fee waivers)                   $ 56       $  80       $ 106        $181
Class B                                         $ 15       $  48       $  83        $164
Class B (without fee waivers)                   $ 18       $  57       $  99        $197
Class C                                         $ 15       $  48       $  83        $181
Class C (without fee waivers)                   $ 18       $  57       $  99        $214
Fiduciary Class                                 $  6       $  20       $  35        $ 77
Fiduciary Class (without fee waiver)            $  8       $  26       $  46        $101

Class B shares automatically convert to Class A shares after eight (8) years. Therefore, the "10 years" examples above reflect this conversion.

These examples are designed to assist you in understanding the various costs and expenses that may be directly or indirectly paid by investors in the Fund. THESE EXAMPLES SHOULD NOT BE CONSIDERED A REPRESENTATION OF PAST OR FUTURE EXPENSES AND ACTUAL EXPENSES MAY BE GREATER OR LESS THAN THOSE SHOWN.

6

THE ONE GROUP(R) INCOME BOND FUND    FINANCIAL HIGHLIGHTS


The Financial Highlights are intended to help you understand the Fund's financial performance for the past 10 years or since inception, if less than 10 years. The total returns in the table represent the rate a shareholder would have earned on an investment in the Fund (assuming reinvestment of all dividends and distributions). This information has been derived from financial statements audited by Coopers & Lybrand L.L.P., whose report, along with the Fund's financial statements, is included in the Statement of Additional Information, which is available upon request.

                                                                    YEARS ENDED JUNE 30,
                                  ----------------------------------------------------------------------------------------
           FIDUCIARY                 1997         1996         1995         1994         1993         1992         1991
--------------------------------------------------------------------------------------------------------------------------
NET ASSET VALUE, BEGINNING OF
  PERIOD                          $    9.33    $    9.54    $    9.23    $   10.43    $   10.18    $    9.59    $    9.49
--------------------------------------------------------------------------------------------------------------------------
Investment Activities
  Net investment income                0.64         0.65         0.64         0.54         0.66         0.71         0.79
  Net realized and unrealized
    gains (losses) from
    investments and futures            0.09        (0.21)        0.35        (0.74)        0.38         0.59         0.06
--------------------------------------------------------------------------------------------------------------------------
Total from Investment Activities       0.73         0.44         0.99        (0.20)        1.04         1.30         0.85
--------------------------------------------------------------------------------------------------------------------------
Distributions
  Net investment income               (0.64)       (0.65)       (0.64)       (0.57)       (0.66)       (0.71)       (0.75)
  Net realized gains                  --           --           (0.04)       (0.43)       (0.13)       --           --
--------------------------------------------------------------------------------------------------------------------------
Total Distributions                   (0.64)       (0.65)       (0.68)       (1.00)       (0.79)       (0.71)       (0.75)
--------------------------------------------------------------------------------------------------------------------------
NET ASSET VALUE, END OF PERIOD    $    9.42    $    9.33    $    9.54    $    9.23    $   10.43    $   10.18    $    9.59
--------------------------------------------------------------------------------------------------------------------------
Total Return                           8.10%        4.62%       11.29%      (2.54)%       10.62%       13.85%        9.20%
RATIOS/SUPPLEMENTARY DATA:
  Net Assets at end of period
    (000)                          $730,754     $520,239     $474,124     $560,071     $483,291     $376,898     $269,856
  Ratio of expenses to average
    net assets                         0.60%        0.59%        0.59%        0.53%        0.56%        0.49%        0.29%
  Ratio of net investment income
    to average net assets              6.85%        6.76%        6.94%        5.35%        6.44%        7.18%        7.88%
  Ratio of expenses to average
    net assets*                        0.80%        0.81%        0.86%        0.85%        0.90%        1.04%        0.89%
  Ratio of net investment income
    to average net assets*             6.65%        6.54%        6.67%        5.03%        6.10%        6.63%        7.28%
  Portfolio Turnover (a)              55.18%       95.52%      262.25%      131.04%      143.52%       32.50%       39.63%


                                  -------------------------------------
           FIDUCIARY                 1990          1989        1988(c)
----------------------------------------------------------------------
NET ASSET VALUE, BEGINNING OF
  PERIOD                          $    9.92    $    9.88    $   10.00
----------------------------------------------------------------------------------------------------------------------
Investment Activities
  Net investment income                0.80         0.64         0.54
  Net realized and unrealized
    gains (losses) from
    investments and futures           (0.20)        0.04        (0.12)
--------------------------------------------------------------------------------------------------------------------------

Total from Investment Activities       0.60         0.68         0.42
--------------------------------------------------------------------------------------------------------------------------

Distributions
  Net investment income               (0.80)       (0.64)       (0.54)
  Net realized gains                  (0.23)       --           --
--------------------------------------------------------------------------------------------------------------------------

Total Distributions                   (1.03)       (0.64)       (0.54)
--------------------------------------------------------------------------------------------------------------------------

NET ASSET VALUE, END OF PERIOD    $    9.49    $    9.92      $  9.88(b)
--------------------------------------------------------------------------------------------------------------------------

Total Return                           6.37%        7.32%        4.00%
RATIOS/SUPPLEMENTARY DATA:
  Net Assets at end of period
    (000)                           $57,308      $49,128         $998
  Ratio of expenses to average
    net assets                         0.40%        0.45%        1.96%(b)
  Ratio of net investment income
    to average net assets              8.27%        8.66%        5.88%(b)
  Ratio of expenses to average
    net assets*                        1.00%        1.06%        2.78%(b)
  Ratio of net investment income
    to average net assets*             7.67%        8.05%        5.08%(b)
  Portfolio Turnover (a)             119.23%      194.19%        0.00%

* During the period certain fees were voluntarily reduced. If such voluntary fee reductions had not occurred, the ratios would have been as indicated. (a) Portfolio turnover is calculated on the basis of the Fund as a whole without distinguishing among the classes of shares issued. (b) Annualized. (c) The Fund commenced operations on July 2, 1987; at that time, the Fund did not offer multiple classes of shares. Subsequently, all shares of the Fund were redesignated as Fiduciary Class shares.

                                                                                   YEAR ENDED JUNE 30,
                                                       --------------------------------------------------------------
                       CLASS A                            1997         1996         1995         1994         1993       1992(c)
---------------------------------------------------------------------------------------------------------------------------------
NET ASSET VALUE, BEGINNING OF PERIOD                   $    9.32    $    9.54    $    9.22    $   10.43    $   10.16    $  10.06
----------------------------------------------------------------------------------------------------------------------------------
Investment Activities
  Net investment income                                     0.62         0.63         0.61         0.52         0.63        0.26
  Net realized and unrealized gains (losses) from
    investments and futures                                 0.09        (0.23)        0.36        (0.75)        0.41        0.11
----------------------------------------------------------------------------------------------------------------------------------
Total from Investment Activities                            0.71         0.40         0.97        (0.23)        1.04        0.37
----------------------------------------------------------------------------------------------------------------------------------
Distributions
  Net investment income                                    (0.62)       (0.62)       (0.60)       (0.55)       (0.64)      (0.27)
  In excess of net investment income                       --           --           (0.01)       --           --           --
  Net realized gains                                       --           --           (0.04)       (0.43)       (0.13)       --
----------------------------------------------------------------------------------------------------------------------------------
Total Distributions                                        (0.62)       (0.62)       (0.65)       (0.98)       (0.77)      (0.27)
----------------------------------------------------------------------------------------------------------------------------------
NET ASSET VALUE, END OF PERIOD                         $    9.41    $    9.32    $    9.54    $    9.22    $   10.43    $  10.16
----------------------------------------------------------------------------------------------------------------------------------
Total Return (Excludes Sales Charge)                        7.85%        4.26%       10.90%      (2.33)%       10.58%      10.16%(b)
RATIOS/SUPPLEMENTARY DATA:
  Net Assets at end of period (000)                      $14,325      $10,127       $6,796       $5,347       $7,064        $188
  Ratio of expenses to average net assets                   0.85%        0.84%        1.01%        0.78%        0.77%       0.97%(b)
  Ratio of net investment income to average net
    assets                                                  6.59%        6.51%        6.57%        5.25%        6.12%       6.58%(b)
  Ratio of expenses to average net assets*                  1.15%        1.16%        1.38%        1.20%        1.26%       1.27%(b)
  Ratio of net investment income to average net
    assets*                                                 6.29%        6.19%        6.20%        4.83%        5.63%       6.28%(b)
  Portfolio Turnover (a)                                   55.18%       95.52%      262.25%      131.04%      143.52%      32.50%

* During the period certain fees were voluntarily reduced. If such voluntary fee reductions had not occurred, the ratios would have been as indicated. (a) Portfolio turnover is calculated on the basis of the Fund as a whole without distinguishing among the classes of shares issued. (b) Annualized. (c) Class A Shares commenced offering on February 18, 1992.

                                                                            7
THE ONE GROUP(R) INCOME BOND FUND    FINANCIAL HIGHLIGHTS

                                                                                          YEAR ENDED JUNE 30,
                                                                          ---------------------------------------------------
                              CLASS B                                   1997             1996             1995          1994(a)
---------------------------------------------------------------------------------------------------------------------------------
NET ASSET VALUE, BEGINNING OF PERIOD                                  $   9.40         $   9.62         $   9.29       $   9.97
----------------------------------------------------------------------------------------------------------------------------------
Investment Activities
  Net investment income                                                   0.56             0.56             0.56           0.17
  Net realized and unrealized gains (losses) from investments and
    futures                                                               0.09            (0.21)            0.38          (0.70)
----------------------------------------------------------------------------------------------------------------------------------
Total from Investment Activities                                          0.65             0.35             0.94          (0.53)
----------------------------------------------------------------------------------------------------------------------------------
Distributions
  Net investment income                                                  (0.56)           (0.57)           (0.57)         (0.15)
  Net realized gains                                                     --               --               (0.04)         --
----------------------------------------------------------------------------------------------------------------------------------
Total Distributions                                                      (0.56)           (0.57)           (0.61)         (0.15)
----------------------------------------------------------------------------------------------------------------------------------
NET ASSET VALUE, END OF PERIOD                                        $   9.49         $   9.40         $   9.62         $ 9.29
----------------------------------------------------------------------------------------------------------------------------------
Total Return (Excludes Sales Charge)                                      7.15%            3.65%           10.63%         (5.29)%(b)
RATIOS/SUPPLEMENTARY DATA:
  Net Assets at end of period (000)                                   $10,873          $6,110           $1,887             $723
  Ratio of expenses to average net assets                                 1.50%            1.49%            1.49%          1.45%(c)
  Ratio of net investment income to average net assets                    5.95%            5.86%            6.16%          5.20%(c)
  Ratio of expenses to average net assets*                                1.80%            1.81%            1.86%          1.84%(c)
  Ratio of net investment income to average net assets*                   5.65%            5.54%            5.80%          4.81%(c)
  Portfolio Turnover(d)                                                  55.18%           95.52%          262.25%        131.04%

* During the period certain fees were voluntarily reduced. If such voluntary fee reductions had not occurred, the ratios would have been as indicated. (a) Class B Shares commenced offering on January 17,
  1994. (b) Not annualized. (c) Annualized. (d) Portfolio turnover is calculated on the basis of the Fund as a whole without distinguishing among the classes of shares issued.

8


THE ONE GROUP(R)
GOVERNMENT BOND FUND
[ICON] INVESTMENT OBJECTIVE
The Fund seeks a high level of current income with liquidity and safety of principal.

[ICON] INVESTMENT STRATEGY
The Fund limits its investments to securities issued by the U.S. Government and its agencies and instrumentalities or related to securities issued by the U.S. Government and its agencies and instrumentalities. The Fund's average weighted remaining maturity will ordinarily range between three and fifteen years, taking into account expected prepayment of principal on certain investments. However, the Fund's average weighted remaining maturity may be outside this range if warranted by market conditions.

[ICON] PORTFOLIO SECURITIES

At least 65% of the Fund's total assets will be invested in debt instruments with principal and interest guaranteed by the U.S. Government or its agencies and instrumentalities, some of which may be subject to repurchase agreements, and other securities representing an interest in or secured by mortgages that are issued or guaranteed by certain U.S. government agencies or instrumentalities. For a list of all the securities in which the Fund may invest, please read "Investment Practices."


[ICON] RISK CONSIDERATIONS
The Fund's ability to achieve higher income is not as great as that of funds that invest in lower-quality instruments. In addition, the Fund invests in fixed-income securities. The value of these securities will change in response to interest rate changes and other factors. The Fund also invests in mortgage-related securities which may have greater price and yield volatility than traditional fixed income securities. Before you invest, please read "More About the Funds" and "Investment Risks."

[ICON] FUND MANAGEMENT

Thomas E. Donne, CFA, has been a Manager of the Fund since January, 1995. Since 1988, Mr. Donne has held various portfolio management positions with Banc One Investment Advisors and its affiliates.



   Michael J. Sais, CFA, is head of mortgage research for Banc One Investment Advisors and has been a Manager of the Fund since November, 1996. Mr. Sais also has managed the Ultra Short-Term Fund since 1995. Before joining Banc One Investment Advisors in 1995, Mr. Sais was a Eurodollar trader with Citibank, a senior portfolio manager for Valley National Bank of Arizona (now Bank One, Arizona, N.A.), and head portfolio manager for PRIMERIT Bank FSB. Mr. Sais has nine years of investment management experience.


 SHAREHOLDER EXPENSES

   SHAREHOLDER TRANSACTION EXPENSES (1)      CLASS A   CLASS B   CLASS C   FIDUCIARY CLASS
Maximum Sales Charge Imposed on Purchases
  (as a percentage of offering price)         4.50%      none      none          none
Maximum Contingent Deferred Sales Charge
  (as a percentage of original purchase
  price or redemption proceeds, as
  applicable)                                  none(2)  5.00%     1.00%          none
Redemption Fees                                none      none      none          none
Exchange Fees                                  none      none      none          none

ANNUAL OPERATING EXPENSES (3) (as a
  percentage of average daily net assets)
Investment Advisory Fees                       .45%      .45%      .45%          .45%
12b-1 Fees (after fee waiver) (4)              .25%      .90%      .90%          none
Other Expenses                                 .24%      .24%      .24%          .24%
Total Fund Operating Expenses (after fee
  waiver) (5)                                  .94%     1.59%     1.59%          .69%

(1) If you buy or sell shares through a Shareholder Servicing Agent, you may be charged separate transaction fees by the Shareholder Servicing Agent. In addition, a $7.00 charge is deducted from redemption amounts paid by wire.
(2) Except for purchases of $1 million or more. Please see "Sales Charges."
(3) Expense information has been restated to reflect current expenses.
(4) Due to 12b-1 fees, long-term Class A, Class B and Class C shareholders may pay more than the equivalent of the maximum front-end sales charges permitted by the rules of the National Association of Securities Dealers. Without the voluntary waiver of fees, 12b-1 fees would be .35% for Class A shares and 1.00% for Class B and Class C shares.
(5) Without the voluntary reduction of 12b-1 fees, Total Operating Expenses would be 1.04% for Class A shares and 1.69% for Class B shares and Class C shares.





 EXAMPLE
An investor would pay the following expenses on a $1,000 investment in the Fund, assuming: (1) payment of the maximum sales charge; (2) 5% annual return; and (3) redemption at the end of each time period.

                                               1 YEAR     3 YEARS     5 YEARS     10 YEARS
Class A                                         $ 54       $  74       $  95        $155
Class A (without fee waiver)                    $ 55       $  77       $ 100        $166
Class B                                         $ 66       $  80       $ 107        $172
Class B (without fee waiver)                    $ 67       $  83       $ 112        $183
Class C                                         $ 26       $  50       $  87        $189
Class C (without fee waiver)                    $ 27       $  53       $  92        $200
Fiduciary Class                                 $  7       $  22       $  38        $ 86
Fiduciary Class (without fee waiver)            $  7       $  22       $  38        $ 86

Assuming no redemption at the end of each time period, the dollar amounts in the above example would be as follows:

                                               1 YEAR     3 YEARS     5 YEARS     10 YEARS
Class A                                         $ 54       $  74       $  95        $155
Class A (without fee waiver)                    $ 55       $  77       $ 100        $166
Class B                                         $ 16       $  50       $  87        $172
Class B (without fee waiver)                    $ 17       $  53       $  92        $183
Class C                                         $ 16       $  50       $  87        $189
Class C (without fee waiver)                    $ 17       $  53       $  92        $200
Fiduciary Class                                 $  7       $  22       $  38        $ 86
Fiduciary Class (without fee waiver)            $  7       $  22       $  38        $ 86

Class B shares automatically convert to Class A shares after eight (8) years. Therefore, the "10 years" examples above reflect this conversion.

These examples are designed to assist you in understanding the various costs and expenses that may be directly or indirectly paid by investors in the Fund. THESE EXAMPLES SHOULD NOT BE CONSIDERED A REPRESENTATION OF PAST OR FUTURE EXPENSES AND ACTUAL EXPENSES MAY BE GREATER OR LESS THAN THOSE SHOWN.

                                                                             9
THE ONE GROUP(R) GOVERNMENT BOND FUND    FINANCIAL HIGHLIGHTS


The Financial Highlights are intended to help you understand the Fund's financial performance for the past 10 years or since inception, if less than 10 years. The total returns in the table represent the rate a shareholder would have earned on an investment in the Fund (assuming reinvestment of all dividends and distributions). This information has been derived from financial statements audited by Coopers & Lybrand L.L.P., whose report, along with the Fund's financial statements, is included in the Statement of Additional Information, which is available upon request.


                                                                                   YEAR ENDED JUNE 30,
                                                              --------------------------------------------------------------
                      FIDUCIARY                            1997            1996            1995            1994          1993(a)
---------------------------------------------------------------------------------------------------------------------------------
NET ASSET VALUE, BEGINNING OF PERIOD                    $    9.56       $    9.81       $    9.35       $   10.15      $   10.00
----------------------------------------------------------------------------------------------------------------------------------
Investment Activities
  Net investment income                                      0.62            0.62            0.62            0.51           0.20
  Net realized and unrealized gains (losses) from
    investments and futures                                  0.13           (0.25)           0.46           (0.77)          0.15
----------------------------------------------------------------------------------------------------------------------------------

Total from Investment Activities                             0.75            0.37            1.08           (0.26)          0.35
----------------------------------------------------------------------------------------------------------------------------------
Distributions
  Net investment income                                     (0.62)          (0.62)          (0.61)          (0.50)         (0.20)
  In excess of net investment income                        --              --              (0.01)          (0.02)          --
  In excess of net realized gains                           --              --              --              (0.02)          --
----------------------------------------------------------------------------------------------------------------------------------
Total Distributions                                         (0.62)          (0.62)          (0.62)          (0.54)         (0.20)
----------------------------------------------------------------------------------------------------------------------------------
NET ASSET VALUE, END OF PERIOD                          $    9.69       $    9.56       $    9.81       $    9.35       $  10.15
----------------------------------------------------------------------------------------------------------------------------------
Total Return                                                 8.10%           3.81%          12.04%         (2.73)%          9.03%(b)
RATIOS/SUPPLEMENTARY DATA:
  Net Assets at end of period (000)                     $ 724,423       $ 677,326       $ 379,826       $ 209,692       $ 52,152
  Ratio of expenses to average net assets                    0.62%           0.68%           0.71%           0.68%          0.69%(b)
  Ratio of net investment income to average net assets       6.45%           6.34%           6.65%           5.13%          5.43%(b)
  Ratio of expenses to average net assets*                   0.68%           0.69%           0.73%           0.71%          1.05%(b)
  Ratio of net investment income to average net
    assets*                                                  6.39%           6.33%           6.63%           5.10%          5.07%(b)
  Portfolio Turnover(c)                                     60.53%          62.70%         106.14%         377.78%        139.24%

* During the period certain fees were voluntarily reduced. If such voluntary fee reductions had not occurred, the ratios would have been as indicated. (a) The Fund commenced offering on February 8, 1993. (b) Annualized. (c) Portfolio turnover is calculated on the basis of the Fund as a whole without distinguishing among the classes of shares issued.

                                                                                   YEAR ENDED JUNE 30,
                                                              --------------------------------------------------------------
                       CLASS A                             1997            1996            1995            1994         1993(a)
---------------------------------------------------------------------------------------------------------------------------------
NET ASSET VALUE, BEGINNING OF PERIOD                    $    9.56       $    9.81       $    9.35       $   10.17      $   10.22
----------------------------------------------------------------------------------------------------------------------------------
Investment Activities
  Net investment income                                      0.60            0.60            0.61            0.48           0.17
  Net realized and unrealized gains (losses) from
    investments and futures                                  0.13           (0.25)           0.45           (0.79)         (0.05)
----------------------------------------------------------------------------------------------------------------------------------
Total from Investment Activities                             0.73            0.35            1.06           (0.31)          0.12
----------------------------------------------------------------------------------------------------------------------------------
Distributions
  Net investment income                                     (0.60)          (0.60)          (0.59)          (0.47)         (0.17)
  In excess of net investment income                        --              --              (0.01)          (0.02)         --
  In excess of net realized gains                           --              --              --              (0.02)         --
----------------------------------------------------------------------------------------------------------------------------------
Total Distributions                                         (0.60)          (0.60)          (0.60)          (0.51)         (0.17)
----------------------------------------------------------------------------------------------------------------------------------
NET ASSET VALUE, END OF PERIOD                          $    9.69       $    9.56       $    9.81       $    9.35      $   10.17
----------------------------------------------------------------------------------------------------------------------------------
Total Return (Excludes Sales Charge)                         7.83%           3.58%          11.84%         (3.16)%          5.35%(b)
RATIOS/SUPPLEMENTARY DATA:
  Net Assets at end of period (000)                     $  34,727       $  38,800       $   8,130       $   1,690      $     840
  Ratio of expenses to average net assets                    0.87%           0.93%           0.97%           0.92%          0.95%(b)
  Ratio of net investment income to average net assets       6.20%           6.09%           6.46%           4.84%          5.56%(b)
  Ratio of expenses to average net assets*                   1.03%           1.04%           1.09%           1.05%          1.44%(b)
  Ratio of net investment income to average net
    assets*                                                  6.04%           5.98%           6.34%           4.71%          5.07%(b)
  Portfolio Turnover(c)                                     60.53%          62.70%         106.14%         377.78%        139.24%

* During the period certain fees were voluntarily reduced. If such voluntary fee reductions had not occurred, the ratios would have been as indicated. (a) Class A Shares commenced offering on March 6,
  1993. (b) Annualized. (c) Portfolio turnover is calculated on the basis of the Fund as a whole without distinguishing among the classes of shares issued.

10

THE ONE GROUP(R) GOVERNMENT BOND FUND    FINANCIAL HIGHLIGHTS

                                                                                          YEAR ENDED JUNE 30,
                                                                          ---------------------------------------------------
                              CLASS B                                   1997             1996             1995          1994(a)
----------------------------------------------------------------------------------------------------------------------------------
NET ASSET VALUE, BEGINNING OF PERIOD                                  $   9.56         $   9.81         $   9.35       $  10.04
----------------------------------------------------------------------------------------------------------------------------------
Investment Activities
  Net investment income                                                   0.54             0.54             0.55           0.18
  Net realized and unrealized gains (losses) from investments and
    futures                                                               0.13            (0.25)            0.46          (0.69)
----------------------------------------------------------------------------------------------------------------------------------
Total from Investment Activities                                          0.67             0.29             1.01          (0.51)
----------------------------------------------------------------------------------------------------------------------------------
Distributions
  Net investment income                                                  (0.54)           (0.54)           (0.55)         (0.16)
  In excess of net investment income                                     --               --               --             (0.02)
----------------------------------------------------------------------------------------------------------------------------------
Total Distributions                                                      (0.54)           (0.54)           (0.55)         (0.18)
----------------------------------------------------------------------------------------------------------------------------------
NET ASSET VALUE, END OF PERIOD                                        $   9.69         $   9.56         $   9.81       $   9.35
----------------------------------------------------------------------------------------------------------------------------------
Total Return (Excludes Sales Charge)                                      7.14%            2.95%           11.20%         (4.99)%(b)
RATIOS/SUPPLEMENTARY DATA:
  Net Assets at end of period (000)                                    $11,729          $10,782           $2,513          $ 656
  Ratio of expenses to average net assets                                 1.52%            1.58%            1.62%          1.52%(c)
  Ratio of net investment income to average net assets                    5.55%            5.44%            5.76%          4.60%(c)
  Ratio of expenses to average net assets*                                1.68%            1.69%            1.74%          1.63%(c)
  Ratio of net investment income to average net assets*                   5.39%            5.33%            5.64%          4.49%(c)
  Portfolio Turnover(d)                                                  60.53%           62.70%          106.14%        377.78%

* During the period certain fees were voluntarily reduced. If such voluntary fee reductions had not occurred, the ratios would have been as indicated. (a) Class B Shares commenced offering on January 14,
  1994. (b) Not annualized. (c) Annualized. (d) Portfolio turnover is calculated on the basis of the Fund as a whole without distinguishing among the classes of shares issued.

                                                                            11
THE ONE GROUP(R)
ULTRA SHORT-TERM INCOME FUND
[ICON] INVESTMENT OBJECTIVE
The Fund seeks a high level of current income consistent with low volatility of principal by investing in a diversified portfolio of short-term investment grade securities.

[ICON] INVESTMENT STRATEGY
The Fund invests in all types of debt securities, including money market instruments, adjustable rate mortgage backed securities and taxable and tax-exempt municipal securities. The Fund will maintain a maximum duration approximately equal to that of a two-year U.S. Treasury security, although the Fund's actual duration is expected to be approximately equal to that of a one year U.S. Treasury security.

[ICON] PORTFOLIO SECURITIES
The Fund normally invests at least 80% of its total assets in debt securities. In addition, up to 20% of the Fund's total assets may be invested in other securities, including preferred stock. The Fund will invest in adjustable rate mortgage pass-through securities and other securities representing an interest in or secured by mortgages with periodic interest rate resets (some of which may be subject to repurchase agreements). These securities often are issued or guaranteed by the U.S. Government, its agencies or instrumentalities. However, the Fund may also purchase mortgage-backed securities that are issued by non-governmental entities. Such securities may or may not have private insurer guarantees of timely payments. For a list of all the securities in which the Fund may invest, please read "Investment Practices."

[ICON] RISK CONSIDERATIONS
The Fund invests in fixed-income investments that are subject to market fluctuations as a result of changes in interest rates. As a result, the value of investments in the Fund may decrease during periods of rising interest rates. In addition, the Fund invests in mortgage-related securities which may have greater price and yield volatility than traditional fixed-income securities. The Fund also uses investment management hedging techniques that may expose the Fund to special risks. Before you invest, please read "More About the Funds" and "Investment Risks."

[ICON] FUND MANAGEMENT

Michael J. Sais, CFA, is head of mortgage research for Banc One Investment Advisors and has been a Manager of the Fund since 1995. Before joining Banc One Investment Advisors in 1995, Mr. Sais was a Eurodollar trader with Citibank, a senior portfolio manager for Valley National Bank of Arizona (now Bank One, Arizona, N.A.), and head portfolio manager for PRIMERIT Bank FSB. Mr. Sais has nine years of investment management experience.


 SHAREHOLDER EXPENSES

   SHAREHOLDER TRANSACTION EXPENSES (1)      CLASS A   CLASS B   CLASS C   FIDUCIARY CLASS
Maximum Sales Charge Imposed on Purchases
  (as a percentage of offering price)         3.00%      none      none          none
Maximum Contingent Deferred Sales Charge
  (as a percentage of original purchase
  price or redemption proceeds, as
  applicable)                                  none(2)  3.00%     1.00%          none
Redemption Fees                                none      none      none          none
Exchange Fees                                  none      none      none          none
ANNUAL OPERATING EXPENSES (3) (as a
  percentage of average daily net
  assets) (4)
Investment Advisory Fees (after fee
  waiver) (4)                                  .30%      .30%      .30%          .30%
12b-1 Fees (after fee waiver) (5)              .25%      .75%      .75%          none
Other Expenses (6)                             .25%      .25%      .25%          .25%
Total Fund Operating Expenses (after fee
  waivers) (7)                                 .80%     1.30%     1.30%          .55%

(1) If you buy or sell shares through a Shareholder Servicing Agent, you may be charged separate transaction fees by the Shareholder Servicing Agent. In addition, a $7.00 charge is deducted from redemption amounts paid by wire.
(2) Except for purchases of $1 million or more. Please see "Sales Charges."
(3) Expense information has been restated to reflect current fees.
(4) Without the fee waiver, Investment Advisory Fees would be .55% for all classes of shares.
(5) Due to 12b-1 fees, long-term Class A, Class B and Class C shareholders may pay more than the equivalent of the maximum front-end sales charges permitted by the rules of the National Association of Securities Dealers. Without the voluntary waiver of fees, 12b-1 fees would be .35% for Class A shares and 1.00% for Class B and Class C shares.
(6) Without the fee waiver, Other Expenses would be .31% for all classes of shares.
(7) Without the voluntary reduction of Investment Advisory and 12b-1 fees, Total Operating Expenses would be 1.21% for Class A shares, 1.80% for Class B shares, 1.80% for Class C shares, and .86% for Fiduciary Class shares.

 EXAMPLE
An investor would pay the following expenses on a $1,000 investment in the Fund, assuming: (1) payment of the maximum sales charge; (2) 5% annual return; and (3) redemption at the end of each time period.

                                               1 YEAR     3 YEARS     5 YEARS     10 YEARS
Class A                                         $ 38       $  55       $  73        $126
Class A (without fee waivers)                   $ 42       $  67       $  95        $172
Class B                                         $ 43       $  61       $  71        $130
Class B (without fee waivers)                   $ 48       $  77       $  97        $182
Class C                                         $ 23       $  41       $  71        $157
Class C (without fee waivers)                   $ 28       $  57       $  97        $212
Fiduciary Class                                 $  6       $  18       $  31        $ 69
Fiduciary Class (without fee waiver)            $  9       $  27       $  48        $106

Assuming no redemption at the end of each time period, the dollar amounts in the above example would be as follows:

                                               1 YEAR     3 YEARS     5 YEARS     10 YEARS
Class A                                         $ 38       $  55       $  73        $126
Class A (without fee waivers)                   $ 42       $  67       $  95        $172
Class B                                         $ 13       $  41       $  71        $130
Class B (without fee waivers)                   $ 18       $  57       $  97        $182
Class C                                         $ 13       $  41       $  71        $157
Class C (without fee waivers)                   $ 18       $  57       $  97        $212
Fiduciary Class                                 $  6       $  18       $  31        $ 69
Fiduciary Class (without fee waiver)            $  9       $  27       $  48        $106

Class B shares automatically convert to Class A shares after six (6) years. Therefore, the "10 years" examples above reflect this conversion.

These examples are designed to assist you in understanding the various costs and expenses that may be directly or indirectly paid by investors in the Fund. THESE EXAMPLES SHOULD NOT BE CONSIDERED A REPRESENTATION OF PAST OR FUTURE EXPENSES AND ACTUAL EXPENSES MAY BE GREATER OR LESS THAN THOSE SHOWN.

12

THE ONE GROUP(R) ULTRA SHORT-TERM INCOME FUND    FINANCIAL HIGHLIGHTS


The Financial Highlights are intended to help you understand the Fund's financial performance for the past 10 years or since inception, if less than 10 years. The total returns in the table represent the rate a shareholder would have earned on an investment in the Fund (assuming reinvestment of all dividends and distributions). This information has been derived from financial statements audited by Coopers & Lybrand L.L.P., whose report, along with the Fund's financial statements, is included in the Statement of Additional Information, which is available upon request.


                                                                                   YEAR ENDED JUNE 30,
                                                              --------------------------------------------------------------
                      FIDUCIARY                            1997            1996            1995            1994          1993(a)
---------------------------------------------------------------------------------------------------------------------------------
NET ASSET VALUE, BEGINNING OF PERIOD                    $    9.79       $    9.84       $    9.85       $   10.03       $  10.00
----------------------------------------------------------------------------------------------------------------------------------
Investment Activities
  Net investment income                                      0.62            0.62            0.55            0.36           0.17
  Net realized and unrealized gains (losses) from
    investments and futures                                  0.05           (0.07)          (0.05)          (0.15)          0.03
----------------------------------------------------------------------------------------------------------------------------------
Total from Investment Activities                             0.67            0.55            0.50            0.21           0.20
----------------------------------------------------------------------------------------------------------------------------------
Distributions
  Net investment income                                     (0.59)          (0.60)          (0.48)          (0.37)         (0.17)
  In excess of net investment income                        --              --              (0.03)          (0.02)         --
----------------------------------------------------------------------------------------------------------------------------------
Total Distributions                                         (0.59)          (0.60)          (0.51)          (0.39)         (0.17)
----------------------------------------------------------------------------------------------------------------------------------
NET ASSET VALUE, END OF PERIOD                          $    9.87       $    9.79       $    9.84       $    9.85       $  10.03
----------------------------------------------------------------------------------------------------------------------------------
Total Return                                                 7.14%           5.71%           5.14%           2.16%          4.93%(b)
RATIOS/SUPPLEMENTARY DATA:
  Net Assets at end of period (000)                      $114,413         $57,276         $51,050        $139,593       $154,413
  Ratio of expenses to average net assets                    0.35%           0.45%           0.61%           0.65%          0.58%(b)
  Ratio of net investment income to average net assets       6.02%           6.20%           5.18%           3.70%          4.71%(b)
  Ratio of expenses to average net assets*                   0.81%           1.06%           1.01%           0.81%          1.03%(b)
  Ratio of net investment income to average net
    assets*                                                  5.56%           5.59%           4.78%           3.54%          4.26%(b)
  Portfolio Turnover(c)                                     70.36%          67.65%           2.91%         242.20%        109.96%

* During the period certain fees were voluntarily reduced. If such voluntary fee reductions had not occurred, the ratios would have been as indicated. (a) The Fund commenced operations on February 2, 1993. (b) Annualized. (c) Portfolio turnover is calculated on the basis of the Fund as a whole without distinguishing among the classes of shares issued.

                                                                                   YEAR ENDED JUNE 30,
                                                              --------------------------------------------------------------
                       CLASS A                             1997            1996            1995            1994         1993(a)
---------------------------------------------------------------------------------------------------------------------------------
NET ASSET VALUE, BEGINNING OF PERIOD                    $    9.78       $    9.83       $    9.84       $   10.03      $   10.00
----------------------------------------------------------------------------------------------------------------------------------
Investment Activities
  Net investment income                                      0.58            0.58            0.52            0.36           0.14
  Net realized and unrealized gains (losses) from
    investments and futures                                  0.09           (0.06)          (0.06)          (0.17)          0.03
----------------------------------------------------------------------------------------------------------------------------------
Total from Investment Activities                             0.67            0.52            0.46            0.19           0.17
----------------------------------------------------------------------------------------------------------------------------------
Distributions
  Net investment income                                     (0.58)          (0.57)          (0.46)          (0.34)         (0.14)
  In excess of net investment income                        --              --              (0.01)          (0.04)         --
----------------------------------------------------------------------------------------------------------------------------------
Total Distributions                                         (0.58)          (0.57)          (0.47)          (0.38)         (0.14)
----------------------------------------------------------------------------------------------------------------------------------
NET ASSET VALUE, END OF PERIOD                          $    9.87       $    9.78       $    9.83       $    9.84       $  10.03
----------------------------------------------------------------------------------------------------------------------------------
Total Return (Excludes Sales Charge)                         7.00%           5.42%           4.84%           1.95%          4.78%(b)
RATIOS/SUPPLEMENTARY DATA:
  Net Assets at end of period (000)                       $29,643          $3,969          $4,631         $19,053         $3,106
  Ratio of expenses to average net assets                    0.61%           0.70%           0.86%           0.89%          0.81%(b)
  Ratio of net investment income to average net assets       5.78%           5.95%           4.88%           3.54%          4.47%(b)
  Ratio of expenses to average net asset*                    1.17%           1.41%           1.36%           1.14%          1.34%(b)
  Ratio of net investment income to average net asset*       5.22%           5.24%           4.38%           3.29%          3.95%(b)
  Portfolio Turnover(c)                                     70.36%          67.65%           2.91%         242.20%        109.96%

* During the period certain fees were voluntarily reduced. If such voluntary fee reductions had not occurred, the ratios would have been as indicated. (a) The Fund commenced offering on March 10, 1993. (b) Annualized. (c) Portfolio turnover is calculated on the basis of the Fund as a whole without distinguishing among the classes of shares issued.

THE ONE GROUP(R) ULTRA SHORT-TERM INCOME FUND    FINANCIAL HIGHLIGHTS

                                                                                          YEAR ENDED JUNE 30,
                                                                          ---------------------------------------------------
                              CLASS B                                   1997             1996             1995          1994(a)
---------------------------------------------------------------------------------------------------------------------------------
NET ASSET VALUE, BEGINNING OF PERIOD                                  $   9.76         $   9.84         $   9.86       $   9.98
----------------------------------------------------------------------------------------------------------------------------------
Investment Activities
  Net investment income                                                   0.54             0.52             0.47           0.12
  Net realized and unrealized gains (losses) from investments and
    futures                                                               0.05            (0.07)           (0.04)         (0.11)
----------------------------------------------------------------------------------------------------------------------------------
Total from Investment Activities                                          0.59             0.45             0.43           0.01
----------------------------------------------------------------------------------------------------------------------------------
Distributions
  Net investment income                                                  (0.54)           (0.53)           (0.45)         (0.12)
  In excess of net investment income                                     --               --               --             (0.01)
----------------------------------------------------------------------------------------------------------------------------------
Total Distributions                                                      (0.54)           (0.53)           (0.45)         (0.13)
----------------------------------------------------------------------------------------------------------------------------------
NET ASSET VALUE, END OF PERIOD                                        $   9.81         $   9.76         $   9.84       $   9.86
----------------------------------------------------------------------------------------------------------------------------------
Total Return (Excludes Sales Charge)                                      6.22%            4.63%            4.77%         (0.09)%(b)
RATIOS/SUPPLEMENTARY DATA:
  Net Assets at end of period (000)                                   $  2,818         $  1,144         $    160       $     15
  Ratio of expenses to average net assets                                 1.07%            1.20%            1.31%          1.41%(c)
  Ratio of net investment income to average net assets                    5.18%            5.45%            4.91%          3.49%(c)
  Ratio of expenses to average net assets*                                1.81%            2.06%            1.96%          1.83%(c)
  Ratio of net investment income to average net assets*                   4.44%            4.59%            4.26%          3.07%(c)
  Portfolio Turnover(d)                                                  70.36%           67.65%            2.91%        242.20%

* During the period certain fees were voluntarily reduced. If such voluntary fee reductions had not occurred, the ratios would have been as indicated. (a) The Fund commenced offering on January 14, 1994. (b) Not annualized. (c) Annualized. (d) Portfolio turnover is calculated on the basis of the Fund as a whole without distinguishing among the classes of shares issued.

14

THE ONE GROUP(R)
LIMITED VOLATILITY BOND FUND
[ICON] INVESTMENT OBJECTIVE
The Fund seeks current income consistent with preservation of capital through investment in high and medium-grade fixed-income securities.

[ICON] INVESTMENT STRATEGY
The Fund invests in all types of debt securities with short to intermediate maturities. The Fund's average weighted maturity will ordinarily range between one and five years taking into account expected prepayment of principal on certain investments, although the Fund may shorten the weighted average maturity to as little as 90 days for temporary defensive purposes.

[ICON] PORTFOLIO SECURITIES

The Fund invests at least 80% of its total assets in debt securities with short to intermediate maturities. At least 65% of the Fund's total assets will consist of bonds and at least 65% of total assets will consist of obligations issued by the U.S. Government, its agencies, or instrumentalities (some of which may be subject to repurchase agreements). The Fund also may purchase taxable or tax-exempt municipal securities. Up to 20% the total assets may be invested in preferred stock. For a list of all the securities in which the Fund may invest, please read "Investment Practices."


[ICON] RISK CONSIDERATIONS
The Fund invests in fixed-income securities. The value of these securities will change in response to interest rate changes and other factors. In addition, the Fund invests in mortgage-related securities which may have greater price and yield volatility than traditional fixed-income securities. Before you invest, please read "More About the Funds" and "Investment Risks."

[ICON] FUND MANAGEMENT
Roger A. Craig has been the manager of the Fund since November, 1996. Mr. Craig has served as a fixed income manager for Banc One Investment Advisors and its affiliates since 1986.

 SHAREHOLDER EXPENSES

   SHAREHOLDER TRANSACTION EXPENSES (1)      CLASS A   CLASS B   CLASS C   FIDUCIARY CLASS
Maximum Sales Charge Imposed on Purchases
  (as a percentage of offering price)         3.00%      none      none          none
Maximum Contingent Deferred Sales Charge
  (as a percentage of original purchase
  price or redemption proceeds, as
  applicable)                                  none(2)  3.00%     1.00%          none
Redemption Fees                                none      none      none          none
Exchange Fees                                  none      none      none          none

ANNUAL OPERATING EXPENSES (3) (as a
  percentage of average daily net assets)
Investment Advisory Fees (after fee
  waiver) (4)                                  .40%      .40%      .40%          .40%
12b-1 Fees (after fee waiver) (5)              .25%      .75%      .75%          none
Other Expenses                                 .22%      .22%      .22%          .22%
Total Fund Operating Expenses (after fee
  waiver) (6)                                  .87%     1.37%     1.37%          .62%

(1) If you buy or sell shares through a Shareholder Servicing Agent, you may be charged separate transaction fees by the Shareholder Servicing Agent. In addition, a $7.00 charge is deducted from redemption amounts paid by wire.
(2) Except for purchases of $1 million or more. Please see "Sales Charges."
(3) Expense information has been restated to reflect current fees.
(4) Without the fee waiver, Investment Advisory Fees would be .60% for all classes of shares.
(5) Due to 12b-1 fees, long-term Class A, Class B and Class C shareholders may pay more than the equivalent of the maximum front-end sales charges permitted by the rules of the National Association of Securities Dealers. Without the voluntary waiver of fees, 12b-1 fees would be .35% for Class A shares and 1.00% for Class B and Class C shares.
(6) Without the voluntary reduction of Investment Advisory and 12b-1 fees, Total Operating Expenses would be 1.17% for Class A shares, 1.82% for Class B shares, 1.82% for Class C shares and .82% for Fiduciary Class shares.

 EXAMPLE
An investor would pay the following expenses on a $1,000 investment in the Fund, assuming: (1) payment of the maximum sales charge; (2) 5% annual return; and (3) redemption at the end of each time period.

                                               1 YEAR     3 YEARS     5 YEARS     10 YEARS
Class A                                         $ 39       $  57       $  77        $134
Class A (without fee waivers)                   $ 42       $  66       $  92        $168
Class B                                         $ 44       $  63       $  75        $138
Class B (without fee waivers)                   $ 48       $  77       $  99        $181
Class C                                         $ 24       $  43       $  75        $165
Class C (without fee waivers)                   $ 28       $  57       $  99        $214
Fiduciary Class                                 $  6       $  20       $  35        $ 77
Fiduciary Class (without fee waiver)            $  8       $  26       $  46        $101

Assuming no redemption at the end of each time period, the dollar amounts in the above example would be as follows:

                                               1 YEAR     3 YEARS     5 YEARS     10 YEARS
Class A                                         $ 39       $  57       $  77        $134
Class A (without fee waivers)                   $ 42       $  66       $  92        $168
Class B                                         $ 14       $  43       $  75        $138
Class B (without fee waivers)                   $ 18       $  57       $  99        $181
Class C                                         $ 14       $  43       $  75        $165
Class C (without fee waivers)                   $ 18       $  57       $  99        $214
Fiduciary Class                                 $  6       $  20       $  35        $ 77
Fiduciary Class (without fee waiver)            $  8       $  26       $  46        $101

Class B shares automatically convert to Class A shares after six (6) years. Therefore, the "10 years" examples above reflect this conversion.

These examples are designed to assist you in understanding the various costs and expenses that may be directly or indirectly paid by investors in the Fund. THESE EXAMPLES SHOULD NOT BE CONSIDERED A REPRESENTATION OF PAST OR FUTURE EXPENSES AND ACTUAL EXPENSES MAY BE GREATER OR LESS THAN THOSE SHOWN.

THE ONE GROUP(R) LIMITED VOLATILITY BOND FUND    FINANCIAL HIGHLIGHTS


The Financial Highlights are intended to help you understand the Fund's financial performance for the past 10 years or since inception, if less than 10 years. The total returns in the table represent the rate a shareholder would have earned on an investment in the Fund (assuming reinvestment of all dividends and distributions). This information has been derived from financial statements audited by Coopers & Lybrand L.L.P., whose report, along with the Fund's financial statements, is included in the Statement of Additional Information, which is available upon request.


                                                                         YEAR ENDED JUNE 30,
                                            -----------------------------------------------------------------------------
            FIDUCIARY                  1997          1996          1995          1994          1993          1992          1991
---------------------------------------------------------------------------------------------------------------------------------
NET ASSET VALUE, BEGINNING OF
  PERIOD                            $   10.42     $   10.53     $   10.33     $   10.87     $   10.72     $   10.26    $   10.00
----------------------------------------------------------------------------------------------------------------------------------
Investment Activities
  Net investment income                  0.63          0.64          0.60          0.54          0.61          0.70         0.58
  Net realized and unrealized
    gains (losses) from
    investments and futures              0.05         (0.11)         0.19         (0.45)         0.25          0.47         0.25
----------------------------------------------------------------------------------------------------------------------------------
Total from Investment Activities         0.68          0.53          0.79          0.09          0.86          1.17         0.83
----------------------------------------------------------------------------------------------------------------------------------
Distributions
  Net investment income                 (0.63)        (0.64)        (0.59)        (0.55)        (0.62)        (0.70)       (0.57)
  In excess of net investment
    income                              --            --            --            (0.02)        --            --           --
  Net realized gains                    --            --            --            (0.06)        (0.09)        (0.01)       --
----------------------------------------------------------------------------------------------------------------------------------
Total Distributions                     (0.63)        (0.64)        (0.59)        (0.63)        (0.71)        (0.71)       (0.57)
----------------------------------------------------------------------------------------------------------------------------------
NET ASSET VALUE, END OF PERIOD      $   10.47     $   10.42     $   10.53     $   10.33     $   10.87     $   10.72    $   10.26
----------------------------------------------------------------------------------------------------------------------------------
Total Return                             6.75%         5.13%         7.96%         0.79%         8.27%        11.75%        9.76%(b)
RATIOS/SUPPLEMENTARY DATA:
  Net Assets at end of period
    (000)                            $563,979      $604,916      $410,746      $447,394      $397,820      $301,907     $154,991
  Ratio of expenses to average net
    assets                               0.51%         0.51%         0.52%         0.50%         0.56%         0.52%        0.32%(b)
  Ratio of net investment income
    to average net assets                6.06%         6.06%         5.82%         5.10%         5.70%         6.63%        7.49%(b)
  Ratio of expenses to average net
    assets*                              0.81%         0.82%         0.85%         0.85%         0.90%         1.04%        0.92%(b)
  Ratio of net investment income
    to average net assets*               5.76%         5.75%         5.49%         4.75%         5.36%         6.11%        6.89%(b)
  Portfolio Turnover(a)                 66.61%        75.20%        76.43%        30.61%        40.28%        43.87%       24.69%

* During the period certain fees were voluntarily reduced. If such voluntary fee reductions had not occurred, the ratios would have been as indicated. (a) Portfolio turnover is calculated on the basis of the Fund as a whole without distinguishing among the classes of shares issued. (b) Annualized.

                                                                                YEAR ENDED JUNE 30,
                                                         ------------------------------------------------------------------
                    CLASS A                          1997          1996          1995          1994          1993        1992(c)
---------------------------------------------------------------------------------------------------------------------------------
NET ASSET VALUE, BEGINNING OF PERIOD              $   10.41     $   10.52     $   10.32     $   10.87     $   10.72     $  10.61
----------------------------------------------------------------------------------------------------------------------------------
Investment Activities
  Net investment income                                0.61          0.63          0.56          0.52          0.59         0.24
  Net realized and unrealized gains (losses)
    from investments and futures                       0.05         (0.13)         0.21         (0.46)         0.24         0.13
----------------------------------------------------------------------------------------------------------------------------------
Total from Investment Activities                       0.66          0.50          0.77          0.06          0.83         0.37
----------------------------------------------------------------------------------------------------------------------------------
Distributions
  Net investment income                               (0.61)        (0.61)        (0.56)        (0.51)        (0.59)       (0.26)
  In excess of net investment income                  --            --            (0.01)        (0.04)        --            --
  Net realized gains                                  --            --            --            (0.06)        (0.09)        --
----------------------------------------------------------------------------------------------------------------------------------
Total Distributions                                   (0.61)        (0.61)        (0.57)        (0.61)        (0.68)       (0.26)
----------------------------------------------------------------------------------------------------------------------------------
NET ASSET VALUE, END OF PERIOD                    $   10.46     $   10.41     $   10.52     $   10.32     $   10.87    $   10.72
----------------------------------------------------------------------------------------------------------------------------------
Total Return (Excludes Sales Charge)                   6.47%         4.86%         7.67%         0.49%         8.04%        9.84%(b)
RATIOS/SUPPLEMENTARY DATA:
  Net Assets at end of period (000)                 $20,055       $21,343       $12,516       $15,216       $15,719    $     161
  Ratio of expenses to average net assets              0.76%         0.76%         0.77%         0.75%         0.76%        0.99%(b)
  Ratio of net investment income to average net
    assets                                             5.81%         5.81%         5.57%         4.92%         5.35%        5.95%(b)
  Ratio of expenses to average net assets*             1.16%         1.17%         1.20%         1.20%         1.27%        1.29%(b)
  Ratio of net investment income to average net
    assets*                                            5.41%         5.40%         5.14%         4.47%         4.84%        5.65%(b)
  Portfolio Turnover(a)                               66.61%        75.20%        76.43%        30.61%        40.28%       43.87%

* During the period certain fees were voluntarily reduced. If such voluntary fee reductions had not occurred, the ratios would have been as indicated. (a) Portfolio turnover is calculated on the basis of the Fund as a whole without distinguishing among the classes of shares issued. (b) Annualized. (c) Class A Shares commenced offering on February 18, 1992.

16

THE ONE GROUP(R) LIMITED VOLATILITY BOND FUND    FINANCIAL HIGHLIGHTS

                                                                                          YEAR ENDED JUNE 30,
                                                                          ---------------------------------------------------
                              CLASS B                                   1997             1996             1995          1994(a)
---------------------------------------------------------------------------------------------------------------------------------
NET ASSET VALUE, BEGINNING OF PERIOD                                  $  10.49         $  10.60         $  10.40       $  10.78
----------------------------------------------------------------------------------------------------------------------------------
Investment Activities
  Net investment income                                                   0.55             0.55             0.53           0.17
  Net realized and unrealized gains (losses) from investments and
    futures                                                               0.04            (0.10)            0.19          (0.37)
----------------------------------------------------------------------------------------------------------------------------------
Total from Investment Activities                                          0.59             0.45             0.72          (0.20)
----------------------------------------------------------------------------------------------------------------------------------
Distributions
  Net investment income                                                  (0.55)           (0.56)           (0.52)         (0.15)
  In excess of net realized gains                                        --               --               --             (0.03)
----------------------------------------------------------------------------------------------------------------------------------
Total Distributions                                                      (0.55)           (0.56)           (0.52)         (0.18)
----------------------------------------------------------------------------------------------------------------------------------
NET ASSET VALUE, END OF PERIOD                                        $  10.53         $  10.49         $  10.60       $  10.40
----------------------------------------------------------------------------------------------------------------------------------
Total Return (Excludes Sales Charge)                                      5.74%            4.28%            7.18%         (1.81)%(b)
RATIOS/SUPPLEMENTARY DATA:
  Net Assets at end of period (000)                                     $4,920           $4,923           $2,906         $1,974
  Ratio of expenses to average net assets                                 1.20%            1.26%            1.28%          1.26%(c)
  Ratio of net investment income to average net assets                    5.21%            5.31%            5.10%          4.39%(c)
  Ratio of expenses to average net assets*                                1.81%            1.82%            1.86%          1.86%(c)
  Ratio of net investment income to average net assets*                   4.60%            4.75%            4.52%          3.79%(c)
  Portfolio Turnover(d)                                                  66.61%           75.20%           76.43%         30.61%

* During the period certain fees were voluntarily reduced. If such voluntary fee reductions had not occurred, the ratios would have been as indicated. (a) Class B Shares commenced offering on January 14,
  1994. (b) Not annualized. (c) Annualized. (d) Portfolio turnover is calculated on the basis of the Fund as a whole without distinguishing among the classes of shares issued.

                                                                           17
THE ONE GROUP(R)
TREASURY & AGENCY FUND
[ICON] INVESTMENT OBJECTIVE
The Fund seeks a high level of current income by investing in U.S. Treasury and other U.S. Agency obligations with a primary, but not exclusive, focus on issues that produce income exempt from state income taxes.

[ICON] INVESTMENT STRATEGY
The Fund invests in U.S. Treasury and other U.S. Agency obligations including fixed-income securities and mortgage-related securities. Normally, the Fund's average weighted maturity will range between two and five years.

[ICON] PORTFOLIO SECURITIES
The Fund normally invests at least 65% of its total assets in U.S. Treasury bills, notes and other obligations issued or guaranteed by the U.S. Treasury ("Treasury Obligations") and securities issued or guaranteed by U.S. Government agencies and instrumentalities. Treasury Obligations may include Separately Traded Registered Interest and Principal Securities ("STRIPS"), Coupon Under Book Entry Safekeeping ("CUBES"), and securities of other government-only investment companies, including other funds of The One Group. The Fund also may invest in government mortgage-backed securities and government adjustable rate mortgage loans ("ARMs"), as well as engage in securities lending. For a list of all the securities in which the Fund may invest, please read "Investment Practices."

[ICON] RISK CONSIDERATIONS
The Fund invests in fixed-income securities. The value of these securities will change in response to interest rate changes and other factors. Before you invest, please read "More About the Funds" and "Investment Risks."

[ICON] FUND MANAGEMENT
Scott Grimshaw has been a manager of the Fund since 1996. Mr. Grimshaw is also head of Derivatives Research for Banc One Investment Advisors and Manager of the fixed income portion of the Asset Allocation Fund, having served in that position since November 1994. Mr. Grimshaw served as the Senior Investment Officer in the Quantitative and Analysis Group for BANC ONE CORPORATION prior to his current position. Mr. Grimshaw has been employed by BANC ONE CORPORATION or its affiliates since 1988.

 SHAREHOLDER EXPENSES

   SHAREHOLDER TRANSACTION EXPENSES (1)      CLASS A   CLASS B   CLASS C   FIDUCIARY CLASS
Maximum Sales Charge Imposed on Purchases
  (as a percentage of offering price)         3.00%      none      none          none
Maximum Contingent Deferred Sales Charge
  (as a percentage of original purchase
  price or redemption proceeds, as
  applicable)                                  none(2)  3.00%     1.00%          none
Redemption Fees                                none      none      none          none
Exchange Fees                                  none      none      none          none

ANNUAL OPERATING EXPENSES (3) (as a
  percentage of average daily net assets)
Investment Advisory Fees (after fee
  waiver) (4)                                  .20%      .20%      .20%          .20%
12b-1 Fees (after fee waiver) (5)              .25%      .75%      .75%          none
Other Expenses (6)                             .25%      .25%      .25%          .25%
Total Fund Operating Expenses (after fee
  waiver) (7)                                  .70%     1.20%     1.20%          .45%

(1) If you buy or sell shares through a Shareholder Servicing Agent, you may be charged separate transaction fees by the Shareholder Servicing Agent. In addition, a $7.00 charge is deducted from redemption amounts paid by wire.
(2) Except for purchases of $1 million or more. Please see "Sales Charges."
(3) Expense information has been restated to reflect current fees.
(4) Without the fee waiver, Investment Advisory Fees would be .40% for all classes of shares.
(5) Due to 12b-1 fees, long-term Class A, Class B and Class C shareholders may pay more than the equivalent of the maximum front-end sales charges permitted by the rules of the National Association of Securities Dealers. Without the voluntary waiver of fees, 12b-1 fees would be .35% for Class A shares and 1.00% for Class B and Class C shares.
(6) Without the voluntary reduction, Other Expenses would be .36% for all classes of shares.
(7) Without the voluntary reduction of fees, Total Operating Expenses would be 1.11% for Class A shares, 1.76% for Class B shares, 1.76% for Class C shares and .76% for Fiduciary Class shares.













 EXAMPLE
An investor would pay the following expenses on a $1,000 investment in the Fund, assuming: (1) payment of the maximum sales charge; (2) 5% annual return; and (3) redemption at the end of each time period.

                                               1 YEAR     3 YEARS     5 YEARS     10 YEARS
Class A                                         $ 37       $  52       $  68        $114
Class A (without fee waivers)                   $ 41       $  64       $  89        $161
Class B                                         $ 42       $  58       $  66        $119
Class B (without fee waivers)                   $ 48       $  75       $  95        $174
Class C                                         $ 22       $  38       $  66        $145
Class C (without fee waivers)                   $ 28       $  55       $  95        $207
Fiduciary Class                                 $  5       $  14       $  25        $ 57
Fiduciary Class (without fee waivers)           $  8       $  24       $  42        $ 94

Assuming no redemption at the end of each time period, the dollar amounts in the above example would be as follows:

                                               1 YEAR     3 YEARS     5 YEARS     10 YEARS
Class A                                         $ 37       $  52       $  68        $114
Class A (without fee waivers)                   $ 41       $  64       $  89        $161
Class B                                         $ 12       $  38       $  66        $119
Class B (without fee waivers)                   $ 18       $  55       $  95        $174
Class C                                         $ 12       $  38       $  66        $145
Class C (without fee waivers)                   $ 18       $  55       $  95        $207
Fiduciary Class                                 $  5       $  14       $  25        $ 57
Fiduciary Class (without fee waivers)           $  8       $  24       $  42        $ 94

Class B shares automatically convert to Class A shares after six (6) years. Therefore, the "10 years" examples above reflect this conversion.

These examples are designed to assist you in understanding the various costs and expenses that may be directly or indirectly paid by investors in the Fund. THESE EXAMPLES SHOULD NOT BE CONSIDERED A REPRESENTATION OF PAST OR FUTURE EXPENSES AND ACTUAL EXPENSES MAY BE GREATER OR LESS THAN THOSE SHOWN.

18

THE ONE GROUP(R) TREASURY & AGENCY FUND    FINANCIAL HIGHLIGHTS


The Financial Highlights are intended to help you understand the Fund's financial performance for the past 10 years or since inception, if less than 10 years. The total returns in the table represent the rate a shareholder would have earned on an investment in the Fund (assuming reinvestment of all dividends and distributions). This information has been derived from financial statements audited by Coopers & Lybrand L.L.P., whose report, along with the Fund's financial statements, is included in the Statement of Additional Information, which is available upon request.


                                                                                                                 JANUARY 20, 1997
                                                                                                                     THROUGH
                                                   FIDUCIARY                                                     JUNE 30, 1997(a)
---------------------------------------------------------------------------------------------------------------------------------

NET ASSET VALUE, BEGINNING OF PERIOD                                                                                $    10.00
---------------------------------------------------------------------------------------------------------------------------------
Investment Activities
  Net investment income                                                                                                   0.28
  Net realized and unrealized gains (losses) from investments and futures                                                (0.01)
---------------------------------------------------------------------------------------------------------------------------------

Total from Investment Activities                                                                                          0.27
---------------------------------------------------------------------------------------------------------------------------------
Distributions
Net investment income                                                                                                    (0.28)
---------------------------------------------------------------------------------------------------------------------------------
NET ASSET VALUE, END OF PERIOD                                                                                      $     9.99
---------------------------------------------------------------------------------------------------------------------------------
Total Return (Excludes Sales Charge)(b)                                                                                   2.78%
RATIOS/SUPPLEMENTARY DATA:
  Net Assets at end of period (000)                                                                                 $  110,084
  Ratio of expenses to average net assets(c)                                                                              0.45%
  Ratio of net investment income to average net assets(c)                                                                 6.44%
  Ratio of expenses to average net assets*(c)                                                                             0.78%
  Ratio of net investment income to average net assets*(c)                                                                6.11%
  Portfolio Turnover (d)                                                                                                 54.44%

* During the period certain fees were voluntarily reduced. If such voluntary fee reductions had not occurred, the ratios would have been as indicated. (a) Period from commencement of operations. (b) Not annualized. (c) Annualized. (d) Portfolio turnover is calculated on the basis of the Fund as a whole without distinguishing among the classes of shares issued.

                                                                                                                 JANUARY 20, 1997
                                                                                                                     THROUGH
                                                    CLASS A                                                      JUNE 30, 1997(a)
---------------------------------------------------------------------------------------------------------------------------------

NET ASSET VALUE, BEGINNING OF PERIOD                                                                                $    10.00
---------------------------------------------------------------------------------------------------------------------------------
Investment Activities
  Net investment income                                                                                                   0.29
  Net realized and unrealized gains (losses) from investments and futures                                                (0.02)
---------------------------------------------------------------------------------------------------------------------------------

Total from Investment Activities                                                                                          0.27
---------------------------------------------------------------------------------------------------------------------------------
Distributions
Net investment income                                                                                                    (0.29)
---------------------------------------------------------------------------------------------------------------------------------
NET ASSET VALUE, END OF PERIOD                                                                                      $     9.98
---------------------------------------------------------------------------------------------------------------------------------
Total Return (Excludes Sales Charge)(b)                                                                                   2.78%
RATIOS/SUPPLEMENTARY DATA:
  Net Assets at end of period (000)                                                                                 $       94
  Ratio of expenses to average net assets(c)                                                                              0.71%
  Ratio of net investment income to average net assets(c)                                                                 6.47%
  Ratio of expenses to average net assets*(c)                                                                             1.15%
  Ratio of net investment income to average net assets*(c)                                                                6.03%
  Portfolio Turnover(d)                                                                                                  54.44%

* During the period certain fees were voluntarily reduced. If such voluntary fee reductions had not occurred, the ratios would have been as indicated. (a) Period from commencement of operations. (b) Not annualized. (c) Annualized. (d) Portfolio turnover is calculated on the basis of the Fund as a whole without distinguishing among the classes of shares issued.

THE ONE GROUP(R) TREASURY & AGENCY FUND    FINANCIAL HIGHLIGHTS

                                                                                                                 JANUARY 20, 1997
                                                                                                                     THROUGH
                                                    CLASS B                                                      JUNE 30, 1997(a)
---------------------------------------------------------------------------------------------------------------------------------

NET ASSET VALUE, BEGINNING OF PERIOD                                                                                $    10.00
---------------------------------------------------------------------------------------------------------------------------------
Investment Activities
  Net investment income                                                                                                   0.26
  Net realized and unrealized gains (losses) from investments and futures                                                (0.01)
---------------------------------------------------------------------------------------------------------------------------------

Total from Investment Activities                                                                                          0.25
---------------------------------------------------------------------------------------------------------------------------------
Distributions
Net investment income                                                                                                    (0.26)
---------------------------------------------------------------------------------------------------------------------------------
NET ASSET VALUE, END OF PERIOD                                                                                      $     9.99
---------------------------------------------------------------------------------------------------------------------------------
Total Return (Excludes Sales Charge) (b)                                                                                  2.58%
RATIOS/SUPPLEMENTARY DATA:
  Net Assets at end of period (000)                                                                                  $      80
  Ratio of expenses to average net assets (c)                                                                             1.23%
  Ratio of net investment income to average net assets (c)                                                                6.30%
  Ratio of expenses to average net assets* (c)                                                                            1.81%
  Ratio of net investment income to average net assets* (c)                                                               5.72%
  Portfolio Turnover (d)                                                                                                 54.44%

* During the period certain fees were voluntarily reduced. If such voluntary fee reductions had not occurred, the ratios would have been as indicated. (a) Period from commencement of operations. (b) Not annualized. (c) Annualized. (d) Portfolio turnover is calculated on the basis of the Fund as a whole without distinguishing among the classes of shares issued.

                              MORE ABOUT THE FUNDS

20


WHEN THE PROSPECTUS REFERS TO "BONDS," WHAT TYPES OF INVESTMENTS ARE INCLUDED?



"Bonds" include debt instruments issued by the U.S. Treasury, U.S. Government agencies, corporations, municipalities and foreign entities, mortgage-related securities, asset-backed securities, stripped government securities and zero coupon obligations.


PORTFOLIO QUALITY
----------------------------------------------------

The Funds only purchase securities that meet the following criteria.

DEBT SECURITIES

- The Limited Volatility Bond Fund, the Government Bond Fund and the Treasury & Agency Fund may invest in debt securities rated in any of the three highest investment grade rating categories.

- The Ultra Short-Term Income Fund and the Intermediate Bond Fund may invest in debt securities rated in any of the four investment grade rating categories.

- The Income Bond Fund may purchase securities in ANY rating category. Please read "Special Risk Considerations" and "High Yield/Junk Bonds" for more information about the Income Bond Fund.

PREFERRED STOCK

- The Ultra Short-Term Income Fund and the Intermediate Bond Fund may only invest in preferred stock rated in one of the four highest rating categories.

- Preferred stock purchased by the Limited Volatility Bond Fund must be rated in one of the three highest rating categories.

- The Income Bond Fund may invest in preferred stock in ANY rating category.

MUNICIPAL SECURITIES

- The Intermediate Bond Fund and the Ultra Short-Term Income Fund may only invest in municipal bonds rated in one of the four highest rating categories.

- Municipal bonds purchased by the Limited Volatility Bond Fund must be rated in one of the three highest rating categories.

- The Intermediate Bond Fund and the Ultra Short-Term Income Fund may only invest in other municipal securities, such as tax-exempt commercial paper, notes and variable rate demand obligations that are rated in the highest or second highest rating categories. The Limited Volatility Bond Fund may invest in such securities only if they are rated in the highest rating category.


- The Income Bond Fund may invest in municipal securities rated in ANY category.


If the securities are unrated, Banc One Investment Advisors must determine that they are of comparable quality to rated securities. Banc One Investment Advisors will look at a security's rating at the time of investment. For more information about ratings, please see "Description of Ratings" in the Appendix.

ILLIQUID INVESTMENTS
----------------------------------------------------

Each Fund may invest up to 15% of its net assets in illiquid investments. A security is illiquid if it cannot be sold at approximately the value assessed by the Fund within seven (7) days. Banc One Investment Advisors will follow guidelines adopted by The One Group Board of Trustees in determining whether an investment is illiquid.

SPECIAL RISK
CONSIDERATIONS
----------------------------------------------------


FIXED INCOME SECURITIES: Investments in fixed income securities (for example, bonds) will increase or decrease in value based on changes in interest rates. If rates increase, the value of a Fund's investments generally declines. On the other hand, if rates fall, the value of the investments generally increases. The value of your investment in a Fund will increase and decrease as the value of a Fund's investments increase and decrease. While securities with longer duration and maturities tend to produce higher yields, they also are subject to greater fluctuations in value when interest rates change. Usually, changes in the value of fixed income securities will not affect cash income generated, but may affect the value of your investment.


DERIVATIVES: Some of the Funds invest in securities that are considered to be derivatives. These securities may be more volatile than other investments. These include:

- options, futures contracts, and options on futures contracts

- mortgage-backed securities, including collateralized mortgage obligations and Real Estate Mortgage Investment Conduits (CMOs and REMICs) and stripped mortgage-backed securities (IOs and POs)

- asset-backed securities

- swap, cap and floor transactions

- new financial products

- structured instruments

- inverse floating rate instruments

Derivatives may be riskier than traditional investments.

LOWER RATED SECURITIES: The Intermediate Bond Fund, the Ultra Short-Term Income Fund and the Income Bond Fund may invest in debt securities rated in the lowest investment grade category. Securities in this rating category are considered to have speculative characteristics. Changes in economic conditions or other circumstances may have a greater effect on the ability of issuers of these securities to make principal and interest payments than they do on issuers of higher grade securities.

HIGH YIELD/JUNK BONDS: The Income Bond Fund may invest in debt securities rated below investment grade. These securities are regarded as predominately speculative. Lower rated securities generally provide a higher yield than higher rated debt securities of similar maturity, but are subject to a greater degree of risk that the issuer may not be able to make principal and interest payments. Issuers of these securities may not be as strong financially as those issuing higher rated securities. Such high yield issuers may include smaller, less creditworthy companies or highly indebted firms.

The market value of high yield securities may fluctuate more than the market value of higher rated securities, since high yield securities tend to reflect short-term corporate and market developments to a greater extent than higher rated securities. Thus, periods of economic uncertainty and change can result in the increased volatility of market prices of high yield bonds and of the investment company's net asset value. Additional risks of high yield securities include limited liquidity and secondary market support. As a result, the prices of high yield securities may decline rapidly in the event that a significant number of holders decide to sell. Issuers of high yield securities also are more vulnerable to real or perceived economic changes, political changes or adverse developments specific to the issuer. A projection of an economic downturn, for example, could cause the price of these securities to decline because a recession could lessen the ability of a highly leveraged company to make principal and interest payments on its debt securities. In the event of a default, the Income Bond Fund would experience a decrease in income and a decline in the market value of its investments. In addition, a long-term track record on bond default rates, such as that for investment grade corporate bonds, does not exist for the high yield market. It may be that future default rates on high-yield bonds will be more widespread and higher than in the past, especially during periods of deteriorating economic conditions.

Finally, the market prices of debt securities generally fluctuate with changes in interest rates so that the Income Bond Fund's net asset value can be expected to decrease as long-term interest rates rise and to increase as long-term rates fall. The market prices of high yield securities structured as zero coupon or pay-in-kind securities are generally affected to a greater extent by interest rate changes and tend to be more volatile than securities which pay interest periodically.

Credit quality in the high yield bond market can change suddenly and unexpectedly, and even recently-issued credit ratings may not fully reflect the actual risks posed by a particular high-yield security. For these reasons, the Income Bond Fund will not rely solely on ratings issued by established credit rating agencies, but will use such ratings in conjunction with Banc One Investment Advisors' independent and ongoing review of credit quality.

Because investments in lower rated securities involve greater investment risk, achievement of the Income Bond Fund's investment objectives may be more dependent on Banc One Advisor's credit analysis than would be the case if the Income Bond Fund were investing in higher rated securities. The Income Bond Fund may seek to hedge investments through transactions in options, futures contracts and related options. The Income Bond Fund also may use swap agreements to further manage exposure to lower rated securities.

                     HOW TO DO BUSINESS WITH THE ONE GROUP

22

PURCHASING
FUND SHARES
----------------------------------------------------

WHERE CAN I BUY SHARES?

You may purchase Fund shares from the following sources:

- The One Group Services Company, and

- Shareholder Servicing Agents. These include investment advisors, brokers, financial planners, banks, insurance companies, retirement or 401(k) plan sponsors, or other intermediaries. Shares purchased this way will be held for you by the Shareholder Servicing Agent.

WHEN CAN I BUY SHARES?

- Purchases may be made on any business day. This includes any day that the Funds are open for business, other than weekends and the following holidays:
  New Year's Day, Martin Luther King, Jr. Day, Presidents' Day, Good Friday, Memorial Day, Independence Day, Labor Day, Thanksgiving, and Christmas.

- Purchase requests received by The One Group Services Company before 4 p.m. Eastern Standard Time ("EST"), will be effective that day.

- Purchase orders may be canceled by the Fund's Custodian, State Street Bank and Trust Company, if it does not receive "federal funds" by 4:00 p.m. EST (i) on the business day after the order is placed if you are buying Fiduciary Class shares, and (ii) on the third business day if you are purchasing Class A, Class B or Class C shares.

- If your shares are held by a Shareholder Servicing Agent, it is the responsibility of the Shareholder Servicing Agent to send your purchase or redemption order to the Fund. Your Shareholder Servicing Agent may have an earlier cut-off time for purchase and redemption requests.

- The One Group Services Company can reject a purchase order if it does not think that it is in the best interests of a Fund and/or its shareholders to accept the order.

- Shares are electronically recorded. Therefore, certificates will not be issued.

WHAT KIND OF SHARES CAN I BUY?

The One Group offers the following classes of shares:

- Class A, Class B and Class C shares are available to the general public.

- Fiduciary Class shares are available to institutional investors and any organization authorized to act in a fiduciary, advisory, custodial or agency capacity. We will refer to these entities as "Intermediaries."

- If you intend to hold your shares six or more years, Class B shares may be appropriate for you. If you intend to hold your shares for less than six years, you may want to consider Class A or Class C shares.


The One Group Fund Direct IRA. The One Group offers a retirement plan and, in 1998, will offer an education plan. These plans allow participants to defer taxes while their retirement and education savings grow. The education IRA requires a minimum investment of $500. Call The One Group Services Company at 1-800-480-4111 for an Adoption Agreement.


HOW MUCH DO SHARES COST?

- Shares are sold at net asset value ("NAV") plus a sales charge, if any.

- Each class of shares in each Fund has a different NAV. This is primarily because each class has different distribution expenses.

- NAV per share is calculated by dividing the total market value of a Fund's investments and other assets allocable to a class (minus class expenses) by the number of outstanding shares in that class.

- A Fund's NAV changes every day. NAV is calculated each business day at 4:00 p.m. EST.

HOW DO I OPEN AN ACCOUNT?

1. Read the prospectus carefully, and select the Fund or Funds most appropriate for you.

2. Decide how much you want to invest.

   - The minimum initial investment for all Funds except the Treasury & Agency Fund is $1,000 ($100 for employees of BANC ONE CORPORATION and its affiliates). The minimum initial investment for the Treasury & Agency Fund is $50,000.

   - Subsequent investments for all Funds except the Treasury & Agency Fund must be at least $100 ($25 for employees of BANC ONE CORPORATION and its affiliates). Subsequent investments for the Treasury & Agency Fund must be at least $1,000.

   - You may purchase no more than $250,000 of Class B shares at one time.

   - The One Group Services Company may waive these minimums.

3. Complete the Account Application Form. Be sure to sign up for all of the Account privileges that you plan to take advantage of. Doing so now means that you will not have to complete additional paperwork later.

4. Send the completed application and a personal check (unless you choose to pay by wire or bank transfer) payable to "The One Group" to:

   State Street Bank and Trust Company
   c/o The One Group
   P.O. Box 8500
   Boston, MA 02266-8500

   Contributions to Fund Direct IRAs should be made payable to "State Street Bank and Trust Company for the Benefit of (your name)."

5. All checks should be in U.S. dollars. Third party checks will not be accepted. Redemptions from a Fund will not be permitted for ten (10) calendar days if purchases are made by check or under the Systematic Investment Plan (see below).

6. If you purchase shares through a Shareholder Servicing Agent, you may be required to complete additional forms or follow additional procedures. You should contact your Shareholder Servicing Agent regarding purchases, exchanges and redemptions.

7. If you have any questions, contact your Shareholder Servicing Agent or call The One Group Services Company at 1-800-480-4111.

CAN I PURCHASE SHARES OVER THE TELEPHONE?

Yes, simply select this option on your Account Application Form and then:

- Contact your Shareholder Servicing Agent or The One Group Services Company at 1-800-480-4111 to relay your purchase instructions.

- Send a personal check made payable to "The One Group" to State Street Bank and Trust Company (see address above), to authorize a bank transfer or initiate a wire transfer.

- The One Group uses reasonable procedures to confirm that instructions given by telephone are genuine. These procedures include recording telephone instructions and asking for personal identification. If these procedures are followed, The One Group will not be responsible for any loss, liability, cost or expense of acting upon unauthorized or fraudulent instructions; you bear the risk of loss.


- You may revoke your right to make purchases over the telephone by sending a letter to:


  State Street Bank and Trust Company
  c/o The One Group
  P.O. Box 8500
  Boston, MA 02266-8500

CAN I AUTOMATICALLY INVEST ON A
SYSTEMATIC BASIS?

Yes, except for The Treasury & Agency Fund. After your Account is established, you may purchase additional Class A, Class B and Class C shares by making automatic monthly investments from your bank account. The minimum initial investment is still $1,000, but minimum automatic additions are only $25. The One Group Services Company may waive these minimums. To establish a Systematic Investment Plan:

- Select the "Systematic Investment Plan" option on the Account Application
  Form.

- Provide the necessary information about the bank account from which your investments will be made.

- Shares purchased under a Systematic Investment Plan may not be redeemed for ten (10) calendar days.

- The One Group currently does not charge for this service, but may impose a charge in the future. However, your bank may impose a charge for debiting your bank account.


- You may revoke your right to make systematic investments by sending a letter to:


  State Street Bank and Trust Company
  c/o The One Group
  P.O. Box 8500
  Boston, MA 02266-8500

CONVERSION FEATURE

- Your Class B shares automatically convert to Class A shares. Class B shares of the Intermediate Bond Fund, the Income Bond Fund, and the Government Bond Fund automatically convert to Class A shares after eight years.

- Class B shares of the Ultra Short-Term Income Fund, the Limited Volatility Bond Fund, and the Treasury & Agency Fund automatically convert to Class A shares after six years.

- Conversion periods are measured from the end of the month in which the Class B shares were purchased.


- After conversion, your shares will be subject to the lower distribution and shareholder servicing fees charged on Class A shares.


- You will not be assessed any sales charges or fees for conversion of shares, nor will you be subject to any tax.

- Because the share price of the Class A shares may be higher than that of the Class B shares at the time of conversion, you may receive fewer Class A shares; however, the dollar value will be the same.

- If you have exchanged Class B shares of one Fund for Class B shares of another, the time you held the shares in each Fund will be added together for purposes of calculating the six and eight year time periods.

SALES CHARGES
----------------------------------------------------


The One Group Services Company compensates Shareholder Servicing Agents who sell shares of The One Group. Compensation comes from: sales charges, 12b-1 fees and payments by The One Group Services Company from its own resources. The One Group Services Company, at its own expense, also will provide promotional incentives in the form of travel expenses, lodging and bonuses to licensed individuals who sell shares of the Funds, as well as vacation trips, (including lodging at luxury resorts), tickets to entertainment events, and merchandise.

24

 CLASS A SHARES

If you buy Class A shares of THE LIMITED VOLATILITY BOND FUND, THE ULTRA SHORT-TERM INCOME FUND and THE TREASURY & AGENCY FUND, the following table shows the amount of sales charge and the commissions paid to Shareholder Servicing Agents.

                       SALES CHARGE AS A %
                         OF THE OFFERING       SALES CHARGE AS A %     COMMISSION AS A %
AMOUNT OF PURCHASE            PRICE            OF YOUR INVESTMENT      OF OFFERING PRICE
Less than $100,000            3.00%                   3.09%                  2.70%
$100,000-$249,999             2.50%                   2.56%                  2.18%
$250,000-$499,999             2.00%                   2.04%                  1.64%
$500,000-$999,999             1.50%                   1.52%                  1.20%
$1,000,000*                   0.00%                   0.00%                  0.00%

If you buy Class A shares of THE INTERMEDIATE BOND FUND, THE INCOME BOND FUND, and THE GOVERNMENT BOND FUND, the following table shows the amount of sales charge and the commissions paid to Shareholder Servicing Agents.

                       SALES CHARGE AS A %
                         OF THE OFFERING       SALES CHARGE AS A %     COMMISSION AS A %
AMOUNT OF PURCHASE            PRICE            OF YOUR INVESTMENT      OF OFFERING PRICE
Less than $100,000            4.50%                   4.71%                  4.05%
$100,000-$249,999             3.50%                   3.63%                  3.05%
$250,000-$499,999             2.50%                   2.56%                  2.05%
$500,000-$999,999             2.00%                   2.04%                  1.60%
$1,000,000*                   0.00%                   0.00%                  0.00%

* If you purchase $1 million or more of Class A shares and are not assessed a sales charge at the time of purchase, you will be charged the equivalent of 1% of the purchase price if you redeem any or all of the Class A shares within one year of purchase.

 CLASS B SHARES

Class B shares are offered at NAV, without any up-front sales charges. However, if you redeem Class B shares of the INTERMEDIATE BOND FUND, THE INCOME BOND FUND OR THE GOVERNMENT BOND FUND before the sixth anniversary of purchase, you will be assessed a Contingent Deferred Sales Charge ("CDSC") according to the following schedule:

                          CDSC AS A % OF DOLLAR
YEARS SINCE PURCHASE     AMOUNT SUBJECT TO CHARGE
         0-1                       5.00%
         1-2                       4.00%
         2-3                       3.00%
         3-4                       3.00%
         4-5                       2.00%
         5-6                       1.00%
     more than 6                    None

Or if you redeem Class B shares of the ULTRA SHORT-TERM INCOME FUND, THE LIMITED VOLATILITY BOND FUND OR THE TREASURY & AGENCY FUND prior to the fourth anniversary of purchase, you will be assessed a CDSC according to the following schedule:

                          CDSC AS A % OF DOLLAR
YEARS SINCE PURCHASE     AMOUNT SUBJECT TO CHARGE
         0-1                       3.00%
         1-2                       3.00%
         2-3                       2.00%
         3-4                       1.00%
     more than 4                    None

The One Group Services Company pays a commission of 4.00% of the original purchase to Shareholder Servicing Agents who sell Class B shares of the Intermediate Bond Fund, the Income Bond Fund and the Government Bond Fund. Shareholder Servicing Agents who sell Class B shares of the Ultra Short-Term Income Fund, the Limited Volatility Bond Fund and the Treasury & Agency Fund receive a commission of 2.75% from The One Group Services Company.

 CLASS C SHARES

Class C shares are offered at NAV, without any up-front sales charge. However, if you redeem your shares within one year of the purchase date, you will be assessed a CDSC as follows:

                          CDSC AS A % OF DOLLAR
YEARS SINCE PURCHASE     AMOUNT SUBJECT TO CHARGE
         0-1                       1.00%
  After first year                  None

Shareholder Servicing Agents selling Class C shares receive a commission of 1.00% of the original purchase price from The One Group Services Company.

How the CDSC is Calculated

- The Fund assumes that all purchases made in a given month were made on the first day of the month.

- The CDSC is based on the current market value or the original cost of the shares, whichever is less.

- A sales charge is not imposed on increases in NAV above the initial purchase price, nor is a sales charge assessed on shares acquired through reinvestment of dividends or capital gains distributions.

- To keep your CDSC as low as possible, the Fund first will redeem any shares in your account that carry no CDSC, starting with Class A shares. After that, the Fund will redeem the shares you have held for the longest time and thus have the lowest CDSC.

26

12B-1 FEES

12b-1 fees are paid by The One Group to The One Group Services Company as compensation for its services and expenses. The One Group Services Company in turn pays all or part of the 12b-1 fee to Shareholder Servicing Agents that sell shares of The One Group.

- The 12b-1 fees vary by share class as follows:

   1. Class A shares pay a 12b-1 fee of .35% of the average daily net assets of the Fund, which is currently being waived to .25%.

   2. Class B and Class C shares pay a 12b-1 fee of 1.00% of the average daily net assets of the Fund, which is currently being waived to .90% for the Intermediate Bond Fund, the Income Bond Fund, and the Government Bond Fund and to .75% for the Limited Volatility Bond Fund, the Ultra Short-Term Income Fund, and the Treasury & Agency Fund. This will cause expenses for Class B and Class C shares to be higher and dividends to be lower than for Class A shares.

   3. There are no 12b-1 fees for Fiduciary Class shares.

- 12b-1 fees, together with the CDSC, help The One Group Services Company sell Class B and Class C shares without an "up-front" sales charge by defraying the costs of advancing brokerage commissions and other expenses paid to Shareholder Servicing Agents.

- The One Group Services Company may use up to .25% of the fees for shareholder servicing and up to .75% for distribution. During the last fiscal year, The One Group Services Company received 12b-1 fees totaling .25% of the average daily net assets of the Class A shares of the Funds. In addition, The One Group Services Company received 12b-1 fees totaling .90% of the average daily net assets of the Class B shares of the Intermediate Bond Fund, the Income Bond Fund, and the Government Bond Fund, and .75% for Class B shares of the Limited Volatility Bond Fund, the Ultra Short-Term Income Fund, and the Treasury & Agency Fund.

- The One Group Services Company may pay
   12b-1 fees to its affiliates and to Banc One Investment Advisors and its affiliates (or any sub-advisor) for brokerage and other agency transactions.

SALES CHARGE
REDUCTIONS
AND WAIVERS
----------------------------------------------------

REDUCING YOUR CLASS A SALES CHARGES

There are several ways you can reduce the sales charges you pay on Class A shares:

1. Right of Accumulation: You may add the market value of any Class A, Class B or Class C shares of a Fund (except a money market fund) that you (and your spouse and minor children) already own to the amount of your next Class A purchase for purposes of calculating the sales charge. An Intermediary also may take advantage of this option.

2. Letter of Intent: With an initial investment of $2,000, you may purchase Class A shares of one or more Funds over the next 13 months and pay the same sales charge that you would have paid if all shares were purchased at once. A percentage of your investment will be held in escrow until the full amount covered by the Letter of Intent has been invested.

To take advantage of the accumulation privilege or letter of intent, complete the appropriate section of your fund application, or contact your Shareholder Servicing Agent. To determine if you are eligible for the accumulation privilege, contact The One Group Services Company at 1-800-480-4111. These programs may be terminated or amended at any time.

WAIVER OF THE CLASS A SALES CHARGE

No sales charge is imposed on Class A shares of the Funds if the shares were:

1. Bought with the reinvestment of dividends and capital gains distributions.

2. Acquired in exchange for other Fund shares if a comparable sales charge has been paid for the exchanged shares.

3. Bought by officers, directors or trustees, retirees and employees (and their spouses and immediate family members) of:

   - The One Group.

   - BANC ONE CORPORATION and its subsidiaries and affiliates.

   - The One Group Services Company and its subsidiaries and affiliates.

   - State Street Bank and Trust Company and its subsidiaries and affiliates.

   - Broker/dealers who have entered into dealer agreements with The One Group and their subsidiaries and affiliates.

   - An investment sub-advisor of a fund of The One Group and such sub-advisor's subsidiaries and affiliates.

4. Bought by:

   - Affiliates of BANC ONE CORPORATION and certain accounts (other than IRA Accounts) for which an Intermediary acts in a fiduciary, advisory, agency, custodial or similar capacity.

   - Accounts as to which a bank or broker-dealer charges an asset allocation fee, provided the bank or broker-dealer has an agreement with The One Group Services Company.

   - Retirement and deferred compensation plans and trusts used to fund those plans, including, but not limited to, those defined in sections 401(a), 403(b) or 457 of the Internal Revenue Code and "rabbi trusts."

   - Shareholder Servicing Agents who have a dealer arrangement with The One Group Services Company, who place trades for their own accounts or for the accounts of their clients and who charge a management, consulting or other fee for their services, as well as clients of such Shareholder Servicing Agents who place trades for their own accounts if the accounts are linked to the master account of such Shareholder Servicing Agent.

5. Bought with proceeds from the sale of Fiduciary Class shares of a Fund of The One Group or acquired in an exchange of Fiduciary Class shares of a Fund for Class A shares of the same Fund, but only if the purchase is made within 60 days of the sale or distribution.

6. Bought with proceeds from the sale of shares of a mutual fund (other than a fund of The One Group) for which a sales charge was paid, but only if the purchase is made within 60 days of the sale or distribution.

7. Bought in an IRA with the proceeds of a distribution from an employee benefit plan, but only if the purchase is made within 60 days of the sale or distribution and, at the time of the distribution, the employee benefit plan had plan assets invested in a Fund of The One Group.

8. Bought with assets of The One Group.

9. Bought in connection with plans of reorganizations of a Fund, such as mergers, asset acquisitions and exchange offers to which a Fund is a party.

The waivers described in (5), (6) and (7) above will not continue indefinitely and may be discontinued at any time without notice.

WAIVER OF THE CLASS B SALES CHARGE

No sales charge is imposed on redemptions of Class B shares of the Funds:

1. Provided that you withdraw no more than 10% of the account value annually.

2. If you buy the shares in connection with certain retirement plans, such as 401(k) and similar qualified plans.

3. If you are a participant or beneficiary of certain retirement plans and you die or become disabled (as defined in the Tax Code), but only if the redemption is made within one year of such death or disability.

4. That represent a minimum required distribution from an IRA Account or other qualifying retirement plan, but only if you are at least age 70 1/2.

5. Bought in connection with plans of reorganizations of a Fund, such as mergers, asset acquisitions and exchange offers to which a Fund is a party.

6. Acquired in exchange for Class B shares of other Funds of The One Group.

WAIVER OF THE CLASS C SALES CHARGE

No sales charge is imposed on redemptions of Class C shares of the Funds:

1. Provided that you withdraw no more than 10% of the account value annually.

2. If you buy the shares in connection with certain retirement plans, such as 401(k) and similar qualified plans.

3. If you are a participant or beneficiary of certain retirement plans and you die or become disabled (as defined in the Tax Code), but only if the redemption is made within one year of such death or disability.

4. That represent a minimum required distribution from an IRA Account or other qualifying retirement plan, but only if you are at least age 70 1/2.

5. Bought in connection with plans of reorganizations of a Fund, such as mergers, asset acquisitions and exchange offers to which a Fund is a party.

6. Acquired in exchange for Class C shares of other Funds of The One Group.

To take advantage of any of these sales charge waivers, you must qualify for such waiver in advance of the purchase. To see if you qualify, contact The One Group Services Company at 1-800-480-4111 or your Shareholder Servicing Agent.

28

EXCHANGING
FUND SHARES
----------------------------------------------------

WHAT ARE MY EXCHANGE PRIVILEGES?

You may make the following exchanges:

- Fiduciary Class shares of a Fund may be exchanged for Class A shares of that Fund or for Class A or Fiduciary Class shares of another Fund of The One Group.

- Class A shares of a Fund may be exchanged for Fiduciary Class shares of that Fund or for Class A or Fiduciary Class shares of another Fund of The One Group, but only if you are eligible to purchase those shares.

- Class B shares of a Fund may be exchanged for Class B shares of another Fund of The One Group.

- Class C shares of a Fund may be exchanged for Class C shares of another Fund of The One Group.

The One Group does not charge a fee for this privilege. In addition, The One Group may change the terms and conditions of your exchange privileges upon 60 days written notice.

WHEN ARE EXCHANGES PROCESSED?

Exchanges are processed the same business day they are received, provided:

- State Street Bank and Trust Company receives the request by 4:00 p.m., EST.

- You have provided The One Group with all of the information necessary to process the exchange.

- You have received a current prospectus of the Fund or Funds in which you wish to invest.

- You have contacted your Shareholder Servicing Agent, if necessary.

DO I PAY A SALES CHARGE ON AN EXCHANGE?

Generally, you will not pay a sales charge on an exchange. However:

- You will pay a sales charge if you own Fiduciary Class shares of a Fund and you want to exchange those shares for Class A shares, unless you qualify for a sales charge waiver (see above).

- You will pay a sales charge if you bought Class A shares of a Fund:

   1. That does not charge a sales charge and you want to exchange them for shares of a Fund that does, in which case you would pay the sales charge applicable to the Fund into which you are exchanging.

   2. That charged a lower sales charge than the Fund into which you are exchanging, in which case you would pay the difference between that Fund's sales charge and all other sales charges you have already paid.

- If you exchange Class B or Class C shares of a Fund, you will not pay a sales charge the time of the exchange, however:

   1. Your new Class B or Class C shares will be subject to the higher CDSC of either the Fund from which you exchanged, the Fund into which you exchanged, or any Fund from which you previously exchanged.

   2. The current holding period for your exchanged Class B or Class C shares is carried over to your new shares.

ARE EXCHANGES TAXABLE?

Generally:

- An exchange between classes of shares of the same Fund is not taxable.

- An exchange between Funds is considered a sale and generally results in a capital gain or loss for Federal income tax purposes.

- You should talk to your tax advisor before making an exchange.

ARE THERE LIMITS ON EXCHANGES?

Yes. The exchange privilege is not intended as a way for you to speculate on short-term movements in the market. Therefore:

- To prevent disruptions in the management of the Funds, The One Group limits excessive exchange activity.

- Exchange activity is excessive if it EXCEEDS TWO SUBSTANTIVE EXCHANGE REDEMPTIONS (WITHIN 30 DAYS OF EACH OTHER) WITHIN A TWELVE MONTH PERIOD.


- In addition, The One Group reserves the right to reject any exchange request (even those that are not excessive) if the Fund reasonably believes that the exchange will result in excessive transaction costs or otherwise adversely affect other shareholders.


REDEEMING
FUND SHARES
----------------------------------------------------

WHEN CAN I REDEEM SHARES?

- You may redeem all or some of your shares on any day that the Funds are open for business.

- Redemption requests received by The One Group Services Company before 4 p.m. EST, will be effective that day.

HOW DO I REDEEM SHARES?

- Unless you have selected the telephone option on your Account Application Form, you must send a written redemption request to your Shareholder Servicing Agent, if applicable, or State Street Bank and Trust Company at the following address:

  The One Group
  c/o State Street Bank and Trust Company
  P.O. Box 8500
  Boston, MA 02266-8500

- All requests for redemptions from IRA accounts must be in writing.

- You may request redemption forms by calling The One Group Services Company at
  (800) 480-4111.

- State Street Bank and Trust Company may require that the signature on your redemption request be guaranteed by a commercial bank, a member of a domestic stock exchange, or a member of the Securities Transfer Association Medallion Program or the Stock Exchange Medallion Program, unless:

   1. the redemption is for $50,000 worth of shares or less;

   2. the redemption is payable to the shareholder of record; and

   3. the redemption check is mailed to the shareholder at the record address.

- On the Account Application Form, you may elect to have the redemption proceeds mailed or wired to:


   1. a designated commercial bank; or


   2. State Street Bank and Trust Company or your Shareholder Servicing Agent.


- State Street Bank and Trust Company may charge you a wire redemption fee. The current charge is $7.00


- Your redemption proceeds will be paid within seven days after receipt of the redemption request.

WHAT WILL MY SHARES BE WORTH?

- If you own Class A and Fiduciary Class shares and the Fund receives your redemption request by 4:00 p.m. EST, you will receive that day's NAV.

- If you own Class B or Class C shares and the Fund receives your redemption request by 4:00 p.m. EST, you will receive that day's NAV, minus the amount of any applicable CDSC.

CAN I REDEEM BY TELEPHONE?

Yes, if you selected this option on your Account Application Form.

- Call your Shareholder Servicing Agent or State Street Bank and Trust Company at 1-800-480-4111 to relay your redemption request.

- Your redemption proceeds will be mailed or wired to the commercial bank account you designated on your Account Application Form.

- State Street Bank and Trust Company may charge you a wire redemption fee. The current charge is $7.00

- The One Group uses reasonable procedures to confirm that instructions given by telephone are genuine. These procedures include recording telephone instructions and asking for personal identification. If these procedures are followed, The One Group will not be responsible for any loss, liability, cost or expense of acting upon unauthorized or fraudulent instructions; you bear the risk of loss.

- REDEMPTIONS FROM YOUR IRA ACCOUNT MAY NOT BE MADE BY TELEPHONE.

CAN I REDEEM ON A SYSTEMATIC BASIS?

If you have an account value of at least $10,000 you may elect to receive monthly, quarterly or annual payments of not less than $100 each.

- Select the "Systematic Withdrawal Plan" option on the Account Application
  Form.

- Specify the amount you wish to receive and the frequency of the payments.

- You may designate a person other than yourself as the payee.

- There is no charge for this service.

- If you select this option, please keep in mind that:

   1. It may not be in your best interest to buy additional Class A shares while participating in a Systematic Withdrawal Plan. This is because Class A shares have an up-front sales charge.

   2. If you own Class B or Class C shares, you or your designated payee may receive systematic payments provided the payments are limited to no more than 10% of your account value annually, measured from the date the redemption request is received.

   3. If you are age 70 1/2, you may elect to receive payments to the extent that the payment represents a minimum required distribution from an IRA or other qualifying retirement plan. These payments may be less than $100 each.

   4. If the amount of the systematic payment exceeds the income earned by your account since the previous payment under the Systematic Withdrawal Plan, payments will be

30

      made by redeeming some of your shares. This will reduce the amount of your investment.

ADDITIONAL INFORMATION REGARDING REDEMPTIONS

- All redemptions will be for cash.

- If you redeem shares for which you paid by check, and The One Group has not yet received payment on the check, The One Group will delay forwarding your redemption proceeds for 10 or more days until payment has been collected from your bank.

- Because of the high cost of handling small investments, The One Group will automatically redeem shares in accounts which, because of shareholder redemptions, have values of less than $1,000. No sales charges will be assessed and you will be given 60 days to make additional investments in the Fund to increase the value of your account to at least $1,000.

- The One Group may suspend your ability to redeem, or will redeem your shares involuntarily, when it seems appropriate to do so in light of its responsibilities under the Federal securities laws. The Statement of Additional Information offers more details about this process.

                            SHAREHOLDER INFORMATION

VOTING RIGHTS
----------------------------------------------------

The Funds do not hold annual shareholder meetings, but may hold special meetings. The special meetings are held, for example, to elect or remove Trustees, change a Fund's fundamental investment objective, or approve an investment advisory contract.

As a Fund shareholder, you have one vote for each share that you own. Each Fund, and each class of shares within each Fund, vote separately on matters relating solely to that Fund or class, or which affect that Fund or class differently. However, all shareholders will have equal voting rights on matters that affect all shareholders equally.

BANC ONE CORPORATION (100 East Broad Street, Columbus, Ohio, 43271), through its affiliates, may be deemed for purposes of the Investment Company Act of 1940 to control the Funds. This is because as of August 5, 1997, BANC ONE CORPORATION or its affiliates possessed the power to vote substantially all of the Fiduciary Class shares of the Funds.

On the same date, the following shareholders owned 25% or more of Class A or Class B shares of the Fund. As a consequence, they are considered to be controlling persons of these classes of the Fund listed below.


                                                                                 PERCENTAGE OF      TYPE OF
            NAME AND ADDRESS                           FUND/CLASS                  OWNERSHIP       OWNERSHIP
  Dean Witter FBO City of Montgomery       Treasury & Agency Fund                    83.57%          Record
  10101 Montgomery Road                    Class A
  Church St Station -- P.O. Box 250
  New York, NY 10013-0250

  Dean Witter FBO Helen D Johnson          Treasury & Agency Fund                    31.02%          Record
  Rt 2 Box 118                             Class B
  Church St Station- P.O. Box 250
  New York, NY 10277-0001

  Dean Witter for the Benefit of           Ultra Short-Term                          25.34%          Record
  St. Joseph Hospital                      Income Fund
  Attn: Rick West                          Class A
  5 World Trade Center, 6th Floor
  New York, NY 10048-0205

DIVIDEND POLICIES
----------------------------------------------------

DIVIDENDS

The Funds generally declare dividends on each business day. Dividends are distributed on the first business day of each month. Capital gains, if any, for all Funds are distributed at least annually. To maintain a relatively even rate of distributions from the Treasury & Agency Fund, the monthly distributions for that Fund may be fixed from time to time at rates consistent with Banc One Investment Advisors' long-term earnings expectations.

Dividends payable on Fiduciary Class shares will be more than those payable on other classes of shares. This is because Class A, Class B and Class C shares have higher distribution expenses.

The Funds pay dividends and distributions on a per-share basis. This means that the value of your shares will be reduced by the amount of the payment. If you purchase shares shortly before the record date for a dividend or the distribution of capital gains, you will pay the full price for the shares and receive some portion of the price back as a taxable dividend or distribution.

DIVIDEND REINVESTMENT

You automatically will receive all income dividends and capital gain distributions in additional shares of the same Fund and class, unless you have elected to take such payment in cash. The price of the shares is the NAV determined immediately following the dividend record date. Reinvested dividends and distributions receive the same tax treatment as dividends and distributions paid in cash.

If you want to change the way in which you receive dividends and distributions, you must write to State Street Bank & Trust Company at P.O. Box 8500, Boston, MA 02266-8500, at least 15 days prior to the distribution. The change is effective upon receipt by State Street.

32

SPECIAL DIVIDEND RULES FOR CLASS B SHARES

Class B shares received as dividends and capital gains distributions will be accounted for separately. Each time any Class B shares (other than those in the sub-account) convert to Class A shares, a percentage of the Class B shares in the sub-account will also convert to Class A shares. (See "Conversion Feature.")

TAX TREATMENT
OF THE FUNDS
----------------------------------------------------

TAX STATUS OF THE FUND

Each Fund intends to qualify as a "regulated investment company" for Federal income tax purposes. If the Funds qualify, as they have in the past, they will pay no federal income tax on the earnings they distribute to shareholders.

TAX TREATMENT
OF SHAREHOLDERS
----------------------------------------------------

TAXATION OF SHAREHOLDER TRANSACTIONS

A sale, exchange, or redemption of Fund shares generally will produce either a taxable gain or a loss. You are responsible for any tax liabilities generated by your transactions.

TAXATION OF DISTRIBUTIONS

Each Fund will distribute substantially all of its net investment income (including net short-term capital gains) on at least an annual basis. Dividends you receive from a Fund, whether reinvested or received in cash, will be taxable to you. Dividends from a Fund's net investment income will be taxable as ordinary income and dividends from a Fund's long-term capital gains will be taxable to you as such, regardless of how long you have held the shares.

Dividends paid in January, but declared in October, November or December of the previous year, will be considered to have been paid the previous December.

TAXATION OF RETIREMENT PLANS

Distributions by the Funds to qualified retirement plans will not be taxable. However, if shares are held by a plan that ceases to qualify for tax-exempt treatment or by an individual who has received the shares as a distribution from a retirement plan, the distributions will be taxable to the plan or individual as described in "Taxation of Distributions." If you are considering purchasing shares with qualified retirement plan assets, you should consult your tax advisor for a more complete explanation of the Federal, state, local and (if applicable) foreign tax consequences of making such an investment.

TAX INFORMATION

The Form 1099 that is mailed to you every January details your dividends and their federal tax category. Even though the Funds provide you with this information, you are responsible for verifying your tax liability with your tax professional. For additional tax information see the Statement of Additional Information. Please note that this tax discussion is general in nature; no attempt has been made to present a complete explanation of the Federal, state, local or foreign tax treatment of the Funds or their shareholders.

SHAREHOLDER INQUIRIES
----------------------------------------------------

If you have any questions or need additional information, please write The One Group Services Company at 3435 Stelzer Road, Columbus, OH 43219 or call 1-800-480-4111.

   REPORTING

   In September and March you will receive a financial report from The One Group. In addition, The One Group will periodically send you proxy statements and other reports.

                    ORGANIZATION AND MANAGEMENT OF THE FUNDS

THE FUNDS

Each Fund is a series of The One Group, an open-end management investment company. The One Group currently consists of 40 separate Funds. Each Fund described in this prospectus is diversified. Six of the Funds are described in this prospectus; the other Funds are described in separate prospectuses. Each Fund is supervised by the Board of Trustees.

THE BOARD OF TRUSTEES

The Trustees oversee the management and administration of the Funds. The Trustees are responsible for making major decisions about each Fund's investment objectives and policies, but delegate the day-to-day administration of the Funds to the officers of The One Group.

THE ADVISOR

Banc One Investment Advisors makes the day-to-day investment decisions for the Funds and continuously reviews, supervises and administers the Funds' investment programs. Banc One Investment Advisors has served as investment advisor to The One Group since 1993. Prior to that time, The One Group was advised by affiliates of Banc One Investment Advisors. In addition to The One Group, Banc One Investment Advisors serves as investment advisor to other mutual funds and individual, corporate, charitable Banc One Investment Advisors makes the day-to-day investment decisions for the Funds and continuously and retirement accounts. As of June 30, 1997, Banc One Investment Advisors, an indirect, wholly-owned subsidiary of BANC ONE CORPORATION, managed over $47 billion in assets.

For the fiscal year ended June 30, 1997, the Funds paid investment advisory fees at the following rates:

                                                          ANNUAL RATE AS PERCENTAGE
           FUND NAME                                     OF AVERAGE DAILY NET ASSETS
           The One Group(R) Intermediate Bond Fund                   .33%
           The One Group(R) Income Bond Fund                         .40%
           The One Group(R) Government Bond Fund                     .41%
           The One Group(R) Ultra Short-Term Income
           Fund                                                      .20%
           The One Group(R) Limited Volatility Bond
           Fund                                                      .30%
           The One Group(R) Treasury & Agency Fund                   .20%

THE DISTRIBUTOR

The One Group Services Company, 3435 Stelzer Road, Columbus, Ohio 43219, a wholly-owned subsidiary of The BISYS Group, Inc., markets the Funds and distributes shares through selling brokers, financial institutions, investment advisors, and other financial representatives.

THE ADMINISTRATOR AND SUB-ADMINISTRATOR

The One Group Services Company also serves as the Funds' administrator. The One Group Services Company is responsible for responding to shareholder inquiries and requests for information, as well as providing regulatory reporting and compliances. For these services, The One Group Services Company receives a fee based on the total assets of The One Group. For the first $1.5 billion in One Group assets, The One Group Services Company receives an annual fee of .20% of each Fund's average daily net assets. The annual rate declines to .18% on assets up to $2 billion, and to .16% when assets exceed $2 billion. The fee is calculated daily and paid monthly. Some Funds are not included in the calculations.

Banc One Investment Advisors, the Sub-Administrator, provides office space, equipment and facilities, as well as legal and regulatory support.

THE TRANSFER AGENT, CUSTODIAN AND SUB-CUSTODIAN

State Street Bank and Trust Company, P.O. Box 8500, Boston, MA 02266-8500, or your Shareholder Servicing Agent if appropriate, handles shareholder recordkeeping and statements, distributes dividends, and processes buy and sell requests. As the Funds' custodian, State Street holds the Funds' assets, settles all portfolio trades and assists in calculating the Funds' net asset values. Bank One Trust Company, N.A. serves as sub-custodian in connection with the Funds' securities lending activities under an agreement with State Street Bank and Trust Company, Bank One Trust Company, N.A. is paid a fee paid by the Funds for this service.

           DETAILS ABOUT THE FUNDS' INVESTMENT PRACTICES AND POLICIES



34

INVESTMENT PRACTICES

The Funds invest in a variety of securities and employ a number of investment techniques. Each security and technique involves certain risks. What follows is a list of the securities and techniques utilized by the Funds, as well as the risks inherent in their use. Fixed income securities are primarily influenced by market, credit and prepayment risks, although certain securities may be subject to additional risks. For a more complete discussion, see the Statement of Additional Information. Following the table is a more complete discussion of risk.



              FUND NAME                                            FUND CODE
              The One Group(R) Intermediate Bond Fund                 1
              The One Group(R) Income Bond Fund                       2
              The One Group(R) Government Bond Fund                   3
              The One Group(R) Ultra Short-Term Income Fund           4
              The One Group(R) Limited Volatility Bond Fund           5
              The One Group(R) Treasury & Agency Fund                 6

INSTRUMENT                                                            FUND CODE            RISK TYPE
U.S. TREASURY OBLIGATIONS: Bills, notes, bonds, STRIPS, and              1-6                Market
CUBES.

TREASURY RECEIPTS: TRS, TIGRS, and CATS.                                 1-5                Market

U.S. GOVERNMENT AGENCY SECURITIES: Securities issued by agencies         1-6                Market
and instrumentalities of the U.S. Government. These include                                 Credit
Ginnie Mae, Fannie Mae, and Freddie Mac.
CERTIFICATES OF DEPOSIT: Negotiable instruments with a stated         1, 2, 4, 5            Credit
maturity.                                                                                   Market
                                                                                           Liquidity

TIME DEPOSITS: Non-negotiable receipts issued by a bank in            1, 2, 4, 5            Market
exchange for the deposit of funds.                                                         Liquidity
                                                                                            Credit

REPURCHASE AGREEMENTS: The purchase of a security and the                1-5                Credit
simultaneous commitment to return the security to the seller at                             Market
an agreed upon price on an agreed upon date. This is treated as                            Liquidity
a loan.

REVERSE REPURCHASE AGREEMENT: The sale of a security and the             1-5                Market
simultaneous commitment to buy the security back at an agreed                              Leverage
upon price on an agreed upon date. This is treated as a
borrowing by a Fund.

SECURITIES LENDING: The lending of up to 33% of the securities           1-6                Credit
owned by a Fund. In return the Fund will receive cash and/or                                Market
other securities as collateral.                                                            Leverage

WHEN-ISSUED SECURITIES AND FORWARD COMMITMENTS: Purchase or              1-5                Market
contract to purchase securities at a fixed price for delivery at                           Leverage
a future date.                                                                             Liquidity

INVESTMENT COMPANY SECURITIES: Shares of other mutual funds,          1, 2, 4-6             Market
including money market funds of The One Group and shares of
other investment companies for which Banc One Investment
Advisors serves as investment advisor or administrator. The
Treasury & Agency Fund will only purchase shares of investment companies which invest exclusively in U.S. Treasury and other
U.S. Agency obligations. Banc One Investment Advisors will waive certain fees when investing in funds for which it serves as
investment advisor.

CONVERTIBLE SECURITIES: Bonds or preferred stock that convert to       1, 2, 4              Market
common stock.                                                                               Credit

CALL AND PUT OPTIONS: A call option gives the buyer the right to         1-4              Management
buy, and obligates the seller of the option to sell, a security                            Liquidity
at a specified price. A put option gives the buyer the right to                             Credit
sell, and obligates the seller of the option to buy, a security                             Market
at a specified price. The Funds will sell covered call and                                 Leverage
secured put options.

INSTRUMENT                                                            FUND CODE            RISK TYPE

FUTURES AND RELATED OPTIONS: A contract providing for the future         1-4              Management
sale and purchase of a specified amount of a specified security,                            Market
class of securities, or an index at a specified time in the                                 Credit
future and at a specified price.                                                           Liquidity
                                                                                           Leverage

REAL ESTATE INVESTMENT TRUSTS ("REITS"): Pooled investment               1-6               Liquidity
vehicles which invest primarily in income producing real estate                           Management
or real estate related loans or interest.                                                   Market
                                                                                          Pre-payment
                                                                                              Tax
                                                                                          Regulatory

BANKERS' ACCEPTANCES: Bills of exchange or time drafts drawn on       1, 2, 4, 5            Credit
and accepted by a commercial bank. Maturities are generally six                            Liquidity
months or less.                                                                             Market

COMMERCIAL PAPER: Secured and unsecured short-term promissory         1, 2, 4, 5            Credit
notes issued by corporations and other entities. Maturities                                Liquidity
generally vary from a few days to nine months.                                              Market

FOREIGN SECURITIES: Debt issued by foreign governments, foreign       1, 2, 4, 5            Market
corporations, domestic subsidiaries of foreign corporations, and                           Political
foreign banks, as well as commercial paper of foreign issuers                              Liquidity
and obligations of foreign banks and overseas branches of U.S.                        Foreign Investment
banks and of foreign issuers and supranational entities.

RESTRICTED SECURITIES: Securities not registered under the            1, 2, 4, 5           Liquidity
Securities Act of 1933, such privately placed commercial paper                              Market
and Rule 144A securities.

VARIABLE AND FLOATING RATE INSTRUMENTS: Obligations with                 1-6                Market
interest rates which are reset daily, weekly, quarterly or some                             Credit
other period and which may be payable to the Fund on demand. The                           Liquidity
Treasury & Agency Fund will invest in these securities only if they are issued by the U.S. Treasury or another U.S. Government
Agency.

WARRANTS: Securities, typically issued with preferred stock or            2                 Market
bonds that give the holder the right to buy a proportionate                                 Credit
amount of common stock at a specified price.

PREFERRED STOCK: A class of stock that generally pays a dividend      1, 2, 4, 5            Market
at a specified rate and has preference over common stock in the payment of dividends and in liquidation.

MORTGAGE-BACKED SECURITIES: Debt obligations secured by real             1-6              Pre-payment
estate loans and pools of loans. These include collateralized                               Market
mortgage obligations ("CMOs") and Real Estate Mortgage                                      Credit
Investment Conduits ("REMICs").                                                           Regulatory

CORPORATE DEBT SECURITIES: Corporate bonds and non-convertible        1, 2, 4, 5            Market
debt securities.                                                                            Credit

DEMAND FEATURES: Securities that are subject to puts and standby      1, 2, 4, 5            Market
commitments to purchase the securities at a fixed price (usually                           Liquidity
with accrued interest) within a fixed period of time following                            Management
demand by a Fund.

ASSET-BACKED SECURITIES: Securities secured by company                1, 2, 4, 5          Pre-payment
receivables, home equity loans truck and auto loans, leases,                                Market
credit card receivables and other securities backed by other                                Credit
types of receivables or other assets.

MORTGAGE DOLLAR ROLLS: A transaction in which a Fund sells               1-5              Pre-payment
securities for delivery in a current month and simultaneously                               Market
contracts with the same party to repurchase similar but not                               Regulatory
identical securities on a specified future date.

ADJUSTABLE RATE MORTGAGE LOANS ("ARMS"): Loans in a mortgage             1-6              Pre-payment
pool which provide for a fixed initial mortgage interest rate                               Market
for a specified period of time, after which the rate may be                                 Credit
subject to periodic adjustments. The Treasury & Agency Fund will                          Regulatory
only buy Government ARMs.

SWAPS, CAPS AND FLOORS: A Fund may enter into these transactions         1-4              Management
to manage its exposure to changing interest rates and other                                 Credit
factors. Swaps involve an exchange of obligations by two                                   Liquidity
parties. Caps and floors entitle a purchaser to a principal                                 Market
amount from the seller of the cap or floor to the extent that a specified index exceeds or falls below a predetermined interest rate or amount.

36

INSTRUMENT                                                            FUND CODE            RISK TYPE

NEW FINANCIAL PRODUCTS: New options and futures contracts and            1-4              Management
other financial products continue to be developed and the Fund                              Credit
may invest in such options, contracts and products.                                         Market
                                                                                           Liquidity

STRUCTURED INSTRUMENTS: Debt securities issued by agencies and           1-4                Market
instrumentalities of the U.S. government, banks, municipalities,                           Liquidity
corporations and other businesses whose interest and/or                                   Management
principal payments are indexed to foreign currency exchange                                 Credit
rates, interest rates, or one or more other references indices.                       Foreign Investment

MUNICIPAL SECURITIES: Securities issued by a state or political       1, 2, 4, 5            Credit
subdivision to obtain funds for various public purposes.                                   Political
Municipal securities include private activity bonds and                                       Tax
industrial development bonds, as well as General Obligation                                 Market
Notes, Anticipation Notes, Bond Tax Anticipation Notes, Revenue
Anticipation Notes, Project Notes, other short-term tax-exempt obligations, municipal leases, and obligations of municipal
housing authorities and single family revenue bonds.

ZERO COUPON DEBT SECURITIES: Bonds and other debt that pay no         1, 2, 4, 5            Credit
interest, but are issued at a discount from their value at                                  Market
maturity. When held to maturity, their entire return equals the difference between their issue price and their maturity value.

ZERO-FIXED-COUPON DEBT SECURITIES: Zero coupon debt securities        1, 2, 4, 5            Credit
which convert on a specified date to interest bearing debt                                  Market
securities.

STRIPPED MORTGAGE-BACKED SECURITIES: Derivative multi-class              1-4              Pre-payment
mortgage securities which are usually structured with two                                   Market
classes of shares that receive different proportions of the                                 Credit
interest and principal from a pool of mortgage assets. These                              Regulatory
include IOs and POs. The Funds only invest in Stripped
Mortgage-Backed Securities issued or guaranteed by the U.S.
government, its agencies or instrumentalities.

INVERSE FLOATING RATE INSTRUMENTS: Leveraged floating rate debt          1-4                Market
instruments with interest rates that reset in the opposite                                 Leverage
direction from the market rate of interest to which the inverse                             Credit
floater is indexed.

LOAN PARTICIPATIONS AND ASSIGNMENTS: Participations in, or            1, 2, 4, 5            Credit
assignments of all or a portion of loans to corporations or to                             Political
governments, including governments of the less developed                                   Liquidity
countries ("LDC's").                                                                  Foreign Investment
                                                                                            Market

FIXED RATE MORTGAGE LOANS: Investments in fixed rate mortgage         1, 2, 4, 5            Credit
loans or mortgage pools which bear simple interest at fixed                               Pre-payment
annual rates and have original terms ranging from 5 to 40 years.                          Regulatory
                                                                                            Market

SHORT-TERM FUNDING AGREEMENTS: Investments in short-term funding      1, 2, 4, 5            Credit
agreements issued by banks and highly rated U.S. insurance                                 Liquidity
companies such as Guaranteed Investment Contracts ("GIC's") and                             Market
Bank Investment Contracts ("BIC's").

INVESTMENT RISKS
----------------------------------------------------

Below is a more complete discussion of the types of risks inherent in the securities and investment techniques listed above. Because of these risks, the value of the securities held by the Funds may fluctuate, as will the value of your investment in the Funds. Certain investments are more susceptible to these risk than others.

- CREDIT RISK. The risk that the issuer of a security, or the counterparty to a contract, will default or otherwise become unable to honor a financial obligation. Credit risk is generally higher for non-investment grade securities. The price of a security can be adversely affected prior to actual default as its credit status deteriorates and the probability of default rises.


- LEVERAGE RISK. The risk associated with securities or practices (such as borrowing) that multiply small index or market movements into large changes in value. Leverage is often associated with investments in derivatives, but also may be embedded directly in the characteristics of other securities.


   - HEDGED. When a derivative (a security whose value is based on another security or index) is used as a hedge against an opposite position that the fund also holds, any loss generated by the derivative should be substantially offset by gains on the hedged investment, and vice versa. While hedging can reduce or eliminate losses, it can also reduce or eliminate gains. Hedges are sometimes subject to imperfect matching between the derivative and underlying security, and there can be no assurance that a Fund's hedging transactions will be effective.

   - SPECULATIVE. To the extent that a derivative is not used as a hedge, the fund is directly exposed to the risks of that derivative. Gains or losses from speculative positions in a derivative may be substantially greater than the derivative's original cost.

- LIQUIDITY RISK. The risk that certain securities may be difficult or impossible to sell at the time and the price that would normally prevail in the market. The seller may have to lower the price, sell other securities instead or forego an investment opportunity, any of which could have a negative effect on fund management or performance. This includes the risk of missing out on an investment opportunity because the assets necessary to take advantage of it are tied up in less advantageous investments.

- MANAGEMENT RISK. The risk that a strategy used by a fund's management may fail to produce the intended result. This includes the risk that changes in the value of a hedging instrument will not match those of the asset being hedged. Incomplete matching can result in unanticipated risks.

- MARKET RISK. The risk that the market value of a security may move up and down, sometimes rapidly and unpredictably. These fluctuations may cause a security to be worth less than the price originally paid for it, or less than it was worth at an earlier time. Market risk may affect a single issuer, industry, sector of the economy or the market as a whole. There is also the risk that the current interest rate may not accurately reflect existing market rates. For fixed income securities, market risk is largely, but not exclusively, influenced by changes in interest rates. A rise in interest rates typically causes a fall in values, while a fall in rates typically causes a rise in values. Finally, key information about a security or market may be inaccurate or unavailable. This is particularly relevant to investments in foreign securities.

- POLITICAL RISK. The risk of losses attributable to unfavorable governmental or political actions, seizure of foreign deposits, changes in tax or trade statutes, and governmental collapse and war.

- FOREIGN INVESTMENT RISK. Associated with higher transaction costs, delayed settlements, currency controls and adverse economic developments. This includes the risk that fluctuations in the exchange rates between the U.S. dollar and foreign currencies may negatively affect an investment. Adverse changes in exchange rates may erode or reverse any gains produced by foreign currency denominated investments and may widen any losses. Exchange rate volatility also may affect the ability of an issuer to repay U.S. dollar denominated debt, thereby increasing credit risk.

- PRE-PAYMENT RISK. The risk that the principal repayment of a security will occur at an unexpected time, especially that the repayment of a mortgage or asset-backed security occurs either significantly sooner or later than expected. Changes in pre-payment rates can result in

38

  greater price and yield volatility. When mortgage and other obligations are pre-paid, a Fund may have to reinvest in securities with a lower yield. Further, with early prepayment, a Fund may fail to recover any premium paid, resulting in an unexpected capital loss.

- TAX RISK. The risk that the issuer of the securities will fail to comply with certain requirements of the Internal Revenue Code, which would cause adverse tax consequences.

- REGULATORY RISK. The risk associated with Federal and state laws which may restrict the remedies that a mortgage lender has when a borrower defaults on mortgage loans. These laws include restrictions on foreclosures, redemption rights after foreclosure, Federal and state bankruptcy and debtor relief laws, restrictions on "due on sale" clauses, and state usury laws.

INVESTMENT POLICIES
----------------------------------------------------

Each Fund's investment objective and the following investment policies summarized below are fundamental. This means that they cannot be changed without the consent of a majority of the outstanding shares of the Funds. In addition to the fundamental policies mentioned earlier, the following fundamental policies apply to each Fund as specified. The full text of the fundamental policies can be found in the Statement of Additional Information.

Each Fund may not:

1. Purchase the securities of an issuer if as a result more than 5% of its total assets would be invested in the securities of that issuer or the Fund would own more than 10% of the outstanding voting securities of that issuer. This does not include securities issued or guaranteed by the United States, its agencies or instrumentalities, securities of registered investment companies, and repurchase agreements involving these securities. This restriction applies with respect to 75% of a Fund's total assets.


2. Concentrate their investment in the securities of one or more issuers conducting their principal business in a particular industry or group of industries. This does not include obligations issued or guaranteed by the U.S. Government or its agencies and instrumentalities and repurchase agreements involving such securities.


3. Make loans, except that a Fund may (i) purchase or hold debt instruments in accordance with its investment objective and policies; (ii) enter into repurchase agreements; and (iii) engage in securities lending.

Additional investment policies are set forth in the Statement of Additional Information.

TEMPORARY DEFENSIVE POSITION

For temporary defensive purposes as determined by Banc One Investment Advisors, the Funds may invest up to 100% of their assets in money market instruments, and may hold a portion of their assets in cash for liquidity purposes. While the Funds are engaged in a temporary defensive position, they will not be pursuing their investment objectives. Therefore, the Funds will pursue a temporary defensive position only when market conditions warrant.

PORTFOLIO TURNOVER

Portfolio turnover may vary greatly from year to year, as well as within a particular year.

Higher portfolio turnover rates will likely result in higher transaction costs to the Funds and may result in additional tax consequences to you. The portfolio turnover rate for each Fund for the fiscal year ended June 30, 1997 is shown on the Financial Highlights.

                                    APPENDIX

DESCRIPTION OF RATINGS

The following is a summary of published ratings by major credit rating agencies. Credit ratings evaluate only the safety of principal and interest payments, not the market value risk of lower quality securities. Credit rating agencies may fail to change credit ratings to reflect subsequent events on a timely basis. Although Banc One Investment Advisors considers security ratings when making investment decisions, it also performs its own investment analysis and does not rely solely on the ratings assigned by credit agencies.

Unrated securities will be treated as non-investment grade securities unless Banc One Investment Advisors determines that such securities are the equivalent of investment grade securities. Securities that have received different ratings from more than one agency are considered investment grade if at least one agency has rated the security investment grade.

DESCRIPTION OF COMMERCIAL PAPER RATINGS

DUFF & PHELPS CREDIT RATING CO. ("DUFF")

    D-1+ Highest certainty of timely payment. Short-term liquidity, including internal operating factors and/or access to alternative sources of funds, is outstanding and safety is just below risk-free U.S. Treasury obligations.

     D-1 Very high certainty of timely payment. Liquidity factors are excellent and supported by good fundamental protection factors. Risk factors are minor.

   D-1- High certainty of timely payment. Liquidity factors are strong and supported by good fundamental protection factors. Risk factors are very small.

STANDARD & POOR'S CORPORATION ("S&P")

     A-1 Highest category of commercial paper. Capacity to meet financial commitment is strong. Obligations designated with a plus sign (+) indicate that capacity to meet financial commitment is extremely strong.

     A-2 Issues somewhat more susceptible to adverse effects of changes in circumstances and economic conditions than obligations in higher rating categories. However, the capacity to meet financial commitments is satisfactory.

FITCH'S INVESTORS SERVICE, L.P. ("FITCH")

    F-1+ Exceptionally strong credit quality. Strongest degree of assurance for timely payment.

     F-1 Very strong credit quality. Assurance of timely payment is only slightly less in degree than issues rated F-1+.

     F-2 Good credit quality. Satisfactory degree of assurance for timely payment, but the margin of safety is not as good as for issues assigned F-1+ and F-1 ratings.

IBCA LIMITED ("IBCA")

      A1 Highest capacity for timely repayment. Those issues rated A1+ possess a particularly strong credit feature.

      A2 Satisfactory capacity for timely repayment although such capacity may be susceptible to adverse changes in business, economic or financial conditions.

MOODY'S INVESTORS SERVICE ("MOODY'S")

 PRIME-1 Superior ability for repayment.

 PRIME-2 Strong ability for repayment.

DESCRIPTION OF BANK RATINGS

MOODY'S

These ratings represent Moody's opinion of a bank's intrinsic safety and soundness.

       A These banks possess exceptional intrinsic financial strength. Typically they will be major financial institutions with highly valuable and defensible business franchises, strong financial fundamentals, and a very attractive and stable operating environment.

       B These banks possess strong intrinsic financial strength. Typically, they will be important institutions with valuable and defensible business franchises, good financial fundamentals, and an attractive and stable operating environment.

       C These banks possess good intrinsic financial strength. Typically, they will be institutions with valuable and defensible business franchises. These banks will demonstrate either acceptable financial fundamentals within a stable operating environment, or better than average financial fundamentals within an unstable operating environment.

40

S&P

S&P's credit rating is a current opinion of an obligor's overall financial capacity (its creditworthiness) to pay its financial obligation.

    AAA The highest rating assigned by S&P. The obligor's capacity to meet its financial commitment on the obligation is extremely strong.

     AA The obligor's capacity to meet its financial commitments on the obligation is very strong.

       A The obligation is somewhat more susceptible to the adverse effects of changes in circumstances and economic conditions than obligations in higher rated categories. However, the obligor's capacity to meet its financial commitment on the obligation is still strong.

DESCRIPTION OF INSURANCE RATINGS

MOODY'S

These ratings represent Moody's opinions of the ability of insurance companies to pay punctually senior policyholder claims and obligations.

    Aaa Insurance companies rated in this category offer exceptional financial security. While the financial strength of these companies is likely to change, such changes as can be visualized are most unlikely to impair their fundamentally strong position.

      Aa These insurance companies offer excellent financial security. Together with the Aaa group, they constitute what are generally known as high grade companies. They are rated lower than Aaa companies because long-term risks appear somewhat larger.

       A Insurance companies rated in this category offer good financial security. However, elements may be present which suggest a susceptibility to impairment sometime in the future.

S&P

S&P's credit rating is a current opinion of the creditworthiness of an obligor with respect to a specific financial obligation, a specific class of financial obligations, or a specific financial program.

    AAA This is the highest rating assigned by S&P. The obligor's capacity to meet its financial commitment on the obligation is extremely strong.

     AA The obligor's capacity to meet its financial commitments on the obligation is very strong.

       A An obligation rated A is somewhat more susceptible to the adverse effects of changes in circumstances and economic conditions than obligations in higher rated categories. However, the obligor's capacity to meet its financial commitment on the obligation is still strong.

DESCRIPTION OF MUNICIPAL BOND RATINGS
(including foreign, mortgage and asset-backed securities)

S&P

Investment Grade

    AAA The highest rating. The rating indicates an extremely strong capacity to meet its financial commitment.

     AA Differs from AAA issues only in a small degree. The obligor's capacity to meet its financial commitment is very strong.

       A These bonds are somewhat more susceptible to the adverse effects of changes in circumstances and economic conditions than debt in higher rated categories. However, capacity to meet its financial commitment on the obligation is still strong.

    BBB Exhibits adequate protection parameters. However, adverse economic conditions or changing circumstances are more likely to lead to a weakened capacity to meet its financial commitment on the obligations.

Speculative Grade

     BB Less vulnerable to non-payment than other speculative issues. However, these bonds face major ongoing uncertainties or exposure to adverse business, financial or economic conditions which could lead to inadequate capacity to meet financial commitment on the obligations.

       B More vulnerable to non-payment than obligations rated BB, but currently has the capacity to meet its financial commitment on the obligation. Adverse business, financial or economic conditions will likely impair capacity or willingness to meet its financial commitment on the obligation.

    CCC Currently vulnerable to non-payment, and is dependent upon favorable business, financial, and economic conditions to meet its financial commitment on the obligation. In the event of adverse business, financial, or economic conditions, they are not likely to have the capacity to meet its financial commitment on the obligation.

      CC Currently highly vulnerable to non-payment.

       C This rating may be used to cover a situation where a bankruptcy petition has been filed, or similar action has been taken, but payments on this obligation are being continued.

       D Bonds in payment default.

Ratings from AA to CCC may be modified by a plus (+) or minus (-) to show relative standing within the major rating categories.

MOODY'S

Investment Grade

    Aaa Best quality. They carry the smallest degree of investment risk and are generally referred to as "gilt edged." Interest payments are protected by a large, or an exceptionally stable, margin and principal is secure.

      Aa High quality by all standards. Margins of protection may not be as large as in Aaa securities, fluctuation of protective elements may be greater, or there may be other elements present that make the long-term risks appear somewhat larger than in Aaa securities.

       A These bonds possess many favorable investment attributes and are to be considered as upper-medium grade obligations. Factors giving security to principal and interest are considered adequate, but elements may be present which suggest a susceptibility to impairment sometime in the future.

    Baa These bonds are considered medium-grade obligations (i.e., they are neither highly protected nor poorly secured). Interest payments and principal security appear adequate for the present but certain protective elements may be lacking or may be characteristically unreliable over any great length of time. Such bonds lack outstanding investment characteristics and in fact have speculative characteristics as well.

Non-Investment Grade

      Ba These bonds have speculative elements; their future cannot be considered as well assured. The protection of interest and principal payments may be very moderate and thereby not well safeguarded during good and bad times over the future.

       B These bonds lack the characteristics of a desirable investment (i.e., potentially low assurance of timely interest and principal payments or maintenance of other contract terms over any long period of time may be small).

     Caa Bonds in this category have poor standing and may be in default. These bonds carry an element of danger with respect to principal and interest payments.

      Ca Speculative to a high degree and could be in default or have other marked shortcomings. Ca is the lowest rating.

DESCRIPTION OF MUNICIPAL NOTE RATINGS

MOODY'S
  MIG1 & Short-term municipal securities rated MIG1 or VMIG1 are of the best
   VMIG1 quality. They have strong protection from established cash flows, superior liquidity support or demonstrated broad-based access to the market for refinancing.



  MIG2 & These Short-term municipal securities are of high quality. Margins of VMIG2 protection are ample although not so large as in the preceding group.


  MIG3 & Favorable quality. All security elements are accounted for, but the
   VMIG3 undeniable strength of the preceding grades is lacking. Liquidity and cash flow protection may be narrow and marketing access for refinancing is likely to be less well established.















S&P

An S&P note rating reflects the liquidity concerns and market access risks unique to notes. Notes due in three years or less will likely receive a note rating. Notes maturing beyond three years will most likely receive a long-term debt rating.

    SP-1 Strong capacity to pay principal and interest. Those issues determined to possess overwhelming safety characteristics will be given a plus (+) designation.

    SP-2 Satisfactory capacity to pay principal and interest.

    SP-3 Speculative capacity to pay principal and interest.

42

DESCRIPTION OF PREFERRED STOCK RATINGS

MOODY'S

     aaa Top-quality preferred stock. This rating indicates good asset protection and the least risk of dividend impairment within the universe of preferred stocks.

      aa High-grade preferred stock. This rating indicates that there is a reasonable assurance the earnings and asset protection will remain relatively well maintained in the foreseeable future.

       a Upper-medium grade preferred stock. While risks are judged to be somewhat greater than in the "aaa" and "aa" classification, earnings and asset protection are, nevertheless, expected to be maintained at adequate levels.

     baa Medium-grade preferred stock, neither highly protected nor poorly secured. Earnings and asset protection appear adequate at present but may be questionable over any great length of time.

S&P

S&P's preferred stock rating is an assessment of the capacity and willingness of an issuer to pay preferred stock dividends and any applicable sinking fund obligations.

    AAA Highest rating. This rating indicates an extremely strong capacity to pay the preferred stock obligations.

     AA High-quality, fixed-income security. The capacity to pay preferred stock obligations is very strong, although not as overwhelming as for issues rated "AAA."

       A Backed by a sound capacity to pay the preferred stock obligations, although it is somewhat more susceptible to the adverse effects of changes in circumstances and economic conditions.

    BBB Backed by an adequate capacity to pay the preferred stock obligations.
        Whereas the issuer normally exhibits adequate protection parameters, adverse economic conditions or changing circumstances are more likely to lead to a weakened capacity to make payments for a preferred stock in this category than for issues in the "A" category.

SHORT-TERM DEBT RATINGS

Thompson Bank Watch, Inc. ("TBW") assigns ratings to specific debt instruments with original maturities of one year or less. The TBW Short-Term ratings specifically assess the likelihood of an untimely payment of principal and interest.

  TBW-1 Very high degree of likelihood that principal and interest will be paid on a timely basis.

  TBW-2 While degree of safety regarding timely repayment of principal and interest is strong, the relative degree is not as high as for issues rated TBW-1.

  TBW-3 Lowest investment grade category. While more susceptible to adverse developments than obligations with higher ratings, capacity to service principal and interest in a timely fashion is considered adequate.

  TBW-4 Non-investment grade and, therefore, speculative.

Investment Advisor and Sub-Administrator
Banc One Investment Advisors Corporation
1111 Polaris Parkway
P.O. Box 710211
Columbus, OH 43271-0211

Distributor
The One Group Services Company
3435 Stelzer Road
Columbus, OH 43219

Administrator
The One Group Services Company
3435 Stelzer Road
Columbus, OH 43219

Transfer Agent and Custodian
State Street Bank and Trust Company
P.O. Box 8500
Boston, MA 02266-8500

Legal Counsel
Ropes & Gray
One Franklin Square
1301 K Street, N.W.
Suite 800 East
Washington, D.C. 20005

Independent Accountants
Coopers & Lybrand L.L.P.
100 East Broad Street
Columbus, OH 43215





THE STATEMENT OF ADDITIONAL INFORMATION CONTAINS MORE DETAILED INFORMATION ABOUT THE FUNDS. THE CURRENT STATEMENT OF ADDITIONAL INFORMATION HAS BEEN FILED WITH THE SECURITIES AND EXCHANGE COMMISSION AND IS AVAILABLE WITHOUT CHARGE BY CALLING 1-800-480-4111 OR BY WRITING TO THE ONE GROUP SERVICES COMPANY AT 3435 STELZER ROAD, COLUMBUS, OHIO 43219. THE STATEMENT OF ADDITIONAL INFORMATION IS INCORPORATED INTO THIS PROSPECTUS BY REFERENCE. THE SEC MAINTAINS A WEB SITE (WWW.SEC.COM) THAT CONTAINS THE STATEMENT OF ADDITIONAL INFORMATION, MATERIALS INCORPORATED BY REFERENCE AND OTHER INFORMATION REGARDING THE ONE GROUP(R).


TOG-F-122

                     THE ONE GROUP(R) FAMILY OF MUTUAL FUNDS

                               MONEY MARKET FUNDS

                              COMBINED PROSPECTUS

                                NOVEMBER 1, 1997


                    THE ONE GROUP(R) PRIME MONEY MARKET FUND

                  THE ONE GROUP(R) MUNICIPAL MONEY MARKET FUND

                THE ONE GROUP(R) OHIO MUNICIPAL MONEY MARKET FUND

           THE ONE GROUP(R) U.S. TREASURY SECURITIES MONEY MARKET FUND


 This prospectus describes four money market mutual funds with a variety of investment objectives, including current income, interest income exempt from Federal Income Tax, and interest income exempt from
                Federal Income Tax and Ohio Personal Income Tax.
 The information in this prospectus is important. Please read it carefully before you invest, and save it for future reference.

         PLEASE REMEMBER THAT SHARES OF THE FUNDS: o ARE NOT DEPOSITS OR OBLIGATIONS OF, OR GUARANTEED BY BANC ONE CORPORATION OR ITS AFFILIATES; o ARE
    NOT INSURED OR GUARANTEED BY THE FEDERAL DEPOSIT INSURANCE CORPORATION OR
                 BY ANY FEDERAL OR STATE GOVERNMENTAL AGENCY; o
                 INVOLVE INVESTMENT RISK, INCLUDING THE POSSIBLE
                     LOSS OF THE PRINCIPAL AMOUNT INVESTED.

           THE ONE GROUP OHIO MUNICIPAL MONEY MARKET FUND MAY INVEST A
         SIGNIFICANT PORTION OF ITS ASSETS IN THE SECURITIES OF A SINGLE
      ISSUER. AS A RESULT, AN INVESTMENT IN THE FUND MAY ENTAIL MORE RISKS
            THAN AN INVESTMENT IN ANOTHER TYPE OF MONEY MARKET FUND.

              THERE IS NO ASSURANCE THAT THE FUNDS WILL MEET THEIR
               INVESTMENT OBJECTIVES OR BE ABLE TO MAINTAIN A NET
              ASSET VALUE OF $1.00 PER SHARE ON A CONTINUOUS BASIS.

          THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE
           SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION NOR HAS THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE
       SECURITIES COMMISSION PASSED UPON THE ACCURACY OR ADEQUACY OF THIS
                                   PROSPECTUS.
            ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

                               TABLE OF CONTENTS

                   A BRIEF PREVIEW OF THE FUNDS..............................    1
                   ABOUT THE FUNDS...........................................    2
                      The One Group(R) Prime Money Market Fund...............    2
                      The One Group(R) Municipal Money Market Fund...........    5
                      The One Group(R) Ohio Municipal Money Market Fund......    7
                      The One Group(R) U.S. Treasury Securities Money Market
                        Fund.................................................    9
                   MORE ABOUT THE FUNDS......................................   12
                   HOW TO DO BUSINESS WITH THE ONE GROUP.....................   13
                      Purchasing Fund Shares.................................   13
                      Sales Charges..........................................   15
                      Sales Charge Reductions and Waivers....................   16
                      Exchanging Fund Shares.................................   16
                      Redeeming Fund Shares..................................   17
                   SHAREHOLDER INFORMATION...................................   20
                      Voting Rights..........................................   20
                      Dividend Policies......................................   20
                      Tax Treatment of the Funds.............................   21
                      Tax Treatment of Shareholders..........................   21
                      Shareholder Inquiries..................................   22
                   ORGANIZATION AND MANAGEMENT OF THE FUNDS..................   23
                      The Funds..............................................   23
                      The Board of Trustees..................................   23
                      The Advisor............................................   23
                      The Distributor........................................   23
                      The Administrator and Sub-Administrator................   23
                      The Transfer Agent, Custodian and Sub-Custodian........   23
                   DETAILS ABOUT THE FUNDS' INVESTMENT PRACTICES AND
                     POLICIES................................................   24
                      Investment Practices...................................   24
                      Investment Risks.......................................   26
                      Investment Policies....................................   27
                   APPENDIX: DESCRIPTION OF RATINGS..........................   29

                        A BRIEF PREVIEW OF THE FUNDS

             WHAT ARE THE GOALS OF THE ONE GROUP MONEY MARKET FUNDS?
             The Funds are designed for a variety of investment objectives, including current income, interest income exempt from Federal Income Tax, and interest income exempt from Federal Income Tax and Ohio Personal Income Tax. Each Fund pursues a different objective and involves different risks. All of the Funds will use their best efforts to maintain a constant net asset value of $1.00 per share, although there is no guarantee that the Funds will be able to do so. Please read about each Fund before investing.

             WHAT ARE THE FUNDS' INVESTMENT STRATEGIES?
             The Funds will invest only in U.S. dollar-denominated securities, will maintain an average maturity on a dollar-weighted basis of 90 days or less, and will acquire only "eligible securities" that present minimal credit risks and have a maturity of 397 days or less. The Funds intend to comply with Rule 2a-7 under the Investment Company Act of 1940.

             WHAT ARE THE MAIN RISKS OF INVESTING IN THE FUNDS?

             The Funds invest in securities that are backed by "credit enhancements" such as letters of credit. The value of investments in the Funds could decrease if the credit quality of the credit enhancement provider declines. The Prime Money Market Fund invests in mortgage-related securities which have significantly greater price and yield volatility than traditional fixed income securities. In addition, the Prime Money Market Fund invests in U.S. dollar denominated foreign securities which may expose the Fund to risks that are different from investments in U.S. Securities. The Ohio Municipal Money Market Fund is a nondiversified fund which exposes investors to special risks. For more information about risks, please read "More About the Funds" and "Investment Risks."

             WHAT CLASSES OF SHARES ARE AVAILABLE?
             Each Fund currently offers Class A, Class C and Fiduciary Class shares. Class A and Class C shares are offered to the general public. Fiduciary Class shares are offered to institutional investors, including affiliates of BANC ONE CORPORATION and any bank, depository institution, insurance company, pension plan or other organization authorized to act in fiduciary, advisory, agency, custodial or similar capacities. Fiduciary Class shares are not available to Individual Retirement Accounts ("IRA").

             The Prime Money Market Fund and the U.S. Treasury Securities Money Market Fund also offer Class B and Service Class shares. Class B shares are offered to the general public. Service Class shares are offered to entities purchasing such shares on behalf of investors requiring additional administrative or accounting services such as sweep processing. The section called "How To Do Business With The One Group" will provide more information.

             HOW DO I PURCHASE AND REDEEM SHARES?

             You may buy and redeem shares of the Funds on any day that the Funds are open for business. Class C Shares are not available for purchase in all of the Funds. Purchase and redemption procedures are explained in greater detail in "How To Do Business With The One Group." For additional information, call The One Group Services Company at 1-800-480-4111.


             HOW ARE DIVIDENDS PAID?
             Generally, dividends are declared on each business day and are distributed periodically. Any capital gains are distributed at least annually. Distributions are paid in additional shares of the same class unless you elect to take the payment in cash. For a more detailed discussion of dividends, see "Dividend Policies."

             WHO MANAGES THE FUNDS?
             Banc One Investment Advisors Corporation ("Banc One Investment Advisors"), an indirect subsidiary of BANC ONE CORPORATION, serves as the advisor of the Funds. Banc One Investment Advisors is paid a fee for its services. A more detailed discussion regarding Banc One Investment Advisors, its services and compensation can be found in the Prospectus under the headings "The Advisor" and "Expense Summary."

2

THE ONE GROUP(R)
PRIME MONEY MARKET FUND
[ICON] INVESTMENT OBJECTIVE
The Fund is a diversified money market fund that seeks current income with liquidity and stability of principal.

[ICON] PORTFOLIO SECURITIES
The Fund invests exclusively in high quality money market instruments. These instruments include U.S. Treasury obligations, obligations issued or guaranteed by U.S. agencies or instrumentalities, mortgage-backed securities, commercial paper, bank obligations and deposit notes. The Fund also may invest in commercial paper issued by foreign issuers. The Fund may invest up to 10% of its net assets in illiquid investments such as certain restricted securities and private placements. The Fund also engages in securities lending. For a list of all of the securities in which the Fund may invest, please read "Investment Policies."

[ICON] RISK CONSIDERATIONS
The Fund invests in securities that are backed by "credit enhancements" such as letters of credit. The value of your investment in the Fund could decrease if the value of the securities in the portfolio decreases in response to declining credit quality of a credit enhancement provider. The fund also invests in U.S. dollar denominated foreign investments which involve risks that are different from investments in U.S. companies. In addition, the Fund invests in mortgage-related securities which have significantly greater price and yield volatility than traditional fixed-income securities. Before you invest, please read "More About the Funds" and "Investment Risks."

 SHAREHOLDER EXPENSES

                                                                          SERVICE   FIDUCIARY
   SHAREHOLDER TRANSACTION EXPENSES (1)     CLASS A   CLASS B   CLASS C    CLASS      CLASS
Maximum Sales Charge Imposed on Purchases
  (as a percentage of offering price)         none      none      none      none       none
Maximum Contingent Deferred Sales Charge
  (as a percentage of original purchase
  price or redemption proceeds, as
  applicable)                                 none     5.00%     1.00%      none       none
Redemption Fees                               none      none      none      none       none
Exchange Fees                                 none      none      none      none       none
ANNUAL OPERATING EXPENSES (2)
  (as a percentage of average daily
  net assets)
Investment Advisory Fees (after fee
  waiver) (3)                                 .30%      .30%      .30%      .30%       .30%
12b-1 Fees (after fee waiver) (4)             .25%     1.00%     1.00%      .55%       none
Other Expenses                                .20%      .20%      .20%      .20%       .20%
Total Fund Operating Expenses (after fee
  waivers) (5)                                .75%     1.50%     1.50%     1.05%       .50%

(1) If you buy or sell shares through a Shareholder Servicing Agent, you may be charged separate transaction fees by the Shareholder Servicing Agent. In addition, a $7.00 charge is deducted from redemption amounts paid by wire.
(2) Expense information has been restated to reflect current fees.
(3) Without a fee waiver, Investment Advisory Fees would be .35% for all classes of shares.
(4) Due to 12b-1 fees, long-term Class A, Class B, Class C and Service Class shareholders may pay more than the equivalent of the maximum front-end sales charges permitted under the rules of the National Association of Securities Dealers. Without the voluntary waiver of fees, 12b-1 fees would be .75% for Service Class shares.
(5) Without a voluntary reduction of Investment Advisory and 12b-1 fees, Total Operating Expenses would be .80% for Class A shares, 1.55% for Class B shares, 1.55% for Class C shares, 1.30% for Service Class shares and .55% for Fiduciary Class shares.

 EXAMPLE
An investor would pay the following expenses on a $1,000 investment in the Fund, assuming: (1) payment of the maximum sales charge; (2) 5% annual return; and (3) redemption at the end of each time period.

                                               1 YEAR     3 YEARS     5 YEARS     10 YEARS
Class A                                         $  8       $  24       $  42        $ 93
Class A (without fee waiver)                    $  8       $  26       $  44        $ 99
Class B                                         $ 65       $  77       $ 102        $159
Class B (without fee waiver)                    $ 66       $  79       $ 104        $164
Class C                                         $ 25       $  47       $  82        $179
Class C (without fee waiver)                    $ 26       $  49       $  84        $185
Fiduciary Class                                 $  5       $  16       $  28        $ 63
Fiduciary Class (without fee waiver)            $  6       $  18       $  31        $ 69

Assuming no redemption at the end of each time period, the dollar amounts in the above example would be as follows:

                                               1 YEAR     3 YEARS     5 YEARS     10 YEARS
Class A                                         $  8       $  24       $  42        $ 93
Class A (without fee waiver)                    $  8       $  26       $  44        $ 99
Class B                                         $ 15       $  47       $  82        $159
Class B (without fee waiver)                    $ 16       $  49       $  84        $164
Class C                                         $ 15       $  47       $  82        $179
Class C (without fee waiver)                    $ 16       $  49       $  84        $185
Fiduciary Class                                 $  5       $  16       $  28        $ 63
Fiduciary Class (without fee waiver)            $  6       $  18       $  31        $ 69

Class B shares automatically convert to Class A shares after eight years. Therefore, the "10 years" examples above reflect this conversion.

Because of the nature of the shares, shareholders are not expected to remain in Service Class shares for more than a very limited period of time. However, a shareholder investing in the Service Class shares on a continual basis for a period of one month would pay $1, three months would pay $3, one year would pay $11. Without the voluntary fee reduction, that shareholder would pay $1 after one month, $3 after three months, and $13 after one year.

These examples are designed to assist you in understanding the various costs and expenses that may be directly or indirectly paid by investors in the Fund. THESE EXAMPLES SHOULD NOT BE CONSIDERED A REPRESENTATION OF PAST OR FUTURE EXPENSES AND ACTUAL EXPENSES MAY BE GREATER OR LESS THAN THOSE SHOWN.

THE ONE GROUP(R) PRIME MONEY MARKET FUND    FINANCIAL HIGHLIGHTS


The Financial Highlights are intended to help you understand the Fund's financial performance for the past 10 years, or since inception if less than 10 years. The total returns in the table represent the rate a shareholder would have earned on an investment in the Fund (assuming reinvestment of all dividends and distributions). This information has been derived from financial statements audited by Coopers & Lybrand L.L.P., whose report, along with the Fund's financial statements, is included in the Statement of Additional Information, which is available upon request.


                                                                             YEARS ENDED JUNE 30,
                                            --------------------------------------------------------------------------------------
                FIDUCIARY                      1997           1996           1995           1994           1993           1992
NET ASSET VALUE, BEGINNING OF PERIOD        $     1.000    $     1.000    $     1.000    $     1.000    $     1.000    $     1.000
----------------------------------------------------------------------------------------------------------------------------------
Investment Activities
  Net investment income                           0.051          0.054          0.052          0.031          0.030          0.045
----------------------------------------------------------------------------------------------------------------------------------
Less: Distributions
  Net investment income                          (0.051)        (0.054)        (0.052)        (0.031)        (0.030)        (0.045)
----------------------------------------------------------------------------------------------------------------------------------
NET ASSET VALUE, END OF PERIOD              $     1.000    $     1.000    $     1.000    $     1.000    $     1.000    $     1.000
----------------------------------------------------------------------------------------------------------------------------------
Total Return                                       5.20%          5.49%          5.34%          3.19%          3.09%          4.64%
RATIOS/SUPPLEMENTARY DATA:
  Net Assets at end of period (000)         $ 2,563,768    $ 2,186,562    $ 1,965,416    $ 1,600,876    $   979,275    $   946,504
  Ratio of expenses to average net assets          0.48%          0.44%          0.41%          0.40%          0.44%          0.59%
  Ratio of net investment income to
    average net assets                             5.08%          5.34%          5.27%          3.18%          3.05%          4.49%
  Ratio of expenses to average net assets*         0.56%          0.55%          0.57%          0.59%          0.62%          0.76%
  Ratio of net investment income average
    net assets*                                    5.00%          5.23%          5.12%          2.99%          2.87%          4.32%


                                            ---------------------------
                FIDUCIARY                         1991         1990
NET ASSET VALUE, BEGINNING OF PERIOD        $     1.000    $     1.000
-----------------------------------------------------------------------
Investment Activities
  Net investment income                           0.069          0.080
-----------------------------------------------------------------------
Less: Distributions
  Net investment income                          (0.069)        (0.080)
-----------------------------------------------------------------------
NET ASSET VALUE, END OF PERIOD              $     1.000    $     1.000
-----------------------------------------------------------------------
Total Return                                       7.12%          8.33%
RATIOS/SUPPLEMENTARY DATA:
  Net Assets at end of period (000)         $   760,726    $   562,680
  Ratio of expenses to average net assets          0.68%          0.64%
  Ratio of net investment income to
    average net assets                             6.86%          8.02%
  Ratio of expenses to average net assets*         0.83%          0.79%
  Ratio of net investment income average
    net assets*                                    6.71%          7.87%

* During the period certain fees were voluntarily reduced. If such voluntary fee reductions had not occurred, the ratios would have been as indicated.

                                                                            YEARS ENDED JUNE 30,
                                           --------------------------------------------------------------------------------------
                 CLASS A                      1997           1996           1995           1994           1993          1992(a)
NET ASSET VALUE, BEGINNING OF PERIOD       $     1.000    $     1.000    $     1.000    $     1.000    $     1.000    $    1.000
---------------------------------------------------------------------------------------------------------------------------------
Investment Activities
  Net investment income                          0.048          0.051          0.050          0.027          0.030         0.013
---------------------------------------------------------------------------------------------------------------------------------
Less: Distributions
  Net investment income                         (0.048)        (0.051)        (0.050)        (0.027)        (0.030)       (0.013)
---------------------------------------------------------------------------------------------------------------------------------
NET ASSET VALUE, END OF PERIOD             $     1.000    $     1.000    $     1.000    $     1.000    $     1.000    $    1.000
---------------------------------------------------------------------------------------------------------------------------------
Total Return                                      4.94%          5.22%          5.08%          2.93%          2.83%         3.51%(b)
RATIOS/SUPPLEMENTARY DATA:
  Net Assets at end of period (000)        $   332,646    $   315,374    $   201,968    $    74,759    $    61,106    $       511
  Ratio of expenses to average net assets         0.73%          0.69%          0.67%          0.65%          0.65%         0.79%(b)
  Ratio of net investment income to
    average net assets                            4.83%          5.09%          5.02%          2.92%          2.67%         3.40%(b)
  Ratio of expenses to average net
    assets*                                       0.91%          0.90%          0.92%          0.90%          0.99%         0.94%(b)
  Ratio of net investment income to
    average net assets*                           4.65%          4.88%          4.77%          2.67%          2.33%         3.25%(b)

* During the period certain fees were voluntarily reduced. If such voluntary fee reductions had not occurred, the ratios would have been as indicated. (a) Class A Shares commenced offering on February 18,
  1992.  (b) Annualized.

4

THE ONE GROUP(R) PRIME MONEY MARKET FUND    FINANCIAL HIGHLIGHTS

                                                                                                                     NOVEMBER 21,
                                                                                                                       1996 TO
                                                                                                                       JUNE 30,
                                                      CLASS B                                                          1997(a)
NET ASSET VALUE, BEGINNING OF PERIOD                                                                                   $  1.000
---------------------------------------------------------------------------------------------------------------------------------
Investment Activities
  Net investment income                                                                                                   0.026
---------------------------------------------------------------------------------------------------------------------------------
Less: Distributions
  Net investment income                                                                                                  (0.026)
---------------------------------------------------------------------------------------------------------------------------------
NET ASSET VALUE, END OF PERIOD                                                                                         $  1.000
---------------------------------------------------------------------------------------------------------------------------------
Total Return (excludes sales charge)                                                                                       2.63%(b)
RATIOS/SUPPLEMENTARY DATA:
  Net Assets at end of period (000)                                                                                    $    618
  Ratio of expenses to average net assets                                                                                  1.51%(c)
  Ratio of net investment income to average net assets                                                                     4.16%(c)
  Ratio of expenses to average net assets*                                                                                 1.59%(c)
  Ratio of net investment income to average net assets*                                                                    4.08%(c)

* During the period certain fees were voluntarily reduced. If such voluntary fee reductions had not occurred, the ratios would have been as indicated. (a) Period from commencement of operations. (b) Not annualized. (c) Annualized.

                                                                             5
THE ONE GROUP(R)
MUNICIPAL MONEY MARKET FUND
[ICON] INVESTMENT OBJECTIVE
The Fund is a diversified fund that seeks as high a level of current interest income exempt from Federal income tax as is consistent with capital preservation and stability of principal.

[ICON] PORTFOLIO SECURITIES
As a matter of fundamental policy, the Fund will invest at least 80% of its total assets in municipal securities. These are securities issued by or on behalf of the states, territories and possessions of the United States, including the District of Columbia, and their political subdivisions, agencies, instrumentalities and authorities. These municipal securities produce interest that, in the opinion of bond counsel for the issuer, is exempt from Federal income tax. However, the Fund may invest as much as 100% of its assets in municipal securities that produce income that is subject to the Federal alternative minimum tax. If you are subject to the Federal alternative minimum tax, please read the section of this prospectus entitled "Tax Treatment of Shareholders" before you invest. The Fund also may invest up to 20% of its total assets in other types of securities, such as taxable money market instruments, including repurchase agreements. For a list of all the securities in which the Fund may invest, please read "Investment Practices."

[ICON] RISK CONSIDERATIONS
The Fund invests in securities that are backed by "credit enhancements" such as letters of credit. The value of your investment in the Fund could decrease if the value of the securities in the portfolio decreases in response to declining credit quality of a credit enhancement provider. In addition, the Fund invests in mortgage-related securities which have significantly greater price and yield volatility than traditional fixed-income securities. Before you invest, please read "More Information about the Funds" and "Investment Risks."

 SHAREHOLDER EXPENSES

       SHAREHOLDER TRANSACTION EXPENSES (1)          CLASS A   CLASS C   FIDUCIARY CLASS
Maximum Sales Charge Imposed on Purchases (as a
  percentage of offering price)                        none      none          none
Maximum Contingent Deferred Sales Charge (as a
  percentage of original purchase price or
  redemption proceeds, as applicable)                  none     1.00%          none
Redemption Fees                                        none      none          none
Exchange Fees                                          none      none          none

ANNUAL OPERATING EXPENSES (2)
(as a percentage of average daily net assets)
Investment Advisory Fees (after fee waiver) (3)        .25%      .25%          .25%
12b-1 Fees (4)                                         .25%     1.00%          none
Other Expenses                                         .25%      .25%          .25%
Total Fund Operating Expenses (after fee
  waiver) (5)                                          .75%     1.50%          .50%

(1) If you buy or sell shares through a Shareholder Servicing Agent, you may be charged separate transaction fees by the Shareholder Servicing Agent. In addition, a $7.00 charge is deducted from redemption amounts paid by wire.
(2) Expense information has been restated to reflect current fees.
(3) Without a fee waiver, Investment Advisory Fees would be .35% for all classes of shares.
(4) Due to 12b-1 fees, long-term Class A and Class C shareholders may pay more than the equivalent of the maximum front-end sales charges permitted under the rules of the National Association of Securities Dealers.
(5) Total Operating Expenses have been revised to reflect fee waivers. Without a voluntary reduction of Investment Advisory fees, Total Operating Expenses would be .85% for Class A shares, 1.60% for Class C shares and .60% for Fiduciary Class shares.

 EXAMPLE
An investor would pay the following expenses on a $1,000 investment in the Fund, assuming: (1) payment of the maximum sales charge; (2) 5% annual return; and (3) redemption at the end of each time period.

                                               1 YEAR     3 YEARS     5 YEARS     10 YEARS
Class A                                         $  8       $  24       $  42        $ 93
Class A (without fee waiver)                    $  9       $  27       $  47        $105
Class C                                         $ 25       $  47       $  82        $179
Class C (without fee waiver)                    $ 26       $  50       $  87        $190
Fiduciary Class                                 $  5       $  16       $  28        $ 63
Fiduciary Class (without fee waiver)            $  6       $  19       $  33        $ 75

Assuming no redemption at the end of each time period, the dollar amounts in the above example would be as follows:

                                               1 YEAR     3 YEARS     5 YEARS     10 YEARS
Class A                                         $  8       $  24       $  42        $ 93
Class A (without fee waiver)                    $  9       $  27       $  47        $105
Class C                                         $ 15       $  47       $  82        $179
Class C (without fee waiver)                    $ 16       $  50       $  87        $190
Fiduciary Class                                 $  5       $  16       $  28        $ 63
Fiduciary Class (without fee waiver)            $  6       $  19       $  33        $ 75

These examples are designed to assist you in understanding the various costs and expenses that may be directly or indirectly paid by investors in the Fund. THESE EXAMPLES SHOULD NOT BE CONSIDERED A REPRESENTATION OF PAST OR FUTURE EXPENSES AND ACTUAL EXPENSES MAY BE GREATER OR LESS THAN THOSE SHOWN.

6

THE ONE GROUP(R) MUNICIPAL MONEY MARKET FUND    FINANCIAL HIGHLIGHTS


The Financial Highlights are intended to help you understand the Fund's financial performance for the past 10 years, or since inception if less than 10 years. The total returns in the table represent the rate a shareholder would have earned on an investment in the Fund (assuming reinvestment of all dividends and distributions). This information has been derived from financial statements audited by Coopers & Lybrand L.L.P., whose report, along with the Fund's financial statements, is included in the Statement of Additional Information, which is available upon request.


                                                                     YEARS ENDED JUNE 30,
                                     -----------------------------------------------------------------------------------
         FIDUCIARY             1997         1996         1995         1994         1993         1992         1991         1990
NET ASSET VALUE, BEGINNING
  OF PERIOD                  $   1.000    $   1.000    $   1.000    $   1.000    $   1.000    $   1.000    $   1.000    $   1.000
---------------------------------------------------------------------------------------------------------------------------------
Investment Activities
  Net investment income          0.031        0.033        0.032        0.021        0.021        0.034        0.050        0.057
---------------------------------------------------------------------------------------------------------------------------------
Less: Distributions
  Net investment income         (0.031)      (0.033)      (0.032)      (0.021)      (0.021)      (0.034)      (0.050)      (0.057)
---------------------------------------------------------------------------------------------------------------------------------
NET ASSET VALUE, END OF
  PERIOD                     $   1.000    $   1.000    $   1.000    $   1.000    $   1.000    $   1.000    $   1.000    $   1.000
---------------------------------------------------------------------------------------------------------------------------------
Total Return                      3.19%        3.34%        3.28%        2.16%        2.15%        3.47%        5.17%        5.82%
RATIOS/SUPPLEMENTARY DATA:
  Net Assets at end of
    period (000)             $ 467,420    $ 459,807    $ 437,743    $ 352,702    $ 175,277    $ 170,961    $ 166,200    $ 145,712
  Ratio of expenses to
    average net assets            0.43%        0.41%        0.41%        0.40%        0.46%        0.43%        0.32%        0.36%
  Ratio of net investment
    income to average net
    assets                        3.16%        3.29%        3.26%        2.13%        2.12%        3.41%        5.04%        5.66%
  Ratio of expenses to
    average net assets*           0.55%        0.59%        0.59%        0.60%        0.66%        0.80%        0.67%        0.76%
  Ratio of net investment
    income to average net
    assets*                       3.04%        3.11%        3.08%        1.93%        1.92%        3.04%        4.69%        5.26%

* During the period certain fees were voluntarily reduced. If such voluntary fee reductions had not occurred, the ratios would have been as indicated.

                                                                                  YEARS ENDED JUNE 30,
                                                       -------------------------------------------------------------
                       CLASS A                           1997         1996         1995         1994         1993        1992(a)
NET ASSET VALUE, BEGINNING OF PERIOD                   $   1.000    $   1.000    $   1.000    $   1.000    $   1.000    $  1.000
---------------------------------------------------------------------------------------------------------------------------------
Investment Activities
  Net investment income                                    0.029        0.030        0.030        0.021        0.019       0.009
---------------------------------------------------------------------------------------------------------------------------------
Less: Distributions
  Net investment income                                   (0.029)      (0.030)      (0.030)      (0.021)      (0.019)     (0.009)
---------------------------------------------------------------------------------------------------------------------------------
NET ASSET VALUE, END OF PERIOD                         $   1.000    $   1.000    $   1.000    $   1.000    $   1.000    $  1.000
---------------------------------------------------------------------------------------------------------------------------------
Total Return                                                2.97%        3.08%        3.02%        1.96%        1.89%       2.48%(b)
RATIOS/SUPPLEMENTARY DATA:
  Net Assets at end of period (000)                    $  48,185    $  50,720    $  56,518    $  41,595    $  18,932    $    122
  Ratio of expenses to average net assets                   0.68%        0.66%        0.66%        0.65%        0.66%       0.84%(b)
  Ratio of net investment income to average net
    assets                                                  2.91%        3.04%        3.01%        1.92%        1.82%       2.44%(b)
  Ratio of expenses to average net assets*                  0.90%        0.94%        0.94%        0.91%        1.01%       0.99%(b)
  Ratio of net investment income to average net
    assets*                                                 2.69%        2.76%        2.73%        1.66%        1.47%       2.29%(b)

* During the period certain fees were voluntarily reduced. If such voluntary fee reductions had not occurred, the ratios would have been as indicated. (a) Class A shares commenced offering on February 18, 1992. (b) Annualized.

THE ONE GROUP(R)
OHIO MUNICIPAL MONEY MARKET FUND
[ICON] INVESTMENT OBJECTIVE
The Fund is a non-diversified money market fund that seeks as high a level of current interest income exempt from Federal income tax and Ohio personal income tax as is consistent with capital preservation and stability of principal.

[ICON] PORTFOLIO SECURITIES

The Fund will invest at least 80% of its total assets in Ohio municipal securities. These are securities issued by or on behalf of the State of Ohio and its political subdivisions, agencies, instrumentalities and authorities. Ohio municipal securities produce interest that, in the opinion of bond counsel for the issuer, is exempt from both Federal income tax and Ohio personal income tax. The Fund also may invest up to 20% of its total assets in non-Ohio municipal securities, i.e., municipal securities issued by states, territories and possessions of the United States, including the District of Columbia, other than Ohio, as well as their political subdivisions, agencies, instrumentalities and authorities that produce interest exempt from Federal income tax. The Fund has the ability to invest as much as 100% of its assets in non-Ohio municipal securities that produce income that is subject to the Federal alternative minimum tax. If you are subject to the Federal alternative minimum tax, please read the section of this prospectus entitled "Tax Treatment of Shareholders" before you invest. Finally, the Fund also may invest up to 20% of its total assets in other types of securities, such as taxable money market instruments, including repurchase agreements. For a list of all the securities in which the Fund may invest, please read "Investment Practices."


[ICON] RISK CONSIDERATIONS
Because of the relatively small number of issuers of Ohio municipal securities, the Fund's performance is effected to a greater extent by the success of one or a few issuers than is the performance of a diversified fund. In addition, the Fund invests in mortgage-related securities which have significantly greater price and yield volatility than traditional fixed-income securities. Before you invest, please read "More About the Funds" and "Investment Risks."

 SHAREHOLDER EXPENSES

       SHAREHOLDER TRANSACTION EXPENSES (1)          CLASS A   CLASS C   FIDUCIARY CLASS
Maximum Sales Charge Imposed on Purchases (as a
  percentage of offering price)                        none      none          none
Maximum Contingent Deferred Sales Charge (as a
  percentage of original purchase price or
  redemption proceeds, as applicable)                  none     1.00%          none
Redemption Fees                                        none      none          none
Exchange Fees                                          none      none          none

ANNUAL OPERATING EXPENSES (2)
 (as a percentage of average daily net assets)
Investment Advisory Fees (after fee waiver) (3)        .25%      .25%          .25%
12b-1 Fees(4)                                          .25%     1.00%          none
Other Expenses (after fee waiver) (5)                  .24%      .24%          .24%
Total Fund Operating Expenses (after fee
  waivers) (6)                                         .74%     1.49%          .49%

(1) If you buy or sell shares through a Shareholder Servicing Agent, you may be charged separate transaction fees by the Shareholder Servicing Agent. In addition, a $7.00 charge is deducted from redemption amounts paid by wire.
(2) Expense information has been restated to reflect current fees.
(3) Without a fee waiver, Investment Advisory Fees would be .30% for all classes of shares.
(4) Due to 12b-1 fees, long-term Class A and Class C shareholders may pay more than the equivalent of the maximum front-end sales charges permitted under the rules of the National Association of Securities Dealers.
(5) Without a fee waiver, other expenses would be .29% for all classes of shares.
(6) Total Operating Expenses have been revised to reflect fee waivers. Without a voluntary reduction of Investment Advisory and 12b-1 fees, Total Operating Expenses would be .84% for Class A shares, 1.59% for Class C shares and .59% for Fiduciary Class shares.

 EXAMPLE
An investor would pay the following expenses on a $1,000 investment in the Fund, assuming: (1) payment of the maximum sales charge; (2) 5% annual return; and (3) redemption at the end of each time period.

                                               1 YEAR     3 YEARS     5 YEARS     10 YEARS
Class A                                         $  8       $  24       $  41        $ 92
Class A (without fee waivers)                   $  9       $  27       $  47        $104
Class C                                         $ 25       $  47       $  81        $178
Class C (without fee waivers)                   $ 26       $  50       $  87        $189
Fiduciary Class                                 $  5       $  16       $  27        $ 62
Fiduciary Class (without fee waivers)           $  6       $  19       $  33        $ 74

Assuming no redemption at the end of each time period, the dollar amounts in the above example would be as follows:

                                               1 YEAR     3 YEARS     5 YEARS     10 YEARS
Class A                                         $  8       $  24       $  41        $ 92
Class A (without fee waivers)                   $  9       $  27       $  47        $104
Class C                                         $ 15       $  47       $  81        $178
Class C (without fee waiver)                    $ 16       $  50       $  87        $189
Fiduciary Class                                 $  5       $  16       $  27        $ 62
Fiduciary Class (without fee waivers)           $  6       $  19       $  33        $ 74

These examples are designed to assist you in understanding the various costs and expenses that may be directly or indirectly paid by investors in the Fund. THESE EXAMPLES SHOULD NOT BE CONSIDERED A REPRESENTATION OF PAST OR FUTURE EXPENSES AND ACTUAL EXPENSES MAY BE GREATER OR LESS THAN THOSE SHOWN.

8

THE ONE GROUP(R) OHIO MUNICIPAL MONEY MARKET FUND    FINANCIAL HIGHLIGHTS


The Financial Highlights are intended to help you understand the Fund's financial performance for the past 10 years, or since inception if less than 10 years. The total returns in the table represent the rate a shareholder would have earned on an investment in the Fund (assuming reinvestment of all dividends and distributions). This information has been derived from financial statements audited by Coopers & Lybrand L.L.P., whose report, along with the Fund's financial statements, is included in the Statement of Additional Information, which is available upon request.


                                                                          YEARS ENDED JUNE 30,                          JUNE 9,
                                                                                                                        1993 TO
                                                            ------------------------------------------------           JUNE 30,
                      FIDUCIARY                          1997             1996             1995             1994        1993(a)
NET ASSET VALUE, BEGINNING OF PERIOD                   $  1.000         $  1.000         $  1.000         $  1.000     $   1.000
---------------------------------------------------------------------------------------------------------------------------------
Investment Activities
  Net investment income                                   0.032            0.033            0.032            0.022         0.013
---------------------------------------------------------------------------------------------------------------------------------
Less: Distributions
  Net investment income                                  (0.032)          (0.032)          (0.032)          (0.022)       (0.013)
  In excess of net investment income                         --           (0.001)              --               --            --
---------------------------------------------------------------------------------------------------------------------------------
Total Distributions                                      (0.032)          (0.033)          (0.032)          (0.022)       (0.013)
---------------------------------------------------------------------------------------------------------------------------------
NET ASSET VALUE, END OF PERIOD                         $  1.000         $  1.000         $  1.000         $  1.000     $   1.000
---------------------------------------------------------------------------------------------------------------------------------
Total Return                                               3.22%            3.34%            3.20%            2.25%         2.14%(b)
RATIOS/SUPPLEMENTARY DATA:
  Net Assets at end of period (000)                    $ 56,442         $ 55,915         $ 51,806         $ 55,375     $   3,500
  Ratio of expenses to average net assets                  0.40%            0.41%            0.41%            0.34%         0.08%(b)
  Ratio of net investment income to average net
    assets                                                 3.17%            3.19%            3.13%            2.29%         2.07%(b)
  Ratio of expenses to average net assets*                 0.53%            0.71%            0.60%            0.57%         0.51%(b)
  Ratio of net investment income to average net
    assets*                                                3.04%            2.89%            2.94%            2.06%         1.64%(b)

* During the period certain fees were voluntarily reduced. If such voluntary fee reductions had not occurred, the ratios would have been as indicated. (a) Period from commencement of operations. (b) Annualized.

                                                                          YEARS ENDED JUNE 30,                        JANUARY 26,
                                                                                                                        1993 TO
                                                            ------------------------------------------------           JUNE 30,
                       CLASS A                           1997             1996             1995             1994        1993(a)
NET ASSET VALUE, BEGINNING OF PERIOD                   $  1.000         $  1.000         $  1.000         $  1.000     $   1.000
---------------------------------------------------------------------------------------------------------------------------------
Investment Activities
  Net investment income                                   0.029            0.030            0.029            0.021         0.009
---------------------------------------------------------------------------------------------------------------------------------
Less: Distributions
  Net investment income                                  (0.029)          (0.029)          (0.029)          (0.021)       (0.009)
  In excess of net investment income                         --           (0.001)              --               --            --
---------------------------------------------------------------------------------------------------------------------------------
Total Distributions                                      (0.029)          (0.030)          (0.029)          (0.021)       (0.009)
---------------------------------------------------------------------------------------------------------------------------------
NET ASSET VALUE, END OF PERIOD                         $  1.000         $  1.000         $  1.000         $  1.000     $   1.000
---------------------------------------------------------------------------------------------------------------------------------
Total Return                                               2.96%            3.08%            2.98%            2.09%         2.34%(b)
RATIOS/SUPPLEMENTARY DATA:
  Net Assets at end of period (000)                    $ 30,479         $ 41,132         $ 35,790         $ 37,356     $  25,125
  Ratio of expenses to average net assets                  0.65%            0.66%            0.63%            0.44%         0.26%(b)
  Ratio of net investment income to average net
    assets                                                 2.90%            2.94%            2.91%            2.05%         2.03%(b)
  Ratio of expenses to average net assets*                 0.88%            1.06%            0.95%            0.94%         0.92%(b)
  Ratio of net investment income to average net
    assets*                                                2.67%            2.54%            2.59%            1.55%         1.37%(b)

* During the period certain fees were voluntarily reduced. If such voluntary fee reductions had not occurred, the ratios would have been as indicated. (a) Period from commencement of operations. (b) Annualized.

THE ONE GROUP(R)
U.S. TREASURY SECURITIES MONEY MARKET FUND
[ICON] INVESTMENT OBJECTIVE
The Fund is a diversified money market fund that seeks current income with liquidity and stability of principal.

[ICON] PORTFOLIO SECURITIES

The Fund will invest exclusively in short-term U.S. Treasury obligations including repurchase agreements collateralized by such Treasury obligations and when-issued securities. The Fund also engages in securities lending. For a list of all the securities in which the Fund may invest, please read "Investment Practices."


[ICON] RISK CONSIDERATIONS
Before you invest, please read "More About the Funds" and "Investment Risks."

 SHAREHOLDER EXPENSES

                                                                          SERVICE   FIDUCIARY
   SHAREHOLDER TRANSACTION EXPENSES (1)     CLASS A   CLASS B   CLASS C    CLASS      CLASS
Maximum Sales Charge Imposed on Purchases
  (as a percentage of offering price)         none      none      none      none       none
Maximum Contingent Deferred Sales Charge
  (as a percentage of original purchase
  price or redemption proceeds, as
  applicable)                                 none     5.00%     1.00%      none       none
Redemption Fees                               none      none      none      none       none
Exchange Fees                                 none      none      none      none       none
ANNUAL OPERATING EXPENSES (2)
  (as a percentage of average daily
  net assets)
Investment Advisory Fees (after fee
  waiver) (3)                                 .30%      .30%      .30%      .30%       .30%
12b-1 Fees (after fee waiver) (4)             .25%     1.00%     1.00%      .55%       none
Other Expenses                                .21%      .21%      .21%      .21%       .21%
Total Fund Operating Expenses
  (after fee waivers) (5)                     .76%     1.51%     1.51%     1.06%       .51%

(1) If you buy or sell shares through a Shareholder Servicing Agent, you may be charged separate transaction fees by the Shareholder Servicing Agent. In addition, a $7.00 charge is deducted from redemption amounts paid by wire.
(2) Expense information has been restated to reflect current fees.
(3) Without a fee waiver, Investment Advisory Fees would be .35% for all classes of shares.
(4) Due to 12b-1 fees, long-term Class A, Class B and Class C shareholders may pay more than the equivalent of the maximum front-end sales charges permitted under the rules of the National Association of Securities Dealers. Without the voluntary waiver of fees, 12b-1 fees would be .75% for Service Class shares.
(5) Total Operating Expenses have been revised to reflect fee waivers. Without a voluntary reduction of Investment Advisory and 12b-1 fees, Total Operating Expenses would be .81% for Class A shares, 1.56% for Class B shares, 1.56% for Class C shares, 1.31% for Service Class shares and .56% for Fiduciary Class shares.

 EXAMPLE
An investor would pay the following expenses on a $1,000 investment in the Fund, assuming: (1) payment of the maximum sales charge; (2) 5% annual return; and (3) redemption at the end of each time period.

                                               1 YEAR     3 YEARS     5 YEARS     10 YEARS
Class A                                         $  8       $  24       $  42        $ 94
Class A (without fee waiver)                    $  8       $  26       $  45        $100
Class B                                         $ 65       $  78       $ 102        $160
Class B (without fee waiver)                    $ 66       $  79       $ 105        $180
Class C                                         $ 25       $  48       $  82        $186
Class C (without fee waiver)                    $ 26       $  49       $  85        $147
Fiduciary Class                                 $  5       $  16       $  29        $ 64
Fiduciary Class (without fee waiver)            $  6       $  18       $  31        $ 70

Assuming no redemption at the end of each time period, the dollar amounts in the above example would be as follows:

                                               1 YEAR     3 YEARS     5 YEARS     10 YEARS
Class A                                         $  8       $  24       $  42        $ 94
Class A (without fee waiver)                    $  8       $  26       $  45        $100
Class B                                         $ 15       $  48       $  82        $160
Class B (without fee waiver)                    $ 16       $  49       $  85        $165
Class C                                         $ 15       $  48       $  82        $180
Class C (without fee waiver)                    $ 16       $  49       $  85        $186
Fiduciary Class                                 $  5       $  16       $  29        $ 64
Fiduciary Class (without fee waiver)            $  6       $  18       $  31        $ 70

Because of the nature of the shares, shareholders are not expected to remain in Service Class shares for more than a very limited period of time. However, a shareholder investing in the Service Class shares on a continual basis for a period of one month would pay $1, three months would pay $3, and one year would pay $11. Without the voluntary fee reduction, that shareholder would pay $1 after one month, $3 after three months, and $13 after one year.

Class B shares automatically convert to Class A shares after eight (8) years. Therefore, the "10 years" examples above reflect this conversion.

These examples are designed to assist you in understanding the various costs and expenses that may be directly or indirectly paid by investors in the Fund. THESE EXAMPLES SHOULD NOT BE CONSIDERED A REPRESENTATION OF PAST OR FUTURE EXPENSES AND ACTUAL EXPENSES MAY BE GREATER OR LESS THAN THOSE SHOWN.

10

THE ONE GROUP(R) U.S. TREASURY SECURITIES MONEY MARKET FUND    FINANCIAL
HIGHLIGHTS


The Financial Highlights are intended to help you understand the Fund's financial performance for the past 10 years, or since inception if less than 10 years. The total returns in the table represent the rate a shareholder would have earned on an investment in the Fund (assuming reinvestment of all dividends and distributions). This information has been derived from financial statements audited by Coopers & Lybrand L.L.P., whose report, along with the Fund's financial statements, is included in the Statement of Additional Information, which is available upon request.


                                                                             YEARS ENDED JUNE 30,
                                            --------------------------------------------------------------------------------------
                FIDUCIARY                      1997           1996           1995           1994           1993           1992
NET ASSET VALUE, BEGINNING OF PERIOD        $     1.000    $     1.000    $     1.000    $     1.000    $     1.000    $     1.000
----------------------------------------------------------------------------------------------------------------------------------
Investment Activities
  Net investment income                           0.050          0.052          0.050          0.030          0.029          0.043
----------------------------------------------------------------------------------------------------------------------------------
Less: Distributions
  Net investment income                          (0.050)(a)      (0.052)       (0.050)        (0.030)        (0.029)        (0.043)
----------------------------------------------------------------------------------------------------------------------------------
NET ASSET VALUE, END OF PERIOD              $     1.000    $     1.000    $     1.000    $     1.000    $     1.000    $     1.000
----------------------------------------------------------------------------------------------------------------------------------
Total Return                                       5.07%          5.34%          5.07%          3.01%          2.89%          4.40%
RATIOS/SUPPLEMENTARY DATA:
  Net Assets at end of period (000)         $ 2,243,376    $ 1,844,590    $ 1,178,091    $   969,326    $   492,862    $   410,146
  Ratio of expenses to average net assets          0.46%          0.42%          0.41%          0.40%          0.45%          0.55%
  Ratio of net investment income to
    average net assets                             4.95%          5.17%          4.96%          3.02%          2.85%          4.25%
  Ratio of expenses to average net assets*         0.57%          0.56%          0.59%          0.58%          0.67%          0.77%
  Ratio of net investment income to
    average net assets*                            4.84%          5.03%          4.78%          2.84%          2.63%          4.04%


                                            ---------------------------
                FIDUCIARY                      1991            1990
NET ASSET VALUE, BEGINNING OF PERIOD        $     1.000    $     1.000
-----------------------------------------------------------------------------------------------------------------
Investment Activities
  Net investment income                           0.062          0.078
------------------------------------------------------------------------------------------------------------------------------
Less: Distributions
  Net investment income                          (0.062)        (0.078)
----------------------------------------------------------------------------------------------------------------------------------
NET ASSET VALUE, END OF PERIOD              $     1.000    $     1.000
----------------------------------------------------------------------------------------------------------------------------------
Total Return                                       6.63%          8.10%
RATIOS/SUPPLEMENTARY DATA:
  Net Assets at end of period (000)         $   339,987    $   119,544
  Ratio of expenses to average net assets          0.60%          0.59%
  Ratio of net investment income to
    average net assets                             6.20%          7.82%
  Ratio of expenses to average net assets*         0.80%          0.79%
  Ratio of net investment income to
    average net assets*                            6.00%          7.62%

* During the period certain fees were voluntarily reduced. If such voluntary fee reductions had not occurred, the ratios would have been as indicated. (a) Includes $.000002 short term capital gain.

                                                                            YEARS ENDED JUNE 30,
                                           ----------------------------------------------------------------------
                 CLASS A                      1997           1996           1995           1994           1993          1992(b)
NET ASSET VALUE, BEGINNING OF PERIOD       $     1.000    $     1.000    $     1.000    $     1.000    $     1.000    $    1.000
---------------------------------------------------------------------------------------------------------------------------------
Investment Activities
  Net investment income                          0.047          0.050          0.047          0.027          0.026         0.012
---------------------------------------------------------------------------------------------------------------------------------
Less: Distributions
  Net investment income                         (0.047)(a)      (0.050)       (0.047)        (0.027)        (0.026)       (0.012)
---------------------------------------------------------------------------------------------------------------------------------
NET ASSET VALUE, END OF PERIOD             $     1.000    $     1.000    $     1.000    $     1.000    $     1.000    $    1.000
---------------------------------------------------------------------------------------------------------------------------------
Total Return                                      4.81%          5.08%          4.81%          2.76%          2.63%         3.38%(c)
RATIOS/SUPPLEMENTARY DATA:
  Net Assets at end of period (000)        $   530,164    $   110,864    $    98,723    $    53,423    $    30,759    $        6
  Ratio of expenses to average net assets         0.72%          0.67%          0.66%          0.63%          0.65%         0.59%(c)
  Ratio of net investment income to
    average net assets                            4.71%          4.92%          4.71%          2.81%          2.52%         2.51%(c)
  Ratio of expenses to average net
    assets*                                       0.93%          0.91%          0.94%          0.87%          1.02%         0.71%(c)
  Ratio of net investment income to
    average net assets*                           4.50%          4.68%          4.43%          2.57%          2.15%         2.39%(c)

* During the period certain fees were voluntarily reduced. If such voluntary fee reductions had not occurred, the ratios would have been as indicated. (a) Includes $.000002 short term capital gain. (b) Class A Shares commenced offering on February 18, 1992. (c) Annualized.

THE ONE GROUP(R) U.S. TREASURY SECURITIES MONEY MARKET FUND

FINANCIAL HIGHLIGHTS

                                                                                                                NOVEMBER 21,
                                                                                                                  1996 TO
                                                                                                                   JUNE 30,
                                                      CLASS B                                                      1997(a)
NET ASSET VALUE, BEGINNING OF PERIOD                                                                              $  1.000
----------------------------------------------------------------------------------------------------------------------------
Investment Activities
  Net investment income                                                                                              0.024
----------------------------------------------------------------------------------------------------------------------------
Less: Distributions
  Net investment income                                                                                             (0.024)(b)
----------------------------------------------------------------------------------------------------------------------------
NET ASSET VALUE, END OF PERIOD                                                                                    $  1.000
----------------------------------------------------------------------------------------------------------------------------
Total Return (excludes sales charge)                                                                                  2.44%(c)
RATIOS/SUPPLEMENTARY DATA:
  Net Assets at end of period (000)                                                                               $     49
  Ratio of expenses to average net assets                                                                             1.48%(d)
  Ratio of net investment income to average net assets                                                                3.97%(d)
  Ratio of expenses to average net assets*                                                                            1.59%(d)
  Ratio of net investment income to average net assets*                                                               3.86%(d)

* During the period certain fees were voluntarily reduced. If such voluntary fee reductions had not occurred, the ratios would have been as indicated. (a) Period from commencement of operations. (b) Includes $.000002 short term capital gain. (c) Not annualized. (d) Annualized.

12
                              MORE ABOUT THE FUNDS

PORTFOLIO QUALITY
----------------------------------------------------


Securities will be purchased by the Funds only if Banc One Investment Advisors determine that they present minimal credit risk under guidelines adopted by the Board of Trustees. In addition, unless a more specific rating is specified, all investments of the Funds must be rated in one of the two highest rating categories described in "Description of Ratings" in the Appendix. If an investment is unrated, Banc One Investment Advisors must determine that it is of comparable quality to a rated security. Banc One Investment Advisors will look at a security's rating at the time of investment. For more information about ratings, please see "Description of Ratings" in the Appendix.


ILLIQUID INVESTMENTS
----------------------------------------------------

Each Fund may invest up to 10% of its net assets in illiquid investments. A security is illiquid if it cannot be sold at approximately the value assessed by the Fund within seven (7) days. Banc One Investment Advisors will follow guidelines adopted by The One Group Board of Trustees in determining whether an investment is illiquid.

SPECIAL RISK
CONSIDERATIONS
----------------------------------------------------

NET ASSET VALUE: There is no assurance that the Funds will meet their investment objectives or be able to maintain a net asset value of $1.00 per share on a continuous basis.

NON-DIVERSIFIED FUNDS: The Ohio Municipal Money Market Fund is a "non-diversified" fund. This means that the Fund may invest a significantly greater portion of its assets in the securities of a single issuer than can a "diversified" fund. In addition, the Fund's investments are concentrated geographically. These concentrations increase the risk of loss to the Fund if the issuer of a security fails to make interest or principal payments or if the market value of a security declines. Investment in the Fund may entail more risks than an investment in another type of money market fund.


THE OHIO ECONOMY: The Ohio Municipal Money Market Fund's investments are concentrated in the State of Ohio. While Ohio's economy has become increasingly diversified, it continues to rely to a significant degree on durable goods manufacturing, such as automobiles, tires, steel and household appliances. These industries tend to be cyclical. Agriculture also is an important part of the Ohio economy, and the state has several programs that provide financial assistance to farmers. Although obligations issued by the state and its political subdivisions are payable from specific sources or taxes, future economic difficulties and the impact on state and local government finances may negatively affect the market value of the Ohio municipal securities held by the Ohio Municipal Money Market Fund.



FIXED INCOME SECURITIES: Investments in fixed income securities (for example, bonds) will increase or decrease in value based on changes in interest rates. If rates increase, the value of a Fund's investments generally declines. On the other hand, if rates fall, the value of the investments generally increases. The value of your investment in a Fund will increase and decrease as the value of a Fund's investments increase and decrease. While securities with longer duration and maturities tend to produce higher yields, they also are subject to greater fluctuations in value when interest rates change. Usually changes in the value of fixed income securities will not affect cash income generated, but may affect the value of your investment.


DERIVATIVES: Some of the Funds invest in securities that are considered to be derivatives. These securities may be more volatile than other securities. These include mortgage-backed securities, including collateralized mortgage obligations and Real Estate Mortgage Investment Conduits (CMOs and REMICs) and asset-backed securities. Derivatives may be riskier than traditional investments.

                                                                           13
                     HOW TO DO BUSINESS WITH THE ONE GROUP
PURCHASING
FUND SHARES
----------------------------------------------------

WHERE CAN I BUY SHARES?

You may purchase Fund shares from the following sources:

- The One Group Services Company, and

- Shareholder Servicing Agents. These include investment advisors, brokers, financial planners, banks, insurance companies, retirement or 401(k) plan sponsors, or other intermediaries. Shares purchased this way will be held for you by the Shareholder Servicing Agent.

WHEN CAN I BUY SHARES?

- Purchases may be made on any business day. This includes any day that the Funds are open for business, other than weekends and the following holidays:
  New Year's Day, Martin Luther King, Jr. Day, Presidents' Day, Good Friday, Memorial Day, Independence Day, Labor Day, Columbus Day, Veterans Day, Thanksgiving, and Christmas.

- Purchase requests will be effective on the day received by The One Group Services Company and you will be eligible to receive dividends declared the same day, if such purchase orders are received by The One Group Services
  Company:

     (i) before 11:00 a.m., Eastern Standard Time ("EST"), for the Ohio Municipal Money Market Fund;

     (ii) before 12:00 noon, EST, for the Municipal Money Market Fund; and

     (ii) before 2:00 p.m., EST, for the Prime Money Market Fund and the U.S. Treasury Securities Money Market Fund.

   In addition, the Fund's custodian, State Street Bank and Trust Company, must receive "federal funds" before 4:00 p.m., EST on such day. If State Street Bank and Trust Company does not receive federal funds by the cut-off time, the purchase order will not be effective until the next business day on which federal funds are timely received by State Street Bank and Trust Company.

- If your shares are held by a Shareholder Servicing Agent, it is the responsibility of the Shareholder Servicing Agent to send your purchase or redemption order to the Fund. Your Shareholder Servicing Agent may have an earlier cut-off time for purchase and redemption requests.

- The One Group Services Company can reject a purchase order if it does not think that it is in the best interests of a Fund and/or its shareholders to accept the order.

- Shares are electronically recorded. Therefore, certificates will not be issued.

WHAT KIND OF SHARES CAN I BUY?

The One Group offers the following classes of shares:

- Class A, Class B and Class C shares are available to the general public.

- Fiduciary Class shares are available to institutional investors and any organization authorized to act in a fiduciary, advisory, custodial or agency capacity. We will refer to these entities as "Intermediaries."

- Service Class shares are available to Intermediaries purchasing shares on behalf of investors requiring additional administrative or accounting services such as sweep processing.

- If you intend to hold your shares six or more years, Class B shares may be appropriate for you. If you intend to hold your shares for less than six years, you may want to consider Class A or Class C shares.


The One Group Fund Direct IRA. The One Group offers a retirement plan and, in 1998, will offer an education plan. These plans allow participants to defer taxes while their retirement and education savings grow. The education IRA requires a minimum investment of $500. Call The One Group Services Company at 1-800-480-4111 for an Adoption Agreement.


HOW MUCH DO SHARES COST?

- Shares are sold at net asset value ("NAV").

- NAV per share is calculated by dividing the total market value of a Fund's investment and other assets allocable to a class (minus class expenses) by the number of outstanding shares in that class. The Funds use their best efforts to maintain their NAV at $1.00, although there is no guarantee that they will be able to do so.

- NAV is calculated each business day as of 11:00 a.m. and 4:00 p.m., EST, for the Ohio Municipal Money Market Fund, as of 12:00 noon and 4:00 p.m., EST, for the Municipal Money Market Fund, and as of 2:00 p.m. and 4:00 p.m., EST, for the Prime Money Market Fund and the U.S. Treasury Securities Money Market Fund.

HOW DO I OPEN AN ACCOUNT?

1. Read the prospectus carefully, and select the Fund or Funds most appropriate for you.

14

2. Decide how much you want to invest. The minimum initial investment is $1,000 ($100 for employees of BANC ONE CORPORATION and its affiliates).

   - Subsequent investments must be at least $100 ($25 for employees of BANC ONE CORPORATION and its affiliates).

   - The One Group Services Company may waive these minimums.

3.Complete the Account Application Form. Be sure to sign up for all of the Account privileges that you plan to take advantage of. Doing so now means that you will not have to complete additional paperwork later.

4.Send the completed application and a personal check (unless you choose to pay by wire or bank transfer) payable to "The One Group" to:

  State Street Bank and Trust Company
  c/o The One Group
  P.O. Box 8500
  Boston, MA 02266-8500

   Contributions to Fund Direct IRAs should be made payable to "State Street Bank and Trust Company for the Benefit of (your name)."

5.All checks should be in U.S. dollars. Third party checks will not be accepted.
  Redemptions from a Fund will not be permitted for ten (10) calendar days if purchases are made by check or under the Systematic Investment Plan (see below).

6.If you purchase shares through a Shareholder Servicing Agent, you may be required to complete additional forms or follow additional procedures. You should contact your Shareholder Servicing Agent regarding purchases, exchanges and redemptions.

7.If you have any questions, contact your Shareholder Servicing Agent or call
  The One Group Services Company at 1-800-480-4111.

CAN I PURCHASE SHARES OVER THE TELEPHONE?

Yes. Simply select this option on your Account Application Form and then:

- Contact your Shareholder Servicing Agent or The One Group Services Company at 1-800-480-4111 to relay your purchase instructions.

- Send a personal check payable to "The One Group" to State Street Bank and Trust Company (see address above), authorize a bank transfer or initiate a wire transfer.

- The One Group uses reasonable procedures to confirm that instructions given by telephone are genuine. These procedures include recording telephone instructions and asking for personal identification. If these procedures are followed, The One Group will not be responsible for any loss, liability, cost or expense of acting upon unauthorized or fraudulent instructions; you bear the risk of loss.


- You may revoke your right to make purchases over the telephone by sending a letter to:


  State Street Bank and Trust Company
  c/o The One Group
  P.O. Box 8500
  Boston, MA 02266-8500

CAN I AUTOMATICALLY INVEST ON A
SYSTEMATIC BASIS?

Yes. After your Account is established, you may purchase additional Class A, Class B and Class C shares by making automatic monthly investments from your bank account. The minimum initial investment is still $1,000, but minimum automatic additions are only $25. The One Group Services Company may waive these minimums. To establish a Systematic Investment Plan:

- Select the "Systematic Investment Plan" option on the Account Application
  Form.

- Provide the necessary information about the bank account from which your investments will be made.

- Shares purchased under a Systematic Investment Plan may not be redeemed for ten (10) calendar days.

- The One Group currently does not charge for this service, but may impose a charge in the future. However, your bank may impose a charge for debiting your bank account.


- You may revoke your right to make systematic investments by sending a letter to:


  State Street Bank and Trust Company
  c/o The One Group
  P.O. Box 8500
  Boston, MA 02266-8500

MAY I WRITE CHECKS ON MY ACCOUNT?

Class A and Class C shareholders may write checks for $250 or more.

- Checks may be payable to any person and your account will continue to earn dividends until the check clears.

- Checks are free, but your bank or the payee may charge you for stop payment orders, insufficient funds, or other valid reasons.

- You can not use this option to close your account because of the difficulty of determining the exact value of your account.

- You must wait ten (10) calendar days before you can write a check against shares purchased by a check.

TO SELECT THIS OPTION:

- Select the "Check Writing" option on the Account Application Form.

- Complete, sign and return a signature card and other forms sent to you by State Street Bank and Trust Company. You will receive a supply of checks that will be drawn on State Street Bank and Trust Company.

CONVERSION FEATURE.

Your Class B shares automatically convert to Class A shares after eight years (measured from the end of the month in which they were purchased).

- After conversion, your shares will be subject to the lower distribution and shareholder servicing fees charged on Class A shares.

- You will not be assessed any sales charges or fees for conversion of shares, nor will you be subject to any tax.

- If you have exchanged Class B shares of one Fund for Class B shares of another, the time you held the shares in each Fund will be added together.

SALES CHARGES
----------------------------------------------------


The One Group Services Company compensates Shareholder Servicing Agents who sell shares of The One Group. Compensation comes from: sales charges, 12b-1 fees and payments by The One Group Services Company from its own resources. The One Group Services Company, at its own expense, also will provide promotional incentives in the form of travel expenses, lodging and bonuses to licensed individuals who sell shares of the Funds, as well as vacation trips (including lodging at luxury resorts), tickets to entertainment events, and merchandise.


 CLASS B SHARES.

Class B shares are offered at NAV, without any up-front sales charges. However, if you redeem these shares within six years of the purchase date, you will be assessed a Contingent Deferred Sales Charge ("CDSC") according to the following schedule:

                          CDSC AS A % OF DOLLAR
YEARS SINCE PURCHASE     AMOUNT SUBJECT TO CHARGE
         0-1                       5.00%
         1-2                       4.00%
         2-3                       3.00%
         3-4                       3.00%
         4-5                       2.00%
         5-6                       1.00%
     more than 6                   0.00%

The One Group Services Company pays a commission of 4.00% of the original purchase price to Shareholder Servicing Agents who sell Class B shares.

 CLASS C SHARES

Class C shares are offered at NAV, without any up-front sales charge. However, if you redeem your shares within one year of the purchase date, you will be assessed a CDSC as follows:

                          CDSC AS A % OF DOLLAR
YEARS SINCE PURCHASE     AMOUNT SUBJECT TO CHARGE
         0-1                       1.00%
  After first year                  none

The One Group Services Company pays a commission of 1.00% of the original purchase price to Shareholder Servicing Agents who sell Class C shares.

How the CDSC is Calculated

- The Fund assumes that all purchases made in a given month were made on the first day of the month.

- The CDSC is based on the net amount redeemed.

- A sales charge is not assessed on shares acquired through reinvestment of dividends or capital gains distributions.

- To keep your CDSC as low as possible, the Fund first will redeem any shares in your account that carry no CDSC, starting with Class A Shares. After that, the Fund will redeem the shares you have held for the longest time and thus have the lowest CDSC.

16

12B-1 FEES.

12b-1 fees are paid by The One Group to The One Group Services Company as compensation for its services and expenses. The One Group Services Company in turn pays all or part of the 12b-1 fee to brokers and other Shareholder Servicing Agents that sell shares of The One Group.

- The 12b-1 fees vary by share class as follows:

   1. Class A shares pay a 12b-1 fee of .25% of the average daily net assets of the Fund.

   2. Class B and Class C shares pay a 12b-1 fee of 1.00% of the average daily net assets of the Fund. This will cause expenses for Class B and Class C shares to be higher and dividends to be lower than for Class A shares.

   3. Service Class shares pay a 12b-1 fee of .75% of the average daily net assets of the Fund, which is currently being waived to .55%.

   4. There are no 12b-1 fees for Fiduciary Class shares.

- 12b-1 fees, together with the CDSC, help The One Group Services Company sell Class B and Class C shares without an "up-front" sales charge by defraying the costs of advancing brokerage commissions and other expenses paid to Shareholder Servicing Agents.

- The One Group Services Company may use up to .25% of the fees for shareholder servicing and up to .75% for distribution. During the last fiscal year, The One Group Services Company received 12b-1 fees totaling .25% and 1.00% of the average daily net assets of Class A and Class B shares, respectively.

- The One Group Services Company may pay 12b-1 fees to its affiliates and to Banc One Investment Advisors and its affiliates (or any sub-advisor) for brokerage and other agency transactions.

SALES CHARGE
REDUCTIONS
AND WAIVERS
----------------------------------------------------

WAIVER OF THE CLASS B SALES CHARGE

No sales charge is imposed on redemptions of Class B shares of the Funds:

   1. Provided that you withdraw no more than 10% of the account value annually.

   2. If you buy the shares in connection with certain retirement plans, such as 401(k) and similar qualified plans.

   3. If you are a participant or beneficiary of certain retirement plans and you die or become disabled (as defined in the Tax Code), but only if the redemption is made within one year of such death or disability.

   4. That represent a minimum required distributions from an IRA Account or other qualifying retirement plan, but only if you are at least age 70 1/2.

   5. Bought in connection with plans of reorganizations of a Fund, such as mergers, asset acquisitions and exchange offers to which a Fund is a party.

   6. Acquired in exchange for Class B shares of other Funds of The One Group.

WAIVER OF THE CLASS C SALES CHARGE

No sales charge is imposed on redemptions of Class C shares of the Funds:

   1. Provided that you withdraw no more than 10% of the account value annually.

   2. If you buy the shares in connection with certain retirement plans, such as 401(k) and similar qualified plans.

   3. If you are a participant or beneficiary of certain retirement plans and you die or become disabled (as defined in the Tax Code), but only if the redemption is made within one year of such death or disability.

   4. That represent a minimum required distributions from an IRA Account or other qualifying retirement plan, but only if you are at least age 70 1/2.

   5. Bought in connection with plans of reorganizations of a Fund, such as mergers, asset acquisitions and exchange offers to which a Fund is a party.

   6. Acquired in exchange for Class C shares of other Funds of The One Group.

To take advantage of any of these sales charge waivers, you must qualify for such waiver in advance. To see if you qualify, contact The One Group Services Company at 1-800-480-4111 or your Shareholder Servicing Agent.

EXCHANGING FUND SHARES
----------------------------------------------------

WHAT ARE MY EXCHANGE PRIVILEGES?

You may make the following exchanges:

- Fiduciary Class shares of a Fund may be exchanged for Class A shares of that Fund or for Class A or Fiduciary Class shares of another Fund of The One Group.

- Class A shares of a Fund may be exchanged for Fiduciary Class shares of that Fund or for Class A or Fiduciary Class shares of another

  Fund of The One Group, but only if you are eligible to purchase those shares.

- Class B shares of a Fund may be exchanged for Class B shares of another Fund of The One Group.

- Class C shares of a Fund may be exchanged for Class C shares of another Fund of The One Group.

- Service Class shares do not have exchange privileges.

The One Group may change the terms and conditions of your exchange privileges upon 60 days written notice.

The One Group does not charge a fee for this privilege.

WHEN ARE EXCHANGES PROCESSED?

Exchanges are processed the same business day they are received, provided:

- State Street Bank and Trust Company receives the request by:

      (i) 11:00 a.m. EST, for the Ohio Municipal Money Market Fund,

      (ii) 12:00 noon EST, for the Municipal Money Market Fund, and

     (iii) 2:00 p.m. EST, for the Prime Money Market Fund and the U.S. Treasury Securities Money Market Fund.

- You have provided The One Group with all of the information necessary to process the exchange.

- You have received a current prospectus of the Fund or Funds into which you wish to invest.

- You have contacted your Shareholder Servicing Agent, if necessary.

DO I PAY A SALES CHARGE ON AN EXCHANGE?

Generally, you will not pay a sales charge on an exchange. However:

- You will pay a sales charge if you own Fiduciary Class shares of a Fund and you want to exchange those shares for Class A shares, unless you qualify for a sales charge waiver (see above).

- You will pay a sales charge if you bought Class A shares of a Fund:

   1. That does not charge a sales charge and you want to exchange them for shares of a Fund that does, in which case you would pay the sales charge applicable to the Fund into which you are exchanging.

   2. That charged a lower sales charge than the Fund into which you are exchanging, in which case you would pay the difference between that Fund's sales charge and all other sales charges you have already paid.

- If you exchange Class B or Class C shares of a Fund, you will not pay a sales charge at the time of the exchange, however:

   1. Your new Class B or Class C shares will be subject to the higher CDSC of either the Fund from which you exchanged, the Fund into which you exchanged, or any Fund from which you previously exchanged.

   2. The current holding period for your exchanged Class B or Class C shares is carried over to your new shares.

ARE EXCHANGES TAXABLE?

Generally:

- An exchange between classes of shares of the same Fund is not taxable.

- An exchange between Funds is considered a sale and generally results in a capital gain or loss for Federal income tax purposes.

- You should talk to your tax advisor before making an exchange.

ARE THERE LIMITS ON EXCHANGES?

Yes. The exchange privilege is not intended as a way for you to speculate on short-term movements in the market. Therefore:

- To prevent disruptions in the management of the Funds, The One Group limits excessive exchange activity.

- Exchange activity is excessive if it EXCEEDS TWO SUBSTANTIVE EXCHANGE REDEMPTIONS (WITHIN 30 DAYS OF EACH OTHER) WITHIN A TWELVE MONTH PERIOD.


- In addition, The One Group reserves the right to reject any exchange request (even those that are not excessive) if the Fund reasonably believes that the exchange will result in excessive transaction costs or otherwise adversely affect other shareholders.


REDEEMING
FUND SHARES
----------------------------------------------------

WHEN CAN I REDEEM SHARES?

- You may redeem all or some of your shares on any day that the Funds are open for business.

- Redemption requests received by The One Group Services Company before 4:00 p.m. EST, will be effective that day.

HOW DO I REDEEM SHARES?

- Unless you have selected the telephone option on your Account Application Form, you must send a written redemption request to your Shareholder Servicing Agent, if applicable, or to State Street Bank and Trust Company at the following address:

18

  State Street Bank and Trust Company
  c/o The One Group
  P.O. Box 8500
  Boston, MA 02266-8500

- All requests for redemptions from IRA accounts must be in writing.

- You may request redemption forms by calling The One Group Services Company at 1-800-480-4111.

- State Street Bank and Trust Company may require that the signature on your redemption request be guaranteed by a commercial bank, a member of a domestic stock exchange, or a member of the Securities Transfer Association Medallion Program or the Stock Exchange Medallion Program, unless:

   1. the redemption is for $50,000 worth of shares or less;

   2. the redemption is payable to the shareholder of record; and

   3. the redemption check is mailed to the shareholder at the record address.

- On the Account Application Form you may elect to have the redemption proceeds mailed or wired to:


   1. a designated commercial bank; or


   2. State Street Bank and Trust Company or your Shareholder Servicing Agent.


- State Street Bank and Trust Company may charge you a wire redemption fee. The current charge is $7.00.


- Your redemption proceeds will ordinarily be paid within seven days after receipt of the redemption request. However, the Funds will attempt to honor requests for next day payment on redemptions, if the request is received before:

      (i)11:00 a.m. EST, for the Ohio Municipal Money Market Fund,

      (ii)12:00 noon EST, for the Municipal Money Market Fund, and

     (iii)2:00 p.m. EST, for the Prime Money Market Fund and the U.S. Treasury Securities Money Market Fund.

- The Funds also will attempt to honor requests for payments in two business days, if the redemption request is received after the times listed above.

WHAT WILL MY SHARES BE WORTH?

- The NAV of shares of the Funds are expected to remain constant at $1.00 per share, although there is no assurance that this will always be the case.

- If you own Class A, Service Class or Fiduciary Class shares, you will receive the NAV calculated after your redemption request is received. Please read "How Much Do Shares Cost?"

- If you own Class B or Class C shares, you will receive the NAV calculated after your redemption request is received, minus the amount of any applicable CDSC.

CAN I REDEEM BY TELEPHONE?

Yes, if you selected this option on your Account Application Form.

- Call your Shareholder Servicing Agent or State Street Bank and Trust Company at 1-800-480-4111 to relay your redemption request.

- Your redemption proceeds will be mailed or wired to the commercial bank account you designated on your Account Application Form.

- State Street Bank and Trust Company may charge you a wire redemption fee. The current charge is $7.00.

- The One Group uses reasonable procedures to confirm that instructions given by telephone are genuine. These procedures include recording telephone instructions and asking for personal identification. If these procedures are followed, The One Group will not be responsible for any loss, liability, cost or expense of acting upon unauthorized or fraudulent instructions; you bear the risk of loss.

- REDEMPTIONS FROM YOUR IRA ACCOUNT MAY NOT BE MADE BY TELEPHONE.

CAN I REDEEM ON A SYSTEMATIC BASIS?

If you have an account value of at least $10,000 you may elect to receive monthly, quarterly or annual payments of not less than $100 each.

- Select the "Systematic Withdrawal Plan" option on the Account Application
  Form.

- Specify the amount you wish to receive and the frequency of the payments.

- You may designate a person other than yourself as the payee.

- There is no charge for this service.

- If you select this option, please keep in mind that:

   1. If you own Class B or Class C shares, you or your designated payee may receive systematic payments provided the payments are limited to no more than 10% of your account value annually, measured from the date the redemption request is received.

   2. If you are age 70 1/2, you may elect to receive payments to the extent that the payment represents a minimum required distribution from an IRA or other qualifying retirement plan. You also may elect to receive payments of less than $100 each.

   3. If the amount of the systematic payment exceeds the income earned by your account since the previous payment under the Systematic Withdrawal Plan, payments will be made by redeeming some of your shares. This will reduce the amount of your investment.

ADDITIONAL INFORMATION REGARDING REDEMPTIONS

- All redemptions will be for cash. The redemption price of shares is expected to remain constant at $1.00 per share, although there is no assurance that this will always be the case.

- If you redeem shares for which you paid by check, and The One Group has not yet received payment on the check, The One Group will delay forwarding your redemption proceeds for 10 or more days until payment has been collected from your bank.

- Because of the high cost of handling small investments, The One Group will automatically redeem shares in accounts which, because of shareholder redemptions, have values of less than $1,000. No sales charges will be assessed and you will be given 60 days to make additional investments in the Fund to increase the value of your account to at least $1,000.

- The One Group may suspend your ability to redeem, or will redeem your shares involuntarily, when it seems appropriate to do so in light of its responsibilities under the Federal securities laws. The Statement of Additional Information offers more details about this process.

20
                            SHAREHOLDER INFORMATION


VOTING RIGHTS
----------------------------------------------------

The Funds do not hold annual shareholder meetings, but may hold special meetings. The special meetings are held, for example, to elect or remove Trustees, change a Fund's fundamental investment objective, or approve an investment advisory contract.

As a Fund shareholder, you have one vote for each share that you own. Each Fund, and each class of shares within each Fund, vote separately on matters relating solely to that Fund or class, or which affect that Fund or class differently. However, all shareholders will have equal voting rights on matters that affect all shareholders equally.

BANC ONE CORPORATION (100 East Broad Street, Columbus, Ohio, 43271), through its affiliates, may be deemed for purposes of The Investment Company Act of 1940, to control the Prime Money Market Fund, the Ohio Municipal Money Market Fund and the Municipal Money Market Fund. This is because as of August 5, 1997, BANC ONE CORPORATION or its affiliates possessed the power to vote substantially all of the Fiduciary Class shares of the Funds. On the same date, the following shareholders owned 25% or more of Class A and Class B shares of the Funds. As a consequence, they are considered to be controlling persons of those classes of the Funds.

                                                                                 PERCENTAGE OF      TYPE OF
            NAME AND ADDRESS                           FUND/CLASS                  OWNERSHIP       OWNERSHIP
  BISYS Fund Services, Inc.                Municipal Money                           35.79%          Record
  FBO Bank One Corporate Sweep             Market Fund
  Attn: Linda Zerbe                        Class A
  First and Market Building Suite 300
  Pittsburgh, PA 15222
  BISYS Fund Services, Inc.                U.S. Treasury                             39.89%          Record
  FBO Bank One Corporate Sweep             Securities Money
  Attn: Linda Zerbe                        Market Fund
  First and Market Bldg., Suite 300        Class A
  Pittsburgh, PA 15222
  State Street Bank & Trust Co.            U.S. Treasury                             47.03%          Record
  Cust for the IRA of                      Securities
  Edward Hillman III                       Money Market Fund
  121 S. Walnut Street                     Class B
  Troy, OH 45373-3530

DIVIDEND POLICIES
----------------------------------------------------

DIVIDENDS

The Funds generally declare dividends on each business day. Dividends are distributed on the first business day of each month. Capital gains, if any, for all Funds are distributed at least annually.


Dividends payable on Fiduciary Class shares will be more than those payable on other classes of shares. This is because Class A, Class B, Class C and Service Class shares have higher distribution expenses.


DIVIDEND REINVESTMENT

You automatically will receive all income dividends and capital gain distributions in additional shares of the same Fund and class, unless you have elected to take such payment in cash. The price of the shares is the NAV determined immediately following the dividend record date. Reinvested dividends and distributions receive the same tax treatment as dividends and distributions paid in cash.

If you want to change the way in which you receive dividends and distributions, you must write to State Street Bank & Trust Company at P.O. Box 8500, Boston, MA 02266-8500, at least 15 days prior to the distribution. The change is effective upon receipt by State Street.

SPECIAL DIVIDEND RULES FOR CLASS B SHARES

Class B shares received as dividends and capital gains distributions will be accounted for separately. Each time any Class B shares (other than those in the sub-account) convert to Class A shares, a percentage of the Class B shares in the sub-account will also convert to Class A shares. (See "Conversion Feature.")

TAX TREATMENT
OF THE FUNDS
----------------------------------------------------

TAX STATUS OF THE FUND

Each Fund intends to qualify as a "regulated investment company" for Federal income tax purposes. If the Funds qualify, as they have in the past, they will pay no federal income tax on the earnings they distribute to shareholders.

TAX TREATMENT
OF SHAREHOLDERS
----------------------------------------------------

TAXATION OF SHAREHOLDER TRANSACTIONS

A sale, exchange, or redemption of Fund shares will generally produce either a taxable gain or a loss. You are responsible for any tax liabilities generated by your transactions.

TAXATION OF DISTRIBUTIONS -- PRIME MONEY MARKET FUND AND U.S. TREASURY SECURITIES MONEY MARKET FUND

Each Fund will distribute substantially all of its net investment income (including, for this purpose, net short-term capital gain) to investors on at least an annual basis. Dividends you receive from a Fund, whether reinvested or received in cash, will be taxable to you. Dividends from a Fund's net investment income will be taxable as ordinary income and dividends from a Fund's long-term capital gains will be taxable to you as such, regardless of how long you have held the shares.

Dividends paid in January, but declared in October, November or December of the previous year, will be considered to have been paid the previous December.

TAXATION OF DIVIDENDS -- THE OHIO MUNICIPAL MONEY MARKET FUND AND THE MUNICIPAL MONEY MARKET FUND

Each Fund will distribute substantially all of its net investment income (including, for this purpose, net short-term capital gain) to investors on at least an annual basis. These Funds may pay "exempt-interest dividends" if at least 50% of the value of Fund assets at the end of each quarter of the Fund's taxable year consists of obligations the interest on which is excludable from gross income. Exempt-interest dividends are generally excludable from an investor's gross income for regular Federal income tax purposes. However, the receipt of exempt-interest dividends may cause recipients of Social Security or Railroad Retirement benefits to be taxed on a portion of such benefits. In addition, the receipt of exempt-interest dividends may result in liability for Federal alternative minimum tax and for state and local taxes. Corporate shareholders will be required to take the interest on municipal securities into account in determining their alternative minimum taxable income.

OHIO TAXATION OF DIVIDENDS FROM THE OHIO MUNICIPAL MONEY MARKET FUND


Dividends received from the Ohio Municipal Money Market Fund that result from interest on Ohio municipal securities are exempt from the Ohio personal income tax. Some Ohio statutes provide that interest on and gain from the sale of Ohio municipal securities is exempt from all taxation in Ohio. Dividends that are attributable to interest on or gain from the sale of obligations issued under such statutes should be exempt from Ohio personal income tax. Ohio municipalities may not impose income taxes on dividends on any intangible property (including such property of the Fund) unless the intangible income was not exempt from municipal income taxation before April 2, 1986 and the tax was approved in an election held on November 8, 1988. Corporate shareholders will be required to include the interest on Ohio municipal securities in their alternative minimum-taxable income. Information in this paragraph is based on current statutes and regulations as well as current policies of the Ohio Department of Taxation, all of which may change.


TAXATION OF RETIREMENT PLANS

Distributions by the Funds to qualified retirement plans will not be taxable. However, if shares are held by a plan that ceases to qualify for tax-exempt treatment or by an individual who has received shares as a distribution from a retirement plan, the distributions will be taxable to the plan or individual as described in "Taxation of Distributions." If you are considering purchasing shares with qualified retirement plan assets, you should consult your tax advisor for a more complete explanation of the Federal, state, local and (if applicable) foreign tax consequences of making such an investment.

TAX INFORMATION

The Form 1099 that is mailed to you every January details your dividends and their federal tax category. Even though the Funds provide you with this information, you are responsible for verifying your tax liability with your tax professional. For additional tax information see the Statement of Additional Information. Please note that this tax discussion is general in nature; no attempt has been made to present a complete explanation of the Federal, state, local or foreign tax treatment of the Funds or their shareholders.

22

SHAREHOLDER INQUIRIES
----------------------------------------------------

If you have any questions or need additional information, please write The One Group Services Company at 3435 Stelzer Road, Columbus, OH 43219 or call 1-800-480-4111.

   REPORTING

   In September and March you will receive a financial report from The One Group. In addition, The One Group will periodically send you proxy statements and other reports.

                    ORGANIZATION AND MANAGEMENT OF THE FUNDS
                                                                              23

THE FUNDS
Each Fund is a series of The One Group, an open-end management investment company. The One Group currently consists of 40 separate Funds. Four of the Funds are described in this prospectus; the other Funds are described in separate prospectuses. Each Fund is supervised by the Board of Trustees.

THE BOARD OF TRUSTEES

The Trustees oversee the management and administration of the Funds. The Trustees are responsible for making major decisions about each Fund's investment objectives and policies, but delegate the day-to-day administration of the Funds to the officers of The One Group.

THE ADVISOR

Banc One Investment Advisors makes the day-to-day investment decisions for the Funds and continuously reviews, supervises and administers the Funds' investment programs. Banc One Investment Advisors has served as investment advisor to The One Group since 1993. Prior to that time, The One Group was advised by affiliates of Banc One Investment Advisors. In addition to The One Group, Banc One Investment Advisors serves as investment advisor to other mutual funds and individual, corporate, charitable and retirement accounts. As of June 30, 1997, Banc One Investment Advisors, an indirect, wholly-owned subsidiary of BANC ONE CORPORATION, managed over $47 billion in assets.

For the fiscal year ended June 30, 1997, the Funds paid investment advisory fees at the following rate:

                               FUND                       ANNUAL RATE AS PERCENTAGE
                                                         OF AVERAGE DAILY NET ASSETS
           The One Group(R) Prime Money Market Fund                  .29%
           The One Group(R) Municipal Money Market
             Fund                                                    .25%
           The One Group(R) Ohio Municipal Money
             Market Fund                                             .25%
           The One Group(R) U.S. Treasury Securities
             Money Market Fund                                       .25%

THE DISTRIBUTOR

The One Group Services Company, 3435 Stelzer Road, Columbus, Ohio 43219, a wholly-owned subsidiary of The BISYS Group, Inc., markets the Funds and distributes shares through selling brokers, financial institutions, investment advisors, and other financial representatives.

THE ADMINISTRATOR AND SUB-ADMINISTRATOR

The One Group Services Company also serves as the Funds' administrator. The One Group Services Company is responsible for responding to shareholder inquiries and requests for information, as well as providing regulatory compliance and reporting. For these services, The One Group Services Company receives a fee based on the total assets of The One Group. For the first $1.5 billion in One Group assets, The One Group Services Company receives an annual fee of .20% of each Fund's average daily net assets. The annual rate declines to .18% on assets up to $2 billion, and to .16% when assets exceed $2 billion. The fee is calculated daily and paid monthly. Some Funds are not included in the calculations. Banc One Investment Advisors, the Sub-Administrator, provides office space, equipment, and facilities, as well as legal and regulatory support.

THE TRANSFER AGENT, CUSTODIAN AND THE SUB-CUSTODIAN

State Street Bank and Trust Company, P.O. Box 8500, Boston, MA 02266-8500 or your Shareholder Servicing Agent, if appropriate, handles shareholder recordkeeping and statements, distributes dividends, and processes buy and sell requests. As the Funds' custodian, State Street holds the Funds' assets, settles all portfolio trades and assists in calculating the Funds' net asset values. Bank One Trust Company, N.A. serves as sub-custodian in connection with the Funds' securities lending activities under an agreement with State Street Bank and Trust Company. Bank One Trust Company, N.A. is paid a fee for this service.

24
           DETAILS ABOUT THE FUNDS' INVESTMENT PRACTICES AND POLICIES

INVESTMENT PRACTICES

The Funds invest in a variety of securities and employ a number of investment techniques. Each security and technique involves certain risks. What follows is a list of the securities and techniques utilized by the Funds, as well as the risks inherent in their use. Fixed income securities are primarily influenced by market, credit and prepayment risks, although certain securities may be subject to additional risks. For a more complete discussion, see the Statement of Additional Information. Following the table is a more complete discussion of risk.

                                 FUND                                FUND CODE
              The One Group(R) Prime Money Market Fund                1
              The One Group(R) Municipal Money Market Fund            2
              The One Group(R) Ohio Municipal Money Market
                Fund                                                  3
              The One Group(R) U.S. Treasury Securities
                Money Market Fund                                     4

INSTRUMENT                                                            FUND CODE            RISK TYPE

U.S. TREASURY OBLIGATIONS: Bills, notes, bonds, STRIPS, and              1-4                Market
CUBES. The U.S. Treasury Securities Money Market Fund does not buy STRIPS and CUBES.


TREASURY RECEIPTS: TRS, TIGRS, and CATS.                                 1-3                Market

U.S. GOVERNMENT AGENCY SECURITIES: Securities issued by agencies         1-3                Market
and instrumentalities of the U.S. Government. These include                                 Credit
Ginnie Mae, Fannie Mae, and Freddie Mac.
CERTIFICATES OF DEPOSIT: Negotiable instruments with a stated            1-3                Market
maturity.                                                                                   Credit
                                                                                           Liquidity

TIME DEPOSITS: Non-negotiable receipts issued by a bank in               1-3               Liquidity
exchange for the deposit of funds.                                                          Credit
                                                                                            Market

REPURCHASE AGREEMENTS: The purchase of a security and the                1-4                Credit
simultaneous commitment to return the security to the seller at                             Market
an agreed upon price on an agreed upon date. This is treated as                            Liquidity
a loan.


REVERSE REPURCHASE AGREEMENT: The sale of a security and the             1-2                Market
simultaneous commitment to buy the security back at an agreed                              Leverage
upon price on an agreed upon date. This is treated as a
borrowing by a Fund.


SECURITIES LENDING: The lending of up to 33% of the securities           1-4                Credit
owned by a Fund. In return the Fund will receive cash and/or                                Market
other securities as collateral.                                                            Leverage

WHEN-ISSUED SECURITIES AND FORWARD COMMITMENTS: Purchase or              1-4                Market
contract to purchase securities at a fixed price for delivery at                           Leverage
a future date.                                                                             Liquidity


INVESTMENT COMPANY SECURITIES: Shares of other mutual funds,             1-3                Market
including money market funds of The One Group and shares of
other investment companies for which Banc One Investment
Advisors serves as investment advisor or administrator. Banc One
Investment Advisors will waive certain fees when investing in funds for which it serves as investment advisor.


BANKERS' ACCEPTANCES: Bills of exchange or time drafts drawn on          1-3                Credit
and accepted by a commercial bank. Maturities are generally six                            Liquidity
months or less.                                                                             Market

COMMERCIAL PAPER: Secured and unsecured short-term promissory            1-3                Credit
notes issued by corporations and other entities. Maturities                                Liquidity
generally vary from a few days to nine months.                                              Market

FOREIGN SECURITIES: Commercial paper of foreign issuers and               1                 Market
obligations of foreign banks, overseas branches of U.S. banks                              Political
and supranational entities.                                                                Liquidity
                                                                                      Foreign Investment

                                                                          25

INSTRUMENT                                                            FUND CODE            RISK TYPE
RESTRICTED SECURITIES: Securities not registered under the               1-3               Liquidity
Securities Act of 1933, such as privately placed commercial                                 Market
paper and Rule 144A securities.


VARIABLE AND FLOATING RATE INSTRUMENTS: Obligations with                 1-3                Market
interest rates which are reset daily, weekly, quarterly or some                             Credit
other period and which may be payable to the Fund on demand.                               Liquidity


MORTGAGE-BACKED SECURITIES: Debt obligations secured by real             1-3              Pre-payment
estate loans and pools of loans. These include collateralized                               Market
mortgage obligations ("CMOs") and Real Estate Mortgage                                      Credit
Investment Conduits ("REMICs").                                                           Regulatory

DEMAND FEATURES: Securities that are subject to puts and standby         1-3                Market
commitments to purchase the securities at a fixed price (usually                           Liquidity
with accrued interest) within a fixed period of time following                            Management
demand by a Fund.

MUNICIPAL SECURITIES: Securities issued by a state or political          1-3                Market
subdivision to obtain funds for various public purposes.                                    Credit
Municipal securities include private activity bonds and                                    Political
industrial development bonds, as well as General Obligation                                   Tax
Notes, Tax Anticipation Notes, Bond Anticipation Notes, Revenue
Anticipation Notes, Project Notes, other short-term tax-exempt obligations, municipal leases, and obligations of municipal
housing authorities and single family revenue bonds.

SHORT-TERM FUNDING AGREEMENTS: Agreements issued by banks and             1                 Market
highly rated insurance companies such as Guaranteed Investment                              Credit
Contracts ("GICs") and Bank Investment Contracts ("BICs").                                 Liquidity

PARTICIPATION INTERESTS: Interests in municipal securities,              1-3                Credit
including municipal leases, from financial institutions such as                               Tax
commercial and investment banks, savings and loan associations                              Market
and insurance companies. These interests may take the form of participations, beneficial interests in a trust, partnership interests or any other form of indirect ownership that allows the Funds to treat the income from the investment as exempt from
Federal Income Tax.

ASSET-BACKED SECURITIES: Securities secured by company                   1, 2             Pre-payment
receivables, home equity loans, truck and auto loans, leases,                               Market
credit card receivables and other securities backed by other                                Credit
types of receivables or other assets.                                                     Regulatory

26

INVESTMENT RISKS
----------------------------------------------------

Below is a more complete discussion of the types of risks inherent in the securities and investment techniques listed above. Because of these risks, the value of the securities held by the Funds may fluctuate, as will the value of your investment in the Funds. Certain investments are more susceptible to these risks than others.

- CREDIT RISK. The risk that the issuer of a security, or the counterparty to a contract, will default or otherwise become unable to honor a financial obligation. Credit risk is generally higher for non-investment grade securities. The price of a security can be adversely affected prior to actual default as its credit status deteriorates and the probability of default rises.


- LEVERAGE RISK. The risk associated with securities or practices (such as borrowing) that multiply small index or market movements into large changes in value.


- LIQUIDITY RISK. The risk that certain securities may be difficult or impossible to sell at the time and the price that normally prevails in the market. The seller may have to lower the price, sell other securities instead or forego an investment opportunity, any of which could have a negative effect on fund management or performance. This includes the risk of missing out on an investment opportunity because the assets necessary to take advantage of it are tied up in less advantageous investments.

- MANAGEMENT RISK. The risk that a strategy used by a fund's management may fail to produce the intended result. This includes the risk that changes in the value of a hedging instrument will not match those of the asset being hedged. Incomplete matching can result in unanticipated risks.

- MARKET RISK. The risk that the market value of a security may move up and down, sometimes rapidly and unpredictably. These fluctuations may cause a security to be worth less than the price originally paid for it, or less than it was worth at an earlier time. Market risk may affect a single issuer, industry, sector of the economy or the market as a whole. For fixed income securities, market risk is largely, but not exclusively, influenced by changes in interest rates. A rise in interest rates typically causes a fall in values, while a fall in rates typically causes a rise in values. Finally, key information about a security or market may be inaccurate or unavailable. This is particularly relevant to investments in foreign securities.

- POLITICAL RISK. The risk of losses attributable to unfavorable governmental or political actions, seizure of foreign deposits, changes in tax or trade statutes, and governmental collapse and war.

- FOREIGN INVESTMENT RISK. Risks associated with higher transaction costs, delayed settlements, currency controls, and adverse economic developments. This also includes the risk that fluctuations in the exchange rates between the U.S. dollar and foreign currencies may negatively affect an investment. Adverse changes in exchange rates may erode or reverse any gains produced by foreign currency denominated investments and may widen any losses. Exchange rate volatility also may affect the ability of an issuer to repay U.S. dollar denominated debt, thereby increasing credit risk.

- PRE-PAYMENT RISK. The risk that the principal repayment of a security will occur at an unexpected time, especially that the repayment of a mortgage or asset-backed security occurs either significantly sooner or later than expected. Changes in pre-payment rates can result in greater price and yield volatility. Pre-payments generally accelerate when interest rates decline. When mortgage and other obligations are pre-paid, a Fund may have to reinvest in securities with a lower yield. Further, with early repayment, a Fund may fail to recoup any premium paid, resulting in an unexpected capital loss.

- TAX RISK. The risk that the issuer of the securities will fail to comply with certain requirements of the Internal Revenue Code, which would cause adverse tax consequences.

- REGULATORY RISK. The risk associated with Federal and state laws which may restrict the remedies that a mortgage lender has when a borrower defaults on mortgage loans. These laws include restrictions on foreclosures, redemption rights after foreclosure, Federal and state bankruptcy and debtor relief laws, restrictions on "due on sale" clauses, and state usury laws.

INVESTMENT POLICIES
----------------------------------------------------

Each Fund's investment objective and the following investment policies summarized below are fundamental. This means that they cannot be changed without the consent of a majority of the outstanding shares of the Funds. In addition to the fundamental policies mentioned earlier, the following fundamental policies apply to each Fund as specified. The full text of the fundamental policies can be found in the Statement of Additional Information.

FUNDAMENTAL POLICIES OF EACH FUND

Each Fund:

1. Will use its best efforts to maintain a constant net asset value of $1.00 per share, although there is no guarantee that the Funds will be able to do so.

2. Will not make loans, except that a Fund may (i) purchase or hold debt instruments in accordance with its investment objective and policies; (ii) enter into repurchase agreements; and (iii) engage in securities lending.

FUNDAMENTAL POLICIES OF SPECIFIC FUNDS

The Prime Money Market Fund:

1. Will not concentrate its investments in the securities of one or more issuers conducting their principal business in a particular industry or group of industries. This does not include obligations issued or guaranteed by the U.S. government or its agencies and instrumentalities, domestic bank certificates of deposit or bankers' acceptances, and repurchase agreements involving such securities, municipal securities or governmental guarantees of municipal securities. In addition, private activity bonds backed only by the revenues and assets of a non-governmental user will not be deemed to be municipal securities.

The Prime Money Market Fund, the Municipal Money Market Fund and the U.S. Treasury Securities Money Market Fund:


1. Will not purchase an issuer's securities if as a result more than 5% of a Fund's total assets would be invested in the securities of that issuer or the Fund would own more than 10% of the outstanding voting securities of that issuer. This does not include securities issued or guaranteed by the United States, its agencies or instrumentalities, and repurchase agreements involving these securities. This restriction applies with respect to 75% of a Fund's total assets. The Funds may invest the remaining 25% of their total assets without restriction.


The U.S. Treasury Securities Money Market Fund:

1. Will invest only in U.S. Treasury obligations and repurchase agreements collateralized by such obligations.

The Ohio Municipal Money Market Fund:


1. Will not purchase an issuer's securities if as a result more than 25% of its total assets would be invested in the securities of that issuer or the Fund would own more than 10% of the outstanding voting securities of that issuer. This does not include securities issued or guaranteed by the United States, its agencies or instrumentalities, securities of registered investment companies, and repurchase agreements involving these securities. This restriction applies with respect to 50% of the Fund's total assets. With respect to the remaining 50% of its total assets, the Fund will not purchase an issuer's securities if as a result more then 5% of its total assets would be invested in the securities of that issuer.


2. Will not concentrate its investments in the securities of one or more issuers conducting their principal business in a particular industry or group of industries. This does not include municipal securities or governmental guarantees of municipal securities. In addition, private activity bonds backed only by the assets and revenues of a non-governmental user will not be deemed to be Ohio municipal securities.

The Municipal Money Market Fund:

1. Will not concentrate its investments in the securities of one or more issuers conducting their principal business in a particular industry or group of industries. This does not include municipal securities or governmental guarantees of municipal securities. In addition, private activity bonds backed only by the revenues and assets of a non-governmental user will not be deemed to be municipal securities.

Additional investment policies can be found in the Statement of Additional Information.

28

TEMPORARY DEFENSIVE POSITION

Sometimes the Ohio Municipal Money Market Fund and the Municipal Money Market Fund may temporarily invest up to 100% of their total assets in securities that are not municipal securities, such as taxable money market instruments (including repurchase agreements) and may hold uninvested cash pending investment. While the Funds are engaged in a temporary defensive position, they will not be pursuing their investment objectives. Therefore, the Funds will pursue a temporary defensive position only when market conditions warrant.

                                                                            29
                                    APPENDIX
DESCRIPTION OF RATINGS

The following is a summary of published ratings by major credit rating agencies. Credit ratings evaluate only the safety of principal and interest payments, not the market value risk of lower quality securities. Credit rating agencies may fail to change credit ratings to reflect subsequent events on a timely basis. Although Banc One Investment Advisors considers security ratings when making investment decisions, it also performs its own investment analysis and does not rely solely on the ratings assigned by credit agencies.

Unrated securities will be treated as non-investment grade securities unless Banc One Investment Advisors determines that such securities are the equivalent of investment grade securities. Securities that have received different ratings from more than one agency are considered investment grade if at least one agency has rated the security investment grade.

DESCRIPTION OF COMMERCIAL PAPER RATINGS

DUFF & PHELPS CREDIT RATING CO. ("DUFF")

    D-1+ Highest certainty of timely payment. Short-term liquidity, including internal operating factors and/or access to alternative sources of funds, is outstanding and safety is just below risk-free U.S. Treasury obligations.

     D-1 Very high certainty of timely payment. Liquidity factors are excellent and supported by good fundamental protection factors. Risk factors are minor.

    D-1- High certainty of timely payment. Liquidity factors are strong and supported by good fundamental protection factors. Risk factors are very small.

STANDARD & POOR'S CORPORATION ("S&P")

    A-1 Highest category of commercial paper. Capacity to meet financial commitment is strong. Obligations designated with a plus sign (+) indicate that capacity to meet financial commitment is extremely strong.

     A-2 Issues somewhat more susceptible to adverse effects of changes in circumstances and economic conditions than obligations in higher rating categories. However, the capacity to meet financial commitments is satisfactory.

FITCH'S INVESTORS SERVICE, L.P. ("FITCH")

    F-1+ Exceptionally strong credit quality. Strongest degree of assurance for timely payment.

     F-1 Very strong credit quality. Assurance of timely payment is only slightly less in degree than issues rated F-1+.

     F-2 Good credit quality. Satisfactory degree of assurance for timely payment, but the margin of safety is not as good as for issues assigned F-1+ and F-1 ratings.

IBCA LIMITED ("IBCA")

      A1 Highest capacity for timely repayment. Those issues rated A1+ possess a particularly strong credit feature.

      A2 Satisfactory capacity for timely repayment although such capacity may be susceptible to adverse changes in business, economic or financial conditions.

MOODY'S INVESTORS SERVICE ("MOODY'S")

 PRIME-1 Superior ability for repayment.

 PRIME-2 Strong ability for repayment.

DESCRIPTION OF BANK RATINGS

MOODY'S

These ratings represent Moody's opinion of a bank's intrinsic safety and soundness.

       A These banks possess exceptional intrinsic financial strength. Typically they will be major financial institutions with highly valuable and defensible business franchises, strong financial fundamentals, and a very attractive and stable operating environment.

       B These banks possess strong intrinsic financial strength. Typically, they will be important institutions with valuable and defensible business franchises, good financial fundamentals, and an attractive and stable operating environment.

       C These banks possess good intrinsic financial strength. Typically, they will be institutions with valuable and defensible business franchises. These banks will demonstrate either acceptable financial fundamentals within a stable operating environment, or better than average financial fundamentals within an unstable operating environment.

30

S&P
S&P's credit rating is a current opinion of an obligor's overall financial capacity (its creditworthiness) to pay its financial obligation.

    AAA The highest rating assigned by S&P. The obligor's capacity to meet its financial commitment on the obligation is extremely strong.

     AA The obligor's capacity to meet its financial commitments on the obligation is very strong.

       A The obligation is somewhat more susceptible to the adverse effects of changes in circumstances and economic conditions than obligations in higher rated categories. However, the obligor's capacity to meet its financial commitment on the obligation is still strong.

DESCRIPTION OF INSURANCE RATINGS

MOODY'S

These ratings represent Moody's opinions of the ability of insurance companies to pay punctually senior policyholder claims and obligations.

    Aaa Insurance companies rated in this category offer exceptional financial security. While the financial strength of these companies is likely to change, such changes as can be visualized are most unlikely to impair their fundamentally strong position.

      Aa These insurance companies offer excellent financial security. Together with the Aaa group, they constitute what are generally known as high grade companies. They are rated lower than Aaa companies because long-term risks appear somewhat larger.

       A Insurance companies rated in this category offer good financial security. However, elements may be present which suggest a susceptibility to impairment sometime in the future.

S&P

S&P's credit rating is a current opinion of the creditworthiness of an obligor with respect to a specific financial obligation, a specific class of financial obligations, or a specific financial program.

    AAA This is the highest rating assigned by S&P. The obligor's capacity to meet its financial commitment on the obligation is extremely strong.

     AA The obligor's capacity to meet its financial commitments on the obligation is very strong.

       A An obligation rated A is somewhat more susceptible to the adverse effects of changes in circumstances and economic conditions than obligations in higher rated categories. However, the obligor's capacity to meet its financial commitment on the obligation is still strong.

DESCRIPTION OF CORPORATE/MUNICIPAL BOND RATINGS

S&P

Investment Grade

    AAA The highest rating. The rating indicates an extremely strong capacity to meet its financial commitment.

     AA Differs from AAA issues only in a small degree. The obligor's capacity to meet its financial commitment is very strong.

       A These bonds are somewhat more susceptible to the adverse effects of changes in circumstances and economic conditions than debt in higher rated categories. However, capacity to meet its financial commitment on the obligations is still strong.

    BBB Exhibits adequate protection parameters. However, adverse economic conditions or changing circumstances are more likely to lead to a weakened capacity to meet its financial commitment on the obligations.

Speculative Grade

     BB Less vulnerable to non-payment than other speculative issues. However, these bonds face major ongoing uncertainties or exposure to adverse business, financial or economic conditions which could lead to inadequate capacity to meet financial commitment on the obligation.

       B More vulnerable to non-payment than obligations rated BB, but currently has the capacity to meet its financial commitment on the obligation. Adverse business, financial or economic conditions will likely impair capacity or willingness to meet its financial commitment on the obligation.

    CCC Currently vulnerable to non-payment, and is dependent upon favorable business, financial, and economic conditions to meet its financial commitment on the obligation. In the event of adverse business, financial, or economic conditions will likely impair the capacity to meet its financial commitment on the obligation.


      CC Currently highly vulnerable to non-payment.

       C This rating may be used to cover a situation where a bankruptcy petition has been filed, or similar action has been taken, but payments on this obligation are being continued.

       D Bonds in payment default.

Ratings from AA to CCC may be modified by a plus (+) or minus (-) to show relative standing within the major rating categories.

MOODY'S

Investment Grade

    Aaa Best quality. They carry the smallest degree of investment risk and are generally referred to as "gilt edged." Interest payments are protected by a large, or an exceptionally stable, margin and principal is secure.

      Aa High quality by all standards. Margins of protection may not be as large as in Aaa securities or fluctuation of protective elements may be greater, or there may be other elements present that make the long-term risks appear somewhat larger than in Aaa securities.

       A These bonds possess many favorable investment attributes and are to be considered as upper-medium grade obligations. Factors giving security to principal and interest are considered adequate, but elements may be present which suggest a susceptibility to impairment sometime in the future.

    Baa These bonds are considered medium-grade obligations (i.e., they are neither highly protected nor poorly secured). Interest payments and principal security appear adequate for the present but certain protective elements may be lacking or may be characteristically unreliable over any great length of time. Such bonds lack outstanding investment characteristics and in fact have speculative characteristics as well.

Non-Investment Grade

      Ba These bonds have speculative elements; their future cannot be considered as well assured. The protection of interest and principal payments may be very moderate and thereby not well safeguarded during good and bad times over the future.

       B These bonds lack the characteristics of a desirable investment (i.e., potentially low assurance of timely interest and principal payments or maintenance of other contract terms over any long period of time may be small).

     Caa Bonds in this category have poor standing and may be in default. These bonds carry an element of danger with respect to principal and interest payments.

      Ca Speculative to a high degree and could be in default or have other marked shortcomings. Ca is the lowest rating.

DESCRIPTION OF MUNICIPAL NOTE RATINGS

MOODY'S
MIG1 &    Short-term municipal securities rated MIG1 or VMIG1 are of the best
 VMIG1 quality. They have strong protection from established cash flows, superior liquidity support or demonstrated broad-based access to the market for refinancing.

MIG2 &    These Short-term municipal securities are of high quality. Margins of
 VMIG2    protection are ample although not so large as in the preceding group.

MIG3 &    Favorable quality. All security elements are accounted for, but the
 VMIG3 undeniable strength of the preceding grades is lacking. Liquidity and cash flow protection may be narrow and marketing access for refinancing is likely to be less well established.

S&P

An S&P note rating reflects the liquidity concerns and market access risks unique to notes. Notes due in three years or less will likely receive a note rating. Notes maturing beyond three years will most likely receive a long-term debt rating.

    SP-1 Strong capacity to pay principal and interest. Those issues determined to possess overwhelming safety characteristics will be given a plus (+) designation.

    SP-2 Satisfactory capacity to pay principal and interest.

    SP-3 Speculative capacity to pay principal and interest.

32

DESCRIPTION OF PREFERRED STOCK RATINGS

MOODY'S

     aaa Top-quality preferred stock. This rating indicates good asset protection and the least risk of dividend impairment within the universe of preferred stocks.

      aa High-grade preferred stock. This rating indicates that there is a reasonable assurance the earnings and asset protection will remain relatively well maintained in the foreseeable future.

       a Upper-medium grade preferred stock. While risks are judged to be somewhat greater than in the "aaa" and "aa" classification, earnings and asset protection are, nevertheless, expected to be maintained at adequate levels.

     baa Medium-grade preferred stock, neither highly protected nor poorly secured. Earnings and asset protection appear adequate at present but may be questionable over any great length of time.

S&P

S&P's preferred stock rating is an assessment of the capacity and willingness of an issuer to pay preferred stock dividends and any applicable sinking fund obligations.

    AAA Highest rating. This rating indicates an extremely strong capacity to pay the preferred stock obligations.

     AA High-quality, fixed-income security. The capacity to pay preferred stock obligations is very strong, although not as overwhelming as for issues rated "AAA."

       A Backed by a sound capacity to pay the preferred stock obligations, although it is somewhat more susceptible to the adverse effects of changes in circumstances and economic conditions.

    BBB Backed by an adequate capacity to pay the preferred stock obligations.
        Whereas the issuer normally exhibits adequate protection parameters, adverse economic conditions or changing circumstances are more likely to lead to a weakened capacity to make payments for a preferred stock in this category than for issues in the "A" category.

SHORT-TERM DEBT RATINGS

Thompson Bank Watch, Inc. ("TBW") assigns ratings to specific debt instruments with original maturities of one year or less. The TBW Short-Term ratings specifically assess the likelihood of an untimely payment of principal and interest.

  TBW-1 Very high degree of likelihood that principal and interest will be paid on a timely basis.

  TBW-2 While degree of safety regarding timely repayment of principal and interest is strong, the relative degree is not as high as for issues rated TBW-1.

  TBW-3 Lowest investment grade category. While more susceptible to adverse developments than obligations with higher ratings, capacity to service principal and interest in a timely fashion is considered adequate.

  TBW-4 Non-investment grade and, therefore, speculative.

Investment Advisor and Sub-Administrator
Banc One Investment Advisors Corporation
1111 Polaris Parkway
P.O. Box 710211
Columbus, OH 43271-0211

Distributor
The One Group Services Company
3435 Stelzer Road
Columbus, OH 43219

Administrator
The One Group Services Company
3435 Stelzer Road
Columbus, OH 43219

Transfer Agent and Custodian
State Street Bank and Trust Company
P.O. Box 8500
Boston, MA 02266-8500

Legal Counsel
Ropes & Gray
One Franklin Square
1301 K Street, N.W.
Suite 800 East
Washington, D.C. 20005

Independent Accountants
Coopers & Lybrand L.L.P.
100 East Broad Street
Columbus, OH 43215





THE STATEMENT OF ADDITIONAL INFORMATION CONTAINS MORE DETAILED INFORMATION ABOUT THE FUNDS. THE CURRENT STATEMENT OF ADDITIONAL INFORMATION HAS BEEN
FILED WITH THE SECURITIES AND EXCHANGE COMMISSION AND IS AVAILABLE WITHOUT CHARGE BY CALLING 1-800-480-4111 OR BY WRITING TO THE ONE GROUP SERVICES COMPANY AT 3435 STELZER ROAD, COLUMBUS, OHIO 43219. THE STATEMENT OF ADDITIONAL INFORMATION IS INCORPORATED INTO THIS PROSPECTUS BY REFERENCE. THE SEC MAINTAINS A WEB SITE (WWW.SEC.COM) THAT CONTAINS THE STATEMENT OF ADDITIONAL INFORMATION, MATERIALS INCORPORATED BY REFERENCE AND OTHER INFORMATION REGARDING THE ONE GROUP(R).


TOG-F-123

                    THE ONE GROUP(R) FAMILY OF MUTUAL FUNDS

                        INSTITUTIONAL MONEY MARKET FUNDS

                              COMBINED PROSPECTUS

                                NOVEMBER 1, 1997


                  THE ONE GROUP(R) GOVERNMENT MONEY MARKET FUND

                THE ONE GROUP(R) TREASURY ONLY MONEY MARKET FUND


          This prospectus describes two money market mutual funds. The
         Funds are offered only to certain institutional and accredited investors. The information in this prospectus is important.
             Please read it carefully before you invest, and save it
                             for future reference.

         PLEASE REMEMBER THAT SHARES OF THE FUNDS: O ARE NOT DEPOSITS OR OBLIGATIONS OF, OR GUARANTEED BY BANC ONE CORPORATION OR ITS AFFILIATES; o ARE
    NOT INSURED OR GUARANTEED BY THE FEDERAL DEPOSIT INSURANCE CORPORATION OR
                 BY ANY FEDERAL OR STATE GOVERNMENTAL AGENCY; o
                 INVOLVE INVESTMENT RISK, INCLUDING THE POSSIBLE
                     LOSS OF THE PRINCIPAL AMOUNT INVESTED.

              THERE IS NO ASSURANCE THAT THE FUNDS WILL MEET THEIR
               INVESTMENT OBJECTIVES OR BE ABLE TO MAINTAIN A NET
              ASSET VALUE OF $1.00 PER SHARE ON A CONTINUOUS BASIS.

            THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY
         THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES
                 COMMISSION NOR HAS THE SECURITIES AND EXCHANGE
 COMMISSION OR ANY STATE SECURITIES COMMISSION PASSED UPON THE ACCURACY
                        OR ADEQUACY OF THIS PROSPECTUS.
            ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

                               TABLE OF CONTENTS

                   A BRIEF PREVIEW OF THE FUNDS............................    1
                   ABOUT THE FUNDS.........................................    2
                      The One Group(R) Government Money Market Fund........    2
                      The One Group(R)Treasury Only Money Market Fund......    4
                   MORE ABOUT THE FUNDS....................................    6
                   HOW TO DO BUSINESS WITH THE ONE GROUP...................    7
                      Purchasing Fund Shares...............................    7
                      Exchanging Fund Shares...............................    8
                      Redeeming Fund Shares................................    8
                   SHAREHOLDER INFORMATION.................................   10
                      Voting Rights........................................   10
                      Dividend Policies....................................   10
                      Tax Treatment of the Funds...........................   10
                      Tax Treatment of Shareholders........................   10
                      Shareholder Inquiries................................   10
                   ORGANIZATION & MANAGEMENT OF THE FUNDS..................   11
                      The Funds............................................   11
                      The Board of Trustees................................   11
                      The Advisor..........................................   11
                      The Distributor......................................   11
                      The Administrator and Sub-Administrator..............   11
                      The Transfer Agent, Custodian and Sub-Custodian......   11
                   DETAILS ABOUT THE FUNDS' INVESTMENT PRACTICES AND
                     POLICIES..............................................   12
                      Investment Practices.................................   12
                      Investment Risks.....................................   13
                      Investment Policies..................................   13
                   APPENDIX: DESCRIPTION OF RATINGS........................   15

                          A BRIEF PREVIEW OF THE FUNDS

             WHAT ARE THE GOALS OF THE ONE GROUP INSTITUTIONAL MONEY MARKET
             FUNDS?
             The Funds are designed to produce high current income with liquidity and stability of principal. Each of the Funds will use their best efforts to maintain a constant net asset value of $1.00 per share, although there is no guarantee that the Funds will be able to do so. Please read about each Fund before investing.

             WHAT ARE THE FUNDS' INVESTMENT STRATEGIES?
             The Funds will invest only in U.S. dollar-denominated securities, will maintain an average maturity on a dollar-weighted basis of 90 days or less, and will acquire only "eligible securities" that present minimal credit risks and have a maturity of 397 days or less. The Funds intend to comply with Rule 2a-7 under The Investment Company Act of 1940.

             WHO CAN BUY SHARES?
             The Funds are offered only to institutional and other accredited investors. For more details, please see the section of this prospectus entitled "Purchasing Fund Shares."

             HOW DO I PURCHASE AND REDEEM SHARES?
             You may buy and redeem shares of the Funds on any day that the Funds are open for business. Purchase and redemption procedures are explained in greater detail in "How To Do Business With The One Group." For additional information, call The One Group Services Company at 1-800-480-4111.

             HOW ARE DIVIDENDS PAID?
             Generally, dividends are declared on each business day and are distributed periodically. Any capital gains are distributed at least annually. Distributions are paid in additional shares of the same class unless you elect to take the payment in cash. For a more detailed discussion of dividends, see "Dividend Policies."

             WHO MANAGES THE FUNDS?
             Banc One Investment Advisors Corporation ("Banc One Investment Advisors"), an indirect subsidiary of BANC ONE CORPORATION, serves as the advisor of the Funds. Banc One Investment Advisors is paid a fee for its services. A more detailed discussion regarding Banc One Investment Advisors, its services and compensation can be found in the Prospectus under the headings "The Advisor" and "Expense Summary."

2

THE ONE GROUP(R)
GOVERNMENT MONEY MARKET FUND
[ICON] INVESTMENT OBJECTIVE
The Fund seeks high current income with liquidity and stability of principal.

[ICON] PORTFOLIO SECURITIES

The Fund invests exclusively in securities that are issued or guaranteed by the U.S. government or by select U.S. government agencies and instrumentalities, some of which are subject to repurchase agreements, as well as variable and floating rate instruments, mortgage-backed securities, and puts. The Fund may invest in other money market funds if those funds have similar investment policies and objectives and invest only in securities with short-term ratings that are equal to or higher than those in which the Fund invests. The Fund also engages in securities lending. For a list of all the securities in which the Fund may invest, please read "Investment Practices."


 SHAREHOLDER EXPENSES

                   SHAREHOLDER TRANSACTION EXPENSES (1)
Maximum Sales Charge Imposed on Purchases (as a percentage of offering
  price)                                                                      none

ANNUAL OPERATING EXPENSES (2)
  (as a percentage of average daily net assets)
Investment Advisory Fees                                                      .08%
Other Expenses                                                                .10%
Total Fund Operating Expenses                                                 .18%

(1) If you buy or sell shares through a Shareholder Servicing Agent, you may be charged separate transaction fees by the Shareholder Servicing Agent. In addition, a $7.00 charge is deducted from redemption amounts paid by wire.
(2) Expense information has been restated to reflect current fees.

 EXAMPLE
An investor would pay the following expenses on a $1,000 investment in the Fund, assuming: (1) 5% annual return; and (2) redemption at the end of each time period.

1 YEAR     3 YEARS     5 YEARS     10 YEARS
 $  2        $ 6         $10         $ 23

These examples are designed to assist you in understanding the various costs and expenses that may be directly or indirectly paid by investors in the Fund. THESE EXAMPLES SHOULD NOT BE CONSIDERED A REPRESENTATION OF PAST OR FUTURE EXPENSES AND ACTUAL EXPENSES MAY BE GREATER OR LESS THAN THOSE SHOWN.

THE ONE GROUP(R) GOVERNMENT MONEY MARKET FUND    FINANCIAL HIGHLIGHTS


The Financial Highlights are intended to help you understand the Fund's financial performance for the past 10 years, or since inception if less than 10 years. The total returns in the table represent the rate a shareholder would have earned on an investment in the Fund
(assuming reinvestment of all dividends and distributions). This information has been derived from financial statements audited by Coopers & Lybrand L.L.P., whose report, along with the Fund's financial statements, is included in the Statement of Additional Information, which is available upon request.


                                                                                                                       JUNE 14,
                                                                                                                        1993 TO
                                                               YEARS ENDED JUNE 30,                                    JUNE 30,
                                         ------------------------------------------------------------------
                                         1997                1996                1995                1994               1993(a)
NET ASSET VALUE, BEGINNING OF PERIOD  $     1.000        $     1.000         $     1.000         $     1.000         $     1.000
---------------------------------------------------------------------------------------------------------------------------------
Investment Activities:
  Net investment income                     0.053              0.055               0.053               0.033               0.001
---------------------------------------------------------------------------------------------------------------------------------
Distributions:
  Net investment income                    (0.053)            (0.055)             (0.053)             (0.033)             (0.001)
---------------------------------------------------------------------------------------------------------------------------------
NET ASSET VALUE, END OF PERIOD        $     1.000        $     1.000         $     1.000         $     1.000         $     1.000
---------------------------------------------------------------------------------------------------------------------------------
Total Return                                 5.43%              5.61%               5.41%               3.40%               3.28%(b)
RATIOS/SUPPLEMENTARY DATA:
  Net Assets at end of period (000)   $ 1,083,438        $   855,613         $   720,699         $   692,253         $   244,991
  Ratio of expenses to average net
    assets                                   0.14%              0.18%               0.21%               0.11%               0.07%(b)
  Ratio of net investment income to
    average net assets                       5.31%              5.46%               5.28%               3.41%               3.13%(b)
  Ratio of expenses to average net
    assets*                                  0.14%              0.18%               0.22%               0.20%               0.33%(b)
  Ratio of net investment income to
    average net assets*                      5.31%              5.46%               5.27%               3.32%               2.87%(b)

* During the period certain fees were voluntarily reduced. If such voluntary fee reductions had not occurred, the ratios would have been as indicated. (a) Period from commencement of operations. (b) Annualized.

4

THE ONE GROUP(R)
TREASURY ONLY MONEY MARKET FUND
[ICON] INVESTMENT OBJECTIVE
The Fund seeks high current income with liquidity and stability of principal with the added assurance of a Fund that does not purchase securities that are subject to repurchase agreements.

[ICON] PORTFOLIO SECURITIES
The Fund invests exclusively in U.S. Treasury bills, notes, bonds and other U.S. obligations issued or guaranteed by the U.S. Treasury. The Fund also engages in securities lending. For a list of all the securities in which the Fund may invest, please read "Investment Practices."

 SHAREHOLDER EXPENSES

                   SHAREHOLDER TRANSACTION EXPENSES (1)
Maximum Sales Charge Imposed on Purchases (as a percentage of offering
  price)                                                                      none

ANNUAL OPERATING EXPENSES (2)
  (as a percentage of average daily net assets)
Investment Advisory Fees                                                      .08%
Other Expenses                                                                .10%
Total Fund Operating Expenses                                                 .18%

(1) If you buy or sell shares through a Shareholder Servicing Agent, you may be charged separate transaction fees by the Shareholder Servicing Agent. In addition, a $7.00 charge is deducted from redemption amounts paid by wire.
(2) Expense information has been restated to reflect current fees.

 EXAMPLE
An investor would pay the following expenses on a $1,000 investment in the Fund, assuming: (1) 5% annual return; and (2) redemption at the end of each time period.

1 YEAR     3 YEARS     5 YEARS     10 YEARS
 $  2        $ 6         $10         $ 23

These examples are designed to assist you in understanding the various costs and expenses that may be directly or indirectly paid by investors in the Fund. THESE EXAMPLES SHOULD NOT BE CONSIDERED A REPRESENTATION OF PAST OR FUTURE EXPENSES AND ACTUAL EXPENSES MAY BE GREATER OR LESS THAN THOSE SHOWN.

THE ONE GROUP(R) TREASURY ONLY MONEY MARKET FUND    FINANCIAL HIGHLIGHTS


The Financial Highlights are intended to help you understand the Fund's financial performance for the past 10 years, or since inception if less than 10 years. The total returns in the table represent the rate a shareholder would have earned on an investment in the Fund (assuming reinvestment of all dividends and distributions). This information has been derived from financial statements audited by Coopers & Lybrand L.L.P., whose report, along with the Fund's financial statements, is included in the Statement of Additional Information, which is available upon request.


                                                                                                                        APRIL 16,
                                                                     YEARS ENDED JUNE 30,                                1993 TO
                                                ---------------------------------------------------------------         JUNE 30,
                                                  1997              1996              1995              1994             1993(a)
---------------------------------------------------------------------------------------------------------------------------------
NET ASSET VALUE, BEGINNING OF PERIOD            $   1.000         $   1.000         $   1.000         $   1.000        $   1.000
---------------------------------------------------------------------------------------------------------------------------------
Investment Activities:
  Net investment income                             0.051             0.052             0.051             0.032            0.006
---------------------------------------------------------------------------------------------------------------------------------
Distributions:
  Net investment income                            (0.051)           (0.052)           (0.051)           (0.032)          (0.006)
---------------------------------------------------------------------------------------------------------------------------------
NET ASSET VALUE, END OF PERIOD                  $   1.000         $   1.000         $   1.000         $   1.000        $   1.000
---------------------------------------------------------------------------------------------------------------------------------
Total Return                                         5.24%             5.38%             5.22%             3.23%            2.96%(b)
RATIOS/SUPPLEMENTARY DATA:
  Net Assets at end of period (000)             $ 480,860         $ 415,961         $ 288,697         $ 217,725        $  60,330
  Ratio of expenses to average net assets            0.15%             0.17%             0.20%             0.15%            0.07%(b)
  Ratio of net investment income to average
    net assets                                       5.12%             5.23%             5.14%             3.23%            2.95%(b)
  Ratio of expenses to average net assets*           0.15%             0.17%             0.21%             0.22%            0.33%(b)
  Ratio of net investment income to average
    net assets*                                      5.12%             5.23%             5.13%             3.16%            2.69%(b)

* During the period certain fees were voluntarily reduced. If such voluntary fee reductions had not occurred, the ratios would have been as indicated. (a) Period from commencement of operations. (b) Annualized.

6
                              MORE ABOUT THE FUNDS

PORTFOLIO QUALITY
----------------------------------------------------


Securities will be purchased by the Funds only if Banc One Investment Advisors determines that they present minimal credit risk under guidelines adopted by the Board of Trustees. In addition, unless a more specific rating is specified, all investments of the Funds must be rated in one of the two highest rating categories described in "Description of Ratings" in the Appendix. If an investment is unrated, Banc One Investment Advisors must determine that it is of comparable quality to a rated security. Banc One Investment Advisors will look at a security's rating at the time of investment. For more information about ratings, please see "Description of Ratings" in the Appendix.


ILLIQUID INVESTMENTS
----------------------------------------------------

Each Fund may invest up to 10% of its net assets in illiquid investments. A security is illiquid if it cannot be sold at approximately the value assessed by the Fund within seven (7) days. Banc One Investment Advisors will follow guidelines adopted by The One Group Board of Trustees in determining whether an investment is illiquid.

SPECIAL RISK CONSIDERATIONS
----------------------------------------------------

NET ASSET VALUE: There is no assurance that the Funds will meet their investment objectives or be able to maintain a net asset value of $1.00 per share on a continuous basis.

PORTFOLIO TURNOVER: The Funds attempt to increase yield by taking advantage of short-term market variations. This policy is expected to result in high portfolio turnover. However, this should not adversely affect the Funds because they usually do not pay brokerage commissions when purchasing U.S. government securities.


FIXED INCOME SECURITIES: The value of the securities held by the Funds will increase or decrease based on changes in interest rates. If rates increase, the value of the Funds' investments generally decline. On the other hand, if rates fall, the value of the investments generally increases. The value of your investment in a Fund will increase or decrease as the value of a Fund's investments increase and decrease. While securities with longer duration and maturities tend to produce higher yields, they also are subject to greater fluctuations in value when interest rates change. Usually changes in the value of fixed income securities will not affect cash income generated, but may affect the value of your investment.

                                                                            7
                     HOW TO DO BUSINESS WITH THE ONE GROUP

PURCHASING
FUND SHARES
----------------------------------------------------

WHERE CAN I BUY SHARES?

You may purchase Fund shares from the following sources:

- The One Group Services Company, and

- Shareholder Servicing Agents. These include investment advisors, brokers, financial planners, banks, insurance companies, retirement or 401(k) plan sponsors, or other intermediaries. Shares purchased this way will be held for you by the Shareholder Servicing Agent.

WHO MAY PURCHASE FUND SHARES?

Fund shares may be purchased by:

- Commercial and retail institutional investors, including affiliates of BANC ONE CORPORATION, that have opened accounts with the Fund's transfer agent, State Street Bank and Trust Company, either directly or through a Shareholder Servicing Agent.

- Individuals with a net worth, or joint net worth with their spouse, at the time of purchase in excess of $1 million.

- Individuals with annual income, or joint annual income with their spouse, at the time of purchase in excess of $200,000.

- If you have questions about eligibility, please call The One Group Services Company at 1-800-480-4111.

WHEN CAN I BUY SHARES?

- Purchases may be made on any business day. This includes any day that the Funds are open for business, other than weekends and the following holidays:
  New Years Day, Martin Luther King, Jr. Day, Presidents' Day, Good Friday, Memorial Day, Independence Day, Labor Day, Columbus Day, Veterans Day, Thanksgiving, and Christmas.

- Purchase requests will be effective on the day received by The One Group Services Company and you will be eligible to receive dividends declared the same day, if (i) such purchase orders are received by The One Group Services Company before 2:00 p.m., Eastern Standard Time ("EST"), and (ii) the Fund's custodian, State Street Bank and Trust Company, receives "federal funds" before 4:00 p.m., EST. If State Street Bank and Trust Company does not receive federal funds by the cut-off time, the purchase order will not be effective until the next business day on which federal funds are timely received by State Street Bank and Trust Company.

- If your shares are held by a Shareholder Servicing Agent, it is the responsibility of the Shareholder Servicing Agent to send your purchase or redemption order to the Fund. Your Shareholder Servicing Agent may have an earlier cut-off time for purchase and redemption requests.

- The One Group Services Company can reject a purchase order if it does not think that it is in the best interests of a Fund and/or shareholders to accept the order.

- Shares are electronically recorded. Therefore, certificates will not be issued.

HOW MUCH DO SHARES COST?

- Shares are sold at net asset value ("NAV").

- NAV per share is calculated by dividing the total market value of a Fund's investments and other assets (minus expenses) by the number of outstanding shares. The Funds use their best efforts to maintain their NAV at $1.00, although there is no guarantee that they will be able to do so.

- NAV is calculated each business day as of 2:00 p.m. and 4:00 p.m. EST.

HOW DO I OPEN AN ACCOUNT?

1. Read the prospectus carefully, and select the Fund or Funds most appropriate for you.

2. Decide how much you want to invest.

   - The minimum initial investment is $1,000,000.

   - Subsequent investments must be at least $5,000.

   - The One Group Services Company may waive these minimums.

3. Complete the Account Application Form. Be sure to sign up for all of the Account privileges that you plan to take advantage of. Doing so now means that you will not have to complete additional paperwork later.

4. Send the completed application and a personal check (unless you choose to pay by wire or bank transfer) payable to "The One Group" to:

   State Street Bank and Trust Company
   c/o The One Group
   P.O. Box 8500
   Boston, MA 02266-8500

5. All checks should be in U.S. dollars. Third party checks will not be accepted. Redemptions from a Fund will not be permitted for ten (10) calendar days if purchases are made by check.

8

6. If you purchase shares through a Shareholder Servicing Agent, you may be required to complete additional forms or follow additional procedures. You should contact your Shareholder Servicing Agent regarding purchases, exchanges and redemptions.

7. If you have any questions, contact your Shareholder Servicing Agent or call The One Group Services Company at 1-800-480-4111.

CAN I PURCHASE SHARES OVER THE TELEPHONE?

Yes. Simply select this option on your Account Application Form and then:

- Contact your Shareholder Servicing Agent or The One Group Services Company at 1-800-480-4111 to relay your purchase instructions.


- Authorize a bank transfer or initiate a wire transfer payable to "The One Group" to State Street Bank and Trust Company (see address above).


- The One Group uses reasonable procedures to confirm that instructions given by telephone are genuine. These procedures include recording telephone instructions and asking for personal identification. If these procedures are followed, The One Group will not be responsible for any loss, liability, cost or expense of acting upon unauthorized or fraudulent instructions; you bear the risk of loss.


- You may revoke your right to make purchases over the telephone by sending a letter to:


  State Street Bank and Trust Company
  c/o The One Group
  P.O. Box 8500
  Boston, MA 02266-8500

EXCHANGING
FUND SHARES
----------------------------------------------------

WHAT ARE MY EXCHANGE PRIVILEGES?

- You may exchange your shares for shares of the other Fund described in this prospectus. You may also exchange your shares for shares of any institutional money market fund that The One Group may offer.

- The One Group may change the terms and conditions of your exchange privileges upon 60 days written notice.

- The One Group does not charge a fee for this privilege.

WHEN ARE EXCHANGES PROCESSED?

Exchanges are processed the same business day they are received, provided:

- State Street Bank and Trust Company receives the request by 12:30 p.m. EST.

- You have provided The One Group with all of the information necessary to process the exchange.

- You have received a current prospectus of the Fund or Funds into which you wish to invest.

- You have contacted your Shareholder Servicing Agent, if necessary.

ARE EXCHANGES TAXABLE?

Generally:

- An exchange between Funds is considered a sale and generally results in a capital gain or loss for Federal income tax purposes.

- You should talk to your tax advisor before making an exchange.

ARE THERE LIMITS ON EXCHANGES?

Yes. The exchange privilege is not intended as a way for you to speculate on short term movements in the market. Therefore:

- To prevent disruptions in the management of the Funds, The One Group limits excessive exchange activity.

- Exchange activity is excessive if it EXCEEDS TWO SUBSTANTIVE EXCHANGE REDEMPTIONS (WITHIN 30 DAYS OF EACH OTHER) WITHIN A TWELVE MONTH PERIOD.


- In addition, The One Group reserves the right to reject any exchange request (even those that are not excessive) if the Fund reasonably believes that the exchange will result in excessive transaction costs or otherwise adversely affect other shareholders.


REDEEMING
FUND SHARES
----------------------------------------------------

WHEN CAN I REDEEM SHARES?

- You may redeem all or some of your shares on any day that the Funds are open for business.

- Redemption requests received by The One Group Services Company before 4:00 p.m. EST, will be effective that day.

HOW DO I REDEEM SHARES?

- Unless you have selected the telephone option on your Account Application Form, you must send a written redemption request to your Shareholder Servicing Agent, if applicable, or to State Street Bank and Trust Company at the following address:

  State Street Bank and Trust Company
  c/o The One Group
  P.O. Box 8500
  Boston, MA 02266-8500

- You may request redemption forms by calling The One Group Services Company at 1-800-480-4111.

- State Street Bank and Trust Company may require that the signature on your redemption request be guaranteed by a commercial bank, a member of a domestic stock exchange, or a member of the Securities Transfer Association Medallion Program or the Stock Exchange Medallion Program, unless:

   1. the redemption is for $50,000 worth of shares or less;

   2. the redemption is payable to the shareholder of record; and

   3. the redemption check is mailed to the shareholder at the record address.

- On the Account Application Form you may elect to have the redemption proceeds mailed or wired to:


   1. a designated commercial bank; or


   2. State Street Bank and Trust Company or your Shareholder Servicing Agent.


- State Street Bank and Trust Company may charge a wire redemption fee. The current charge is $7.00.


- Your redemption proceeds will ordinarily be paid within seven days after receipt of the redemption request. However, the Funds will attempt to honor requests for next day payment on redemptions, if the request is received before 12:30 p.m., EST.

- The Funds will attempt to honor requests for payments in two business days, if the redemption request is received after the time listed above.

WHAT WILL MY SHARES BE WORTH?

- The NAV of shares of the Funds is expected to remain constant at $1.00 per share, although there is no assurance that this will always be the case.

- You will receive the NAV calculated after your redemption request is received. Please read "How Much Do Shares Cost?"

CAN I REDEEM BY TELEPHONE?

Yes, if you selected this option on your Account Application Form.

- Call your Shareholder Servicing Agent or State Street Bank and Trust Company at 1-800-480-4111 to relay your redemption request.

- Your redemption proceeds will be mailed or wired to the commercial bank account you designated on your Account Application Form.

- State Street Bank and Trust Company may charge a wire redemption fee. The current charge is $7.00.

- The One Group uses reasonable procedures to confirm that instructions given by telephone are genuine. These procedures include recording telephone instructions and asking for personal identification. If these procedures are followed, The One Group will not be responsible for any loss, liability, cost or expense of acting upon unauthorized or fraudulent instructions; you bear the risk of loss.

ADDITIONAL INFORMATION REGARDING REDEMPTIONS

- All redemptions will be for cash. The redemption price of shares is expected to remain constant at $1.00 per share, although there is no assurance that this will always be the case.

- If you redeem shares for which you paid by check, and The One Group has not yet received payment on the check, The One Group will delay forwarding your redemption proceeds for 10 or more days until payment has been collected from your bank.

- Because of the high cost of handling small investments, The One Group will automatically redeem shares in accounts which, because of shareholder redemptions, have values of less than $50,000. No sales charges will be assessed and you will be given 60 days to make additional investments in the Fund to increase the value of your account to at least $50,000.

- The One Group may suspend your ability to redeem, or will redeem your shares involuntarily, when it seems appropriate to do so in light of its responsibilities under the Federal securities laws. The Statement of Additional Information offers more details about this process.

10
                            SHAREHOLDER INFORMATION

VOTING RIGHTS
----------------------------------------------------

The Funds do not hold annual shareholder meetings, but may hold special meetings. The special meetings are held, for example, to elect or remove Trustees, change a Fund's fundamental investment objective, or approve an investment advisory contract.

As a Fund shareholder, you have one vote for each share that you own. Each Fund votes separately on matters relating solely to that Fund, or which affect that Fund differently. However, all shareholders will have equal voting rights on matters that affect all shareholders equally.

BANC ONE CORPORATION (100 East Broad Street, Columbus, Ohio, 43271), through its affiliates, may be deemed for purposes of the Investment Company Act of 1940, to control the Government Money Market Fund. This is because as of August 5, 1997, BANC ONE CORPORATION or its affiliates possessed the power to vote substantially all of the shares of that Fund.

DIVIDEND POLICIES
----------------------------------------------------

DIVIDENDS

The Funds generally declare dividends on each business day. Dividends are distributed on the first business day of each month. Capital gains, if any, for all Funds are distributed at least annually.

DIVIDEND REINVESTMENT

You automatically will receive all income dividends and capital gain distributions in additional shares of the same Fund, unless you have elected to take such payment in cash. The price of the shares is the NAV determined immediately following the dividend record date. Reinvested dividends and distributions receive the same tax treatment as dividends and distributions paid in cash.

If you want to change the way in which you receive dividends and distributions, you must write to State Street Bank & Trust Company at P.O. Box 8500, Boston, MA 02266-8500, at least 15 days prior to the distribution. The change is effective upon receipt by State Street.

TAX TREATMENT OF THE FUNDS
----------------------------------------------------

TAX STATUS OF THE FUND

Each Fund intends to qualify as a "regulated investment company" for Federal income tax purposes. If the Funds qualify, as they have in the past, they will pay no federal income tax on the earnings they distribute to shareholders.

TAX TREATMENT OF SHAREHOLDERS
----------------------------------------------------

TAXATION OF SHAREHOLDER TRANSACTIONS

A sale, exchange, or redemption of Fund shares will generally produce either a taxable gain or a loss. You are responsible for any tax liabilities generated by your transactions.

TAXATION OF DISTRIBUTIONS

Each Fund will distribute substantially all of its net investment income (including, for this purpose, net short-term capital gain) to investors on at least an annual basis. Dividends you receive from a Fund, whether reinvested or received in cash, will be taxable to you. Dividends from a Fund's net investment income will be taxable as ordinary income and dividends from a Fund's long-term capital gains will be taxable to you as such, regardless of how long you have held the shares.

Dividends paid in January, but declared in October, November or December of the previous year, will be considered to have been paid the previous December.

TAX INFORMATION

The Form 1099 that is mailed to you every January details your dividends and their federal tax category. Even though the Funds provide you with this information, you are responsible for verifying your tax liability with your tax professional. For additional tax information see the Statement of Additional Information. Please note that this tax discussion is general in nature; no attempt has been made to present a complete explanation of the Federal, state, local or foreign tax treatment of the Funds or their shareholders.

SHAREHOLDER INQUIRIES
----------------------------------------------------

If you have any questions or need additional information, please write The One Group Services Company at 3435 Stelzer Road, Columbus, OH 43219 or call 1-800-480-4111.

   REPORTING

   In March and September you will receive a financial report from The One Group. In addition, The One Group will periodically send you proxy statements and other reports.

                                                                           11
                    ORGANIZATION AND MANAGEMENT OF THE FUNDS

THE FUNDS

Each Fund is a series of The One Group, an open-end management investment company. The One Group currently consists of 40 separate Funds. Two of the Funds are described in this prospectus; the other Funds are described in separate prospectuses. Each Fund described in this prospectus is diversified. Each Fund is supervised by the Board of Trustees.

THE BOARD OF TRUSTEES

The Trustees oversee the management and administration of the Funds. The Trustees are responsible for making major decisions about each Fund's investment objectives and policies, but delegate the day-to-day administration of the Funds to the officers of The One Group.

THE ADVISOR

Banc One Investment Advisors makes the day-to-day investment decisions for the Funds and continuously reviews, supervises and administers the Funds' investment programs. Banc One Investment Advisors has served as investment advisor to The One Group since 1993. Prior to that time, The One Group was advised by affiliates of Banc One Investment Advisors. In addition to The One Group, Banc One Investment Advisors serves as investment advisor to other mutual funds and individual, corporate, charitable and retirement accounts. As of June 30, 1997, Banc One Investment Advisors, an indirect, wholly-owned subsidiary of BANC ONE CORPORATION, managed over $47 billion in assets. For the fiscal year ended June 30, 1997, the Funds paid investment advisory fees of .08% of each Fund's average daily net assets.

THE DISTRIBUTOR

The One Group Services Company, 3435 Stelzer Road, Columbus, Ohio 43219, a wholly-owned subsidiary of The BISYS Group, Inc., markets the Funds and distributes shares through selling brokers, financial institutions, investment advisors, and other financial representatives.

THE ADMINISTRATOR AND SUB-ADMINISTRATOR

The One Group Services Company also serves as the Funds' administrator. The One Group Services Company is responsible for responding to shareholder inquiries and requests for information, as well as providing regulatory compliance and reporting. For these services, The One Group Services Company receives an annual fee of .05% of each Fund's average daily net assets. The fee is calculated daily and paid monthly. Banc One Investment Advisors, the Sub-Administrator, provides office space, equipment, and facilities, as well as legal and regulatory support.

THE TRANSFER AGENT, CUSTODIAN, AND SUB-CUSTODIAN


State Street Bank and Trust Company, P.O. Box 8500, Boston, MA 02266-8500, or your Shareholder Servicing Agent, if appropriate, handles shareholder recordkeeping and statements, distributes dividends, and processes buy and sell requests. As the Funds' custodian, State Street holds the Funds' assets, settles all portfolio trades and assists in calculating the Funds' net asset values. Bank One Trust Company, N.A. serves as sub-custodian in connection with the Funds' securities lending activities under an agreement with State Street Bank and Trust Company. Bank One Trust Company, N.A. is paid a fee for this service.

12
           DETAILS ABOUT THE FUNDS' INVESTMENT PRACTICES AND POLICIES


INVESTMENT PRACTICES

The Funds invest in a variety of securities and employ a number of investment techniques. Each security and technique involves certain risks. What follows is a list of the securities and techniques utilized by the Funds, as well as the risks inherent in their use. Fixed income securities are primarily influenced by market, credit and prepayment risks, although certain securities may be subject to additional risks. For a more complete discussion, please see the Statement of Additional Information. Following the table is a more complete discussion of risk.


                               FUND NAME                         FUND CODE

              The One Group(R) Government Money Market Fund           1
              The One Group(R) Treasury Only Money Market
              Fund                                                    2

INSTRUMENT                                                            FUND CODE            RISK TYPE

U.S. TREASURY OBLIGATIONS: Bills, notes, and bonds.                      1, 2               Market


U.S. GOVERNMENT AGENCY SECURITIES: Securities issued by agencies          1                 Market
and instrumentalities of the U.S. Government. These include                                 Credit
Ginnie Mae, Fannie Mae, and Freddie Mac.

REPURCHASE AGREEMENTS: The purchase of a security and the                 1                 Credit
simultaneous commitment to return the security to the seller at                             Market
an agreed upon price on an agreed upon date. This is treated as                            Liquidity
a loan.




PUT OPTIONS: A put option gives the buyer the right to sell, and          1                Liquidity
obligates the seller to buy, a security at a specified price.                             Management
The Fund will sell only secured put options.                                                Market
                                                                                            Credit
                                                                                           Leverage

SECURITIES LENDING: The lending of up to 33% of the securities           1, 2               Credit
owned by a Fund. In return the Fund will receive cash and/or                                Market
other securities as collateral.                                                            Leverage

WHEN-ISSUED SECURITIES AND FORWARD COMMITMENTS: Purchase or              1, 2               Market
contract to purchase securities at a fixed price for delivery at                           Leverage
a future date.                                                                             Liquidity

INVESTMENT COMPANY SECURITIES: Shares of other mutual funds,              1                 Market
including money market funds of The One Group and shares of
other investment companies for which Banc One Investment
Advisors serves as investment advisor or administrator. Banc One
Investment Advisors will waive certain fees when investing in funds for which it serves as investment advisor.


VARIABLE AND FLOATING RATE INSTRUMENTS: Obligations with                  1                 Market
interest rates which are reset daily, weekly, quarterly or some                             Credit
other period and which may be payable to Credit the Fund on                                Liquidity
demand.


MORTGAGE-BACKED SECURITIES: Debt obligations secured by real              1               Pre-payment
estate loans and pools of loans. These include collateralized                               Market
mortgage obligations ("CMOs") and Real Estate Mortgage                                      Credit
Investment Conduits ("REMICs").                                                           Regulatory

INVESTMENT RISKS
----------------------------------------------------

Below is a more complete discussion of the types of risks inherent in the securities and investment techniques listed above. Because of these risks, the value of the securities in the Funds may fluctuate, as will the value of your investment in the Funds. Certain investments are more susceptible to these risks than others.

- CREDIT RISK. The risk that the issuer of a security, or the counterparty to a contract, will default or otherwise become unable to honor a financial obligation. Credit risk is generally higher for non-investment grade securities. The price of a security can be adversely affected prior to actual default as its credit status deteriorates and the probability of default rises.


- LEVERAGE RISK. The risk associated with securities or practices that multiply small index or market movements into large changes in value. Leverage is often associated with investments in derivatives, but also may be embedded directly in the characteristics of other securities.


- LIQUIDITY RISK. The risk that certain securities may be difficult or impossible to sell at the time and the price that normally prevails in the market. The seller may have to lower the price, sell other securities instead or forego an investment opportunity, any of which could have a negative effect on fund management or performance. This includes the risk of missing out on an investment opportunity because the assets necessary to take advantage of it are tied up in less advantageous investments.

- MANAGEMENT RISK. The risk that a strategy used by a fund's management may fail to produce the intended result. This includes the risk that changes in the value of a hedging instrument will not match those of the asset being hedged. Incomplete matching can result in unanticipated risks.

- MARKET RISK. The risk that the market value of a security may move up and down, sometimes rapidly and unpredictably. These fluctuations may cause a security to be worth less than the price originally paid for it, or less than it was worth at an earlier time. Market risk may affect a single issuer, industry, sector of the economy or the market as a whole. There also is the risk that the current interest rate may not accurately reflect existing market rates. For fixed income securities, market risk is largely, but not exclusively, influenced by changes in interest rates. A rise in interest rates typically causes a fall in values, while a fall in rates typically causes a rise in values. Finally, key information about a security or market may be inaccurate or unavailable.

- PRE-PAYMENT RISK. The risk that the principal repayment of a security will occur at an unexpected time, especially that the repayment of a mortgage or asset-backed security occurs either significantly sooner or later than expected. Changes in pre-payment rates can result in greater price and yield volatility. Pre-payments generally accelerate when interest rates decline. When mortgage and other obligations are pre-paid, a Fund may have to reinvest in securities with a lower yield. Further, with early repayment, a Fund may fail to recover any premium paid, resulting in an unexpected capital loss.

- REGULATORY RISK. The risk associated with Federal and state laws which may restrict the remedies that a mortgage lender has when a borrower defaults on mortgage loans. These laws include restrictions on foreclosures, redemption rights after foreclosure, Federal and state bankruptcy and debtor relief laws, restrictions on "due on sale" clauses, and state usury laws.

INVESTMENT POLICIES
----------------------------------------------------

Each Fund's investment objective and the following investment policies summarized below are fundamental. This means that they cannot be changed without the consent of a majority of the outstanding shares of the Funds. The full text of the fundamental policies can be found in the Statement of Additional Information.

FUNDAMENTAL POLICIES OF EACH FUND

Each Fund:

1. Will use its best efforts to maintain a constant net asset value of $1.00 per share, although there is no guarantee that the Funds will be able to do so.

2. Will not purchase the securities of an issuer if as a result more than 5% of its total assets would be invested in the securities of that issuer or the Fund would own more than 10% of the outstanding voting securities of that issuer. This does not include securities issued or guaranteed by the United States, its agencies or instrumen-

14

   talities, and repurchase agreements involving these securities. This restriction applies with respect to 75% of a Fund's total assets. The Funds may invest the remaining 25% of their total assets without restriction.

3. Will not purchase securities while borrowings (including reverse repurchase agreements) exceed 5% of the respective Fund's assets.

4. Will not borrow money or issue senior securities, except that the Funds may borrow from banks for temporary purposes in amounts not exceeding 10% of their total assets at the time of the borrowing.

5. Will not mortgage, pledge or hypothecate any assets, except in connection with borrowing specified in 4 above and in amounts not in excess of the lesser of the dollar amount borrowed or 10% of the value of the respective Fund's total assets at the time of its borrowing.

FUNDAMENTAL POLICIES OF SPECIFIC FUNDS

The Treasury Only Money Market Fund:

1. Will not purchase securities other than U.S. Treasury bills, notes and other U.S. obligations issued or guaranteed by the U.S. Treasury.

2. Will not invest in any securities subject to repurchase agreements.

The Government Money Market Fund:

1. Will not purchase securities other than those issued or guaranteed by the U.S. government or its agencies or instrumentalities, some of which may be subject to repurchase agreements.

Additional investment policies can be found in the Statement of Additional Information.

                                                                            15
                                    APPENDIX

DESCRIPTION OF RATINGS

The following is a summary of published ratings by major credit rating agencies. Credit ratings evaluate only the safety of principal and interest payments, not the market value risk of lower quality securities. Credit rating agencies may fail to change credit ratings to reflect subsequent events on a timely basis. Although Banc One Investment Advisors considers security ratings when making investment decisions, it also performs its own investment analysis and does not rely solely on the ratings assigned by credit agencies.

Unrated securities will be treated as non-investment grade securities unless Banc One Investment Advisors determines that such securities are the equivalent of investment grade securities. Securities that have received different ratings from more than one agency are considered investment grade if at least one agency has rated the security investment grade.

DESCRIPTION OF COMMERCIAL PAPER RATINGS

DUFF & PHELPS CREDIT RATING CO. ("DUFF")

    D-1+ Highest certainty of timely payment. Short-term liquidity, including internal operating factors and/or access to alternative sources of funds, is outstanding and safety is just below risk-free U.S. Treasury obligations.

     D-1 Very high certainty of timely payment. Liquidity factors are excellent and supported by good fundamental protection factors. Risk factors are minor.

    D-1- High certainty of timely payment. Liquidity factors are strong and supported by good fundamental protection factors. Risk factors are very small.

STANDARD & POOR'S CORPORATION ("S&P")

     A-1 Highest category of commercial paper. Capacity to meet financial commitment is strong. Obligations designated with a plus sign (+) indicate that capacity to meet financial commitment is extremely strong.

     A-2 Issues somewhat more susceptible to adverse effects of changes in circumstances and economic conditions than obligations in higher rating categories. However, the capacity to meet financial commitments is satisfactory.

FITCH'S INVESTORS SERVICE, L.P. ("FITCH")

    F-1+ Exceptionally strong credit quality. Strongest degree of assurance for timely payment.

    F-1 Very strong credit quality. Assurance of timely payment is only slightly less in degree than issues rated F-1+.


    F-2 Good credit quality. Satisfactory degree of assurance for timely payment, but the margin of safety is not as good as for issues assigned F-1+ and F-1 ratings.


IBCA LIMITED ("IBCA")


      A1 Highest capacity for timely repayment. Those issues rated A1+ possess a particularly strong credit feature.


      A2 Satisfactory capacity for timely repayment although such capacity may be susceptible to adverse changes in business, economic or financial conditions.

MOODY'S INVESTORS SERVICE ("MOODY'S")

 PRIME-1 Superior ability for repayment.

 PRIME-2 Strong ability for repayment.

DESCRIPTION OF BANK RATINGS

MOODY'S

         These ratings represent Moody's opinion of a bank's intrinsic safety and soundness.

       A These banks possess exceptional intrinsic financial strength. Typically they will be major financial institutions with highly valuable and defensible business franchises, strong financial fundamentals, and a very attractive and stable operating environment.

       B These banks possess strong intrinsic financial strength. Typically, they will be important institutions with valuable and defensible business franchises, good financial fundamentals, and an attractive and stable operating environment.

       C These banks possess good intrinsic financial strength. Typically, they will be institutions with valuable and defensible business franchises. These banks will demonstrate either acceptable financial fundamentals within a stable operating environment, or better than average financial fundamentals within an unstable operating environment.

16

S&P

S&P's credit rating is a current opinion of an obligor's overall financial capacity (its creditworthiness) to pay its financial obligation.

    AAA The highest rating assigned by S&P. The obligor's capacity to meet its financial commitment on the obligation is extremely strong.

     AA The obligor's capacity to meet its financial commitments on the obligation is very strong.

       A The obligation is somewhat more susceptible to the adverse effects of changes in circumstances and economic conditions than obligations in higher rated categories. However, the obligor's capacity to meet its financial commitment on the obligation is still strong.

DESCRIPTION OF INSURANCE RATINGS

MOODY'S

These ratings represent Moody's opinions of the ability of insurance companies to pay punctually senior policyholder claims and obligations.

    Aaa Insurance companies rated in this category offer exceptional financial security. While the financial strength of these companies is likely to change, such changes as can be visualized are most unlikely to impair their fundamentally strong position.

      Aa These insurance companies offer excellent financial security. Together with the Aaa group, they constitute what are generally known as high grade companies. They are rated lower than Aaa companies because long-term risks appear somewhat larger.

       A Insurance companies rated in this category offer good financial security. However, elements may be present which suggest a susceptibility to impairment sometime in the future.

S&P

S&P's credit rating is a current opinion of the creditworthiness of an obligor with respect to a specific financial obligation, a specific class of financial obligations, or a specific financial program.

    AAA This is the highest rating assigned by S&P. The obligor's capacity to meet its financial commitment on the obligation is extremely strong.

     AA AA The obligor's capacity to meet its financial commitments on the obligation is very strong.

       A An obligation rated A is somewhat more susceptible to the adverse effects of changes in circumstances and economic conditions than obligations in higher rated categories. However, the obligor's capacity to meet its financial commitment on the obligation is still strong.

DESCRIPTION OF CORPORATE/MUNICIPAL BOND RATINGS

S&P

Investment Grade

    AAA The highest rating. The rating indicates an extremely strong capacity to meet its financial commitment.

     AA Differs from AAA issues only in a small degree. The obligor's capacity to meet its financial commitment is very strong.

       A These bonds are somewhat more susceptible to the adverse effects of changes in circumstances and economic conditions than debt in higher rated categories. However, capacity to meet its financial commitment on the obligation is still strong.

    BBB Exhibits adequate protection parameters. However, adverse economic conditions or changing circumstances are more likely to lead to a weakened capacity to meet its financial commitment on the obligation.

Speculative Grade

     BB Less vulnerable to non-payment than other speculative issues. However, these bonds face major ongoing uncertainties or exposure to adverse business, financial or economic conditions which could lead to inadequate capacity to meet financial commitment on the obligation.

       B More vulnerable to non-payment than obligations rated BB, but currently has the capacity to meet its financial commitment on the obligation. Adverse business, financial or economic conditions will likely impair capacity or willingness to meet its financial commitment on the obligation.

    CCC Currently vulnerable to non-payment, and is dependent upon favorable business, financial, and economic conditions to meet its financial commitment on the obligation. In the event of adverse busi-ness, financial, or economic conditions, they are not likely to have the capacity to meet its financial commitment on the obligation.

      CC Currently highly vulnerable to non-payment.

       C This rating may be used to cover a situation where a bankruptcy petition has been filed, or similar action has been taken, but payments on this obligation are being continued.

       D Bonds in payment default.

Ratings from AA to CCC may be modified by a plus (+) or minus (-) to show relative standing within the major rating categories.

MOODY'S

Investment Grade

    Aaa Best quality. They carry the smallest degree of investment risk and are generally referred to as "gilt edged." Interest payments are protected by a large, or an exceptionally stable, margin and principal is secure.

      Aa High quality by all standards. Margins of protection may not be as large as in Aaa securities, fluctuation of protective elements may be greater, or there may be other elements present that make the long-term risks appear somewhat larger than in Aaa securities.

       A These bonds possess many favorable investment attributes and are to be considered as upper-medium grade obligations. Factors giving security to principal and interest are considered adequate, but elements may be present which suggest a susceptibility to impairment sometime in the future.

    Baa These bonds are considered medium-grade obligations (i.e., they are neither highly protected nor poorly secured). Interest payments and principal security appear adequate for the present but certain protective elements may be lacking or may be characteristically unreliable over any great length of time. Such bonds lack outstanding investment characteristics and in fact have speculative characteristics as well.

Non-Investment Grade

      BA These bonds have speculative elements; their future cannot be considered as well assured. The protection of interest and principal payments may be very moderate and thereby not well safeguarded during good and bad times over the future.

       B These bonds lack the characteristics of a desirable investment (i.e., potentially low assurance of timely interest and principal payments or maintenance of other contract terms over any long period of time may be small).

     Caa Bonds in this category have poor standing and may be in default. These bonds carry an element of danger with respect to principal and interest payments.

      Ca Speculative to a high degree and could be in default or have other marked shortcomings. Ca is the lowest rating.

DESCRIPTION OF MUNICIPAL NOTE RATINGS

MOODY'S
     MIG1 & VMIG1 Short-term municipal securities rated MIG1 or VMIG1 are of the best quality. They have strong protection from established cash flows, superior liquidity support or demonstrated broad-based access to the market for refinancing.

     MIG2 & VMIG2 These Short-term municipal securities are of high quality.
         Margins of protection are ample although not so large as in the preceding group.

     MIG3 & VMIG3 Favorable quality. All security elements are accounted for, but the undeniable strength of the preceding grades is lacking. Liquidity and cash flow protection may be narrow and marketing access for refinancing is likely to be less well established.

S&P

An S&P note rating reflects the liquidity concerns and market access risks unique to notes. Notes due in three years or less will likely receive a note rating. Notes maturing beyond three years will most likely receive a long-term debt rating.

    SP-1 Strong capacity to pay principal and interest. Those issues determined to possess overwhelming safety characteristics will be given a plus (+) designation.

    SP-2 Satisfactory capacity to pay principal and interest.

    SP-3 Speculative capacity to pay principal and interest.

DESCRIPTION OF PREFERRED STOCK RATINGS

MOODY'S

     Aaa Top-quality preferred stock. This rating indicates good asset protection and the

18

         least risk of dividend impairment within the universe of preferred stocks.

      aa High-grade preferred stock. This rating indicates that there is a reasonable assurance the earnings and asset protection will remain relatively well maintained in the foreseeable future.

       a Upper-medium grade preferred stock. While risks are judged to be somewhat greater than in the "aaa" and "aa" classification, earnings and asset protection are, nevertheless, expected to be maintained at adequate levels.

     baa Medium-grade preferred stock, neither highly protected nor poorly secured. Earnings and asset protection appear adequate at present but may be questionable over any great length of time.

S&P

S&P's preferred stock rating is an assessment of the capacity and willingness of an issuer to pay preferred stock dividends and any applicable sinking fund obligations.

    AAA Highest rating. This rating indicates an extremely strong capacity to pay the preferred stock obligations.

     AA High-quality, fixed-income security. The capacity to pay preferred stock obligations is very strong, although not as overwhelming as for issues rated "AAA."

       A Backed by a sound capacity to pay the preferred stock obligations, although it is somewhat more susceptible to the adverse effects of changes in circumstances and economic conditions.

    BBB Backed by an adequate capacity to pay the preferred stock obligations.
        Whereas the issuer normally exhibits adequate protection parameters, adverse economic conditions or changing circumstances are more likely to lead to a weakened capacity to make payments for a preferred stock in this category than for issues in the "A" category.

SHORT-TERM DEBT RATINGS

Thompson Bank Watch, Inc. ("TBW") assigns ratings to specific debt instruments with original maturities of one year or less. The TBW Short-Term ratings specifically assess the likelihood of an untimely payment of principal and interest.

  TBW-1 Very high degree of likelihood that principal and interest will be paid on a timely basis.

  TBW-2 While degree of safety regarding timely repayment of principal and interest is strong, the relative degree is not as high as for issues rated TBW-1.

  TBW-3 Lowest investment grade category. While more susceptible to adverse developments than obligations with higher ratings, capacity to service principal and interest in a timely fashion is considered adequate.

  TBW-4 Non-investment grade and, therefore, speculative.

INVESTMENT ADVISOR AND SUB-ADMINISTRATOR
Banc One Investment Advisors Corporation
1111 Polaris Parkway
P.O. Box 710211
Columbus, OH 43271-0211

DISTRIBUTOR
The One Group Services Company
3435 Stelzer Road
Columbus, OH 43219

ADMINISTRATOR
The One Group Services Company
3435 Stelzer Road
Columbus, OH 43219

TRANSFER AGENT AND CUSTODIAN
State Street Bank and Trust Company
P.O. Box 8500
Boston, MA 02266-8500

LEGAL COUNSEL
Ropes & Gray
One Franklin Square
1301 K Street, N.W.
Suite 800 East
Washington, D.C. 20005

INDEPENDENT ACCOUNTANTS
Coopers & Lybrand L.L.P.
100 East Broad Street
Columbus, OH 43215







THE STATEMENT OF ADDITIONAL INFORMATION CONTAINS MORE DETAILED INFORMATION ABOUT THE FUNDS. THE CURRENT STATEMENT OF ADDITIONAL INFORMATION HAS BEEN FILED WITH THE SECURITIES AND EXCHANGE COMMISSION AND IS AVAILABLE WITHOUT CHARGE BY CALLING 1-800-480-4111 OR BY WRITING TO THE ONE GROUP SERVICES COMPANY AT 3435 STELZER ROAD, COLUMBUS, OHIO 43219. THE STATEMENT OF ADDITIONAL INFORMATION IS INCORPORATED INTO THIS PROSPECTUS BY REFERENCE. THE SEC MAINTAINS A WEB SITE (WWW.SEC.COM) THAT CONTAINS THE STATEMENT OF ADDITIONAL INFORMATION, MATERIALS INCORPORATED BY REFERENCE AND OTHER INFORMATION REGARDING THE ONE GROUP(R).



TOG-F-124